File Pursuant to Rule 424(b)(5)
Registration Nos. 333-130174
333-130174-01

Prospectus Supplement

(to Prospectus dated April 26, 2007)

$3,484,769,000 (Approximate)

GE COMMERCIAL MORTGAGE CORPORATION

Depositor

GE Commercial Mortgage Corporation, Series 2007-C1 Trust

Issuing Entity

General Electric Capital Corporation,

German American Capital Corporation,

Bank of America, National Association and

Barclays Capital Real Estate Inc.

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2007-C1

GE Commercial Mortgage Corporation is offering certain classes of the Series 2007-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust’s assets will be 197 mortgage loans secured primarily by first liens on 286 commercial, multifamily and manufactured housing properties and are generally the sole source of payments on the certificates. The Series 2007-C1 certificates are not obligations of GE Commercial Mortgage Corporation, the trust, the mortgage loan sellers, the underwriters or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

Certain characteristics of the offered certificates include:

	Initial Class Certificate Balance(1)		Initial Pass-Through Rate (Approx.)		Pass-Through Rate Description	Assumed Final Distribution Date(7)	Expected Ratings S&P/Moody’s	Rated Final Distribution Date(7)
Class A-1(9)	$68,000,000		3.8840	%(3)	Fixed(3)	January 10, 2012	AAA/Aaa	December 2049
Class A-2(9)	$479,000,000		5.4170	%(3)	Fixed(3)	April 10, 2012	AAA/Aaa	December 2049
Class A-3(9)	$185,000,000		5.4810	%(3)	Fixed(3)	March 10, 2014	AAA/Aaa	December 2049
Class A-AB(9)	$54,898,000		5.4770	%(3)	Fixed(3)	February 10, 2016	AAA/Aaa	December 2049
Class A-4(9)	$928,800,000		5.5430	%(3)	Fixed(3)	February 10, 2017	AAA/Aaa	December 2049
Class A-1A(9)	$1,051,727,000		5.4830	%(4)	Fixed(4)	February 10, 2017	AAA/Aaa	December 2049
Class X-P	$3,861,731,000	(2)	0.4285	%(2)	Variable Interest Only(2)	N/A	AAA/Aaa	December 2049
Class A-M	$354,346,000		5.6060	%(4)	Fixed(4)	April 10, 2017	AAA/Aaa	December 2049
Class A-J	$239,453,000		5.6770	%(4)	Fixed(4)	April 10, 2017	AAA/Aaa	December 2049
Class B	$39,534,000		5.7460	%(4)	Fixed(4)	April 10, 2017	AA+/Aa1	December 2049
Class C	$44,477,000		5.8943	%(5)	Fixed(5)	April 10, 2017	AA/Aa2	December 2049
Class D	$39,534,000		5.9333	%(5)	Fixed(5)	April 10, 2017	AA–/Aa3	December 2049

(Footnotes to table start on page S-9)

Neither the Securities and Exchange Commission nor state securities regulators has approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in June 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest.”

GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

Investing in the offered certificates involves risks. See “ Risk Factors” beginning on page S-47 in this prospectus supplement and page 15 of the prospectus.

The underwriters, Banc of America Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. (collectively, the “Underwriters”) will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners for the offering. Barclays Capital Inc. will be acting as a co-lead manager. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 8, 2007. We expect to receive from this offering approximately 101.90% of the initial principal amount of the offered certificates, plus accrued interest from May 1, 2007, before deducting expenses payable by us.

Banc of America Securities LLC	Deutsche Bank Securities

Joint Book Running Manager	Joint Book Running Manager

Barclays Capital Co-lead Manager
Bear, Stearns & Co. Inc.		Citigroup

April 26, 2007

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1 TRUST Commercial Mortgage Pass-Through Certificates, Series 2007-C1 Geographic Overview of Mortgage Pool

Washington
10 properties
$34,306,686
0.87% of total
Utah
2 properties
$7,137,714
0.18% of total
Idaho
1 property
$1,095,600
0.03% of total
Kansas
3 properties
$13,633,111
0.34% of total
Missouri
3 properties
$19,738,680
0.50% of total
Iowa
4 properties
$17,365,714
0.44% of total
Minnesota
2 properties
$123,750,000
3.13% of total
Wisconsin
3 properties
$15,010,514
0.38% of total
Illinois
9 properties
$81,825,909
2.07% of total
Indiana
13 properties
$154,854,954
3.92% of total
New York
49 properties
$657,189,467
16.62% of total
Vermont
1 property
$7,725,000
0.20% of total
New Hampshire
1 property
$1,600,000
0.04% of total
Oregon
8 properties
$40,999,495
1.04% of total
Michigan
4 properties
$104,286,222
2.64% of total
Pennsylvania
6 properties
$61,919,070
1.57% of total
Massachusetts
4 properties
$19,285,362
0.49% of total
Connecticut
4 properties
$15,395,967
0.39% of total
Ohio
12 properties
$38,987,488
0.99% of total
Nevada
3 properties
$44,800,000
1.13% of total
New Jersey
4 properties
$44,254,000
1.12% of total
Northern California
8 properties
$341,527,526
8.64% of total
Maryland
3 properties
$159,086,725
4.02% of total
Delaware
2 properties
$12,635,321
0.32% of total
California
37 properties
$784,278,133
19.84% of total
Virginia
12 properties
$249,225,714
6.30% of total
Southern California
29 properties
$442,750,607
11.20% of total
Arizona
5 properties
$172,937,300
4.37% of total
South Carolina
3 properties
$20,650,000
0.52% of total
North Carolina
11 properties
$75,188,346
1.90% of total
Colorado
5 properties
$55,095,564
1.39% of total
New Mexico
6 properties
$26,312,627
0.67% of total
Georgia
4 properties
$37,914,440
0.96% of total
Puerto Rico
1 property
$4,904,000
0.12% of total
Hawaii
1 property
$175,000,000
4.43% of total
Oklahoma
2 properties
$13,160,000
0.33% of total
Louisiana
1 property
$24,500,000
0.62% of total
Kentucky
2 properties
$3,314,458
0.08% of total
Tennessee
5 properties
$239,652,871
6.06% of total
Florida
11 properties
$90,136,847
2.28% of total
Texas
16 properties
$228,807,422
5.79% of total
Arkansas
8 properties
$21,636,740
0.55% of total
Mississippi
2 properties
$11,013,000
0.28% of total
Alabama
3 properties
$42,855,000
1.08% of total
Mortgaged Properties by Property Type
Self Storage 1.35%
Mixed Use 1.26%
Special Purpose 0.57%
Manufactured Housing 4.93%
Other 0.04%
Industrial 5.90%
Office 35.73%
Hotel 9.56%
Retail 18.04%
Multifamily 22.60%
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

666 Fifth Avenue

Skyline Portfolio

Wolfchase Galleria

Manhattan Apartment Portfolio

Skyline Portfolio

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE REGISTRATION STATEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2007-C1 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-11 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2007-C1 certificates and a description of the mortgage loans; and

Risk Factors, commencing on page S-47 of this prospectus supplement, which describe risks that apply to the Series 2007-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Principal Definitions” beginning on page S-277 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Principal Definitions” beginning on page 112 in the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to GE Commercial Mortgage Corporation.

SELLING RESTRICTIONS

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State:

(a)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The distribution of this prospectus supplement, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE REGISTRATION STATEMENT	S-3
SELLING RESTRICTIONS	S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	S-5
SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RELEVANT PARTIES AND DATES	S-11
OFFERED SECURITIES	S-20
THE MORTGAGE LOANS	S-33
ADDITIONAL ASPECTS OF CERTIFICATES	S-42
RISK FACTORS	S-47
Geographic Concentration Entails Risks	S-47
Risks Relating to Loan Concentrations	S-47
Mortgage Loans with Related Borrowers	S-49
Mortgage Loans Secured by Multiple Mortgaged Properties	S-49
Borrower Organization Considerations	S-50
Cross-Collateralized, Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Mortgage Loans Entail Risks	S-50
Ability to Incur Other Debt Entails Risk	S-51
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date	S-53
Commercial, Multifamily and Manufactured Housing Lending is Dependent Upon Net Operating Income	S-54
The Prospective Performance of the Mortgage Loans in the Trust Should be Evaluated Separately from the Performance of Mortgage Loans in Other Trusts Formed by the Depositor.	S-55
Tenant Concentration Entails Risk	S-56
Certain Additional Risks Relating to Tenants	S-57
Mortgaged Properties Leased To Multiple Tenants Also Have Risks	S-58

Tenant Bankruptcy Entails Risks	S-58
Tenant-in-Common Borrowers Own Some of the Mortgaged Properties	S-58
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-59
Risks to the Mortgaged Properties Relating to Terrorist Attacks	S-59
Recent Developments May Increase the Risk of Loss on the Mortgage Loans	S-59
Office Properties Have Special Risks	S-60
Multifamily Properties Have Special Risks	S-61
Retail Properties Have Special Risks	S-62
Hotel Properties Have Special Risks	S-63
Industrial Properties Have Special Risks	S-65
Manufactured Housing Properties Have Special Risks	S-66
Self Storage Properties Have Special Risks	S-66
Properties with Condominium Ownership Have Special Risks	S-67
Lack of Skillful Property Management Entails Risks	S-68
Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses	S-69
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-69
Limitations of Appraisals	S-69
Assumptions Used to Determine Underwritten Net Cash Flow May Be Flawed	S-70
Your Lack of Control Over the Trust Can Create Risks	S-70
Potential Conflicts of Interest	S-71
Directing Certificateholder May Direct Special Servicer Actions	S-72

The Holders of Certain Subordinate and Pari Passu Debt May Direct Actions of the Special Servicer or the Actions of the Master Servicer and Special Servicer Under Certain Other Pooling and Servicing Agreements

S-73
Bankruptcy Proceedings Entail Certain Risks	S-75
Risks Relating to Prepayments and Repurchases	S-76

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support		Pass-Through Rate Description	Assumed Final Distribution Date(7)	Initial Pass- Through Rate (Approx.)	Weighted Average Life (Yrs.)(8)	Cusip No.	Expected Ratings (S&P/ Moody’s)	Principal Window(8)
Offered Certificates
A-1(9)	$68,000,000		30.000	%(10)	Fixed(3)	January 10, 2012	3.8840%(3)	2.76	36159X AA8	AAA/Aaa	1-56
A-2(9)	$479,000,000		30.000	%(10)	Fixed(3)	April 10, 2012	5.4170%(3)	4.77	36159X AB6	AAA/Aaa	56-59
A-3(9)	$185,000,000		30.000	%(10)	Fixed(3)	March 10, 2014	5.4810%(3)	6.68	36159X AC4	AAA/Aaa	80-82
A-AB(9)	$54,898,000		30.000	%(10)	Fixed(3)	February 10, 2016	5.4770%(3)	6.90	36159X AD2	AAA/Aaa	59-105
A-4(9)	$928,800,000		30.000	%(10)	Fixed(3)	February 10, 2017	5.5430%(3)	9.65	36159X AE0	AAA/Aaa	105-117
A-1A(9)	$1,051,727,000		30.000	%(10)	Fixed(4)	February 10, 2017	5.4830%(4)	7.12	36159X AF7	AAA/Aaa	1-117
X-P	$3,861,731,000	(2)	N/A		Variable Interest Only(2)	N/A	0.4285%(2)	N/A	36159XAG5	AAA/Aaa	N/A
A-M	$354,346,000		20.000%		Fixed(4)	April 10, 2017	5.6060%(4)	9.84	36159X AH3	AAA/Aaa	117-119
A-J	$239,453,000		12.375%		Fixed(4)	April 10, 2017	5.6770%(4)	9.92	36159X AJ9	AAA/Aaa	119-119
B	$39,534,000		11.375%		Fixed(4)	April 10, 2017	5.7460%(4)	9.92	36159X AK6	AA+/Aa1	119-119
C	$44,477,000		10.250%		Fixed(5)	April 10, 2017	5.8943%(5)	9.92	36159X AL4	AA/Aa2	119-119
D	$39,534,000		9.250%		Fixed(5)	April 10, 2017	5.9333%(5)	9.92	36159X AM2	AA–/Aa3	119-119
Non Offered Certificates
X-C	$3,953,465,462	(2)	N/A		Variable Interest Only(2)	N/A	0.0469%(2)	N/A	36159X AN0	AAA/Aaa	N/A
A-MFL	$41,000,000	(11)	20.000%		Floating(11)	April 10, 2017	LIBOR + 0.23%(11)(13)	9.84	36159X AQ3	AAA/Aaa(12)	117-119
A-JFL	$62,000,000	(11)	12.375%		Floating(11)	April 10, 2017	LIBOR + 0.28%(11)(13)	9.92	36159X AS9	AAA/Aaa(12)	119-119
E	$29,651,000		8.500%		Fixed(6)	April 10, 2017	5.9853%(6)	9.92	36159X AU4	A+/A1	119-119
F	$24,710,000		7.875%		Fixed(6)	April 10, 2017	5.9853%(6)	9.92	36159X AW0	A/A2	119-119
G	$49,418,000		6.625%		Fixed(6)	April 10, 2017	5.9853%(6)	9.92	36159X AY6	A–/A3	119-119
H	$44,476,000		5.500%		Fixed(6)	April 10, 2017	5.9853%(6)	9.92	36159X BA7	BBB+/Baa1	119-119
J	$39,535,000		4.500%		Fixed(6)	April 10, 2017	5.9853%(6)	9.92	36159X BC3	BBB/Baa2	119-119
K	$54,360,000		3.125%		Fixed(6)	May 10, 2017	5.9853%(6)	10.00	36159X BE9	BBB–/Baa3	119-120
L	$9,884,000		2.875%		Fixed(4)	May 10, 2017	5.1800%(4)	10.01	36159X BG4	BB+/Ba1	120-120
M	$14,825,000		2.500%		Fixed(4)	December 10, 2019	5.1800%(4)	12.32	36159X BJ8	BB/Ba2	120-151
N	$9,884,000		2.250%		Fixed(4)	December 10, 2019	5.1800%(4)	12.59	36159X BL3	BB–/Ba3	151-151
O	$9,884,000		2.000%		Fixed(4)	December 10, 2019	5.1800%(4)	12.59	36159X BN9	B+/B1	151-151
P	$9,883,000		1.750%		Fixed(4)	December 10, 2019	5.1800%(4)	12.59	36159X BQ2	B/B2	151-151
Q	$14,826,000		1.375%		Fixed(4)	December 10, 2019	5.1800%(4)	12.59	36159X BS8	B–/B3	151-151
T	$54,360,462		0.000%		Fixed(4)	December 10, 2019	5.1800%(4)	12.59	36159X BU3	NR/NR	151-151

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)

The Class X-C and Class X-P certificates will not have principal balances and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, each class of the interest-only certificates will have a notional amount. The notional amount of each class of interest-only certificates is described in this prospectus supplement under “Description of the Offered Certificates—General.” The aggregate amount of interest accrued on the Class X-C and Class X-P certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the Class A-MFL and Class A-JFL Certificates and the residual certificates) and the Class A-MFL regular interest and Class A-JFL regular interest as described in this prospectus supplement. The pass-through rates on the Class X-C and Class X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P certificates, respectively, each of which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components.

(3)	The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will each accrue interest at a fixed rate.

(4)

The Class A-1A, Class A-M, Class A-J, Class B, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(5)	The Class C and Class D Certificates will accrue interest at a rate equal to the weighted average net interest rate on the mortgage loans minus a strip of 0.091% and 0.052%, respectively.

(6)	The Class E, Class F, Class G, Class H, Class J and Class K Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(7)

The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The rated final distribution date for each class of certificates is the distribution date in December 2049. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement.

(8)

The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(9)

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 137 mortgage loans, representing approximately 73.40% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 60 mortgage loans, representing approximately 26.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 96.53% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 97.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties as of the cut-off date.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

In addition, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balances of the Class A-4 certificates have been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class T certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata.

(10)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates in the aggregate.

(11)

The assets of the trust will include interest rate swap agreements that relate to the Class A-MFL and Class A-JFL certificates. The Class A-MFL and Class A-JFL certificates will represent undivided interests in, among other things, regular interests, designated as the Class A-MFL regular interest and Class A-JFL regular interest, respectively, and the rights and obligations under the respective swap agreements. For so long as they are in effect, the respective swap agreements will provide, among other things, the fixed amounts payable by the Trust as interest with respect to the Class A-MFL regular interest and Class A-JFL regular interest, as applicable, will be exchanged for floating amounts payable as interest by the respective swap provider under the respective swap agreements, with regularly scheduled payments to be made between the Trust and their swap counterparties on a net basis. The swap agreements will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the respective Class A-MFL and Class A-JFL certificates outstanding from time to time. The total principal balance of the Class A-MFL certificates at any time will equal the principal balance of the Class A-MFL regular interest. The total principal balance of the Class A-JFL certificates at any time will equal the principal balance of the Class A-JFL regular interest. The Class A-MFL regular interest and Class A-JFL regular interest will accrue interest at the respective pass-through rates described under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement. If the respective interest distributions with respect to the Class A-MFL regular interest or Class A-JFL regular interest are less than the applicable fixed amounts payable to the respective swap counterparties for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by such swap counterparties under the respective swap agreements and, accordingly, in the respective amounts of interest payable on the Class A-MFL or Class A-JFL certificates, as applicable, thereby resulting in an effective pass-through rate for the Class A-MFL or Class A-JFL certificates, as applicable, below the applicable LIBOR-based rate.

(12)	The ratings assigned to the Class A-MFL certificates and Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.5400% and 5.6110% per annum, respectively.

(13)	The initial value of LIBOR will be calculated on May 4, 2007.

The Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates are not offered by this prospectus supplement. The Class R and Class LR Certificates are not offered by this prospectus supplement or represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

RELEVANT PARTIES AND DATES

Issuing Entity

GE Commercial Mortgage Corporation, Series 2007-C1 Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicers and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor

GE Commercial Mortgage Corporation, a Delaware corporation. The principal executive offices of the depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See “The Depositor” in the prospectus.

Master Servicers

KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as master servicer with respect to the underlying mortgage loans except as specified in this paragraph. Its main servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105. KeyCorp Real Estate Capital Markets, Inc. will be responsible for the servicing of all of the mortgage loans, except that (1) the 666 Fifth Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of the principal balance of the mortgage loans as of the cut-off date, will be master serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement; (2) the Skyline Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) representing approximately 5.14% of the principal balance of the mortgage loans as of the cut-off date and the Pacific Shores mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) representing approximately 4.20% of the principal balance of the mortgage loans as of the cut-off date will be serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1; (3) the Four Seasons Resort Maui mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) representing approximately 4.43% of the principal balance of the mortgage loans as of the cut-off date will be serviced by Wachovia Bank, National Association pursuant to the terms of the pooling and servicing agreement relating to the CD 2007-CD4 Commercial Mortgage Pass-Through Certificates, Series 2007-CD4; (4) the Mall of America mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement) representing approximately 2.63% of the principal balance of the mortgage loans as of the cut-off date will be serviced by Midland Loan Services, Inc. pursuant to the terms of the pooling and servicing agreement relating to the COMM 2006-C8 Commercial Mortgage Pass-Through Certificates; and (5) the Americold Portfolio mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement) representing approximately 0.76% of the principal balance of the mortgage loans as of the cut-off date will be serviced by Midland Loan Services, Inc. pursuant to the terms of the pooling and servicing agreement relating to the JPMCC 2007-CIBC18 Commercial Mortgage Pass-Through Certificates.

Bank of America, National Association, a national banking association, will act as master servicer with respect to the 666 Fifth Avenue mortgage loan. Its main servicing offices are located at 900 West Trade Street, Suite 650, NC1-026-06-01, Charlotte, North Carolina 28255 and the telephone number is (704) 386-5478.

The fee of the applicable master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to the administrative cost rate set forth on Annex A-1 to this prospectus supplement (net of the trustee fee rate) and will be computed on the basis of the stated principal balance of the related mortgage loan, except that:

•

with respect to the Skyline Portfolio mortgage loan and the Pacific Shores mortgage loan, a portion of such fee will be payable to Bank of America, National Association, as master servicer under the BACM 2007-1 pooling and servicing agreement,

•

with respect to the Four Seasons Resort Maui mortgage loan, a portion of such fee will be payable to Wachovia Bank, National Association, as master servicer under the CD 2007-CD4 pooling and servicing agreement,

•	with respect to the Mall of America mortgage loan, a portion of such fee will be payable to Midland Loan Services, Inc., as master servicer under the COMM 2006-C8 pooling and servicing agreement, and

•

with respect to the Americold Portfolio mortgage loan, a portion of such fee will be payable to Midland Loan Services, Inc., as primary servicer under the JPMCC 2007-CIBC18 pooling and servicing agreement.

See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” in this prospectus supplement.

Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans.

When we refer in this prospectus supplement to the master servicer under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust, we refer to Bank of America, National Association as master servicer only with respect to the 666 Fifth Avenue mortgage loan, and we refer to KeyCorp Real Estate Capital Markets, Inc. with respect to the remaining mortgage loans; provided that as described in this prospectus supplement, the Skyline Portfolio mortgage loan, the Pacific Shores mortgage loan, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loans will not be subject to servicing under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust, but in each case will be subject to servicing under separate servicing agreements. Accordingly for these mortgage loans, KeyCorp Real Estate Capital Markets, Inc. in its capacity as master servicer of the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust will have limited servicing responsibility with respect to servicing of any of these mortgage loans. For a description of the servicing arrangements for each of the mortgage loans referenced in the proviso to the immediately preceding sentence. See “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans”, “—Servicing of the Four Seasons Resort Maui Mortgage Loan”, “—Servicing of the Mall of America Mortgage Loan” and “—Servicing of the Americold Portfolio Mortgage Loan" in this prospectus supplement.

See “The Master Servicers” in this prospectus supplement.

Primary Servicers

Bank of America, National Association, a national banking association, one of the mortgage loan sellers, an affiliate of one of the lead underwriters and one of the master servicers, will act as primary servicer with respect to 92 of the underlying mortgage loans, representing 40.36% of the initial pool balance (which includes 75 mortgage loans in loan group 1, or approximately 47.41% of the aggregate principal balance of such loan group, and 17 mortgage loans in loan group 2, or approximately 20.90% of the aggregate principal balance of such loan group) which were originated by affiliates of Bank of America, National Association or Barclays Capital Real Estate Inc. See “The Master Servicers—Primary Servicing” and “—Bank of America, National Association, as Primary Servicer” in this prospectus supplement. Its main servicing offices are located at 900 West Trade Street, Suite 650, NC1-026-06-01 Street, North Carolina 28255 and the telephone number is (704) 386-5478.

Wachovia Bank, National Association, a national banking association, will act as primary servicer with respect to 69 of the underlying mortgage loans, representing 23.69% of the initial pool balance, (which includes 39 mortgage loans in loan group 1, or approximately 25.39% of the aggregate principal balance of such loan group, and 30 mortgage loans in loan group 2, or approximately 19.00% of the aggregate principal balance of such loan group). See “The Master Servicers—Primary Servicing” and “—Wachovia Bank, National Association, as Primary Servicer” in this prospectus supplement.

Primary servicing fees payable to the primary servicers are included in the master servicers’ fees for purposes of this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5500. The special servicer will initially be responsible for the special servicing of the mortgage loans, except that the Skyline Portfolio mortgage loan and the Pacific Shores mortgage loan will be specially serviced by LNR Partners, Inc. pursuant to the terms of the pooling and servicing agreement relating to the BACM 2007-1 Commercial Mortgage Pass-Through Certificates, Series 2007-1. LNR Partners, Inc. will act as special servicer for the Four Seasons Resort Maui mortgage loan pursuant to the terms of the pooling and servicing agreement relating to the CD 2007-CD4 Commercial Mortgage Pass-Through Certificates. LNR Partners, Inc. will act as special servicer for the Mall of America mortgage loan pursuant to the terms of the pooling and servicing agreement relating to the COMM 2006-C8 Commercial Mortgage Pass-Through Certificates. LNR Partners, Inc. will act as special servicer for the Americold Portfolio mortgage loan pursuant to the terms of the pooling and servicing agreement relating to the JPMCC 2007-CIBC18 Commercial Mortgage Pass-Through Certificates.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The special servicing fee will accrue with respect to each specially serviced mortgage loan at a rate equal to 0.35% per annum calculated on the basis of the stated principal balance of the related specially serviced mortgage loans and on the basis of a 360-day year consisting of twelve 30-day months (with a minimum of $4,000 per month for each specially serviced mortgage loan and REO loan), and will be payable monthly from the trust fund.

The workout fee will generally be payable with respect to each mortgage loan which has become a “corrected mortgage loan” (which will occur if a specially serviced mortgage loan becomes a performing mortgage loan for at least 90 days and no additional event of default is foreseeable in the reasonable judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee of 1.00% to the related payment or proceeds.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to payments on the certificates, and may result in shortfalls in payments to certificateholders. LNR Partners, Inc., as special servicer with respect to the Skyline Portfolio and Pacific Shores mortgage loans, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loan will also be entitled to receive similar, though not identical, special servicing fees under the BACM 2007-1 pooling and servicing agreement, the CD 2007-CD4 pooling and servicing agreement, the COMM 2006-C8 pooling and servicing agreement and the JPMCC 2007-CIBC18 pooling and servicing agreement, respectively.

Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties.

See “The Special Servicer” in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. The trustee’s address is (i) for certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1).

The fee of the trustee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.00053% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan. See “The Trustee” in this prospectus supplement.

Paying Agent

Wells Fargo Bank, N.A. will also act as the certificate registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates.

Sponsors

Each of General Electric Capital Corporation, German American Capital Corporation, Bank of America, National Association and Barclays Capital Real Estate Inc. has acted as the sponsor with respect to the issuance of the certificates. The sponsor is the entity that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund which will issue the certificates. See “The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	34	$1,551,253,831	39.24%	32.71%	57.24%
Bank of America, National Association	54	956,786,904	24.20	29.77	8.84
General Electric Capital Corporation	68	761,549,860	19.26	19.36	19.00
Barclays Capital Real Estate Inc.	41	683,874,867	17.30	18.16	14.92

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

(1)	Subject to a permitted variance of plus or minus 5%.

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller, except that:

•

the whole loan related to the 666 Fifth Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), as to which Barclays Capital Real Estate Inc. is acting as mortgage loan seller, was co-originated by Barclays Capital Real Estate Inc. and UBS Real Estate Investments Inc. and the portion of the 666 Fifth Avenue mortgage loan owned by UBS Real Estate Investments Inc. was acquired from UBS Real Estate Investments Inc. by such mortgage loan seller.

•

the whole loan related to the Skyline Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), as to which Bank of America, National Association is acting as a mortgage loan seller, was co-originated by Bank of America, National Association and Eurohypo AG, New York Branch.

•

the whole loan related to the Americold Portfolio mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), as to which German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation and JPMorgan Chase Bank, N.A.

See “The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the later of May 1, 2007 or the date of origination of such mortgage loan (or, with respect to Loan Nos. 1 and 16, May 5, 2007).

Closing Date	On or about May 8, 2007.

Distribution Date	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in June 2007.

Interest Accrual Period

Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period

The period commencing on the day immediately succeeding the due date of a mortgage loan occurring in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a due period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related due period on the business day immediately following that day will be deemed to have been received during such due period and not during any other due period.

Determination Date	The earlier of:

•	the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and

•	the fourth business day prior to the related distribution date.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates of the offered certificates are set below. Such dates were calculated based on numerous assumptions as described herein under “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.” Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	January 10, 2012
Class A-2	April 10, 2012
Class A-3	March 10, 2014
Class A-AB	February 10, 2016
Class A-4	February 10, 2017
Class A-1A	February 10, 2017
Class X-P	N/A
Class A-M	April 10, 2017
Class A-J	April 10, 2017
Class B	April 10, 2017
Class C	April 10, 2017
Class D	April 10, 2017

The “rated final distribution date” of the offered certificates will be the distribution date in December 2049.

OFFERED SECURITIES

General	We are offering the following 12 classes of commercial mortgage pass-through certificates as part of Series 2007-C1:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class X-P

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

Series 2007-C1 will consist of a total of 30 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R and Class LR.

The Series 2007-C1 certificates will collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust’s assets will primarily be 197 mortgage loans secured by first liens on 286 commercial, multifamily and manufactured housing properties.

Certificate Principal Amounts	Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$ 68,000,000 principal amount
Class A-2	$ 479,000,000 principal amount
Class A-3	$ 185,000,000 principal amount
Class A-AB	$ 54,898,000 principal amount
Class A-4	$ 928,800,000 principal amount
Class A-1A	$1,051,727,000 principal amount
Class X-P	$3,861,731,000 notional amount
Class A-M	$ 354,346,000 principal amount
Class A-J	$ 239,453,000 principal amount
Class B	$ 39,534,000 principal amount
Class C	$ 44,477,000 principal amount
Class D	$ 39,534,000 principal amount

The Class X-C and Class X-P certificates will not have principal balances and are sometimes referred to in this prospectus supplement as the interest only certificates. For purposes of calculating the amount of accrued interest, each class of the interest only certificates will have a notional amount. The initial notional amounts of the Class X-C and Class X-P certificates will be $3,953,465,462 and $3,861,731,000, respectively, although they may be up to 5% larger or smaller. For a further description of the principal balances and notional amounts of the series 2007-C1 certificates, see “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of your certificates is set forth below:

Class A-1(1)	3.8840%
Class A-2(1)	5.4170%
Class A-3(1)	5.4810%
Class A-AB(1)	5.4770%
Class A-4(1)	5.5430%
Class A-1A(3)	5.4830%
Class X-P(2)	0.4285%
Class A-M(3)	5.6060%
Class A-J(3)	5.6770%
Class B(3)	5.7460%
Class C(4)	5.8943%
Class D(4)	5.9333%

(1)	The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will each accrue interest at a fixed rate.

(2)

The aggregate amount of interest accrued on the Class X-P certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the Class A-MFL and Class A-JFL Certificates and the residual certificates) and the Class A-MFL regular interest and Class A-JFL regular interest as described in this prospectus supplement. The pass-through rate on the Class X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-P certificates, each of which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See “Description of the Certificates-Distributions” in this prospectus supplement.

(3)	The Class A-1A, Class A-M, Class A-J and Class B Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(4)	The Class C and Class D Certificates will accrue interest subject to the weighted average net interest rate on the mortgage loans minus a strip of 0.091% and 0.052%, respectively.

B. Interest Rate Calculation Convention

Interest on your certificates or regular interest will be calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis (or, in the case of the Class A-MFL and Class A-JFL certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing payment default thereunder on the part of the respective swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days)). For purposes of calculating the pass-through rates on any class of certificates or regular interest subject to the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates or regular interests, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus supplement.

Interest payments with respect to the Class A-MFL regular interest and Class A-JFL regular interest will be applied to make payments due to the respective swap counterparty and/or, together with any payments received by the respective issuing entity under the related interest rate swap agreement, to make payments on the Class A-MFL and Class A-JFL certificates, as applicable.

Distributions

A. Amount and Order of Distributions

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 137 mortgage loans, representing approximately 73.40% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 60 mortgage loans, representing approximately 26.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 96.53% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 97.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C and Class X-P certificates: To pay interest, concurrently,

•

on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates, pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, in each case in accordance with their interest entitlements;

•	on the Class A-1A certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and

•	on the Class X-C and Class X-P certificates, from the available distribution amount for such distribution date.

However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates: To the extent of amounts then required to be distributed as principal concurrently,

(A)	to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates:

•

first, to the Class A-AB certificates, available principal received from loan group 1 and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates have been made, until the principal balance of the Class A-AB certificates is reduced to the planned principal balance set forth on Annex A-4 to this prospectus supplement,

•

second, to the Class A-1 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distribution to the Class A-AB certificates have been made, until the principal balance of the Class A-1 certificates is reduced to zero,

•

third, to the Class A-2 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB and Class A-1 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero,

•

fourth, to the Class A-3 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1 and Class A-2 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 certificates is reduced to zero,

•

fifth, to the Class A-AB certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-AB certificates is reduced to zero,

•

sixth, to the Class A-4 certificates available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates, and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 certificates is reduced to zero, and

(B)	to the Class A-1A certificates, available principal received from loan group 2 and, after the principal balance of the Class A-4 certificates has been reduced to zero, available principal received from loan group 1 remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

If the principal balance of each class of principal balance certificates and regular interest other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficit remaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata.

Third/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth/Class A-M certificates and Class A-MFL regular interest:

•	to interest on the Class A-M certificates and the Class A-MFL regular interest, pro rata, in accordance with its interest entitlement;

•

to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates) to principal on the Class A-M certificates and the Class A-MFL regular interest, pro rata, until the principal balances of the Class A-M certificates and Class A-MFL regular interest are reduced to zero; and

•

to reimburse the Class A-M certificates and Class A-MFL regular interest for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth/Class A-J certificates and Class A-JFL regular interest: To the Class A-J certificates and the Class A-JFL regular interest in a manner analogous to the Class A-M certificates and the Class A-MFL regular interest allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates and the Class A-MFL regular interest allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates and the Class A-MFL regular interest allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates and the Class A-MFL regular interest allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class X-C certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

B. Interest and Principal Entitlements

A description of the interest entitlement of each class of certificates and the interest entitlement of the Class A-MFL regular interest and Class A-JFL regular interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this prospectus supplement.

A description of the amount of principal required to be distributed to the classes of certificates and the Class A-MFL regular interest and Class A-JFL regular interests entitled to principal on a particular distribution date can also be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this prospectus supplement.

In the case of the Class A-MFL and Class A-JFL certificates, any payments of principal will be first made with respect to the Class A-MFL regular interest and Class A-JFL regular interest, respectively, after which any corresponding payments of principal will be made to the Class A-MFL and Class A-JFL certificateholders, as applicable.

C. Yield Maintenance Charges

Yield maintenance charges paid by the related borrowers with respect to the mortgage loans included in loan group 1 will be allocated among the Class A-1 through Class K certificates and/or the floating rate account established with respect to the Class A-MFL regular interest or Class A-JFL regular interest, as applicable (excluding the Class A-1A certificates) by using the Base Interest Fraction, as defined in this prospectus supplement, with remaining amounts allocated to the Class X-C and Class X-P certificates.

Yield maintenance charges paid by the related borrowers with respect to mortgage loans included in loan group 2 will be allocated to the Class A-1A certificates by using the Base Interest Fraction, as defined in this prospectus supplement, with remaining amounts allocated to the Class X-C and Class X-P certificates.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

See “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement.

Subordination

A. General

The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C and Class X-P certificates). The chart also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2007-C1 certificates not offered by this prospectus supplement). However, no principal payments or mortgage loan losses allocable to principal will be allocated to the Class X-C and Class X-P certificates, although mortgage loan losses will reduce the notional amount of the Class X-C and Class X-P certificates and, therefore, the amount of interest they accrue.

(1)

The Class A-1A certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

(2)	The Class A-AB certificates have certain priority with respect to reducing the principal balance of such certificates to their planned principal balance, as described in this prospectus supplement.

(3)	The Class X-C and Class X-P certificates are interest only certificates, and the Class X-C certificates are not offered hereby.

(4)	Other than the Class X-C, Class A-MFL, Class A-JFL, Class R and Class LR certificates.

* Refers to the Class A-MFL regular interest or Class A-JFL regular interest, as applicable.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Any allocation of a loss to a class of principal balance certificates will reduce the principal amount of that class.

Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the Class A-MFL or Class A-JFL certificates, as applicable, such losses, expenses and shortfalls may be allocated to the Class A-MFL regular interest or Class A-JFL regular interest, respectively, in reduction of the total principal balance of the Class A-MFL or Class A-JFL certificates, respectively, and the amount of the interest entitlement, respectively. Any decrease in the total principal balance of the Class A-MFL regular interest or Class A-JFL regular interest, respectively, for whatever reason, will result in a corresponding decrease in the total principal balance of the Class A-MFL or Class A-JFL certificates, respectively, and will reduce the amount of interest distributed on the Class A-MFL or Class A-JFL certificates, as applicable, to the extent described in this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement.

B. Shortfalls in Available Funds

The following types of shortfalls in available funds will reduce distributions to the classes of certificates (or the Class A-MFL regular interest or Class A-JFL regular interest) with the lowest payment priorities:

•	shortfalls resulting from additional compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive;

•

shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described in this prospectus supplement);

•	shortfalls resulting from the reimbursement of nonrecoverable advances made by the master servicer, the special servicer or the trustee;

•	shortfalls resulting from extraordinary expenses of the trust; and

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

See “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class A-MFL, Class A-JFL, Class X-C, Class X-P, Class R and Class LR certificates) and the Class A-MFL regular interest and Class A-JFL regular interest. In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes’ respective interest entitlements. See “Description of the Certificates—Distributions” in this prospectus supplement.

Advances

A. P&I Advances

The applicable master servicer is required to advance delinquent periodic mortgage loan payments unless it determines that the advance will not be recoverable from collections from the related borrower or mortgaged property. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan’s balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan’s regular interest rate or yield maintenance or prepayment charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed nonrecoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer or trustee has notice shall be binding and conclusive with respect to such party. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. In addition, neither the master servicer nor the trustee will be required to make an advance of principal or interest with respect to a mortgage loan that is not included in the trust (such as any pari passu loan or subordinate loan).

See “Description of the Certificates—Advances—P&I Advances” in this prospectus supplement.

B. Servicing Advances

Except with respect to the Skyline Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) representing approximately 5.14% of the principal balance of the mortgage loans as of the cut-off date, the Four Seasons Resort Maui mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) representing approximately 4.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Pacific Shores mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) representing approximately 4.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Mall of America mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement) representing approximately 2.63% of the principal balance of the mortgage loans as of the cut-off date and the Americold Portfolio mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement) representing approximately 0.76% of the principal balance of the mortgage loans as of the cut-off date, the master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts deemed nonrecoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer or trustee has notice shall be binding and conclusive with respect to such party.

Servicing advances with respect to the Skyline Portfolio and Pacific Shores mortgage loans will be made by the master servicer, the special servicer or the trustee, as the case may be, under the BACM 2007-1 pooling and servicing agreement. Servicing advances with respect to the Four Seasons Resort Maui mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the CD 2007-CD4 pooling and servicing agreement. Servicing advances with respect to the Mall of America mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the COMM 2006-C8 pooling and servicing agreement. Servicing advances with respect to the Americold Portfolio mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the JPMCC 2007-CIBC18 pooling and servicing agreement.

See “Description of the Certificates—Advances—Servicing Advances” in this prospectus supplement.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded monthly, on all advances, at the “Prime Rate” as published in The Wall Street Journal as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” and “Description of the Pooling Agreements—Certificate Account” in the prospectus.

Reports to Certificateholders

On each distribution date, the following reports (to the extent received from the master servicer, if applicable), among others, will be made available to certificateholders and will contain the information described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement:

•	delinquent loan status report,

•	historical liquidation report,

•	historical loan modification and corrected mortgage loan report,

•	REO status report,

•	servicer watch list,

•	comparative financial status report,

•	loan level reserve/LOC report, and

•	reconciliation of funds report.

It is expected that each report will be in the form approved by the Commercial Mortgage Securities Association (to the extent that such report has been approved and to the extent that any changes thereto are reasonably acceptable to the master servicer, special servicer or trustee, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

THE MORTGAGE LOANS

The Mortgage Pool

The trust’s primary assets will be 197 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 286 commercial, multifamily and manufactured housing properties.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in May 2007 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

For various purposes, this prospectus supplement presents information relating to the mortgaged properties and not the mortgage loans. In those instances, information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

With respect to the 666 Fifth Avenue mortgage loan, the Skyline Portfolio mortgage loan, the Four Seasons Resort Maui mortgage loan, the Pacific Shores mortgage loan, The Enclave mortgage loan, the Mall of America mortgage loan, the Americold Portfolio mortgage loan, the Clarion LaGuardia Airport Hotel mortgage loan, the Prospect Plaza La Jolla mortgage loan and the Downtown Plaza mortgage loan (identified as Loan Nos. 1, 4, 8, 9, 6, 11, 24, 41, 111 and 114, respectively, on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more pari passu loans and/or a subordinate loan:

•     the loan amount used in this prospectus supplement for calculating the related loan-to-value ratio, the related debt service coverage ratio and the related balance per unit of measure includes the principal balance of such mortgage loan and any related pari passu loan and excludes the principal balance of any subordinate loan; and

•

the loan amount used in this prospectus supplement for weighting the related loan-to-value ratio, related debt service coverage ratio and the related balance per unit of measure includes the principal balance of such mortgage loan and excludes the principal balance of any pari passu loan and any subordinate loan.

The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:

	All Mortgage Loans		Loan Group 1		Loan Group 2
Aggregate principal balance(1)	$3,953,465,462		$2,901,737,992		$1,051,727,470
Number of loans	197		137		60
Number of properties	286		181		105
Number of interest-only mortgage loans	67		38		29
Number of balloon mortgage loans	44		40		4
Number of partial interest-only loans(2)(3)	82		59		23
Number of fully amortizing loans	4		0		4
Range of mortgage loan principal balance	$1,381,317 to $249,000,000		$1,381,317 to $249,000,000		$1,750,000 to $204,000,000
Average cut-off balance	$20,068,353		$21,180,569		$17,528,791
Range of mortgage rates	5.185% to 6.	730%	5.185% to	6.502%	5.350% to 6.730%
Weighted average mortgage rate	5.817%		5.798%		5.868%
Range of original term to maturity	36 months to 153 months		36 months to 153 months		60 months to 120 months
Weighted average original term to maturity	103 months		108 months		89 months
Range of remaining term to maturity	33 months to 151 months		33 months to 151 months		55 months to 119 months
Weighted average remaining term to maturity	101 months		106 months		87 months
Range of original amortization terms(4)	120 months to 420 months		221 months to 360 months		120 months to 420 months
Weighted average original amortization term(4)	343 months		342 months		348 months
Range of remaining amortization term(4)	116 months to 416 months		221 months to 360 months		116 months to 416 months
Weighted average remaining amortization term(4)	343 months		342 months		347 months
Range of loan-to-value ratios as of the cut-off date(5)	25.15% to 84.45%		25.15% to 84.45%		32.19% to 82.29%
Weighted average loan-to-value as of the cut-off date(5)	72.94%		73.06%		72.62%
Range of loan-to-value ratios as of the maturity date(5)(6)	21.39% to 84.45%		21.39% to 84.45%		50.97% to 80.00%
Weighted average loan-to-value as of the maturity date(5)(6)	70.37%		69.83%		71.88%
Range of occupancy rates	31.3% to 100.0%		31.3% to 100.0%		49.2% to 100.0%
Weighted average occupancy	91.4%		91.3%		91.8%
Range of debt service coverage ratios(5)(7)	1.00x to 3.19x		1.00x to 3.19x		1.00x to 2.70x
Weighted average debt service coverage ratio(5)(7)	1.38x		1.34x		1.48x

(1)	Subject to a permitted variance of plus or minus 5%.
(2)

Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement, that is amortizing for the first 72 months, interest-only for the next 36 months and amortizing for the last 12 months of the loan term. See Annex A-6 to this prospectus supplement for the amortization schedule.

(3)

Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement, which amortizes based on a fixed amortization schedule (included in Annex A-5 to this prospectus supplement) for the first 48 months and is followed by a 105 month interest only period.

(4)

Excludes 67 mortgage loans, representing approximately 64.99% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 60.93% of the aggregate principal balance of loan group 1 and approximately 76.20% of the aggregate principal balance of loan group 2 as of the cut-off date), that pay interest-only for the entirety of their respective loan terms. Also excludes one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement) which has scheduled principal payments during the first four years of the loan term and interest only payments from year five until the related maturity date.

(5)

In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guaranty or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows; Adjustments to DSCR and/or LTV” below.

(6)	Excludes fully amortizing mortgage loans.

(7)

Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest-only for the entirety of its loan term is calculated using the interest payments for the first twelve payment periods following the cut-off dates on such mortgage loans. Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest only for a portion of its loan term is calculated using the scheduled amortizing principal and interest payments, except with respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement) representing approximately 3.03% of the principal balance of the mortgage loans as of the cut-off date, which is based on the first principal and interest payment as set forth in the amortization schedule in Annex A-5.

The mortgage loans identified in the table below are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The table below also lists the pooling and servicing agreement that will govern the servicing of each split loan structure.

Mortgage Loan	Cut-Off Date Principal Balance	% of Initial Mortgage Pool Balance	Loan Group	% of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Cut-off Date Balance	Aggregate Non-Trust Pari Passu Loan or Senior Component Balance	Non-Trust Note B or Subordinate Component Balance	Controlling Pooling and Servicing Agreement(1)	Initial Master Servicer(2)	Initial Special Servicer(3)
666 Fifth Avenue	$249,000,000	6.30%	1	8.58%	$966,000,000	$966,000,000	—	GECMC 2007-C1	Bank of America	LNR
Skyline Portfolio	$203,400,000	5.14%	1	7.01%	$474,600,000	$474,600,000	—	BACM 2007-1	Bank of America	LNR
Four Seasons Resort Maui	$175,000,000	4.43%	1	6.03%	$250,000,000	$250,000,000	—	CD 2007-CD4	Wachovia	LNR
Pacific Shores	$165,875,000	4.20%	1	5.72%	$165,875,000	$165,875,000	—	BACM 2007-1	Bank of America	LNR
The Enclave	$150,000,000	3.79%	2	14.26%	$75,000,000	—	$75,000,000	GECMC 2007-C1	Key	LNR
Mall of America	$104,000,000	2.63%	1	3.58%	$651,000,000	$651,000,000	—	COMM 2006-C8	Midland	LNR
Americold Portfolio	$30,000,000	0.76%	1	1.03%	$320,000,000	$320,000,000	—	JPMCC 2007-CIBC18	Midland	LNR
Clarion LaGuardia Airport Hotel	$17,300,000	0.44%	1	0.60%	$2,000,000	—	$2,000,000	GECMC 2007-C1	Key	LNR
Prospect Plaza La Jolla	$7,200,000	0.18%	1	0.25%	$422,000	—	$422,000	GECMC 2007-C1	Key	LNR
Downtown Plaza	$6,513,000	0.16%	1	0.22%	$407,000	—	$407,000	GECMC 2007-C1	Key	LNR

(1)

GECMC 2007-C1 refers to the pooling and servicing agreement entered into in connection with the offered certificates. BACM 2007-1 refers to the pooling and servicing agreement entered into in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1. CD 2007-CD4 refers to the pooling and servicing agreement entered into in connection with the Citigroup Commercial Mortgage Securities Inc, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4. COMM 2006-C8 refers to the pooling and servicing agreement entered into in connection with the COMM 2006-C8, Commercial Mortgage Pass-Through Certificates. JPMCC 2007-CIBC18 refers to the pooling and servicing agreement entered into in connection with the JPMCC 2007-CIBC18 Commercial Mortgage Pass-Through Certificates.

(2)

“Bank of America” refers to Bank of America, National Association. “Key” refers to KeyCorp Real Estate Capital Markets, Inc. “Wachovia” refers to Wachovia Bank, National Association. “Midland” refers to Midland Loan Services, Inc.

(3)	“LNR” refers to LNR Partners, Inc.

See “Servicing of the Mortgage Loans—Rights of the 666 Fifth Avenue Directing Holder,” “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan,” “—Servicing of the Americold Portfolio Mortgage Loan,” “—Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B,” “—Rights of The Enclave Directing Holder,” “—Rights of the Holder of the Prospect Plaza La Jolla B Note” and “—Rights of the Holder of the Downtown Plaza B Note” in this prospectus supplement.

The payment priorities among the mortgage loans in a split loan structure are as follows:

•

with respect to the mortgage loans identified in the table below as the 666 Fifth Avenue mortgage loan, the Skyline Portfolio mortgage loan, the Four Seasons Resort Maui mortgage loan, the Pacific Shores mortgage loan, the Mall of America mortgage loan, the Americold Portfolio mortgage loan, the mortgage loan included in the trust is always pari passu in right of payment with the mortgage loan or loans outside the trust; and

•

with respect to the mortgage loans identified in the table above as The Enclave mortgage loan, the Clarion LaGuardia Airport Hotel mortgage loan, Prospect Plaza La Jolla and the Downtown Plaza mortgage loan, the mortgage loans are secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust.

See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement.

The following table sets forth the current uses of the mortgaged properties:

Current Uses Of The Mortgaged Properties(1)(2)
Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office(3)	48	$1,412,545,325	35.73%	48.68%	0.00%
Multifamily	107	1,088,566,459	27.53	1.27	100.00
Multifamily	75	893,485,885	22.60	1.07	82.01
Manufactured Housing	32	195,080,575	4.93	0.20	17.99
Retail(4).	47	713,400,753	18.04	24.59	0.00
Hotel	19	377,924,824	9.56	13.02	0.00
Industrial	46	233,420,224	5.90	8.04	0.00
Self Storage	10	53,504,000	1.35	1.84	0.00
Mixed Use(5)	7	49,908,612	1.26	1.72	0.00
Special Purpose	1	22,704,179	0.57	0.78	0.00
Other(6)	1	1,491,085	0.04	0.05	0.00

Total	286	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)

The pool of mortgage loans includes 17 multi-property mortgage loans (identified as Loan Nos. 3, 4, 7, 16, 24, 43, 49, 59, 68, 77, 82, 96, 105, 112, 119, 144 and 166 on Annex A-1 to this prospectus supplement), representing approximately 20.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 11 mortgage loans in loan group 1, or approximately 19.42% of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 23.55% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)

With respect to seven of such mortgaged properties securing six mortgage loans (identified as Loan Nos. 17, 77, 78, 109, 126 and 147 on Annex A-1 to this prospectus supplement), representing approximately 2.38% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 3.25% of the aggregate principal balance of loan group 1 as of the cut-off date), such mortgaged properties are medical offices.

(4)

With respect to 33 of such mortgaged properties, securing approximately 15.90% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 21.67% of the aggregate principal balance of loan group 1 as of the cut-off date), such mortgaged properties are considered by the applicable mortgage loan seller to be “anchored” or “shadow anchored”.

(5)	Includes office, multifamily and retail uses.

(6)

With respect to one mortgaged property (identified as Loan No. 89 on Annex A-1 to this prospectus supplement), securing approximately 0.04% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 0.05% of the aggregate principal balance of loan group 1 as of the cut-off date), such mortgaged property is considered by the applicable mortgage loan seller to be “Other”.

For more information regarding the current uses of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

The mortgaged properties are located in 41 states and Puerto Rico. The following table lists the states which have concentrations of mortgaged properties at or above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)(2)

Location	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
California(3)	37	$784,278,133	19.84%	17.28%	26.89%
Southern	29	442,750,607	11.20	11.45	10.52
Northern	8	341,527,526	8.64	5.84	16.37
New York	49	657,189,467	16.62	15.26	20.39
Virginia	12	249,225,714	6.30	8.59	0.00
Tennessee	5	239,652,871	6.06	8.07	0.53
Texas	16	228,807,422	5.79	5.84	5.64
Other(4)	167	1,794,311,855	45.39	44.96	46.56

Total	286	3,953,465,462	100.00%	100.00%	100.00%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)

The pool of mortgage loans includes 17 multi-property mortgage loans (identified as Loan Nos. 3, 4, 7, 16, 24, 43, 49, 59, 68, 77, 82, 96, 105, 112, 119, 144 and 166 on Annex A-1 to this prospectus supplement), representing approximately 20.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 11 mortgage loans in loan group 1, or approximately 19.42% of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 23.55% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)	Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(4)	This reference consists of 36 states and Puerto Rico.

For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month other than Loan Nos. 1 and 16, which provide for payments on the 5th day of each month. The mortgage loans have grace periods as set forth in the following table:

Grace Periods

Grace Period	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0 days	7	$847,425,000	21.43%	29.20%	0.00%
1 day	1	14,110,000	0.36	0.49	0.00
3 days	1	203,400,000	5.14	7.01	0.00
5 days	185	2,784,374,462	70.43	59.71	100.00
7 days	2	94,640,000	2.39	3.26	0.00
10 days	1	9,516,000	0.24	0.33	0.00

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

Certain jurisdictions require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such jurisdictions have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (i.e., an actual/360 basis), other than Loan Nos. 86 and 90, which accrue on the basis of a 360-day year consisting of 12 30-day months.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

Fixed periodic payments on the mortgage loans are determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans than if interest accrued on a 30/360 basis, resulting in a higher final payment on such mortgage loans.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	67	$2,569,511,000	64.99%	60.93%	76.20%
IO, Balloon Loans	82	1,068,142,655	27.02	29.37	20.52
5 Months IO Loans	1	6,395,967	0.16	0.22	0.00
12 Months IO Loans	6	69,196,488	1.75	2.38	0.00
24 Months IO Loans	12	278,706,000	7.05	8.86	2.05
36 Months IO Loans(1)	19	187,432,199	4.74	4.81	4.54
48 Months IO Loans	8	36,984,621	0.94	1.27	0.00
60 Months IO Loans	32	325,643,200	8.24	6.85	12.05
72 Months IO Loans	3	43,910,000	1.11	0.83	1.88
105 Months IO Loans(2)	1	119,874,180	3.03	4.13	0.00
Balloon Loans	44	301,875,744	7.64	9.70	1.95
Fully Amortizing Loans	4	13,936,064	0.35	0.00	1.33

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement and representing 0.10% of the aggregate principal balance of the pool of mortgage loans (0.14% of the aggregate principal balance of loan group 1), that is amortizing for the first 72 months, interest-only for the next 36 months and amortizing for the last 12 months of the loan term. For more information, see Annex A-6 to this prospectus supplement.

(2)

Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement, which amortizes based on a fixed amortization schedule (included herein as Annex A-5) for the first 48 months and is followed by a 105 month interest only period.

The mortgage loan identified as Loan No. 10 on Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on Annex A-5 to this prospectus supplement. In addition, the mortgage loan identified as Loan No. 165 on Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on Annex A-6 to this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Voluntary Prepayment Protection

Prepayment Protection	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout period followed by Defeasance	157	$2,605,871,491	65.91%	73.87%	43.96%
Lockout period followed by prepayment subject to Yield Maintenance	28	1,009,263,605	25.53	15.56	53.02
Lockout period followed by prepayment subject to Yield Maintenance and subsequently by Yield Maintenance or Defeasance	2	184,820,000	4.67	6.37	0.00
Lockout period followed by Yield Maintenance or Defeasance	2	94,859,629	2.40	3.27	0.00
Open with Yield Maintenance and subsequently by Yield Maintenance or Defeasance	4	24,084,621	0.61	0.83	0.00
Lockout period followed by Defeasance and subsequently by Yield Maintenance or Defeasance	2	19,591,117	0.50	0.10	1.60
Lockout period followed by Defeasance and subsequently by Specified Prepayment Amount or Defeasance	1	8,575,000	0.22	0.00	0.82
Lockout period followed by Defeasance and subsequently by Yield Maintenance	1	6,400,000	0.16	0.00	0.61

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

For more information regarding the prepayment protection of the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan. Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final 1 to 25 scheduled payments (including the scheduled payment on the stated maturity date).

All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information,” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution” in this prospectus supplement.

In addition, certain events may result in the involuntary prepayment of all or a portion of a mortgage loan. Such events include:

•	a casualty or condemnation of a related mortgaged property,

•	the repurchase of such mortgage loan from the trust by the related mortgage loan seller due to the breach of a representation or warranty or a document defect,

•	the purchase of such mortgage loan from the trust by the holder of a related subordinate note, and

•

the failure by the related borrower to meet certain performance criteria in order to prevent the application of certain escrows and/or letters of credit to pay down the principal balance of such mortgage loan.

See “Risk Factors—Risks Relating to Prepayments and Repurchases” in this prospectus supplement.

None of the mortgage loans were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment and there has been no forgiveness of interest or principal with respect to the mortgage loans.

ADDITIONAL ASPECTS OF CERTIFICATES

Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class B, Class C and Class D Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class X-P Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V. will be made in accordance with the usual rules and operating procedures of those systems.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus supplement and in the prospectus.

Information Available to

Certificateholders

On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

•	Bloomberg, L.P., and

•	the trustee’s website at www.ctslink.com.

Repurchase Obligation

Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans

In the event a mortgage loan is delinquent at least 60 days in respect of its monthly payments or more than 30 days delinquent in respect of its balloon payment, the directing certificateholder and the special servicer (in each case only if not an affiliate of the related mortgage loan seller) (subject, to the rights of the holder of any related subordinate note, to purchase such mortgage loan and, in the case of a mortgage loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the mortgage loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase the mortgage loan from the trust fund at a price equal to:

•

the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed servicing advances and interest on all advances, plus all related fees and expenses, if the special servicer has not yet determined the fair value of the mortgage loan, or

•

the fair value of the mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans, at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X-C and Class X-P certificates (provided, however, that the Class A-1 through Class K certificates are no longer outstanding and the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Tax Status

Elections will be made to treat designated portions of the trust as two separate REMICs—a Lower-Tier REMIC and an Upper-Tier REMIC—for federal income tax purposes. Any assets not included in a REMIC will constitute one or more grantor trusts for federal income tax purposes.

The Class A-MFL regular interest and Class A-JFL regular interest, the related swap agreements and the related floating rate accounts, will each constitute a grantor trust for federal income tax purposes and will not be part of the REMICs referred to above. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•

Each class of offered certificates (and the Class X-C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T certificates and the Class A-MFL regular interest and the Class A-JFL regular interest) will represent “regular interests” in the Upper-Tier REMIC.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•

It is anticipated that the offered certificates (other than the Class A-1 and Class X-P certificates) will be issued at a premium and that the Class A-1 and Class X-P certificates will be issued with original issue discount for federal income tax purposes.

See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Ratings

The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-1A	AAA	Aaa
Class X-P	AAA	Aaa
Class A-M	AAA	Aaa
Class A-J	AAA	Aaa
Class B	AA+	Aa1
Class C	AA	Aa2
Class D	AA–	Aa3

A rating agency may downgrade, qualify or withdraw a security rating at any time. Other rating agencies not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. See “Yield and Maturity Considerations,” “Risk Factors” and “Ratings” in this prospectus supplement and “Rating” and “Yield and Maturity Considerations” in the prospectus.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below (in addition to those risks described in the prospectus under “Risk Factors”) are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

Mortgaged properties located in California and New York represent approximately 19.84% and 16.62%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country.

For more information about economic or other factors applicable to regions where more than 10% of the mortgage loans are located, see “Legal Aspects of the Mortgage Loans in New York and California” herein.

Risks Relating to Loan Concentrations

The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•

The largest mortgage loan represents approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date.

•

The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 27.32% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 30.19% of the aggregate principal balance of loan group 1 as of the cut-off date and 19.40% of the aggregate principal balance of loan group 2 as of the cut-off date.

•	The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 45.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 49.65% of the aggregate principal balance of loan group 1 as of the cut-off date and 33.66% of the aggregate principal balance of loan group 2 as of the cut-off date.

Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than or equal to approximately 2.27% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations(1)(2)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office(3)	48	$1,412,545,325	35.73%	48.68%	0.00%
Multifamily	107	1,088,566,459	27.53	1.27	100.00
Multifamily	75	893,485,885	22.60	1.07	82.01
Manufactured Housing	32	195,080,575	4.93	0.20	17.99
Retail(4)	47	713,400,753	18.04	24.59	0.00
Hotel	19	377,924,824	9.56	13.02	0.00
Industrial	46	233,420,224	5.90	8.04	0.00
Self Storage	10	53,504,000	1.35	1.84	0.00
Mixed Use(5)	7	49,908,612	1.26	1.72	0.00
Special Purpose	1	22,704,179	0.57	0.78	0.00
Other(6)	1	1,491,085	0.04	0.05	0.00

Total	286	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)

The pool of mortgage loans includes 17 multi-property mortgage loans (identified as Loan Nos. 3, 4, 7, 16, 24, 43, 49, 59, 68, 77, 82, 96, 105, 112, 119, 144 and 166 on Annex A-1 to this prospectus supplement), representing approximately 20.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 11 mortgage loans in loan group 1, or approximately 19.42% of the initial loan group 1 balance as of the cut-off date, and six mortgage loans in loan group 2, or approximately 23.55% of the initial loan group 2 balance as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)

With respect to seven of such mortgaged properties (securing six mortgage loans identified as Loan Nos. 17, 77, 78, 109, 126 and 147 on Annex A-1 to this prospectus supplement), securing approximately 2.38% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 3.25% of the initial loan group 1 balance as of the cut-off date), such mortgaged properties are medical offices.

(4)

With respect to 33 of such mortgaged properties securing approximately 15.90% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 21.67% of the initial loan group 1 balance as of the cut-off date), are considered by the applicable mortgage loan seller to be “anchored” or “shadow anchored” retail mortgaged properties.

(5)	Includes office, multifamily and retail uses.

(6)

With respect to one mortgaged property (identified as Loan No. 89 on Annex A-1 to this prospectus supplement), securing approximately 0.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.05% of the aggregate principal balance of loan group 1 as of the cut-off date), such mortgaged property is considered by the applicable mortgage loan seller to be “Other”.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M through the Class T certificates and the Class A-MFL regular interest and Class A-JFL regular interest have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates.

Mortgage Loans with Related Borrowers

Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 15, 18, 21 and 60 on Annex A-1 to this prospectus supplement) represents approximately 4.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 15.56% of the aggregate principal balance of loan group 2 as of the cut-off date).

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage Loans Secured by Multiple Mortgaged Properties

Seventeen mortgage loans (identified as Loan Nos. 3, 4, 7, 16, 24, 43, 49, 59, 68, 77, 82, 96, 105, 112, 119, 144 and 166 on Annex A-1 to this prospectus supplement), representing approximately 20.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 11 mortgage loans in loan group 1, or approximately 19.42% of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 23.55% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Mortgage loans secured by more than one mortgaged property in a jurisdiction with “one action” or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one jurisdiction, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

Borrower Organization Considerations

The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, the borrowers’ organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Cross-Collateralized, Multi-Borrower/Multi-Property and Multi-Borrower/Multi-Parcel Mortgage Loans Entail Risks

Four groups of mortgage loans consist of cross collateralized and cross defaulted mortgage loans:

•

Loan Nos. 33 and 34 on Annex A-1 to this prospectus supplement, collectively representing approximately 0.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 0.78% of the aggregate principal balance of loan group 1 as of the cut-off date);

•

Loan Nos. 50, 51, and 52 on Annex A-1 to this prospectus supplement, collectively representing approximately 0.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 0.53% of the aggregate principal balance of loan group 1 as of the cut-off date);

•

Loan Nos. 62 and 63 on Annex A-1 to this prospectus supplement, collectively representing approximately 0.35% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 1.32% of the aggregate principal balance of loan group 2 as of the cut-off date); and

•

Loan Nos. 88 and 89 on Annex A-1 to this prospectus supplement, collectively representing approximately 0.24% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 0.33% of the aggregate principal balance of loan group 1 as of the cut-off date).

Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties or parcels could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•

such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured, and

•

the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

Ability to Incur Other Debt Entails Risk

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—General” in this prospectus supplement.

Except as specified in “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement, all of the mortgage loans either prohibit future unsecured subordinated debt or require lender’s consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—General” in this prospectus supplement.

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender generally has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon, any liquidation fee, and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower. The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower’s initial cure period. Before the lapse of a mezzanine lender’s cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date

Most of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, thus requiring a balloon payment on their stated maturity date.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	67	$2,569,511,000	64.99%	60.93%	76.20%
IO, Balloon Loans	82	1,068,142,655	27.02	29.37	20.52
5 Months IO Loans	1	6,395,967	0.16	0.22	0.00
12 Months IO Loans	6	69,196,488	1.75	2.38	0.00
24 Months IO Loans	12	278,706,000	7.05	8.86	2.05
36 Months IO Loans(1)	19	187,432,199	4.74	4.81	4.54
48 Months IO Loans	8	36,984,621	0.94	1.27	0.00
60 Months IO Loans	32	325,643,200	8.24	6.85	12.05
72 Months IO Loans	3	43,910,000	1.11	0.83	1.88
105 Months IO Loans(2)	1	119,874,180	3.03	4.13	0.00
Balloon Loans	44	301,875,744	7.64	9.70	1.95
Fully Amortizing	4	13,936,064	0.35	0.00	1.33

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement, representing 0.10% of the aggregate principal balance of the pool of mortgage loans (0.14% of the aggregate principal balance of loan group 1), that is amortizing for the first 72 months as shown on a fixed amortization schedule included in Annex A-6, interest-only for the next 36 months and amortizing for the last 12 months of the loan term.

(2)

Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement, representing 3.03% of the aggregate principal balance of the pool of the mortgage loans (4.13% of the aggregate principal balance of loan group 1), which amortizes based on a fixed amortization schedule (incorporated herein as Annex A-5) for the first 48 months and is followed by a 105 month interest only period.

Thirty-five mortgage loans, representing approximately 26.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 18 mortgage loans in loan group 1, or approximately 17.30% of the aggregate principal balance of such loan group as of the cut-off date, and 17 mortgage loans in loan group 2, or approximately 51.59% of the aggregate principal balance of such loan group as of the cut-off date), have a stated maturity date of less than 84 months from origination, which in certain cases include interest-only payment periods.

One hundred forty mortgage loans, representing approximately 59.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 103 mortgage loans in loan group 1, or approximately 65.08% of the aggregate principal balance of such loan group as of the cut-off date, and 37 mortgage loans in loan group 2, or approximately 42.99% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2017.

Mortgage loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans. This risk is greater because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	reductions in government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

Commercial, Multifamily and Manufactured Housing Lending is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing properties. Commercial, multifamily and manufactured housing lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the adequacy of the property’s management and maintenance;

•	the age, design and construction quality of the properties;

•	management’s ability to convert an unsuccessful property to an alternate use;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	increases in operating expenses, including, but not limited to, insurance premium increases;

•	dependence on a single tenant or a concentration of tenants in a particular business or industry;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	rent control or rent stabilization laws;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•

the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

The Prospective Performance of the Mortgage Loans in the Trust Should be Evaluated Separately from the Performance of Mortgage Loans in Other Trusts Formed by the Depositor.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving “the same asset type” (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease, if such tenant exercises an early termination option, if such tenant goes into bankruptcy or if such tenant were to close or, in certain circumstances, fail to open. See “—Retail Properties Have Special Risks” below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. This interruption of rent payments under the lease may cause there to be insufficient funds available for the borrower to pay debt service on the related mortgage loan.

Thirty-three mortgage loans (identified as Loan Nos. 4, 7, 10, 16, 35, 50, 51, 52, 56, 59, 65, 67, 77, 86, 89, 93, 96, 115, 131, 133, 134, 155, 164, 165, 169, 172, 173, 174, 184, 189, 192, 197 and 201 on Annex A-1 to this prospectus supplement), representing approximately 19.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 26.60% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by one or more mortgaged properties that are leased to a single tenant. In addition, certain mortgaged properties have a tenant that represents a significant portion of the rental income at the mortgaged properties. Most of the leases for such single or significant tenants extend beyond the stated maturity date of the related mortgage loans. See Annex A-1 for the three largest tenants and their respective lease expiration dates for mortgage loans secured by retail, office and industrial properties. However, certain of these single or significant tenants may have lease termination options prior to the related lease expiration dates. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In this regard, see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for mortgage loans secured by retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), such leases may terminate at such tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price. Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

Mortgaged Properties Leased To Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Bankruptcy Entails Risks

Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Tenant-in-Common Borrowers Own Some of the Mortgaged Properties

With respect to 20 mortgage loans (identified as Loan Nos. 15, 18, 21, 29, 41, 44, 46, 49, 54, 60, 68, 94, 131, 141, 148, 180, 184, 191, 201 and 202 on Annex A-1 to this prospectus supplement) representing approximately 8.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 13 mortgage loans in loan group 1, or approximately 3.78% of the aggregate principal balance of such loan group as of the cut-off date and seven mortgage loans in loan group 2, or approximately 19.78% of the aggregate principal balance of such loan group as of the cut-off date), the borrower is comprised of two or more special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of such bankruptcy filing.

Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

•

a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

•

the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its constituent owners, or the tenant-in-common borrower and its constituent owners will be personally liable for losses suffered by the lender, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower’s assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See “—Risks Associated with the Absence of or Inadequacy of Insurance Coverage” below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition,

the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Office Properties Have Special Risks

There are 48 office properties, securing approximately 35.73% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 48.68% of the aggregate principal balance of loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

•	a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

•	the desirability of the area as a business location; and

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See “—Risks Relating to Loan Concentrations” above.

Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

Included in the office properties referenced above are seven medical office properties (securing six mortgage loans identified as Loan Nos. 17, 77, 78, 109, 126 and 147 on Annex A-1 to this prospectus supplement), which secure approximately 2.38% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 3.25% of the aggregate principal balance of loan group 1 as of the cut-off date). Certain other office properties have some medical office tenants. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties Have Special Risks

There are 75 multifamily properties, securing approximately 22.60% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (which includes one mortgaged property securing approximately 1.07% of the aggregate principal balance of loan group 1 as of the cut-off date, and 74 mortgaged properties securing approximately 82.01% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, appearance and construction quality;

•	local employers, including military bases and colleges, relocating, closing or going out of business;

•	the location of the property, which may become less desirable over time;

•	the ability of management to rent units and provide adequate maintenance and insurance;

•	the services and amenities at the property;

•	the property’s reputation;

•	the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

•

in the case of student housing facilities or apartment buildings with a significant number of student tenants, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use, wear and tear on the leased units, which may be greater than that experienced on units leased to non-students, the reliance on parental guarantees to support tenant creditworthiness, and the lack of long-term leases. For example, two mortgaged properties (identified as Loan Nos. 80 and 180 on Annex A-1 to this prospectus supplement), representing approximately 0.35% of the aggregate principal balance of the mortgaged properties as of the cut-off date (or approximately 1.31% of the aggregate principal balance of loan group 2 as of the cut-off date) have significant student housing concentrations;

•	the presence of competing properties;

•	the tenant mix, particularly if the tenants are predominantly personnel from or workers related to a local military base or workers from a particular business or industry;

•

the tenant mix, particularly if the tenants are predominantly students, which tenants may cause more damage or “wear and tear” on the property than other tenants, or which tenants may be permitted to enter into leases for less than a full year period, thereby causing the property to experience periods of lower rental income, and which property may be reliant on the financial well-being of the college or university to which it is affiliated or draws tenants from;

•	local competitive conditions;

•	quality of management;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations that may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the length of the term of the lease.

Certain jurisdictions regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of units within the mortgaged properties.

Retail Properties Have Special Risks

There are 47 retail properties, securing approximately 18.04% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 24.59% of the aggregate principal balance of loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an “anchor tenant” in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-three of the mortgaged properties, securing approximately 15.90% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 21.67% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be “anchored” or “shadow anchored.” Fourteen of the mortgaged properties, securing approximately 2.14% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 2.92% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be “unanchored.”

If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant’s business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

In addition, various factors may affect the economic performance of retail properties, including:

•	local competitive conditions;

•	adverse changes in consumer spending;

•	quality of management;

•	physical attributes and quality of the premises; and

•

a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

Hotel Properties Have Special Risks

There are 19 hotel properties securing approximately 9.56% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 13.02% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service, limited-service or extended stay.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•

changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers;

•	desirability of particular locations;

•	location, quality and hotel management company affiliation which affect the economic performance of a hotel;

•	loss of franchise or management company; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties secured by hotels are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Certain of the mortgage loans secured by a hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only:

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

Industrial Properties Have Special Risks

There are 46 industrial properties, securing approximately 5.90% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 8.04% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

With respect to one mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), representing 0.76% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.03% of the aggregate principal balance of loan group 1 as of the cut-off date), which is secured by mortgaged properties identified on Annex A-1 to this prospectus supplement as the Americold Portfolio, the mortgaged properties consist of industrial properties utilized as refrigerated distribution/warehouse facilities, which we refer to below as “cold storage facilities”. Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

Cold storage facilities are often located near or adjacent to tenants’ processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants’ commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility’s revenues and operating expenses.

Manufactured Housing Properties Have Special Risks

There are 32 manufactured housing properties, securing approximately 4.93% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (which includes one mortgaged property securing approximately 0.20% of the aggregate principal balance of loan group 1 as of the cut-off date and 31 mortgaged properties securing approximately 17.99% of the aggregate principal balance of loan group 2). Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	single family homes.

Other factors may also include:

•	the physical attributes of the manufactured housing, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Self Storage Properties Have Special Risks

There are ten self storage properties, securing approximately 1.35% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (or approximately 1.84% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Properties with Condominium Ownership Have Special Risks

Four mortgage loans, Loan Nos. 75, 117, 128 and 129, representing approximately 0.73% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include three mortgage loans in loan group 1, or approximately 0.80% of the aggregate principal balance of loan group 1 as of the cut-off date and one mortgage loan in loan group 2, or approximately 0.53% of the aggregate principal balance of loan group 2 as of the cut-off date) are primarily secured by the related borrower’s ownership interest in one or more condominium units. In addition, with respect to one mortgage loan, Loan No. 1, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower has notified the lender that it intends to convert the related mortgaged property to a condominium form of ownership, which conversion will be subject to satisfaction of various conditions contained in the loan documents.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

With respect to two mortgage loans (identified as Loan Nos. 75 and 128 on Annex A-1 to this prospectus supplement), representing approximately 0.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.58% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower and/or a principal of the borrower have a controlling interest in the condominium association.

With respect to one mortgage loan (identified as Loan No 117 on Annex A-1 to this prospectus supplement), representing approximately 0.16% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.22% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower has a controlling interest in the condominium association.

With respect to one mortgage loan (identified as Loan No. 129 on Annex A-1 to this prospectus supplement), representing approximately 0.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.53% of the aggregate principal balance of loan group 2 as of the cut-off date), the related borrower has a controlling voting interest in the related condominium association for the manufactured housing property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See “—Zoning Compliance and Use Restrictions” below.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Fourteen of the mortgaged properties (securing 13 mortgage loans identified as Loan Nos. 7, 17, 21, 27, 43, 76, 78, 92, 96, 98, 111, 135 and 178 on Annex A-1 to this prospectus supplement), securing approximately 9.03% of the aggregate allocated amount of the mortgage loan principal balance related to such mortgaged properties as of the cut-off date (and which includes 12 mortgaged properties securing approximately 10.88% of the aggregate principal balance of loan group 1 as of the cut-off date and two mortgaged properties securing approximately 3.92% of the aggregate principal balance of loan group 2), are secured by a lien on all or a portion of the related borrower’s leasehold interest in the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. For instance, with respect to Loan No. 7, a significant portion of the property identified as Loan No. 7.2 on Annex A-1 to this prospectus supplement is leased under a ground lease. The ground lease generally contains standard lender protections, except that the ground lessor is not required to enter into a new lease in the event the borrower defaults under the ground lease. Although the ground lessor is not permitted to terminate the ground lease for a non-curable default and the lender has standard cure rights regarding curable defaults, in the event the borrower rejects the ground lease in bankruptcy, for example, the ground lessor is not required to enter into a new lease. In such case, a successor to the borrower’s interest would not have a leasehold interest in the portions of the building currently subject to the ground lease and it is possible that such successor would be restricted from use of any portion of the building. See “Annex B—Collateral Term Sheet—JP Morgan Portfolio” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks” in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both “as stabilized” and “as-is” values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the “as-stabilized” value. In certain cases, appraisals may reflect only “as-stabilized” values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

Assumptions Used to Determine Underwritten Net Cash Flow May Be Flawed

As described under “Description of Mortgage Pool—Performance Escrows; Adjustments to DSCR and/or LTV” and “—Underwritten Net Cash Flow” in this prospectus supplement, underwritten net cash flow reflects assumptions and adjustments made to net cash flow by the mortgage loan sellers. For instance, in certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. As another example, with respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), securing approximately 5.16% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 19.40% of the aggregate principal balance of loan group 2), the debt service coverage ratio set forth in this prospectus supplement was calculated using the underwritten net cash flow for the year 2012 based on, among other things, an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. There can be no assurance that conversion of units from rent-stabilized units to deregulated units will occur at the mortgaged property at the assumed rate, and conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio.

No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the mortgage loans.

Your Lack of Control Over the Trust Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See “Servicing of the Mortgage Loans—General” in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest

Affiliates of the depositor, the mortgage loan sellers, the master servicers, the primary servicer or the special servicer may purchase a portion of the Series 2007-C1 certificates. This could cause a conflict between a master servicer’s or the special servicer’s respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. This could cause a conflict between the special servicer’s duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or interests therein. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds Series 2007-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2007-C1 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-C1 non-offered certificates. In the case of one mortgage loan, Loan No. 1, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date), the directing certificateholder holds a $66,666,666 interest in a related $200,000,000 junior mezzanine loan.

Additionally, each of the master servicers, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicers, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicers, the sub-servicers or the special servicer.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller. The mortgage loan sellers or their affiliates may have other business relationships with the borrowers under the mortgage loans. The mortgage loan sellers or their affiliates may also have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, with respect to one mortgage loan, Loan No. 1, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date), the applicable mortgage loan seller owns a 50% interest in a related $335,000,000 senior mezzanine loan and a $66,666,666 interest in a related junior mezzanine loan.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Conflicts may also arise where the borrower or an affiliate of the borrower is a tenant at the mortgaged property. For instance, it is more likely that a landlord would waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

In addition:

•	General Electric Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of the depositor;

•	German American Capital Corporation, a sponsor and a mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., one of the lead underwriters;

•	Bank of America, National Association, a sponsor, mortgage loan seller, a master servicer and a primary servicer, is an affiliate of Bank of America Securities LLC, one of the lead underwriters; and

•	Barclays Capital Real Estate Inc., a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the co-lead underwriters.

Directing Certificateholder May Direct Special Servicer Actions

In connection with the servicing of the mortgage loans (other than the Skyline Portfolio mortgage loan, the Pacific Shores mortgage loan, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loan), the special servicer may, at the direction of the directing certificateholder (or with respect to the 666 Fifth Avenue mortgage loan and The Enclave mortgage loan, the directing holder as described in “Servicing of the Mortgage Pool—Rights of the 666 Fifth Avenue Directing Holder” and “Servicing of the Mortgage Pool—Rights of The Enclave Directing Holder” in this prospectus supplement), take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

The Holders of Certain Subordinate and Pari Passu Debt May Direct Actions of the Special Servicer or the Actions of the Master Servicer and Special Servicer Under Certain Other Pooling and Servicing Agreements

With respect to the mortgage loans identified in the table below, the related property also secures one or more mortgage loans that are either subordinate or pari passu in right of payment with such mortgage loan. We refer to the mortgage loan included in the trust, together with non-trust mortgage loan or mortgage loans, as a “whole loan.”

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Loan Group	% of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Balance	Non- Trust Note B Balance	Aggregate Non- Trust Pari Passu Loan Balance
666 Fifth Avenue	$249,000,000	6.30%	1	8.58%	$966,000,000	—	$966,000,000
Skyline Portfolio	$203,400,000	5.14%	1	7.01%	$474,600,000	—	$474,600,000
Four Seasons Resort Maui	$175,000,000	4.43%	1	6.03%	$250,000,000	—	$250,000,000
Pacific Shores	$165,875,000	4.20%	1	5.72%	$165,875,000	—	$165,875,000
The Enclave	$150,000,000	3.79%	2	14.26%	$75,000,000	$75,000,000	—
Mall of America	$104,000,000	2.63%	1	3.58%	$651,000,000	—	$651,000,000
Americold Portfolio	$30,000,000	0.76%	1	1.03%	$320,000,000	—	$320,000,000
Clarion LaGuardia Airport Hotel	$17,300,000	0.44%	1	0.60%	$2,000,000	$2,000,000	—
Prospect Plaza La Jolla	$7,200,000	0.18%	1	0.25%	$422,000	$422,000	—
Downtown Plaza	$6,513,000	0.16%	1	0.22%	$407,000	$407,000	—

Pursuant to one or more intercreditor or similar agreements, a holder of a particular non-trust mortgage loan in a subject whole loan, or a group of holders of non-trust mortgage loans in a subject whole loan (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that whole loan, including:

•	cure rights with respect to the underlying mortgage loan in that whole loan;

•	a purchase option with respect to the underlying mortgage loan in that whole loan;

•	the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that whole loan; and/or

•	the right to replace the applicable special servicer (in some cases, without cause).

For example, with respect to the 666 Fifth Avenue mortgage loan, the “directing holder” will be those holders of the 666 Fifth Avenue mortgage loan and the 666 Fifth Avenue pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue whole loan.

In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described whole loans (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to this Series 2007-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the Series 2007-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the Series 2007-C1 certificateholders for exercising such rights and powers.

As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement or, with respect to non-serviced mortgage loans, the master servicer or special servicer, as applicable, under the related pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement for a more detailed description of the priority of payments among the mortgage loans comprising that whole loan. Also, see “Servicing of the Mortgage Loans—Rights of the 666 Fifth Avenue Directing Holder,” “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan,” “—Servicing of the Americold Portfolio Mortgage Loan,” “—Rights of The Enclave Directing Holder” “—Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B,” “—Rights of the Holder of the Prospect Plaza La Jolla B Note,” and “—Rights of the Holder of the Downtown Plaza B Note” in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, with respect to the non-serviced mortgage loans, such mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same whole loan as the subject mortgage loan:

•

the Skyline Portfolio mortgage loan and Pacific Shores mortgage loan are being serviced pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 commercial mortgage securitization;

•

the Four Seasons Resort Maui mortgage loan is being serviced pursuant to the pooling and servicing agreement related to the Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4;

•

the Mall of America mortgage loan is being serviced pursuant to the pooling and servicing agreement related to the Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C8; and

•

the Americold Portfolio mortgage loan is being serviced pursuant to the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series JPMCC 2007-CIBC18.

Each of the foregoing pooling and servicing agreements is similar but not identical to the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan” and “—Servicing of the Americold Portfolio Mortgage Loan” in this prospectus supplement. In addition, the Series 2007-C1 certificateholders will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

With respect to the 666 Fifth Avenue mortgage loan, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately

8.58% of the aggregate principal balance of loan group 1 as of the cut-off date, the related mortgaged property also secures six other pari passu companion loans. The 666 Fifth Avenue mortgage loan and the six pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the 666 Fifth Avenue mortgage loan that requires approval under the related intercreditor agreement (including termination of the special servicer under the pooling and servicing agreement and appointment of successor special servicer with respect to such mortgage loan) will require the approval of the holders of the 666 Fifth Avenue mortgage loan and the six other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the 666 Fifth Avenue mortgage loan and such pari passu companion loans.

No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered herein. In addition, as of the cut-off date, the 666 Fifth Avenue mortgage loan represents approximately 20.49% of the aggregate principal balance of the whole loan secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. With respect to any mortgage loan made to multiple borrowers, including cross-collateralized mortgage loans, this risk is increased because each borrower bankruptcy will reinstate the court stay. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representation as to the actual rate of payments of principal on the mortgage loans.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See “—Ability to Incur Other Debt Entails Risk,” “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan,” “—Servicing of the Americold Portfolio Mortgage Loan,” “—Rights of The Enclave Directing Holder—Sale of a Defaulted Mortgage Loan,” “—Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B—Sale of Defaulted Mortgage Loan,” “—Rights of the Holder of the Prospect Plaza La Jolla B Note—Sale of Defaulted Mortgage Loan” and “—Rights of the Holder of the Downtown Plaza B Note—Sale of Defaulted Mortgage Loan” in this prospectus supplement.

With respect to The Enclave mortgage loan, the Clarion LaGuardia Airport Hotel mortgage loan, the Prospect Plaza La Jolla mortgage loan and the Downtown Plaza mortgage loan, the related mortgaged properties also secure a subordinate mortgage loan. With respect to such mortgage loans, the holder of the related subordinate loan will have the right, subject to the satisfaction of certain conditions (including a loan default) described under “—Rights of The Enclave Directing Holder—Sale of a Defaulted Mortgage Loan,” “—Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B—Sale of

Defaulted Mortgage Loan,” “—Rights of the Holder of the Prospect Plaza La Jolla B Note—Sale of Defaulted Mortgage Loan” and “—Rights of the Holder of the Downtown Plaza B Note—Sale of Defaulted Mortgage Loan” in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of a yield maintenance charge. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

In addition, with respect to any mortgage loan as to which mezzanine debt currently exists or will exist in the future, the holder of such related mezzanine debt may have the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement.

With respect to certain of the mortgage loans, the related borrowers are required to meet certain performance criteria in order to obtain certain amounts currently held in escrow or obtain a release of a letter of credit. In the event such performance criteria is not satisfied, the master servicer will generally be required to hold such amounts as additional collateral for the related mortgage loan. In the event such amounts are used to pay down a portion of the principal balance of such mortgage loan, the effect would be the same on the offered certificates as a partial prepayment of such mortgage loans without the payment of a yield maintenance charges or prepayment penalty. For more information regarding these mortgage loans, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows; Adjustments to DSCR and/or LTV”.

Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions

Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This situation occurs because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any jurisdiction may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.

Risks Relating to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, at the “Prime Rate” as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This situation occurs because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and the Class X-C and Class X-P Certificates.

See “Description of the Certificates—Distributions—Priority” and “—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest” in this prospectus supplement.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

All of the mortgaged properties (except for the mortgaged properties relating to four mortgage loans identified as Loan Nos. 44, 53, 117 and 172 on Annex A-1 to this prospectus supplement representing approximately 1.07% of the aggregate principal balance of the pool of mortgage loans) were subject to environmental site assessments within the 12 month period prior to the cut-off date, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	which will be remediated or abated in all material respects by the closing date;

•	for which an escrow for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•

for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos- containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example:

•	leaks from storage tanks;

•	on-site spills; and

•	soil and groundwater contamination from dry cleaning operations.

Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts.

However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Risk Factors—Environmental Risks” and “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in the prospectus.

Enforcement of Environmental Laws in Puerto Rico

One mortgage loan, representing 0.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.17% of the aggregate principal balance of loan group 1) is secured by mortgaged property located in Puerto Rico. Puerto Rico Environmental Quality Board (the “EQB”) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, (“Act No. 416”) and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the EPA and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying “rents from real property”), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the Skyline

Portfolio mortgage loan and Pacific Shores mortgage loan under the pooling and servicing agreement relating to the BACM 2007-1 Commercial Mortgage Pass-Through Certificates, the Four Seasons Resort Maui mortgage loan under the pooling and servicing agreement relating to the CD 2007-CD4 Mortgage Pass-Through Certificates, the Mall of America mortgage loan under the pooling and servicing agreement relating to the COMM 2006-C8 Mortgage Pass-Through Certificates, and the Americold Portfolio mortgage loan under the pooling and servicing agreement relating to the JPMCC 2007-CIBC18 Mortgage Pass-Through Certificates.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.

Risks Associated with the Absence of or Inadequacy of Insurance Coverage

All of the mortgage loans generally require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. The mortgaged properties securing approximately 19.84%, 2.28%, 5.79% and 0.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 17.28%, 1.67%, 5.84% and 0.17%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 26.89%, 3.96%, 5.64% and 0.00%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date) are located in California, Florida, Texas and Puerto Rico, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. With respect to windstorm insurance, certain of the mortgage loans do not require the full insurance coverage. For example, one mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 4.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.03% of the aggregate principal balance of loan group 1), requires that the borrower maintain (i) if under a blanket policy, windstorm coverage in an amount equal to at least $100,000,000, and (ii) if under a stand alone policy, windstorm coverage in an amount equal to the greater of (1) $50,000,000 and (2) ten times the product of (A) the probable maximum loss (as determined pursuant to a windstorm study forecasting the expected damage from windstorms over a forecast period), and (B) 100% of the replacement cost value of the improvements and building equipment (but in no event more than $75,000,000 of coverage). We cannot assure you that borrowers currently maintain or will in the future be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the related mortgage loan in the trust) owned or managed by the related borrower’s affiliates or the property manager, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. For example, with respect to one mortgage loan, Loan No. 1, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower is insured under the blanket policy of the property manager, which policy also covers several other New York City buildings. While there is no aggregate cap on coverage, the policy does provide a per occurrence limit which might not provide sufficient coverage if a catastrophic event affected two or more covered properties located in New York City. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrower could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted by Congress, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

Through December 2007, insurance carriers are required under the program to offer terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

In addition, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2007. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to 12 mortgage loans (identified as Loan Nos. 26, 35, 51, 82, 83, 86, 106, 130, 131, 164, 166 and 172 on Annex A-1 to this prospectus supplement), representing approximately 2.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.35% of the aggregate principal balance of loan group 1 and 1.90% of the aggregate principal balance of loan group 2), the related loan documents do not require the borrower to maintain terrorism insurance and the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a “commercially reasonable” amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. For example with respect to one of the mortgage loans (identified as Loan No. 1 to this prospectus supplement), representing approximately 6.30% of the aggregate principal balance of the pool as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1 as of the cut-off date), terrorism insurance is only required up to such amount that can be purchased for a premium not in excess of $7,500,000, as adjusted annually in accordance with the consumer price index. With respect to one of the mortgage loans (identified as Loan No. 2 to this prospectus supplement representing 5.69% of the aggregate principal balance of the pool as of the cut-off date (or approximately 7.75% of the aggregate balance of loan group 1), the related borrower is permitted to maintain a $5,000,000 deductible as to the terrorism insurance for the mortgaged property. With respect to two of the mortgage loans (identified as Loan Nos. 6 and 11 to this prospectus supplement), representing approximately 6.83% of the principal balance of the pool as of the cut-off date (or approximately 4.13% of the aggregate principal balance of loan group 1 and approximately 14.26% of the aggregate principal balance of loan group 2), terrorism insurance is only required up to such amount that can be purchased for an annual premium not in excess of $400,000 and $3,162,500, respectively. Also, with respect to two of the mortgage loans (identified as Loan Nos. 6 and 12 to this prospectus supplement), representing approximately 6.06% of the principal aggregate balance of the pool of mortgage loans as of the cut-off date (or approximately 3.09% of loan group 1 and approximately 14.26% of loan group 2), terrorism insurance is only required to be maintained at levels that can be purchased for two times the current premium allocable to terrorism insurance. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

•	such insurance is not available at any rate, or

•

such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See “Servicing of the Mortgage Loans—Maintenance of Insurance” in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed “legally non-conforming” under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures “as is” in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following a casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower’s right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments To Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.16% of the principal balance of the pool as of the cut-off date (or approximately 19.40% of the aggregate principal balance of loan group 2), an inquiry was initiated by the State Attorney General of New York (“AG”) and the New York State Division of Housing and Community Renewal (“DHCR”) to determine whether the borrower-affiliated management company, Pinnacle Group NY LLC (“Pinnacle”), had engaged in wrongful practices concerning certain rent-stabilized properties and apartments owned or managed by Pinnacle with respect to the computation of rent increases for vacated apartments. On or about August 29, 2006, AG and DHCR served a subpoena on Pinnacle seeking certain documents in connection with the inquiry. On December 18, 2006, AG, DHCR and Pinnacle entered into an agreement pursuant to which (a) an accounting firm has been engaged to audit all rents set by Pinnacle between December 2002 and December 2006 for each rent-stabilized apartment owned or managed by Pinnacle and vacated within such period; (b) Pinnacle will revise any rents determined to have been increased above levels permitted by applicable regulations and will make restitution to applicable tenants; and (c) for a period of one year from the date of the agreement, the auditor will monitor Pinnacle’s ongoing compliance with approved procedures for tracking the costs of renovating apartments and for setting rents on newly vacated apartments. Subject to compliance with its terms, the agreement concludes the inquiry brought by AG and DHCR. A similar inquiry was initiated by the Manhattan District Attorney; Pinnacle has provided any requested documentation but to date no further action has been taken. There can be no assurance that these inquiries will not uncover any wrongdoing or that these inquiries will not have a materially adverse impact on the mortgaged real property or the mortgage loan.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

In the case of one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.58% of the aggregate principal balance of loan group 1), Charles Kushner, the former sole chairman of the Kushner Companies, has an interest in the related borrower, but under the loan documents is not permitted directly or indirectly to control the borrower. The borrower is owned and controlled by George Gellert and Jared Kushner, the son of Charles Kushner; George Gellert is the managing member of the borrower. According to published reports, Charles Kushner pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and received a two-year jail sentence. Charles Kushner has been released from jail. We cannot assure you that the above-described circumstances would not have an adverse effect on the performance of the related mortgaged property or the mortgage loan.

Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks of Inspections Relating to Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. In the case of the Manhattan Apartment Portfolio mortgage loan, the Four Seasons Resort Maui mortgage loan and The Enclave mortgage loan, which represent approximately 13.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.03% of the aggregate principal balance of loan group 1 and 33.66% of the aggregate principal balance of loan group 2, respectively, as of the cut-off date), the underlying properties are undergoing significant renovations that are anticipated to increase the net cash flow available at the related mortgaged properties. However, we cannot assure you that any such renovations will be completed. See “Annex B—Description of the Ten Largest Mortgage Loans or Cross Collateralized Groups—Manhattan Apartment Portfolio,” “—Four Seasons Resort Maui” and “—The Enclave.” See also “Risk Factors—Risks Associated with Certain Mortgage Loans and Mortgaged Properties” in the prospectus.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Other Risks

See “Risk Factors” in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

THE SPONSORS AND MORTGAGE LOAN SELLERS

General Electric Capital Corporation

General

General Electric Capital Corporation (“GECC”) is a sponsor of this securitization transaction. GECC or an affiliate underwrote all of the mortgage loans being sold by GECC to the Depositor. GECC was incorporated in 1943 in the State of New York. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company. GECC is an affiliate of the depositor. GECC is a global, diversified financial services company engaged in commercial finance, consumer finance, equipment management and insurance. The principal offices of GECC are located at 901 Main Avenue, Norwalk, Connecticut 06851-1187.

GE Real Estate’s Securitization Program

GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of December 31, 2006, GE Real Estate originated in aggregate since 1997, approximately $18.7 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.1 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $7.6 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 19 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 15 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities (USA) LLC, Bank of America National Association,

Deutsche Mortgage and Asset Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase, Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities (USA) LLC) and CW Capital LLC acted as depositor.

GEMSA Loan Services, L.P. (“GEMSA”), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on 3, and as a primary servicer on 12, of the 19 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 13 out of the 15 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

For more information regarding GECC and its securitization program, see “The Sponsor” in the prospectus.

Underwriting Standards

A description of the underwriting standards of GECC is set forth in the prospectus under “The Sponsor—Underwriting Standards.” A description of the underwriting standards of each other mortgage loan seller is set forth below.

German American Capital Corporation

General

German American Capital Corporation (“GACC” and, together with GECC and Bank of America, the “Sponsors”) is also a sponsor of this securitization transaction. GACC or an affiliate of GACC originated and underwrote 39.24% of the loans in which GACC is acting as a seller in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage-backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the (i) “COMM” program, in which its affiliate, Deutsche Mortgage and Asset Receiving Corporation (“DMARC”), is the depositor, (ii) into the “CD” program, in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into other programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past four years by GACC and its subsidiary, DBMC, have been as follows:

Year (Amts in $ billions)	Total Securitization
2006	11.2
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations, with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC and DBMC originated loans have represented a range of between approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation), PNC Bank, LaSalle Bank National Association and other third party loan or originators/sellers.

Loans sold by GACC to securitizations of third-party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2006.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however, it has purchased loans for securitization in the past and may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation, geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC, and its affiliate DBMC, originate loans secured by properties located in the United States that are secured by retail, multifamily, office, hotel, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC and DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this GACC’s Underwriting Standards section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals is examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance, the following minimum debt service coverage ratios and maximum loan-to-value ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following amounts:

Property Type	Reserve
Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

•

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

•

Third Party Reports—In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the prospectus under “Description of the Mortgage Pool—Assessments of Property Conditions.”

•

GACC’s Servicing—For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”) is also a sponsor of this securitization transaction. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

Banc of America Commercial Mortgage Inc.’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. Banc of America Commercial Mortgage Inc.’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, Banc of America Commercial Mortgage Inc.’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans in this securitization.

The tables below indicate the size and growth of Bank of America’s commercial mortgage loan origination program. Loans originated by Bank of America have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

ORIGINATION VOLUME

(Dollar Amount of Closed Loans)

	Year
Property Type	2003	2004	2005	2006	YTD March 2007
Multifamily	$773,759,737	$846,810,000	$1,923,132,683	$1,893,565,597	$359,347,478
Office	2,519,410,500	4,554,682,199	4,707,688,429	6,223,513,504	6,386,157,953
Retail	1,675,580,125	2,693,464,540	3,934,548,928	4,190,404,575	1,307,188,320
Industrial	244,734,000	442,700,000	383,918,812	429,439,600	221,784,451
Manufactured Housing	604,559,638	827,847,923	87,612,439	24,316,420	0
Self Storage	127,118,000	411,710,000	294,366,598	684,795,946	55,531,300
Lodging	346,350,000	2,465,433,338	4,087,452,198	2,974,691,886	189,337,000

Total	$6,291,512,000	$12,242,648,000	$15,418,720,087	$16,420,727,528	$8,519,346,502

Bank of America serves as a sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in Banc of America Commercial Mortgage Inc.’s securitization program, in addition to owning all of the Banc of America Commercial Mortgage Inc.’s equity. Banc of America Securities LLC, an underwriter in this transaction, is an affiliate of Bank of America and assists Bank of America and Banc of America Commercial Mortgage Inc.’s in connection with the selection of mortgage loans for various transactions.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

Banc of America’s Underwriting Standards

Origination Channels. Bank of America originates mortgage loans (i) directly to mortgagor/borrowers, (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers and (iii) through other loan originators.

The Application. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and the principal of any borrower is required to complete a Certificate of Financial Condition which certifies to certain questions regarding it’s prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for Mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property Operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance Policies

•	Borrower Structure/Authority Documents

Underwriting Evaluation. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•

Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•

Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•

Immediate Repair / Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. Bank of America generally requires that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports. Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

•

Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the “Appraisal As-Of Date” indicated on Annex A-1 to this prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice (UPAP). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

•

Property Condition Assessments. Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•

Environmental Site Assessment (“ESA”). ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

•	Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined in accordance with the Uniform Building Code.

Representations and Warranties. As and to the extent described in the prospectus supplement, Bank of America will make representations and warranties regarding the mortgage loans that it transfers to the Depositor.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc. (“BCRE”), a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE’s telephone number is (212) 412-4000.

BCRE’s primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2006, the total amount of mortgage loans originated by BCRE since 2004 was approximately $17.8 billion, of which approximately $6 billion has been securitized primarily by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theaters, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers or on its own, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005 and 2006 series of certificates issued under the Banc of America Commercial Mortgage Inc., Credit Suisse First Boston Mortgage Securities Corp., Citigroup Commercial Mortgage Securities Inc. and Deutsche Mortgage & Asset Receiving Corporation programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the three years ending on December 31, 2006.

Year	Total BCRE(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
2006	$7.8	$3.0

Total	$17.8	$6.0

(1)	Approximate amounts in billions.

(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE’s Underwriting Standards. Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE’s general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis. The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio. BCRE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE’s underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements. BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans. Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan-to-value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval. Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank’s credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing. BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

Mortgage Loan Sellers

GECC, GACC, BofA and BCRE are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that:

•

the whole loan related to the 666 Fifth Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), as to which Barclays Capital Real Estate Inc. is acting as mortgage loan seller, was co-originated by Barclays Capital Real Estate Inc. and UBS Real Estate Investments Inc. and the portion of the 666 Fifth Avenue mortgage loan owned by UBS Real Estate Investments Inc. was acquired by such mortgage loan seller;

•

the whole loan related to the Skyline Portfolio mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), as to which Bank of America, National Association is acting as mortgage loan seller, was co-originated by Eurohypo AG, New York Branch; and

•

the whole loan related to the Americold Portfolio mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), as to which German American Capital Corporation is acting as mortgage loan seller, was co-originated by German American Capital Corporation and JPMorgan Chase Bank, N.A.

GECC, GACC, BofA and BCRE each originated more than 10% of the mortgage loans in the trust fund.

THE DEPOSITOR

GE Commercial Mortgage Corporation, the depositor (the “Depositor”), is a direct wholly owned subsidiary of GECC and was incorporated in the State of Delaware on January 17, 2003. The principal executive offices of the Depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

Since its formation in 2003, the Depositor has acted as depositor with respect to securitization transactions, in an approximate aggregate amount in excess of $16 billion. GECC has acted as a sponsor of such transactions and contributed approximately 50% of the mortgage loans in such transactions in the aggregate, with the remainder having been contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, the duty to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation as to such event), to notify the Trustee (as defined herein) if any claim is made with respect to which the Depositor is entitled to indemnification from the Trust (as defined herein), to appoint a successor Trustee in the event of the resignation or removal of the Trustee, to provide the Trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any Certificates that have been privately offered, to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, to notify the Trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, required to be filed by the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

THE ISSUING ENTITY

The issuing entity for the Certificates will be GE Commercial Mortgage Corporation, Series 2007-C1 Trust (the “Trust”). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates and making distributions and providing reports to certificateholders. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the Certificate Account (as defined herein) and other accounts maintained under the pooling and servicing agreement in Permitted Investments (as defined herein). The Trust may not lend or borrow money, except that the Master Servicer or the Trustee (each as defined herein) may make Advances (as defined herein) to the Trust only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth herein under “Servicing of the Mortgage Loans—Amendments.” The Trust administers the mortgage loans through the Master Servicer and Special Servicer. A discussion of the duties of the Master Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth herein under “Servicing of the Mortgage Loans.” Other than the pooling and servicing agreement, there is no management or administration agreement regarding the Trust.

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the pooling and servicing agreement and the Permitted Investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and indemnity obligations to the Trustee, Master Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described herein under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions.”

Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.” The Depositor has been formed as a special purpose bankruptcy remote entity. In addition, in connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

1. If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the certificates.

2. If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans” in this prospectus supplement.

THE MASTER SERVICERS

The Initial Master Servicers

KeyCorp Real Estate Capital Markets, Inc.

KeyCorp Real Estate Capital Markets, Inc. (“KRECM”) will be the master servicer of all of the mortgage loans to be serviced under the pooling and servicing agreement other than the 666 Fifth Avenue mortgage loan. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the master servicer and the provisions of the pooling and servicing agreement are described in this prospectus supplement under “Servicing of the Mortgage Loans.” KRECM’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” and “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments.”

The master servicer’s obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described in this prospectus supplement under “Description of the Certificates—Advances,” “—Appraisal Reductions,” and “—Distributions—Fees and Expenses” and under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses.” KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the pooling and servicing agreement regarding the master servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor,” “—Events of Default” and “—Rights Upon Event of Default.” Certain limitations on the master servicer’s liability under the pooling and servicing agreement are described in this prospectus supplement under “—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor.”

The manner in which collections on the underlying mortgage loans are to be maintained is described under “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement within the time required by the pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long Term Deposits	A	A	A1
Short Term Deposits	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C1 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C1 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the pooling and servicing agreement, as further described in this prospectus supplement under “The Master Servicer—Bank of America, National Association, as Master Servicer and Primary Servicer,” “—Wachovia Bank, National Association, as Primary Servicer” and “—The Primary Servicing Agreements” and under “Servicing of the Mortgage Loans—General” and “—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor.” At the request of the Mortgage Loan Sellers, KRECM intends to appoint one or more subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with one or more firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans.

In addition, KRECM may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

See also “Servicing of the Mortgage Loans—General,” “—Servicing and Other Compensation and Payment of Expenses,” “—Maintenance of Insurance,” and “—Inspections; Collection of Operating Information” below in this prospectus supplement.

The information set forth in the preceding paragraphs in this “Initial Master Servicers” section in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2007-C1 certificates, the underlying mortgage loans or this prospectus supplement.

Bank of America, National Association, as Master Servicer and Primary Servicer

Bank of America will be the master servicer under the pooling and servicing agreement with respect to the 666 Fifth Avenue mortgage loan. Bank of America will also serve as master servicer of the Skyline Portfolio mortgage loan and the Pacific Shores mortgage loan under the BACM 2007-1 pooling and servicing agreement. Bank of America will also serve as primary servicer with respect to certain mortgage loans sold to the Depositor by Bank of America and BCRE. Bank of America is an affiliate of Banc of America Securities LLC, one of the underwriters. The principal servicing offices of Bank of America, National Association are located at 900 West Trade Street, Suite 650, NC1-026-06-01, Charlotte, North Carolina 28255. See “The Sponsors and Mortgage Loan Sellers” in this prospectus supplement for more information on Bank of America, National Association.

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
Commercial Mortgage Loans By Number	8,747	10,349	10,481	9,473
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167	$83,588,000,000

Within this portfolio, as of December 31, 2006, are 9,473 commercial mortgage loans with an unpaid principal balance of approximately $83,588,000,000 of which 5,170 commercial mortgage loans with an unpaid principal balance of approximately $74,661,000,000 are related to commercial mortgage-backed securities.

As required by most pooling and servicing agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance (as defined herein) if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances (or property protection advances) for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Certificate Account.

Bank of America is a rated by Fitch and S&P as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch		S&P
Primary Servicer	CPS2		Above Average
Master Servicer	CMS2		Above Average
Special Servicer	CSS3	+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.

Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

When we refer in this prospectus supplement to the master servicer under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust, we refer to Bank of America, National Association as master servicer only with respect to the 666 Fifth Avenue mortgage loan, and we refer to KeyCorp Real Estate Capital Markets, Inc. with respect to the remaining mortgage loans; provided that as described in this prospectus supplement, the Skyline Portfolio mortgage loan, the Pacific Shores mortgage loan, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loans will not be subject to servicing under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1, Trust but in each case will be subject to servicing under separate servicing agreements. Accordingly for these mortgage loans, KeyCorp Real Estate Capital Markets, Inc. in its capacity as master servicer of the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust will have limited servicing responsibility with respect to the servicing of any of these mortgage loans. For a description of the servicing arrangements for each of the mortgage loans referenced in the proviso to the immediately preceding sentence see “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans, “ “—Servicing of the Four Seasons Resort Maui Mortgage Loan, “ “—Servicing of the Mall of America Mortgage Loan,” and “—Servicing of the Americold Portfolio Mortgage Loan” in this prospectus supplement.

Wachovia Bank, National Association, as Primary Servicer

Pursuant to a certain primary servicing agreement, Wachovia Bank, National Association (“Wachovia”) will be an initial primary servicer with respect to certain Mortgage Loans for inclusion in the trust. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2003	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 03/31/2007
By Approximate Number	10,015	15,531	17,641	20,725	21,551
By Approximate Aggregate Unpaid Principal Balance (in billions)	$88.6	$141.3	$182.5	$262.1	$286.7

Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of March 31, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch		S&P
Primary Servicer	CPS2	+	Strong
Master Servicer	CMS2		Strong

The short-term debt ratings of Wachovia are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations, as primary servicer, under a certain primary servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the primary servicing agreement, the pooling and servicing agreement or other relevant servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as primary servicer under a certain primary servicing agreement, documents will be maintained in a manner consistent with the servicing standards described in the primary servicing agreement.

The Primary Servicing Agreements

Under a primary servicing agreement, Bank of America, National Association, as primary servicer with respect to all mortgage loans in the trust that were originated by it and by BCRE, will perform substantially all of the servicing duties of the master servicer described under “Servicing of the Mortgage Loans” in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Bank of America, National Association does not have any custodial responsibility with respect to the mortgage loans included in the trust.

In consideration of the performance of its servicing obligations, Bank of America, National Association, as primary servicer, will be paid a servicing fee, which is included in the administrative cost rate for the applicable mortgage loans as set forth on Annex A-1.

The primary servicing agreement provides that Bank of America, National Association may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. In addition, unless an event of default under the primary servicing agreement occurs or the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by Bank of America, National Association are repaid, repurchased or liquidated or the related mortgaged properties become REO Properties. Events of default under the primary servicing agreement will include, but are not limited to:

•

the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of Bank of America, National Association to perform its obligations under the primary servicing agreement;

•

the failure of Bank of America, National Association to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement;

•

a breach by Bank of America, National Association of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the primary servicing agreement;

•

the failure by Bank of America, National Association to remit to the master servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the primary servicing agreement, or the failure by Bank of America, National Association to deliver reports to the master servicer as required by the primary servicing agreement; and

•	certain events of bankruptcy or insolvency involving Bank of America, National Association.

Upon the occurrence and continuance of an event of default by Bank of America, National Association under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of Bank of America, National Association under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates Bank of America, National Association as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

Under the primary servicing agreement, Bank of America, National Association will indemnify the master servicer with respect to the performance of its duties as primary servicer, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence by the master servicer in the performance of its duties thereunder or by the master servicer’s negligent disregard of obligations and duties thereunder. The primary servicing agreement will provide that the liability of the primary servicer to the master servicer will be subject to limitations that are substantially similar to the limitations described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor.”

Under a primary servicing agreement, Wachovia Bank, National Association, as primary servicer with respect to all mortgage loans in the trust that were originated by General Electric Capital Corporation, will perform substantially all of the servicing duties of the master servicer described under “Servicing of the Mortgage Loans” in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Wachovia Bank, National Association does not have any custodial responsibility with respect to the mortgage loans included in the trust.

In consideration of the performance of its servicing obligations, Wachovia Bank, National Association, as primary servicer, will be paid a servicing fee, which is included in the administrative cost rate for the applicable mortgage loans as set forth on Annex A-1.

The primary servicing agreement provides that Wachovia Bank, National Association may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. In addition, unless (a) an event of default under the primary servicing agreement occurs or (b) the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by Wachovia Bank, National Association are repaid, repurchased or liquidated or the related mortgaged properties become REO Properties. Events of default under the primary servicing agreement will include, but are not limited to:

•

the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of Wachovia Bank, National Association to perform its obligations under the primary servicing agreement;

•

the failure of Wachovia Bank, National Association to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement;

•

a breach by Wachovia Bank, National Association of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the primary servicing agreement;

•

the failure by Wachovia Bank, National Association to remit to the master servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the primary servicing agreement, or the failure by Wachovia Bank, National Association to deliver reports to the master servicer as required by the primary servicing agreement; and

•	certain events of bankruptcy or insolvency involving Wachovia Bank, National Association.

Upon the occurrence and continuance of an event of default by Wachovia Bank, National Association under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of Wachovia Bank, National Association under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates Wachovia Bank, National Association as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

Under the primary servicing agreement, Wachovia Bank, National Association will indemnify the master servicer with respect to the performance of its duties as primary servicer, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence by the master servicer in the performance of its duties thereunder or by the master servicer’s negligent disregard of obligations and duties thereunder. The primary servicing agreement will provide that the liability of the primary servicer to the master servicer will be subject to limitations that are substantially similar to the limitations described under “Servicing of the Mortgage Loans--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor.”

THE SPECIAL SERVICER

LNR Partners, Inc. (the “Special Servicer” or “LNR Partners”), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (“LNR”), will initially be appointed as special servicer for the mortgage pool. In addition, LNR Partners will act as special servicer for the Skyline Portfolio Mortgage Loan and the Pacific Shores mortgage loan, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loan mortgage loan under the BACM 2007-1 pooling and servicing agreement, the CD 2007-CD4 pooling and servicing agreement, the COMM 2006-C8 pooling and servicing agreement and the JPMCC 2007-CIBC18 pooling and servicing agreement, respectively. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (“CMBS”).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe in England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C1 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Moody’s and S&P, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C1 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C1 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial Directing Certificateholder. LNR Securities Holdings, LLC currently holds a $66,666,666 interest in the $200,000,000 junior mezzanine loan relating to the 666 Fifth Avenue mortgaged property. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction and as servicer for the $200,000,000 junior mezzanine loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in the preceding paragraphs under “The Special Servicer” in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the mortgage loans are set forth herein under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans.” Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under “Servicing of the Mortgage Loans—Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.” Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under “Servicing of the Mortgage Loans—Replacement of the Special Servicer,” “Events of Default,” “—Rights Upon an Event of Default” and “—Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.” Certain terms of the BACM 2007-1 pooling and servicing agreement regarding the BACM 2007-1 special servicer’s removal or replacement are described herein under “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans—Termination of the BACM 2007-1 Special Servicer.” Certain terms of the CD 2007-CD4 pooling and servicing agreement regarding the CD 2007-CD4 special servicer’s removal or replacement are described herein under “Servicing of the Mortgage Loans—Servicing of the Four Seasons Resort Maui Mortgage Loan—Termination of the CD 2007-CD4 Special Servicer.” Certain terms of the COMM 2006-C8 pooling and servicing agreement regarding the COMM 2006-C8 special servicer’s removal or replacement are described herein under “Servicing of the Mortgage Loans—Servicing of the Mall of America Mortgage Loan—Termination of the COMM 2006-C8 Special Servicer.” Certain terms of the JPMCC 2007-CIBC18 pooling and servicing agreement regarding the JPMCC 2007-CIBC18 special servicer’s removal or replacement are described herein under “Servicing of the Mortgage Loans—Servicing of the Americold Portfolio Mortgage Loan—Termination of the JPMCC 2007-CIBC18 Special Servicer.”

THE TRUSTEE AND THE CUSTODIAN

General

Wells Fargo Bank, N.A. (the “Trustee” or “Wells Fargo”) will serve as Trustee and Custodian under the Pooling and Servicing Agreement pursuant to which the certificates are being issued. Wells Fargo is a national banking association and wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, over 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the underwriters and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its office for certificate transfer service is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

Under the terms of the pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities. Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability, damage, claims, unanticipated expense (including attorney fees and expenses) or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if in the good faith business judgment of the trustee, the repayment of such funds or adequate indemnity against such risk or liability would not be ultimately recoverable. The master servicer and the special servicer will each indemnify the trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith and/or negligence in the performance of the master servicer or the special servicer duties as applicable, under the pooling and servicing agreement or by reason of negligent disregard of its respective obligations and duties under the pooling and servicing agreement.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any mortgaged property or any assets of the trust is located, the depositor, the trustee or certificateholders evidencing a majority of voting rights will have the power to appoint one or more persons to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the pooling and servicing agreement.

The information set forth in this prospectus supplement concerning the trustee has been provided by the trustee.

Duties of the Trustee

The Trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the Depositor or the Master Servicer or the Special Servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by or on behalf of the Depositor or the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default of which the Trustee has knowledge and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with the pooling and servicing agreement, the Trustee is required to transmit by mail to the Depositor and all certificateholders notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

The fees and normal disbursements of the Trustee are required to be borne by the Trust. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses—Trustee Compensation” in this prospectus supplement.

The pooling and servicing agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least 25% of the Voting Rights (as defined herein) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the pooling and servicing agreement (unless a higher percentage of Voting Rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the pooling and servicing agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Certificate Account from time to time, for any loss, liability or expense arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the pooling and servicing agreement.

The Trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The fee of the trustee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.00053% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the pooling and servicing agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, or if the Trustee shall fail to distribute certain reports within certain time frames, as specified in the pooling and servicing agreement, or if the Trustee shall fail to make required distributions to certificateholders (other than by reason of the failure of the Master Servicer or Special Servicer to timely perform its obligations or other causes beyond the reasonable control of the Trustee), the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the certificates entitled to at least 51% of the Voting Rights may at any time, with or without cause, remove the Trustee under the pooling and servicing agreement and appoint a successor Trustee.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee.

If the Trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the Trustee to a successor Trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor Trustee to the successor Trustee, are to be paid:

•	by the predecessor Trustee, if such predecessor Trustee has resigned or been removed with cause, including by the Depositor in accordance with the pooling and servicing agreement;

•	by the certificateholders that effected the removal, if the predecessor Trustee has been removed without cause by such certificateholders; and

•

out of the Trust assets, if such costs and expenses are not paid by the predecessor Trustee or the subject certificateholders, as contemplated by the immediately preceding bullet points, within a specified period after they are incurred (except that such predecessor Trustee or such subject certificateholders, as applicable, will remain liable to the Trust for those costs and expenses).

The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated “AA-” or higher by S&P and Fitch and “Aa3” or higher by Moody’s (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates).

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

Wells Fargo will initially serve as paying agent (in that capacity, the “Paying Agent”) and as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).

DESCRIPTION OF THE MORTGAGE POOL

General

All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of, with respect to each mortgage loan, the later of May 1, 2007 and the date of origination of such mortgage loan, or with respect to Loan Nos. 1 and 16, May 5, 2007, (the “Cut-off Date”), assuming that the mortgage loans make their scheduled monthly payments in May 2007. The trust will consist primarily of 197 mortgage loans secured by 286 commercial, multifamily and manufactured housing mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $3,953,465,462 (the “Initial Pool Balance”) subject to a permitted variance of plus or minus 5%. The “Cut-off Date Balance” of any mortgage loan, pari passu loan or subordinate loan will be the unpaid principal balance of that mortgage loan, pari passu loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

The pool of mortgage loans will be deemed to consist of two loan groups (“Loan Group 1” and “Loan Group 2” and, collectively, the “Loan Groups”). Loan Group 1 will consist of 137 mortgage loans with an aggregate principal balance of $2,901,737,992, representing approximately 73.40% of the Initial Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of 60 mortgage loans with an aggregate principal balance of $1,051,727,470 (or approximately 96.53% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 97.01% secured by manufactured housing properties), representing approximately 26.60% of the Initial Pool Balance (the “Initial Loan Group 2 Balance”). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

Each mortgage loan is evidenced by one or more promissory notes (each such promissory note or group of related promissory notes, a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) that creates a first mortgage lien:

(1) on a fee simple estate in one or more commercial, multifamily or manufactured housing properties; and

(2) with respect to 14 mortgaged properties (securing 13 mortgage loans identified as Loan Nos. 7, 17, 21, 27, 43, 76, 78, 92, 96, 98, 111, 135 and 178 on Annex A-1 to this prospectus supplement), representing (based on allocated loan amount) approximately 9.03% of the Initial Pool Balance (or approximately 10.88% of the Initial Loan Group 1 Balance and approximately 3.92% of the Initial Loan Group 2 Balance), on a leasehold or fee/leasehold estate in a commercial property.

Each property described in clauses (1) and (2) above is referred to in this prospectus supplement as a “Mortgaged Property.”

The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least fifteen years beyond the stated maturity of that mortgage loan (including extensions at the borrower’s option), unless otherwise specified below under “—Representations and Warranties; Repurchases and Substitutions.” Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” herein and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

On or about May 8, 2007 (the “Closing Date”), GE Commercial Mortgage Corporation (the “Depositor”) will acquire the mortgage loans from General Electric Capital Corporation (“GECC”), German American Capital Corporation (“GACC”), Bank of America, National Association (“Bank of America”) and Barclays Capital Real Estate Inc. (“BCRE” and, collectively with GECC, GACC and Bank of America, the “Mortgage Loan Sellers”) pursuant to four mortgage loan purchase agreements, each dated on or about the Cut-off Date (the “Purchase Agreements”), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee for the benefit of the holders of the certificates (the “Certificateholders”). See “—The Mortgage Loan Sellers” below and “Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases” in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

The mortgage loans were originated in the period between October 2005 and April 2007.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

A description of the underwriting standards of General Electric Capital Corporation is set forth in the prospectus under “The Sponsor—Underwriting Standards.” A description of the underwriting standards of each other Mortgage Loan Seller is set forth above under “The Sponsors and Mortgage Loan Sellers.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

Additional Debt

As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

•

Ten mortgage loans (identified as Loan Nos. 1, 4, 8, 9, 6, 11, 24, 41, 111 and 114 on Annex A-1 to this prospectus supplement), representing, in the aggregate, approximately 28.03% of the Initial Pool Balance (which includes nine mortgage loans in Loan Group 1, or approximately 33.02% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group 2, or approximately 14.26% of the Initial Loan Group 2 Balance), the related mortgaged property or properties also secure one or more pari passu loans and/or subordinate loans. See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement.

•	With respect to one mortgage loan (identified as Loan No. 99, on Annex A-1 to this prospectus supplement), representing approximately 0.22% of the Initial Pool Balance (or approximately 0.82% of the Initial Loan Group 2 Balance), the related borrower is permitted to incur additional debt secured by the related mortgaged property subject to certain requirements, including, among other things, (i) a combined loan-to-value ratio of not more than 80% and (ii) combined debt service coverage ratio of not less than 1.20x. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

Except as provided in “Description of the Mortgage Pool-Additional Debt” in this prospectus supplement, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or potential unsecured indebtedness (other than mezzanine indebtedness which is discussed in the charts below) with respect to the mortgage loans.

•

With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.58% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur additional junior indebtedness after the existing junior mezzanine debt has been paid in full (which may be unsecured subordinate debt or mezzanine debt); provided that (a) the amount of such additional junior indebtedness is either (i) reasonably acceptable to lender or (ii) with respect to mezzanine debt, in an amount such that when added to the then outstanding principal balance of the mortgage loan and the outstanding balance of the related senior mezzanine loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; and (b) the lender must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

•

With respect to one mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement), representing approximately 0.73% of the Initial Pool Balance (or approximately 0.99% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur additional unsecured subordinate debt from affiliates of the related borrower in an amount not to exceed $1,437,500. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

•

With respect to one mortgage loan (identified as Loan No. 42 on Annex A-1 to this prospectus supplement), representing approximately 0.43% of the Initial Pool Balance (or approximately 0.59% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt from its members provided, among other things, such loans do not exceed seven percent (7%) of the original principal balance of the related mortgage loan and payments for such loans are permitted to the extent that net cash flow is available after paying the related mortgage loan.

•

With respect to one mortgage loan (identified as Loan No. 99 on Annex A-1 to this prospectus supplement), representing approximately 0.22% of the Initial Pool Balance (or approximately 0.82% of the Initial Loan Group 2 Balance), the related borrower is permitted to incur additional unsecured subordinate debt subject to certain requirements, including, among other things, (i) a combined loan-to-value ratio of not more than 80%, and (ii) a combined debt service coverage ratio of not less than 1.20x. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, without lender consent, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. With respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without lender consent. In addition, a change of control without lender consent might also occur where a non-controlling equity holder has a preferred equity interest in the related borrower and the related organizational documents permit such preferred equity interest holder to cause a change in control upon the failure of the related borrower to satisfy distribution obligations. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing or potential mezzanine debt:

EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Debt Balance
666 Fifth Avenue	$249,000,000	6.30%	$535,000,000	(1)
Pacific Shores	$165,875,000	4.20%	$150,800,000
The Enclave	$150,000,000	3.79%	$45,000,000
Galleria Officentre	$89,600,000	2.27%	$5,600,000
Palma Sorrento Apartments(2)	$57,020,000	1.44%	$19,000,000
Villa Veneto Apartments(2)	$54,070,000	1.37%	$19,000,000
Magic Sands Mobile Home Park(3)	$38,500,000	0.97%	$10,800,000
Columbia Hotel Portfolio	$16,050,000	0.41%	$7,248,463
Villa Teresa Mobile Home Park(3)	$14,030,000	0.35%	$10,800,000
Harbour Run Apartments	$11,200,000	0.28%	$1,350,000
Thurms Estates MHP	$10,400,000	0.26%	$600,000
Indiana MHP Portfolio	$4,855,367	0.12%	$375,000
The Stanley Works	$4,380,000	0.11%	$2,673,000
Holland Gardens Apartments	$3,480,000	0.09%	$435,000

(1)	The mezzanine debt balance is comprised of $335,000,000 of senior mezzanine debt and $200,000,000 of junior mezzanine debt.

(2)

The mezzanine debt balance is in the aggregate amount of $19,000,000. One of the borrower principals made mezzanine loans to the other borrower principals, in each case secured by the related loan sponsor’s interest in the borrowers under the Palma Sorrento Apartments and the Villa Veneto Apartments as well as such sponsor’s interest in borrowers under another loan that is not included in the trust fund.

(3)

The mezzanine debt balance is in the aggregate amount of $10,800,000. One of the borrower principals made mezzanine loans to the other borrower principals, in each case secured by the related loan sponsor’s interest in the borrowers under the Magic Sands Mobile Home Park and the Villa Teresa Mobile Home Park.

FUTURE MEZZANINE DEBT PERMITTED UNDER

THE RELATED MORTGAGE LOAN DOCUMENTS

Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
666 Fifth Avenue(1)	$249,000,000	6.30%	89%	—
Wolfchase Galleria	$225,000,000	5.69%	80%	1.10x
Four Seasons Resort Maui(2)	$175,000,000	4.43%	75%	1.25x
Presbyterian Plano Medical Office	$55,040,000	1.39%	90%	1.10x
Piero Apartments	$40,400,000	1.02%	70%	1.15x
5 Marine View Plaza	$29,500,000	0.75%	85%	1.20x
1604 Broadway	$27,000,000	0.68%	85%	1.10x
Wyndham Jacksonville Riverwalk Hotel	$26,000,000	0.66%	80%	1.30x
Lebanon Plaza	$23,200,000	0.59%	80%	1.15x
Cypress Crossroads(3)	$19,400,000	0.49%	80%	1.20x
Westchester Portfolio	$16,800,000	0.42%	80%	1.20x
Rolling Hills Place(3)	$14,720,000	0.37%	80%	1.20x
931 Corporate Center Drive (HSBC)	$13,200,000	0.33%	80%	1.20x
River Park Apartments	$12,700,000	0.32%	85%	1.15x
Albuquerque Portfolio	$12,250,000	0.31%	80%	1.12x
The Pointe at Wimbledon	$12,000,000	0.30%	85%	1.20x
Barloworld Distribution(4)	$9,820,000	0.25%	80%	1.07x
Cypress Center(5)	$9,516,000	0.24%	85%	1.20x
Garden Gate Apartments	$9,400,000	0.24%	80%	1.10x
229 Fabricante	$6,487,501	0.16%	80%	1.15x
New Trier Indianapolis	$6,036,705	0.15%	85%	1.15x
New Trier Bakersfield	$5,372,916	0.14%	85%	1.15x
The Stanley Works	$4,380,000	0.11%	85%	1.15x
Sloan Industrial Portfolio(6)	$4,300,000	0.11%	80%	1.20x
New Trier Gurnee	$4,075,000	0.10%	85%	1.15x

(1)	The owners of the borrower are permitted to obtain additional or replacement financing, which may be subordinate debt or mezzanine debt, after the existing junior mezzanine debt has been paid in full.

(2)

If the borrower’s parent has incurred or intends to incur other debt from affiliates or obtaining third-party preferred equity, the required maximum combined LTV ratio is 68% and the minimum required combined DSCR is 1.30x.

(3)	Only allowed subsequent to three years from the closing date of the Mortgage Loan.

(4)

Mezzanine financing is only permitted in connection with the exercise by the single tenant at the mortgaged property of its right pursuant to its lease to expand its space and the proceeds may only be used for the expansion.

(5)	Only allowed after February 1, 2009.

(6)	In the event the borrower’s parent incurs mezzanine debt, the contract rate shall be increased from 5.74% to 5.76% beginning on the date such mezzanine debt is incurred.

In addition to the rights of the holders of other interests in the 666 Fifth Avenue Whole Loan, The Enclave Whole Loan and the Four Seasons Resort Maui Whole Loan discussed above, the servicing of the 666 Fifth Avenue Whole Loan, The Enclave Whole Loan and the Four Seasons Resort Maui Whole Loan, as applicable, will be subject to the rights of the related mezzanine lenders. See “Risk Factors—Ability to Incur Other Debt Entails Risk” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

Certain risks relating to additional debt are described in “Risk Factors—Ability to Incur Other Debt Entails Risk” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

See “Certain Legal Aspects of Mortgage Loans” in the prospectus and in this prospectus supplement for a description of certain laws affecting the enforcement of the mortgage loans.

Split Loan Structure

The pool of mortgage loans will include ten mortgage loans that are each part of a split loan structure, also referred to as a “Whole Loan.” A Whole Loan generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Whole Loan that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Whole Loan are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Whole Loan, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement and/or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Whole Loan.

The table below identifies each of the mortgage loans and its corresponding companion loan.

Whole Loans

Mortgage Loan	Cut-Off Date Principal Balance	% of Initial Mortgage Pool Balance	Loan Group	% of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Cut-off Date Balance	Aggregate Non-Trust Pari Passu Loan or Senior Component Balance	Non-Trust Note B or Subordinate Component Balance	Controlling Pooling and Servicing Agreement(1)	Initial Master Servicer(2)	Initial Special Servicer(3)
666 Fifth Avenue	$249,000,000	6.30%	1	8.58%	$966,000,000	$966,000,000	—	GECMC 2007-C1	Bank of America	LNR
Skyline Portfolio	$203,400,000	5.14%	1	7.01%	$474,600,000	$474,600,000	—	BACM 2007-1	Bank of America	LNR
Four Seasons Resort Maui	$175,000,000	4.43%	1	6.03%	$250,000,000	$250,000,000	—	CD 2007-CD4	Wachovia	LNR
Pacific Shores	$165,875,000	4.20%	1	5.72%	$165,875,000	$165,875,000	—	BACM 2007-1	Bank of America	LNR
The Enclave	$150,000,000	3.79%	2	14.26%	$75,000,000	$—	$75,000,000	GECMC 2007-C1	Key	LNR
Mall of America	$104,000,000	2.63%	1	3.58%	$651,000,000	$651,000,000	—	COMM 2006-C8	Midland	LNR
Americold Portfolio	$30,000,000	0.76%	1	1.03%	$320,000,000	$320,000,000	—	JPMCC 2007-CIBC18	Midland	LNR
Clarion LaGuardia Airport Hotel	$17,300,000	0.44%	1	0.60%	$2,000,000	$—	$2,000,000	GECMC 2007-C1	Key	LNR
Prospect Plaza La Jolla	$7,200,000	0.18%	1	0.25%	$422,000	$—	$422,000	GECMC 2007-C1	Key	LNR
Downtown Plaza	$6,513,000	0.16%	1	0.22%	$407,000	$—	$407,000	GECMC 2007-C1	Key	LNR

(1)

GECMC 2007-C1 refers to the pooling and servicing agreement entered into in connection with the Offered Certificates. BACM 2007-1 refers to the pooling and servicing agreement entered into in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1. CD 2007-CD4 refers to the pooling and servicing agreement entered into in connection with the Citigroup Commercial Mortgage Securities Inc, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4. COMM 2006-C8 refers to the pooling and servicing agreement entered into in connection with the COMM 2006-C8, Commercial Mortgage Pass-Through Certificates. JPMCC 2007-CIBC18 refers to the pooling and servicing agreement entered into in connection with the JPMCC 2007-CIBC18 Commercial Mortgage Pass-Through Certificates.

(2)

“Bank of America” refers to Bank of America, National Association. “Wachovia” refers to Wachovia Bank, National Association. “Midland” refers to Midland Loan Services, Inc. “Key” refers to KeyCorp Real Estate Capital Markets, Inc.

(3)	LNR refers to LNR Partners, Inc.

The table below identifies the DSCR and LTV Ratio of each of the Whole Loans.

Whole Loan	Whole Loan DSCR	Whole Loan LTV Ratio(1)
666 Fifth Avenue(2)	1.46x	60.75%
Skyline Portfolio	1.24x	77.75%
Four Seasons Resort Maui(2)	1.47x	70.83%
Pacific Shores	1.65x	54.98%
The Enclave(2)	1.80x	79.23%
Mall of America	1.43x	75.50%
Americold Portfolio	2.09x	75.86%
Clarion LaGuardia Airport Hotel	1.12x	85.53%
Prospect Plaza La Jolla	1.07x	77.38%
Downtown Plaza	1.08x	76.89%

(1)	Based on the outstanding principal balance of the Whole Loan on the cut-off date.
(2)

See “—Performance Escrows; Adjustments to DSCR and/or LTV” below and “Annex B—Description of the Ten Largest Mortgage Loans or Cross-Collateralized Groups—666 Fifth Avenue,” “—Four Seasons Resort Maui” and “—The Enclave” for a description of certain assumptions made with respect to the DSCR and/or LTV.

The following is a brief description of the Whole Loans of which one or more mortgage loans are included in the trust—

•

One of the Whole Loans, which is secured by the 666 Fifth Avenue mortgaged property (the “666 Fifth Avenue Whole Loan”), consists of eight pari passu mortgage loans (each, a “666 Fifth Avenue Note”), of which two mortgage loans are included in the trust (the “666 Fifth Avenue Mortgage Loan”) and the remaining loans are not included in the trust (the “666 Fifth Avenue Pari Passu Companion Loans” or, as the context requires, the “Serviced Companion Loans”) and, together with the Four Seasons Resort Maui Pari Passu Loan, the Skyline Portfolio Pari Passu Loans, Pacific Shores Pari Passu Loans, the Mall of America Pari Passu Loans and the Americold Portfolio Pari Passu Loans, each a “Pari Passu Loan”. Three of the other 666 Fifth Avenue Pari Passu Companion Loans in the aggregate principal amount of $483,000,000 are currently owned by BCRE, with plans for inclusion in one or more future securitizations and three of the other 666 Fifth Avenue Pari Passu Companion Loans in the aggregate principal amount of $483,000,000 are currently owned by UBS Real Estate Investments Inc.

•

One of the Whole Loans, which is secured by the Skyline Portfolio mortgaged properties (the “Skyline Portfolio Whole Loan”, consists of three pari passu mortgage loans, of which one mortgage loan is included in the trust (the “Skyline Portfolio Mortgage Loan”) and the remaining loans are not included in the trust (the “Skyline Portfolio Pari Passu Loans”). One of the Skyline Portfolio Pari Passu Loans was 50/50 originated by Bank of America and Eurohypo AG, New York Branch and sold into the trust fund established pursuant to the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the “BACM 2007-1 Pooling and Servicing Agreement”, among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC administrator. The other Skyline Portfolio Pari Passu Loan was contributed by Eurohypo AG, New York Branch and is currently owned by the trust fund established pursuant to the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificate Series 2007-LDP10.

•	One of the Whole Loans, which is secured by the Four Seasons Resort Maui mortgaged property (the “Four Seasons Resort Maui Whole Loan”), consists of two pari passu mortgage loans, of which one mortgage loan is included in the trust (the “Four Seasons Resort Maui Mortgage Loan”) and the other of which (the “Four Seasons Resort Maui Pari Passu Loan”) is owned by the trust fund established pursuant to the CD 2007-CD4 Pooling and Servicing Agreement.

•

One of the Whole Loans, which is secured by the Pacific Shores mortgaged property (the “Pacific Shores Whole Loan”), consists of two pari passu mortgage loans, of which one mortgage loan is included in the trust (the “Pacific Shores Mortgage Loan”) and the remaining loan is not included in the trust (the “Pacific Shores Pari Passu Loan”). The Pacific Shores Pari Passu Loan is owned by the trust fund established pursuant to the BACM 2007-1 Pooling and Servicing Agreement.

•

One of the Whole Loans, which is secured by The Enclave mortgaged property (“The Enclave Whole Loan”) consists of one senior mortgage loan, which is included in the trust (“The Enclave Mortgage Loan”) and one subordinate loan, which is not included in the trust (“The Enclave B Note”). The Enclave B Note is currently owned by GACC or an affiliate of GACC.

•

One of the Whole Loans, which is secured by the Mall of America mortgaged property (the “Mall of America Whole Loan”) consists of four pari passu mortgage loans, one of which is included in the trust (the “Mall of America Mortgage Loan”) and the remaining pari passu loans are not included in the trust (the “Mall of America Pari Passu Loans”). One of the Mall of America Pari Passu Loans is owned by the trust fund established pursuant to the pooling and servicing agreement related to the COMM 2006-C8 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “COMM 2006-C8 Pooling and Servicing Agreement”) among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, Inc., as a master servicer with respect to certain mortgage loans, LNR Partners, Inc. as special servicer and LaSalle Bank National Association, as trustee. Two of the Mall of America Pari Passu Loans are owned by the trust fund established pursuant to the pooling and servicing agreement related to the CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-CD4 (the “CD 2007-CD4 Pooling and Servicing Agreement”), among Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, Inc., as a master servicer with respect to certain mortgage loans, Wachovia Bank, National Association, as a master servicer with respect to certain mortgage loans, Capmark Finance Inc., as a master servicer with respect to certain mortgage loans, LNR Partners, Inc. as special servicer with respect to certain mortgage loans, J.E. Robert Company, Inc., as a special servicer with respect to certain mortgage loans and Wells Fargo Bank, N.A., as trustee.

•

One of the Whole Loans, which is secured by the Americold Portfolio mortgaged properties (the “Americold Portfolio Whole Loan”), consists of five pari passu mortgage loans, of which one mortgage loan is included in the trust (the “Americold Portfolio Mortgage Loan”) and the remaining loans are not included in the trust (the “Americold Portfolio Pari Passu Loans”). One of the Americold Pari Passu Loans is owned by the trust fund established pursuant to the CD 2007-CD4 Pooling and Servicing Agreement. Another of the Americold Portfolio Pari Passu Loans is owned by the trust fund established pursuant to the pooling and servicing agreement related to the JPMCC 2007-CIBC18 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “CIBC18 Pooling and Servicing Agreement”), among Capmark Finance Inc., as master servicer, Midland Loan Services Inc., as primary servicer, LNR Partners, Inc., as a special servicer with respect to certain mortgage loans and Wells Fargo Bank, N.A., as trustee. Another of the Americold Portfolio Pari Passu Loans is owned by the trust fund established pursuant to the pooling and servicing agreement related to the JPMCC Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates (the “LDP10 Pooling and Servicing Agreement”) among J.P. Morgan Chase Commercial Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer with respect to certain of the mortgage loans, J.E. Robert Company, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee and LaSalle Bank National Association, as co-trustee. The other Americold Portfolio Pari Passu Loan is currently owned by JPMorgan Chase Bank, N.A. and anticipated to be deposited into a trust fund to be established pursuant to a pooling and servicing agreement related to the JPMCC 2007-C1BC19 Mortgage Trust.

•

One of the Whole Loans, which is secured by the Clarion LaGuardia Airport Hotel mortgaged property (the “Clarion LaGuardia Airport Hotel Whole Loan”) consists of one senior mortgage loan, which is included in the trust (the “Clarion LaGuardia Airport Hotel Mortgage Loan”) and one subordinate loan, which is not included in the trust (the “Clarion LaGuardia Airport Hotel Note B”). The Clarion LaGuardia Airport Hotel Note B is currently owned by Quadrant Strategy REIT, Inc.

•

One of the Whole Loans, which is secured by the Prospect Plaza La Jolla mortgaged property (the “Prospect Plaza La Jolla Whole Loan”) consists of one senior mortgage loan, which is included in the trust (the “Prospect Plaza La Jolla Mortgage Loan”) and one subordinate loan, which is not included in the trust (the “Prospect Plaza La Jolla B Note”). The Prospect Plaza La Jolla B Note is currently owned by Mezz Cap Finance, LLC, a Delaware limited liability company.

•

One of the Whole Loans, which is secured by the Downtown Plaza mortgaged property (the “Downtown Plaza Whole Loan”) consists of one senior mortgage loan, which is included in the trust (the “Downtown Plaza Mortgage Loan”) and one subordinate loan, which is not included in the trust (the “Downtown Plaza B Note”). The Downtown Plaza B Note is currently owned by CBA Mezzanine Capital Finance, LLC, a Delaware limited liability company.

The Downtown Plaza Whole Loan, 666 Fifth Avenue Whole Loan, The Enclave Whole Loan, the Clarion LaGuardia Airport Hotel Whole Loan and the Prospect Plaza La Jolla Whole Loan are collectively referred to as the “Serviced Whole Loans.”

The Skyline Portfolio Mortgage Loan, the Pacific Shores Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan, the Mall of America Mortgage Loan and the Americold Portfolio Mortgage Loan are collectively referred to as the “Non-Serviced Mortgage Loans.”

Six of the ten largest mortgage loans are each part of a Whole Loan. For a discussion of these mortgage loans, we refer you to “Annex B—Collateral Term Sheet—Ten Largest Mortgage Loans or Cross-Collateralized Groups—666 Fifth Avenue,” “—Skyline Portfolio,” “—Four Seasons Resort Maui,” “—Pacific Shores,” “—The Enclave,” and “—Mall of America Mortgage Loan.”

The payment priority among the holders of each Whole Loan is as follows:

666 Fifth Avenue Whole Loan. The holders of the 666 Fifth Avenue Whole Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 666 Fifth Avenue Whole Loan and provides, in general, that:

•

the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans will be applied to the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, Special Servicer and Trustee, in accordance with the terms of the Pooling and Servicing Agreement).

Skyline Portfolio Whole Loan. The holders of the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Skyline Portfolio Whole Loan and provides, in general, that:

•

the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans will be applied to the Skyline Portfolio Mortgage Loan and the Skyline Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the Skyline Portfolio Mortgage Loan in accordance with the terms of the BACM 2007-1 Pooling and Servicing Agreement.

Four Seasons Resort Maui Whole Loan. The holders of the Four Seasons Resort Maui Mortgage Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Four Seasons Resort Maui Whole Loan and provides, in general, that:

•

the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Loan will be applied to the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the Four Seasons Resort Maui Mortgage Loan in accordance with the terms of the CD 2007-CD4 Pooling and Servicing Agreement.

Pacific Shores Whole Loan. The holders of the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Pacific Shores Whole Loan and provides, in general, that:

•	the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loans will be applied to the Pacific Shores Mortgage Loan and the Pacific Shores Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the Pacific Shores Mortgage Loan in accordance with the terms of the BACM 2007-1 Pooling and Servicing Agreement.

The Enclave Whole Loan. The holders of The Enclave Mortgage Loan and The Enclave B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of The Enclave Whole Loan and provides, that:

•

if no monetary event of default or non-monetary event of default which causes The Enclave Whole Loan to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of The Enclave Whole Loan, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

(i) first, to the holder of The Enclave Mortgage Loan (or the master servicer, the special servicer or the trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or The Enclave Mortgage Loan pursuant to the related intercreditor agreement or the pooling and servicing agreement;

(ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to The Enclave Whole Loan under the related intercreditor agreement or pooling and servicing agreement;

(iii) third, to the holder of The Enclave Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv) fourth, to the holder of The Enclave Mortgage Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to The Enclave Whole Loan in accordance with its percentage interest in The Enclave Whole Loan;

(v) fifth, to the holder of The Enclave B Note, up to the amount of any unreimbursed cure payments made by the holder of The Enclave B Note pursuant to the related intercreditor agreement or the pooling and servicing agreement;

(vi) sixth, to the holder of The Enclave B Note, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(vii) seventh, to the holder of The Enclave B Note, in an amount equal to its pro rata portion of any payments received on account of principal with respect to The Enclave Whole Loan in accordance with its respective percentage interest;

(viii) eighth, pro rata, (a) to the holder of The Enclave Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of The Enclave B Note, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of The Enclave Mortgage Loan (or any servicer or trustee)); and

(ix) ninth, any remaining amounts, to the holder of The Enclave Mortgage Loan and the holder of The Enclave B Note in accordance with their respective percentage interests.

•

if a monetary event of default or non-monetary event of default which causes The Enclave Whole Loan to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of The Enclave Whole Loan, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

(i) first, to the holder of The Enclave Mortgage Loan (or the master servicer, the special servicer or the trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or The Enclave Mortgage Loan pursuant to the related intercreditor agreement or the pooling and servicing agreement;

(ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to The Enclave Whole Loan under the related intercreditor agreement or the pooling and servicing agreement;

(iii) third, to the holder of The Enclave Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv) fourth, to the holder of The Enclave Mortgage Loan, in an amount equal to the outstanding principal balance of The Enclave Mortgage Loan, until such principal balance has been paid in full;

(v) fifth, to the holder of The Enclave B Note, up to the amount of any unreimbursed cure payments made by the holder of The Enclave B Note pursuant to the related intercreditor agreement or the pooling and servicing agreement;

(vi) sixth, to the holder of The Enclave B Note, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(vii) seventh, to the holder of The Enclave B Note, in an amount equal to the outstanding principal balance of The Enclave B Note, until such principal balance has been paid in full;

(viii) eighth, pro rata, (a) to the holder of The Enclave Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of The Enclave B Note, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of The Enclave Mortgage Loan (or the master servicer, the special servicer or the trustee)); and

(ix) ninth, any remaining amounts, to the holder of The Enclave Mortgage Loan and the holder of The Enclave B Note in accordance with their respective initial percentage interests.

Mall of America Whole Loan. The holders of the Mall of America Whole Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Mall of America Whole Loan and provides, in general, that:

•	the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans will be applied to the Mall of America Mortgage Loan and the Mall of America Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the Mall of America Mortgage Loan in accordance with the terms of the COMM 2006-C8 Pooling and Servicing Agreement.

Americold Portfolio Whole Loan. The holders of the Americold Portfolio Whole Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Americold Portfolio Whole Loan and provides, in general, that:

•

the Americold Portfolio Mortgage Loan and the Americold Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•

all payments, proceeds and other recoveries on or in respect of the Americold Portfolio Mortgage Loan and the Americold Portfolio Pari Passu Loans will be applied to the Americold Portfolio Mortgage Loan and the Americold Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the Americold Portfolio Mortgage Loan in accordance with the terms of the JPMCC 2007-CIBC18 Pooling and Servicing Agreement.

Clarion LaGuardia Airport Hotel Whole Loan. The holders of the Clarion LaGuardia Airport Hotel Mortgage Loan and the Clarion LaGuardia Airport Hotel Note B have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Clarion LaGuardia Airport Hotel Whole Loan and provides, in general, that:

•

the rights of the holder of the Clarion LaGuardia Airport Hotel B Note to receive payments are subordinate to the rights of the holder of the Clarion LaGuardia Airport Hotel Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

•

prior to the occurrence and continuance of a monetary event of default or a non-monetary event of default for which the Clarion LaGuardia Airport Hotel Whole Loan is accelerated or any other event of default which causes the Clarion LaGuardia Hotel Whole Loan to become specially serviced or any bankruptcy or insolvency event that constitutes an event of default, after payment of amounts payable or reimbursable to the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement, the holder of the Clarion LaGuardia Airport Hotel Note B will generally be entitled to receive its pro rata share of payments of interest and principal after the holder of the Clarion LaGuardia Airport Hotel Mortgage Loan receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses; and

•

following the occurrence and during the continuance of a monetary event of default or a non-monetary event of default that accelerates the Clarion LaGuardia Airport Hotel Whole Loan to be accelerated or to become specially serviced (or, if such default has occurred, but the holder of the Clarion LaGuardia Airport Hotel Note B has cured such a default) or any bankruptcy or insolvency event that constitutes an event of default, after payment of all amounts then payable or reimbursable to the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement, the holder of the Clarion LaGuardia Airport Hotel Note B will not be entitled to receive payments of principal or interest until the holder of the Clarion LaGuardia Airport Hotel Mortgage Loan receives all its accrued interest and outstanding principal in full.

Prospect Plaza La Jolla Whole Loan. The holders of the Prospect Plaza La Jolla Mortgage Loan and the Prospect Plaza La Jolla B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Prospect Plaza La Jolla Whole Loan and provides, in general, that:

•

the rights of the holder of the Prospect Plaza La Jolla B Note to receive payments are subordinate to the rights of the holder of the Prospect Plaza La Jolla Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

•

prior to the occurrence of (i) the acceleration of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Prospect Plaza La Jolla B Note, and

•

following the occurrence and during the continuance of (i) the acceleration of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of the Prospect Plaza La Jolla B Note will not be entitled to receive any payment of principal or interest until the holder of the Prospect Plaza La Jolla Mortgage Loan has been paid all of it unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

Downtown Plaza Whole Loan. The holders of the Downtown Plaza Mortgage Loan and the Downtown Plaza B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Downtown Plaza Whole Loan and provides, in general, that:

•

the rights of the holder of the Downtown Plaza B Note to receive payments are subordinate to the rights of the holder of the Downtown Plaza Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

•

prior to the occurrence of (i) the acceleration of the Downtown Plaza Mortgage Loan or the Downtown Plaza B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Downtown Plaza B Note, and

•

following the occurrence and during the continuance of (i) the acceleration of the Downtown Plaza Mortgage Loan or the Downtown Plaza B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of the Downtown Plaza B Note will not be entitled to receive any payment of principal or interest until the holder of the Downtown Plaza Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full and payment of unpaid servicing fees and compensation has been made.

The co-lender agreement or intercreditor agreement for each Serviced Whole Loan provides that each Serviced Mortgage Loan and each Serviced Companion Loan will be serviced and administered pursuant to the pooling and servicing agreement and the applicable provisions of the intercreditor agreement.

The Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1.

The Four Seasons Resort Maui Whole Loan will be serviced under the CD 2007-CD4 Pooling and Servicing Agreement.

The Mall of America Whole Loan will be serviced under the COMM 2006-C8 Pooling and Servicing Agreement.

The Americold Portfolio Whole Loan will be serviced under the CIBC18 Pooling and Servicing Agreement.

The Directing Certificateholder will be permitted under the Pooling and Servicing Agreement to exercise the rights and powers of the holder of each Non-Serviced Mortgage Loan under the related intercreditor agreement or BACM 2007-1 Pooling and Servicing Agreement, CD 2007-CD4 Pooling and Servicing Agreement, COMM 2006-C8 Pooling and Servicing Agreement, or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement as applicable.

For a discussion regarding the Directing Certificateholder with respect to the Whole Loans, see “Servicing of the Mortgage Loans” in this prospectus supplement.

Certain rights of the holders of the Pari Passu Loans are as follows—

•

Purchase Option. The Skyline Portfolio Controlling Holder, Four Seasons Resort Maui Controlling Holder, Pacific Shores Controlling Holder, Mall of America Controlling Holder and Americold Portfolio CIBC18 Controlling Holder (each as defined below) will have the right to purchase the related pari passu loan(s) under certain circumstances. See “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans—Sale of Defaulted Mortgage Loans” “—Servicing of the Four Seasons Resort Maui Mortgage Loan—Sale of Defaulted Mortgage Loan” “—Servicing of the Mall of America Mortgage Loan—Sale of Defaulted Mortgage Loan” “—Servicing of the Americold Portfolio Mortgage Loan—Sale of Defaulted Mortgage Loan” below.

The “Skyline Portfolio Controlling Holder” means the BACM 2007-1 directing certificateholder pursuant to the BACM 2007-1 Pooling and Servicing Agreement.

The “Pacific Shores Controlling Holder” means the BACM 2007-1 directing certificateholder pursuant to the BACM 2007-1 Pooling and Servicing Agreement.

The “Four Seasons Resort Maui Controlling Holder” means the “CD 2007-CD4 Directing Certificateholder,” as such term is defined under “Servicing of the Mortgage Loans—Servicing of the Four Seasons Resort Maui Mortgage Loan—Consent and Consultation.”

The “Mall of America Controlling Holder” means the “COMM 2006-C8 Directing Certificateholder” as such term is defined under “Servicing of the Mortgage Loans—Servicing of the Mall of America Mortgage Loan—Consent and Consultation.”

The “Americold Portfolio CIBC18 Controlling Holder” means, the “JPMCC 2007-CIBC18 Directing Certificateholder” as such term is defined under “Servicing of the Mortgage Loans—Servicing of the Americold Portfolio Mortgage Loan—Consent and Consultation.”

•

Transfer Restrictions. The related intercreditor agreement with respect to the 666 Fifth Avenue Whole Loan provides that transfers of any 666 Fifth Avenue Pari Passu Companion Loan may only be made to (i) institutional lenders, qualified trustees, investment funds and substantially similar entities exceeding a minimum net worth requirement and their affiliates, (ii) the trustee of a securitization of such loan, (iii) affiliates of the initial holders of the 666 Fifth Avenue Pari Passu Companion Loans and the holder of the 666 Fifth Avenue Mortgage Loan, (iv) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless, (1) with respect to any 666 Fifth Avenue Pari Passu Companion Loan that does not back any mortgage-backed securities, it has obtained the consent of the holder thereof and (2) with respect to each 666 Fifth Avenue Pari Passu Companion Loan that backs any mortgage-backed securities and the 666 Fifth Avenue Mortgage Loan, a rating agency confirmation has been received.

The related intercreditor agreement with respect to each of the Four Seasons Resort Maui Whole Loan and the Mall of America Whole Loan provides that transfers of all or any portion of the ownership of any Pari Passu Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, or (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a rating agency confirmation has been received and consent of the holders of the Pari Passu Loan or the applicable master servicer has been obtained.

The related intercreditor agreement with respect to the Skyline Portfolio Whole Loan, the Pacific Shores Whole Loan, and the Americold Portfolio Whole Loan provides that transfers of all or any portion of the ownership of any Pari Passu Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates or (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a rating agency confirmation has been received.

•

Consent Rights. The holders of more than 50% of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan will have the ability to advise and direct the master servicer and/or special servicer with respect to certain specified servicing actions regarding the 666 Fifth Avenue Whole Loan, including those relating to modification of any monetary term or any material non-monetary term, foreclosure or any adoption or approval of a plan in bankruptcy. For further information, see “Servicing of the Mortgage Loans—Rights of the 666 Fifth Avenue Directing Holder” in this prospectus supplement.

•

Replacement of Special Servicer. The holders of more than 50% of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan may replace the special servicer with or without cause with respect to the 666 Fifth Avenue Whole Loan only, subject to the satisfaction of the conditions described in the intercreditor agreement with respect to the 666 Fifth Avenue Whole Loan, including receipt of rating agency confirmation.

For information regarding the replacement of the special servicer for the Skyline Portfolio Whole Loan, the Pacific Shores Whole Loan, Four Seasons Resort Maui Whole Loan, the Mall of America Whole Loan and the Americold Portfolio Whole Loan, see “Servicing of the Mortgage Loans “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans—Termination of the BACM 2007-1 Special Servicer,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan—Termination of the CD 2007-CD4 Special Servicer,” “—Servicing of the Mall of America Mortgage Loan—Termination of the COMM 2006-C8 Special Servicer” and “—Servicing of the Americold Portfolio Mortgage Loan—Termination of the JPMCC 2007-CIBC18 Special Servicer” below.

Certain rights of the holder of each serviced B Note are as follows—

•

Purchase Option. The holder of each serviced B Note will have the right to purchase the related mortgage loan under certain circumstances. See “Servicing of the Mortgage Loans—Rights of the Holder of The Enclave B Note—Sale of Defaulted Mortgage Loan,” “Servicing of the Mortgage Loans—Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B—Sale of Defaulted Mortgage Loan,” “Servicing of the Mortgage Loans—Rights of the Holder of the Prospect Plaza La Jolla B Note” and “Servicing of the Mortgage Loans—Rights of the Holder of the Downtown Plaza B Note—Sale of Defaulted Mortgage Loan” below.

•

Cure Rights. The respective holders of the Prospect Plaza La Jolla B Note and Downtown Plaza B Note do not have any right to cure defaults under the Downtown Plaza Serviced Whole Loan or the Prospect Plaza La Jolla Whole Loan, as the case may be. The Enclave Directing Holder and the holder of the Clarion LaGuardia Airport Hotel Note B will each have the right to cure certain defaults, as described below, under “Servicing of the Mortgage Loans— Rights of The Enclave Directing Holder—Cure Rights” and “Servicing of the Mortgage Loans—Rights of the Clarion LaGuardia Airport Hotel Note B—Cure Rights.”

•

Transfer Restrictions. The related intercreditor agreement with respect to each of the Serviced Whole Loans provides that transfers of all or any portion of the ownership of the related Serviced B Note may only be made to (i) certain specified investor entities, or (ii) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates or (iii) to other persons so long as a rating agency confirmation has been received.

Affiliated Borrower Concentrations

The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of four mortgage loans (identified as Loan Nos. 15, 18, 21 and 60 on Annex A-1 to this prospectus supplement), representing approximately 4.14% of the Initial Pool Balance (or approximately 15.56% of the Initial Loan Group 2 Balance).

Significant Mortgage Loans

No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 6.30% of the Initial Pool Balance (or 8.58% of the Initial Loan Group 1 Balance or 19.40% of the Initial Loan Group 2 Balance).

The following table sets forth information regarding the ten largest mortgage loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 45.39% of the Initial Pool Balance.

Ten Largest Mortgage Loans or Cross-Collateralized Groups

Mortgage Loan or Cross-Collateralized Group	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Loan Group	% of Applicable Initial Loan Group Balance	Mortgage Rate	Stated Remaining Terms (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
666 Fifth Avenue(2)	1	1	$249,000,000	6.30%	1	8.58%	6.353%	117	1.46x	60.75%	60.75%
Wolfchase Galleria	1	1	$225,000,000	5.69%	1	7.75%	5.645%	119	1.23x	79.11%	79.11%
Manhattan Apartment Portfolio(2)	1	36	$204,000,000	5.16%	2	19.40%	6.240%	60	1.39x	80.00%	80.00%
Skyline Portfolio	1	8	$203,400,000	5.14%	1	7.01%	5.743%	117	1.24x	77.75%	77.75%
JP Morgan Portfolio(3)	1	3	$198,500,000	5.02%	1	6.84%	5.509%	119	1.30x	84.45%	84.45%
Four Seasons Resort Maui(4)	1	1	$175,000,000	4.43%	1	6.03%	5.712%	80	1.47x	70.83%	70.83%
Pacific Shores	1	1	$165,875,000	4.20%	1	5.72%	5.477%	56	1.65x	54.98%	54.98%
The Enclave	1	1	$150,000,000	3.79%	2	14.26%	6.140%	58	2.70x	52.82%	52.82%
Wellpoint Office Tower(5)	1	1	$119,874,180	3.03%	1	4.13%	6.010%	151	1.01x	79.92%	74.76%
Mall of America	1	1	$104,000,000	2.63%	1	3.58%	5.799%	115	1.43x	75.50%	75.50%

Total / Weighted Averages	10	54	$1,794,649,180	45.39%			5.873%		1.47x	71.71%	71.37%

For additional information with respect to each of the above mortgage loans or groups and certain information in the above table, see Annex B—Description of the Ten Largest Mortgage Loans or Cross-Collateralized Groups to this Prospectus Supplement.

(1)	The Cut-off Date Balance excludes any related pari passu or subordinate loans in the split loan structure.

(2)	DSCR is based on projected underwritten net cash flow and net operating income.

(3)

The mortgaged property contains 1,152,551 square feet plus 1,905 parking spaces. The Loan/SF is $153. The 1,905 parking spaces have a Loan/Space value of $11,918. DSCR includes income from monthly payments under a rent enhancement lease.

(4)	The DSCR is based on occupancy and ADR figures projected to be achieved.

(5)	The DSCR is based on the first monthly debt service payment due as shown on the amortization schedule located in Annex A-5.

Delinquencies

None of the mortgage loans were, as of the Cut-off Date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans.

Certain Terms and Conditions of the Mortgage Loans

Except with respect to two mortgage loans (identified as Loan Nos. 1 and 16 on Annex A-1 to this prospectus supplement) representing approximately 7.72% of the principal balance of the mortgage loans as of the cut-off date, that provide for payments on the fifth day of each month with no grace period, all of the mortgage loans provide for scheduled payments of principal and interest or interest only due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
0 Days	7	$847,425,000	21.43%	29.20%	0.00%
1 Day	1	14,110,000	0.36	0.49	0.00
3 Days	1	203,400,000	5.14	7.01	0.00
5 Days	185	2,784,374,462	70.43	59.71	100.00
7 Days	2	94,640,000	2.39	3.26	0.00
10 Days	1	9,516,000	0.24	0.33	0.00

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) other than Loan Nos. 86 and 90, which accrues on the basis of a 360-day year consisting of 12 30-day months.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	No of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	67	$2,569,511,000	64.99%	60.93%	76.20%
IO, Balloon Loans	82	1,068,142,655	27.02	29.37	20.52
5 Months IO Loans	1	6,395,967	0.16	0.22	0.00
12 Months IO Loans	6	69,196,488	1.75	2.38	0.00
24 Months IO Loans	12	278,706,000	7.05	8.86	2.05
36 Months IO Loans(1)	19	187,432,199	4.74	4.81	4.54
48 Months IO Loans	8	36,984,621	0.94	1.27	0.00
60 Months IO Loans	32	325,643,200	8.24	6.85	12.05
72 Months IO Loans	3	43,910,000	1.11	0.83	1.88
105 Months IO Loans(2)	1	119,874,180	3.03	4.13	0.00
Balloon Loans	44	301,875,744	7.64	9.70	1.95
Fully Amortizing Loans	4	13,936,064	0.35	0.00	1.33

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement representing 0.10% of the aggregate principal balance of the pool of mortgage loans (and representing 0.14% of the Group 1 Balance), that is amortizing for the first 72 as shown on a fixed amortization schedule included in Annex A-6 months, interest-only for the next 36 months and amortizing for the last 12 months of the loan term.

(2)

Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement representing 3.03% of the aggregate principal balance of the pool of mortgage loans (and representing 4.13% of the Group 1 Balance), which amortizes based on a fixed amortization schedule (included herein as Annex A-5) for the first 48 months and is followed by a 105 month interest only period.

Prepayment Provisions. Except for four mortgage loans (representing 0.61% of the initial pool balance) which have no Lock-out Period, each mortgage loan prohibits voluntary prepayments or defeasance for a specified period of time after its date of origination (a “Lock-out Period”). Each mortgage loan restricts voluntary prepayments in one of the following ways:

Overview of Voluntary Prepayment Protection

Prepayment Protection	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
Lockout period followed by Defeasance(1)	157	$2,605,871,491	65.91%	73.87%	43.96%
Lockout period followed by prepayment subject to Yield Maintenance	28	1,009,263,605	25.53	15.56	53.02
Lockout period followed by prepayment subject to Yield Maintenance and subsequently by Yield Maintenance or Defeasance	2	184,820,000	4.67	6.37	0.00
Lockout period followed by Yield Maintenance or Defeasance	2	94,859,629	2.40	3.27	0.00
Open with Yield Maintenance and subsequently by Yield Maintenance or Defeasance	4	24,084,621	0.61	0.83	0.00
Lockout period followed by Defeasance and subsequently by Yield Maintenance or Defeasance	2	19,591,117	0.50	0.10	1.60
Lockout period followed by Defeasance and subsequently by specified prepayment amount or Defeasance	1	8,575,000	0.22	0.00	0.82
Lockout period followed by Defeasance and subsequently by Yield Maintenance	1	6,400,000	0.16	0.00	0.61

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

(1)

Includes one mortgage loan, Loan No. 138, which is subject to acceleration if an adjacent property owned by an affiliate of the related borrower is sold to an unaffiliated third party without a simultaneous sale of the Mortgaged Property by the borrower to such third party. In the event of such acceleration of the Mortgage Loan, the borrower is not obligated to pay any premium or penalty.

With respect to 12 mortgage loans (identified as Loan Nos. 62, 63, 71, 76, 77, 106, 108, 112, 118, 121, 130 and 133 on Annex A-1 to this prospectus supplement), representing approximately 2.35% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 1.89% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date and 3.60% of the aggregate principal balance of Loan Group 2 as of the Cut-off Date), “Yield Maintenance Charge” will mean a prepayment premium in an amount generally equal to the sum of the present value on the date of prepayment, discounted using the Discount Rate, of the Monthly Interest Shortfalls for the remaining terms of the mortgage loan. For purposes of this definition: (i) “Monthly Interest Shortfall” will be calculated for each applicable due date following the date of prepayment and will equal the product of (1) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (2) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate, (ii) “Prepayment Percentage” means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for scheduled amortization, (iii) “Discount Rate” means the monthly compounded Replacement Treasury Rate and (iv) “Replacement Treasury Rate” means the yield rate for the specified United States Treasury Security as described in the underlying note.

With respect to 8 mortgage loans (identified as Loan Nos. 9, 41, 45, 90, 97, 98, 147 and 188 on Annex A-1 to this prospectus supplement), representing approximately 5.92% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 8.06% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), “Yield Maintenance Charge” will mean a prepayment premium in an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the “Int Diff Payment Amount” (as defined below) over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. “Int Diff Payment Amount’’ means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

With respect to 9 mortgage loans (identified as Loan Nos. 6, 8, 30, 36, 43, 50, 51, 52 and 86 on Annex A-1 to this prospectus supplement), representing approximately 10.42% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 6.90% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date and 20.11% of the aggregate principal balance of Loan Group 2 as of the Cut-off Date), “Yield Maintenance Charge” will mean a prepayment premium in an amount generally equal to the greater of (a) 1% of the outstanding principal balance of the related Mortgage Loan or (b) the excess if any of (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

With respect to nine mortgage loans (identified as Loan Nos. 3, 10, 14, 15, 18, 22, 27, 46 and 111 on Annex A-1 to this prospectus supplement), representing approximately 14.68% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 8.58% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date and 31.53% of the aggregate principal balance of Loan Group 2 as of the Cut-off Date), “Yield Maintenance Charge” will mean a prepayment premium in an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

With respect to one mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.51% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 0.69% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), “Yield Maintenance Charge” means a prepayment premium in an amount equal to the greater of (a) an amount equal to 5% of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Certificates—Allocation of Yield Maintenance Charges.”

Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to 25 scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

The laws of certain jurisdictions limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Defeasance; Collateral Substitution; Partial Release. Except with respect to 40 mortgage loans (identified as Loan Nos. 3, 6, 8, 9, 10, 14, 15, 18, 22, 27, 30, 36, 38, 41, 43, 45, 46, 50, 51, 52, 62, 63, 71, 76, 77, 86, 90, 97, 98, 99, 106, 108, 111, 112, 118, 121, 130, 133, 147 and 188 on Annex A-1 to this prospectus supplement), representing approximately 34.09% of the Initial Pool Balance (or approximately 26.13% of the Initial Loan Group 1 Balance, and 56.04% of the Initial Group 2 Balance) the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the “Defeasance Lockout Period”) to obtain a release of the Mortgaged Property from the lien of the related Mortgage by defeasing the mortgage loan (a “Defeasance Option”) during a specified time period (a “Defeasance Option Period”). With respect to certain of the multi-property loans, the Defeasance Option may be exercised in part, permitting the release of one or more mortgaged properties (each such partial exercise, “Partial Defeasance”). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

(a) pays or delivers to the Master Servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date or Anticipated Prepayment Date, as applicable, or, in either case, the first day of the open period and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment due on the related balloon date or Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or other governmental securities; and

(b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations or other government securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

In general, a successor borrower established or designated by the related borrower or the Mortgage Loan Seller (or, if the borrower or the Mortgage Loan Seller is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the obligations of a borrower remaining after such original borrower exercises a Defeasance Option under a mortgage loan and the original borrower will be relieved of its obligations under the mortgage loan.

Some of the mortgage loans or groups of cross-collateralized mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following table summarizes certain conditions, the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

Certain mortgage loans allow the release of Mortgaged Properties from the lien of the related mortgage loan subject to certain conditions, which generally include requirements such as obtaining a rating agency confirmation. The following table sets forth specific requirements relating to the release of the related Mortgaged Properties:

		Release Types		Release Conditions
Mortgage Loan/Property Name(s)	Mortgage Loan Cut-off Date Balance	Partial Prepayment	Partial Defeasance	Release Price (show by % of Allocated Loan Amount)	DSCR and LTV Conditions:
					Min. DSCR(1)		Max. LTV(1)
666 Fifth Avenue	$249,000,000	Yes	Yes	(2)(3)	—		—
Manhattan Apartment Portfolio	$204,000,000	Yes	No	110%	1.20x
Skyline Portfolio	$203,400,000	No	Yes	(4)		(5)	80%
JP Morgan Portfolio	$198,500,000	No	Yes	110%	1.13x		80%
Pacific Shores	$165,875,000	Yes	No	110%	—		(6)
National Envelope(7)	$56,250,000	No	Yes	120%		(8)	—
Magic Sands Mobile Home Park(9)	$38,500,000	No	Yes	—	—		—
Americold Portfolio(10)	$30,000,000	Yes	Yes	(10)		(10)	(10)
Springhill Suites Chicago Portfolio(11)	$22,500,000	No	Yes	100%	1.25x	(12)	75%
Westchester Portfolio	$16,800,000	Yes	Yes	125%	1.20x		80%
Columbia Hotel Portfolio	$16,050,000	No	Yes	125%	1.25x		75%
New Trier Portfolio(13)	$15,484,621	Yes	Yes	(14)	1.15x		75%
Albuquerque Portfolio(15)	$12,250,000	No	Yes	120%	1.20x		90%
Tri Park Portfolio	$10,300,000	No	Yes	110%	1.40x		—
Juniper Multi-Family Portfolio—Cumberland(16)	$9,600,000	No	No	—	1.25x		85%
Ohio MHP Portfolio	$7,636,000	No	Yes	100%	1.20x		80%
Flying Star Retail Portfolio(17)	$6,982,627	Yes	No	125%	1.25x		75%
Juniper Portfolio—Lakehurst(16)	$4,280,000	No	No	—	1.25x		85%

(1)	Measured for the remaining Mortgaged Property (or aggregate of remaining Mortgaged Properties).

(2)

The related borrower is permitted to obtain the release of the parcels known as the parking garage and the non-Fifth Avenue retail space at the Mortgaged Property after the later to occur of the date on which the Mortgaged Property’s conversion to a condominium is complete and the expiration of the defeasance lockout period at a release price equal to $8,550,000 with respect to the parking garage space and $95,000,000 with respect to the non-Fifth Avenue retail space if, among other things, (a) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (b) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) the junior mezzanine loan in an amount equal to all remaining net sales proceeds and (c) after giving effect to such release, the DSCR is at least equal to the DSCR for the property (including the release parcel) for the 12 months immediately preceding the release.

(3)

The related borrower is permitted to obtain the release of the portion of the Mortgaged Property consisting of the Fifth Avenue retail space without a prepayment of the Mortgage Loan on or after the date on which the Mortgaged Property’s conversion to a condominium is complete, if, among other things, (a) the junior mezzanine debt has not been paid in full, (b) in the event that such release occurs prior to July 1, 2008, the borrower has deposited an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, to be held and disbursed in accordance with the mortgage loan documents, (c) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (d) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue retail space to a third party, the junior mezzanine loan in an amount equal to all remaining net sales proceeds or (ii ) in connection with a refinancing of the Fifth Avenue retail space, the entire balance of the junior mezzanine loan and (e) with respect to the remaining mortgaged property (not including the released portion of the mortgaged property), the loan-to-value ratio (including the remaining junior mezzanine debt and/or junior indebtedness, if applicable) is not more than 89%.

(4)

The related borrower is permitted to obtain the release of some or all of the Mortgaged Property in connection with a partial defeasance upon payment of (a) 100% of the allocated loan amount as set forth in the related loan agreement related to such property or properties to be released which, when taken together with any property previously released, is less than or equal to $135,600,000; (b) 110% of the allocated loan amount which, when taken together with any property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the allocated loan amount which, when taken together with any property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the allocated loan amount which, when taken together with any property previously released, is greater than $406,800,000.

(5)

After giving effect to such release the DSCR must be either (a) in an amount sufficient to obtain a rating agency confirmation or (b) the debt service coverage ratio as of the closing date of such Skyline Portfolio Mortgage Loan.

(6)

After giving effect to such release the DSCR must be not less than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date of the Pacific Shores Mortgage Loan or (b) the DSCR for the 12 full calendar months immediately preceding the release of such portion of the related Mortgaged Property.

(7)

The borrower is permitted to substitute an individual Mortgaged Property with another property of like kind and quality owned or acquired by the borrower, if, among other things, (a) with respect to the remaining property (including the substitute property), the DSCR is at least equal to the greater of (i) the DSCR for the twelve months immediately preceding loan origination, and (ii) the DSCR for the twelve months immediately preceding the substitution (including the released property and excluding the substituted property), (b) the appraised value of the substitute property is greater than or equal to the appraised value of the released property, and (c) the borrower receives written confirmation from the rating agencies that the substitution will not result in withdrawal, downgrade or qualification of the ratings on the certificates.

(8)

The DSCR for the remaining properties also must be at least equal to the greater of (a) the DSCR for the twelve full calendar months immediately preceding loan origination and (b) the DSCR for all properties (including the released property) for the twelve full calendar months immediately preceding the release.

(9)

The related borrower is permitted to obtain the release of the portion of the Mortgaged Property known as the “Chevron Parcel” provided the borrower partially defeases the loan with defeasance collateral in an amount equal to $1,100,000.

(10)

The related borrower is permitted to obtain the release of certain parcels of the Mortgaged Property, if, among other things, (A) the borrower pays a release price equal to (i) 105% of the allocated loan amount for the first 12.5% of the portfolio, (ii) 110% of the allocated loan amount for the second 12.5%, and (iii) 115% of the allocated loan amount for the remaining properties (B) the DSCR after the release is not less than the greater of (x) the DSCR (for the trailing 12 full calendar months as of the date immediately preceding the release or (y) the DSCR at loan closing, provided that in order to satisfy such DSCR conditions, the borrower may defease a portion of the loan in excess of the release price, and (C) the borrower satisfies the partial defeasance requirements specified in the related mortgage loan documents. In addition, during the period when defeasance is prohibited, the loan documents permit the release of an individual property upon payment of a specific amount and yield maintenance where a default exists that cannot be cured within such property release. The related borrower is also permitted to substitute another property of like kind and quality provided, among other things, (a) the aggregate allocated loan amount of the substituted properties does not exceed 20% of the original principal balance of the mortgage loan, (b) after giving effect to the substitution, the DSCR for the mortgage loan is not less than the greater of (i) the DSCR as of loan origination and (ii) the DSCR for the trailing 12 full calendar months as of the date immediately preceding substitution, provided that the borrower may defease a portion of the loan to satisfy the DSCR requirements and (c) (i) the LTV ratio of the substitute property is not greater than the lesser of the LTV of the substituted property (based on allocated loan amount) (x) as of loan origination and (y) immediately prior to the substitution or (ii) if the borrower is unable to satisfy the LTV ratio test set forth in (c) above, after giving effect to the substitution, such test may be satisfied if the LTV ratio for all of the individual properties immediately after the substitution is not greater than the lesser of (i) the loan-to-value ratio as of loan origination and (ii) the loan-to-value ratio immediately prior to the substitution.

(11)

The Springhill Suites Portfolio consists of Springhill Suites—Burr Ridge (identified as Loan No. 33 on Annex A-1 to this prospectus supplement) and Springhill Suites-Elmhurst (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), which are cross-defaulted and cross-collateralized with each other. The criteria specified herein relates to the release of one of the Mortgaged Properties from the cross-collateralization arrangement. Defeasance of both mortgage loans must be concurrent unless (A) there is no event of default under the related mortgage loans, (B) as of the release date, the projected DSCR for the remaining property is equal to the greater of 1.25x and the DSCR for both properties, (C) the loan-to-value ratio is less than 75% and (D) the related borrower must escrow an additional 20% of outstanding principal balance of the mortgage loan relating to the released property, provided that if the DSCR for the remaining property is greater than 1.40x and the loan-to-value ratio is less than 70%, then the additional funds to be escrowed will be 10% and if DSCR is greater than 1.50x and loan-to-value is less than 65%, then no additional funds are required. These additional amounts will be released to the borrower once the mortgage loan is paid off.

(12)

The DSCR for the remaining property must be equal to the greater of (a) 1.25x and (b) the DSCR for both the remaining mortgaged property and the released property as computed on a trailing twelve-month basis from the release date.

(13)

The New Trier Portfolio consists of New Trier-Indianapolis (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), New Trier-Bakersfield (identified as Loan No. 51 on Annex A-1 to this prospectus supplement) and New Trier-Gurnee (identified as Loan No. 52 on Annex A-1 to this prospectus supplement), which are all cross-defaulted and cross-collateralized with each other. The criteria specified herein relates to the release of one of the Mortgaged Properties from the cross-collateralization arrangement. In addition, the related mortgage loan documents require that with respect to a release of the Bakersfield property and the Indianapolis property, whether in one or more transactions, as of the release date for the second property to be released, one or more of the following must be true with respect to the Gurnee property: (i) the term of the lease of the sole tenant at that property or a replacement lease approved by lender must have been extended for a term expiring not less than three (3) years following the maturity date of the related mortgage loan, at a rental rate not less than the rental rate underwritten by the lender for the lease in effect at origination, or (ii) the loan-to-value ratio of the mortgage loan must be no more than 65%.

In addition, in connection with a permitted transfer of one of the mortgaged properties to a third party, the cross-collateralization arrangements with respect to the property to be transferred will be terminated if the following conditions are satisfied: (a) there is no event of default under the related mortgage loans, (b) the cash flow generated from the remaining mortgaged properties must produce a DSCR of 1.15x for the twelve months immediately preceding the date of the assumption, (c) the projected cash flow from the remaining mortgaged properties must produce a DSCR of 1.15x for the twelve months immediately following the date of the assumption, (d) the loan-to-value ratio of the remaining mortgaged properties must be no more than 75% and (e) the related borrower must escrow an additional 15% of the outstanding principal balance of the mortgage loan relating to the released property, which amount will be released to the borrower once all remaining mortgage loans are paid off.

(14)	Prior to the open period, the release price with respect to a partial prepayment will be 100% plus yield maintenance, and with respect to a partial defeasance, the release price will be at 100%.

(15)	The occupancy rate of the remaining property must exceed 90%.

(16)

Two mortgage loans are cross-collateralized and cross-defaulted. Following prepayment defeasance lockout period, severance of loans from lien of cross-collateralization is permitted subject to certain conditions, including (a) minimum economic occupancy of 85%; (b) minimum debt service coverage of 1.25x based on greater of 6.75% or actual mortgage constant; and (c) maximum loan-to-value ratio of 80%.

(17)

Following prepayment lockout period, partial release of either of two constituent properties permitted subject to certain conditions, including (a) payment of 125% of allocated loan amounts ($3,500,000 for Rio Grande property and $5,250,000 for Corrales property); (b) DSCR of remaining property must be at minimum of 1.25x; and (c) LTV of remaining property must be maximum of 75%.

Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In addition to the partial releases listed above, certain of the mortgage loans permit the release or substitution of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

Performance Escrows; Adjustments to DSCR and/or LTV. With respect to 16 mortgage loans, the related mortgage loan seller has adjusted the debt service coverage ratio and/or the loan-to-value ratio shown throughout this prospectus supplement based on assumptions related to future loan performance. With respect to eight mortgage loans (the “Holdback Loans”), the related borrower was required to escrow funds or post a letter of credit, which funds or letter of credit will be released to the related borrower upon the achievement of certain performance objectives and which amount has been reduced from the principal balance of the related mortgage loan in order to calculate the debt service coverage ratio and/or the loan-to-value ratio shown throughout this prospectus supplement. With respect to Holdback Loans, such reserve/letter of credit amounts will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to make a determination (with respect to certain mortgage loans listed in the pooling and servicing agreement) or to review any determination by the Master Servicer (with respect to the remaining mortgage loans) that such conditions have or have not been satisfied. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow, at the lender's option, or, in certain cases, require that such funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the lender has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default and a corresponding acceleration of the related indebtedness.

The chart below compares the current adjusted DSCR and LTV shown throughout the prospectus supplement to the current actual underwritten DSCR and LTV for each Holdback Loan and identifies certain conditions for release of the holdback to the borrower:

Loan No.	Loan	Current Holdback Amount(1)	Adjusted current Underwritten DSCR as shown(2)	As-Is DSCR(3)	Adjusted LTV at Cut-off Date as shown(4)	Current Actual LTV at Cut-off Date(5)	Conditions to Release(1)

37	Mirabella	$500,000	1.20x	1.17x	79.84%	81.85%	Eligibility on or prior to April 11, 2001; 1.30x interest only DSCR

68	Albuquerque Portfolio	$730,000	1.10x	1.04x	80.00%	85.07%	Interest only DSCR 1.30x; 80% LTV; 90% occupancy for TTM; $400,000 spent on capital improvements

106	Innovation Court Business Center(6)	$122,000	1.24x	1.22x	NA	76.54%	Eligibility on or prior to November 30, 2008; 1.20x amortizing DSCR; 80% LTV

123	Village Glen MHC(1)	$508,000	1.22x	1.12x	NA	79.87%	Eligibility on or prior to April 1, 2009; 1.20x on Interest only; 80% LTV

135	Harbor Landing(6)	$1,050,000	1.46x	1.17x	NA	61.05%	Eligibility on or prior to March 1, 2009; 1.20x amortizing DSCR; 70% LTV

136	Hidden Village MHC(1)	$450,000	1.39x	1.27x	NA	79.55%	Eligibility on or prior to January 1, 2009; 1.20x on Interest only; 80% LTV

139	Claycreek Mini Storage(6)	$387,000	1.21x	1.12x	NA	80.00%	Eligibility on or prior to February 1, 2009; 1.20x amortizing DSCR; 80% LTV

163	McNary Oaks MHC(6)	$142,000	1.15x	1.11x	NA	73.44%	Eligibility on or prior to February 1, 2009; 1.20x amortizing DSCR; 80% LTV

(1)

Subject to specific conditions in related loan documents, which in certain cases may provide for partial disbursements and multiple eligibility determinations in some cases, during an eligibility period. With respect to two Mortgage Loans (identified as Loan Nos. 123 and 136 on Annex A-1 to this prospectus supplement) the holdback is funded by a letter of credit. With respect to these Mortgage Loans, the holdback letter of credit includes additional amounts (not reflected in the chart) of at least 15% of the holdback amount for related expenses and prepayment charges.

(2)	“Adjusted Current U/W DSCR as Shown” reflects the deduction of the holdback amount from the original principal balance for purposes of the DSCR computation.

(3)	“As-Is U/W DSCR” reflects a DSCR computation based on the original principal balance without a deduction of the holdback amount.

(4)

“Adjusted U/W Cut-Off LTV as Shown,” reflects the deduction of the holdback amount from the original principal balance for purposes of the LTV computation. “NA” means that LTV, as shown in the prospectus supplement, was not adjusted for such Mortgage Loan.

(5)	“As-Is Cut-Off LTV” reflects an LTV computation based on the original principal balance without a deduction of the holdback amount.

(6)	The holdback escrow includes additional amounts (not reflected in the chart) of at least 10% of the holdback amount for related expenses and prepayment charges.

In addition to Holdback Loans, adjustments have been made to the debt service coverage ratio and/or the loan-to-value ratio for certain of the mortgage loans in the following manner:

•

One mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement) is being shown throughout this prospectus supplement with a debt service coverage ratio of 1.25x, which ratio reflects the debt service coverage ratio at which a sponsor guaranty in the amount of $2,000,000 may be released. The actual (“as-is”) debt service coverage ratio for this mortgage loan is 1.05x.

•

Seven mortgage loans (identified as Loan Nos. 17, 38, 48, 62, 63, 111 and 135 on Annex A-1 to this prospectus supplement, are using a stabilized appraised value that is on a date that is on or after the Cut-off Date, to determine the loan-to-value ratio shown throughout this prospectus supplement. The “as-is” loan-to-value ratio for each of these mortgage loans is shown in the chart below.

•

Six mortgage loans (identified as Loan Nos. 1, 3, 8, 6, 22 and 27 on Annex A-1 to this prospectus supplement, are using projected underwritten net cash flow (based on a projected stabilization date or mark-to-market analysis) to determine the debt service coverage ratio that is shown throughout this prospectus supplement. The DSCR based on “as is” net cash flow (“NCF”) for each of these mortgage loans is shown in the chart below.

Adjusted DSCR

Based on Projected Stabilization

Loan No.	Loan Name	UW DSCR as shown	As-Is DSCR	Projected Stabilization Date
1	666 Fifth Avenue	1.46x	0.65x(1)	NAP(2)
3	Manhattan Apartment Portfolio	1.39x	0.42x	2012
8	Four Seasons Resort Maui	1.47x	1.18x(3)	7/10/07
6	The Enclave(4)	2.70x	0.75x	2012
22	Erskine Village	1.11x	0.51x	4/2009
27	1604 Broadway	1.10x	0.84x	NAP(5)

(1)	Based on 1/11/07 rent roll including rent steps through 2007.

(2)	The UW DSCR is based on underwritten cash flows which were derived based on certain assumptions, including that all leases were marked to current market rental rates.

(3)	Based on 8/31/06 TTM net operating income.

(4)	Information excludes the related B Note. Including the B Note, the underwritten DSCR as shown throughout this prospectus supplement is 1.80x, and the “as-is” DSCR is 0.50x.

(5)	The UW DSCR is based on underwritten cash flows which were derived based on certain assumptions, including that the lease for tenant Sbarro was marked to the current market rental rate.

LTV Based on As Stabilized Appraised Value(1)

Loan No.	Loan Name	LTV ratio as shown	As-is LTV	Appraisal Date	Stabilization Date
17	Presbyterian Plano Medical Office	80.0%	82.0%	1/25/07	9/25/07
38	Ocotillo Plaza	80.0%	87.0%	3/5/07	6/5/08
48	MWD Bolingbrook Industrial	73.2%	75.9%	12/4/06	6/1/07
62	Juniper Portfolio-Cumberland	80.0%	84.6%	1/10/07	1/10/08
63	Juniper Portfolio-Lakehurst	80.0%	88.2%	1/10/07	7/10/07
111	Prospect Plaza La Jolla	73.1%	74.4%	1/5/07	7/1/07
135	Harbor Landing	61.0%	70.0%	11/7/06	11/7/08

(1)	Includes only Mortgage Loans for which the date of such “as-stabilized” value is at or after the Cut-off Date.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred or encumbered without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met or if confirmation from each rating agency then rating the Certificates that such transfer will not result in the downgrade, qualification or withdrawal of the ratings on the Certificates is obtained. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—General” above and “—Representations and Warranties; Repurchases and Substitutions” below.

The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans) containing a “due-on-sale” clause (including sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners) to either:

•	accelerate the payments on those mortgage loans,

•	withhold its consent to any such sale or transfer or

•

in the case of a mortgage loan that may be transferred or assumed without the consent of the mortgagee upon the satisfaction of certain conditions, to determine whether such conditions have been satisfied, in each case, in a manner that is consistent with the Servicing Standard.

Notwithstanding the foregoing, the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

•

Moody’s, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

•

S&P, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans but excluding any Non-Serviced Mortgage Loans), if (A) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (B) the Stated Principal Balance of the mortgage loan is over

$35,000,000, or (C) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

The Special Servicer, with respect to all mortgage loans (other than the Non-Serviced Mortgage Loans), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (including any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) to either:

•	accelerate the payments thereon,

•	withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the borrower or certain affiliates of the related borrower or

•

in the case of a mortgage loan that permits further encumbrances of the Mortgaged Property without the consent of the mortgagee upon the satisfaction of certain conditions, to determine, in accordance with the Servicing Standard, whether such conditions have been satisfied;

in each case, in a manner consistent with the Servicing Standard, provided that the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

•

Moody’s, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

•

S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any) that is less than 1.20x.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

Additional Mortgage Loan Information

The descriptions in this prospectus supplement, including Annex A-1, A-2 and A-3, set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in May 2007 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

The tables presented on Annex A-3 that are entitled “Range of Debt Service Coverage Ratios as of the Cut-off Date” set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, the “Debt Service Coverage Ratio” or “DSCR” for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the “Periodic Payments”) due for the first 12-month period immediately following the origination of the mortgage loan, except with respect to: (i) 149 mortgage loans, representing approximately 92.01% of the Initial Pool Balance (or approximately 90.30% of the Initial Loan Group 1 Balance and 96.72% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms, and (ii) the mortgage loans that are partial interest only loans. For the mortgage loans identified in clause (i) above, DSCR is based on interest payments only. For the mortgage loans identified in clause (ii) above (other than Loan No. 10), DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period. With respect to Loan No. 10, DSCR is based on the first monthly debt service payment as shown in the amortization schedule attached as Annex A-5 to this prospectus supplement.

The tables presented on Annex A-3 that are entitled “Range of LTV Ratios as of the Cut-off Date” and “Range of LTV Ratios as of Mortgage Loan Maturity Dates” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, an “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), in some cases, netting out a holdback amount, and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan, or in some cases, based on a stabilized appraised value. The LTV Ratio as of the mortgage loan maturity date, described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

Other considerations to the determination of DSCR and LTV are as follows:

•

With respect to eight mortgage loans (identified as Loan Nos. 37, 68, 106, 123, 135, 136, 139 and 163 on Annex A-1 to this prospectus supplement), representing approximately 1.67% of the Initial Pool Balance (approximately 1.04% of the Initial Loan Group 1 Balance and 3.41% of the Loan Group 2 balance), DSCR in the tables presented on Annex A-3 and in this prospectus supplement was calculated after reducing from the Cut-off Date Balance the holdback escrow identified above under “—Performance Escrows; Adjustments to DSCR and/or LTV” (and making corresponding reductions to the monthly debt service).

•

With respect to two mortgage loans (identified as Loan Nos. 37 and 68 on Annex A-1 to this prospectus supplement), representing approximately 0.82% of the Initial Pool Balance (or approximately 0.42% of the Initial Loan Group 1 Balance and 1.93% of the Initial Loan Group 2 balance), Cut-off Date LTV Ratio and LTV Ratio at Maturity in the tables presented on Annex A-3 and in this prospectus supplement were calculated after reducing from the respective Cut-off Date Balance and maturity date balance the holdback escrows or letters of credit identified above under “—Performance Escrows; Adjustments to DSCR and/or LTV” (and making corresponding reductions to the monthly debt service).

•

In the case of seven mortgage loans (identified as Loan Nos. 17, 38, 48, 62, 63, 111 and 135 on Annex A-1 to this prospectus supplement), representing approximately 2.97% of the Initial Pool Balance (approximately 3.57% of the Initial Loan Group 1 Balance and 1.32% of the Initial Loan Group 2 Balance), loan-to-value ratios were based on the “as-stabilized” values as defined in the related appraisal so long as the date of such “as-stabilized” value is at or after the Cut-off Date, as described above under “—Performance Escrows; Adjustments to DSCR and/or LTV.”

•

With respect to the 666 Fifth Avenue Mortgage Loan, Skyline Portfolio Mortgage Loan, Four Seasons Resort Maui Mortgage Loan, Pacific Shores Portfolio Mortgage Loan, Mall of America Mortgage Loan and Americold Portfolio Mortgage Loan (identified as Loan Nos. 1, 4, 8, 9, 11 and 24, respectively, on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more pari passu loans and/or a subordinate loan:

•

the loan amount used in this prospectus supplement for calculating the related LTV Ratio, the related DSCR and the related balance per unit of measure includes the principal balance of such mortgage loan and any related pari passu loan and excludes the principal balance of any subordinate loan; and

•

the loan amount used in this prospectus supplement for weighting the related LTV Ratio, the related DSCR and the related balance per unit of measure includes the principal balance of such mortgage loan and excludes the principal balance of any pari passu loan and any subordinate loan.

•

With respect to one mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement), the DSCR presented in the tables presented on Annex A-3 and throughout this prospectus supplement, reflect the DSCR at which a recourse guaranty from the sponsor will be released.

The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement above under “—Performance Escrows; Adjustments to DSCR and/or LTV” and below under “—Assessment of Property Condition.” and “—Representations and Warranties; Repurchases and Substitutions” and in the prospectus under “Description of the Trust Funds—Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans.”

For purposes of the information presented in this prospectus supplement, Annex A-1, Annex A-2, and Annex A-3, a Mortgaged Property is, in some cases, considered “occupied” by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. In addition, in certain cases, a master lease to an affiliate of the borrower may be included in occupancy calculations. These master leases are typically used to bring occupancy to a “stabilized” level, but may or may not provide additional economic support for the mortgage loan. For example, the following mortgage loans include a master lease in occupancy or the debt service coverage ratio calculations where the master lease covers space that, based on the square footage covered under the master lease, would have been disclosed on Annex A-1 to this prospectus supplement as one of the three largest tenants at the mortgaged property.

•

The occupancy shown on Annex A-1 to this prospectus supplement for Loan No. 38 was calculated inclusive of a master lease covering 24,083 square feet (20.9% of the net rentable area) at the mortgaged property. The master lease payments constitute 16.4% of underwritten gross potential rent. Excluding the master lease, occupancy would be 77.0%.

•

With respect to one mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.55% of the aggregate principal balance of loan group 1 as of the cut-off date), the debt service coverage ratio of 1.22x was calculated inclusive of income from a master lease provided by a borrower affiliate for 84,377 square feet (24% of the net rentable area). The master lease payments constitute 20.6% of the underwritten gross potential rent.

Net Operating Income

The “Net Operating Income” for a Mortgaged Property is generally the historical net operating income derived from the use and operation of the Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified) and is generally equal to revenues (consisting primarily of rental income and reimbursement of expenses where applicable), less expenses, including operating expenses (such as utilities, administrative expenses, management fees and advertising) and fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, and non-operating items, such as depreciation, amortization, partnership distributions, interest expense, and financing fees.

Underwritten Net Cash Flow

The “Underwritten Net Cash Flow” for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

Underwritten Net Cash Flow reflects the calculations and adjustments, which may be based on assumptions, used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

Other considerations to the determination of Underwritten Net Cash Flow are as follows:

•

With respect to six mortgage loans (identified as Loan Nos. 1, 3, 6, 8, 22 and 27 on Annex A-1 to this prospectus supplement), the calculation of underwritten net cash flow was based on various assumptions regarding, for example, projected increased rental (or room revenue) income from property renovation or lease rollover, adjusted rents to current market rental rates, increased occupancy and/or removal of existing rent concessions. See “—Performance Escrows; Adjustments to DSCR and/or LTV” above.

Assessments of Property Condition

Property Inspections. All of the Mortgaged Properties were inspected within 12 months prior to the Cut-off Date at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

Appraisals. With the exception of two mortgage loans (identified as Loan Nos. 44 and 53) representing 0.81% of the Initial Pool Balance (or approximately 0.57% of the Group 1 Balance and 1.46% of the Group 2 Balance), all of the Mortgaged Properties were appraised within 12 months from the Cut-off Date. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (“FIRREA”).

The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

Environmental Reports. A “Phase I” environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a “Phase II” environmental site assessment or other additional testing was performed.

Building Condition Reports. With the exception of two mortgage loans (identified as Loan Nos. 44 and 117) representing 0.58% of the Initial Pool Balance (or approximately 0.79% of the Group 1 Balance), a licensed engineer or consultant inspected each related Mortgaged Property within 12 months prior to the Cut-off Date to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender

(or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

Earthquake Analyses. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. An architectural and engineering consultant performed an analysis on 42 Mortgaged Properties (securing approximately 23.97% of the aggregate principal balance of the Mortgaged Properties, approximately 24.55% of the of the aggregate principal balance of the Mortgaged Properties in Loan Group 1 and approximately 22.35% of the aggregate principal balance of the Mortgaged Properties in Loan Group 2) that are located in areas that are considered a high earthquake risk (such as all or parts of the states of Washington, California, Hawaii, Utah, Oregon, Idaho and Nevada and the Commonwealth of Puerto Rico) in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Other than with respect to two Mortgaged Properties the Mortgage Loans (identified as Loan Nos. 103 and 169 on Annex A-1 to this prospectus supplement, representing approximately 0.30% of the Initial Pool Balance and 0.40% of the Loan Group 1 Balance) for which the probable maximum loss was 25.0% and 24.0%, respectively, none of the Mortgaged Properties has a probable maximum loss greater than 20.0%. Although earthquake insurance was not required for Loan No. 103, the related guarantor provided a carveout for uninsured losses due to earthquakes and the replacement cost of improvements was substantially less than the appraised value. Loan No. 169 has earthquake insurance. Seismic reports were generally not done for manufactured housing properties.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

(2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than (i) the rights of a holder of a related Pari Passu Loan pursuant to an intercreditor agreement or pooling and servicing agreement or (ii) the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement; subject to (i) and (ii) above, the Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

(3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

(4) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in (or with respect to one mortgage loan, a subordinate interest in), certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

(6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

(7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as, and the Trustee shall take all necessary actions to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

(8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a “Title Exception,” and collectively, the “Title Exceptions”) except with respect to eight mortgage loans (identified as Loan Nos. 16, 86, 119, 122, 123, 136, 172 and 174 on Annex A-1 to this prospectus supplement), representing approximately 2.47% of the Initial Pool Balance (or approximately 2.75% of the Initial Loan Group 1 Balance and 1.68% of the Initial Loan

Group 2 Balance) for which the tenant or other third party has a right of first offer or refusal that is not extinguished by foreclosure, and except with respect to four mortgage loans (identified as Loan Nos. 75, 117, 128 and 129 on Annex A-1 to this prospectus supplement, where the related borrower and/or principal of the borrower owns a controlling interest in a project subject to a condominium regime; and except with respect to one mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement, where the related borrower's leasehold interest is subject to a fee mortgage that is senior to the leasehold mortgage (but for which the related title insurance insured against termination of the lease in the event of a fee mortgage foreclosure), (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans and the Pari Passu Loans, there are no promissory notes that are senior or pari passu with respect to the related Mortgaged Property or such mortgage loan;

(9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute (or with respect to one mortgage loan (identified as Loan No. 78 on Annex A-1 to this prospectus supplement), if the applicable governmental authorities have failed to levy taxes on the improvements located on the Mortgaged Property), an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

(10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

(11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally- recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

(12) the loan documents generally require property and casualty insurance for fire and other hazards covered by standard extended coverage and all-risk insurance policies and such other casualty insurance as reasonably required by the lender except with respect to loan documents that provide for commercially reasonable (or similar) limits or limits to premium amounts, and except for one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement which permits the related borrower to maintain a $5,000,000 deductible for terrorism insurance, and except for 12 mortgage loans (identified as Loan Nos. 26, 35, 51, 82, 83, 86, 106, 130, 131, 164, 166 and 172 on Annex A-1 to this prospectus supplement, for which terrorism insurance is not currently required by the related loan documents, and except for one mortgage loan (identified as Loan No. 172 on Annex A-1 to this prospectus supplement, for which required coverages are suspended if the related tenant satisfies certain self-insurance-related criteria, each mortgaged property is, and is required to be pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) except for nine mortgage loans (identified as Loan Nos. 82, 137, 146, 166, 172, 184, 194, 199 and 201 on Annex A-1 to this Prospectus Supplement), a business interruption or rental loss insurance policy, in an amount at least equal to 12 months of operations of the Mortgaged Property so long as the related tenant remains investment grade); (c) except with respect to Loan No. 160 a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Borrower to maintain all such insurance and, upon such Borrower’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Borrower’s cost and expense and to seek reimbursement therefor from such Borrower. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Borrower, or (c) to the reduction of the principal amount of the Mortgage Loan;

(13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation;

(14) as of the Cut-off Date, each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

(15) except with respect to ten mortgage loans (identified as Loan Nos. 1, 4, 8, 9, 6, 11, 24, 41, 111 and 114 on Annex A-1 to this prospectus supplement, representing approximately 28.03% of the Initial Pool Balance (or approximately 33.02% of the Initial Loan Group 1 Balance and 14.26% of the Initial Loan Group 2 Balance) with respect to which the related Mortgaged Property also secures one or more pari passu loans and/or subordinate loan, each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

(16) each mortgage loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Accordingly, the Mortgage Loan Seller represents and warrants that each mortgage loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such mortgage loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such mortgage loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such mortgage loan was at least equal to 80% of the principal amount of the mortgage loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the mortgage loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the mortgage loan, and (2) the “Testing Date” shall be the date on which the referenced mortgage loan was originated unless (a) such mortgage loan was modified after the date of its origination in a manner that would cause “significant modification” of such mortgage loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such mortgage loan was in default or when default with respect to such mortgage loan was reasonably foreseeable. However, if the referenced mortgage loan has been subjected to a “significant modification” after the date of its origination and at a time when such mortgage loan was not in default or when default with respect to such mortgage loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Any prepayment premiums and yield maintenance charges applicable to the mortgage loan constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2);

(17) one or more Phase I environmental site assessments or updates thereof (each a “Phase I”) meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

(18) as of origination and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

(19) except as described above under “Description of the Mortgage Pool—Additional Debt” and subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt;

(20) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

(21) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except as described above under “Description of the Mortgage Pool—Defeasance; Collateral Substitution” or except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property, (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property;

(22) each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due, (C) independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

(23) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area which the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property;

(24) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a “Ground Lease”) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the “Fee Interest”) and:

(A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date (except with respect to one mortgage loan

(identified as Loan No. 27 on Annex A-1 to this prospectus supplement) and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

(B) such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or (ii) is subject to subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

(C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground Lease is assignable to the mortgagee and (except with respect to three mortgage loans (identified as Loan No. 17, Loan No. 27 and Loan No. 43 on Annex A-1 to this prospectus supplement for which the consent of the lessor, not to be unreasonably withheld or delayed, is required) its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date);

(D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

(E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

(F) the mortgagee under such mortgage loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

(G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

(H) except with respect to two mortgage loans (identified as Loan Nos. 7 and 21 on Annex A-1 to this prospectus supplement, such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

(J) except with respect to one mortgage loan (identified as Loan No. 17) on Annex A-1 to this prospectus supplement, such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(K) except with respect to one mortgage loan (identified as Loan No. 7) on Annex A-1 to this prospectus supplement, such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except that termination or cancellation may be permitted if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period; and

(25) except as disclosed under “Risk Factors—Litigation” herein, as of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to:

•

repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or

•

substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution;

provided that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P and Moody’s and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in the two bullet points above must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

If any of the four sets of cross-collateralized mortgage loans, representing approximately 1.55% of the Initial Pool Balance (or approximately 1.64% of the Initial Loan Group 1 Balance and 1.32% of the Initial Loan Group 2 Balance), is to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; provided that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller:

•

an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC (as defined in this prospectus supplement) as a REMIC nor result in the imposition of any tax on any such REMIC or the trust fund, and

•

written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization.

All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of:

•	determining the materiality of any breach or defect, as the case may be, and

•	the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan which must, on the date of substitution, among other things:

•

have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

•	have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

•	have the same due date as the deleted mortgage loan;

•	accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

•	have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

•

have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

•	materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

•

have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

•

have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the substitute mortgage loan;

•	be determined by an opinion of counsel to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code;

•	not have a maturity date after the date two years prior to the Rated Final Distribution Date;

•

not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agencies to any class of Certificates then rated by S&P or Moody’s, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);

•	has been approved by the Directing Certificateholder in its sole discretion;

•	prohibit defeasance within two years of the Closing Date; and

•

not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in the first bullet point are required to be determined on the basis of aggregate principal balances and the rates described in the second bullet point above and the remaining term to stated maturity referred to in the fifth bullet point above are required to be determined on a weighted average basis (provided that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See “Description of the Pooling Agreements—Representations and Warranties; Repurchases” in the prospectus.

Lock Box Accounts

With respect to 57 mortgage loans (the “Lock Box Loans”), representing approximately 62.88% of the Initial Pool Balance (which include 48 mortgage loans in Loan Group 1, or approximately 71.88% of the Initial Loan Group 1 Balance, and nine mortgage loans in Loan Group 2, or approximately 38.05% of the Initial Loan Group 2 Balance), one or more lock box accounts (collectively, the “Lock Box Accounts”) have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off Date, required to either transfer their rent directly to a Lock Box Account (a “Hard Lock Box”) or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a “Soft Lock Box”). To the extent such requirements “spring” into existence after the occurrence of one or more trigger events specified in the related loan documents, such Lock Box Loan is a “Springing Lock Box Loan.” “Soft at Closing, Springing Hard” means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and “Springing Hard” means that a Lock Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. “None at Closing, Springing Soft” means a Lock Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower and/or property manager will be obligated to transfer tenant’s rent into a Soft Lock Box. The table below summarizes the types of Lock Box arrangements applicable under the Lock Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

Overview of Lock Box Arrangements

Type of Lock Box	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
Hard	30	$1,717,040,190	43.43%	59.17%	0.00%
None	140	1,467,449,370	37.12	28.12	61.95
Soft	4	360,184,568	9.11	7.06	14.76
Soft at Closing, Springing Hard	5	227,225,022	5.75	0.68	19.72
Springing Hard	17	170,366,312	4.31	4.96	2.51
None at Closing, Springing Soft	1	11,200,000	0.28	0.00	1.06

Total	197	$3,953,465,462	100.00%	100.00%	100.00%

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

•	the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date);

•

any REO Property (and the trust's beneficial interest in the Mortgaged Property related to any Whole Loans acquired pursuant to the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement and/or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) to the extent allocable to the related mortgage loan;

•

those funds or assets as from time to time are deposited in the Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the Interest Reserve Account and the REO Account, if established;

•	the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

•	the Excess Liquidation Proceeds Reserve Account;

•

certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans; and

•	certain interest rate swap agreements entered into between the Trust and the related swap counterparty relating to the Class A-MFL and Class A-JFL Certificates.

The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the “Certificates”) will consist of the following 30 classes: the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the “Class A Certificates”), the Class X-C and Class X-P Certificates (collectively, the “Class X Certificates”), Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the “Senior Certificates” in this prospectus supplement. The Class A-M, Class A-MFL, Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates are referred to collectively as the “Subordinate Certificates” in this prospectus supplement. The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to collectively as the “Subordinate Offered Certificates” in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the “Residual Certificates” in this prospectus supplement.

Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C and Class D Certificates are offered hereby (collectively, the “Offered Certificates”). The Class X-C, Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class T, Class R and Class LR Certificates (collectively, the “Non-Offered Certificates”) have not been registered under the Securities Act of 1933 and are not offered hereby.

The Class A-MFL and Class A-JFL Certificates will each represent undivided interests in the respective grantor trusts, the assets of each of which will include, among other things, an uncertificated regular interest, designated as the Class A-MFL regular interest or Class A-JFL regular interest, respectively, the rights and obligations under the respective interest rate swap agreements and the trustee’s respective floating rate accounts. For so long as they are in effect, the swap agreements will provide, among other things, that amounts payable as interest by the respective issuing entity with respect to the Class A-MFL regular interest or Class A-JFL regular interest, respectively, will be exchanged for amounts payable as interest by the swap counterparties under the respective swap agreements, with payments to be made between the respective issuing entities and the swap counterparties on a net basis. The swap agreements will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the Class A-MFL or Class A-JFL certificates, as applicable, which at any time will equal the principal balance of the Class A-MFL regular interest or Class A-JFL regular interest, respectively.

The “Certificate Balance” of any class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date and will be increased by Certificate Deferred Interest allocated to that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

Notwithstanding the foregoing, in the case of the Class A-MFL and Class A-JFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the Class A-MFL regular interest or Class A-JFL regular interest, as applicable, before actually being distributed to the Class A-MFL or Class A-JFL certificateholders, respectively. In addition, any reduction in the total principal balance of the Class A-MFL and Class A-JFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the Class A-MFL regular interest or Class A-JFL regular interest in connection with those losses and expenses. Furthermore, on any particular distribution date, the principal balance of the Class A-MFL regular interest and Class A-JFL regular interest, as applicable (and, accordingly, the total principal balance of the Class A-MFL and Class A-JFL certificates, respectively) may be increased by an amount equal to any Certificate Deferred Interest as discussed in the preceding paragraph.

The Class X-C and Class X-P certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amount of the Class X-C and Class X-P certificates will be $3,953,465,462 and $3,861,731,000, respectively, although in each case it may be as much as 5% or larger or smaller.

The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the “Notional Amount”). The Notional Amount of the Class X-C Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X, Class R and Class LR Certificates). The Notional Amount of the Class X-P Certificates will equal:

(1)	until the Distribution Date in November 2007, the sum of (a) the lesser of $1,051,179,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $65,767,000 and the Certificate Balance of the Class A-1 Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest;

(2)	after the Distribution Date in November 2007 through and including the Distribution Date in May 2008, the sum of (a) the lesser of $1,050,502,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $62,709,000 and the Certificate Balance of the Class A-1 Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest;

(3)	after the Distribution Date in May 2008 through and including the Distribution Date in November 2008, the sum of (a) the lesser of $1,032,453,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $11,071,000 and the Certificate Balance of the Class A-1 Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest;

(4)	after the Distribution Date in November 2008 through and including the Distribution Date in May 2009, the sum of (a) the lesser of $1,011,471,000 and the Certificate Balance of the Class A-1A Certificates, and (b) the lesser of $429,951,000 and the Certificate Balance of the Class A-2 Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest;

(5)	after the Distribution Date in May 2009 through and including the Distribution Date in November 2009, the sum of (a) the lesser of $991,034,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $370,591,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL regular interest and Class A-JFL regular interest, and (d) the lesser of $7,557,000 and the Certificate Balance of the Class L Certificates;

(6)	after the Distribution Date in November 2009 through and including the Distribution Date in May 2010, the sum of (a) the lesser of $962,442,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $297,303,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL regular interest and Class A-JFL regular interest, and (d) the lesser of $23,485,000 and the Certificate Balance of the Class K Certificates;

(7)	after the Distribution Date in May 2010 through and including the Distribution Date in November 2010, the sum of (a) the lesser of $936,898,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $240,791,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL regular interest and Class A-JFL regular interest, and (d) the lesser of $25,926,000 and the Certificate Balance of the Class J Certificates;

(8)	after the Distribution Date in November 2010, through and including the Distribution Date in May 2011, the sum of (a) the lesser of $881,492,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $185,868,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $34,532,000 and the Certificate Balance of the Class H Certificates;

(9)	after the Distribution Date in May 2011 through and including the Distribution Date in November 2011, the sum of (a) the lesser of $860,859,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $176,753,000 and the Certificate Balance of the Class A-3 Certificates, (c) the aggregate of the Certificate Balances of the Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $49,351,000 and the Certificate Balance of the Class G Certificates;

(10)	after the Distribution Date in November 2011 through and including the Distribution Date in May 2012, the sum of (a) the lesser of $471,923,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $876,955,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $17,641,000 and the Certificate Balance of the Class G Certificates;

(11)	after the Distribution Date in May 2012 through and including the Distribution Date in November 2012, the sum of (a) the lesser of $462,247,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $835,476,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $18,089,000 and the Certificate Balance of the Class F Certificates;

(12)	after the Distribution Date in November 2012 through and including the Distribution Date in May 2013, the sum of (a) the lesser of $453,358,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $795,093,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $24,545,000 and the Certificate Balance of the Class E Certificates;

(13)	after the Distribution Date in May 2013 through and including the Distribution Date in November 2013, the sum of (a) the lesser of $444,672,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $626,091,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $2,118,000 and the Certificate Balance of the Class E Certificates;

(14)	after the Distribution Date in November 2013 through and including the Distribution Date in May 2014, the sum of (a) the lesser of $436,219,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $589,399,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL regular interest and Class A-JFL regular interest and (d) the lesser of $20,646,000 and the Certificate Balance of the Class D Certificates; and

(15)	after the Distribution Date in May 2014, $0.

On each payment date, the notional amount of the Class X-C certificates will equal the aggregate principal balance of the Class X-C components and will generally equal of the aggregate outstanding principal balance of the principal balance certificates (other than the Class A-MFL certificates and Class A-JFL certificates) and the Class A-MFL regular interest and Class A-JFL regular interest.

The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

The Class A-MFL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will have an aggregate initial Certificate Balance of approximately $468,696,462.

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class B, Class C and Class D Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class X-P Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof. Investments in excess of the minimum denominations may be made in multiples of $1. The “Percentage Interest” evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream Luxembourg”) and the Euroclear System participating organizations (the “Participants”), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream Luxembourg or Euroclear Bank S.A./N.V. (“Euroclear”) (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company (“Euroclear plc”), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Upon the occurrence of an event described in the prospectus in the second to last paragraph under “Description of the Certificates—Book-Entry Registration and Definitive Certificates,” the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in June 2007 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

(a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in the Serviced Whole Loans);

(b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement;

(c) except with respect to the Serviced Whole Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the “Insurance Proceeds”), or in connection with the full or partial condemnation of a Mortgaged Property (the “Condemnation Proceeds”), certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”), together with any amounts representing recoveries of certain advances made with respect to the mortgage loans (or, in the case of any Non-Serviced Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement);

and will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in each custodial account on a daily basis (and in no event later than the business day following receipt of available funds) in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

(a) all payments and collections due after the Cut-off Date and other amounts received with respect to each Serviced Whole Loan;

(b) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds with respect to the related Mortgaged Property or Serviced Whole Loans (other than Liquidation Proceeds derived from the sale of the related mortgage loan, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option, pursuant to the exercise of a purchase option set forth in a related intercreditor agreement or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial accounts that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

The Trustee is required to establish and maintain an account (the “Distribution Account”), which will be deemed to consist of a “Lower-Tier Distribution Account,” an “Upper-Tier Distribution Account” in the name of the Trustee and for the benefit of the holders of the Certificates and holders of the Class A-MFL regular interest and Class A-JFL regular interest. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

The Trustee is required to establish and maintain an “Interest Reserve Account,” which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless such Distribution Date is the Final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account, in respect of mortgage loans that accrue interest on an Actual/360 Basis (the “Withheld Loans”) an amount equal to one day's interest at the related Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the Withheld Loans on its Stated Principal Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Distribution Date occurring in March (or February, if the related Distribution Date is the Final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain one or more “Floating Rate Accounts” on behalf of the holders of the Class A-MFL and Class A-JFL Certificates, in which it will hold funds pending their distribution on the Class A-MFL and Class A-JFL Certificates or to the respective swap counterparties and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such Floating Rate Account.

The Trustee is required to establish and maintain an “Excess Liquidation Proceeds Reserve Account,” which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as applicable, will be required to remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received on or prior to the Determination Date.

“Excess Liquidation Proceeds” means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO Property (in the case of any

Non-Serviced Mortgage Loan, to the extent received pursuant to the related intercreditor agreement, the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement and/or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

Each of the Certificate Account, the separate custodial account with respect to each Serviced Whole Loan, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Reserve Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on such funds. The Trustee will be required to bear any losses resulting from the investment of such funds.

With respect to each of the above-described accounts, the party that maintains such account (i.e. the Servicer or the Trustee, as applicable) shall be the party with the right and obligation to make disbursements from such accounts as described above, and shall have the right to invest the funds in such accounts in U.S. government securities and other obligations that are acceptable to the Rating Agencies (“Permitted Investments”). The Master Servicer or Trustee (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except that the Master Servicer shall not bear any loss incurred as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account that was an eligible institution under the Pooling and Servicing Agreement during the month the loss occurred and at the time the investment was made, or otherwise as set forth in the Pooling and Servicing Agreement. The transaction accounts and account activity conducted by the Master Servicer or Trustee, as applicable, will not be independently verified by any other person or entity. Cash in the Certificate Account in any Due Period will generally be disbursed on the next Servicer Remittance Date. Cash in each other account will be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

The aggregate amount available for distribution to holders of Certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and the Class A-JFL regular interest on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a) the total amount of all cash received on the mortgage loans and any REO Properties (including the trust's beneficial interest in the Mortgaged Property related to any Non-Serviced Mortgage Loan acquired pursuant to the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement and/or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) (and in the case of any Non-Serviced Mortgage Loan, only to the extent received by the Master Servicer pursuant to the related intercreditor agreement, the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement and/or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement) that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the related Servicer Remittance Date, exclusive of (without duplication):

(1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

(2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

(3) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders, including without limitation the Trustee Fee, the Servicing Fee, the Special Servicing Fee and any other compensation to the Trustee, Servicer and Special Servicer, and funds applied to reimburse Advances and pay interest thereon;

(4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

(5) all Yield Maintenance Charges; and

(6) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account in error;

(b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(c) for the Distribution Date occurring in each March (or February, if the related Distribution Date is the Final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

(d) all funds released from the Excess Liquidation Proceeds Reserve Account with respect to such Distribution Date.

See “Description of the Pooling Agreements—Certificate Account” in the prospectus.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Funds
Servicing Fee / Master Servicer	one-twelfth of the product of the Stated Principal Balance of each Mortgage Loan multiplied by the Servicing Fee Rate	monthly	interest payments on related loan or, upon liquidation of the related loan, general collections

Additional Servicing Compensation / Master Servicer	• all late payment fees and net default interest (other than accrued on Specially Serviced Mortgage Loans) not used to pay interest on Advances	time to time	the related fee/ investment income

• 100% of loan modification, extension, defeasance, consent and assumption application fees, 50% of assumption fees on non-Specially Serviced Mortgage Loans

• 100% of assumption application and processing fees

Type/Recipient	Amount	Frequency	Source of Funds
• all investment income earned on amounts on deposit in the Certificate Account and certain Reserve Accounts

Special Servicing Fee / Special Servicer	one-twelfth of the Stated Principal Balance of each Specially Serviced Mortgage Loan multiplied by the Special Servicing Fee Rate (with a minimum of $4,000 per month for each Specially Serviced Mortgage Loan and REO Loan)	monthly	collections on the related loan

Workout Fee / Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan	monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under “Servicing of the Mortgage Loans— Servicing and Other Compensation and Payment of Expenses	upon receipt of Liquidation Proceeds	the related Liquidation Proceeds

Additional Special Servicing Compensation / Special Servicer	• all late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) not used to pay interest on Advances	from time to time	the related fee/ investment income

•      100% of loan modification and extension fees on Specially Serviced Mortgage Loans, 50% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans

• all investment income received on funds in any REO Account

Trustee Fee / Trustee Expenses	one-twelfth of the trustee fee rate multiplied by the Stated Principal Balance of the Mortgage Loans	monthly	interest payments on the related loan

Servicing Advances / Master Servicer and Trustee	the amount of any Servicing Advances	time to time	collections on the related loan, or if not recoverable, from all collections on all loans

Interest on Servicing Advances / Master Servicer and Trustee	at Prime Rate	when Advance is reimbursed	first from default interest/late payment fees on the related loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee	the amount of any P&I Advances	time to time	collections on the related loan, or if not recoverable, from all collections on all loans

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when Advance is reimbursed	first from default interest/late payment fees on the related loan, then from general collections

Indemnification Expenses / Trustee, Master Servicer and Special Servicer	amounts for which the trustee, the master servicer and the special servicer are entitled to indemnification	time to time	general collections

Bank of America will serve as primary servicer with respect to certain mortgage loans sold to the Depositor by Bank of America and BCRE. Wachovia Bank, National Association will serve as primary Servicer with respect to certain mortgage loans sold to the Depositor by General Electric Capital Corporation. The related primary servicing fee will be deducted from the applicable Master Servicer’s fee.

The Pooling and Servicing Agreement provides that compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall not be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, thereunder. The Pooling and Servicing Agreement does not limit the compensation payable to a successor Trustee. Any change to the compensation of the Master Servicer, Special Servicer or Trustee would require an amendment to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date will be the period commencing on the day immediately succeeding the due date of a mortgage loan or Serviced Whole Loan occurring in the month preceding the month in which that Distribution Date occurs (and, in the case of the first distribution date, the period commencing on the Cut-off Date) and ending on the due date occurring in the month in which the related Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the related mortgage loans or Serviced Whole Loan relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently,

•

on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

•

on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

•	on the Class X Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class.

However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their interest entitlements;

Second, in reduction of the Certificate Balances thereof, concurrently;

(A) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates:

•

first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date;

•

then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distribution on the Class A-AB Certificates) and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution to the Class A-AB Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero;

•

then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB and Class A-1 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB and Class A-1 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero;

•

then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero;

•

then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates is reduced to zero; and

•

then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date, and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2

Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made, until the Certificate Balances of the Class A-4 Certificates is reduced to zero.

(B) to the Class A-1A Certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates and the Class A-MFL regular interest, pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount for these classes;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates and the Class A-MFL regular interest, pro rata, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balances of these classes is reduced to zero;

Sixth, to the Class A-M Certificates and the Class A-MFL regular interest, pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL regular interest, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates and the Class A-JFL regular interest pro rata, in respect of interest, up to an amount equal to the Interest Distribution Amount for these classes;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates and the Class A-MFL regular interest to zero, to the Class A-J Certificates and the Class A-JFL regular interest, pro rata, in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class A-M Certificates and Class A-MFL regular interest on that Distribution Date), until the Certificate Balances of these classes is reduced to zero;

Ninth, to the Class A-J Certificates and the Class A-JFL regular interest, pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL regular interest, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A, Class A-M and Class A-J Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M and Class A-J Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J and Class B Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J and Class B Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL Regular Interest and Class A-JFL Regular Interest to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C and Class D and the Class A-MFL regular interest and Class A-JFL regular interest Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL regular interest and

Class A-JFL regular interest to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-second, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-first, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-seventh, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-eighth, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fiftieth, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifty-first, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifty-third, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class Q Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifty-fourth, to the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-fifth, to the Class T Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth-sixth, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL regular interest and Class A-JFL regular interest to zero, to the Class T Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifty-seventh, to the Class T Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class T Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-eighth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the “Cross-Over Date”), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates without regard to the priorities in the distribution priority second set forth above.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below (including the related footnotes).

The approximate initial Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.8840%(1).

The approximate initial Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.4170%(1).

The approximate initial Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.4810%(1).

The approximate initial Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 5.4770%(1).

The approximate initial Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.5430%(1).

The approximate initial Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.4830%(2).

The approximate initial Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.6060%(2).

The approximate initial Pass-Through Rate on the Class A-MFL Certificates is a per annum rate equal to LIBOR plus 0.23%(5).

The approximate initial Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.6770%(2).

The approximate initial Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus 0.28%(5).

The approximate initial Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.7460%(2).

The approximate initial Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.8943%(3).

The approximate initial Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.9333%(3).

The approximate initial Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.9853%(4).

The approximate initial Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 5.1800%(2).

The approximate initial Pass-Through Rate on the Class T Certificates is a per annum rate equal to 5.1800%(2).

(1)	The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will each accrue interest at a fixed rate.
(2)

The Class A-1A, Class A-M, Class A-J, Class B, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(3)	The Class C and Class D Certificates will accrue interest at a rate equal to the weighted average net interest rate on the mortgage loans minus a strip of 0.091% and 0.052%, respectively.
(4)	The Class E, Class F, Class G, Class H, Class J and Class K Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.
(5)

The pass-through rate applicable to the Class A-MFL and Class A-JFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.23% and LIBOR plus 0.28%, respectively. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-MFL and Class A-JFL Certificates may convert to a fixed rate equal to 5.5400% or 5.6110% per annum in each case subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans, respectively. The initial LIBOR rate will be determined on or about May 4, 2007 and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

The pass-through rate applicable to the Class X-C Certificates for each payment date will equal the weighted average of the Class X-C strip rates at which interest accrues from time to time on the various components of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-C components immediately prior to the related Distribution Date). Each Class X-C component will be comprised of all or a designated portion of the principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest, as applicable. In general, the entire principal balance of each class of principal balance certificates, (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest, as applicable, will constitute a separate Class X-C component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates), or the Class A-MFL regular interest or Class A-JFL regular interest, as applicable, is identified above as being part of the notional amount of the Class X-P Certificates immediately prior of any such Distribution Date, then the identified portion of the principal balance of such class will also represent one or more separate Class X-C components for purposes of calculating the pass-through rate of the Class X-C Certificates, and the remaining portion of the principal balance of such class will represent one or more separate Class X-C components for purposes of calculating the pass-through rate of the Class X-C Certificates, and the remaining portion of the principal balance of such class will represent one or more other separate Class X-C components for purposes of calculating the pass-through rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in May 2014, the Class X-C strip rate for each Class X-C component will be calculated as follows:

•

if such Class X-C component consists of the entire principal balance or a designated portion of any class of principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL regular interest or Class A-JFL regular interest, and if such principal balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the payment date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the pass-through rate in effect for the Distribution Date for the applicable class of principal balance certificates or the Class A-MFL regular interest or Class A-JFL regular interest; and

•

if such Class X-C component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates) or the Class A-MFL regular interest or Class A-JFL regular interest, and if the designated portion of the principal balance also constitutes one or more Class X-P components immediately prior to the payment date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the WAC Rate for the payment date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-7 attached hereto and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates or the Class A-MFL regular interest or Class A-JFL regular interest.

For each payment date after the Distribution Date in May 2014, the principal balance of each class of principal balance certificates (other than the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest will constitute a separate Class X-C component, and the applicable Class X-C strip rate with respect to each such Class X-C component for each payment date will equal the excess, if any, of (a) the WAC Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the related class of principal balance certificates or the Class A-MFL regular interest and Class A-JFL regular interest.

The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2014 will, in general, equal the weighted average of the respective strip rates (the “Class X-P Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-P Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Following the May 2014 Distribution Date, the Class X-P Certificates will cease to accrue interest. In connection therewith, the Class X-P Certificates will have a 0% Pass-Through Rate for the June 2014 Distribution Date and for each Distribution Date thereafter.

Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A or Subordinate Certificates (other than the Class A-MFL or Class A-JFL Certificates) or the Class A-MFL regular interest or Class A-JFL regular interest. If all or a designated portion of the Certificate Balance of any such class is identified above as being part of the total Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2014, on any particular component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal the excess, if any, of:

•	the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex A-7 attached hereto and (b) the WAC Rate for such Distribution Date, over

•

the Pass-Through Rate for such Distribution Date for such class of Certificates or the Class A-MFL regular interest or Class A-JFL regular interest whose Certificate Balance, or a designated portion thereof, comprises such component.

Under no circumstances will the Class X-P Strip Rate be less than zero.

For so long as the swap agreements are in effect and there is no continuing payment default thereunder on the part of the respective swap counterparties, the pass-through rates applicable to the Class A-MFL and Class A-JFL Certificates for each interest accrual period will equal LIBOR plus 0.23% and LIBOR plus 0.28%, per annum, respectively. As described in the next paragraph, the pass-through rate with respect to the Class A-MFL or Class A-JFL Certificates may be effectively reduced as a result of shortfalls allocated to the Class A-MFL regular interest or Class A-JFL regular interest. In addition, if there is a continuing payment default on the part of the respect swap counterparties under the respective swap agreements, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the Class A-MFL or Class A-JFL Certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the Class A-MFL regular interest or Class A-JFL regular interest, respectively and accordingly the interest accrual basis for the Class A-MFL and Class A-JFL Certificates will convert to those of the Class A-MFL regular interest or Class A-JFL regular interest, respectively. “LIBOR” is an independent interest rate index that will be determined monthly as provided in the pooling and serving agreement.

If interest distributions with respect to the Class A-MFL regular interest or Class A-JFL regular interest on any Distribution Date are less than the applicable fixed amount payable to the respective swap counterparty for any Distribution Date, then there will be a dollar-for-dollar reduction in the amounts payable by such swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the Class A-MFL or Class A-JFL certificates respectively on the subject Distribution Date.

Any distributions of interest allocated to the Class A-MFL regular interest and Class A-JFL regular interest will be deposited in the Trustee’s Floating Rate Account and will thereafter be distributed to the holders of the Class A-MFL and Class A-JFL Certificates and/or the swap counterparty as applicable.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

The “Net Mortgage Rate” for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

“Administrative Cost Rate” as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to each Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Primary Servicing Fee Rate) and the Trustee Fee Rate.

The “Mortgage Rate” with respect to any mortgage loan (or successor REO Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL regular interest and the Class A-JFL regular interest during the related Interest Accrual Period. Interest will be calculated on a 30/360 Basis. The “Interest Distribution Amount” of any Class of Certificates (other than the Residual Certificates) and the Class A-MFL regular interest and the Class A-JFL regular interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class A-MFL and Class A-JFL Certificates and the Residual Certificates) and the Class A-MFL regular interest and the Class A-JFL regular interest for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. The Interest Accrual Period for the Class A-MFL Certificates and the Class A-JFL Certificates will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs to but excluding the related Distribution Date.

“Accrued Interest From Recoveries” means in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-MFL, Class A-JFL and Residual Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The “Distributable Certificate Interest” in respect of each class of Certificates (other than the Class A-MFL, Class A-JFL and Residual Certificates) and the Class A-MFL regular interest and Class A-JFL regular interests for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such Class’s share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

The “Accrued Certificate Interest” for any Distribution Date and any class of Certificates (other than the Residual Certificates) and the Class A-MFL regular interest and Class A-JFL regular interests is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

The accrual of interest is based on the assumption that each year consists of twelve 30-day months (or, in the case of the Class A-MFL and Class A-JFL Certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the respective swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).
A “Prepayment Interest Shortfall” with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month’s interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the Determination Date in the calendar month in which such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of their Accrued Certificate Interest and will reduce such classes’ respective interest entitlements.

An “Uncovered Prepayment Interest Shortfall” is, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part, an amount equal to the excess of the related Prepayment Interest Shortfall over the related Compensating Interest Payment, if any.

A “Compensating Interest Payment” is, with respect to any mortgage loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part and a Prepayment Interest Shortfall because the Master Servicer allowed the related borrower to deviate from the terms of the related mortgage loan documents, the lesser of:

•	any Prepayment Interest Shortfall incurred in connection with such principal prepayment, and

•	the sum of (i) that portion of the Servicing Fee allocable to the related mortgage loan for such Due Period and (ii) all Prepayment Interest Excess related to the related mortgage loan;

provided, however, that no Compensating Interest Payment will be payable with respect to:

•	a prepayment due to Insurance Proceeds or Condemnation Proceeds,

•	a prepayment subsequent to a default (provided that the Master Servicer or Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),

•	a prepayment that, pursuant to the related loan documents, the Master Servicer has no discretion to reject,

•	a prepayment pursuant to applicable law or a court order,

•	or a prepayment accepted with the consent of the Directing Certificateholder.

A “Prepayment Interest Excess” with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans (other than the Non-Serviced Mortgage Loans) that were subject to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of:

(a)	the Principal Shortfall for that Distribution Date,

(b)	the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

In the event that the Certificate Balance of each of the Class A-4 and Class A-1A Certificates has not been reduced to zero, a Group 1 Principal Distribution Amount and a Group 2 Principal Distribution Amount will be calculated for purposes of making distributions on the Class A Certificates.

The “Group 1 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of:

(a)	the Group 1 Principal Shortfall for that Distribution Date,

(b)	the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date, and

(c)	the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date;

provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

(i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date,

(ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

(iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of “Group 2 Principal Distribution Amount” had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of “Group 2 Principal Distribution Amount”) for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Group 2 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of:

(a)	the Group 2 Principal Shortfall for that Distribution Date,

(b)	the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date, and

(c)	the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date;

provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of:

(i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date,

(ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

(iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of “Group 1 Principal Distribution Amount” had the Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of “Group 1 Principal Distribution Amount”) for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal, with respect to each mortgage loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to any Non-Serviced Mortgage Loan, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (i) above. The Scheduled Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee (and, with respect to a mortgage loan that is part of a Whole Loan, the service providers under any related pooling and servicing agreement), as the case may be, for prior Advances.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of:

•

all voluntary prepayments of principal received on the mortgage loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (which will include in the case of each Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement) and

•

any other collections (exclusive of payments by borrowers) received on the mortgage loans and any related REO Properties on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include in the case of any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related mortgage loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL regular interest and Class A-JFL regular interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term “Group 1 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term “Group 2 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property (and, in the case of any Non-Serviced Mortgage Loan, the trust’s beneficial interest in the related Mortgaged Property) will be treated as if there exists with respect thereto an outstanding mortgage loan (an “REO Loan”), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property (or, in the case of a Non-Serviced Mortgage Loan or a mortgage loan included in the Serviced Whole Loans, the trust’s portion of amounts received in respect of the related Mortgaged Property), net of payments to be made, or reimbursement to the Master Servicer, the Special Servicer or the Trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related intercreditor agreement.

Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Priority” above. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A-4. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Allocation of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 1 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1 through Class K Certificates (other than Class A-1A, Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to the holders of the Class A-1 through Class K Certificates (other than the Class A-1A, Class A-MFL and Class A-JFL Certificates) and the Class A-MFL regular interest and Class A-JFL regular interest, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 2 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The “Base Interest Fraction” for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class K Certificates (other than the Class A-MFL and A-JFL Certificates) and the

Class A-MFL regular interest and A-JFL regular interest, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

On any Distribution Date, for so long as the related Swap Contract is in effect and there is no continuing payment of default under the related Swap Contract, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-MFL regular interest or Class A-JFL regular interest will be payable to the related swap counterparty, and on any Distribution Date on which the related swap contract is not in effect or a continuing payment default by the swap counterparty exists, Yield Maintenance Charges and Prepayment Premiums distributable in respect to the Class A-MFL regular interest or Class A-JFL regular interest will be distributable to the holders of the Class A-MFL Certificates and Class A-JFL Certificates, respectively.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement. See also “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designations	Assumed Final Distribution Date
Class A-1	January 10, 2012
Class A-2	April 10, 2012
Class A-3	March 10, 2014
Class A-AB	February 10, 2016
Class A-4	February 10, 2017
Class A-1A	February 10, 2017
Class X-P	N/A
Class A-M	April 10, 2017
Class A-J	April 10, 2017
Class B	April 10, 2017
Class C	April 10, 2017
Class D	April 10, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2049.

Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class T Certificates will be subordinated to the right of the holders of the Class Q Certificates,

•	the rights of the holders of the Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class O Certificates,

•	the rights of the holders of the Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•

the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•

the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•

the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•

the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•

the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•

the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•

the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•

the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates will be subordinated to the rights of the holders of the Class A-J Certificates and the Class A-JFL regular interest,

•

the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-JFL regular interest will be subordinated to the rights of the holders of the Class A-M Certificates and the Class A-MFL regular interest, and

•

the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL regular interest and Class A-JFL regular interest will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL regular interest and Class A-JFL regular interest of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B, Class C and Class D Certificates and Class A-MFL regular interest and Class A-JFL regular interest of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the “Non-Offered Subordinate Certificates”), to the holders of the Class C Certificates by means of the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates and the Class A-JFL regular interest by means of the subordination of the Class B, Class C, Class D and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates and the Class A-MFL regular interest by means of the subordination of the Class A-J and the Class A-JFL regular interest, Class B, Class C, Class D and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates. For purposes of this paragraph, “Non-Offered Subordinate Certificates” excludes the Class A-MFL and Class A-JFL Certificates and includes the Class A-MFL regular interest and Class A-JFL regular interest.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (as described above under “—Distributions—Priority”) for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related loan group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a

proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates and the Class A-MFL regular interest, pro rata, the Class A-J Certificates and the Class A-JFL regular interest, pro rata, and the Class B, Class C and Class D Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those Classes of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later sequential Class designations.

No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Collateral Support Deficit

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, “Collateral Support Deficit”). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class T, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B, Class A-J Certificates and the Class A-JFL regular interest, pro rata, and Class A-M Certificates, and the Class A-MFL regular interest, pro rata, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (in the case of the Class A-MFL or Class A-JFL Certificates, through the Class A-MFL regular interest or Class A-JFL regular interest, respectively) will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Certificates (other than the Class A-MFL or Class A-JFL Certificates) or the Class A-MFL regular interest or Class A-JFL regular interest that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class. If the Certificate Balance of any Class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under “Description of the Pooling Agreements—Certain Matters Regarding the Trustee” in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “—Taxes That May Be Imposed on the REMIC Pool” in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in “Distributions—Priority” above.

Certificate Deferred Interest. On each Distribution Date, the Accrued Certificate Interest for the Certificates (other than the Class A-MFL, Class A-JFL Class X and Residual Certificates) will be reduced by an amount equal to the amount of Mortgage Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class, such Mortgage Deferred Interest to be allocated first to the Class T Certificates, second to the Class Q Certificates, third to the Class P Certificates, fourth to the Class O Certificates, fifth to the Class N Certificates, sixth to the Class M Certificates, seventh to the Class L Certificates, eighth to the Class K Certificates, ninth to the Class J Certificates, tenth to the Class H Certificates, eleventh to the Class G Certificates, twelfth to the Class F Certificates, thirteenth to the Class E Certificates, fourteenth to the Class D Certificates, fifteenth to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates and the Class A-JFL regular interest, pro rata, eighteenth, to the Class A-M Certificates and the Class A-MFL regular interest, pro rata, and nineteenth, pro rata, to the Class A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class for such Distribution Date. Additionally, on each Distribution Date, the Certificate Balances of the applicable Class of Certificates or the Class A-MFL regular interest or Class A-JFL regular interest will be increased by the amount of Certificate Deferred Interest allocated to each such Class.

“Certificate Deferred Interest” means, for any Distribution Date with respect to any Class of Certificates or the Class A-MFL regular interest or Class A-JFL regular interest, the amount of Mortgage Deferred Interest allocated to such Class as described above.

“Mortgage Deferred Interest” means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

Advances

P&I Advances

The Master Servicer will be obligated, subject to the recoverability determination described below, to make advances for the Mortgage Loans (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees (including with respect to each Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan Primary Servicing Fee Rate)), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan delinquent in respect of its balloon payment on the Determination Date (including any REO Loan as to which the balloon payment (including any applicable grace period) would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then, in each case, the Master Servicer or the Trustee will, as to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to a loan not included in the trust (such as any pari passu or subordinate loan). In addition, neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, prepayment premiums or Yield Maintenance Charges. Neither the Master Servicer nor the Trustee is required to advance amounts deemed nonrecoverable. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a P&I Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

With respect to the 666 Fifth Avenue Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such mortgage loan that is a Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding any 666 Fifth Avenue Pari Passu Companion Loan. If the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and any related Pari Passu Loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to any 666 Fifth Avenue Pari Passu Companion Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the 666 Fifth Avenue Mortgage Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an “approved” master servicer by any of the rating agencies then rating the Certificates.

Servicing Advances

In addition to P&I Advances, the Master Servicer will be obligated to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. The Special Servicer may, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments), make such advance unless such advance would constitute a Nonrecoverable Advance. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. With respect to each Non-Serviced Mortgage Loan, servicing advances will be made under the BACM 2007-1 Pooling and Servicing Agreement (with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan), the CD 2007-CD4 Pooling and Servicing Agreement (with respect to the Four Seasons Resort Maui Mortgage Loan), the COMM 2006-C8 Pooling and Servicing Agreement (with respect to the Mall of America Mortgage Loan) and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (with respect to the Americold Portfolio Mortgage Loan).

None of the Master Servicer, the Special Servicer or the Trustee, as applicable, will be required to make a Servicing Advance if such Servicing Advance would be a Nonrecoverable Advance; provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of Certificateholders and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loans as a collective whole. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

Recovery of Advances

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it (or the Special Servicer, as described under “—P&I Advances” and “—Servicing Advances” in this prospectus supplement, with respect to a proposed Advance to be made by the Master Servicer or the Trustee) determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”), and the Master Servicer, the Special Servicer or the Trustee will be entitled to recover any Advance made by it that it (or the Special Servicer) subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in a related Certificate Account (and as more particularly set forth in the pooling and servicing agreement, in certain circumstances may be able to seek reimbursement for the Certificate Account not related to the Mortgage Loans that are serviced by such Master Servicer). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that an Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer and the Trustee have notice shall be binding and conclusive with respect to such party. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See “Description of the Certificates—Advances in Respect of Delinquencies” and “Description of the Pooling Agreements—Certificate Account” in the prospectus.

Upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as the case may be, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

In addition, the Master Servicer, Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in a Certificate Account (net of any amounts used to reimburse the Master Servicer, the Special Servicer or the Trustee for any Nonrecoverable Advances or interest thereon). Workout-Delayed Reimbursement Amounts will constitute a Nonrecoverable Advance only when the person making such determination (a) has determined, in accordance with the Servicing Standard, that such amounts, along with any other Workout-Delayed Reimbursement Amount or any other Nonrecoverable Advance, will not ultimately be recoverable from late collections of principal or any other recovery on or in respect of the pool of

Mortgage Loans and REO Properties allocable to principal, or (b) has determined, in accordance with the Servicing Standard, that such amount would not ultimately be recoverable from collections on the related Mortgage Loan.

To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to but not including the date of reimbursement and compounded annually; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “—Reports to Certificateholders; Certain Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, an Appraisal Reduction is required to be calculated with respect to such mortgage loan or Serviced Whole Loan. An “Appraisal Reduction Event” will occur with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan on the earliest of:

(1) the third anniversary of the date on which an extension of the maturity date of such mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

(2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

(3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer;

(4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

(5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy);

(6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

(7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan unless the borrower has delivered to the Master Servicer on the related maturity date for such mortgage loan or Serviced Whole Loan a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

(8) immediately after such mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Serviced Whole Loan until the MAI appraisal or internal valuation is received. With respect to each Non-Serviced Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the BACM 2007-1 Pooling and Servicing Agreement (with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan), the CD 2007-CD4 Pooling and Servicing Agreement (with respect to the Four Seasons Resort Maui Mortgage Loan), the COMM 2006-C8 Pooling and Servicing Agreement (with respect to the Mall of America Mortgage Loan) and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (with respect to the Americold Portfolio Mortgage Loan), which terms are substantially similar, but not necessarily identical to the provisions set forth above.

The “Determination Date” for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or Serviced Whole Loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute (“MAI”) appraisals (the costs of which will be paid as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable). The Appraisal Reduction with respect to each Non-Serviced Mortgage Loan will be calculated pursuant to the BACM 2007-1 Pooling and Servicing Agreement (with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan), the CD 2007-CD4 Pooling and Servicing Agreement (with respect to the Four Seasons Resort Maui Mortgage Loan), the COMM 2006-C8 Pooling and Servicing Agreement (with respect to the Mall of America Mortgage Loan) and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (with respect to the Americold Portfolio Mortgage Loan).

As a result of calculating one or more Appraisal Reductions (including an Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate Class then outstanding (i.e., first to the Class T Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and the Class A-JFL regular interest, pro rata and then to the Class A-M Certificates and the Class A-MFL regular interest, pro rata). See “—Advances” above. The “Appraisal Reduction Amount” for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the Class to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such mortgage loan or Serviced Whole Loan has become a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special

Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

The 666 Fifth Avenue Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the 666 Fifth Avenue Whole Loan will be allocated to the mortgage loans that comprise such whole loan on a pro rata basis.

Any mortgage loan (including the Serviced Whole Loans) previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a “Statement to Certificateholders”) based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates allocable to Distributable Certificate Interest;

(3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust;

(5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average, remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

(7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property (and the information described in Item 1100(b)(5) of Regulation AB to the extent material);

(8) the value of any REO Property included in the trust fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9) the Available Distribution Amount for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows);

(10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates and the Class A-MFL regular interest or the Class A-JFL regular interest allocable to Yield Maintenance Charges;

(11) the accrued Distributable Certificate Interest in respect of each Class of Certificates and the Class A-MFL regular interest and the Class A-JFL regular interest for such Distribution Date separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

(12) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(13) the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount and the Principal Shortfall for the Distribution Date;

(14) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates and the Class A-MFL regular interest and the Class A-JFL regular interest immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

(17) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

(18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

(19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

(20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

(21) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

(22) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(23) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

(25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous

Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(26) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the prior Distribution Date;

(27) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

(28) the original and then current credit support levels for each class of Certificates;

(29) the original and then current ratings for each class of Certificates;

(30) the amount of the distribution on the Distribution Date to the holders of the and Residual Certificates;

(31) the amount on deposit in certain accounts established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(32) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(33) material breaches of mortgage loan representations and warranties of which the Trustee, Master Servicer or the Special Servicer has received written notice;

(34) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice;

(35) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee’s reasonable judgment, be included on the Statement to Certificateholders without undue difficulty; and

(36) payments made to and by a swap counterparty with respect to the Class A-MFL regular interest and Class A-JFL regular interest; and

(37) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

The Trustee will make available each month, to any interested person via its internet website initially located at “www.ctslink.com,” (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor and (iv) any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.

In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. The Master Servicer may make available each month to any Privileged Person electronically its Servicer Reports and other information regarding the loans, properties, and borrowers on its internet website, which is www.key.com/key2CRE with respect to KRECM and https://re.bankofamerica.com/ms/index.jsp?dest=/ms/index.jsp with respect to Bank of America.

“Privileged Person” shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee’s internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate and certain other persons who deliver to the Master Servicer or Trustee a confidentiality and indemnification agreement.

“Servicer Reports” means the reports required under the Pooling and Servicing Agreement, including the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report and the CMSA advance recovery report.

Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website nor assumes any responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

In connection with providing access to the Trustee’s or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration, the delivery of a confidentiality and indemnification agreement and the acceptance of a disclaimer. The Trustee and the Master Servicer shall not be liable for the dissemination of information in accordance therewith. Questions regarding the Trustee’s internet website can be directed to the Trustee’s CMBS customer service desk at (866) 846-4526 and questions regarding the Master Servicer’s internet website can be directed to (816) 204-2205 for KRECM and (866) 531-0957 for Bank of America.

Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Rating Agencies or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

(1) the Pooling and Servicing Agreement and any amendments to that agreement;

(2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

(3) all officer’s certificates delivered to the Trustee since the Closing Date as described under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus;

(4) all accountants’ reports delivered to the Trustee since the Closing Date as described under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus;

(5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6) copies of the mortgage loan documents;

(7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

(8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

(9) Trustee exception reports;

(10) any and all officer’s certificates delivered to the Trustee to support the Master Servicer’s determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

(11) any and all appraisals obtained pursuant to the definition of “Appraisal Reduction” in this prospectus supplement;

(12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

(13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

(14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

(15) an explanation of the calculation of any Prepayment Interest Shortfall.

Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name “GE Commercial Mortgage Corporation” (Commission file no. 333-130174). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificates as follows: (1) 4% in the case of the Class X Certificates and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class R nor Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer, the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

•	the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

•	the purchase of all of the assets of the trust fund by the Special Servicer, the Directing Certificateholder or the Master Servicer; or

•

the exchange of all then outstanding Certificates (other than the Residual Certificates), including the Class X Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each

Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The Special Servicer, the Directing Certificateholder and the Master Servicer (subject to the following constraints and certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

•	the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund; and

•

the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer, the Directing Certificateholder or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Residual Certificates), including the Class X Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance, (ii) is limited to certain Classes of the Certificates and (iii) requires that all certificateholders (other than holders of the Residual Certificates) must voluntarily participate.

Promptly upon receipt of notice of any such termination by the Trustee, the Trustee shall provide notice of such termination by letter to the Certificateholders and each Rating Agency, and the other parties to the Pooling and Servicing Agreement (if not previously notified), mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the final Distribution Date, the aggregate amount paid by the Special Servicer, the Directing Certificateholder or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see “Description of the Pooling Agreements—Certificate Account” in the prospectus), will be applied generally as described under “—Distributions—Priority” above. Following such distribution, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Any optional termination by the Special Servicer, the Directing Certificateholder or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of any Certificates purchased at a premium because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (other than the Non-Serviced Mortgage Loans, which are serviced under the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement), the COMM 2006-C8 Pooling and Servicing Agreement and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, as described under “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan” and “—Servicing of the Americold Portfolio Mortgage Loan,” below), the Serviced Companion Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Companion Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Companion Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

When we refer in this prospectus supplement to the master servicer under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust, we refer to Bank of America, National Association as master servicer only with respect to the 666 Fifth Avenue mortgage loan, and we refer to KeyCorp Real Estate Capital Markets, Inc. with respect to the remaining mortgage loans; provided that as described in this prospectus supplement, the Skyline Portfolio mortgage loan, the Pacific Shores mortgage loan, the Four Seasons Resort Maui mortgage loan, the Mall of America mortgage loan and the Americold Portfolio mortgage loan will not be subject to servicing under the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust, but in each case will be subject to servicing under separate servicing agreements. Accordingly for these mortgage loans, KeyCorp Real Estate Capital Markets, Inc. in its capacity as master servicer of the pooling and servicing agreement for the GE Commercial Mortgage Corporation Series 2007-C1 Trust will have limited servicing responsibility with respect to the servicing of any of these mortgage loans. For a description of the servicing arrangements for each of the mortgage loans referenced in the proviso to the immediately preceding sentence see “Servicing of the Mortgage Loans—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loan,” “—Servicing of the Mall of America Mortgage Loan” and “—Servicing of the Americold Portfolio Mortgage Loan” in this prospectus supplement.

Bank of America, National Association will act as primary servicer with respect to 92 of the mortgage loans, representing approximately 40.36% of the Initial Pool Balance (or approximately 47.41% of the Initial Loan Group 1 Balance and approximately 20.90% of the Initial Loan Group 2 Balance). KeyCorp Real Estate Capital Markets, Inc. will act as primary servicer with respect to 30 of the mortgage loans, representing approximately 28.39% of the Initial Pool Balance (or approximately 17.93% of the Initial Loan Group 1 Balance and approximately 57.24% of the Initial Loan Group 2 Balance)). Wachovia Bank, National Association will act as primary servicer with respect to 69 of the mortgage loans, representing approximately 23.69% of the Initial Pool Balance (or approximately 25.39% of the Initial Loan Group 1 Balance and approximately 19.00% of the Initial Loan Group 2 Balance)). It is expected that no other primary servicer will service more than 10% of the Initial Pool Balance. The Master Servicer will be required to service and administer the mortgage loans and the Serviced Companion Loans for which it is responsible. In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and the Serviced Whole Loans to one or more affiliates. The Master Servicer and the Special Servicer will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided that each of the Master Servicer and Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and the Serviced Whole Loans notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loan, as a collective whole) as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment in accordance with applicable law, the terms of the Pooling and Servicing Agreement and such mortgage loans (and, in the case of the Serviced Whole Loans, the terms of the related Serviced Companion Loan and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and

(2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans but including the Serviced Whole Loans) or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loan (as a collective whole) as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

(A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement or any affiliate of the foregoing;

(B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

(C) the Master Servicer’s obligation to make Advances;

(D) the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; and

(F) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans. With respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or any Serviced Companion Loan:

(1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or,

(2) as to which any Periodic Payment (other than a balloon payment) is 60 days or more delinquent,

(3) as to which (A) the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (B) the related borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or (C) the related borrower has admitted in writing its inability to pay its debts generally as they become due,

(4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

(5) as to which, in the judgment of either the Master Servicer or the Special Servicer (with the consent of the Directing Certificateholder in the case of a determination by the Special Servicer), a payment default is imminent,

(6) as to which, in the judgment of either the Master Servicer or the Special Servicer (with the consent of the Directing Certificateholder in the case of a determination by the Special Servicer), a default (other than a payment default) that would either (a) impair the value of the related Mortgaged Property as security for such mortgage loan or Serviced Companion Loan (as a collective whole) or (b) otherwise materially and adversely affect the interests of Certificateholders and, if applicable, the holder of a related Serviced Companion Loan (as a collective whole), and would continue unremedied beyond the applicable grace period (or, if no grace period is specified in the related mortgage loan documents, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent, or

(7) as to which a default of which the Master Servicer or Special Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standard, that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to the Serviced Whole Loans, the holders of the related Serviced Companion Loans (as a collective whole)) has occurred and remains unremediated for the applicable grace period specified in such mortgage loan or Serviced Whole Loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts (other than the Interest Reserve Account and the REO Account). The Master Servicer will be required to transfer its servicing responsibilities with respect to a mortgage loan if any of the aforementioned events has occurred with respect to a Serviced Companion Loan. The Master

Servicer will also be required to transfer its servicing responsibilities with respect to a Serviced Companion Loan if any of the aforementioned events has occurred with respect to the related mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (other than the Non-Serviced Mortgage Loans) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and the Serviced Companion Loans serviced by the Special Servicer and any mortgage loans and Serviced Companion Loans secured by Mortgaged Properties that have become REO Properties (excluding the Non-Serviced Mortgage Loans) are referred to in this prospectus supplement as the “Specially Serviced Mortgage Loans,” except where the context clearly indicates otherwise. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

If any servicing transfer event with respect to a Specially Serviced Mortgage Loan is cured, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, and, with respect to any monetary servicing transfer event, becomes a performing mortgage loan or Serviced Whole Loan for at least three Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a “Corrected Mortgage Loan”) to the Master Servicer.

The Special Servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than each Non-Serviced Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) or, in the case of the 666 Fifth Avenue Mortgage Loan, the 666 Fifth Avenue Directing Holder (as defined below), or in the case of The Enclave Mortgage Loan, The Enclave Directing Holder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report; provided that if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the holder of any related Companion Loan (as a collective whole), it may take such action without waiting for a responses from the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable. If the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, objects to the Asset Status Report within ten business days of receipt, the Special Servicer will nevertheless be required to implement the recommended action as outlined in the Asset Status Report if it determines in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if a Serviced Whole Loan is involved, the holders of the related Serviced Companion Loans (as a collective whole). If the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes the determination described above; provided, however, in the event that the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder’s, the 666 Fifth Avenue Directing Holder’s or The Enclave Directing Holder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special

Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, by the Special Servicer subject to the Directing Certificateholder’s, the 666 Fifth Avenue Directing Holder’s or The Enclave Directing Holder’s right to consent to certain specific actions.

No direction of the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder will, and the Master Servicer and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder that would (a) require, permit or cause the Master Servicer or the Special Servicer to violate the terms of any Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Master Servicer’s or the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC Provisions, (b) result in the imposition of a “prohibited transaction” or “contribution” tax under the REMIC Provisions of the Code, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, the Trustee’s or the Master Servicer’s responsibilities under the Pooling and Servicing Agreement.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its designee) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The “Controlling Class” will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR and Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class T Certificates.

Replacement of the Special Servicer

Except with respect to the 666 Fifth Avenue Mortgage Loan and The Enclave Mortgage Loan, the Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by holders of more than 50% of the Certificate Balance of the Controlling Class, subject to written confirmation from each of Moody’s and S&P that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates. With respect to the 666 Fifth Avenue Mortgage Loan, the 666 Fifth Avenue Directing Holder will be entitled to remove the Special Servicer, and appoint a replacement Special Servicer, solely with respect to the 666 Fifth Avenue Whole Loan. Any appointment of a successor Special Servicer with respect to the 666 Fifth Avenue Whole Loan will be subject to written confirmation from each of Moody’s, S&P and any other applicable rating agency that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates and any class of securities backed in whole or in part by any 666 Fifth Avenue Pari Passu Companion Loan. With respect to The Enclave Mortgage Loan, The Enclave Directing Holder (as

defined below under “—Rights of The Enclave Directing Holder”) will be entitled to remove the Special Servicer, and appoint a replacement Special Servicer, solely with respect to The Enclave Whole Loan.

With respect to the Non-Serviced Mortgage Loans, the related special servicer may be terminated and replaced as provided in the BACM 2007-1 Pooling and Servicing Agreement (with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan), as described under “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans—Termination of the BACM 2007-1 Special Servicer” in this prospectus supplement, as provided in the CD 2007-CD4 Pooling and Servicing Agreement (with respect to the Four Seasons Resort Maui Mortgage Loan) as described under “—Servicing of the Four Seasons Resort Maui Mortgage Loan—Termination of the CD 2007-CD4 Special Servicer” in this prospectus supplement, as provided in the COMM 2006-C8 Pooling and Servicing Agreement (with respect to the Mall of America Mortgage Loan) as described under “—Servicing of the Mall of America Mortgage Loan—Termination of the COMM 2006-C8 Special Servicer” and as provided in the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (with respect to the Americold Portfolio Mortgage Loan) as described under “—Servicing of the Americold Portfolio Mortgage Loan—Termination of the JPMCC 2007-CIBC18 Special Servicer”.

For further information regarding the termination and appointment of the Special Servicer with respect to the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan, see “—Servicing of the Skyline Portfolio and Pacific Shores Portfolio Mortgage Loans” below. For further information regarding the termination and appointment of the Special Servicer with respect to the Four Seasons Resort Maui Whole Loan, see “—Servicing of the Four Seasons Resort Maui Mortgage Loan” below. For further information regarding the termination and appointment of the Special Servicer with respect to the Mall of America Whole Loan, see “—Servicing of the Mall of America Mortgage Loan” below. For further information regarding the termination and appointment of the Special Servicer with respect to the Americold Portfolio Whole Loan, see “—Servicing of the Americold Portfolio Mortgage Loan” below.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

A servicing fee, which includes the monthly Master Servicer fee and the monthly primary servicer fee (the “Servicing Fee”), will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the “Servicing Fee Rate”) ranging from 0.0200% to 0.0700%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.0238% per annum. With respect to the Non-Serviced Mortgage Loans, the Servicing Fee includes a servicing fee that will be payable to the master servicer under the BACM 2007-1 Pooling and Servicing Agreement with respect to the Skyline Portfolio and Pacific Shores Mortgage Loans, which will accrue at a per annum rate equal to 0.0200%, the CD 2007-CD4 Pooling and Servicing Agreement with respect to the Four Seasons Resort Maui Mortgage Loan, which will accrue at a per annum rate equal to 0.0200%, the COMM 2006-C8 Pooling and Servicing Agreement with respect to the Mall of America Mortgage Loan, which will accrue at a per annum rate equal to 0.0300% and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement with respect to the Americold Portfolio Mortgage Loan, which will accrue at a per annum rate equal to 0.0200% (each, a “Non-Serviced Mortgage Loan Primary Servicing Fee Rate”). The Servicing Fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

(1) 50% of assumption fees and 100% of defeasance, earnout, modification, waiver, and consent and similar fees, charges for beneficiary statements or demand fees and application and processing fees (other than assumption application and processing fees) to the extent the Master Servicer, and not the Special Servicer, has performed the related modification, consent, waiver, earnout, defeasance or similar action, as applicable, subject to the conditions set forth in the Pooling and Servicing Agreement,

(2) 100% of assumption application and processing fees,

(3) all NSF check charges on all mortgage loans and Prepayment Interest Excess not required to be applied in connection with Uncovered Prepayment Interest Shortfalls, and

(4) late payment charges and default interest paid by the borrowers (other than amounts accrued on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement.

The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months (with a minimum of $4,000 per month for each Specially Serviced Mortgage Loan and REO Loan), and will be payable monthly from the trust fund (and, in the case of a Serviced Whole Loan, from amounts received in respect of the related Serviced Companion Loans). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans and any successor REO Loan);

(1) 100% of assumption, extension, modification, consent, waiver and earnout fees and changes for beneficiary statements or demands with respect to the Specially Serviced Mortgage Loans,

(2) certain fees with respect to mortgage loans that are not Specially Serviced Mortgage Loans, to the extent set forth in the Pooling and Servicing Agreement, and

(3) late payment charges and default interest paid by the borrowers (with respect amounts accrued on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement.

The Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan will accrue a comparable special servicing fee under the BACM 2007-1 Pooling and Servicing Agreement. The Four Seasons Resort Maui Mortgage Loan will accrue a comparable special servicing fee under the CD

2007-CD4 Pooling and Servicing Agreement. The Mall of America Mortgage Loan will accrue a comparable special servicing fee under the COMM 2006-C8 Pooling and Servicing Agreement. The Americold Portfolio Mortgage Loan will accrue a comparable special servicing fee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than default interest) of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity, but excluding any amount for which a Liquidation Fee would be paid) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

The Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan will accrue a comparable workout fee under the BACM 2007-1 Pooling and Servicing Agreement. The Four Seasons Resort Maui Mortgage Loan will accrue a comparable workout fee under the CD 2007-CD4 Pooling and Servicing Agreement. The Mall of America Mortgage Loan will accrue a comparable workout fee under the COMM 2006-C8 Pooling and Servicing Agreement. The Americold Portfolio Mortgage Loan will accrue a comparable workout fee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the amount of the related payment or proceeds. The BACM 2007-1 Special Servicer will accrue a comparable liquidation fee with respect to the Skyline Portfolio Whole Loan or the Pacific Shores Whole Loan under the BACM 2007-1 Pooling and Servicing Agreement (other than in connection with a repurchase of either the Skyline Portfolio Mortgage Loan or the Pacific Shores Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The CD 2007-CD4 Special Servicer will accrue a comparable liquidation fee with respect to the Four Seasons Resort Maui Mortgage Loan under the CD 2007-CD4 Pooling and Servicing Agreement (other than in connection with a repurchase of the Four Seasons Resort Maui Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The COMM 2006-C8 Special Servicer will accrue a comparable liquidation fee with respect to the Mall of America Mortgage Loan under the COMM 2006-C8 Pooling and Servicing Agreement (other than in connection with a repurchase of the Mall of America Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The JPMCC 2007-CIBC18 Special Servicer will accrue a comparable liquidation fee with respect to the Americold Portfolio Mortgage Loan under the JPMCC 2007-CIBC18

Pooling and Servicing Agreement (other than in connection with a repurchase of the Americold Portfolio Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer,

•

the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or due to a document defect with respect to such mortgage loan prior to the expiration of the period of time set forth in the related purchase agreement,

•	the purchase of a Defaulted Mortgage Loan by the Special Servicer or the Directing Certificateholder,

•

the purchase of a mortgage loan by the holder of a related B Note pursuant to the related intercreditor agreement unless the related Mortgage Loan is purchased by the holder of the related B Note more than 60 days after the date the related purchase option becomes exercisable, unless otherwise provided for in the related intercreditor agreement,

•

the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, if either the payment of such fee is specifically prohibited under the related mezzanine intercreditor agreement (provided that any future permitted mezzanine debt will require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 60 days of the date on which the related purchase option becomes exercisable), or such mortgage loan is purchased by the holder of the related mezzanine loan within 60 days of the date on which the related purchase option becomes exercisable, or

•	the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include revenue from REO Properties, condemnation awards or insurance proceeds.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under “Description of the Certificates—Advances,” the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement and “Description of the Pooling Agreements—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Trustee Compensation

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the “Trustee Fee”). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the “Trustee Fee Rate”), calculated on the basis of a 360 day year consisting of twelve 30 day months equal to 0.00053% per annum, and will be computed on the basis of the stated principal balance of the related mortgage loan as of the preceding distribution date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

Maintenance of Insurance

Except with respect to the Non-Serviced Mortgage Loans, the Master Servicer (with respect to each mortgage loan or Serviced Whole Loan) will be obligated to use reasonable efforts to cause the borrower to maintain (to the extent consistent with the Servicing Standard) all insurance coverage required under the related loan documents. If such borrower fails to maintain such insurance coverage, the Master Servicer will be required to itself maintain such insurance coverage (to the extent available at commercially reasonable rates, as determined by the Master Servicer, in accordance with the Servicing Standard (subject, in the case of terrorism insurance, to the provisions of the second succeeding paragraph) and to the extent the Trustee has an insurable interest therein). The coverage of that kind of policy will be in an amount that is not less than the lesser of (1) the full replacement cost of the improvements securing that mortgage loan or (2) the outstanding principal balance owing on that mortgage loan (and, if applicable, a Serviced Companion Loan), but in any event, in an amount necessary to avoid the application of any co-insurance clause. After the Master Servicer determines that a Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause the related borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Master Servicer in maintaining such policies, if the related borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to such borrower.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan (and, if applicable, the related Serviced Companion Loans) and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such policy is required by the Federal Emergency Management Agency) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Special Servicer in maintaining such insurance policies will be an expense of the trust fund, payable out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced Companion Loans (the “REO Account”), or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to be in default for failure to maintain for any Mortgaged Property, and neither the Master Servicer nor the Special Servicer will be required to itself maintain for any Mortgaged Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special Servicer determines, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than with respect to a Non-Serviced Mortgage Loan). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any incremental cost incurred by the Master Servicer or Special Servicer in maintaining a master single interest insurance policy will be paid by the Master Servicer or the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties if the related borrower was not required to maintain such insurance. Any cost of maintaining earthquake insurance obtained by the Special Servicer will be advanced by the Special Servicer as a Servicing Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

In general, except as provided in the Pooling and Servicing Agreement, the Master Servicer will not be permitted to agree to waive, modify, or amend any term of any mortgage loan or any Serviced Whole Loan. However, with respect to mortgage loans (other than Non-Serviced Mortgage Loans) or any Serviced Whole Loan required to be serviced by it hereunder, the Master Servicer may, without receipt of rating agency confirmation or the consent of the Special Servicer or Directing Certificateholder:

•

approve routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (1) 20,000 square feet and (2) 20% of the related Mortgaged Property;

•	approve a change of the property manager at the request of the related mortgagor, provided that (1) the successor property manager is not affiliated with mortgagor and is a nationally or regionally recognized manager of similar properties, (2) the related mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (3) the subject Mortgaged Property does not secure a Serviced Companion Loan;

•

approve any waiver affecting the timing of receipt of financial statements from any mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

•

approve annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

•	subject to other restrictions herein regarding principal prepayments, waive any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•

approve modifications, consents or waivers in connection with a defeasance permitted by the terms of the related mortgage loan if the Master Servicer receives an opinion of counsel (which opinion of counsel shall be an expense of the related mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC Provisions; and

•

consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related mortgage loan to such easement or right-of-way provided the Master Servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related mortgagor’s ability to repay the mortgage loan, or materially or adversely affect the value of such Mortgaged Property or cause the mortgage loan to cease to be a “qualified mortgage” for REMIC purposes;

provided, however, if the mortgage loan is a Serviced Whole Loan, the Master Servicer will provide written notice of such modification, waiver and amendment to the holders of the related Serviced Companion Loans to the extent required under the related intercreditor agreement; provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not set forth above for which the Special Servicer is responsible and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.

Requests for the disbursement of earnouts or holdback amounts with respect to certain mortgage loans received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within five business days of the Special Servicer’s receipt of such request). “Disbursement of earnouts or holdback amounts” means the disbursement or funding to a mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable mortgage loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.,) as set forth in the applicable mortgage loan documents, have been satisfied.

Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and

(b) the Directing Certificateholder (or with respect to the 666 Fifth Avenue Mortgage Loan, the 666 Fifth Avenue Directing Holder and with respect to The Enclave Mortgage Loan, The Enclave Directing Holder) has also approved such extension; provided, however, that if the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, does not respond to or approve such recommendation within ten business days of its receipt of the Special Servicer’s recommendation, then the extension will be deemed approved. If the Directing Certificateholder, the 666 Fifth Avenue Directing Holder or The Enclave Directing Holder, as applicable, objects to such extension, the Special Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan or Serviced Whole Loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a “significant modification.”

If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under “—Realization Upon Defaulted Mortgage Loans” below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

•

extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years, provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Whole Loan is involved, the holders of the related Serviced Companion Loans (as a collective whole)); or

•

provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X-C or Class X-P Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Rating Agencies, the Directing Certificateholder, and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder, the 666 Fifth Avenue Directing Holder, The Enclave Directing Holder or the holder of the Clarion LaGuardia Airport Hotel Note B, as applicable, or any advice from the Directing Certificateholder, the 666 Fifth Avenue Directing Holder, The Enclave Directing Holder or the holder of the Clarion LaGuardia Airport Hotel Note B, as applicable, would cause the Special Servicer to violate the terms of any mortgage loan documents or the Pooling and Servicing Agreement, (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the 666 Fifth Avenue Directing Holder, The Enclave Directing Holder or the holder of the Clarion LaGuardia Airport Hotel Note B (if applicable), the Trustee and the Rating Agencies.

See also “—General” above for a description of the Directing Certificateholder’s rights with respect to reviewing and approving the Asset Status Report.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A “Defaulted Mortgage Loan” is a mortgage loan (other than a Non-Serviced Mortgage Loan) that is delinquent at least 60 days in respect of its Periodic Payment or more than 30 days in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by, and any acceleration of payments under, the related mortgage loan documents. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value. The BACM 2007-1 Pooling and Servicing Agreement contains provisions requiring the BACM 2007-1 Special Servicer to determine the fair value of the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The CD 2007-CD4 Pooling and Servicing Agreement contains provisions requiring the CD 2007-CD4 Special Servicer to determine the fair value of the Four Seasons Resort Maui Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The COMM 2006-C8 Pooling and Servicing Agreement contains provisions requiring the COMM 2006-C8 Special Servicer to determine the fair value of the Mall of America Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The JPMCC 2007-CIBC18 Pooling and Servicing Agreement contains provisions requiring the JPMCC 2007-CIBC18 Special Servicer to determine the fair value of the Americold Portfolio Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

In the event a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (subject to any rights of the holder of any mezzanine debt or The Enclave Directing Holder to purchase such Defaulted Mortgage Loan pursuant to the related intercreditor agreement) will each have an assignable option to purchase (a “Purchase Option”) the Defaulted Mortgage Loan from the trust fund at a price (the “Option Price”) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

With respect to a Serviced Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related mortgage loan and not the related Serviced Companion Loan.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by the holder of the related mezzanine debt or The Enclave Directing Holder), the Special Servicer will be required (other than with respect to a Non-Serviced Mortgage Loan) to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon

•	the related borrower’s cure of all defaults on the Defaulted Mortgage Loan,

•	the purchase of the Defaulted Mortgage Loan by the holder of a mezzanine loan,

•	the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure,

•	the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or

•	upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation with respect to such Defaulted Mortgage Loan.

In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer (or, if the Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee) will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer, or the Trustee, as applicable, may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer or the Trustee, as applicable, to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer or the Trustee, as applicable, will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that the Directing Certificateholder will have the right to purchase the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan, the Mall of America Mortgage Loan and/or the Americold Portfolio Mortgage Loan if any of these mortgage loans becomes a defaulted mortgage loan under their respective pooling and servicing agreements from the trust at the price determined by their respective special servicer, subject to the purchase option described below under “—Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans—Sale of Defaulted Mortgage Loans,” “—Servicing of the Four Seasons Resort Maui Mortgage Loans—Sale of Defaulted Mortgage Loans,” “—Servicing of the Mall of America Mortgage Loan—Sale of Defaulted Mortgage Loans” and “—Servicing of the Americold Portfolio Mortgage Loans—Sale of Defaulted Mortgage Loans.”

Realization Upon Defaulted Mortgage Loans

The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced Mortgage Loans) (or Serviced Whole Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of the related Serviced Companion Loans), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of or to be an “owner” or an “operator” of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) and either:

(1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in the prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of a Serviced Whole Loan, on behalf of the holders of the related Serviced Companion Loans), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(c)(3)(A) of the Code and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “Certain Federal Income Tax Consequences—Taxes That May Be Imposed on the REMIC Pool” in the prospectus. Similar considerations apply with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan under the BACM 2007-1 Pooling and Servicing Agreement, the Four Seasons Resort Maui Mortgage Loan under the CD 2007-CD4 Pooling and Servicing Agreement, the Mall of America Mortgage Loan under the COMM 2006-C8 Pooling and Servicing and the Americold Portfolio Mortgage Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan) suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is involved, the holders of the related Serviced Companion Loans), as a collective whole, on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2008; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan or Serviced Whole Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan or Serviced Whole Loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as an expense of the trust fund (and, if a Serviced Whole Loan is involved, an expense of the holders of the related Serviced Companion Loans), provided, further, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

With respect to each mortgage loan or Serviced Whole Loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property (other than the Non-Serviced Mortgage Loans). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See “Description of the Certificates—Reports to Certificateholder; Certain Available Information” in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Depositor, the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P, Moody’s and any other rating agency then rating securities backed by a Serviced Companion Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or securities backed in whole or in part by a Serviced Companion Loan; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. The Primary Servicing Agreement provides that Bank of America, National Association may not resign from its obligations and duties thereunder except upon a determination that the performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund, the Certificateholders or, if a Serviced Whole Loan is involved, the holders of the related Serviced Companion Loans, for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any affiliate, shareholder, general partner or limited partner of the foregoing and any director, officer, member, manager, employee or agent of any of them will be entitled to indemnification by the trust fund out of the Certificate Account against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

The Pooling and Servicing Agreement will also provide that the BACM 2007-1 Master Servicer, Special Servicer or Trustee (with respect to the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan), the CD 2007-CD4 Master Servicer, Special Servicer or Trustee (with respect to the Four Seasons Resort Maui Whole Loan), the COMM 2006-C8 Master Servicer, Special Servicer or Trustee (with respect to the Mall of America Whole Loan), the JPMCC 2007-CIBC18 Master Servicer, Special Servicer or Trustee (with respect to the Americold Portfolio Whole Loan) and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Skyline Portfolio Whole Loan, the Pacific Shores Whole Loan, the Four Seasons Resort Maui Whole Loan, the Mall of America Whole Loan or the Americold Portfolio Whole Loan, respectively, under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a related Pari Passu Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement or the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, respectively.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holders of the related Serviced Companion Loans under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

Events Of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)(A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement (other than a failure to deliver the items described in clause (h) below), which failure continues unremedied for 30 days (15 days in the case of a failure of the Master Servicer to make any Servicing Advance or a failure to pay the insurance premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period as may be necessary to avoid the foreclosure of any lien for delinquent real estate taxes or a lapse of insurance coverage required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15 or 30-day period will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the

Special Servicer, the Depositor and the Trustee or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25% of any affected holder of a Serviced Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing a cure, such 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and either (a) not reinstated to such status on such list within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Companion Loan are qualified, downgraded, or withdrawn as a result of such removal, whichever is earlier;

(g) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody’s has (1) qualified, downgraded or withdrawn its rating or ratings of any class of securities backed in whole or in part by a Serviced Companion Loan, or (2) placed any class of securities backed in whole or in part by a Serviced Companion Loan on “watchlist” status in contemplation of rating downgrade or withdrawal (and such “watchlist” status placement shall not have been withdrawn by Moody’s within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; and

(h) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Master Servicer or Special Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer or Special Servicer (other than any primary servicer or sub-servicer which the Master Servicer or Special Servicer is requested by any Sponsor or Mortgage Loan Seller to retain), shall fail to deliver any items required to be delivered by such servicer under the Pooling and Servicing Agreement in order for the Trust to comply with the reporting requirements of the Exchange Act or under Items 1122 and 1123 of Regulation AB by the time (including any applicable notice and grace periods) provided for in the Pooling and Servicing Agreement.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (without giving effect to the Voting Rights of the defaulting party or its affiliates), the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement, including the compensation provisions), and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided, however, that neither the Master Servicer nor the Special Servicer may be terminated solely for an Event of Default that affects only the holder of a Serviced Companion Loan or any class of securities backed in whole or in part thereby. In addition, if an Event of Default occurs with respect to the Master Servicer under the Pooling and Servicing Agreement that materially and adversely affects a holder of a Serviced Companion Loan or any class of securities backed in whole or in part thereby, and the Master Servicer is not otherwise terminated, then, at the request of such affected holder of a Serviced Companion Loan or the related trustee acting at the direction of the related controlling class representative, the Trustee shall be required to direct the Master Servicer to appoint, within 30 days of the Trustee’s request, a sub-servicer if a Serviced Whole Loan is not then being sub-serviced (or, if such Serviced Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the Trustee’s request, the then current sub-servicer with a new sub-servicer) with respect to such Serviced Whole Loan. The appointment (or replacement) of a sub-servicer with respect to the 666 Fifth Avenue Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and certificates backed by a 666 Fifth Avenue Pari Passu Companion Loan. A replacement sub-servicer will be selected by those holders of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan.

If the Master Servicer receives a notice of termination solely due to an Event of Default under clause (f) or (g), the Trustee, using “request for proposal” materials prepared and delivered by the Master Servicer within 5 business days following such termination, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master Servicer. The Master Servicer will continue to serve as master servicer during the bid process until a successor master servicer is selected or the expiration of 45 days from the Master Servicer’s receipt of notice of termination, whichever occurs first. If the Master Servicer is terminated, and if no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling, it may appoint, or if it is unable so to act (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights), it will be required to appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Moody’s to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced Companion Loan, to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the Pooling and Servicing Agreement are required to be borne by the predecessor servicer and are required to be paid within 30 days of request therefor, otherwise such costs and expenses will be payable from the trust fund.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

(a) to cure any ambiguity;

(b) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements in this prospectus supplement made with respect to the certificates, the trust or the Pooling and Servicing Agreement, to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to a Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of any Serviced Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders), and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Moody’s to any class of Certificates and (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Companion Loan, as evidenced by a letter from each of S&P and Moody’s, and each such applicable rating agency;

(d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC (or any trust fund in which a Serviced Companion Loan is included as a REMIC, at all times that any related securities are outstanding), to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Serviced Companion Loan or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates,” and “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus;

(e) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan (unless the affected Certificateholder or such holder of a Serviced Companion Loan consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Moody’s to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced Companion Loan; or

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned (i) by S&P and Moody’s to each class of Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced Companion Loan, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P and Moody’s and such applicable rating agency.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans or the Serviced Companion Loans which are required to be distributed on a Certificate of any class or to the holder of the such Serviced Companion Loan, as applicable, without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the holders of the Serviced Companion Loans.

Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment, or at the expense of the trust if the amendment is requested by the Trustee on behalf of the Certificateholders) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

Evidence of Compliance

See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring servicers to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant’s attestation report with respect to such attestation. The servicers which will be required to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement in this transaction are KeyCorp Real Estate Capital Markets, Inc., Bank of America, National Association, and Wachovia Bank, National Association.

Servicing of the Skyline Portfolio and Pacific Shores Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan will be serviced and administered pursuant to the BACM 2007-1 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard:

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LaSalle Bank National Association, which is the trustee under the BACM 2007-1 Pooling and Servicing Agreement (the “BACM 2007-1 Trustee”) will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan;

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Bank of America, National Association, which is the master servicer of the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan under the BACM 2007-1 Pooling and Servicing Agreement (the “BACM 2007-1 Master Servicer”), will, in that capacity, be the master servicer for the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan under the BACM 2007-1 Pooling and Servicing Agreement;

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LNR Partners, Inc., which is the special servicer of the Skyline Portfolio Whole Loan and the Pacific Shores Whole Loan under the BACM 2007-1 Pooling and Servicing Agreement (the “BACM 2007-1 Special Servicer”), will, in that capacity, be the special servicer for the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan under the BACM 2007-1 Pooling and Servicing Agreement; and

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the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the BACM 2007-1 Master Servicer, the BACM 2007-1 Special Servicer or the BACM 2007-1 Trustee or to make servicing advances with respect to the Skyline Portfolio Whole Loan and the Pacific Shores Mortgage Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Skyline Portfolio Mortgage Loan and the Pacific Shores Mortgage Loan is dependent on its receipt of the corresponding information and collections from the BACM 2007-1 Master Servicer or the BACM 2007-1 Special Servicer, as applicable.

Sale of Defaulted Mortgage Loans. Under the BACM 2007-1 Pooling and Servicing Agreement, if either the Skyline Portfolio Mortgage Loan or the Pacific Shores Mortgage Loan, as applicable, is subject to a fair value purchase option, the BACM 2007-1 Special Servicer will be required to determine the purchase price for the Skyline Portfolio Mortgage Loan or Pacific Shores Mortgage Loan, as applicable. Each applicable option holder will have an option to purchase the Skyline Portfolio Mortgage Loan or Pacific Shores Mortgage Loan, as applicable, and the holders of the Skyline Portfolio Pari Passu Loans or the Pacific Shores Pari Passu Loan (or their respective designee), as applicable, will have an option to purchase the Skyline Portfolio Pari Passu Loans or Pacific Shores Pari Passu Loan, as applicable, at the purchase price determined by the BACM 2007-1 Special Servicer under the BACM 2007-1 Pooling and Servicing Agreement.

Termination of the BACM 2007-1 Special Servicer. Prior to the occurrence and continuance of a Pacific Shores Control Appraisal Period, the Pacific Shores Note A-1 Controlling Holder (solely with respect to the Pacific Shores Whole Loan) is entitled to terminate the rights and obligations of the BACM 2007-1 Special Servicer under the BACM 2007-1 Pooling and Servicing Agreement with respect the related Mortgage Loan, with or without cause, upon ten business days notice to the BACM 2007-1 Special Servicer, the BACM 2007-1 Master Servicer and the BACM 2007-1 Trustee, and to appoint a successor BACM 2007-1 Special Servicer; provided, however, as evidenced in writing by each of the rating agencies rating the BACM 2007-1 securitization, the proposed successor of the BACM 2007-1 Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the rating agencies rating the BACM 2007-1 securitization in respect to any class of BACM 2007-1 certificates then outstanding. The Pacific Shores Note A-1 Controlling Holder (solely with respect to the Pacific Shores Whole Loan) will cause the BACM 2007-1 Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms of the BACM 2007-1 Pooling and Servicing Agreement and will be responsible for paying any costs associated with any such replacement of the BACM 2007-1 Special Servicer, including reasonable costs of any servicing transfer.

Mezzanine Lenders. In addition to the rights of the holders of other interests in the Pacific Shores Whole Loan discussed above, the servicing of the Pacific Shores Whole Loan will be subject to the rights of the related mezzanine lenders. See “Risk Factors—Ability to incur Other Debt Entails Risk” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the Prospectus.

Servicing of the Four Seasons Resort Maui Mortgage Loan

General. Pursuant to the terms of the related intercreditor agreement, the Four Seasons Resort Maui Whole Loan will be serviced and administered pursuant to the CD 2007-CD4 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

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Wells Fargo Bank, N.A., which is the trustee under the CD 2007-CD4 Pooling and Servicing Agreement (the “CD 2007-CD4 Trustee”), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Four Seasons Resort Maui Whole Loan;

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Wachovia Bank, National Association, which is the master servicer of the Four Seasons Resort Maui Whole Loan under the CD 2007-CD4 Pooling and Servicing Agreement (the “CD 2007-CD4 Master Servicer”), will, in that capacity, be the master servicer for the Four Seasons Mortgage Loan under the CD 2007-CD4 Pooling and Servicing Agreement; however, P&I Advances with respect to the Four Seasons Resort Maui Mortgage Loan will be made by the Master Servicer or the Trustee, as described in “Description of the Certificates—Advances—P&I Advances” in the prospectus supplement;

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LNR Partners, Inc., which is the special servicer of the Four Seasons Resort Maui Whole Loan under the CD 2007-CD4 Pooling and Servicing Agreement (the “CD 2007-CD4 Special Servicer”), will, in that capacity, be the special servicer for the Four Seasons Resort Maui Mortgage Loan under the CD 2007-CD4 Pooling and Servicing Agreement; and

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the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the CD 2007-CD4 Master Servicer, the CD 2007-CD4 Special Servicer or the CD 2007-CD4 Trustee or to make servicing advances with respect to the Four Seasons Resort Maui Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Four Seasons Resort Maui Mortgage Loan is dependent on its receipt of the corresponding information and collections from the CD 2007-CD4 Master Servicer or the CD 2007-CD4 Special Servicer, as applicable.

Consent and Consultation. The related intercreditor agreement provides that the holder of the Four Seasons Resort Maui Pari Passu Loan, which will be the majority certificateholder of the most subordinate class of certificates pursuant to the CD 2007-CD4 Pooling and Servicing Agreement (the “CD 2007-CD4 Directing Certificateholder”) must approve certain specified servicing actions regarding the Four Seasons Resort Maui Whole Loan, including those involving foreclosure, modification of any monetary term or any material non-monetary term, subject to certain conditions described in the intercreditor agreement with respect to the Four Seasons Resort Maui Whole Loan. The related intercreditor agreement provides the holder of the Four Seasons Resort Maui Whole Loan certain non-binding consultation rights. The Directing Certificateholder and the CD 2007-CD4 Directing Certificateholder may consult separately with the CD 2007-CD4 Master Servicer or the CD-2007-CD4 Special Servicer, as applicable, with respect to any such action requiring the approval of the CD 2007-CD4 Directing Certificateholder or about a particular course of action.

Sale of Defaulted Mortgage Loan. Under the CD 2007-CD4 Pooling and Servicing Agreement, if the Four Seasons Resort Maui Whole Loan is subject to a fair value purchase option, the CD 2007-CD4 Special Servicer will be required to determine the purchase price for the Four Seasons Resort Maui Whole Loan. Each fair value purchase option holder under the CD 2007-CD4 Pooling and Servicing Agreement will have an option to purchase the Four Seasons Resort Maui Pari Passu Loan.

Termination of the CD 2007-CD4 Special Servicer. The CD 2007-CD4 Directing Certificateholder will be entitled to terminate the CD 2007-CD4 Special Servicer with respect to the special servicing of the Four Seasons Resort Maui Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the related intercreditor agreement and the CD 2007-CD4 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from the rating agencies rating the CD 2007-CD4 Certificates that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the CD 2007-CD4 certificates.

Servicing of the Mall of America Mortgage Loan

General. Pursuant to the terms of the related intercreditor agreement, the Mall of America Whole Loan will be serviced and administered pursuant to the COMM 2006-C8 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

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LaSalle Bank, National Association, which is the trustee under the COMM 2006-C8 Pooling and Servicing Agreement (the “COMM 2006-C8 Trustee”) will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Mall of America Whole Loan;

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Midland Loan Services, Inc., which is the master servicer of the Mall of America Whole Loan under the COMM 2006-C8 Pooling and Servicing Agreement (the “COMM 2006-C8 Master Servicer”), will, in that capacity, be the master servicer for the Mall of America Mortgage Loan under the COMM 2006-C8 Pooling and Servicing Agreement; however, P&I Advances with respect to the Mall of America Mortgage Loan will be made by the Master Servicer or the Trustee, as described in “Description of the Certificates—Advances—P&I Advances” in the prospectus supplement;

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LNR Partners, Inc., which is the special servicer of the Mall of America Whole Loan under the COMM 2006-C8 Pooling and Servicing Agreement (the “COMM 2006-C8 Special Servicer”), will, in that capacity, be the special servicer for the Mall of America Mortgage Loan under the COMM 2006-C8 Pooling and Servicing Agreement; and

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the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the COMM 2006-C8 Master Servicer, the COMM 2006-C8 Special Servicer or the COMM 2006-C8 Trustee or to make servicing advances with respect to the Mall of America Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Mall of America Mortgage Loan is dependent on its receipt of the corresponding information and collections from the COMM 2006-C8 Master Servicer or the COMM 2006-C8 Special Servicer, as applicable.

Consent and Consultation. The related intercreditor agreement provides that the holder of the Mall of America Pari Passu Loan deposited into COMM 2006-C8 , which will be the majority certificateholder of the most subordinate class of certificates pursuant to the COMM 2006-C8 Pooling and Servicing Agreement (the “COMM 2006-C8 Directing Certificateholder”) must approve certain specified servicing actions regarding the Mall of America Whole Loan, including those involving foreclosure, modification of any monetary term or any material non-monetary term, subject to certain conditions described in the intercreditor agreement with respect to the Mall of America Whole Loan. The related intercreditor agreement provides the holder of the Mall of America Whole Loan certain non-binding consultation rights. The Directing Certificateholder and the COMM 2006-C8 Directing Certificateholder may consult separately with the COMM 2006-C8 Master Servicer or the COMM 2006-C8 Special Servicer, as applicable, with respect to any such action requiring the approval of the COMM 2006-C8 Directing Certificateholder or about a particular course of action.

Sale of Defaulted Mortgage Loan. Under the COMM 2006-C8 Pooling and Servicing Agreement, if the Mall of America Whole Loan is subject to a fair value purchase option, the COMM 2006-C8 Special

Servicer will be required to determine the purchase price for the Mall of America Whole Loan. Each fair value purchase option holder under the COMM 2006-C8 Pooling and Servicing Agreement will have an option to purchase the related Mall of America Pari Passu Loan, at the purchase price determined by the COMM 2006-C8 Special Servicer under the COMM 2006-C8 Pooling and Servicing Agreement.

Termination of the COMM 2006-C8 Special Servicer. The COMM 2006-C8 Directing Certificateholder will be entitled to terminate the COMM 2006-C8 Special Servicer with respect to the special servicing of the Mall of America Whole Loan at any time, with cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the related intercreditor agreement and the COMM 2006-C8 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from the rating agencies rating the COMM 2006-C8 Certificates that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the COMM 2006-C8 certificates.

Servicing of the Americold Portfolio Mortgage Loan

General. Pursuant to the terms of the related intercreditor agreement, the Americold Portfolio Whole Loan will be serviced and administered pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

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Wells Fargo Bank, N.A., which is the trustee under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the “JPMCC 2007-CIBC18 Trustee” and, together with the BACM 2007-1 Trustee, the CD 2007-CD4 Trustee, and the COMM 2006-C8 Trustee a “Non-Serviced Mortgage Loan Trustee”) will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Americold Portfolio Whole Loan;

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Midland Loan Services, Inc., which is the primary servicer of the Americold Portfolio Whole Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the “JPMCC 2007-CIBC18 Primary Servicer”), will, in that capacity, be the primary servicer for the Americold Portfolio Mortgage Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement; however, P&I Advances with respect to the Americold Portfolio Mortgage Loan will be made by the Master Servicer or the Trustee, as described in “Description of the Certificates—Advances—P&I Advances” in the prospectus supplement;

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LNR Partners, Inc., which is the special servicer of the Americold Portfolio Whole Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the “JPMCC 2007-CIBC18 Special Servicer”), will, in that capacity, be the special servicer for the Americold Portfolio Mortgage Loan under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement; and

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the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the JPMCC 2007-CIBC18 Primary Servicer, the JPMCC 2007-CIBC18 Special Servicer or the JPMCC 2007-CIBC18 Trustee or to make servicing advances with respect to the Americold Portfolio Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Americold Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and collections from the JPMCC 2007-CIBC18 Primary Servicer or the JPMCC 2007-CIBC18 Special Servicer, as applicable.

Consent and Consultation. The related intercreditor agreement provides that the holder of the Americold Portfolio Pari Passu Loan deposited into JPMCC 2007-CIBC18, which will be the majority certificateholder of the most subordinate class of certificates pursuant to the JPMCC 2007-CIBC18 Pooling and Servicing Agreement (the “JPMCC 2007-CIBC18 Directing Certificateholder”) must notify and receive the written approval of the CD 2007-CD4 Directing Certificateholder prior to taking or not taking certain specified servicing actions regarding the Americold Portfolio Whole Loan, including those involving foreclosure, modification of any monetary term or any material non-monetary term, subject to certain conditions described in the intercreditor agreement with respect to the Mall of America Whole Loan. If the CD 2007-CD4 Directing Certificateholder does not approve or disapprove the proposed action within ten business days (or such shorter period if so provided under the related mortgage loan documents), consent shall be deemed to have been approved by the CD 2007-CD4 Directing Certificateholder.

Sale of Defaulted Mortgage Loan. Under the JPMCC 2007-CIBC18 Pooling and Servicing Agreement, if the Americold Portfolio Whole Loan is subject to a fair value purchase option, the JPMCC 2007-CIBC18 Directing Certificateholder has the option to purchase the related Americold Portfolio Pari Passu Loan.

Termination of the JPMCC 2007-CIBC18 Special Servicer. The CD 2007-CD4 Directing Certificateholder will be entitled to terminate the JPMCC 2007-CIBC18 Special Servicer with respect to the special servicing of the Americold Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the related intercreditor agreement and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from the rating agencies rating the JPMCC 2007-CIBC18 Certificates that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the JPMCC 2007-CIBC18 certificates.

Rights of the 666 Fifth Avenue Directing Holder

Consent Rights. In general, the written approval of the holders of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan (such holders being the “666 Fifth Avenue Directing Holder” with respect to the 666 Fifth Avenue Whole Loan) will be required for material approvals and certain other actions with respect to the 666 Fifth Avenue Whole Loan and related mortgaged property, including the following:

(i) any commencement or termination of any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise;

(ii) any sale of the Mortgaged Property or any material portion thereof or, except as specifically permitted in the loan documents, the transfer of any direct or indirect interest in the related borrower;

(iii) any modification, extension, amendment or waiver of a monetary term (including interest rate, monthly debt service payment, prepayment premium, deferral or forgiveness of interest or the timing of payments) or any material non-monetary term (including any material term relating to insurance) of a 666 Fifth Avenue Note;

(iv) any proposed sale of an REO Property (other than in connection with the termination of the Trust) for less than the aggregate outstanding principal balance of the 666 Fifth Avenue Whole Loan, together with all accrued and unpaid interest thereon and all unreimbursed Servicing Advances;

(v) any acceptance of a discounted payoff with respect to a 666 Fifth Avenue Note;

(vi) any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at the Mortgaged Property or the REO Property;

(vii) any release of collateral for the 666 Fifth Avenue Whole Loan, other than in accordance with the terms of, or upon satisfaction of, such 666 Fifth Avenue Whole Loan;

(viii) any acceptance of substitute or additional collateral for the 666 Fifth Avenue Whole Loan, other than in accordance with the terms of such 666 Fifth Avenue Whole Loan or any amendment of any UCC financing statement;

(ix) any waiver of or a determination not to enforce any “due-on-sale” or “due-on-encumbrance” clause with respect to any 666 Fifth Avenue Note;

(x) any acceptance of an assumption agreement releasing the Borrower from liability under any 666 Fifth Avenue Note;

(xi) any adoption or approval of a plan in bankruptcy of the related borrower;

(xii) any replacement of the property manager or, if applicable, the franchise in respect of the Mortgaged Property, if lender approval is required by the loan documents;

(xiii) any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the 666 Fifth Avenue Whole Loan not expressly required by the terms of the loan documents or under applicable law;

(xiv) any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender approval is required by the loan documents;

(xv) any approval of a material capital expenditure, if lender approval is required by the loan documents;

(xvi) the subordination of any lien created by the terms of the loan documents;

(xvii) any determination to apply or any settlement with respect to casualty proceeds or condemnation awards toward repayment of the 666 Fifth Avenue Whole Loan rather than toward restoration of the Mortgaged Property;

(xviii) any declaration or waiver of any “event of default” (as defined in the loan documents) or acceleration of the maturity of any 666 Fifth Avenue Note; and

(xix) any granting or withholding of any consent to a request or action by the related borrower, to the extent that the granting or withholding of such consent would be reasonably likely to have a material adverse effect on (A) the Mortgaged Property, (B) the business, profits, operations or financial condition of the related borrower or (C) the ability of the related borrower to repay the 666 Fifth Avenue Whole Loan;

provided that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the 666 Fifth Avenue Whole Loan (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take (or, in the case of the Special Servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the Master Servicer’s taking) any such action without waiting for the 666 Fifth Avenue Directing Holder’s response. The Master Servicer or the Special Servicer, as applicable, is required to notify the Directing Certificateholder and each holder of a 666 Fifth Avenue Pari Passu Companion Loan of the proposed action in writing, and if the holders (or their respective designees) of the 666 Fifth Avenue Mortgage Loan and the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan have not objected in writing within 30 days of having been notified thereof and having been provided with all reasonably requested information with respect thereto, then each such holder’s approval will be deemed to have been given.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the 666 Fifth Avenue Directing Holder may (and the Master Servicer or the Special Servicer, as applicable,

are required to ignore and act without regard to any such advice, direction or objection that such the Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require, cause or permit the Master Servicer or the Special Servicer, as applicable, to violate any provision of the related intercreditor agreement or the Pooling and Servicing Agreement (including its obligation to act in accordance with the Servicing Standard), the loan documents or applicable law or violate the REMIC provisions of the Code. Furthermore, the Master Servicer or the Special Servicer, as applicable, are not required to seek approval from the 666 Fifth Avenue Directing Holder for any actions to be taken by the Master Servicer or the Special Servicer, as applicable, with respect to the workout or liquidation of the Mortgage Loans if:

(i) the Master Servicer or the Special Servicer, as applicable, has, as provided in the preceding paragraph, notified the holders of the 666 Fifth Avenue Whole Loan in writing of various actions that the Master Servicer or the Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of the 666 Fifth Avenue Whole Loan; and

(ii) for 60 days following the first such notice, the 666 Fifth Avenue Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Master Servicer or the Special Servicer, as applicable, considers to be consistent with the Servicing Standard.

The 666 Fifth Avenue Directing Holder will have no liability to the other holders of the 666 Fifth Avenue Whole Loan for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related intercreditor agreement and the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the 666 Fifth Avenue Directing Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

The Directing Certificateholder will be entitled to exercise the rights of the holder of the 666 Fifth Avenue Mortgage Loan on behalf of the Trust Fund.

Termination of Special Servicer. The 666 Fifth Avenue Directing Holder or its designee may terminate the existing Special Servicer, solely with respect to the 666 Fifth Avenue Whole Loan, with or without cause, and appoint, and solely with respect to the 666 Fifth Avenue Whole Loan, a successor to any Special Servicer that has resigned or been terminated; provided that any such replacement of the Special Servicer by the 666 Fifth Avenue Directing Holder or its designee will be subject to the terms and conditions of the Pooling and Agreement, including, without limitation, the requirement that the 666 Fifth Avenue Directing Holder or its designee deliver to the Trustee written confirmation from each applicable Rating Agency that the replacement of the Special Servicer with the proposed special servicer will not result in a downgrade, withdrawal or qualification of any ratings assigned to the Certificates or any class of securities backed by any 666 Fifth Avenue Pari Passu Companion Loan.

Rights of The Enclave Directing Holder

“The Enclave Directing Holder” will be the (i) holder of The Enclave B Note unless (x) the holder of The Enclave B Note is the related borrower or an affiliate of the borrower or (y) a “Control Appraisal Event” as described below has occurred and is continuing, or (ii) if the holder of The Enclave B Note is the related borrower or an affiliate of the borrower or a control appraisal event, as described below, has occurred and is continuing with respect to the subordinate companion loan, the holder of The Enclave Mortgage Loan. In the event the holder of The Enclave Mortgage Loan is The Enclave Directing Holder, such rights will be exercised by the Directing Certificateholder. For purposes of the foregoing, a “Control Appraisal Event” will be deemed to have occurred with respect to The Enclave B Note if and so long as (a)(1) the initial principal balance of The Enclave B Note minus (2) the sum of (x) any payments of principal allocated to, and received on, The Enclave B Note, (y) any appraisal reduction amount allocated to The Enclave B Note and (z) any losses realized with respect to The Enclave B Note, is less than (b) 25% of (1) the initial principal balance of The Enclave B Note, minus (2) any payments of principal allocated to, and received on, The Enclave B Note.

Consent Rights. The master servicer or special servicer, as the case may be, will be required to notify The Enclave Directing Holder and receive the written approval of The Enclave Directing Holder prior to taking any of the following actions (collectively, “The Enclave Whole Loan Major Decisions”):

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any foreclosure upon or comparable conversion, including the acquisition of an REO Property, of the ownership of the related mortgaged real property upon The Enclave Whole Loan becoming a specially serviced mortgage loan;

•

any modification of a monetary term (other than late payment charge and default interest provisions) of The Enclave Whole Loan, but excluding a modification consisting of the extension of the maturity date of The Enclave Whole Loan for one year or less;

•	any proposed sale of an REO Property (other than in connection with the termination of the issuing entity) for less than the related purchase price;

•	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

•	any release of collateral, or acceptance of substitute or additional collateral, for The Enclave Whole Loan unless required by the related mortgage loan documents and/or applicable law;

•	any waiver of a “due-on-sale” clause or “due-on-encumbrance” clause;

•

any acceptance of an assumption agreement releasing the related borrower from liability under The Enclave Whole Loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents); and

•	any change in the property manager.

The Enclave Directing Holder will have ten (10) business days after receipt of notice within which to approve or reject a The Enclave Whole Loan Major Decision, provided that if the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the holders of The Enclave Whole Loan (as a collective whole), the special servicer is permitted to take the proposed action without waiting for the response of The Enclave Directing Holder.

Notwithstanding the foregoing, the master servicer or the special servicer, as the case may be, may not comply with any advice, direction or objection of The Enclave Directing Holder if the master servicer or the special servicer, as the case may be, has determined that such advice, direction or objection would require or cause the master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the related intercreditor agreement, the related loan documents, the pooling and servicing agreement (including the REMIC provisions), or such master servicer’s or special servicer’s, as the case may be, obligation to act in accordance with the servicing standard.

Removal and Replacement of the Special Servicer. The Enclave Directing Holder, at its expense, may remove the special servicer under the Pooling and Servicing Agreement with respect to The Enclave Whole Loan at any time with or without cause. Upon any such termination, The Enclave Directing Holder will be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Upon the occurrence of an event of default under The Enclave Whole Loan which causes The Enclave Whole Loan to become a Defaulted Mortgage Loan, the holder of The Enclave B Note, so long as it is The Enclave Directing Holder, will have the right to purchase The Enclave Mortgage Loan for The Enclave Defaulted Mortgage Loan Purchase Price, with prior notice given at any time prior to the earliest to occur of (a) the cure of the triggering event of default, and (b) the consummation of a foreclosure sale (or similar proceedings).

“The Enclave Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of: (a) the outstanding principal balance of The Enclave Mortgage Loan; (b) accrued and unpaid interest on The Enclave Mortgage Loan, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon; (d) any servicing fees and special servicing fees payable to the master servicer or the special servicer under the Pooling and Servicing Agreement; (e) any unreimbursed costs allocable to The Enclave Mortgage Loan; and (f) if the purchase option is exercised more than ninety (90) days after the triggering event of default, a liquidation fee.

Cure Rights. In the event that the borrower under The Enclave Whole Loan commits a monetary default by failing to make any payment of principal or interest on The Enclave Whole Loan by the end of the applicable notice and grace period or a non-monetary default beyond the applicable notice and grace periods, the holder of The Enclave B Note will have the right, but not the obligation, to cure such default, (1) in the case of a monetary default, within five (5) business days of receipt of notice, and (2) in the case of a non-monetary default, within thirty (30) days of receipt of notice. At the time a cure payment is made, the holder of The Enclave B Note must pay or reimburse the holder of The Enclave Mortgage Loan for all costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on, incurred by the holder of The Enclave Mortgage Loan (including, without limitation, any advances, interest on advances, default interest, penalty charges and any unpaid servicing fees) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists that is being cured by the holder of The Enclave B Note and the cure period has not expired and the holder of The Enclave B Note is permitted to cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under The Enclave Whole Loan (including for purposes of treating The Enclave Whole Loan as a specially serviced mortgage loan), provided that, such limitation will not prevent the holder of The Enclave Mortgage Loan (or the applicable servicer) from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

Notwithstanding the foregoing, the right of the holder of The Enclave B Note to cure will be limited to no more than (i) three (3) consecutive cure events, (ii) three (3) cure events during any 12-month period and (iii) six (6) cure events over the life of The Enclave Whole Loan. For purposes of the foregoing, an individual “cure event” means the one-month period for which the holder of The Enclave B Note has exercised its cure rights under the related intercreditor agreement.

Servicing of The Enclave B Note. The Pooling and Servicing Agreement and the related intercreditor agreement will govern the servicing and administration of The Enclave Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of The Enclave Mortgage Loan or The Enclave B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that upon the securitization of The Enclave B Note, the servicers under the related pooling and servicing agreement for the trust that then owns The Enclave B Note will be generally entitled to collect debt service payments from the related borrower.

Rights of the Holder of the Prospect Plaza La Jolla B Note

Consent Rights. In general, the written approval of the holder of the Prospect Plaza La Jolla B Note will be required for material approvals and certain other actions with respect to the Prospect Plaza La Jolla Whole Loan and related mortgaged property, including the following:

•	increasing the interest rate or the principal amount of the Prospect Plaza La Jolla Mortgage Loan or increasing in any material respect the related borrower’s monetary obligations;

•	decreasing the interest or principal amount of the Prospect Plaza La Jolla B Note;

•	shortening the scheduled maturity date of the Prospect Plaza La Jolla Mortgage Loan;

•	accepting any additional collateral for the Prospect Plaza La Jolla Mortgage Loan unless such collateral also secures the Prospect Plaza La Jolla B Note;

•	releasing the lien of the mortgage securing the Prospect Plaza La Jolla B Note; or

•	modifying any prepayment or defeasance provision of the Prospect Plaza La Jolla Mortgage Loan in a manner materially adverse to the holder of the Prospect Plaza La Jolla B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the holder of the Prospect Plaza La Jolla B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

The consent rights of the holder of the Prospect Plaza La Jolla B Note will exist only during the time the holder of the Prospect Plaza B Note has the right to purchase the Prospect Plaza La Jolla Mortgage Loan, as described below.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the Prospect Plaza La Jolla B Note has the option of purchasing the Prospect Plaza La Jolla Mortgage Loan from the trust by delivering a notice of exercise of option during the 30 day period following notice from the trust of the occurrence of any of the following defaults:

•	any payment of principal or interest on the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note becomes 90 or more days delinquent;

•	the principal balance of the Prospect Plaza La Jolla Mortgage Loan and/or the Prospect Plaza La Jolla B Note has been accelerated;

•	the principal balance of either or both of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note is not paid at maturity;

•	the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

•

any other event where the cash flow payment under the Prospect Plaza La Jolla B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

The purchase price will generally equal the outstanding principal balance of the Prospect Plaza La Jolla Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the Prospect Plaza La Jolla Mortgage Loan; any reasonable expenses incurred in enforcing the Prospect Plaza La Jolla Whole Loan; any servicing fees, including special servicing compensation, and trustee’s fees payable pursuant to the Pooling and Servicing Agreement but excluding any successor fees or similar fees or termination compensation; and any out of pocket expenses incurred by the trust or any servicer with respect to the Prospect Plaza La Jolla Whole Loan. The purchase option will terminate if the holder of the Prospect Plaza La Jolla B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the Prospect Plaza La Jolla Mortgage Loan has delivered a notice of certain defaults under the Prospect Plaza La Jolla Mortgage Loan and/or the Prospect Plaza La Jolla B Note.

Servicing of the Prospect Plaza La Jolla B Note. The Pooling and Servicing Agreement and the intercreditor agreement will govern the servicing and administration of the Prospect Plaza La Jolla Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the Prospect Plaza La Jolla B Note will be generally entitled to collect debt service payments from the related borrower prior to an event of default.

Rights of the Holder of the Downtown Plaza B Note

Consent Rights. In general, the written approval of the holder of the Downtown Plaza B Note will be required for material approvals and certain other actions with respect to the Downtown Plaza Whole Loan and related mortgaged property, including the following:

•	increasing the interest rate or the principal amount of the Downtown Plaza Mortgage Loan or increasing in any material respect the related borrower’s monetary obligations;

•	decreasing the interest or principal amount of the Downtown Plaza B Note;

•	shortening the scheduled maturity date of the Downtown Plaza Mortgage Loan;

•	accepting any additional collateral for the Downtown Plaza Mortgage Loan unless such collateral also secures the Downtown Plaza B Note;

•	releasing the lien of the mortgage securing the Downtown Plaza B Note; or

•	modifying any prepayment or defeasance provision of the Downtown Plaza Mortgage Loan in a manner materially adverse to the holder of the Downtown Plaza B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the holder of the Downtown Plaza B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

The consent rights of the holder of the Downtown Plaza B Note will exist only during the time the holder of the Downtown Plaza B Note has the right to purchase the Downtown Plaza Mortgage Loan, as described below.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the Downtown Plaza B Note has the option of purchasing the Downtown Plaza Mortgage Loan from the trust by delivering a notice of exercise of option during the 30 day period following notice from the trust of the occurrence of any of the following defaults:

•	any payment of principal or interest on the Downtown Plaza Mortgage Loan or the Downtown Plaza B Note become 90 or more days delinquent;

•	the principal balance of the Downtown Plaza Mortgage Loan and/or the Downtown Plaza B Note has been accelerated;

•	the principal balance of either or both of the Downtown Plaza Mortgage Loan or the Downtown Plaza B Note is not paid at maturity;

•	the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

•

any other event where the cash flow payment under the Downtown Plaza B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

The purchase price will generally equal the outstanding principal balance of the Downtown Plaza Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the Downtown Plaza Mortgage Loan; any reasonable expenses incurred in enforcing the Downtown Plaza Whole Loan; any servicing fees, including special servicing compensation, and trustee’s fees payable pursuant to the Pooling and Servicing Agreement but excluding any successor fees or similar fees or termination compensation; and any out of pocket expenses incurred by the trust or any servicer with respect to the Downtown Plaza Whole Loan. The purchase option will expire at the end of such 30 day period.

Servicing of the Downtown Plaza B Note. The Pooling and Servicing Agreement and the intercreditor agreement will govern the servicing and administration of the Downtown Plaza Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Downtown Plaza Mortgage Loan or the Downtown Plaza B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that the owner of the Downtown Plaza B Note will be generally entitled to collect debt service payments from the related Borrower prior to an event of default.

Rights of the Holder of the Clarion LaGuardia Airport Hotel Note B

Consent Rights. Prior to the occurrence and during the continuation of an Event of Default (as defined in the related loan agreement) the holder of the Clarion LaGuardia Airport Hotel Note B will have limited rights of consultation and consent with respect with respect to certain servicing decisions concerning the Clarion LaGuardia Airport Hotel Whole Loan.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the Clarion LaGuardia Airport Hotel Note B has the option of purchasing the Clarion LaGuardia Airport Hotel Mortgage Loan from the trust at any time that:

•	any payment of principal or interest on the Clarion LaGuardia Airport Hotel Mortgage Loan or the Clarion LaGuardia Airport Hotel Note B become 60 or more days delinquent;

•	the principal balance of the Clarion LaGuardia Airport Hotel Mortgage Loan and/or the Clarion LaGuardia Airport Hotel Note B has been accelerated;

•	the principal balance of either or both of the Clarion LaGuardia Airport Hotel Mortgage Loan or the Clarion LaGuardia Airport Hotel Note B is not paid at maturity;

•	the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

•

any other event where the cash flow payment under the Clarion LaGuardia Airport Hotel Note B has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

The purchase price will generally equal the outstanding principal balance of the Clarion LaGuardia Airport Hotel Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the Clarion LaGuardia Airport Hotel Mortgage Loan; any reasonable expenses incurred in enforcing the Clarion LaGuardia Airport Hotel Whole Loan; any servicing fees, including special servicing compensation, and trustee’s fees payable pursuant to the Pooling and Servicing Agreement but excluding any successor fees or similar fees or termination compensation; and any out of pocket expenses incurred by the trust or any servicer with respect to the Clarion LaGuardia Airport Hotel Whole Loan. The purchase option will terminate if the holder of the Clarion LaGuardia Airport Hotel Note B does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the Clarion LaGuardia Airport Hotel Mortgage Loan has delivered a notice of certain defaults under the Clarion LaGuardia Airport Hotel Mortgage Loan and/or the Clarion LaGuardia Airport Hotel Note B.

Servicing of the Clarion LaGuardia Airport Hotel Note B. The Pooling and Servicing Agreement and the intercreditor agreement will govern the servicing and administration of the Clarion LaGuardia Airport Hotel Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Clarion LaGuardia Airport Hotel Note B will be effected in accordance with the Pooling and Servicing Agreement).

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See “Description of the Certificates” in this prospectus supplement.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL regular interest (and correspondingly the Class A-MFL Certificates), the Class A-J Certificates and the Class A-JFL regular interest (and correspondingly the Class A-JFL Certificates), Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class X Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, prepayment premiums, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance

(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under “Description of the Certificates—Distributions—Principal Distribution Amount”) otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

If the Master Servicer or the Trustee, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under “Description of the Certificates—Distributions—Principal Distribution Amount”) otherwise distributable on the Certificates, thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waiver and Amendments” and “—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The yield to investors on the Class X-P Certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of any of the principal balance certificates may result in a reduction in the total notional amount of the Class X-P Certificates. If you are considering the purchase of Class X-P Certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the WAC Rate would decline, which could, in turn, adversely affect the yield on any Offered Certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the Class X-P Certificates will vary with changes in the relative sizes of the respective component consisting of the total principal balance of a Class of Principal Balance Certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate with a principal balance purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate for one or more future periods and therefore will also affect the yield on those classes.

The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class T, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J Certificates and Class A-JFL regular interest, pro rata, and Class A-M Certificates and Class A-MFL regular interest, pro rata, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to a Lock-out Period, a defeasance period and/or a Yield Maintenance Period (as defined below). Any period during which a Yield Maintenance Charge is required is referred to in this prospectus supplement as a “Yield Maintenance Period.” See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. A borrower may also defease or prepay a mortgage loan, irrespective of market interest rates, in order to refinance for higher proceeds.

In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 9 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, and the distribution priorities set forth herein (including those relating to loan groups). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-AB Certificates until the

Certificate Balance thereof is reduced to zero and sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and Class A-MFL regular interest, pro rata, Class A-J Certificates and Class A-JFL regular interest, pro rata, Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-MFL, Class A-JFL and Class X-C Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the mortgage loans is prepaid before maturity. The columns headed “25% CPR,” “50% CPR,” “75% CPR” and “100% CPR” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of the later of any Lock-out Period, defeasance period or Yield Maintenance Period (or, with respect to the table entitled “Pre-Tax Yield to Maturity (CBE) of the Class X-P Certificates at the Respective CPRs Set Forth Below:”, following the expiration of the later of any Lock-out Period or defeasance period only). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions (“Structuring Assumptions”), among others:

(a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in June, 2007;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

(c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity except in the case of (i) mortgage loans that change from being interest-only to amortizing, (ii) mortgage loans that change from amortizing to interest only, (iii) mortgage loans that have an interest rate schedule and (iv) mortgage loans that amortize according to a defined schedule;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

(e) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

(f) the Closing Date is May 8, 2007;

(g) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

(h) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance of the Class A-1 Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	91	91	91	91	91
May 10, 2009	78	78	78	78	78
May 10, 2010	34	34	34	34	34
May 10, 2011	12	12	12	12	12
May 10, 2012	0	0	0	0	0
Weighted Average Life Years(1)	2.76	2.73	2.72	2.72	2.67
Estimated Month of First Principal	06/07	06/07	06/07	06/07	06/07
Estimated Month of Maturity	01/12	08/11	07/11	07/11	07/11

(1)

The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance of the Class A-2 Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	0	0	0	0	0
Weighted Average Life Years(1)	4.77	4.75	4.73	4.69	4.47
Estimated Month of First Principal	01/12	08/11	07/11	07/11	07/11
Estimated Month of Maturity	04/12	04/12	04/12	04/12	04/12

(1)

The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance of the Class A-3 Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	0	0	0	0	0
Weighted Average Life Years(1)	6.68	6.64	6.59	6.51	6.17
Estimated Month of First Principal	01/14	06/13	06/13	06/13	06/13
Estimated Month of Maturity	03/14	03/14	03/14	03/14	03/14

(1)

The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance of the Class A-AB Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	97	97	97	97	97
May 10, 2013	72	72	72	72	72
May 10, 2014	47	47	47	47	47
May 10, 2015	20	20	20	20	20
May 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	6.90	6.89	6.89	6.89	6.89
Estimated Month of First Principal	4/12	4/12	4/12	4/12	4/12
Estimated Month of Maturity	2/16	12/15	11/15	11/15	10/15

(1)

The weighted average life of the Class A-AB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-AB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-AB Certificates.

Percent of the Initial Certificate Balance of the Class A-4 Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	96	96	95	95	93
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.65	9.62	9.59	9.53	9.32
Estimated Month of First Principal	02/16	12/15	11/15	11/15	10/15
Estimated Month of Maturity	02/17	02/17	02/17	02/17	10/16

(1)

The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance of the Class A-1A Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	99	99	99	99
May 10, 2011	99	99	98	97	93
May 10, 2012	48	48	48	48	48
May 10, 2013	47	47	47	47	47
May 10, 2014	47	47	47	47	47
May 10, 2015	46	46	46	46	46
May 10, 2016	46	46	46	46	43
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	7.12	7.09	7.07	7.04	6.82
Estimated Month of First Principal	06/07	06/07	06/07	06/07	06/07
Estimated Month of Maturity	02/17	02/17	02/17	02/17	11/16

(1)

The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance of the Class A-M Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	100	100	100	100	100
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.84	9.81	9.78	9.76	9.56
Estimated Month of First Principal	2/17	2/17	2/17	2/17	11/16
Estimated Month of Maturity	4/17	4/17	3/17	3/17	12/16

(1)

The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance of the Class A-J Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	100	100	100	100	100
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.92	9.92	9.92	9.88	9.66
Estimated Month of First Principal	4/17	4/17	3/17	3/17	12/16
Estimated Month of Maturity	4/17	4/17	4/17	4/17	1/17

(1)

The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance of the Class B Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	100	100	100	100	100
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.92	9.92	9.92	9.92	9.67
Estimated Month of First Principal	04/17	04/17	04/17	04/17	01/17
Estimated Month of Maturity	04/17	04/17	04/17	04/17	01/17

(1)

The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance of the Class C Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	100	100	100	100	100
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.92	9.92	9.92	9.92	9.67
Estimated Month of First Principal	04/17	04/17	04/17	04/17	01/17
Estimated Month of Maturity	04/17	04/17	04/17	04/17	01/17

(1)

The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance of the Class D Certificates

at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100	100	100	100	100
May 10, 2008	100	100	100	100	100
May 10, 2009	100	100	100	100	100
May 10, 2010	100	100	100	100	100
May 10, 2011	100	100	100	100	100
May 10, 2012	100	100	100	100	100
May 10, 2013	100	100	100	100	100
May 10, 2014	100	100	100	100	100
May 10, 2015	100	100	100	100	100
May 10, 2016	100	100	100	100	100
May 10, 2017	0	0	0	0	0
Weighted Average Life Years(1)	9.92	9.92	9.92	9.92	9.67
Estimated Month of First Principal	04/17	04/17	04/17	04/17	01/17
Estimated Month of Maturity	04/17	04/17	04/17	04/17	01/17

(1)

The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X-P Certificates

The yield to maturity of the Class X-P Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect to the mortgage loans. Investors in the Class X-P Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Class X-P Certificates for the specified CPRs based on the Structuring Assumptions. It was further assumed (i) that the purchase price of the Class X-P Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Special Servicer or the Directing Certificateholder purchased all of the mortgage loans and REO Properties as described under “Description of the Certificates—Termination; Retirement of Certificates,” in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered.

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class X-P Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class X-P Certificates will be assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all of the mortgage loans will also prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X-P Certificates.

Pre-Tax Yield to Maturity (CBE) of the Class X-P Certificates

at the Respective CPRs Set Forth Below:

	Prepayment Assumption (CPR)
Assumed Purchase Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.324440%	5.38	7.73	6.58	5.39	3.60

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the BACM 2007-1 Pooling and Servicing Agreement, the CD 2007-CD4 Pooling and Servicing Agreement, the COMM 2006-C8 Pooling and Servicing Agreement, and the JPMCC 2007-CIBC18 Pooling and Servicing Agreement are each administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), including the REMIC Provisions, for federal income tax purposes, two separate “real estate mortgage investment conduit” elections will be made with respect to designated portions of the trust fund (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” referred to below, respectively) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Code. Furthermore, (1) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class T Certificates and the Class A-MFL regular interest and the Class A-JFL regular interest will evidence the “regular interests” in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of “residual interests” in the Upper-Tier REMIC and (3) the Class LR Certificates will represent the sole class of “residual interests” in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders or a beneficial interest therein in the case of the Non-Serviced Mortgage Loans and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The Offered Certificates are “Regular Certificates” as defined in the prospectus.

The Class A-MFL Certificates will evidence undivided beneficial interests in a grantor trust under subpart E, Part I of subchapter J of the Code, consisting of the Class A-MFL regular interest, the related swap agreement and the Trustee’s related floating rate account. No holder of any Offered Certificates will have any beneficial interest in any such grantor trust.

The Class A-JFL Certificates will evidence undivided beneficial interests in a grantor trust under subpart E, Part I of subchapter J of the Code, consisting of the Class A-JFL regular interest, the related swap agreement and the Trustee’s related floating rate account. No holder of any Offered Certificates will have any beneficial interest in any such grantor trust.

Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Offered Certificates (other than the Class A-1 and Class X-P Certificates) will be issued at a premium for federal income tax purposes. It is further anticipated that the Class A-1 and Class X-P Certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount (“OID”) or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “—Taxation of Regular Certificates” in the prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average net mortgage rate changes in accordance with the prepayment assumption (as described above)) over their issue price (including accrued interest, if any). Any “negative” amounts of original issue discount on the Class X-P Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-P Certificates may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules described in Treasury regulations may be promulgated with respect to the certificates.

Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

The Offered Certificates will be treated as “real estate assets” for a “real estate investment trust” (“REIT”) within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as “loans secured by an interest in real property which is residential real property” for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing properties. As of the Cut-off Date, 75 and 32 mortgaged properties, securing approximately 22.60% and 4.93% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing properties, respectively. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “Certain Federal Income Tax Consequences—Taxation of Regular Certificates” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the “Underwriting Agreement” Underwriting Agreement), among Banc of America Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc., Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc. (collectively, the “Underwriters” Underwriters) and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

	Banc of America Securities LLC	Deutsche Bank Securities Inc.	Barclays Capital Inc.	Bear, Stearns & Co. Inc.	Citigroup Global Markets Inc.
Class A-1	$20,400,000	$47,600,000	$—	$—	$—
Class A-2	$143,700,000	$335,300,000	$—	$—	$—
Class A-3	$55,500,000	$129,500,000	$—	$—	$—
Class A-AB	$16,469,400	$38,428,600	$—	$—	$—
Class A-4	$278,640,000	$650,160,000	$—	$—	$—
Class A-1A	$315,518,100	$736,208,900	$—	$—	$—
Class X-P	$1,158,519,300	$2,703,211,700	$—	$—	$—
Class A-M	$106,303,800	$248,042,200	$—	$—	$—
Class A-J	$71,835,900	$167,617,100	$—	$—	$—
Class B	$11,860,200	$27,673,800	$—	$—	$—
Class C	$13,343,100	$31,133,900	$—	$—	$—
Class D	$11,860,200	$27,673,800	$—	$—	$—

In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor (estimated to be approximately $5,800,000), will be 101.90% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2007. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers. Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Barclays Capital Inc. is an affiliate of Barclays Capital Real Estate Inc., one of the Mortgage Loan Sellers.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders; Certain Available Information,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information,” we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s” and, together with S&P, the “Rating Agencies”):

Class	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-AB	AAA	Aaa
A-4	AAA	Aaa
A-1A	AAA	Aaa
X-P	AAA	Aaa
A-M	AAA	Aaa
A-J	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA–	Aa3

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor. A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, yield maintenance charges or net default interest.

In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, or default interest will be received; or (vi) the yield to maturity that investors may experience.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Moody’s.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption (“PTE”) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Barclays Capital, Final Authorization Number 2004-03E (February 4, 2004), Citigroup, PTE 89-89, 54 Fed. Reg. 42,589 (October 17, 1989) and Bear, Stearns & Co. Inc., PTE 90-30, 55 Fed. Reg. 21,461 (May 24, 1990), each as amended by PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Servicers, the Special Servicer, any sub-servicer, the swap counterparty, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Servicers, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code, by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Moody’s and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “Certain ERISA Considerations” in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND NEW YORK

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and New York (approximately 36.46% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

California Law. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s “one action rule” requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York Law. New York law generally requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt as determined by the foreclosure judgment over the higher of (i) the fair market value of the property at the time of the public sale or (ii) the sale price of the property. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

LEGAL ASPECTS OF MORTGAGE LOANS IN PUERTO RICO

One of the mortgage loans, representing 0.12% of the Initial Pool Balance (0.17% of the Loan Group 1 Balance), is secured by mortgaged property located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a ‘‘mortgage note’’ payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

Risks Related to Puerto Rico-United States Relationship. The Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust’s interest in the mortgaged property located in Puerto Rico.

Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of

Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor. However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to ‘‘gross up’’ the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshall or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

INDEX OF PRINCIPAL DEFINITIONS

666 Fifth Avenue Directing Holder	S-246
666 Fifth Avenue Mortgage Loan	S-128
666 Fifth Avenue Note	S-128
666 Fifth Avenue Pari Passu Companion Loans	S-128
666 Fifth Avenue Whole Loan	S-128
Accrued Certificate Interest	S-193
Accrued Interest From Recoveries	S-192
Act No. 416	S-81
Actual/360 Basis	S-139
Administrative Cost Rate	S-192
Advances	S-205
AG	S-86
Americold Portfolio CIBC18 Controlling Holder	S-136
Americold Portfolio Mortgage Loan	S-129
Americold Portfolio Pari Passu Loans	S-129
Americold Portfolio Whole Loan	S-129
Appraisal Reduction	S-208
Appraisal Reduction Amount	S-209
Appraisal Reduction Event	S-207
Asset Status Report	S-220
Assumed Final Distribution Date	S-199
Assumed Scheduled Payment	S-196
Authenticating Agent	S-121
Available Distribution Amount	S-178
BACM 2007-1 Master Servicer	S-241
BACM 2007-1 Pooling and Servicing Agreement	S-128
BACM 2007-1 Special Servicer	S-242
BACM 2007-1 Trustee	S-241
Bank of America	S-94, S-123
Bank of America Guidelines	S-96
Base Interest Fraction	S-198
BCRE	S-99, S-123
CBE	S-265
CD 2007-CD4 Directing Certificateholder	S-243
CD 2007-CD4 Master Servicer	S-243
CD 2007-CD4 Pooling and Servicing Agreement	S-129
CD 2007-CD4 Special Servicer	S-243
CD 2007-CD4 Trustee	S-243
Certificate Account	S-176
Certificate Balance	S-170

Certificate Deferred Interest	S-203
Certificate Owner	S-173
Certificate Registrar	S-121
Certificateholders	S-123
Certificates	S-169
CIBC18 Pooling and Servicing Agreement	S-129
Clarion LaGuardia Airport Hotel Mortgage Loan	S-130
Clarion LaGuardia Airport Hotel Note B	S-130
Clarion LaGuardia Airport Hotel Whole Loan	S-130
Class A Certificates	S-169
Class X Certificates	S-169
Clearstream Luxembourg	S-173
Closing Date	S-123
CMBS	S-90, S-114
Code	S-166, S-267
Collateral Support Deficit	S-202
COMM 2006-C8 Directing Certificateholder	S-244
COMM 2006-C8 Master Servicer	S-244
COMM 2006-C8 Pooling and Servicing Agreement	S-129
COMM 2006-C8 Special Servicer	S-244
COMM 2006-C8 Trustee	S-244
Commission	S-215
Compensating Interest Payment	S-193
Condemnation Proceeds	S-176
Constant Prepayment Rate	S-259
Controlling Class	S-221
Controlling Class Certificateholder	S-221
Corrected Mortgage Loan	S-220
CPR	S-259
Cross-Over Date	S-188
Cut-off Date	S-122
Cut-off Date Balance	S-122
DBBM	S-91
DBMC	S-90
Debt Service Coverage Ratio	S-152
Defaulted Mortgage Loan	S-230
Defeasance Lockout Period	S-142
Defeasance Option	S-142
Defeasance Option Period	S-142
Depositor	S-102, S-123
Depositories	S-173

Determination Date	S-208
DHCR	S-86
Direct Participants	S-173
Directing Certificateholder	S-221
Discount Rate	S-141
Distributable Certificate Interest	S-192
Distribution Account	S-177
Distribution Date	S-176
DMARC	S-91
Downtown Plaza B Note	S-130
Downtown Plaza Mortgage Loan	S-130
Downtown Plaza Whole Loan	S-130
DSCR	S-152
DTC	S-173
Due Period	S-181
The Enclave B Note	S-129
The Enclave Defaulted Mortgage Loan Purchase Price	S-250
The Enclave Directing Holder	S-248
The Enclave Mortgage Loan	S-129
The Enclave Whole Loan	S-129
The Enclave Whole Loan Major Decisions	S-249
EQB	S-81
ERISA	S-272
ERISA Plan	S-272
ESA	S-98
Euroclear	S-173
Euroclear plc	S-175
Events of Default	S-237
Excess Liquidation Proceeds	S-177
Excess Liquidation Proceeds Reserve Account	S-177
Exchange Act	S-102
Exemption	S-272
Fee Interest	S-163
FIRREA	S-156
Form 8-K	S-152
Four Seasons Resort Maui Controlling Holder	S-136
Four Seasons Resort Maui Mortgage Loan	S-129
Four Seasons Resort Maui Pari Passu Loan	S-129
Four Seasons Resort Maui Whole Loan	S-129
FSMA	S-4
GACC	S-90, S-123
GECC	S-89, S-123
GEMSA	S-90
Ground Lease	S-163

Group 1 Principal Distribution Amount	S-194
Group 1 Principal Shortfall	S-196
Group 2 Principal Distribution Amount	S-195
Group 2 Principal Shortfall	S-197
Hard Lock Box	S-168
Holdback Loans	S-147
Indirect Participants	S-173
Initial Loan Group 1 Balance	S-122
Initial Loan Group 2 Balance	S-122
Initial Pool Balance	S-122
Insurance Proceeds	S-176
Interest Accrual Period	S-192
Interest Distribution Amount	S-192
Interest Reserve Account	S-177
JPMCC 2007-CIBC18 Directing Certificateholder	S-245
JPMCC 2007-CIBC18 Primary Servicer	S-245
JPMCC 2007-CIBC18 Special Servicer	S-245
JPMCC 2007-CIBC18 Trustee	S-245
KRECM	S-104
LDP10 Pooling and Servicing Agreement	S-130
Liquidation Fee	S-224
Liquidation Fee Rate	S-224
Liquidation Proceeds	S-176
LNR	S-114
LNR Partners	S-114
Loan Group 1	S-122
Loan Group 2	S-122
Loan Groups	S-122
Lock Box Accounts	S-167
Lock Box Loans	S-167
Lock-out Period	S-140
Lower-Tier Distribution Account	S-177
Lower-Tier REMIC	S-267
LTV Ratio	S-152
MAI	S-208
Mall of America Controlling Holder	S-136
Mall of America Mortgage Loan	S-129
Mall of America Pari Passu Loans	S-129
Mall of America Whole Loan	S-129
MERS	S-88
Monthly Interest Shortfall	S-141
Moody’s	S-271
Mortgage	S-122
Mortgage Deferred Interest	S-203
Mortgage Loan Sellers	S-123
Mortgage Note	S-122
Mortgage Rate	S-192
Mortgaged Property	S-122

Net Mortgage Rate	S-192
Net Operating Income	S-154
Non-Offered Certificates	S-169
Non-Offered Subordinate Certificates	S-201
Non-Serviced Mortgage Loan Primary Servicing Fee Rate	S-222
Non-Serviced Mortgage Loan Trustee	S-245
Non-Serviced Mortgage Loans	S-129
None at Closing, Springing Soft	S-168
Nonrecoverable Advance	S-206
OCC	S-94
Offered Certificates	S-169
OID	S-267
Option Price	S-231
P&I Advance	S-203
Pacific Shores Controlling Holder	S-136
Pacific Shores Mortgage Loan	S-129
Pacific Shores Pari Passu Loan	S-129
Pacific Shores Whole Loan	S-129
Pari Passu Loan	S-128
Partial Defeasance	S-142
Participants	S-173
Pass-Through Rate	S-188
Paying Agent	S-121
Percentage Interest	S-173
Periodic Payments	S-152
Permitted Investments	S-178
Phase I	S-162
Pinnacle	S-86
Plan	S-272
Planned Principal Balance	S-198
Pooling and Servicing Agreement	S-169
Prepayment Assumption	S-267
Prepayment Interest Excess	S-194
Prepayment Interest Shortfall	S-193
Prepayment Percentage	S-141
Prime Rate	S-207
Principal Distribution Amount	S-194
Principal Shortfall	S-196
Privileged Person	S-212
Prospect Plaza La Jolla B Note	S-130
Prospect Plaza La Jolla Mortgage Loan	S-130
Prospect Plaza La Jolla Whole Loan	S-130
Prospectus Directive	S-4
PTE	S-272
Purchase Agreements	S-123
Purchase Option	S-231
Purchase Price	S-165
Qualified Substitute Mortgage Loan	S-166
Rated Final Distribution Date	S-200
Rating Agencies	S-271
Record Date	S-176

Regular Certificates	S-267
Reimbursement Rate	S-207
REIT	S-268
Related Proceeds	S-206
Release Date	S-142
Relevant Implementation Date	S-4
Relevant Member State	S-4
Relevant Persons	S-5
REMIC Provisions	S-267
REO Account	S-227
REO Loan	S-197
REO Property	S-220
Replacement Treasury Rate	S-141
Residual Certificates	S-169
Restricted Group	S-273
Rules	S-174
S&P	S-271
Scheduled Principal Distribution Amount	S-196
Senior Certificates	S-169
Serviced Companion Loans	S-128
Serviced Whole Loans	S-130
Servicer Reports	S-213
Servicing Advances	S-205
Servicing Fee	S-222
Servicing Fee Rate	S-222
Servicing Standard	S-218
Similar Law	S-272
Skyline Portfolio Controlling Holder	S-136
Skyline Portfolio Mortgage Loan	S-128
Skyline Portfolio Pari Passu Loans	S-128
Skyline Portfolio Whole Loan	S-128
Soft at Closing, Springing Hard	S-168
Soft Lock Box	S-168
Special Servicer	S-114
Special Servicing Fee	S-223
Special Servicing Fee Rate	S-223
Specially Serviced Mortgage Loans	S-220
Sponsors	S-90
Springing Hard	S-168
Springing Lock Box Loan	S-168
Stated Principal Balance	S-197
Statement to Certificateholders	S-210
Structuring Assumptions	S-259
Subordinate Certificates	S-169
Subordinate Offered Certificates	S-169
Terms and Conditions	S-175
Title Exception	S-158
Title Exceptions	S-158
Title Insurance Policy	S-160
Trust	S-102
Trustee	S-117

Trustee Fee	S-226
Trustee Fee Rate	S-226
TTM	S-149
Uncovered Prepayment Interest Shortfall	S-193
Underwriters	S-1
Underwritten Net Cash Flow	S-154
Unscheduled Principal Distribution Amount	S-196
Upper-Tier Distribution Account	S-177
Upper-Tier REMIC	S-267
Voting Rights	S-215

WAC Rate	S-192
Wachovia	S-109
Wells Fargo	S-117
Whole Loan	S-127
Withheld Amounts	S-177
Withheld Loans	S-177
Workout Fee	S-224
Workout Fee Rate	S-224
Workout-Delayed Reimbursement Amount	S-206
Yield Maintenance Charge	S-140, S-141
Yield Maintenance Period	S-258

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

A-1-1

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                        % of                % of Applicable            Mortgage
Loan                                Initial Pool Loan Group   Loan Group       # of      Loan    Original   Cut-Off Date
No.   Property Name                   Balance    One or Two     Balance     Properties  Seller  Balance ($) Balance ($)
----  ----------------------------- ------------ ---------- --------------- ---------- -------- ----------- ------------
  1   666 Fifth Avenue                  6.30%        1            8.58%          1       BCRE   249,000,000 249,000,000
  2   Wolfchase Galleria                5.69%        1            7.75%          1       GECC   225,000,000 225,000,000
  3   Manhattan Apartment Portfolio     5.16%        2           19.40%         36       GACC   204,000,000 204,000,000
 3.1  635 Riverside Drive               0.31%        2            1.18%          1       GACC    12,400,000  12,400,000
 3.2  120 West 105th Street             0.27%        2            1.03%          1       GACC    10,800,000  10,800,000

 3.3  894 Riverside Drive               0.26%        2            0.97%          1       GACC    10,160,000  10,160,000
 3.4  350 Manhattan Avenue              0.25%        2            0.94%          1       GACC     9,920,000   9,920,000
 3.5  10-16 Manhattan Avenue            0.23%        2            0.86%          1       GACC     9,040,000   9,040,000
 3.6  605 West 156th Street             0.22%        2            0.83%          1       GACC     8,720,000   8,720,000
 3.7  35 Saint Nicholas Terrace         0.21%        2            0.81%          1       GACC     8,480,000   8,480,000

 3.8  25-29 Saint Nicholas Terrace      0.21%        2            0.78%          1       GACC     8,240,000   8,240,000
 3.9  400-408 West 128th Street         0.21%        2            0.78%          1       GACC     8,240,000   8,240,000
3.10  165-167 & 169-171 Manhattan
      Avenue                            0.21%        2            0.78%          1       GACC     8,160,000   8,160,000
3.11  634 West 135th Street             0.18%        2            0.69%          1       GACC     7,280,000   7,280,000
3.12  15 West 107th Street              0.18%        2            0.67%          1       GACC     7,040,000   7,040,000

3.13  520 West 139th Street             0.17%        2            0.64%          1       GACC     6,720,000   6,720,000
3.14  291 Edgecombe Avenue              0.16%        2            0.61%          1       GACC     6,400,000   6,400,000
3.15  312 West 114th Street             0.16%        2            0.59%          1       GACC     6,160,000   6,160,000
3.16  106 West 105th Street             0.15%        2            0.57%          1       GACC     6,000,000   6,000,000
3.17  4-6 West 108th Street             0.14%        2            0.53%          1       GACC     5,600,000   5,600,000

3.18  8-10 West 108th Street            0.14%        2            0.53%          1       GACC     5,600,000   5,600,000
3.19  7-9 West 108th Street             0.14%        2            0.51%          1       GACC     5,360,000   5,360,000
3.20  625 West 156th Street             0.13%        2            0.49%          1       GACC     5,200,000   5,200,000
3.21  3-5 West 108th Street             0.11%        2            0.42%          1       GACC     4,400,000   4,400,000
3.22  5 West 101st Street               0.11%        2            0.41%          1       GACC     4,320,000   4,320,000

3.23  63 West 107th Street              0.11%        2            0.40%          1       GACC     4,240,000   4,240,000
3.24  287 Edgecombe Avenue              0.10%        2            0.37%          1       GACC     3,920,000   3,920,000
3.25  21 West 106th Street              0.09%        2            0.35%          1       GACC     3,680,000   3,680,000
3.26  203 West 108th Street             0.09%        2            0.33%          1       GACC     3,440,000   3,440,000
3.27  216 West 108th Street             0.08%        2            0.31%          1       GACC     3,280,000   3,280,000

3.28  65 West 107th Street              0.08%        2            0.30%          1       GACC     3,200,000   3,200,000
3.29  67 West 107th Street              0.07%        2            0.27%          1       GACC     2,880,000   2,880,000
3.30  109 West 105th Street             0.07%        2            0.27%          1       GACC     2,800,000   2,800,000
3.31  302 West 114th Street             0.07%        2            0.26%          1       GACC     2,720,000   2,720,000
3.32  123 West 106th Street             0.06%        2            0.21%          1       GACC     2,240,000   2,240,000

3.33  125 West 106th Street             0.06%        2            0.21%          1       GACC     2,240,000   2,240,000
3.34  61-63 West 104th Street           0.05%        2            0.17%          1       GACC     1,840,000   1,840,000
3.35  627 West 113th Street             0.04%        2            0.17%          1       GACC     1,760,000   1,760,000
3.36  127 West 106th Street             0.04%        2            0.14%          1       GACC     1,520,000   1,520,000
  4   Skyline Portfolio                 5.14%        1            7.01%          8       BofA   203,400,000 203,400,000

 4.1  One Skyline Tower                 1.02%        1            1.39%          1       BofA    40,410,000  40,410,000
 4.2  Seven Skyline Place               0.76%        1            1.04%          1       BofA    30,240,000  30,240,000
 4.3  Six Skyline Place                 0.62%        1            0.85%          1       BofA    24,570,000  24,570,000
 4.4  Five Skyline Place                0.60%        1            0.81%          1       BofA    23,610,000  23,610,000
 4.5  One Skyline Place                 0.56%        1            0.76%          1       BofA    21,990,000  21,990,000

 4.6  Four Skyline Place                0.53%        1            0.73%          1       BofA    21,150,000  21,150,000
 4.7  Two Skyline Place                 0.53%        1            0.72%          1       BofA    21,000,000  21,000,000
 4.8  Three Skyline Place               0.52%        1            0.70%          1       BofA    20,430,000  20,430,000
  7   JP Morgan Portfolio               5.02%        1            6.84%          3       GACC   198,500,000 198,500,000
 7.1  201 North Central Avenue          3.10%        1            4.22%          1       GACC   122,383,121 122,383,121

 7.2  1111 Fannin Street                1.35%        1            1.84%          1       GACC    53,412,700  53,412,700
 7.3  201 North First Street Garage     0.57%        1            0.78%          1       GACC    22,704,179  22,704,179
  8   Four Seasons Resort Maui          4.43%        1            6.03%          1       GACC   175,000,000 175,000,000
  9   Pacific Shores                    4.20%        1            5.72%          1       BofA   165,875,000 165,875,000
  6   The Enclave                       3.79%        2           14.26%          1       GACC   150,000,000 150,000,000

 10   Wellpoint Office Tower            3.03%        1            4.13%          1       GACC   120,000,000 119,874,180
 11   Mall of America                   2.63%        1            3.58%          1       GACC   104,000,000 104,000,000
 12   Galleria Officentre               2.27%        1            3.09%          1       GECC    89,600,000  89,600,000
 13   111 Livingston Street             2.02%        1            2.76%          1       BofA    80,000,000  80,000,000
 14   Crossing at Hobart                1.59%        1            2.17%          1       GACC    63,000,000  62,859,629

 15   Palma Sorrento Apartments         1.44%        2            5.42%          1       GACC    57,020,000  57,020,000
 16   National Envelope                 1.42%        1            1.94%          9       BCRE    56,250,000  56,250,000
16.1  3800 W Wisconsin Ave              0.24%        1            0.33%          1       BCRE     9,623,425   9,623,425
16.2  55 Wedding Lane                   0.22%        1            0.30%          1       BCRE     8,827,502   8,827,502
16.3  70 Turnpike Industrial Road       0.21%        1            0.29%          1       BCRE     8,321,006   8,321,006

16.4  303 Eagleview Blvd                0.17%        1            0.23%          1       BCRE     6,620,626   6,620,626
16.5  207 Greenwood Street              0.17%        1            0.23%          1       BCRE     6,577,213   6,577,213
16.6  2001 Arthur Avenue                0.15%        1            0.21%          1       BCRE     6,077,952   6,077,952
16.7  16000 West 108th Street           0.12%        1            0.17%          1       BCRE     4,847,890   4,847,890
16.8  888 Elm Hill Pike                 0.07%        1            0.10%          1       BCRE     2,785,728   2,785,728

16.9  252 Pearce Industrial Road        0.06%        1            0.09%          1       BCRE     2,568,658   2,568,658
 17   Presbyterian Plano Medical
      Office                            1.39%        1            1.90%          1       GACC    55,040,000  55,040,000
 18   Villa Veneto Apartments           1.37%        2            5.14%          1       GACC    54,070,000  54,070,000
 19   Doubletree Irvine Spectrum        1.13%        1            1.53%          1       BofA    44,500,000  44,500,000
 20   Piero Apartments                  1.02%        2            3.84%          1       BofA    40,400,000  40,400,000

 21   Magic Sands Mobile Home Park      0.97%        2            3.66%          1       GACC    38,500,000  38,500,000
 22   Erskine Village                   0.81%        1            1.10%          1       GACC    32,000,000  32,000,000
 23   1865 Burnett Street               0.78%        1            1.07%          1       GACC    31,000,000  31,000,000
 24   Americold Portfolio               0.76%        1            1.03%         20       GACC    30,000,000  30,000,000
24.1  Clearfield                        0.10%        1            0.13%          1       GACC     3,757,714   3,757,714

24.2  Murfreesboro                      0.07%        1            0.10%          1       GACC     2,777,143   2,777,143
24.3  Connell                           0.06%        1            0.09%          1       GACC     2,521,200   2,521,200
24.4  Strasburg                         0.06%        1            0.08%          1       GACC     2,365,714   2,365,714
24.5  Amarillo                          0.05%        1            0.07%          1       GACC     2,138,400   2,138,400
24.6  Thomasville                       0.05%        1            0.06%          1       GACC     1,874,400   1,874,400

24.7  West Memphis                      0.04%        1            0.06%          1       GACC     1,636,800   1,636,800
24.8  Russellville - Industrial
      Boulevard                         0.04%        1            0.06%          1       GACC     1,617,000   1,617,000
24.9  Syracuse                          0.04%        1            0.05%          1       GACC     1,386,000   1,386,000
24.10 Atlanta - Westgate                0.03%        1            0.04%          1       GACC     1,302,857   1,302,857
24.11 Babcock                           0.03%        1            0.04%          1       GACC     1,280,400   1,280,400

24.12 Turlock                           0.03%        1            0.04%          1       GACC     1,264,371   1,264,371
24.13 Nampa                             0.03%        1            0.04%          1       GACC     1,095,600   1,095,600
24.14 Woodburn                          0.03%        1            0.03%          1       GACC     1,009,800   1,009,800
24.15 Wichita                           0.02%        1            0.03%          1       GACC       910,800     910,800
24.16 Fort Smith                        0.02%        1            0.03%          1       GACC       750,857     750,857

24.17 Sebree                            0.02%        1            0.03%          1       GACC       745,800     745,800
24.18 Boston                            0.01%        1            0.02%          1       GACC       587,143     587,143
24.19 Bettendorf                        0.01%        1            0.02%          1       GACC       565,714     565,714
24.20 Walla Walla                       0.01%        1            0.01%          1       GACC       412,286     412,286
 25   5 Marine View Plaza               0.75%        1            1.02%          1       BofA    29,500,000  29,500,000

 26   Sealy NW Business Center          0.73%        1            0.99%          1       GECC    28,750,000  28,750,000
 27   1604 Broadway                     0.68%        1            0.93%          1       GACC    27,000,000  27,000,000
 28   Wyndham Jacksonville
      Riverwalk Hotel                   0.66%        1            0.90%          1       BCRE    26,000,000  26,000,000
 29   Island Park                       0.62%        2            2.33%          1       GACC    24,500,000  24,500,000

                                      1

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                                  Original
                                                                                                                   Term to
Loan                                              General      Detailed    Interest Administrative   Interest    Maturity or
No.                Property Name               Property Type Property Type   Rate     Cost Rate    Accrual Basis APD (mos.)
----  ---------------------------------------  ------------- ------------- -------- -------------- ------------- -----------
  1   666 Fifth Avenue                         Office        CBD            6.3530%    0.02053%     Actual/360       120
  2   Wolfchase Galleria                       Retail        Super
                                                             Regional
                                                             Mall           5.6445%    0.02053%     Actual/360       120
  3   Manhattan Apartment Portfolio            Multifamily   Conventional   6.2400%    0.02053%     Actual/360        60
 3.1  635 Riverside Drive                      Multifamily   Conventional
 3.2  120 West 105th Street                    Multifamily   Conventional

 3.3  894 Riverside Drive                      Multifamily   Conventional
 3.4  350 Manhattan Avenue                     Multifamily   Conventional
 3.5  10-16 Manhattan Avenue                   Multifamily   Conventional
 3.6  605 West 156th Street                    Multifamily   Conventional
 3.7  35 Saint Nicholas Terrace                Multifamily   Conventional

 3.8  25-29 Saint Nicholas Terrace             Multifamily   Conventional
 3.9  400-408 West 128th Street                Multifamily   Conventional
3.10  165-167 & 169-171 Manhattan Avenue       Multifamily   Conventional
3.11  634 West 135th Street                    Multifamily   Conventional
3.12  15 West 107th Street                     Multifamily   Conventional

3.13  520 West 139th Street                    Multifamily   Conventional
3.14  291 Edgecombe Avenue                     Multifamily   Conventional
3.15  312 West 114th Street                    Multifamily   Conventional
3.16  106 West 105th Street                    Multifamily   Conventional
3.17  4-6 West 108th Street                    Multifamily   Conventional

3.18  8-10 West 108th Street                   Multifamily   Conventional
3.19  7-9 West 108th Street                    Multifamily   Conventional
3.20  625 West 156th Street                    Multifamily   Conventional
3.21  3-5 West 108th Street                    Multifamily   Conventional
3.22  5 West 101st Street                      Multifamily   Conventional

3.23  63 West 107th Street                     Multifamily   Conventional
3.24  287 Edgecombe Avenue                     Multifamily   Conventional
3.25  21 West 106th Street                     Multifamily   Conventional
3.26  203 West 108th Street                    Multifamily   Conventional
3.27  216 West 108th Street                    Multifamily   Conventional

3.28  65 West 107th Street                     Multifamily   Conventional
3.29  67 West 107th Street                     Multifamily   Conventional
3.30  109 West 105th Street                    Multifamily   Conventional
3.31  302 West 114th Street                    Multifamily   Conventional
3.32  123 West 106th Street                    Multifamily   Conventional

3.33  125 West 106th Street                    Multifamily   Conventional
3.34  61-63 West 104th Street                  Multifamily   Conventional
3.35  627 West 113th Street                    Multifamily   Conventional
3.36  127 West 106th Street                    Multifamily   Conventional
  4   Skyline Portfolio                        Office        Suburban       5.7430%    0.02053%     Actual/360       120

 4.1  One Skyline Tower                        Office        Suburban
 4.2  Seven Skyline Place                      Office        Suburban
 4.3  Six Skyline Place                        Office        Suburban
 4.4  Five Skyline Place                       Office        Suburban
 4.5  One Skyline Place                        Office        Suburban

 4.6  Four Skyline Place                       Office        Suburban
 4.7  Two Skyline Place                        Office        Suburban
 4.8  Three Skyline Place                      Office        Suburban
  7   JP Morgan Portfolio                      Various       Various                                   Actual/
                                                                            5.5090%    0.02053%            360       120
 7.1  201 North Central Avenue                 Office        CBD

 7.2  1111 Fannin Street                       Office        CBD
 7.3  201 North First Street Garage            Special       Parking
                                               Purpose       Garage
  8   Four Seasons Resort Maui                 Hotel         Full Service   5.7120%    0.02053%     Actual/360        84
  9   Pacific Shores                           Office        Suburban       5.4770%    0.02053%     Actual/360        60
  6   The Enclave                              Multifamily   Conventional   6.1400%    0.02053%     Actual/360        60

 10   Wellpoint Office Tower                   Office        Suburban       6.0100%    0.04053%     Actual/360       153
 11   Mall of America                          Retail        Regional
                                                             Mall           5.7990%    0.03053%     Actual/360       120
 12   Galleria Officentre                      Office        Suburban       5.7800%    0.02053%     Actual/360        60
 13   111 Livingston Street                    Office        CBD            5.8500%    0.06053%     Actual/360       120
 14   Crossing at Hobart                       Retail        Anchored       5.7540%    0.02053%     Actual/360       120

 15   Palma Sorrento Apartments                Multifamily   Conventional   5.3850%    0.02053%     Actual/360       120
 16   National Envelope                        Industrial    Industrial/
                                                             Warehouse      5.8525%    0.03053%     Actual/360       120
16.1  3800 W Wisconsin Ave                     Industrial    Industrial/
                                                             Warehouse
16.2  55 Wedding Lane                          Industrial    Industrial/
                                                             Warehouse
16.3  70 Turnpike Industrial Road              Industrial    Industrial/
                                                             Warehouse

16.4  303 Eagleview Blvd                       Industrial    Industrial/
                                                             Warehouse
16.5  207 Greenwood Street                     Industrial    Industrial/
                                                             Warehouse
16.6  2001 Arthur Avenue                       Industrial    Industrial/
                                                             Warehouse
16.7  16000 West 108th Street                  Industrial    Industrial/
                                                             Warehouse
16.8  888 Elm Hill Pike                        Industrial    Industrial/
                                                             Warehouse

16.9  252 Pearce Industrial Road               Industrial    Industrial/
                                                             Warehouse
 17   Presbyterian Plano Medical Office        Office        Medical
                                                             Office         5.8770%    0.02053%     Actual/360       120
 18   Villa Veneto Apartments                  Multifamily   Conventional   5.4380%    0.02053%     Actual/360       120
 19   Doubletree Irvine Spectrum               Hotel         Full Service   5.7820%    0.02053%     Actual/360       120
 20   Piero Apartments                         Multifamily   Conventional   5.5540%    0.02053%     Actual/360        60

 21   Magic Sands Mobile Home Park             Manufactured  Manufactured
                                               Housing       Housing        5.6060%    0.02053%     Actual/360       120
 22   Erskine Village                          Retail        Anchored       5.7940%    0.02053%     Actual/360       120
 23   1865 Burnett Street                      Multifamily   Conventional   5.8490%    0.02053%     Actual/360        60
 24   Americold Portfolio                      Industrial    Warehouse/
                                                             Distribution   5.3960%    0.02053%     Actual/360       109
24.1  Clearfield                               Industrial    Warehouse/
                                                             Distribution

24.2  Murfreesboro                             Industrial    Warehouse/
                                                             Distribution
24.3  Connell                                  Industrial    Warehouse/
                                                             Distribution
24.4  Strasburg                                Industrial    Warehouse/
                                                             Distribution
24.5  Amarillo                                 Industrial    Warehouse/
                                                             Distribution
24.6  Thomasville                              Industrial    Warehouse/
                                                             Distribution

24.7  West Memphis                             Industrial    Warehouse/
                                                             Distribution
24.8  Russellville - Industrial Boulevard      Industrial    Warehouse/
                                                             Distribution
24.9  Syracuse                                 Industrial    Warehouse/
                                                             Distribution
24.10 Atlanta - Westgate                       Industrial    Warehouse/
                                                             Distribution
24.11 Babcock                                  Industrial    Warehouse/
                                                             Distribution

24.12 Turlock                                  Industrial    Warehouse/
                                                             Distribution
24.13 Nampa                                    Industrial    Warehouse/
                                                             Distribution
24.14 Woodburn                                 Industrial    Warehouse/
                                                             Distribution
24.15 Wichita                                  Industrial    Warehouse/
                                                             Distribution
24.16 Fort Smith                               Industrial    Warehouse/
                                                             Distribution

24.17 Sebree                                   Industrial    Warehouse/
                                                             Distribution
24.18 Boston                                   Industrial    Warehouse/
                                                             Distribution
24.19 Bettendorf                               Industrial    Warehouse/
                                                             Distribution
24.20 Walla Walla                              Industrial    Warehouse/
                                                             Distribution
 25   5 Marine View Plaza                      Office        CBD            5.6040%    0.02053%     Actual/360       120

 26   Sealy NW Business Center                 Industrial    Office/
                                                             Warehouse      5.7000%    0.06053%     Actual/360        60
 27   1604 Broadway                            Retail        Unanchored     5.6600%    0.02053%     Actual/360        60
 28   Wyndham Jacksonville Riverwalk Hotel     Hotel         Full Service   6.0600%    0.03053%     Actual/360        60
 29   Island Park                              Multifamily   Conventional   5.9450%    0.02053%     Actual/360        60
                                                 Stated
                                                Remaining
                                                 Term to     Original    Remaining    First   Maturity
Loan                                           Maturity or Amortization Amortization Payment  Date or
No.                Property Name               APD (mos.)  Term (mos.)  Term (mos.)   Date      APD
----  ---------------------------------------  ----------- ------------ ------------ -------- ---------
  1   666 Fifth Avenue                             117           0            0      3/5/2007  2/5/2017
  2   Wolfchase Galleria

                                                   119           0            0      5/1/2007  4/1/2017
  3   Manhattan Apartment Portfolio                 60           0            0      6/1/2007  5/1/2012
 3.1  635 Riverside Drive
 3.2  120 West 105th Street

 3.3  894 Riverside Drive
 3.4  350 Manhattan Avenue
 3.5  10-16 Manhattan Avenue
 3.6  605 West 156th Street
 3.7  35 Saint Nicholas Terrace

 3.8  25-29 Saint Nicholas Terrace
 3.9  400-408 West 128th Street
3.10  165-167 & 169-171 Manhattan Avenue
3.11  634 West 135th Street
3.12  15 West 107th Street

3.13  520 West 139th Street
3.14  291 Edgecombe Avenue
3.15  312 West 114th Street
3.16  106 West 105th Street
3.17  4-6 West 108th Street

3.18  8-10 West 108th Street
3.19  7-9 West 108th Street
3.20  625 West 156th Street
3.21  3-5 West 108th Street
3.22  5 West 101st Street

3.23  63 West 107th Street
3.24  287 Edgecombe Avenue
3.25  21 West 106th Street
3.26  203 West 108th Street
3.27  216 West 108th Street

3.28  65 West 107th Street
3.29  67 West 107th Street
3.30  109 West 105th Street
3.31  302 West 114th Street
3.32  123 West 106th Street

3.33  125 West 106th Street
3.34  61-63 West 104th Street
3.35  627 West 113th Street
3.36  127 West 106th Street
  4   Skyline Portfolio                            117           0            0      3/1/2007  2/1/2017

 4.1  One Skyline Tower
 4.2  Seven Skyline Place
 4.3  Six Skyline Place
 4.4  Five Skyline Place
 4.5  One Skyline Place

 4.6  Four Skyline Place
 4.7  Two Skyline Place
 4.8  Three Skyline Place
  7   JP Morgan Portfolio
                                                   119           0            0      5/1/2007  4/1/2017
 7.1  201 North Central Avenue

 7.2  1111 Fannin Street
 7.3  201 North First Street Garage

  8   Four Seasons Resort Maui                      80           0            0      2/1/2007  1/1/2014
  9   Pacific Shores                                56           0            0      2/1/2007  1/1/2012
  6   The Enclave                                   58           0            0      4/1/2007  3/1/2012

 10   Wellpoint Office Tower                       151         318          316      4/1/2007 12/1/2019
 11   Mall of America
                                                   115           0            0      1/1/2007 12/1/2016
 12   Galleria Officentre                           59         360          360      5/1/2007  4/1/2012
 13   111 Livingston Street                        116           0            0      2/1/2007  1/1/2017
 14   Crossing at Hobart                           119         240          239      5/1/2007  4/1/2017

 15   Palma Sorrento Apartments                    117           0            0      3/1/2007  2/1/2017
 16   National Envelope
                                                   116         360          360      2/5/2007  1/5/2017
16.1  3800 W Wisconsin Ave

16.2  55 Wedding Lane

16.3  70 Turnpike Industrial Road

16.4  303 Eagleview Blvd

16.5  207 Greenwood Street

16.6  2001 Arthur Avenue

16.7  16000 West 108th Street

16.8  888 Elm Hill Pike

16.9  252 Pearce Industrial Road

 17   Presbyterian Plano Medical Office
                                                   119         360          360      5/1/2007  4/1/2017
 18   Villa Veneto Apartments                      117           0            0      3/1/2007  2/1/2017
 19   Doubletree Irvine Spectrum                   119         360          360      5/1/2007  4/1/2017
 20   Piero Apartments                              58           0            0      4/1/2007  3/1/2012

 21   Magic Sands Mobile Home Park
                                                   119           0            0      5/1/2007  4/1/2017
 22   Erskine Village                              119         221          221      5/1/2007  4/1/2017
 23   1865 Burnett Street                           58           0            0      4/1/2007  3/1/2012
 24   Americold Portfolio
                                                   105           0            0      2/1/2007  2/1/2016
24.1  Clearfield

24.2  Murfreesboro

24.3  Connell

24.4  Strasburg

24.5  Amarillo

24.6  Thomasville

24.7  West Memphis

24.8  Russellville - Industrial Boulevard

24.9  Syracuse

24.10 Atlanta - Westgate

24.11 Babcock

24.12 Turlock

24.13 Nampa

24.14 Woodburn

24.15 Wichita

24.16 Fort Smith

24.17 Sebree

24.18 Boston

24.19 Bettendorf

24.20 Walla Walla

 25   5 Marine View Plaza                          117         360          360      3/1/2007  2/1/2017

 26   Sealy NW Business Center
                                                    56           0            0      2/1/2007  1/1/2012
 27   1604 Broadway                                 59         300          300      5/1/2007  4/1/2012
 28   Wyndham Jacksonville Riverwalk Hotel          56         360          360      2/1/2007  1/1/2012
 29   Island Park                                   59           0            0      5/1/2007  4/1/2012

                                      2

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                              Remaining
                                              Interest                     Crossed
                                                Only                        With
Loan  Property      Annual Debt  Monthly Debt  Period               APD     Other  Related       Grace  Payment   Appraised
No.   Name          Service ($)  Service ($)   (mos.)    Lockbox  (Yes/No)  Loans  Borrower DSCR Period  Date     Value ($)
----  ------------ ------------- ------------ --------- --------- -------- ------- -------- ---- ------ ------- -------------
  1   666 Fifth
      Avenue       16,038,677.92 1,336,556.49    117    Hard         No      No     No      1.46   0       5    2,000,000,000
  2   Wolfchase
      Galleria     12,876,515.63 1,073,042.97    119    Hard         No      No     No      1.23   5       1      284,400,000
  3   Manhattan                                         Soft at
      Apartment                                         Closing,
      Portfolio                                         Springing
                   12,906,399.96 1,075,533.33     60    Hard         No      No     No      1.39   5       1      255,000,000
 3.1  635
      Riverside
      Drive                                                                                                        15,500,000
 3.2  120 West
      105th
      Street                                                                                                       13,500,000

 3.3  894
      Riverside
      Drive                                                                                                        12,700,000
 3.4  350
      Manhattan
      Avenue                                                                                                       12,400,000
 3.5  10-16
      Manhattan
      Avenue                                                                                                       11,300,000
 3.6  605 West
      156th
      Street                                                                                                       10,900,000
 3.7  35 Saint
      Nicholas
      Terrace                                                                                                      10,600,000

 3.8  25-29
      Saint
      Nicholas
      Terrace                                                                                                      10,300,000
 3.9  400-408
      West
      128th
      Street                                                                                                       10,300,000
3.10  165-167 &
      169-171
      Manhattan
      Avenue                                                                                                       10,200,000
3.11  634 West
      135th
      Street                                                                                                        9,100,000
3.12  15 West
      107th
      Street                                                                                                        8,800,000

3.13  520 West
      139th
      Street                                                                                                        8,400,000
3.14  291
      Edgecombe
      Avenue                                                                                                        8,000,000
3.15  312 West
      114th
      Street                                                                                                        7,700,000
3.16  106 West
      105th
      Street                                                                                                        7,500,000
3.17  4-6 West
      108th
      Street                                                                                                        7,000,000

3.18  8-10 West
      108th
      Street                                                                                                        7,000,000
3.19  7-9 West
      108th
      Street                                                                                                        6,700,000
3.20  625 West
      156th
      Street                                                                                                        6,500,000
3.21  3-5 West
      108th
      Street                                                                                                        5,500,000
3.22  5 West
      101st
      Street                                                                                                        5,400,000

3.23  63 West
      107th
      Street                                                                                                        5,300,000
3.24  287
      Edgecombe
      Avenue                                                                                                        4,900,000
3.25  21 West
      106th
      Street                                                                                                        4,600,000
3.26  203 West
      108th
      Street                                                                                                        4,300,000
3.27  216 West
      108th
      Street                                                                                                        4,100,000

3.28  65 West
      107th
      Street                                                                                                        4,000,000
3.29  67 West
      107th
      Street                                                                                                        3,600,000
3.30  109 West
      105th
      Street                                                                                                        3,500,000
3.31  302 West
      114th
      Street                                                                                                        3,400,000
3.32  123 West
      106th
      Street                                                                                                        2,800,000

3.33  125 West
      106th
      Street                                                                                                        2,800,000
3.34  61-63
      West
      104th
      Street                                                                                                        2,300,000
3.35  627 West
      113th
      Street                                                                                                        2,200,000
3.36  127 West
      106th
      Street                                                                                                        1,900,000
  4   Skyline
      Portfolio    11,843,501.76   986,958.48    117    Hard         No      No     No      1.24   3       1      872,000,000

 4.1  One
      Skyline
      Tower                                                                                                       170,000,000
 4.2  Seven
      Skyline
      Place                                                                                                       129,000,000
 4.3  Six
      Skyline
      Place                                                                                                       105,000,000
 4.4  Five
      Skyline
      Place                                                                                                       103,000,000
 4.5  One
      Skyline
      Place                                                                                                        94,300,000

 4.6  Four
      Skyline
      Place                                                                                                        91,300,000
 4.7  Two
      Skyline
      Place                                                                                                        90,700,000
 4.8  Three
      Skyline
      Place                                                                                                        88,700,000
  7   JP Morgan
      Portfolio    11,087,245.08   923,937.09    119    Hard         No      No     No      1.30   5       1      235,050,000
 7.1  201 North
      Central
      Avenue                                                                                                      145,000,000

 7.2  1111
      Fannin
      Street                                                                                                       63,150,000
 7.3  201 North
      First Street
      Garage                                                                                                       26,900,000
  8   Four
      Seasons
      Resort
      Maui         10,134,833.28   844,569.44     80    Soft         No      No     No      1.47   0       1      600,000,000
  9   Pacific
      Shores        9,211,153.92   767,596.16     56    Hard         No      No     No      1.65   0       1      603,400,000
  6   The
      Enclave       9,337,916.67   778,159.72     58    Soft         No      No     No      2.70   5       1      284,000,000

 10   Wellpoint
      Office
      Tower         8,085,532.00   673,794.33    105    Hard         No      No     No      1.01   5       1      150,000,000
 11   Mall of
      America       6,114,723.36   509,560.28    115    Hard         No      No     No      1.43   0       1    1,000,000,000
 12   Galleria
      Officentre    6,295,081.36   524,590.11     23    Hard         No      No     No      1.27   7       1      112,000,000
 13   111
      Livingston
      Street        4,745,000.04   395,416.67    116    Hard         No      No     No      1.32   0       1      107,000,000
 14   Crossing                                                                      GECMC
      at Hobart                                                                     2007-1
                    5,309,477.88   442,456.49      0    No           No      No     B       1.14   5       1       85,000,000

 15   Palma                                                                         GECMC
      Sorrento                                                                      2007-1
      Apartments    3,113,173.20   259,431.10    117    No           No      No     A       1.00   5       1       76,200,000
 16   National
      Envelope      3,983,178.58   331,931.55     20    Hard         No      No     No      1.41   0       5       77,740,000
16.1  3800 W
      Wisconsin
      Ave                                                                                                          13,300,000
16.2  55
      Wedding
      Lane                                                                                                         12,200,000
16.3  70
      Turnpike
      Industrial
      Road                                                                                                         11,500,000

16.4  303
      Eagleview
      Blvd                                                                                                          9,150,000
16.5  207
      Greenwood
      Street                                                                                                        9,090,000
16.6  2001
      Arthur
      Avenue                                                                                                        8,400,000
16.7  16000
      West
      108th
      Street                                                                                                        6,700,000
16.8  888 Elm
      Hill Pike                                                                                                     3,850,000

16.9  252 Pearce
      Industrial
      Road                                                                                                          3,550,000
 17   Presbyterian
      Plano
      Medical                                           Springing
      Office        3,907,832.88   325,652.74     59    Hard         No      No     No      1.00   5       1       68,800,000
 18   Villa                                                                         GECMC
      Veneto                                                                        2007-1
      Apartments    2,981,164.44   248,430.37    117    No           No      No     A       1.01   5       1       69,280,000
 19   Doubletree
      Irvine
      Spectrum      3,127,142.88   260,595.24     23    No           No      No     No      1.36   5       1       60,500,000
 20   Piero
      Apartments    2,274,980.16   189,581.68     58    No           No      No     No      1.37   5       1       68,300,000

 21   Magic
      Sands
      Mobile                                                                        GECMC
      Home                                                                          2007-1
      Park          2,188,286.52   182,357.21    119    No           No      No     A       1.09   5       1       49,390,000
 22   Erskine                                                                       GECMC
      Village                                                                       2007-1
                    2,830,234.68   235,852.89     11    No           No      No     B       1.11   5       1       41,000,000
 23   1865
      Burnett
      Street        1,838,373.24   153,197.77     58    No           No      No     No      1.20   5       1       42,700,000
 24   Americold
      Portfolio     1,641,283.32   136,773.61    105    Soft         No      No     No      2.09   5       1      461,350,000
24.1  Clearfield                                                                                                   54,800,000

24.2  Murfreesboro                                                                                                 40,500,000
24.3  Connell                                                                                                      38,200,000
24.4  Strasburg                                                                                                    34,500,000
24.5  Amarillo                                                                                                     32,400,000
24.6  Thomasville                                                                                                  28,400,000

24.7  West
      Memphis                                                                                                      24,800,000
24.8  Russellville
      - Industrial
      Boulevard                                                                                                    24,500,000
24.9  Syracuse                                                                                                     22,000,000
24.10 Atlanta -
      Westgate                                                                                                     19,000,000
24.11 Babcock                                                                                                      19,400,000

24.12 Turlock                                                                                                      20,600,000
24.13 Nampa                                                                                                        16,600,000
24.14 Woodburn                                                                                                     15,300,000
24.15 Wichita                                                                                                      13,800,000
24.16 Fort Smith                                                                                                   10,950,000

24.17 Sebree                                                                                                       11,300,000
24.18 Boston                                                                                                       13,700,000
24.19 Bettendorf                                                                                                   13,200,000
24.20 Walla
      Walla                                                                                                         7,400,000
 25   5 Marine
      View
      Plaza         2,033,132.52   169,427.71     57    Hard         No      No     No      1.15   5       1       42,400,000

 26   Sealy NW
      Business
      Center        1,661,510.42   138,459.20     56    No           No      No     No      1.46   5       1       37,300,000
 27   1604
      Broadway      2,020,720.44   168,393.37     35    Hard         No      No     No      1.10   5       1       36,000,000
 28   Wyndham
      Jacksonville
      Riverwalk
      Hotel         1,882,650.03   156,887.50     20    Hard         No      No     No      1.16   5       1       35,800,000
 29   Island
      Park          1,476,754.56   123,062.88     59    No           No      No     No      1.44   5       1       31,000,000

                       Cut-Off
                        Date
Property                 LTV
Name          Lockbox   Ratio
------------ --------- -------
666 Fifth
Avenue       Hard       60.75%
Wolfchase
Galleria     Hard       79.11%
Manhattan    Soft at
Apartment    Closing,
Portfolio    Springing
             Hard       80.00%
635
Riverside
Drive
120 West
105th
Street

894
Riverside
Drive
350
Manhattan
Avenue
10-16
Manhattan
Avenue
605 West
156th
Street
35 Saint
Nicholas
Terrace

25-29
Saint
Nicholas
Terrace
400-408
West
128th
Street
165-167 &
169-171
Manhattan
Avenue
634 West
135th
Street
15 West
107th
Street

520 West
139th
Street
291
Edgecombe
Avenue
312 West
114th
Street
106 West
105th
Street
4-6 West
108th
Street

8-10 West
108th
Street
7-9 West
108th
Street
625 West
156th
Street
3-5 West
108th
Street
5 West
101st
Street

63 West
107th
Street
287
Edgecombe
Avenue
21 West
106th
Street
203 West
108th
Street
216 West
108th
Street

65 West
107th
Street
67 West
107th
Street
109 West
105th
Street
302 West
114th
Street
123 West
106th
Street

125 West
106th
Street
61-63
West
104th
Street
627 West
113th
Street
127 West
106th
Street
Skyline
Portfolio    Hard       77.75%

One
Skyline
Tower
Seven
Skyline
Place
Six
Skyline
Place
Five
Skyline
Place
One
Skyline
Place

Four
Skyline
Place
Two
Skyline
Place
Three
Skyline
Place
JP Morgan
Portfolio    Hard       84.45%
201 North
Central
Avenue

1111
Fannin
Street
201 North
First Street
Garage
Four
Seasons
Resort
Maui         Soft       70.83%
Pacific
Shores       Hard       54.98%
The
Enclave      Soft       52.82%

Wellpoint
Office
Tower        Hard       79.92%
Mall of
America      Hard       75.50%
Galleria
Officentre   Hard       80.00%
111
Livingston
Street       Hard       74.77%
Crossing
at Hobart
             No         73.95%

Palma
Sorrento
Apartments   No         74.83%
National
Envelope     Hard       72.36%
3800 W
Wisconsin
Ave
55
Wedding
Lane
70
Turnpike
Industrial
Road

303
Eagleview
Blvd
207
Greenwood
Street
2001
Arthur
Avenue
16000
West
108th
Street
888 Elm
Hill Pike

252 Pearce
Industrial
Road
Presbyterian
Plano
Medical      Springing
Office       Hard       80.00%
Villa
Veneto
Apartments   No         78.05%
Doubletree
Irvine
Spectrum     No         73.55%
Piero
Apartments   No         59.15%

Magic
Sands
Mobile
Home
Park         No         77.95%
Erskine
Village
             No         78.05%
1865
Burnett
Street       No         72.60%
Americold
Portfolio    Soft       75.86%
Clearfield

Murfreesboro
Connell
Strasburg
Amarillo
Thomasville

West
Memphis
Russellville
- Industrial
Boulevard
Syracuse
Atlanta -
Westgate
Babcock

Turlock
Nampa
Woodburn
Wichita
Fort Smith

Sebree
Boston
Bettendorf
Walla
Walla
5 Marine
View
Plaza        Hard       69.58%

Sealy NW
Business
Center       No         77.08%
1604
Broadway     Hard       75.00%
Wyndham
Jacksonville
Riverwalk
Hotel        Hard       72.63%
Island
Park         No         79.03%

                                      3

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                             Net
                                                                                                           Rentable
                                                                                                           Area Sq.
                       LTV                                                                                Ft/Units/
Loan  Property       Ratio at                                                    Zip     Year     Year    Beds/Pads/
No.   Name         Maturity/APD   Address        City         County     State   Code    Built  Renovated    Keys
----  ------------ ------------ ------------ ------------- ------------ ------- ------- ------- --------- ----------
    1 666 Fifth                 666 Fifth
      Avenue          60.75%    Avenue       New York      New York       NY      10103    1957     1999  1,454,110
    2 Wolfchase                 2760 North
      Galleria                  Germantown
                      79.11%    Parkway      Memphis       Shelby         TN      38133    1997             392,400
    3 Manhattan                 Various
      Apartment
      Portfolio       80.00%                 New York      New York       NY    Various Various  Various      1,083
  3.1 635                       635
      Riverside                 Riverside
      Drive                     Drive        New York      New York       NY      10031    1912                  66
  3.2 120 West                  120 West
      105th Street              105th Street New York      New York       NY      10025    1929     2001         61

  3.3 894                       894
      Riverside                 Riverside
      Drive                     Drive        New York      New York       NY      10032    1915     1985         55
  3.4 350                       350
      Manhattan                 Manhattan
      Avenue                    Avenue       New York      New York       NY      10026    1927     1985         50
  3.5 10-16                     10-16
      Manhattan                 Manhattan
      Avenue                    Avenue       New York      New York       NY      10025    1940                  40
  3.6 605 West                  605 West
      156th Street              156th Street New York      New York       NY      10032    1930     2001         43
  3.7 35 Saint                  35 Saint
      Nicholas                  Nicholas
      Terrace                   Terrace      New York      New York       NY      10027    1920     2006         54

  3.8 25-29 Saint               25-29 Saint
      Nicholas                  Nicholas
      Terrace                   Terrace      New York      New York       NY      10027    1920     2007         54
  3.9 400-408                   400-408
      West 128th                West 128th
      Street                    Street       New York      New York       NY      10027    1926     1988         57
 3.10 165-167 &                 165-167 &
      169-171                   169-171
      Manhattan                 Manhattan
      Avenue                    Avenue       New York      New York       NY      10025    1910     1988         49
 3.11 634 West                  634 West
      135th Street              135th Street New York      New York       NY      10031    1926                  39
 3.12 15 West                   15 West
      107th Street              107th Street New York      New York       NY      10025    1905     2005         31

 3.13 520 West                  520 West
      139th Street              139th Street New York      New York       NY      10031    1910                  41
 3.14 291                       291
      Edgecombe                 Edgecombe
      Avenue                    Avenue       New York      New York       NY      10031    1920     2007         28
 3.15 312 West                  312 West
      114th Street              114th Street New York      New York       NY      10026    1900     2003         24
 3.16 106 West                  106 West
      105th Street              105th Street New York      New York       NY      10025    1920     2001         19
 3.17 4-6 West                  4-6 West
      108th Street              108th Street New York      New York       NY      10025    1929     2001         24

 3.18 8-10 West                 8-10 West
      108th Street              108th Street New York      New York       NY      10025    1902     2001         24
 3.19 7-9 West                  7-9 West
      108th Street              108th Street New York      New York       NY      10025    1905     2001         24
 3.20 625 West                  625 West
      156th Street              156th Street New York      New York       NY      10032    1910     2007         33
 3.21 3-5 West                  3-5 West
      108th Street              108th Street New York      New York       NY      10025    1904     2001         24
 3.22 5 West                    5 West
      101st Street              101st Street New York      New York       NY      10025    1930                  20

 3.23 63 West                   63 West
      107th Street              107th Street New York      New York       NY      10025    1929     2001         19
 3.24 287                       287
      Edgecombe                 Edgecombe
      Avenue                    Avenue       New York      New York       NY      10031    1920     2007         25
 3.25 21 West                   21 West
      106th Street              106th Street New York      New York       NY      10025    1920     2006         20
 3.26 203 West                  203 West
      108th Street              108th Street New York      New York       NY      10025    1925     2003         20
 3.27 216 West                  216 West
      108th Street              108th Street New York      New York       NY      10025    1900     2006         15

 3.28 65 West                   65 West
      107th Street              107th Street New York      New York       NY      10025    1929     2001         20
 3.29 67 West                   67 West
      107th Street              107th Street New York      New York       NY      10025    1915     2001         19
 3.30 109 West                  109 West
      105th Street              105th Street New York      New York       NY      10025    1900     2001         15
 3.31 302 West                  302 West
      114th Street              114th Street New York      New York       NY      10026    1900     2004         20
 3.32 123 West                  123 West
      106th Street              106th Street New York      New York       NY      10025    1900     2002         10

 3.33 125 West                  125 West
      106th Street              106th Street New York      New York       NY      10025    1900     2002         10
 3.34 61-63 West                61-63 West
      104th Street              104th Street New York      New York       NY      10025    1900     2000         10
 3.35 627 West                  627 West
      113th Street              113th Street New York      New York       NY      10025    1910                  10
 3.36 127 West                  127 West
      106th Street              106th Street New York      New York       NY      10025    1915     2002         10
    4 Skyline                   Various
      Portfolio       77.75%                 Falls Church  Fairfax        VA      22041 Various           2,566,783

  4.1 One Skyline               5107
      Tower                     Leesburg
                                Pike         Falls Church  Fairfax        VA      22041    1987             473,350
  4.2 Seven                     5275
      Skyline                   Leesburg
      Place                     Pike         Falls Church  Fairfax        VA      22041    2001             402,824
  4.3 Six Skyline               5109
      Place                     Leesburg
                                Pike         Falls Church  Fairfax        VA      22041    1985             308,533
  4.4 Five                      5111
      Skyline                   Leesburg
      Place                     Pike         Falls Church  Fairfax        VA      22041    1983             298,468
  4.5 One Skyline               5205
      Place                     Leesburg
                                Pike         Falls Church  Fairfax        VA      22041    1972             275,492

  4.6 Four                      5113
      Skyline                   Leesburg
      Place                     Pike         Falls Church  Fairfax        VA      22041    1982             267,651
  4.7 Two                       5203
      Skyline                   Leesburg
      Place                     Pike         Falls Church  Fairfax        VA      22041    1979             270,679
  4.8 Three                     5201
      Skyline                   Leesburg
      Place                     Pike         Falls Church  Fairfax        VA      22041    1980             269,786
    7 JP Morgan                 Various
      Portfolio       84.45%                 Various       Various      Various Various Various  Various    Various
  7.1 201 North                 201 North
      Central                   Central
      Avenue                    Avenue       Phoenix       Maricopa       AZ      85004    1973             723,922

  7.2 1111 Fannin               1111 Fannin
      Street                    Street       Houston       Harris         TX      77002    1971     2002    428,629
  7.3 201 North                 201 North
      First Street              First Street
      Garage                                 Phoenix       Maricopa       AZ      85004    1973               1,905
    8 Four                      3900
      Seasons                   Wailea
      Resort Maui               Alanui
                      70.83%    Drive        Wailea        Maui           HI      96753    1990     2007        380
    9 Pacific                   1100 - 2100
      Shores                    Seaport      Redwood
                      54.98%    Boulevard    City          San Mateo      CA      94063    2002           1,224,326
    6 The Enclave               11215 Oak
                      52.82%    Leaf Drive   Silver Spring Montgomery     MD      20901    1965     2007      1,119

   10 Wellpoint                 21555
      Office                    Oxnard       Woodland
      Tower           74.76%    Street       Hills         Los Angeles    CA      91367    1977             448,072
   11 Mall of                   8100 24th
      America                   Avenue
                      75.50%    South        Bloomington   Hennepin       MN      55425    1992     2005  2,769,954
   12 Galleria                  100-400
      Officentre                Galleria
                      76.96%    Officentre   Southfield    Oakland        MI      48034    1983     2005  1,003,716
   13 111                       111
      Livingston                Livingston
      Street          74.77%    Street       Brooklyn      Kings          NY      11201    1970     2001    397,650
   14 Crossing at               2360-2930
      Hobart                    East 79th
                                Avenue &
                                1825-2961
                                East 80th
                      48.15%    Avenue       Merrillville  Lake           IN      46410    1993     2005    806,105

   15 Palma                     250 Palm
      Sorrento                  Valley
      Apartments      74.83%    Boulevard    San Jose      Santa Clara    CA      95123    2001                 274
   16 National                  Various
      Envelope        63.90%                 Various       Various      Various Various Various  Various  1,707,097
 16.1 3800 W                    3800 West
      Wisconsin                 Wisconsin
      Ave                       Avenue       Grand Chute   Outagamie      WI      54914    1965     1990    315,000
 16.2 55 Wedding                55 Wedding
      Lane                      Lane         Scottdale     Westmoreland   PA      15683    1959     1989    407,000
 16.3 70 Turnpike               70 Turnpike
      Industrial                Industrial
      Road                      Road         Westfield     Hampden        MA      01085    1981     1996    238,360

 16.4 303                       303
      Eagleview                 Eagleview
      Blvd                      Boulevard    Exton         Chester        PA      19341    1999             127,160
 16.5 207                       207
      Greenwood                 Greenwood
      Street                    Street       Worcester     Worcester      MA      01607    1971     1979    126,490
 16.6 2001 Arthur               2001 Arthur  Elk Grove
      Avenue                    Avenue       Village       Cook           IL      60007    1963     1989    128,490
 16.7 16000 West                16000 West
      108th Street              108th Street Lenexa        Johnson        KS      66219    1985     1992    178,198
 16.8 888 Elm                   888 Elm
      Hill Pike                 Hill Pike    Nashville     Davidson       TN      37210    1965     1989     89,915

 16.9 252 Pearce                252 Pearce
      Industrial                Industrial
      Road                      Road         Shelbyville   Shelby         KY      40065    1965     1989     96,484
   17 Presbyterian              6020 West
      Plano                     Parker Road
      Medical
      Office          74.71%                 Plano         Collin         TX      75093    2004             197,004
   18 Villa                     350 La
      Veneto                    Strada
      Apartments      78.05%    Drive        San Jose      Santa Clara    CA      95123    1999                 226
   19 Doubletree                90 Pacifica
      Irvine                    Avenue
      Spectrum        64.86%                 Irvine        Orange         CA      92618    1999                 252
   20 Piero                     616 St. Paul
      Apartments      59.15%    Avenue       Los Angeles   Los Angeles    CA      90017    2004                 225

   21 Magic                     165
      Sands                     Blossom
      Mobile                    Hill Road
      Home Park       77.95%                 San Jose      Santa Clara    CA      95123    1962     1996        541
   22 Erskine                   1290 East
      Village                   Ireland
                      50.67%    Road         South Bend    Saint Joseph   IN      46614    2005             283,051
   23 1865                      1865
      Burnett                   Burnett
      Street          72.60%    Street       Brooklyn      Kings          NY      11229    1950     2006        144
   24 Americold                 Various
      Portfolio       75.86%                 Various       Various      Various Various Various  Various  5,489,325
 24.1 Clearfield                755 East
                                1700 South
                                Street       Clearfield    Davis          UT      84015    1973     1978    455,227

 24.2 Murfreesboro              2641
                                Stephenson
                                Drive        Murfreesboro  Rutherford     TN      37133    1982     2000    226,423
 24.3 Connell                   720 West
                                Juniper
                                Street       Connell       Franklin       WA      99326    1969     1971    299,776
 24.4 Strasburg                 545 Radio
                                Station
                                Road         Strasburg     Shenandoah     VA      22657    1999             243,170
 24.5 Amarillo                  10300
                                Southeast
                                Third Street Amarillo      Potter         TX      79118    1973     2003    163,796
 24.6 Thomasville               121
                                Roseway
                                Drive        Thomasville   Thomas         GA      31792    1997             252,419

 24.7 West                      1651 South
      Memphis                   Airport      West
                                Road         Memphis       Crittenden     AR      72301    1985     1995    252,075
 24.8 Russellville              203
      - Industrial              Industrial
      Boulevard                 Boulevard    Russellville  Pope           AR      72802    1995             270,772
 24.9 Syracuse                  264 Farrell
                                Road         Syracuse      Onondaga       NY      13209    1960     1985    573,183
24.10 Atlanta -                 1740
      Westgate                  Westgate
                                Parkway      Atlanta       Fulton         GA      30336    1990     1993    431,369
24.11 Babcock                   1524
                                Necedah
                                Road         Babcock       Wood           WI      54413    1999             127,260

24.12 Turlock                   660 Fifth
                                Street       Turlock       Stanislaus     CA      95380    1955     1989    188,734
24.13 Nampa                     231 Second
                                Road North   Nampa         Canyon         ID      83687    1946     1974    458,518
24.14 Woodburn                  1440
                                Silverton
                                Avenue       Woodburn      Marion         OR      97071    1952     1979    327,601
24.15 Wichita                   2707 North
                                Mead Street  Wichita       Sedgwick       KS      67219    1972     1984    168,007
24.16 Fort Smith                1634
                                Midland
                                Boulevard    Fort Smith    Sebastian      AR      72901    1960     2005    118,003

24.17 Sebree                    1541 US
                                Highway 41   Sebree        Webster        KY      42455    1998             111,499
24.18 Boston                    100 Widett
                                Circle       Boston        Suffolk        MA      02118    1969     2004    260,356
24.19 Bettendorf                6875 State
                                Street       Bettendorf    Scott          IA      52722    1973             398,223
24.20 Walla Walla               1115 West
                                Rose Street  Walla Walla   Walla Walla    WA      99362    1960     1968    162,914
   25 5 Marine                  38-40 First
      View Plaza      64.74%    Street       Hoboken       Hudson         NJ      07030    1979     2005    126,571

   26 Sealy NW                  1335-1351
      Business                  Capital
      Center                    Circle,
                                2130-2275
                                NorthWest
                      77.08%    Parkway      Marietta      Cobb           GA      30067    1982             471,952
   27 1604                      1604-1610
      Broadway                  Broadway
                                & 732-736
                                Seventh
                      72.24%    Avenue       New York      New York       NY      10019    1912     2001     29,875
   28 Wyndham                   1515
      Jacksonville              Prudential
      Riverwalk                 Drive
      Hotel           70.01%                 Jacksonville  Duval          FL      32207    1980     2006        322
   29 Island Park               1105 Island
                                Park
                      79.03%    Boulevard    Shreveport    Caddo          LA      71105    2006                 314

                                      4

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                    Loan per
                                                       Net
                                                    Rentable
                                                    Area Sq.
Loan                                       Units of Ft./Units     Prepayment Provisions
No.   Property Name                        Measure     ($)           (# of payments)
----  ------------------------------------ -------- --------- -----------------------------
    1 666 Fifth Avenue                     Sq. Ft.        836 L(27),D(86),O(7)
    2 Wolfchase Galleria                   Sq. Ft.        573 L(25),D(88),O(7)
    3 Manhattan Apartment Portfolio          Units    188,366 L(17),YM1(39),O(4)
  3.1 635 Riverside Drive                    Units    187,879
  3.2 120 West 105th Street                  Units    177,049

  3.3 894 Riverside Drive                    Units    184,727
  3.4 350 Manhattan Avenue                   Units    198,400
  3.5 10-16 Manhattan Avenue                 Units    226,000
  3.6 605 West 156th Street                  Units    202,791
  3.7 35 Saint Nicholas Terrace              Units    157,037

  3.8 25-29 Saint Nicholas Terrace           Units    152,593
  3.9 400-408 West 128th Street              Units    144,561
 3.10 165-167 & 169-171 Manhattan Avenue     Units    166,531
 3.11 634 West 135th Street                  Units    186,667
 3.12 15 West 107th Street                   Units    227,097

 3.13 520 West 139th Street                  Units    163,902
 3.14 291 Edgecombe Avenue                   Units    228,571
 3.15 312 West 114th Street                  Units    256,667
 3.16 106 West 105th Street                  Units    315,789
 3.17 4-6 West 108th Street                  Units    233,333

 3.18 8-10 West 108th Street                 Units    233,333
 3.19 7-9 West 108th Street                  Units    223,333
 3.20 625 West 156th Street                  Units    157,576
 3.21 3-5 West 108th Street                  Units    183,333
 3.22 5 West 101st Street                    Units    216,000

 3.23 63 West 107th Street                   Units    223,158
 3.24 287 Edgecombe Avenue                   Units    156,800
 3.25 21 West 106th Street                   Units    184,000
 3.26 203 West 108th Street                  Units    172,000
 3.27 216 West 108th Street                  Units    218,667

 3.28 65 West 107th Street                   Units    160,000
 3.29 67 West 107th Street                   Units    151,579
 3.30 109 West 105th Street                  Units    186,667
 3.31 302 West 114th Street                  Units    136,000
 3.32 123 West 106th Street                  Units    224,000

 3.33 125 West 106th Street                  Units    224,000
 3.34 61-63 West 104th Street                Units    184,000
 3.35 627 West 113th Street                  Units    176,000
 3.36 127 West 106th Street                  Units    152,000
    4 Skyline Portfolio                    Sq. Ft.        264 L(27),D(88),O(5)

  4.1 One Skyline Tower                    Sq. Ft.        285
  4.2 Seven Skyline Place                  Sq. Ft.        250
  4.3 Six Skyline Place                    Sq. Ft.        265
  4.4 Five Skyline Place                   Sq. Ft.        264
  4.5 One Skyline Place                    Sq. Ft.        266

  4.6 Four Skyline Place                   Sq. Ft.        263
  4.7 Two Skyline Place                    Sq. Ft.        259
  4.8 Three Skyline Place                  Sq. Ft.        252
    7 JP Morgan Portfolio                  Various        153 L(25),D(91),O(4)
  7.1 201 North Central Avenue             Sq. Ft.        169

  7.2 1111 Fannin Street                   Sq. Ft.        125
  7.3 201 North First Street Garage         Spaces     11,918
    8 Four Seasons Resort Maui                Keys  1,118,421 L(11),YM1(17),YM1orD(49),O(7)
    9 Pacific Shores                       Sq. Ft.        271 L(24),YM1(29),O(7)
    6 The Enclave                            Units    134,048 L(23),YM1(33),O(4)

   10 Wellpoint Office Tower               Sq. Ft.        268 L(23),YM1(126),O(4)
   11 Mall of America                      Sq. Ft.        273 L(29),D(88),O(3)
   12 Galleria Officentre                  Sq. Ft.         89 L(25),D(32),O(3)
   13 111 Livingston Street                Sq. Ft.        201 L(28),D(88),O(4)
   14 Crossing at Hobart                   Sq. Ft.         78 L(25),DorYM1(90),O(5)

   15 Palma Sorrento Apartments              Units    208,102 L(27),YM1(89),O(4)
   16 National Envelope                    Sq. Ft.         33 L(28),D(89),O(3)
 16.1 3800 W Wisconsin Ave                 Sq. Ft.         31
 16.2 55 Wedding Lane                      Sq. Ft.         22
 16.3 70 Turnpike Industrial Road          Sq. Ft.         35

 16.4 303 Eagleview Blvd                   Sq. Ft.         52
 16.5 207 Greenwood Street                 Sq. Ft.         52
 16.6 2001 Arthur Avenue                   Sq. Ft.         47
 16.7 16000 West 108th Street              Sq. Ft.         27
 16.8 888 Elm Hill Pike                    Sq. Ft.         31

 16.9 252 Pearce Industrial Road           Sq. Ft.         27
   17 Presbyterian Plano Medical Office    Sq. Ft.        279 L(25),D(91),O(4)
   18 Villa Veneto Apartments                Units    239,248 L(27),YM1(89),O(4)
   19 Doubletree Irvine Spectrum              Keys    176,587 L(25),D(90),O(5)
   20 Piero Apartments                       Units    179,556 L(26),D(31),O(3)

   21 Magic Sands Mobile Home Park            Pads     71,165 L(25),D(91),O(4)
   22 Erskine Village                      Sq. Ft.        113 L(25),DorYM1(90),O(5)
   23 1865 Burnett Street                    Units    215,278 L(26),D(30),O(4)
   24 Americold Portfolio                  Sq. Ft.         64 L(28),D(76),O(5)
 24.1 Clearfield                           Sq. Ft.         96

 24.2 Murfreesboro                         Sq. Ft.        143
 24.3 Connell                              Sq. Ft.         98
 24.4 Strasburg                            Sq. Ft.        114
 24.5 Amarillo                             Sq. Ft.        152
 24.6 Thomasville                          Sq. Ft.         87

 24.7 West Memphis                         Sq. Ft.         76
 24.8 Russellville - Industrial Boulevard  Sq. Ft.         70
 24.9 Syracuse                             Sq. Ft.         28
24.10 Atlanta - Westgate                   Sq. Ft.         35
24.11 Babcock                              Sq. Ft.        117

24.12 Turlock                              Sq. Ft.         78
24.13 Nampa                                Sq. Ft.         28
24.14 Woodburn                             Sq. Ft.         36
24.15 Wichita                              Sq. Ft.         63
24.16 Fort Smith                           Sq. Ft.         74

24.17 Sebree                               Sq. Ft.         78
24.18 Boston                               Sq. Ft.         26
24.19 Bettendorf                           Sq. Ft.         17
24.20 Walla Walla                          Sq. Ft.         30
   25 5 Marine View Plaza                  Sq. Ft.        233 L(27),D(88),O(5)

   26 Sealy NW Business Center             Sq. Ft.         61 L(28),D(29),O(3)
   27 1604 Broadway                        Sq. Ft.        904 L(12),YM1(44),O(4)
   28 Wyndham Jacksonville Riverwalk Hotel    Keys     80,745 L(28),D(30),O(2)
   29 Island Park                            Units     78,025 L(25),D(31),O(4)

                                      5

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                       Third Most Third Most Second Most Second Most
Loan                                   Recent NOI Recent NOI Recent NOI  Recent NOI  Most Recent Most Recent Underwritten
No.     Property Name                     ($)        Date        ($)        Date       NOI ($)    NOI Date     NOI ($)
----    -----------------------------  ---------- ---------- ----------- ----------- ----------- ----------- ------------
  1     666 Fifth Avenue                                                                                     118,617,233
  2     Wolfchase Galleria             13,840,159 12/31/2004 14,033,414  12/31/2005  14,802,430  12/31/2006   16,241,242
  3     Manhattan Apartment Portfolio                                                 5,415,658  12/31/2006   18,001,713
 3.1    635 Riverside Drive
 3.2    120 West 105th Street

 3.3    894 Riverside Drive
 3.4    350 Manhattan Avenue
 3.5    10-16 Manhattan Avenue
 3.6    605 West 156th Street
 3.7    35 Saint Nicholas Terrace

 3.8    25-29 Saint Nicholas Terrace
 3.9    400-408 West 128th Street
 3.10   165-167 & 169-171 Manhattan
        Avenue
 3.11   634 West 135th Street
 3.12   15 West 107th Street

 3.13   520 West 139th Street
 3.14   291 Edgecombe Avenue
 3.15   312 West 114th Street
 3.16   106 West 105th Street
 3.17   4-6 West 108th Street

 3.18   8-10 West 108th Street
 3.19   7-9 West 108th Street
 3.20   625 West 156th Street
 3.21   3-5 West 108th Street
 3.22   5 West 101st Street

 3.23   63 West 107th Street
 3.24   287 Edgecombe Avenue
 3.25   21 West 106th Street
 3.26   203 West 108th Street
 3.27   216 West 108th Street

 3.28   65 West 107th Street
 3.29   67 West 107th Street
 3.30   109 West 105th Street
 3.31   302 West 114th Street
 3.32   123 West 106th Street

 3.33   125 West 106th Street
 3.34   61-63 West 104th Street
 3.35   627 West 113th Street
 3.36   127 West 106th Street
  4     Skyline Portfolio              42,996,081 12/31/2004 46,163,503  12/31/2005  48,490,190  6/30/2006    52,997,481

 4.1    One Skyline Tower
 4.2    Seven Skyline Place
 4.3    Six Skyline Place
 4.4    Five Skyline Place
 4.5    One Skyline Place

 4.6    Four Skyline Place
 4.7    Two Skyline Place
 4.8    Three Skyline Place
  7     JP Morgan Portfolio                                                                                   14,501,081
 7.1    201 North Central Avenue                                                                               9,181,376

 7.2    1111 Fannin Street                                                                                     4,081,215
 7.3    201 North First Street Garage                                                                          1,238,490
  8     Four Seasons Resort Maui       23,355,200 12/31/2004 29,550,300  12/31/2005  32,804,400  T - 12       41,212,490
                                                                                                 8/31/2006
  9     Pacific Shores                                                                                        31,875,811
  6     The Enclave                     5,184,799 12/31/2004  5,483,403  12/31/2005   6,971,697  12/31/2006   25,532,683

  10    Wellpoint Office Tower          6,608,040 12/31/2004  7,054,193  12/31/2005   7,541,711  12/31/2006    8,205,531
  11    Mall of America                52,840,954 12/31/2004 60,224,673  12/31/2005  59,371,431  T - 12       65,918,997
                                                                                                 8/31/2006
  12    Galleria Officentre            11,010,174 12/31/2004 10,761,717  12/31/2005   9,623,302  T - 12        9,436,818
                                                                                                 9/30/2006
  13    111 Livingston Street           7,560,803 12/31/2004  7,373,516  12/31/2005   7,379,953  Ann.          6,740,572
                                                                                                 9/30/2006
  14    Crossing at Hobart              6,420,164 12/31/2004  5,996,963  12/31/2005   6,672,601  12/31/2006    6,533,164

  15    Palma Sorrento Apartments       2,536,096 12/31/2004  2,813,992  12/31/2005   3,261,059  T - 12        3,172,807
                                                                                                 11/30/2006
  16    National Envelope                                                                                      5,821,200
 16.1   3800 W Wisconsin Ave
 16.2   55 Wedding Lane
 16.3   70 Turnpike Industrial Road

 16.4   303 Eagleview Blvd
 16.5   207 Greenwood Street
 16.6   2001 Arthur Avenue
 16.7   16000 West 108th Street
 16.8   888 Elm Hill Pike

 16.9   252 Pearce Industrial Road
  17    Presbyterian Plano Medical                            1,761,683  12/31/2005   3,366,819  12/31/2006    4,130,970
        Office
  18    Villa Veneto Apartments         2,567,412 12/31/2004  2,785,192  12/31/2005   3,060,096  T - 12        3,054,411
                                                                                                 11/30/2006
  19    Doubletree Irvine Spectrum      3,611,804 12/31/2004  4,278,731  12/31/2005   4,793,500  T - 12        4,711,979
                                                                                                 11/30/2006
  20    Piero Apartments                                      3,040,369  12/31/2005   2,770,027  12/31/2006    3,164,394

  21    Magic Sands Mobile Home Park    2,462,127 12/31/2004  2,482,825  12/31/2005   2,863,050  12/31/2006    2,401,437
  22    Erskine Village                                                               1,437,903  12/31/2006    3,342,857
  23    1865 Burnett Street             1,282,355 12/31/2004  1,514,307  12/31/2005   2,137,222  12/31/2006    2,240,156
  24    Americold Portfolio                                  37,188,835  12/31/2005  37,446,508  T - 12       41,115,925
                                                                                                 9/30/2006
 24.1   Clearfield                                            5,345,379  12/31/2005   4,949,524  T - 12        5,081,464
                                                                                                 9/30/2006

 24.2   Murfreesboro                                          2,383,117  12/31/2005   3,155,606  T - 12        3,975,530
                                                                                                 9/30/2006
 24.3   Connell                                               3,500,395  12/31/2005   3,280,928  T - 12        3,363,701
                                                                                                 9/30/2006
 24.4   Strasburg                                             2,167,726  12/31/2005   2,765,486  T - 12        3,363,155
                                                                                                 9/30/2006
 24.5   Amarillo                                              2,809,742  12/31/2005   2,803,472  T - 12        2,812,801
                                                                                                 9/30/2006
 24.6   Thomasville                                           1,692,839  12/31/2005   2,548,935  T - 12        2,181,244
                                                                                                 9/30/2006

 24.7   West Memphis                                          2,176,644  12/31/2005   2,220,892  T - 12        2,217,251
                                                                                                 9/30/2006
 24.8   Russellville - Industrial                             2,521,999  12/31/2005   2,128,753  T - 12        2,139,230
        Boulevard                                                                                9/30/2006
 24.9   Syracuse                                              1,911,057  12/31/2005   1,664,473  T - 12        1,832,432
                                                                                                 9/30/2006
24.10   Atlanta - Westgate                                      928,833  12/31/2005     218,243  T - 12        2,645,810
                                                                                                 9/30/2006
24.11   Babcock                                               1,742,658  12/31/2005   1,747,047  T - 12        1,668,339
                                                                                                 9/30/2006

24.12   Turlock                                               1,813,510  12/31/2005   1,740,461  T - 12        1,467,550
                                                                                                 9/30/2006
24.13   Nampa                                                   705,714  12/31/2005   1,179,321  T - 12        1,445,488
                                                                                                 9/30/2006
24.14   Woodburn                                              1,644,827  12/31/2005   1,352,782  T - 12        1,450,820
                                                                                                 9/30/2006
24.15   Wichita                                               1,172,964  12/31/2005   1,154,472  T - 12        1,210,851
                                                                                                 9/30/2006
24.16   Fort Smith                                              686,442  12/31/2005     938,400  T - 12        1,087,716
                                                                                                 9/30/2006

24.17   Sebree                                                  908,144  12/31/2005     930,799  T - 12          978,546
                                                                                                 9/30/2006
24.18   Boston                                                1,031,705  12/31/2005   1,279,483  T - 12          763,636
                                                                                                 9/30/2006
24.19   Bettendorf                                            1,416,935  12/31/2005     698,519  T - 12          921,826
                                                                                                 9/30/2006
24.20   Walla Walla                                             628,207  12/31/2005     688,912  T - 12          508,533
                                                                                                 9/30/2006
  25    5 Marine View Plaza             2,840,337 12/31/2004  2,909,976  12/31/2005   3,245,533  Ann.          2,686,911
                                                                                                 10/31/2006

  26    Sealy NW Business Center        2,804,346 12/31/2004  2,527,618  12/31/2005   2,714,101  T - 12        2,725,320
                                                                                                 10/31/2006
  27    1604 Broadway                                                                                          2,241,481
  28    Wyndham Jacksonville            1,750,109 12/31/2004  2,304,607  12/31/2005   2,562,736  T - 12        2,561,445
        Riverwalk Hotel                                                                          10/31/2006
  29    Island Park                                                                   2,358,014  Ann.          2,192,624
                                                                                                 1/31/2007

Loan                                   Underwritten Underwritten Underwritten Underwritten Underwritten
No.     Property Name                  Revenue ($)    EGI ($)    Expenses ($) Reserves ($)  TI/LC ($)
----    -----------------------------  ------------ ------------ ------------ ------------ ------------
  1     666 Fifth Avenue               160,751,834  157,016,346   38,399,113     218,117    4,017,444
  2     Wolfchase Galleria              13,780,893   25,383,893    9,142,651      58,860      407,383
  3     Manhattan Apartment Portfolio   24,490,750   24,490,750    6,489,037
 3.1    635 Riverside Drive
 3.2    120 West 105th Street

 3.3    894 Riverside Drive
 3.4    350 Manhattan Avenue
 3.5    10-16 Manhattan Avenue
 3.6    605 West 156th Street
 3.7    35 Saint Nicholas Terrace

 3.8    25-29 Saint Nicholas Terrace
 3.9    400-408 West 128th Street
 3.10   165-167 & 169-171 Manhattan
        Avenue
 3.11   634 West 135th Street
 3.12   15 West 107th Street

 3.13   520 West 139th Street
 3.14   291 Edgecombe Avenue
 3.15   312 West 114th Street
 3.16   106 West 105th Street
 3.17   4-6 West 108th Street

 3.18   8-10 West 108th Street
 3.19   7-9 West 108th Street
 3.20   625 West 156th Street
 3.21   3-5 West 108th Street
 3.22   5 West 101st Street

 3.23   63 West 107th Street
 3.24   287 Edgecombe Avenue
 3.25   21 West 106th Street
 3.26   203 West 108th Street
 3.27   216 West 108th Street

 3.28   65 West 107th Street
 3.29   67 West 107th Street
 3.30   109 West 105th Street
 3.31   302 West 114th Street
 3.32   123 West 106th Street

 3.33   125 West 106th Street
 3.34   61-63 West 104th Street
 3.35   627 West 113th Street
 3.36   127 West 106th Street
  4     Skyline Portfolio               67,712,528   75,552,345   22,554,864     511,418    3,371,677

 4.1    One Skyline Tower
 4.2    Seven Skyline Place
 4.3    Six Skyline Place
 4.4    Five Skyline Place
 4.5    One Skyline Place

 4.6    Four Skyline Place
 4.7    Two Skyline Place
 4.8    Three Skyline Place
  7     JP Morgan Portfolio             12,208,220   24,845,982   10,344,901      90,488
 7.1    201 North Central Avenue         6,871,376   15,181,999    6,000,623

 7.2    1111 Fannin Street               3,146,957    7,474,096    3,392,881      42,863
 7.3    201 North First Street Garage    2,189,887    2,189,887      951,397      47,625
  8     Four Seasons Resort Maui        85,856,000  126,986,000   85,773,510   5,079,440

  9     Pacific Shores                  57,312,389   48,009,459   16,133,648     244,865    1,241,801
  6     The Enclave                     33,270,622   33,692,495    8,159,812     279,750

  10    Wellpoint Office Tower           8,205,531   13,742,125    5,536,594
  11    Mall of America                120,404,621  115,016,535   49,097,538     471,480    2,138,674

  12    Galleria Officentre             15,070,112   18,310,112    8,873,294     200,743    1,254,645

  13    111 Livingston Street           13,087,178   12,452,115    5,711,543      79,530      387,470

  14    Crossing at Hobart               6,824,108    9,422,698    2,889,534     120,916      353,767

  15    Palma Sorrento Apartments        4,710,423    4,967,154    1,794,347      68,500

  16    National Envelope                6,000,000    5,880,000       58,800     187,781
 16.1   3800 W Wisconsin Ave
 16.2   55 Wedding Lane
 16.3   70 Turnpike Industrial Road

 16.4   303 Eagleview Blvd
 16.5   207 Greenwood Street
 16.6   2001 Arthur Avenue
 16.7   16000 West 108th Street
 16.8   888 Elm Hill Pike

 16.9   252 Pearce Industrial Road
  17    Presbyterian Plano Medical       4,347,583    6,557,276    2,426,306      29,550      196,393
        Office
  18    Villa Veneto Apartments          4,455,618    4,669,652    1,615,241      56,500

  19    Doubletree Irvine Spectrum       9,108,636   11,420,449    6,708,470     456,818

  20    Piero Apartments                 4,737,027    4,988,027    1,823,633      53,640

  21    Magic Sands Mobile Home Park     3,550,695    4,705,144    2,303,707      27,050
  22    Erskine Village                  3,483,593    4,788,805    1,445,948      42,458      158,810
  23    1865 Burnett Street              2,542,439    2,979,551      739,395      36,000
  24    Americold Portfolio            116,585,479  116,585,479   75,469,555   1,105,575

 24.1   Clearfield                       9,655,201    9,655,201    4,573,737      91,685

 24.2   Murfreesboro                    12,454,341   12,454,341    8,478,811      45,603

 24.3   Connell                          6,389,254    6,389,254    3,025,554      60,376

 24.4   Strasburg                       10,996,308   10,996,308    7,633,153      48,976

 24.5   Amarillo                         6,003,360    6,003,360    3,190,560      32,989

 24.6   Thomasville                      4,156,387    4,156,387    1,975,143      50,838

 24.7   West Memphis                     5,647,211    5,647,211    3,429,960      50,769

 24.8   Russellville - Industrial        6,074,977    6,074,977    3,935,747      54,535
        Boulevard
 24.9   Syracuse                         5,443,911    5,443,911    3,611,479     115,442

24.10   Atlanta - Westgate              16,448,751   16,448,751   13,802,942      86,880

24.11   Babcock                          2,365,530    2,365,530      697,191      25,631

24.12   Turlock                          3,243,941    3,243,941    1,776,391      38,012

24.13   Nampa                            2,827,338    2,827,338    1,381,850      92,348

24.14   Woodburn                         4,470,827    4,470,827    3,020,007      65,980

24.15   Wichita                          3,727,253    3,727,253    2,516,402      33,837

24.16   Fort Smith                       2,891,440    2,891,440    1,803,724      23,766

24.17   Sebree                           3,087,682    3,087,682    2,109,136      22,456

24.18   Boston                           3,696,335    3,696,335    2,932,699      52,437

24.19   Bettendorf                       5,841,657    5,841,657    4,919,831      80,204

24.20   Walla Walla                      1,163,773    1,163,773      655,240      32,812

  25    5 Marine View Plaza              4,781,387    4,088,278    1,401,367      25,504      324,733

  26    Sealy NW Business Center         3,182,691    3,844,891    1,119,571      70,793      229,435

  27    1604 Broadway                    4,209,875    5,280,428    3,038,947       4,481        8,963
  28    Wyndham Jacksonville             6,028,217    9,630,248    7,068,803     385,210
        Riverwalk Hotel
  29    Island Park                      3,550,569    3,689,145    1,496,521      62,800

                                      6

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                       Underwritten
Loan                                     Net Cash                                  Lease                                 Lease
No.     Property Name                    Flow ($)      Largest Tenant      SF    Expiration 2nd Largest Tenant   SF    Expiration
----    -----------------------------  ------------ -------------------- ------- ---------- ------------------ ------- ----------
  1     666 Fifth Avenue               114,381,673  Citibank N.A.        365,070  8/31/2014  Orrick,           239,464  3/31/2010
                                                                                             Herrington &
                                                                                             Sutcliffe
  2     Wolfchase Galleria              15,774,999  Malco Theatres        31,049  2/28/2017  The Finish Line    21,912  2/29/2012

  3     Manhattan Apartment Portfolio   18,001,713
 3.1    635 Riverside Drive
 3.2    120 West 105th Street

 3.3    894 Riverside Drive
 3.4    350 Manhattan Avenue
 3.5    10-16 Manhattan Avenue
 3.6    605 West 156th Street
 3.7    35 Saint Nicholas Terrace

 3.8    25-29 Saint Nicholas Terrace
 3.9    400-408 West 128th Street
 3.10   165-167 & 169-171 Manhattan
        Avenue
 3.11   634 West 135th Street
 3.12   15 West 107th Street

 3.13   520 West 139th Street
 3.14   291 Edgecombe Avenue
 3.15   312 West 114th Street
 3.16   106 West 105th Street
 3.17   4-6 West 108th Street

 3.18   8-10 West 108th Street
 3.19   7-9 West 108th Street
 3.20   625 West 156th Street
 3.21   3-5 West 108th Street
 3.22   5 West 101st Street

 3.23   63 West 107th Street
 3.24   287 Edgecombe Avenue
 3.25   21 West 106th Street
 3.26   203 West 108th Street
 3.27   216 West 108th Street

 3.28   65 West 107th Street
 3.29   67 West 107th Street
 3.30   109 West 105th Street
 3.31   302 West 114th Street
 3.32   123 West 106th Street

 3.33   125 West 106th Street
 3.34   61-63 West 104th Street
 3.35   627 West 113th Street
 3.36   127 West 106th Street
  4     Skyline Portfolio               49,114,387

 4.1    One Skyline Tower                           GS-11B-00118 - SS/   283,072  9/30/2009  GS-11B-01759 -    163,565  9/15/2015
                                                    OHA                                      Dept. of Justice
 4.2    Seven Skyline Place                         GSA - DISA           402,824  9/16/2011
 4.3    Six Skyline Place                           GS-11B-01710-Army    175,403  8/14/2014  Axiom Resource     32,818  3/31/2007
                                                    Surgeon                                  Management                     (MTM)
                                                                                             Inc.
 4.4    Five Skyline Place                          GS-11B-80523 -        53,539   4/5/2008  GS-11B-01545 -     47,467  8/14/2007
                                                    DISA/Medical Group                       SSA

 4.5    One Skyline Place                           GS-11B-01590 - IRS    48,357  7/31/2007  GS-11B-01633 -     29,229  9/12/2007
                                                                                             DOD

 4.6    Four Skyline Place                          Science Applications  47,871 11/30/2010  Northrop           42,888  6/30/2007
                                                    International                            Grumman
                                                                                             Defense
 4.7    Two Skyline Place                           Science Applications  70,948 12/25/2011  SRA                43,638  6/30/2009
                                                    International                            International
                                                                                             Inc.
 4.8    Three Skyline Place                         GS-11B-70346 -        43,121  10/8/2007  Jacer              30,048  1/31/2011
                                                    DOD/DOJ                                  Corporation
  7     JP Morgan Portfolio             14,410,593
 7.1    201 North Central Avenue         9,181,376  JPMorgan Chase       723,922  9/30/2021
                                                    Bank, N.A.

 7.2    1111 Fannin Street               4,038,352  JPMorgan Chase       428,629  9/30/2021
                                                    Bank, N.A.
 7.3    201 North First Street Garage    1,190,865
  8     Four Seasons Resort Maui        36,133,050
  9     Pacific Shores                  30,389,145  Informatica Corp.    290,305  7/14/2013  Nuance            141,180  7/31/2012
                                                                                             Communications
  6     The Enclave                     25,252,933

  10    Wellpoint Office Tower           8,205,531  Wellpoint Heath      448,072 12/31/2019
                                                    Networks, Inc.
  11    Mall of America                 63,308,844  Macy's               276,581   8/1/2015  Bloomingdales     218,887  8/31/2012
  12    Galleria Officentre              7,981,430  Citimortgage, Inc.   113,172  3/31/2014  Home Depot         58,132 12/31/2009
                                                                                             U.S.A., Inc.

  13    111 Livingston Street            6,273,572  Office of Temporary   82,280  5/31/2010  Legal Aid          82,000 11/30/2017
                                                    and Disability                           Society
                                                    Assistance
  14    Crossing at Hobart               6,058,481  Wal-Mart             206,408  3/31/2023  Value City Dept.  102,789  1/31/2010
                                                                                             Store

  15    Palma Sorrento Apartments        3,104,307
  16    National Envelope                5,633,419
 16.1   3800 W Wisconsin Ave                        National Envelope    315,000 12/31/2026
                                                    Corporation
 16.2   55 Wedding Lane                             National Envelope    407,000 12/31/2026
                                                    Corporation
 16.3   70 Turnpike Industrial Road                 National Envelope    238,360 12/31/2026
                                                    Corporation

 16.4   303 Eagleview Blvd                          National Envelope    127,160 12/31/2026
                                                    Corporation
 16.5   207 Greenwood Street                        National Envelope    126,490 12/31/2026
                                                    Corporation
 16.6   2001 Arthur Avenue                          National Envelope    128,490 12/31/2026
                                                    Corporation
 16.7   16000 West 108th Street                     National Envelope    178,198 12/31/2026
                                                    Corporation
 16.8   888 Elm Hill Pike                           National Envelope     89,915 12/31/2026
                                                    Corporation

 16.9   252 Pearce Industrial Road                  National Envelope     96,484 12/31/2026
                                                    Corporation
  17    Presbyterian Plano Medical       3,905,027  Presbyterian Plano    67,761  1/31/2025  Texas Back         44,086  2/28/2015
        Office                                      Center for                               Institute
                                                    Diagnostics and                          Physicians, P.A.
                                                    Surgey
  18    Villa Veneto Apartments          2,997,911
  19    Doubletree Irvine Spectrum       4,255,161
  20    Piero Apartments                 3,110,754

  21    Magic Sands Mobile Home Park     2,374,387
  22    Erskine Village                  3,141,589  Bed Bath & Beyond     28,000  1/31/2016  TJ Maxx            28,000 10/31/2016
  23    1865 Burnett Street              2,204,156
  24    Americold Portfolio             40,010,350
 24.1   Clearfield                       4,989,779

 24.2   Murfreesboro                     3,929,927
 24.3   Connell                          3,303,325
 24.4   Strasburg                        3,314,179
 24.5   Amarillo                         2,779,812
 24.6   Thomasville                      2,130,406

 24.7   West Memphis                     2,166,482
 24.8   Russellville - Industrial        2,084,695
        Boulevard
 24.9   Syracuse                         1,716,990
24.10   Atlanta - Westgate               2,558,930
24.11   Babcock                          1,642,708

24.12   Turlock                          1,429,538
24.13   Nampa                            1,353,140
24.14   Woodburn                         1,384,840
24.15   Wichita                          1,177,014
24.16   Fort Smith                       1,063,950

24.17   Sebree                             956,090
24.18   Boston                             711,199
24.19   Bettendorf                         841,622
24.20   Walla Walla                        475,721
  25    5 Marine View Plaza              2,336,674  The Applied           16,602   4/1/2008  Andover            14,762   1/1/2011
                                                    Companies                                Brokerage LLC

  26    Sealy NW Business Center         2,425,092  Original Mattress     56,616  5/31/2010  West Asset         30,210  9/15/2008
                                                    Factory                                  Management
  27    1604 Broadway                    2,228,037  Spotlight Times       22,809  4/30/2017  Sbarro's            7,066  7/31/2009
                                                    Square, LLC

  28    Wyndham Jacksonville             2,176,235
        Riverwalk Hotel
  29    Island Park                      2,129,824

Loan                                    3rd Largest             Lease    Occupancy Occupancy
No.     Property Name                     Tenant        SF    Expiration   Rate    As-of Date
----    -----------------------------  -------------- ------- ---------- --------- ----------
  1     666 Fifth Avenue               Fulbright &    139,177 12/31/2016    98.3%   1/11/2007
                                       Jaworski
                                       L.L.P.
  2     Wolfchase Galleria             Victoria's      13,300  2/28/2009    96.1%    2/7/2007
                                       Secret
  3     Manhattan Apartment Portfolio                           96.9%    1/1/2007
 3.1    635 Riverside Drive                                                 93.9%    1/1/2007
 3.2    120 West 105th Street                                               98.4%    1/1/2007

 3.3    894 Riverside Drive                                                100.0%    1/1/2007
 3.4    350 Manhattan Avenue                                                94.0%    1/1/2007
 3.5    10-16 Manhattan Avenue                                              97.6%    1/1/2007
 3.6    605 West 156th Street                                               95.3%    1/1/2007
 3.7    35 Saint Nicholas Terrace                                           98.1%    1/1/2007

 3.8    25-29 Saint Nicholas Terrace                                        98.2%    1/1/2007
 3.9    400-408 West 128th Street                                           94.7%    1/1/2007
 3.10   165-167 & 169-171 Manhattan                                         98.0%    1/1/2007
        Avenue
 3.11   634 West 135th Street                                               97.4%    1/1/2007
 3.12   15 West 107th Street                                               100.0%    1/1/2007

 3.13   520 West 139th Street                                               97.6%    1/1/2007
 3.14   291 Edgecombe Avenue                                                82.1%    1/1/2007
 3.15   312 West 114th Street                                               95.8%    1/1/2007
 3.16   106 West 105th Street                                              100.0%    1/1/2007
 3.17   4-6 West 108th Street                                              100.0%    1/1/2007

 3.18   8-10 West 108th Street                                              95.8%    1/1/2007
 3.19   7-9 West 108th Street                                              100.0%    1/1/2007
 3.20   625 West 156th Street                                               97.0%    1/1/2007
 3.21   3-5 West 108th Street                                              100.0%    1/1/2007
 3.22   5 West 101st Street                                                100.0%    1/1/2007

 3.23   63 West 107th Street                                               100.0%    1/1/2007
 3.24   287 Edgecombe Avenue                                                88.0%    1/1/2007
 3.25   21 West 106th Street                                               100.0%    1/1/2007
 3.26   203 West 108th Street                                              100.0%    1/1/2007
 3.27   216 West 108th Street                                              100.0%    1/1/2007

 3.28   65 West 107th Street                                                90.0%    1/1/2007
 3.29   67 West 107th Street                                               100.0%    1/1/2007
 3.30   109 West 105th Street                                              100.0%    1/1/2007
 3.31   302 West 114th Street                                               90.0%    1/1/2007
 3.32   123 West 106th Street                                              100.0%    1/1/2007

 3.33   125 West 106th Street                                              100.0%    1/1/2007
 3.34   61-63 West 104th Street                                            100.0%    1/1/2007
 3.35   627 West 113th Street                                              100.0%    1/1/2007
 3.36   127 West 106th Street                                              100.0%    1/1/2007
  4     Skyline Portfolio                                       97.1%   1/16/2007

 4.1    One Skyline Tower              GS-11B-01492     6,725  9/30/2007    95.8%   1/16/2007
                                       - SSA
 4.2    Seven Skyline Place                 100.0%   1/16/2007
 4.3    Six Skyline Place              Anteon          20,852 12/31/2010    97.4%   1/16/2007
                                       Corporation

 4.4    Five Skyline Place             Science         34,792  8/31/2008    96.4%   1/16/2007
                                       Applications
                                       International
 4.5    One Skyline Place              Northrop        17,555  5/31/2007    90.0%   1/16/2007
                                       Grumman
                                       Defense

 4.6    Four Skyline Place             EDS             32,626 12/31/2008    98.8%   1/16/2007
                                       Information
                                       Services, LLC
 4.7    Two Skyline Place              Kalman &        19,299  1/31/2009    97.9%   1/16/2007
                                       Company

 4.8    Three Skyline Place            Booz Allen &    27,867  3/31/2007   100.0%   1/16/2007
                                       Hamilton, Inc.       (MTM)
  7     JP Morgan Portfolio                                    100.0%    4/1/2007
 7.1    201 North Central Avenue            100.0%    4/1/2007

 7.2    1111 Fannin Street                  100.0%    4/1/2007

 7.3    201 North First Street Garage                          100.0%    4/1/2007
  8     Four Seasons Resort Maui                                85.3%   8/31/2006
  9     Pacific Shores                 Dreamworks,    119,730  7/31/2012    69.6%    4/1/2007
                                       LLC
  6     The Enclave                                             76.0%   1/31/2007

  10    Wellpoint Office Tower              100.0%    4/1/2007

  11    Mall of America                Nordstrom      210,664   8/6/2022    94.0%   11/2/2006
  12    Galleria Officentre            Motors          55,232  9/30/2008    74.7%    3/1/2007
                                       Insurance
                                       Corporation
  13    111 Livingston Street          Workers'        50,225  3/31/2011    96.6%  12/26/2006
                                       Compensation
                                       Board
  14    Crossing at Hobart             Hobby Lobby     60,000  8/31/2014    99.1%    3/7/2007

  15    Palma Sorrento Apartments                               90.9%    1/3/2007
  16    National Envelope                                      100.0%    4/1/2007
 16.1   3800 W Wisconsin Ave                100.0%    4/1/2007

 16.2   55 Wedding Lane                     100.0%    4/1/2007

 16.3   70 Turnpike Industrial Road         100.0%    4/1/2007

 16.4   303 Eagleview Blvd                  100.0%    4/1/2007

 16.5   207 Greenwood Street                100.0%    4/1/2007

 16.6   2001 Arthur Avenue                  100.0%    4/1/2007

 16.7   16000 West 108th Street             100.0%    4/1/2007

 16.8   888 Elm Hill Pike                   100.0%    4/1/2007

 16.9   252 Pearce Industrial Road          100.0%    4/1/2007

  17    Presbyterian Plano Medical     Cambridge       22,222  5/31/2012    96.8%    4/1/2007
        Office                         Holdings

  18    Villa Veneto Apartments                                 94.2%    1/3/2007
  19    Doubletree Irvine Spectrum                              75.6%  11/30/2006
  20    Piero Apartments                                        92.9%   2/28/2007

  21    Magic Sands Mobile Home Park                           100.0%   2/23/2007
  22    Erskine Village                DSW             26,069 10/31/2020    69.8%    3/5/2007
  23    1865 Burnett Street                                     96.5%   2/14/2007
  24    Americold Portfolio                                     78.4%     Various
 24.1   Clearfield                                              83.6%  10/10/2006

 24.2   Murfreesboro                                            79.7%   11/6/2006
 24.3   Connell                                                 89.8%   10/1/2006
 24.4   Strasburg                                               90.6%   10/9/2006
 24.5   Amarillo                                                92.3%   10/1/2006
 24.6   Thomasville                                             83.8%   10/1/2006

 24.7   West Memphis                                            81.9%   10/1/2006
 24.8   Russellville - Industrial                               91.6%   10/1/2006
        Boulevard
 24.9   Syracuse                                                41.0%   12/3/2006
24.10   Atlanta - Westgate                                      80.3%   10/1/2006
24.11   Babcock                                                 50.2%  10/18/2006

24.12   Turlock                                                 89.7%   10/1/2006
24.13   Nampa                                                   40.5%   10/9/2006
24.14   Woodburn                                                53.1%  10/16/2006
24.15   Wichita                                                 87.1%   10/1/2006
24.16   Fort Smith                                              83.6%   10/1/2006

24.17   Sebree                                                  93.2%  10/10/2006
24.18   Boston                                                  90.0%   10/3/2006
24.19   Bettendorf                                              45.3%   9/27/2006
24.20   Walla Walla                                             31.3%   10/1/2006
  25    5 Marine View Plaza            Remi             8,711 10/31/2016    94.1%    1/3/2007
                                       Companies

  26    Sealy NW Business Center       Thyssenkrupp    25,162  9/30/2009    85.3%  11/14/2006
                                       Elevator
  27    1604 Broadway                       100.0%   3/27/2007

  28    Wyndham Jacksonville                                    59.2%  10/31/2006
        Riverwalk Hotel
  29    Island Park                                             93.3%    3/8/2007

                                      7

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                          Monthly
                                  Upfront      Monthly                Monthly  Monthly   Insurance   Upfront
Loan                            Replacement  Replacement  Upfront TI/  TI/LC     Tax      Escrow   Engineering    Other
No.   Property Name             Reserves ($) Reserves ($)   LC ($)      ($)   Escrow ($)    ($)    Reserve ($) Reserves ($)
----  ------------------------- ------------ ------------ ----------- ------- ---------- --------- ----------- ------------
    1 666 Fifth Avenue                          19,370    100,000,000         1,800,000
    2 Wolfchase Galleria
    3 Manhattan Apartment                                                       123,591   37,295                38,000,000
      Portfolio
  3.1 635 Riverside Drive
  3.2 120 West 105th Street

  3.3 894 Riverside Drive
  3.4 350 Manhattan Avenue
  3.5 10-16 Manhattan
      Avenue
  3.6 605 West 156th Street
  3.7 35 Saint Nicholas
      Terrace

  3.8 25-29 Saint Nicholas
      Terrace
  3.9 400-408 West 128th
      Street
 3.10 165-167 & 169-171
      Manhattan Avenue
 3.11 634 West 135th Street
 3.12 15 West 107th Street

 3.13 520 West 139th Street
 3.14 291 Edgecombe
      Avenue
 3.15 312 West 114th Street
 3.16 106 West 105th Street
 3.17 4-6 West 108th Street

 3.18 8-10 West 108th Street
 3.19 7-9 West 108th Street
 3.20 625 West 156th Street
 3.21 3-5 West 108th Street
 3.22 5 West 101st Street

 3.23 63 West 107th Street
 3.24 287 Edgecombe
      Avenue
 3.25 21 West 106th Street
 3.26 203 West 108th Street
 3.27 216 West 108th Street

 3.28 65 West 107th Street
 3.29 67 West 107th Street
 3.30 109 West 105th Street
 3.31 302 West 114th Street
 3.32 123 West 106th Street

 3.33 125 West 106th Street
 3.34 61-63 West 104th
      Street
 3.35 627 West 113th Street
 3.36 127 West 106th Street
    4 Skyline Portfolio

  4.1 One Skyline Tower
  4.2 Seven Skyline Place
  4.3 Six Skyline Place
  4.4 Five Skyline Place
  4.5 One Skyline Place

  4.6 Four Skyline Place
  4.7 Two Skyline Place
  4.8 Three Skyline Place
    7 JP Morgan Portfolio                        1,200                           28,971    3,750
  7.1 201 North Central
      Avenue

  7.2 1111 Fannin Street
  7.3 201 North First Street
      Garage
    8 Four Seasons Resort
      Maui
    9 Pacific Shores                                          466,115 102,027   474,554                          5,000,000
    6 The Enclave                                                                78,065   31,423                61,327,949

   10 Wellpoint Office
      Tower
   11 Mall of America                                                                                25,000
   12 Galleria Officentre                       16,729      2,500,000 104,554   253,124    8,470                   156,033
   13 111 Livingston Street                      6,681                          134,498                            125,000
   14 Crossing at Hobart

   15 Palma Sorrento                                                             64,254    5,381
      Apartments
   16 National Envelope                                                                              61,788         34,375
 16.1 3800 W Wisconsin
      Ave
 16.2 55 Wedding Lane
 16.3 70 Turnpike Industrial
      Road

 16.4 303 Eagleview Blvd
 16.5 207 Greenwood Street
 16.6 2001 Arthur Avenue
 16.7 16000 West 108th
      Street
 16.8 888 Elm Hill Pike

 16.9 252 Pearce Industrial
      Road
   17 Presbyterian Plano                         2,463        890,000  16,417    67,564    3,634                    22,729
      Medical Office
   18 Villa Veneto                                                               62,305    5,094
      Apartments
   19 Doubletree Irvine           475,000                                        29,279
      Spectrum
   20 Piero Apartments                           4,380                           37,500

   21 Magic Sands Mobile                                                         32,377    1,886
      Home Park
   22 Erskine Village                                                                                            1,000,000
   23 1865 Burnett Street                                                        25,880    6,011
   24 Americold Portfolio
 24.1 Clearfield

 24.2 Murfreesboro
 24.3 Connell
 24.4 Strasburg
 24.5 Amarillo
 24.6 Thomasville

 24.7 West Memphis
 24.8 Russellville - Industrial
      Boulevard
 24.9 Syracuse
24.10 Atlanta - Westgate
24.11 Babcock

24.12 Turlock
24.13 Nampa
24.14 Woodburn
24.15 Wichita
24.16 Fort Smith

24.17 Sebree
24.18 Boston
24.19 Bettendorf
24.20 Walla Walla
   25 5 Marine View Plaza                        2,686                           34,657                             87,230

   26 Sealy NW Business           100,000        5,900        667,000             6,413    9,084                   563,000
      Center
   27 1604 Broadway                                375                  2,490              2,394      1,875
   28 Wyndham Jacksonville                                                       30,739   15,551     16,125
      Riverwalk Hotel
   29 Island Park                                5,234                           17,341   12,931

                                      8

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan
No.   Property Name                                   Description Other Reserves            Letter of Credit
----  ------------------------------------ ------------------------------------------------ ----------------
    1 666 Fifth Avenue
    2 Wolfchase Galleria
    3 Manhattan Apartment Portfolio        Collateral Reserve
  3.1 635 Riverside Drive
  3.2 120 West 105th Street

  3.3 894 Riverside Drive
  3.4 350 Manhattan Avenue
  3.5 10-16 Manhattan Avenue
  3.6 605 West 156th Street
  3.7 35 Saint Nicholas Terrace

  3.8 25-29 Saint Nicholas Terrace
  3.9 400-408 West 128th Street
 3.10 165-167 & 169-171 Manhattan Avenue
 3.11 634 West 135th Street
 3.12 15 West 107th Street

 3.13 520 West 139th Street
 3.14 291 Edgecombe Avenue
 3.15 312 West 114th Street
 3.16 106 West 105th Street
 3.17 4-6 West 108th Street

 3.18 8-10 West 108th Street
 3.19 7-9 West 108th Street
 3.20 625 West 156th Street
 3.21 3-5 West 108th Street
 3.22 5 West 101st Street

 3.23 63 West 107th Street
 3.24 287 Edgecombe Avenue
 3.25 21 West 106th Street
 3.26 203 West 108th Street
 3.27 216 West 108th Street

 3.28 65 West 107th Street
 3.29 67 West 107th Street
 3.30 109 West 105th Street
 3.31 302 West 114th Street
 3.32 123 West 106th Street

 3.33 125 West 106th Street
 3.34 61-63 West 104th Street
 3.35 627 West 113th Street
 3.36 127 West 106th Street
    4 Skyline Portfolio

  4.1 One Skyline Tower
  4.2 Seven Skyline Place
  4.3 Six Skyline Place
  4.4 Five Skyline Place
  4.5 One Skyline Place

  4.6 Four Skyline Place
  4.7 Two Skyline Place
  4.8 Three Skyline Place
    7 JP Morgan Portfolio
  7.1 201 North Central Avenue

  7.2 1111 Fannin Street
  7.3 201 North First Street Garage
    8 Four Seasons Resort Maui
    9 Pacific Shores                       Childcare Facility Reserve
    6 The Enclave                          Capital Expenditures Reserve ($34,980,000);
                                           Interest Reserve ($26,300,000); Environmental
                                           Reserve ($47,949)

   10 Wellpoint Office Tower               Interest Reserve (monthly from period 49 through
                                           105 - see amort schedule)
   11 Mall of America
   12 Galleria Officentre                  Accenture Rent Escrow
   13 111 Livingston Street                Environmental
   14 Crossing at Hobart

   15 Palma Sorrento Apartments
   16 National Envelope                    Environmental Reserve
 16.1 3800 W Wisconsin Ave
 16.2 55 Wedding Lane
 16.3 70 Turnpike Industrial Road

 16.4 303 Eagleview Blvd
 16.5 207 Greenwood Street
 16.6 2001 Arthur Avenue
 16.7 16000 West 108th Street
 16.8 888 Elm Hill Pike

 16.9 252 Pearce Industrial Road
   17 Presbyterian Plano Medical Office    Ground Rent Reserve ($22,728.50 / month)
   18 Villa Veneto Apartments
   19 Doubletree Irvine Spectrum
   20 Piero Apartments

   21 Magic Sands Mobile Home Park
   22 Erskine Village                      Debt Service Reserve                             Yes($1,000,000)
   23 1865 Burnett Street
   24 Americold Portfolio
 24.1 Clearfield

 24.2 Murfreesboro
 24.3 Connell
 24.4 Strasburg
 24.5 Amarillo
 24.6 Thomasville

 24.7 West Memphis
 24.8 Russellville - Industrial Boulevard
 24.9 Syracuse
24.10 Atlanta - Westgate
24.11 Babcock

24.12 Turlock
24.13 Nampa
24.14 Woodburn
24.15 Wichita
24.16 Fort Smith

24.17 Sebree
24.18 Boston
24.19 Bettendorf
24.20 Walla Walla
   25 5 Marine View Plaza                  Rental Escrow

   26 Sealy NW Business Center             Roof Repair Escrow Fund
   27 1604 Broadway
   28 Wyndham Jacksonville Riverwalk Hotel
   29 Island Park

                                      9

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                      Environmental Engineering Appraisal
No.   Property Name                        Report Date  Report Date As-of Date                Sponsor
----  ----------------------------------- ------------- ----------- ---------- --------------------------------------
    1 666 Fifth Avenue                       1/2/2007    1/30/2007    3/1/2007 Gellert, George; Kushner, Jared
    2 Wolfchase Galleria                    2/28/2007    2/27/2007    4/1/2007 Simon Property Group, L.P.
    3 Manhattan Apartment Portfolio           Various      Various   3/14/2007 Wiener, Joel; The Praedium Fund VI,
                                                                               L.P.
  3.1 635 Riverside Drive                   3/22/2007    3/16/2007   3/14/2007
  3.2 120 West 105th Street                 2/28/2007    3/16/2007   3/14/2007

  3.3 894 Riverside Drive                   3/16/2007    3/16/2007   3/14/2007
  3.4 350 Manhattan Avenue                  3/22/2007    3/16/2007   3/14/2007
  3.5 10-16 Manhattan Avenue                3/22/2007    3/16/2007   3/14/2007
  3.6 605 West 156th Street                 3/22/2007     3/2/2007   3/14/2007
  3.7 35 Saint Nicholas Terrace             3/22/2007    3/16/2007   3/14/2007

  3.8 25-29 Saint Nicholas Terrace          3/22/2007    3/16/2007   3/14/2007
  3.9 400-408 West 128th Street             3/22/2007    3/16/2007   3/14/2007
 3.10 165-167 & 169-171 Manhattan Avenue    3/16/2007    3/16/2007   3/14/2007
 3.11 634 West 135th Street                 3/22/2007    3/16/2007   3/14/2007
 3.12 15 West 107th Street                  3/16/2007    3/16/2007   3/14/2007

 3.13 520 West 139th Street                 3/16/2007    3/16/2007   3/14/2007
 3.14 291 Edgecombe Avenue                  3/22/2007    3/16/2007   3/14/2007
 3.15 312 West 114th Street                 3/22/2007     3/2/2007   3/14/2007
 3.16 106 West 105th Street                 2/28/2007    3/16/2007   3/14/2007
 3.17 4-6 West 108th Street                 3/16/2007    3/16/2007   3/14/2007

 3.18 8-10 West 108th Street                3/16/2007    3/16/2007   3/14/2007
 3.19 7-9 West 108th Street                 3/16/2007    3/16/2007   3/14/2007
 3.20 625 West 156th Street                 3/22/2007     3/2/2007   3/14/2007
 3.21 3-5 West 108th Street                 3/16/2007    3/16/2007   3/14/2007
 3.22 5 West 101st Street                   3/22/2007    3/16/2007   3/14/2007

 3.23 63 West 107th Street                  3/16/2007    3/16/2007   3/14/2007
 3.24 287 Edgecombe Avenue                  3/22/2007    3/16/2007   3/14/2007
 3.25 21 West 106th Street                  3/22/2007    3/16/2007   3/14/2007
 3.26 203 West 108th Street                 3/16/2007     3/2/2007   3/14/2007
 3.27 216 West 108th Street                 3/16/2007     3/2/2007   3/14/2007

 3.28 65 West 107th Street                  3/16/2007    3/16/2007   3/14/2007
 3.29 67 West 107th Street                  3/16/2007    3/16/2007   3/14/2007
 3.30 109 West 105th Street                 2/28/2007    3/16/2007   3/14/2007
 3.31 302 West 114th Street                 3/22/2007     3/2/2007   3/14/2007
 3.32 123 West 106th Street                 3/16/2007    3/16/2007   3/14/2007

 3.33 125 West 106th Street                 3/16/2007    3/16/2007   3/14/2007
 3.34 61-63 West 104th Street               3/22/2007    3/21/2007   3/14/2007
 3.35 627 West 113th Street                 3/22/2007    3/16/2007   3/14/2007
 3.36 127 West 106th Street                 3/16/2007    3/16/2007   3/14/2007
    4 Skyline Portfolio                      1/5/2007     1/3/2007    1/2/2007 Vornado Realty, L.P.

  4.1 One Skyline Tower                      1/5/2007     1/3/2007    1/2/2007
  4.2 Seven Skyline Place                    1/5/2007     1/3/2007    1/2/2007
  4.3 Six Skyline Place                      1/5/2007     1/3/2007    1/2/2007
  4.4 Five Skyline Place                     1/5/2007     1/3/2007    1/2/2007
  4.5 One Skyline Place                      1/5/2007     1/3/2007    1/2/2007

  4.6 Four Skyline Place                     1/5/2007     1/3/2007    1/2/2007
  4.7 Two Skyline Place                      1/5/2007     1/3/2007    1/2/2007
  4.8 Three Skyline Place                    1/5/2007     1/3/2007    1/2/2007
    7 JP Morgan Portfolio                   2/13/2007    2/13/2007     Various Crystal River Capital, Inc.
  7.1 201 North Central Avenue              2/13/2007    2/13/2007   2/22/2007

  7.2 1111 Fannin Street                    2/13/2007    2/13/2007   2/20/2007
  7.3 201 North First Street Garage         2/13/2007    2/13/2007   2/22/2007
    8 Four Seasons Resort Maui             12/29/2006    11/9/2006   12/1/2006 MSD Capital, L.P.
    9 Pacific Shores                       11/30/2006     1/8/2007  11/29/2006 Starwood Capital Group Global, LLC
    6 The Enclave                           2/14/2007    2/13/2007    2/8/2007 Stellar Management

   10 Wellpoint Office Tower                 2/8/2007     2/7/2007    2/8/2007 Lerner, Abraham I.; Ellis, Christoper
                                                                               J.B.
   11 Mall of America                       11/1/2006    9/29/2006   9/12/2006 Triple Five National Development
                                                                               Corporation
   12 Galleria Officentre                  10/18/2006   10/11/2006   10/3/2006 Nemer, Larry; Nemer, Milford
   13 111 Livingston Street                12/13/2006   12/13/2006   12/1/2006 Leser, Abraham
   14 Crossing at Hobart                     1/9/2007     1/9/2007   1/12/2007 Jubilee Limited Partnership

   15 Palma Sorrento Apartments            10/30/2006   10/30/2006  10/17/2006 Goodman, John A.; Barbaccia, Cyril G.;
                                                                               Barbaccia, Lena M.; Marasco, Joseph
   16 National Envelope                    12/26/2006      Various     Various Spirit Finance Corporation
 16.1 3800 W Wisconsin Ave                 12/26/2006    1/12/2007   12/4/2006
 16.2 55 Wedding Lane                      12/26/2006   12/26/2006   12/6/2006
 16.3 70 Turnpike Industrial Road          12/26/2006    1/12/2007  11/28/2006

 16.4 303 Eagleview Blvd                   12/26/2006    12/8/2006   12/1/2006
 16.5 207 Greenwood Street                 12/26/2006    1/12/2007  11/28/2006
 16.6 2001 Arthur Avenue                   12/26/2006    1/12/2007   12/4/2006
 16.7 16000 West 108th Street              12/26/2006    1/12/2007  11/29/2006
 16.8 888 Elm Hill Pike                    12/26/2006   12/22/2006   12/4/2006

 16.9 252 Pearce Industrial Road           12/26/2006    1/12/2007   12/4/2006
   17 Presbyterian Plano Medical Office     8/31/2006    8/25/2006   9/25/2007 Cambridge Holdings Incorporated
   18 Villa Veneto Apartments              10/30/2006   10/30/2006  10/17/2006 Goodman, John A.; Barbaccia, Cyril G.;
                                                                               Barbaccia, Lena M.; Marasco, Joseph
   19 Doubletree Irvine Spectrum            1/23/2007    1/19/2007   1/10/2007 None
   20 Piero Apartments                      1/11/2007    1/11/2007   1/18/2007 Palmer, Geoff H

   21 Magic Sands Mobile Home Park         10/31/2006   10/30/2006  10/24/2006 Goodman, John A.; Barbaccia, Cyril G.;
                                                                               Barbaccia, Lena M.; Marasco, Joseph
   22 Erskine Village                        1/5/2007     1/9/2007   1/12/2007 Jubilee Limited Partnership; Kimco
                                                                               Realty Corp.; Kite South Bend, LLC
   23 1865 Burnett Street                   1/25/2007    1/25/2007   1/23/2007 Deduvkaj, Gjelosh; Deduvkaj, Maruka
   24 Americold Portfolio                     Various      Various     Various Americold Realty Trust
 24.1 Clearfield                            10/6/2006    10/6/2006  10/10/2006

 24.2 Murfreesboro                         11/10/2006   11/10/2006   11/6/2006
 24.3 Connell                               10/6/2006    10/6/2006   10/1/2006
 24.4 Strasburg                             10/6/2006    10/6/2006   10/9/2006
 24.5 Amarillo                              10/6/2006    10/6/2006   10/1/2006
 24.6 Thomasville                           10/6/2006    10/6/2006   10/1/2006

 24.7 West Memphis                          10/6/2006    10/6/2006   10/1/2006
 24.8 Russellville - Industrial Boulevard   10/6/2006    10/6/2006   10/1/2006
 24.9 Syracuse                              12/5/2006    12/6/2006   12/3/2006
24.10 Atlanta - Westgate                    10/6/2006    10/6/2006   10/1/2006
24.11 Babcock                               10/6/2006    10/6/2006  10/18/2006

24.12 Turlock                               10/6/2006    10/6/2006   10/1/2006
24.13 Nampa                                 10/6/2006    10/6/2006   10/9/2006
24.14 Woodburn                              10/6/2006    10/6/2006  10/16/2006
24.15 Wichita                               10/6/2006    10/6/2006   10/1/2006
24.16 Fort Smith                            12/5/2006    10/6/2006   10/1/2006

24.17 Sebree                                10/6/2006    10/6/2006  10/10/2006
24.18 Boston                               10/18/2006    10/6/2006   10/3/2006
24.19 Bettendorf                            10/6/2006    10/6/2006   9/27/2006
24.20 Walla Walla                           10/6/2006    10/6/2006   10/1/2006
   25 5 Marine View Plaza                   9/29/2006    9/28/2006   11/1/2006 Ivy Equities, L.L.C.

   26 Sealy NW Business Center              12/4/2006   11/27/2006  11/16/2006 Sealy, Scott P.; Sealy, Mark P.
   27 1604 Broadway                         3/20/2007    3/20/2007   3/13/2007 SL Green Realty Corp.
   28 Wyndham Jacksonville Riverwalk       11/27/2006   11/27/2006   11/1/2006 Pardo, Steven J.; Vidaurreta, Augusto
      Hotel
   29 Island Park                           1/26/2007    1/26/2007    2/1/2007 Hanks, Nathan W.

                                      10

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                         Loan     % of
                                                  % of   Group Applicable
                                                 Initial  One     Loan               Mortgage               Cut-Off
Loan                                              Pool    or     Group       # of      Loan    Original      Date
No.    Property Name                             Balance  Two   Balance   Properties  Seller  Balance ($) Balance ($)
----   ----------------------------------------- ------- ----- ---------- ---------- -------- ----------- -----------
  30   Oakridge Apartments                        0.59%    2      2.21%       1        BCRE   23,250,000  23,250,000

  31   Lebanon Plaza                              0.59%    1      0.80%       1        BofA   23,200,000  23,200,000
  32   7700 Leesburg Pike                         0.57%    1      0.78%       1        BofA   22,600,000  22,600,000
Rollup Springhill Suites Chicago Portfolio        0.57%    1      0.78%       2        BCRE   22,500,000  22,500,000
  33   Springhill Suites - Burr Ridge             0.30%    1      0.41%       1        BCRE   11,840,000  11,840,000
  34   Springhill Suites - Elmhurst               0.27%    1      0.37%       1        BCRE   10,660,000  10,660,000

  35   5200 Alameda                               0.56%    1      0.76%       1        BCRE   22,000,000  22,000,000
  36   Orchard Heights                            0.54%    2      2.03%       1        BCRE   21,400,000  21,400,000
  37   Mirabella                                  0.51%    2      1.93%       1        GACC   20,300,000  20,300,000
  38   Ocotillo Plaza                             0.51%    1      0.69%       1        GACC   20,000,000  20,000,000
  39   Deerfield Luxury Townhomes                 0.50%    2      1.88%       1        GACC   19,750,000  19,750,000

  40   Cypress Crossroads                         0.49%    1      0.67%       1        BofA   19,400,000  19,400,000
  41   Clarion LaGuardia Airport Hotel            0.44%    1      0.60%       1        BofA   17,300,000  17,300,000
  42   Media Center                               0.43%    1      0.59%       1        GACC   17,100,000  17,100,000
  43   Westchester Portfolio                      0.42%    2      1.60%       3        BCRE   16,800,000  16,800,000
 43.1  Westchester Village                        0.20%    2      0.74%       1        BCRE    7,736,000   7,736,000

 43.2  Westchester Square                         0.16%    2      0.61%       1        BCRE    6,384,000   6,384,000
 43.3  Washington Manor                           0.07%    2      0.25%       1        BCRE    2,680,000   2,680,000
  44   Allison Pointe                             0.42%    1      0.57%       1        GECC   16,600,000  16,600,000
  45   Backlick Plaza                             0.42%    1      0.57%       1        BofA   16,560,000  16,560,000
  46   Mansions at Round Rock                     0.42%    2      1.57%       1        GACC   16,500,000  16,500,000

  47   Arbor Station                              0.41%    2      1.56%       1        BCRE   16,400,000  16,400,000
  48   MWD Bolingbrook Industrial                 0.41%    1      0.55%       1        BCRE   16,100,000  16,100,000
  49   Columbia Hotel Portfolio                   0.41%    1      0.55%       2        BCRE   16,050,000  16,050,000
 49.1  Residence Inn Columbia                     0.24%    1      0.33%       1        BCRE    9,475,000   9,475,000
 49.2  Courtyard Columbia                         0.17%    1      0.23%       1        BCRE    6,575,000   6,575,000

Rollup New Trier Crossed Loans Rollup             0.39%    1      0.53%       3        BCRE   15,484,621  15,484,621
  50   New Trier Indianapolis                     0.15%    1      0.21%       1        BCRE    6,036,705   6,036,705
  51   New Trier Bakersfield                      0.14%    1      0.19%       1        BCRE    5,372,916   5,372,916
  52   New Trier Gurnee                           0.10%    1      0.14%       1        BCRE    4,075,000   4,075,000
  53   Ranch at City Park                         0.39%    2      1.46%       1        BofA   15,367,510  15,367,510

  54   5th Avenue Station                         0.38%    1      0.52%       1        BofA   15,000,000  15,000,000
  55   Rolling Hills Place                        0.37%    2      1.40%       1        BofA   14,720,000  14,720,000
  56   Raytheon Building                          0.37%    1      0.50%       1        BCRE   14,500,000  14,500,000
  57   Walden Providence                          0.37%    2      1.37%       1        GECC   14,455,000  14,455,000
  58   Bravo Estates                              0.36%    2      1.35%       1        GECC   14,200,000  14,200,000

  59   Arcadis - BBL HQ                           0.36%    1      0.49%       2        BofA   14,110,000  14,110,000
 59.1  Arcadis - BBL HQ - 6711 & 6723 Towpath     0.32%    1      0.44%       1        BofA   12,656,000  12,656,000
       Road
 59.2  Arcadis - BBL HQ - 8 South River Road      0.04%    1      0.05%       1        BofA    1,454,000   1,454,000
  60   Villa Teresa Mobile Home Park              0.35%    2      1.33%       1        GACC   14,030,000  14,030,000
  61   Matthews Plaza                             0.35%    1      0.48%       1        BofA   14,000,000  13,952,651

Rollup Juniper Portfolio                          0.35%    2      1.32%       2        GECC   13,880,000  13,880,000
  62   Juniper Portfolio-Cumberland               0.24%    2      0.91%       1        GECC    9,600,000   9,600,000
  63   Juniper Portfolio-Lakehurst                0.11%    2      0.41%       1        GECC    4,280,000   4,280,000
  64   The Farrington                             0.34%    2      1.28%       1        BofA   13,500,000  13,500,000
  65   931 Corporate Center Drive (HSBC)          0.33%    1      0.45%       1        GACC   13,200,000  13,200,000

  66   River Park Apartments                      0.32%    2      1.21%       1        BCRE   12,700,000  12,700,000
  67   Marsh Store 80                             0.32%    1      0.43%       1        BofA   12,552,032  12,489,566
  68   Albuquerque Portfolio                      0.31%    1      0.42%       2        GACC   12,250,000  12,250,000
 68.1  Granada Business Center                    0.17%    1      0.23%       1        GACC    6,550,000   6,550,000
 68.2  Granada Square                             0.14%    1      0.20%       1        GACC    5,700,000   5,700,000

  70   Stratford Village Apartments               0.30%    2      1.14%       1        BCRE   12,000,000  12,000,000
  71   The Pointe at Wimbledon                    0.30%    2      1.14%       1        GECC   12,000,000  12,000,000
  72   Rialto I & II MHCs                         0.30%    2      1.13%       1        GECC   11,850,000  11,850,000
  73   Highlands MHC                              0.30%    2      1.12%       1        GECC   11,760,000  11,760,000
  74   Harbour Run Apartments                     0.28%    2      1.06%       1        BCRE   11,200,000  11,200,000

  75   Holiday Inn Vail Apex                      0.28%    1      0.38%       1        BCRE   11,000,000  10,970,069
  76   Raymour and Flanigan- King of Prussia      0.27%    1      0.37%       1        GECC   10,720,000  10,675,330
  77   Remcon Medical Office Portfolio            0.27%    1      0.36%       2        GECC   10,563,000  10,563,000
 77.1  Remcon Circle                              0.18%    1      0.25%       1        GECC    7,145,559   7,145,559
 77.2  Trawood                                    0.09%    1      0.12%       1        GECC    3,417,441   3,417,441

  78   Fountain Plaza Medical Office              0.27%    1      0.36%       1        BCRE   10,550,000  10,550,000
  79   Courtyard Chicago Glenview                 0.27%    1      0.36%       1        GECC   10,500,000  10,500,000
  80   1111 High Road                             0.26%    2      0.99%       1        GECC   10,450,000  10,450,000
  81   Thurms Estates MHP                         0.26%    2      0.99%       1        BCRE   10,400,000  10,400,000
  82   Tri Park Portfolio                         0.26%    2      0.98%       3        GECC   10,300,000  10,300,000

 82.1  Flat Rock Village                          0.15%    2      0.57%       1        GECC    6,000,000   6,000,000
 82.2  Spring Valley Estates                      0.06%    2      0.21%       1        GECC    2,200,000   2,200,000
 82.3  Voyager Village                            0.05%    2      0.20%       1        GECC    2,100,000   2,100,000
  83   Shoppes at Koch Park                       0.26%    1      0.35%       1        BofA   10,200,000  10,200,000
  84   Holiday Inn-Bordeaux                       0.25%    1      0.34%       1        BCRE    9,950,000   9,907,072

  85   2400 Augusta Office Building               0.25%    1      0.34%       1        GACC    9,860,000   9,860,000
  86   Barloworld Distribution                    0.25%    1      0.34%       1        BCRE    9,820,000   9,820,000
  87   Nova Stor Self Storage                     0.25%    1      0.34%       1        GECC    9,800,000   9,800,000
Rollup Shops at Stadium Towers and Hooters        0.24%    1      0.33%       2        BofA    9,625,000   9,567,787
       Crossed Portfolio
  88   Shops at Stadium Towers                    0.20%    1      0.28%       1        BofA    8,125,000   8,076,702

  89   Shops at Stadium Towers Hooters            0.04%    1      0.05%       1        BofA    1,500,000   1,491,085
  90   Cypress Center                             0.24%    1      0.33%       1        BofA    9,516,000   9,516,000
  91   Garden Gate Apartments                     0.24%    2      0.89%       1        GECC    9,400,000   9,400,000
  92   One Airport Center                         0.23%    1      0.32%       1        GECC    9,150,000   9,150,000
  93   Tecnofarma                                 0.23%    1      0.31%       1        BCRE    9,100,000   9,075,495

  94   700-710 Pelham Parkway                     0.23%    1      0.31%       1        BofA    9,000,000   9,000,000
  95   Chestnut Court Apartments                  0.23%    2      0.86%       1        BofA    9,000,000   9,000,000
  96   Summer & Bedford Office                    0.23%    1      0.31%       3        GECC    9,000,000   9,000,000
 96.1  733 Summer Street                          0.11%    1      0.14%       1        GECC    4,172,185   4,172,185
 96.2  777 Summer Street                          0.08%    1      0.10%       1        GECC    2,980,132   2,980,132

 96.3  612 Bedford Street                         0.05%    1      0.06%       1        GECC    1,847,682   1,847,682
  97   Mountain View Plaza                        0.22%    1      0.30%       1        BofA    8,700,000   8,700,000
  98   Hilton Village Shopping Center and Hilton  0.22%    1      0.30%       1        BofA    8,600,000   8,600,000
       Village Office Park
  99   Club Marina MHC                            0.22%    2      0.82%       1        GECC    8,575,000   8,575,000
 100   Crane Building                             0.21%    1      0.29%       1        BofA    8,400,000   8,400,000

 101   PetsMart/Staples                           0.21%    1      0.29%       1        BofA    8,300,000   8,300,000
 102   Hampton Inn West                           0.20%    1      0.27%       1        BofA    7,900,000   7,874,421
 103   North Valley Self Storage                  0.20%    1      0.27%       1        GECC    7,760,000   7,760,000
 104   Cortina Inn & Resort                       0.20%    1      0.27%       1        GACC    7,725,000   7,725,000
 105   Ohio MHP Portfolio                         0.19%    2      0.73%       4        BCRE    7,636,000   7,636,000

105.1  Arrowhead Lake                             0.10%    2      0.36%       1        BCRE    3,837,263   3,837,263
105.2  Swanton Meadows                            0.04%    2      0.16%       1        BCRE    1,695,177   1,695,177
105.3  Sylvania Estates                           0.04%    2      0.13%       1        BCRE    1,413,931   1,413,931
105.4  Grand Rapids                               0.02%    2      0.07%       1        BCRE      689,629     689,629

                                      11

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                                        Stated
                                                                                                           Original    Remaining
                                                                                                            Term to     Term to
Loan                                      General      Detailed     Interest Administrative   Interest    Maturity or Maturity or
No.             Property Name          Property Type Property Type    Rate     Cost Rate    Accrual Basis APD (mos.)  APD (mos.)
----    ------------------------------ ------------- -------------- -------- -------------- ------------- ----------- -----------
  30    Oakridge Apartments            Multifamily   Conventional    5.5500%    0.03053%     Actual/360       120         117

  31    Lebanon Plaza                  Retail        Anchored        5.6994%    0.02053%     Actual/360       120         117
  32    7700 Leesburg Pike             Office        Suburban        5.7020%    0.02053%     Actual/360        60          58
Rollup  Springhill Suites Chicago      Hotel         Limited
        Portfolio                                    Service         6.1500%    0.03053%     Actual/360        60          56
  33    Springhill Suites - Burr Ridge Hotel         Limited
                                                     Service         6.1500%    0.03053%     Actual/360        60          56
  34    Springhill Suites - Elmhurst   Hotel         Limited
                                                     Service         6.1500%    0.03053%     Actual/360        60          56

  35    5200 Alameda                   Industrial    Warehouse       5.7100%    0.03053%     Actual/360       120         117
  36    Orchard Heights                Multifamily   Conventional    6.0300%    0.03053%     Actual/360        60          57
  37    Mirabella                      Multifamily   Conventional    5.6190%    0.02053%     Actual/360       120         119
  38    Ocotillo Plaza                 Retail        Anchored        5.7300%    0.02053%     Actual/360       120         120
  39    Deerfield Luxury Townhomes     Multifamily   Conventional    5.9950%    0.02053%     Actual/360       120         119

  40    Cypress Crossroads             Office        Suburban        5.7550%    0.02053%     Actual/360       120         116
  41    Clarion LaGuardia Airport      Hotel         Limited
        Hotel                                        Service         6.5019%    0.02053%     Actual/360        36          33
  42    Media Center                   Office        CBD             5.6530%    0.02053%     Actual/360        60          59
  43    Westchester Portfolio          Multifamily   Conventional    5.6700%    0.03053%     Actual/360       120         116
 43.1   Westchester Village            Multifamily   Conventional

 43.2   Westchester Square             Multifamily   Conventional
 43.3   Washington Manor               Multifamily   Conventional
  44    Allison Pointe                 Office        Suburban        6.1900%    0.02053%     Actual/360       120         110
  45    Backlick Plaza                 Retail        Anchored        5.5460%    0.02053%     Actual/360       120         117
  46    Mansions at Round Rock         Multifamily   Conventional    5.6700%    0.02053%     Actual/360        60          59

  47    Arbor Station                  Multifamily   Conventional    5.5700%    0.03053%     Actual/360        60          57
  48    MWD Bolingbrook Industrial     Industrial    Warehouse       5.9800%    0.03053%     Actual/360       120         117
  49    Columbia Hotel Portfolio       Hotel         Various         5.9500%    0.03053%     Actual/360       120         117
 49.1   Residence Inn Columbia         Hotel         Extended Stay
 49.2   Courtyard Columbia             Hotel         Full Service

Rollup  New Trier Crossed Loans Rollup Industrial    Various         5.8690%    0.03053%     Actual/360       120         118
  50    New Trier Indianapolis         Industrial    Office/
                                                     Industrial      5.8690%    0.03053%     Actual/360       120         118
  51    New Trier Bakersfield          Industrial    Manufacturing   5.8690%    0.03053%     Actual/360       120         118
  52    New Trier Gurnee               Industrial    Office/
                                                     Warehouse       5.8690%    0.03053%     Actual/360       120         118
  53    Ranch at City Park             Multifamily   Conventional    6.1880%    0.05053%     Actual/360       120         109

  54    5th Avenue Station             Mixed Use     Multifamily/
                                                     Office/Retail   5.1850%    0.06053%     Actual/360       120         118
  55    Rolling Hills Place            Multifamily   Conventional    5.7670%    0.05053%     Actual/360       120         116
  56    Raytheon Building              Office        Suburban        5.6100%    0.03053%     Actual/360       120         116
  57    Walden Providence              Multifamily   Conventional    6.3000%    0.02053%     Actual/360       120         110
  58    Bravo Estates                  Manufactured  Manufactured
                                       Housing       Housing         5.6200%    0.02053%     Actual/360       120         116

  59    Arcadis - BBL HQ               Office        Suburban        5.7920%    0.02053%     Actual/360       120         117
 59.1   Arcadis - BBL HQ - 6711 &      Office        Suburban
        6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South     Office        Suburban
        River Road
  60    Villa Teresa Mobile Home Park  Manufactured  Manufactured
                                       Housing       Housing         5.6030%    0.02053%     Actual/360       120         119
  61    Matthews Plaza                 Retail        Anchored        5.6230%    0.02053%     Actual/360       120         117

Rollup  Juniper Portfolio              Multifamily   Conventional    5.9500%    0.02053%     Actual/360        60          57
  62    Juniper Portfolio-Cumberland   Multifamily   Conventional    5.9500%    0.02053%     Actual/360        60          57
  63    Juniper Portfolio-Lakehurst    Multifamily   Conventional    5.9500%    0.02053%     Actual/360        60          57
  64    The Farrington                 Multifamily   Conventional    5.5010%    0.02053%     Actual/360       120         119
  65    931 Corporate Center Drive     Office        Suburban
        (HSBC)                                                       5.6750%    0.02053%     Actual/360       120         120

  66    River Park Apartments          Multifamily   Conventional    5.6600%    0.03053%     Actual/360       120         117
  67    Marsh Store 80                 Retail        Anchored        5.8800%    0.05053%     Actual/360       120         115
  68    Albuquerque Portfolio          Office        Suburban        5.9620%    0.02053%     Actual/360        60          58
 68.1   Granada Business Center        Office        Suburban
 68.2   Granada Square                 Office        Suburban

  70    Stratford Village Apartments   Multifamily   Conventional    5.5700%    0.03053%     Actual/360        60          57
  71    The Pointe at Wimbledon        Multifamily   Conventional    5.5400%    0.02053%     Actual/360       120         118
  72    Rialto I & II MHCs             Manufactured  Manufactured
                                       Housing       Housing         5.6400%    0.02053%     Actual/360       120         117
  73    Highlands MHC                  Manufactured  Manufactured
                                       Housing       Housing         5.6400%    0.02053%     Actual/360       120         117
  74    Harbour Run Apartments         Multifamily   Conventional    6.1400%    0.03053%     Actual/360       120         117

  75    Holiday Inn Vail Apex          Hotel         Full Service    6.0100%    0.03053%     Actual/360        84          82
  76    Raymour and Flanigan- King of  Retail        Anchored
        Prussia                                                      5.8000%    0.02053%     Actual/360       120         116
  77    Remcon Medical Office          Office        Medical
        Portfolio                                    Office          5.8400%    0.02053%     Actual/360       120         117
 77.1   Remcon Circle                  Office        Medical
                                                     Office
 77.2   Trawood                        Office        Medical
                                                     Office

  78    Fountain Plaza Medical Office  Office        Medical
                                                     Office          5.6400%    0.03053%     Actual/360       120         116
  79    Courtyard Chicago Glenview     Hotel         Limited
                                                     Service         5.9800%    0.02053%     Actual/360        60          56
  80    1111 High Road                 Multifamily   Student
                                                     Housing         5.5100%    0.02053%     Actual/360       120         115
  81    Thurms Estates MHP             Manufactured  Manufactured
                                       Housing       Housing         6.7300%    0.03053%     Actual/360        60          57
  82    Tri Park Portfolio             Manufactured  Manufactured
                                       Housing       Housing         5.5000%    0.02053%     Actual/360       120         116

 82.1   Flat Rock Village              Manufactured  Manufactured
                                       Housing       Housing
 82.2   Spring Valley Estates          Manufactured  Manufactured
                                       Housing       Housing
 82.3   Voyager Village                Manufactured  Manufactured
                                       Housing       Housing
  83    Shoppes at Koch Park           Retail        Anchored        5.6220%    0.02053%     Actual/360       120         119
  84    Holiday Inn-Bordeaux           Hotel         Full Service    6.3300%    0.03053%     Actual/360       120         117

  85    2400 Augusta Office Building   Office        Suburban        5.7200%    0.02053%     Actual/360       120         119
  86    Barloworld Distribution        Industrial    Office/
                                                     Industrial      5.8800%    0.03053%         30/360       120         117
  87    Nova Stor Self Storage         Self Storage  Self Storage    5.7300%    0.02053%     Actual/360       120         119
Rollup  Shops at Stadium Towers and    Various       Various
        Hooters Crossed Portfolio                                   Various     0.02053%     Actual/360       120         114
  88    Shops at Stadium Towers        Retail        Unanchored      5.9440%    0.02053%     Actual/360       120         114

  89    Shops at Stadium Towers        Other         Land
        Hooters                                                      5.9450%    0.02053%     Actual/360       120         114
  90    Cypress Center                 Retail        Shadow
                                                     Anchored        5.5390%    0.07053%         30/360       120         117
  91    Garden Gate Apartments         Multifamily   Conventional    5.8300%    0.02053%     Actual/360       120         118
  92    One Airport Center             Office        Suburban        5.6100%    0.02053%     Actual/360       120         117
  93    Tecnofarma                     Industrial    Manufacturing/
                                                     Warehouse       6.0700%    0.03053%     Actual/360       120         118

  94    700-710 Pelham Parkway         Retail        Unanchored      5.8160%    0.02053%     Actual/360       120         117
  95    Chestnut Court Apartments      Multifamily   Conventional    5.8720%    0.02053%     Actual/360       120         117
  96    Summer & Bedford Office        Office        CBD             5.5300%    0.02053%     Actual/360       120         116
 96.1   733 Summer Street              Office        CBD
 96.2   777 Summer Street              Office        CBD

 96.3   612 Bedford Street             Office        CBD
  97    Mountain View Plaza            Retail        Anchored        5.8130%    0.02053%     Actual/360       120         118
  98    Hilton Village Shopping        Mixed Use     Office/Retail
        Center and Hilton Village
        Office Park                                                  5.2090%    0.02053%     Actual/360        60          57
  99    Club Marina MHC                Manufactured  Manufactured
                                       Housing       Housing         5.9200%    0.02053%     Actual/360        60          57
 100    Crane Building                 Office        CBD             5.8100%    0.02053%     Actual/360       120         120

 101    PetsMart/Staples               Retail        Anchored        5.8250%    0.02053%     Actual/360       120         117
 102    Hampton Inn West               Hotel         Limited
                                                     Service         5.8780%    0.02053%     Actual/360        60          57
 103    North Valley Self Storage      Self Storage  Self Storage    5.7300%    0.02053%     Actual/360       120         119
 104    Cortina Inn & Resort           Hotel         Full Service    6.1000%    0.02053%     Actual/360       120         120
 105    Ohio MHP Portfolio             Manufactured  Manufactured
                                       Housing       Housing         6.4700%    0.03053%     Actual/360        60          55

105.1   Arrowhead Lake                 Manufactured  Manufactured
                                       Housing       Housing
105.2   Swanton Meadows                Manufactured  Manufactured
                                       Housing       Housing
105.3   Sylvania Estates               Manufactured  Manufactured
                                       Housing       Housing
105.4   Grand Rapids                   Manufactured  Manufactured
                                       Housing       Housing

                                         Original    Remaining     First   Maturity
Loan                                   Amortization Amortization  Payment  Date or
No.             Property Name          Term (mos.)  Term (mos.)    Date      APD
----    ------------------------------ ------------ ------------ --------- ---------
  30    Oakridge Apartments                360          360       3/1/2007  2/1/2017

  31    Lebanon Plaza                        0            0       3/1/2007  2/1/2017
  32    7700 Leesburg Pike                   0            0       4/1/2007  3/1/2012
Rollup  Springhill Suites Chicago
        Portfolio                          360          360       2/1/2007  1/1/2012
  33    Springhill Suites - Burr Ridge
                                           360          360       2/1/2007  1/1/2012
  34    Springhill Suites - Elmhurst
                                           360          360       2/1/2007  1/1/2012

  35    5200 Alameda                       360          360       3/1/2007  2/1/2017
  36    Orchard Heights                      0            0       3/1/2007  2/1/2012
  37    Mirabella                            0            0       5/1/2007  4/1/2017
  38    Ocotillo Plaza                       0            0       6/1/2007  5/1/2017
  39    Deerfield Luxury Townhomes         360          360       5/1/2007  4/1/2017

  40    Cypress Crossroads                 360          360       2/1/2007  1/1/2017
  41    Clarion LaGuardia Airport
        Hotel                              360          360       3/1/2007  2/1/2010
  42    Media Center                         0            0       5/1/2007  4/1/2012
  43    Westchester Portfolio              360          360       2/1/2007  1/1/2017
 43.1   Westchester Village

 43.2   Westchester Square
 43.3   Washington Manor
  44    Allison Pointe                     360          360       8/1/2006  7/1/2016
  45    Backlick Plaza                       0            0       3/1/2007  2/1/2017
  46    Mansions at Round Rock               0            0       5/1/2007  4/1/2012

  47    Arbor Station                        0            0       3/1/2007  2/1/2012
  48    MWD Bolingbrook Industrial         360          360       3/1/2007  2/1/2017
  49    Columbia Hotel Portfolio           360          360       3/1/2007  2/1/2017
 49.1   Residence Inn Columbia
 49.2   Courtyard Columbia

Rollup  New Trier Crossed Loans Rollup     360          360       4/1/2007  3/1/2017
  50    New Trier Indianapolis
                                           360          360       4/1/2007  3/1/2017
  51    New Trier Bakersfield              360          360       4/1/2007  3/1/2017
  52    New Trier Gurnee
                                           360          360       4/1/2007  3/1/2017
  53    Ranch at City Park                 360          360       7/1/2006  6/1/2016

  54    5th Avenue Station
                                             0            0       4/1/2007  3/1/2017
  55    Rolling Hills Place                360          360       2/1/2007  1/1/2017
  56    Raytheon Building                    0            0       2/1/2007  1/1/2017
  57    Walden Providence                  360          360       8/1/2006  7/1/2016
  58    Bravo Estates
                                             0            0       2/1/2007  1/1/2017

  59    Arcadis - BBL HQ                   360          360       3/1/2007  2/1/2017
 59.1   Arcadis - BBL HQ - 6711 &
        6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South
        River Road
  60    Villa Teresa Mobile Home Park
                                             0            0       5/1/2007  4/1/2017
  61    Matthews Plaza                     360          357       3/1/2007  2/1/2017

Rollup  Juniper Portfolio                  360          360       3/1/2007  2/1/2012
  62    Juniper Portfolio-Cumberland       360          360       3/1/2007  2/1/2012
  63    Juniper Portfolio-Lakehurst        360          360       3/1/2007  2/1/2012
  64    The Farrington                     360          360       5/1/2007  4/1/2017
  65    931 Corporate Center Drive
        (HSBC)                               0            0       6/1/2007  5/1/2017

  66    River Park Apartments                0            0       3/1/2007  2/1/2017
  67    Marsh Store 80                     360          355       1/1/2007 12/1/2016
  68    Albuquerque Portfolio              360          360       4/1/2007  3/1/2012
 68.1   Granada Business Center
 68.2   Granada Square

  70    Stratford Village Apartments         0            0       3/1/2007  2/1/2012
  71    The Pointe at Wimbledon              0            0       4/1/2007  3/1/2017
  72    Rialto I & II MHCs
                                             0            0       3/1/2007  2/1/2017
  73    Highlands MHC
                                             0            0       3/1/2007  2/1/2017
  74    Harbour Run Apartments             360          360       3/1/2007  2/1/2017

  75    Holiday Inn Vail Apex              300          298       4/1/2007  3/1/2014
  76    Raymour and Flanigan- King of
        Prussia                            360          356       2/1/2007  1/1/2017
  77    Remcon Medical Office
        Portfolio                          360          360       3/1/2007  2/1/2017
 77.1   Remcon Circle

 77.2   Trawood

  78    Fountain Plaza Medical Office
                                             0            0       2/1/2007  1/1/2017
  79    Courtyard Chicago Glenview
                                           360          360       2/1/2007  1/1/2012
  80    1111 High Road
                                           360          360       1/1/2007 12/1/2016
  81    Thurms Estates MHP
                                           360          360       3/1/2007  2/1/2012
  82    Tri Park Portfolio
                                             0            0       2/1/2007  1/1/2017

 82.1   Flat Rock Village

 82.2   Spring Valley Estates

 82.3   Voyager Village

  83    Shoppes at Koch Park               360          360       5/1/2007  4/1/2017
  84    Holiday Inn-Bordeaux               300          297       3/1/2007  2/1/2017

  85    2400 Augusta Office Building       360          360       5/1/2007  4/1/2017
  86    Barloworld Distribution
                                             0            0       3/1/2007  2/1/2017
  87    Nova Stor Self Storage               0            0       5/1/2007  4/1/2017
Rollup  Shops at Stadium Towers and
        Hooters Crossed Portfolio          360          354      12/1/2006 11/1/2016
  88    Shops at Stadium Towers            360          354      12/1/2006 11/1/2016

  89    Shops at Stadium Towers
        Hooters                            360          354      12/1/2006 11/1/2016
  90    Cypress Center
                                             0            0       3/1/2007  2/1/2017
  91    Garden Gate Apartments             360          360       4/1/2007  3/1/2017
  92    One Airport Center                 360          360       3/1/2007  2/1/2017
  93    Tecnofarma
                                           300          298       4/1/2007  3/1/2017

  94    700-710 Pelham Parkway               0            0       3/1/2007  2/1/2017
  95    Chestnut Court Apartments            0            0       3/1/2007  2/1/2017
  96    Summer & Bedford Office              0            0       2/1/2007  1/1/2017
 96.1   733 Summer Street
 96.2   777 Summer Street

 96.3   612 Bedford Street
  97    Mountain View Plaza                  0            0       4/1/2007  3/1/2017
  98    Hilton Village Shopping
        Center and Hilton Village
        Office Park                          0            0       3/1/2007  2/1/2012
  99    Club Marina MHC
                                             0            0       3/1/2007  2/1/2012
 100    Crane Building                     360          360       6/1/2007  5/1/2017

 101    PetsMart/Staples                     0            0       3/1/2007  2/1/2017
 102    Hampton Inn West
                                           360          357       3/1/2007  2/1/2012
 103    North Valley Self Storage            0            0       5/1/2007  4/1/2017
 104    Cortina Inn & Resort               300          300       6/1/2007  5/1/2017
 105    Ohio MHP Portfolio
                                           360          360       1/1/2007 12/1/2011

105.1   Arrowhead Lake

105.2   Swanton Meadows

105.3   Sylvania Estates

105.4   Grand Rapids

                                      12

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                Remaining
                                                                                Interest                     Crossed
                                                                     Monthly      Only                        With
Loan                                                  Annual Debt  Debt Service  Period               APD     Other  Related
No.     Property Name                                 Service ($)      ($)       (mos.)    Lockbox  (Yes/No)  Loans  Borrower
----    --------------------------------------------  ------------ ------------ --------- --------- -------- ------- --------
  30    Oakridge Apartments                           1,592,894.81  132,741.23      57    No           No    No      No

  31    Lebanon Plaza                                 1,340,625.48  111,718.79     117    No           No    No      No
  32    7700 Leesburg Pike                            1,306,549.92  108,879.16      58    No           No    No      No
Rollup  Springhill Suites Chicago Portfolio                                                                  Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                      1,644,915.96  137,076.33       8    Hard         No    A       G
  33    Springhill Suites - Burr Ridge                                                                       Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        865,591.37   72,132.61       8    Hard         No    A       G
  34    Springhill Suites - Elmhurst                                                                         Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        779,324.66   64,943.72       8    Hard         No    A       G

  35    5200 Alameda                                  1,533,936.00  127,828.00      33    Hard         No    No      No
  36    Orchard Heights                               1,308,342.50  109,028.54      57    No           No    No      No
  37    Mirabella                                     1,156,499.40   96,374.95     119    No           No    No      No
  38    Ocotillo Plaza                                                                    Springing
                                                      1,161,916.68   96,826.39     120    Hard         No    No      No
  39    Deerfield Luxury Townhomes                    1,420,173.00  118,347.75      71    No           No    No      No

  40    Cypress Crossroads                            1,359,297.12  113,274.76      32    No           No    No      No
  41    Clarion LaGuardia Airport Hotel               1,312,428.96  109,369.08      21    No           No    No      No
  42    Media Center                                    980,088.84   81,674.07      59    No           No    No      No
  43    Westchester Portfolio                         1,166,257.43   97,188.12      56    No           No    No      No
 43.1   Westchester Village

 43.2   Westchester Square
 43.3   Washington Manor
  44    Allison Pointe                                1,218,745.88  101,562.16      62    No           No    No      No
  45    Backlick Plaza                                  931,173.36   77,597.78     117    No           No    No      No
  46    Mansions at Round Rock                          948,543.72   79,045.31      59    No           No    No      No

  47    Arbor Station                                                                                                GECMC
                                                                                                                     2007-1
                                                        926,167.22   77,180.60      57    No           No    No      D
  48    MWD Bolingbrook Industrial                    1,155,848.54   96,320.71      57    No           No    No      No
  49    Columbia Hotel Portfolio                      1,148,550.29   95,712.52      33    Hard         No    No      No
 49.1   Residence Inn Columbia
 49.2   Courtyard Columbia

Rollup  New Trier Crossed Loans Rollup                                                                       Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                      1,098,456.13   91,538.01      46    No           No    B       L
  50    New Trier Indianapolis                                                                               Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        428,234.93   35,686.24      46    No           No    B       L
  51    New Trier Bakersfield                                                                                Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        381,146.72   31,762.23      46    No           No    B       L
  52    New Trier Gurnee                                                                                     Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        289,074.48   24,089.54      46    No           No    B       L
  53    Ranch at City Park                            1,128,019.20   94,001.60      25    No           No    No      No

  54    5th Avenue Station                              788,552.04   65,712.67     118    No           No    No      No
  55    Rolling Hills Place                           1,032,731.52   86,060.96      56    No           No    No      No
  56    Raytheon Building                                                                 Springing
                                                        824,747.92   68,728.99     116    Hard         No    No      No
  57    Walden Providence                             1,073,670.20   89,472.52      50    No           No    No      No
  58    Bravo Estates                                                                                                GECMC
                                                                                                                     2007-1
                                                        809,123.89   67,426.99     116    No           No    No      C

  59    Arcadis - BBL HQ                                992,627.76   82,718.98      57    No           No    No      No
 59.1   Arcadis - BBL HQ - 6711 & 6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South River Road
  60    Villa Teresa Mobile Home Park                                                                                GECMC
                                                                                                                     2007-1
                                                        797,019.00   66,418.25     119    No           No    No      A
  61    Matthews Plaza                                  966,890.64   80,574.22       0    No           No    No      No

Rollup  Juniper Portfolio                                                                                    Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        993,263.43   82,771.95      33    No           No    C       Q
  62    Juniper Portfolio-Cumberland                                                                         Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        686,983.35   57,248.61      33    No           No    C       Q
  63    Juniper Portfolio-Lakehurst                                                                          Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        306,280.08   25,523.34      33    No           No    C       Q
  64    The Farrington                                  919,919.88   76,659.99      59    No           No    No      No
  65    931 Corporate Center Drive (HSBC)               759,504.12   63,292.01     120    Hard         No    No      No

  66    River Park Apartments                           728,803.61   60,733.63     117    No           No    No      No
  67    Marsh Store 80                                                                                               GECMC
                                                                                                                     2007-1
                                                        891,481.56   74,290.13       0    Hard         No    No      E
  68    Albuquerque Portfolio                           877,751.04   73,145.92      34    No           No    No      No
 68.1   Granada Business Center
 68.2   Granada Square

  70    Stratford Village Apartments                                                                                 GECMC
                                                                                                                     2007-1
                                                        677,683.33   56,473.61      57    No           No    No      D
  71    The Pointe at Wimbledon                         674,033.33   56,169.44     118    No           No    No      No
  72    Rialto I & II MHCs                                                                                           GECMC
                                                                                                                     2007-1
                                                        677,622.50   56,468.54     117    No           No    No      C
  73    Highlands MHC                                                                                                GECMC
                                                                                                                     2007-1
                                                        672,476.00   56,039.67     117    No           No    No      C
  74    Harbour Run Apartments                                                            None
                                                                                          at
                                                                                          Closing,                   GECMC
                                                                                          Springing                  2007-1
                                                        817,932.71   68,161.06      33    Soft         No    No      M

  75    Holiday Inn Vail Apex                                                             Springing
                                                        851,284.92   70,940.41       0    Hard         No    No      No
  76    Raymour and Flanigan- King of Prussia                                                                        GECMC
                                                                                                                     2007-1
                                                        754,799.11   62,899.93       0    No           No    No      K
  77    Remcon Medical Office Portfolio                 746,976.58   62,248.05      33    No           No    No      No
 77.1   Remcon Circle                                         0.00
 77.2   Trawood                                               0.00

  78    Fountain Plaza Medical Office                                                     Soft at
                                                                                          Closing,
                                                                                          Springing
                                                        603,284.17   50,273.68     116    Hard         No    No      No
  79    Courtyard Chicago Glenview                      753,814.27   62,817.86      20    No           No    No      No
  80    1111 High Road                                  712,794.38   59,399.53      55    No           No    No      No
  81    Thurms Estates MHP                                                                Springing
                                                        807,791.97   67,316.00      21    Hard         No    No      No
  82    Tri Park Portfolio                                                                                           GECMC
                                                                                                                     2007-1
                                                        574,368.06   47,864.00     116    No           No    No      N

 82.1   Flat Rock Village
 82.2   Spring Valley Estates
 82.3   Voyager Village
  83    Shoppes at Koch Park                            704,371.56   58,697.63      59    No           No    No      No
  84    Holiday Inn-Bordeaux                                                              Springing
                                                        793,560.04   66,130.00       0    Hard         No    No      No

  85    2400 Augusta Office Building                    688,230.12   57,352.51      59    Hard         No    No      No
  86    Barloworld Distribution                         577,416.00   48,118.00     117    Hard         No    No      No
  87    Nova Stor Self Storage                                                                                       GECMC
                                                        569,339.17   47,444.93     119    No           No    No      2007-1 J
Rollup  Shops at Stadium Towers and Hooters Crossed                                                          Yes -
        Portfolio                                                                                            GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        688,339.56   57,361.63       0    No           No    D       F
  88    Shops at Stadium Towers                                                                              Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        581,056.08   48,421.34       0    No           No    D       F

  89    Shops at Stadium Towers Hooters                                                                      Yes -
                                                                                                             GECMC   GECMC
                                                                                                             2007-1  2007-1
                                                        107,283.48    8,940.29       0    No           No    D       F
  90    Cypress Center                                  527,091.24   43,924.27     117    No           No    No      No
  91    Garden Gate Apartments                          664,013.95   55,334.50      58    No           No    No      No
  92    One Airport Center                              631,031.27   52,585.94      57    No           No    No      No
  93    Tecnofarma                                      708,257.15   59,021.43       0    Hard         No    No      No

  94    700-710 Pelham Parkway                          530,709.96   44,225.83     117    No           No    No      No
  95    Chestnut Court Apartments                       535,820.04   44,651.67     117    No           No    No      No
  96    Summer & Bedford Office                         504,612.50   42,051.04     116    No           No    No      No
 96.1   733 Summer Street
 96.2   777 Summer Street

 96.3   612 Bedford Street
  97    Mountain View Plaza                             512,755.08   42,729.59     118    No           No    No      No
  98    Hilton Village Shopping Center and Hilton
        Village Office Park                             454,195.92   37,849.66      57    No           No    No      No
  99    Club Marina MHC                                 514,690.56   42,890.88      57    No           No    No      No
 100    Crane Building                                  592,089.12   49,340.76       0    No           No    No      No

 101    PetsMart/Staples                                                                                             GECMC
                                                                                                                     2007-1
                                                        490,189.92   40,849.16     117    No           No    No      F
 102    Hampton Inn West                                560,959.56   46,746.63       0    No           No    No      No
 103    North Valley Self Storage                                                                                    GECMC
                                                        450,823.67   37,568.64     119    No           No    No      2007-1 J
 104    Cortina Inn & Resort                            602,946.72   50,245.56      12    No           No    No      No
 105    Ohio MHP Portfolio                                                                Springing
                                                        577,369.90   48,114.16      19    Hard         No    No      No

105.1   Arrowhead Lake
105.2   Swanton Meadows
105.3   Sylvania Estates
105.4   Grand Rapids

                                                                                               Cut-Off
                                                                                                Date
Loan                                                                 Grace  Payment Appraised    LTV
No.     Property Name                                  Lockbox  DSCR Period  Date   Value ($)  Ratio )
----    --------------------------------------------  --------- ---- ------ ------- ---------- -------
  30    Oakridge Apartments                           No        1.14    5      1    30,600,000  75.98%

  31    Lebanon Plaza                                 No        1.36    5      1    29,000,000  80.00%
  32    7700 Leesburg Pike                            No        1.12    5      1    28,300,000  79.86%
Rollup  Springhill Suites Chicago Portfolio

                                                      Hard      1.35    5      1    28,300,000  79.51%
  33    Springhill Suites - Burr Ridge

                                                      Hard      1.35    5      1    14,800,000  79.51%
  34    Springhill Suites - Elmhurst

                                                      Hard      1.35    5      1    13,500,000  79.51%

  35    5200 Alameda                                  Hard      1.21    5      1    27,500,000  80.00%
  36    Orchard Heights                               No        1.35    5      1    31,400,000  68.15%
  37    Mirabella                                     No        1.20    5      1    24,800,000  79.84%
  38    Ocotillo Plaza                                Springing
                                                      Hard      1.32    5      1    25,000,000  80.00%
  39    Deerfield Luxury Townhomes                    No        1.25    5      1    24,000,000  82.29%

  40    Cypress Crossroads                            No        1.06    5      1    25,000,000  77.60%
  41    Clarion LaGuardia Airport Hotel               No        1.31    0      1    22,565,000  76.67%
  42    Media Center                                  No        1.34    5      1    21,500,000  79.53%
  43    Westchester Portfolio                         No        1.23    5      1    21,370,000  78.61%
 43.1   Westchester Village                                                          9,840,000

 43.2   Westchester Square                                                           8,120,000
 43.3   Washington Manor                                                             3,410,000
  44    Allison Pointe                                No        1.70    5      1    27,600,000  60.14%
  45    Backlick Plaza                                No        1.46    5      1    23,100,000  71.69%
  46    Mansions at Round Rock                        No        1.13    5      1    21,130,000  78.09%

  47    Arbor Station

                                                      No        1.46    5      1    22,100,000  74.21%
  48    MWD Bolingbrook Industrial                    No        1.22    5      1    22,000,000  73.18%
  49    Columbia Hotel Portfolio                      Hard      1.21    5      1    25,000,000  64.20%
 49.1   Residence Inn Columbia                                                      15,700,000
 49.2   Courtyard Columbia                                                           9,300,000

Rollup  New Trier Crossed Loans Rollup

                                                      No        1.23    5      1    20,740,000  74.66%
  50    New Trier Indianapolis

                                                      No        1.23    5      1     8,760,000  74.66%
  51    New Trier Bakersfield

                                                      No        1.23    5      1     6,800,000  74.66%
  52    New Trier Gurnee

                                                      No        1.23    5      1     5,180,000  74.66%
  53    Ranch at City Park                            No        1.20    5      1    21,250,000  72.32%

  54    5th Avenue Station                            No        2.06    5      1    30,100,000  49.83%
  55    Rolling Hills Place                           No        1.16    5      1    18,400,000  80.00%
  56    Raytheon Building                             Springing
                                                      Hard      1.47    5      1    19,100,000  75.92%
  57    Walden Providence                             No        1.24    5      1    19,100,000  75.68%
  58    Bravo Estates

                                                      No        1.28    5      1    18,320,000  77.51%

  59    Arcadis - BBL HQ                              No        1.31    1      1    23,300,000  60.56%
 59.1   Arcadis - BBL HQ - 6711 & 6723 Towpath Road                                 20,900,000
 59.2   Arcadis - BBL HQ - 8 South River Road                                        2,400,000
  60    Villa Teresa Mobile Home Park

                                                      No        1.12    5      1    20,450,000  68.61%
  61    Matthews Plaza                                No        1.11    5      1    17,500,000  79.73%

Rollup  Juniper Portfolio

                                                      No        1.29    5      1    17,350,000  80.00%
  62    Juniper Portfolio-Cumberland

                                                      No        1.29    5      1    12,000,000  80.00%
  63    Juniper Portfolio-Lakehurst

                                                      No        1.29    5      1     5,350,000  80.00%
  64    The Farrington                                No        1.20    5      1    17,500,000  77.14%
  65    931 Corporate Center Drive (HSBC)             Hard      1.24    5      1    19,300,000  68.39%

  66    River Park Apartments                         No        1.32    5      1    15,900,000  79.87%
  67    Marsh Store 80

                                                      Hard      1.33    5      1    17,480,000  71.45%
  68    Albuquerque Portfolio                         No        1.10    5      1    14,400,000  80.00%
 68.1   Granada Business Center                                                      7,700,000
 68.2   Granada Square                                                               6,700,000

  70    Stratford Village Apartments

                                                      No        1.41    5      1    15,000,000  80.00%
  71    The Pointe at Wimbledon                       No        1.46    5      1    15,000,000  80.00%
  72    Rialto I & II MHCs

                                                      No        1.30    5      1    16,160,000  73.33%
  73    Highlands MHC

                                                      No        1.29    5      1    15,150,000  77.62%
  74    Harbour Run Apartments                        None
                                                      at
                                                      Closing,
                                                      Springing
                                                      Soft      1.20    5      1    14,060,000  79.66%

  75    Holiday Inn Vail Apex                         Springing
                                                      Hard      1.59    5      1    20,000,000  54.85%
  76    Raymour and Flanigan- King of Prussia

                                                      No        1.38    5      1    15,500,000  68.87%
  77    Remcon Medical Office Portfolio               No        1.36    5      1    13,600,000  77.67%
 77.1   Remcon Circle                                                                9,200,000
 77.2   Trawood                                                                      4,400,000

  78    Fountain Plaza Medical Office                 Soft at
                                                      Closing,
                                                      Springing
                                                      Hard      1.54    5      1    13,300,000  79.32%
  79    Courtyard Chicago Glenview                    No        1.63    5      1    16,000,000  65.63%
  80    1111 High Road                                No        1.23    5      1    13,200,000  79.17%
  81    Thurms Estates MHP                            Springing
                                                      Hard      1.50    5      1    14,300,000  72.73%
  82    Tri Park Portfolio

                                                      No        1.79    5      1    15,760,000  65.36%

 82.1   Flat Rock Village                                                            9,100,000
 82.2   Spring Valley Estates                                                        3,440,000
 82.3   Voyager Village                                                              3,220,000
  83    Shoppes at Koch Park                          No        1.16    5      1    12,750,000  80.00%
  84    Holiday Inn-Bordeaux                          Springing
                                                      Hard      1.77    5      1    12,950,000  76.50%

  85    2400 Augusta Office Building                  Hard      1.12    5      1    12,550,000  78.57%
  86    Barloworld Distribution                       Hard      1.37    5      1    12,275,000  80.00%
  87    Nova Stor Self Storage
                                                      No        1.34    5      1    12,250,000  80.00%
Rollup  Shops at Stadium Towers and Hooters Crossed
        Portfolio

                                                      No        1.26    5      1    16,200,000  59.06%
  88    Shops at Stadium Towers

                                                      No        1.26    5      1    13,500,000  59.06%

  89    Shops at Stadium Towers Hooters

                                                      No        1.26    5      1     2,700,000  59.06%
  90    Cypress Center                                No        1.64   10      1    15,750,000  60.42%
  91    Garden Gate Apartments                        No        1.20    5      1    11,800,000  79.66%
  92    One Airport Center                            No        1.23    5      1    11,685,000  78.31%
  93    Tecnofarma                                    Hard      1.44    5      1    13,600,000  66.73%

  94    700-710 Pelham Parkway                        No        1.21    5      1    12,600,000  71.43%
  95    Chestnut Court Apartments                     No        1.26    5      1    11,250,000  80.00%
  96    Summer & Bedford Office                       No        1.83    5      1    15,100,000  59.60%
 96.1   733 Summer Street                                                            7,000,000
 96.2   777 Summer Street                                                            5,000,000

 96.3   612 Bedford Street                                                           3,100,000
  97    Mountain View Plaza                           No        1.39    5      1    11,600,000  75.00%
  98    Hilton Village Shopping Center and Hilton
        Village Office Park                           No        1.86    5      1    23,500,000  36.60%
  99    Club Marina MHC                               No        1.23    5      1    12,480,000  68.71%
 100    Crane Building                                No        1.45    5      1    11,600,000  72.41%

 101    PetsMart/Staples

                                                      No        1.29    5      1    10,400,000  79.81%
 102    Hampton Inn West                              No        1.39    5      1    10,400,000  75.72%
 103    North Valley Self Storage
                                                      No        1.31    5      1     9,700,000  80.00%
 104    Cortina Inn & Resort                          No        1.29    5      1    10,350,000  74.64%
 105    Ohio MHP Portfolio                            Springing
                                                      Hard      1.13    5      1     9,910,000  77.05%

105.1   Arrowhead Lake                                                               4,980,000
105.2   Swanton Meadows                                                              2,200,000
105.3   Sylvania Estates                                                             1,835,000
105.4   Grand Rapids                                                                   895,000

                                      13

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                               Net
                                                                                                            Rentable
                                                                                                            Area Sq.
                                                                                                            Ft/Units/
                         LTV                                                                                  Beds/
Loan                   Ratio at                                                    Zip     Year     Year      Pads/
No.    Property Name Maturity/APD    Address        City        County     State   Code    Built  Renovated   Keys
----   ------------- ------------ ------------- ------------ ------------ ------- ------- ------- --------- ---------
  30   Oakridge         70.65%    704 South           Aurora     Arapahoe      CO   80017    1982     2000       472
       Apartments                 Chambers
                                  Road

  31   Lebanon          80.00%    1301 Quentin       Lebanon      Lebanon      PA   17042    1966     1993   354,153
       Plaza                      Road
  32   7700             79.86%    7700 - 7704   Falls Church      Fairfax      VA   22043    1977            147,231
       Leesburg                   Leesburg
       Pike                       Pike
Rollup Springhill       75.65%    Various            Various       DuPage      IL Various Various     2004       256
       Suites
       Chicago
       Portfolio
  33   Springhill       75.65%    90 North        Burr Ridge       DuPage      IL   60527    2000     2004       128
       Suites - Burr              Frontage
       Ridge                      Road
  34   Springhill       75.65%    410 West          Elmhurst       DuPage      IL   60126    1999     2004       128
       Suites -                   Lake Street
       Elmhurst

  35   5200             71.87%    5200 South          Vernon  Los Angeles      CA   90058    1989     1996   125,643
       Alameda                    Alameda
                                  Street
  36   Orchard          68.15%    200 South           Rialto          San      CA   92376    1989     2006       347
       Heights                    Linden                       Bernardino
                                  Avenue
  37   Mirabella        79.84%    2850 East        Las Vegas        Clark      NV   89101    1988                344
                                  Bonanza
                                  Road
  38   Ocotillo         80.00%    Southeast        Las Vegas        Clark      NV   89120    1976     2007   115,321
       Plaza                      Corner of
                                  Tropicana
                                  Avenue and
                                  Eastern
                                  Avenue
  39   Deerfield        78.17%    4122            Hermantown    St. Louis      MN   55811    1993                166
       Luxury                     Meadow
       Townhomes                  Parkway

  40   Cypress          69.78%    10833 Valley       Cypress       Orange      CA   90630    1987            106,341
       Crossroads                 View Street
  41   Clarion          75.88%    9400 Ditmars          East       Queens      NY   11369    1956     2006       169
       LaGuardia                  Boulevard         Elmhurst
       Airport Hotel
  42   Media Center     79.53%    4640                 North  Los Angeles      CA   91602    1984             73,162
                                  Lankershim       Hollywood
                                  Boulevard
  43   Westchester      73.22%    Various            Various         Polk      IA Various Various  Various       574
       Portfolio
 43.1  Westchester                5413 Aurora     Des Moines         Polk      IA   50310    1978     1999       334
       Village                    Avenue

 43.2  Westchester                5528            Des Moines         Polk      IA   50310    1986                168
       Square                     Meredith
                                  Drive
 43.3  Washington                 3901              West Des         Polk      IA   50266    1985     2005        72
       Manor                      Woodland            Moines
                                  Avenue
  44   Allison          57.25%    8275, 8335 &  Indianapolis       Marion      IN   46250    1988            215,874
       Pointe                     8440 Alison
                                  Pointe Trail
  45   Backlick         71.69%    6981           Springfield      Fairfax      VA   22151    1970     2006    85,932
       Plaza                      Hechinger
                                  Drive
  46   Mansions at      78.09%    670 Louis       Round Rock   Williamson      TX   78664    2001                256
       Round Rock                 Henna
                                  Boulevard

  47   Arbor Station    74.21%    2495            Montgomery   Montgomery      AL   36117    1988     1992       288
                                  Meadow
                                  Ridge Lane
  48   MWD              68.45%    380 & 386      Bolingbrook         Will      IL   60440    2005            352,700
       Bolingbrook                International
       Industrial                 Drive
  49   Columbia         57.95%    Various           Columbia     Richland      SC Various Various  Various       203
       Hotel
       Portfolio
 49.1  Residence                  2320              Columbia     Richland      SC   29223    2005                113
       Inn Columbia               LeGrand
                                  Road
 49.2  Courtyard                  111 Gateway       Columbia     Richland      SC   29203    1998     2005        90
       Columbia                   Corporate
                                  Boulevard

Rollup New Trier        68.56%    Various            Various      Various Various Various Various  Various   482,418
       Crossed
       Loans Rollup
  50   New Trier        68.56%    5804/08       Indianapolis       Marion      IN   46203    1980     2003   206,272
       Indianapolis               Churchman
                                  Bypass
  51   New Trier        68.56%    5801 District  Bakersfield         Kern      CA   93313    1980            232,396
       Bakersfield                Boulevard
  52   New Trier        68.56%    4050 Ryan           Gurnee         Lake      IL   60031    1998             43,750
       Gurnee                     Road
  53   Ranch at City    65.59%    11900 City         Houston       Harris      TX   77047    2005                270
       Park                       Park Central
                                  Lane

  54   5th Avenue       49.83%    200 - 300       Naperville       DuPage      IL   60563    1918     1986       118
       Station                    East 5th
                                  Avenue
  55   Rolling Hills    74.61%    500 Rolling      Lancaster       Dallas      TX   75146    1985                384
       Place                      Hills Place
  56   Raytheon         75.92%    4101 East            Plano       Collin      TX   75074    2001     2006   136,210
       Building                   Plano
                                  Parkway
  57   Walden           71.09%    6500 Walden     Huntsville      Madison      AL   35806    2004                244
       Providence                 Run Circle
  58   Bravo Estates    77.51%    4080 Pedely      Riverside    Riverside      CA   92509    1985                240
                                  Road

  59   Arcadis -        56.50%    Various            Various      Various Various Various Various            123,076
       BBL HQ
 59.1  Arcadis -                  6711 & 6723           East     Onondaga      NY   13057    1989            110,328
       BBL HQ -                   Towpath           Syracuse
       6711 & 6723                Road
       Towpath
       Road
 59.2  Arcadis -                  8 South River     Cranbury    Middlesex      NJ   08512    1992             12,748
       BBL HQ - 8                 Road
       South River
       Road
  60   Villa Teresa     68.61%    5680 Santa        San Jose  Santa Clara      CA   95123    1979                147
       Mobile Home                Teresa
       Park                       Boulevard
  61   Matthews         67.07%    11416 East        Matthews  Mecklenburg      NC   28105    1980     2005   138,299
       Plaza                      Independence
                                  Boulevard

Rollup Juniper          78.09%    Various            Various   Cumberland      NC Various Various  Various       352
       Portfolio
  62   Juniper          78.09%    157 Treetop   Fayetteville   Cumberland      NC   28311    1973     2004       248
       Portfolio-                 Drive
       Cumberland
  63   Juniper          78.09%    1000           Spring Lake   Cumberland      NC   28390    1986                104
       Portfolio-                 Riverbank
       Lakehurst                  Drive
  64   The              71.67%    2738            Clearwater     Pinellas      FL   33760    1974     2005       224
       Farrington                 Roosevelt
                                  Boulevard
  65   931              68.39%    931                 Pomona  Los Angeles      CA   91768    1988     2000   100,000
       Corporate                  Corporate
       Center Drive               Center Drive
       (HSBC)

  66   River Park       79.87%    3300 River      Fort Worth      Tarrant      TX   76116    1984                280
       Apartments                 Park Drive
  67   Marsh Store      60.69%    1960 East           Carmel     Hamilton      IN   46033    1991             75,658
       80                         Greyhound
                                  Pass
  68   Albuquerque      77.99%    Various        Albuquerque   Bernalillo      NM   87109 Various            116,278
       Portfolio
 68.1  Granada                    4101           Albuquerque   Bernalillo      NM   87109    1974             66,196
       Business                   Montgomery
       Center                     Boulevard,
                                  Northeast
 68.2  Granada                    4243           Albuquerque   Bernalillo      NM   87109    1987             50,082
       Square                     Montgomery
                                  Boulevard,
                                  Northeast

  70   Stratford        80.00%    2000 London     Montgomery   Montgomery      AL   36117    1986     2006       224
       Village                    Town Lane
       Apartments
  71   The Pointe at    80.00%    1530            Greenville         Pitt      NC   27858    2000                184
       Wimbledon                  Wimbledon
                                  Drive
  72   Rialto I & II    73.33%    250 North           Rialto          San      CA   92376    1965                327
       MHCs                       Linden                       Bernardino
                                  Avenue
  73   Highlands        77.62%    7717 Church       Highland          San      CA   92346    1985                215
       MHC                        Avenue                       Bernardino
  74   Harbour Run      72.17%    5980 Marine     Mentor-on-         Lake      OH   44060    1988     2001       280
       Apartments                 Parkway           the-Lake

  75   Holiday Inn      47.15%    2211 North            Vail       Eagles      CO   81657    1978     2004       103
       Vail Apex                  Frontage
                                  Road
  76   Raymour and      58.31%    371 West           King of   Montgomery      PA   19406    1997     2003    68,921
       Flanigan-                  Dekalb Pike        Prussia
       King of                    Road
       Prussia
  77   Remcon           69.96%    Various            El Paso      El Paso      TX Various Various             84,780
       Medical
       Office
       Portfolio
 77.1  Remcon                     7430 Remcon        El Paso      El Paso      TX   79912    2002             56,780
       Circle                     Circle
 77.2  Trawood                    2260               El Paso      El Paso      TX   79935    1999             28,000
                                  Trawood
                                  Drive

  78   Fountain         79.32%    6060 North          Tucson         Pima      AZ   85704    2002             51,641
       Plaza                      Fountain
       Medical                    Plaza Drive
       Office
  79   Courtyard        63.22%    1801              Glenview         Cook      IL   60025    1989     2007       149
       Chicago                    Milwaukee
       Glenview                   Avenue
  80   1111 High        73.57%    1111 High      Tallahassee         Leon      FL   32304    1989     2006       136
       Road                       Road
  81   Thurms           70.44%    703 Fresh        Calverton      Suffolk      NY   11933    1965     1990       326
       Estates MHP                Pond Avenue
  82   Tri Park         65.36%    Various            Various      Various Various Various Various                644
       Portfolio

 82.1  Flat Rock                  11150 North       Carleton       Monroe      MI   48117    1961                332
       Village                    Telegraph
                                  Road
 82.2  Spring Valley              1830 State          Spring       Greene      OH   45370    1966                163
       Estates                    Route 725           Valley
 82.3  Voyager                    50 Voyager          Dayton   Montgomery      OH   45427    1970                149
       Village                    Boulevard
  83   Shoppes at       74.45%    2109-2183       Florissant  Saint Louis      MO   63031    1989             78,495
       Koch Park                  Charbonier
                                  Road
  84   Holiday Inn-     60.15%    1707 Owen     Fayetteville   Cumberland      NC   28304    1974     2006       289
       Bordeaux                   Drive

  85   2400 Augusta     73.22%    2400 Augusta       Houston       Harris      TX   77057    1979            124,977
       Office
       Building
  86   Barloworld       80.00%    440 East         Charlotte  Mecklenburg      NC   28273    2006            111,436
       Distribution               Westinghouse
                                  Boulevard
  87   Nova Stor        80.00%    7349 Suva           Downey  Los Angeles      CA   90240    1984            109,990
       Self Storage               Street
Rollup Shops at         50.30%    Various            Anaheim       Orange      CA   92806 Various             22,538
       Stadium
       Towers and
       Hooters
       Crossed
       Portfolio
  88   Shops at         50.30%    2430 Katella       Anaheim       Orange      CA   92806    2006             15,710
       Stadium                    Avenue
       Towers

  89   Shops at         50.30%    2438 Katella       Anaheim       Orange      CA   92806    1993              6,828
       Stadium                    Avenue
       Towers
       Hooters
  90   Cypress          60.42%    6848 - 6947        Cypress       Orange      CA   90630    1984             46,263
       Center                     Katella
  91   Garden Gate      74.35%    4023 Fontana      Oklahoma     Oklahoma      OK   73116    1983     2006       113
       Apartments                 Drive                 City
  92   One Airport      72.87%    7700              Portland    Multnomah      OR   97220    1996     2006    73,304
       Center                     Northeast
                                  Ambassador
                                  Place
  93   Tecnofarma       51.96%    701 & 725     Fort Collins      Larimer      CO   80526    1993     2005    65,019
                                  Centre
                                  Avenue

  94   700-710          71.43%    2190-2198            Bronx        Bronx      NY   10462    1919     1997    14,875
       Pelham                     White Plains
       Parkway                    Road
  95   Chestnut         80.00%    200                Matawan     Monmouth      NJ   07747    1965     2006       100
       Court                      Middlesex
       Apartments                 Road
  96   Summer &         59.60%    Various           Stamford    Fairfield      CT   06901 Various  Various    91,980
       Bedford
       Office
 96.1  733 Summer                 733 Summer        Stamford    Fairfield      CT   06901    1968     2003    46,072
       Street                     Street
 96.2  777 Summer                 777 Summer        Stamford    Fairfield      CT   06901    1964     1986    38,408
       Street                     Street

 96.3  612 Bedford                612 Bedford       Stamford    Fairfield      CT   06901    1958     1986     7,500
       Street                     Street
  97   Mountain         75.00%    9705 and            Tucson         Pima      AZ   85742    1999             63,635
       View Plaza                 9751 North
                                  Thornydale
                                  Road
  98   Hilton           36.60%    6045 North      Scottsdale     Maricopa      AZ   85250    1983             96,546
       Village                    Scottsdale
       Shopping                   Road
       Center and
       Hilton
       Village
       Office Park
  99   Club Marina      68.71%    55 Pacifica      Bay Point Contra Costa      CA   94565    1969     2006       170
       MHC                        Avenue
 100   Crane            61.09%    24th and        Pittsburgh    Allegheny      PA   15222    1920     2005   121,693
       Building                   Railroad
                                  Street

 101   PetsMart/        79.81%    30511-30515         Rancho       Orange      CA   92688    2000             44,984
       Staples                    Avenida de           Santa
                                  las Flores       Margarita
 102   Hampton Inn      70.94%    3800 West          Wichita    Sedgewick      KS   67213    1995                121
       West                       Kellogg
                                  Street
 103   North Valley     80.00%    13043               Sylmar  Los Angeles      CA   91342    1985     1989    70,565
       Self Storage               Foothill
                                  Boulevard
 104   Cortina Inn      60.16%    103 US              Mendon      Rutland      VT   05701    1966                 96
       & Resort                   Route 4
 105   Ohio MHP         74.50%    Various            Various      Various      OH Various Various  Various       541
       Portfolio

105.1  Arrowhead                  2170 South         Swanton        Lucas      OH   43558    1950     1985       247
       Lake                       Berkey
                                  Sourthern
                                  Road
105.2  Swanton                    10487              Swanton       Fulton      OH   43558    1970     2001       136
       Meadows                    Country
                                  Road 4
105.3  Sylvania                   7924 West           Toledo        Lucas      OH   43617    1967                 92
       Estates                    Central
                                  Avenue
105.4  Grand Rapids               17468                Grand         Wood      OH   43522    1976                 66
                                  Wapakoneta          Rapids
                                  Road

                                      14

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                              Loan per
                                                                                 Net
                                                                              Rentable
                                                                              Area Sq.
Loan                                                                 Units of Ft./Units    Prepayment Provisions
No.    Property Name                                                 Measure     ($)          (# of payments)
----   ------------------------------------------------------------- -------- --------- ----------------------------
  30   Oakridge Apartments                                           Units      49,258  L(27),YM1(89),O(4)

  31   Lebanon Plaza                                                 Sq. Ft.        66  L(27),D(90),O(3)
  32   7700 Leesburg Pike                                            Sq. Ft.       154  L(26),D(30),O(4)
Rollup Springhill Suites Chicago Portfolio                           Keys       87,891  L(28),D(29),O(3)
  33   Springhill Suites - Burr Ridge                                Keys       87,891  L(28),D(29),O(3)
  34   Springhill Suites - Elmhurst                                  Keys       87,891  L(28),D(29),O(3)

  35   5200 Alameda                                                  Sq. Ft.       175  L(27),D(89),O(4)
  36   Orchard Heights                                               Units      61,671  L(36),YM1(11),O(13)
  37   Mirabella                                                     Units      59,012  L(25),D(91),O(4)
  38   Ocotillo Plaza                                                Sq. Ft.       173  L(13),YM5(103),O(4)
  39   Deerfield Luxury Townhomes                                    Units     118,976  L(25),D(91),O(4)

  40   Cypress Crossroads                                            Sq. Ft.       182  L(28),D(89),O(3)
  41   Clarion LaGuardia Airport Hotel                               Keys      102,367  L(12),YM1(20),O(4)
  42   Media Center                                                  Sq. Ft.       234  L(25),D(31),O(4)
  43   Westchester Portfolio                                         Units      29,268  L(28),D(20),DorYM1(70),O(2)
 43.1  Westchester Village                                           Units      23,162

 43.2  Westchester Square                                            Units      38,000
 43.3  Washington Manor                                              Units      37,222
  44   Allison Pointe                                                Sq. Ft.        77  L(34),D(83),O(3)
  45   Backlick Plaza                                                Sq. Ft.       193  L(36),YM1(80),O(4)
  46   Mansions at Round Rock                                        Units      64,453  L(11),YM1(36),O(13)

  47   Arbor Station                                                 Units      56,944  L(27),D(31),O(2)
  48   MWD Bolingbrook Industrial                                    Sq. Ft.        46  L(27),D(88),O(5)
  49   Columbia Hotel Portfolio                                      Keys       79,064  L(27),D(91),O(2)
 49.1  Residence Inn Columbia                                        Keys       83,850
 49.2  Courtyard Columbia                                            Keys       73,056

Rollup New Trier Crossed Loans Rollup                                Sq. Ft.        32  YM1(26),DorYM1(92),O(2)
  50   New Trier Indianapolis                                        Sq. Ft.        32  YM1(26),DorYM1(92),O(2)
  51   New Trier Bakersfield                                         Sq. Ft.        32  YM1(26),DorYM1(92),O(2)
  52   New Trier Gurnee                                              Sq. Ft.        32  YM1(26),DorYM1(92),O(2)
  53   Ranch at City Park                                            Units      56,917  L(35),D(82),O(3)

  54   5th Avenue Station                                            Units     127,119  L(26),D(91),O(3)
  55   Rolling Hills Place                                           Units      38,333  L(28),D(88),O(4)
  56   Raytheon Building                                             Sq. Ft.       106  L(28),D(90),O(2)
  57   Walden Providence                                             Units      59,242  L(34),D(83),O(3)
  58   Bravo Estates                                                 Pads       59,167  L(28),D(89),O(3)

  59   Arcadis - BBL HQ                                              Sq. Ft.       115  L(27),D(91),O(2)
 59.1  Arcadis - BBL HQ - 6711 & 6723 Towpath Road                   Sq. Ft.       115
 59.2  Arcadis - BBL HQ - 8 South River Road                         Sq. Ft.       114
  60   Villa Teresa Mobile Home Park                                 Pads       95,442  L(25),D(91),O(4)
  61   Matthews Plaza                                                Sq. Ft.       101  L(27),D(90),O(3)

Rollup Juniper Portfolio                                             Units      39,432  L(24),YM1(33),O(3)
  62   Juniper Portfolio-Cumberland                                  Units      39,432  L(24),YM1(33),O(3)
  63   Juniper Portfolio-Lakehurst                                   Units      39,432  L(24),YM1(33),O(3)
  64   The Farrington                                                Units      60,268  L(25),D(92),O(3)
  65   931 Corporate Center Drive (HSBC)                             Sq. Ft.       132  L(24),D(92),O(4)

  66   River Park Apartments                                         Units      45,357  L(27),D(89),O(4)
  67   Marsh Store 80                                                Sq. Ft.       165  L(29),D(88),O(3)
  68   Albuquerque Portfolio                                         Sq. Ft.       105  L(26),D(30),O(4)
 68.1  Granada Business Center                                       Sq. Ft.        99
 68.2  Granada Square                                                Sq. Ft.       114

  70   Stratford Village Apartments                                  Units      53,571  L(27),D(31),O(2)
  71   The Pointe at Wimbledon                                       Units      65,217  L(24),YM1(92),O(4)
  72   Rialto I & II MHCs                                            Pads       36,239  L(27),D(90),O(3)
  73   Highlands MHC                                                 Pads       54,698  L(27),D(90),O(3)
  74   Harbour Run Apartments                                        Units      40,000  L(27),D(91),O(2)

  75   Holiday Inn Vail Apex                                         Keys      106,506  L(26),D(48),O(10)
  76   Raymour and Flanigan- King of Prussia                         Sq. Ft.       155  L(24),YM1(93),O(3)
  77   Remcon Medical Office Portfolio                               Sq. Ft.       125  L(24),YM1(93),O(3)
 77.1  Remcon Circle                                                 Sq. Ft.       126
 77.2  Trawood                                                       Sq. Ft.       122

  78   Fountain Plaza Medical Office                                 Sq. Ft.       204  L(28),D(88),O(4)
  79   Courtyard Chicago Glenview                                    Keys       70,470  L(28),D(29),O(3)
  80   1111 High Road                                                Units      76,838  L(29),D(88),O(3)
  81   Thurms Estates MHP                                            Pads       31,902  L(27),D(8),O(25)
  82   Tri Park Portfolio                                            Pads       15,994  L(28),D(89),O(3)

 82.1  Flat Rock Village                                             Pads       18,072
 82.2  Spring Valley Estates                                         Pads       13,497
 82.3  Voyager Village                                               Pads       14,094
  83   Shoppes at Koch Park                                          Sq. Ft.       130  L(25),D(91),O(4)
  84   Holiday Inn-Bordeaux                                          Keys       34,281  L(27),D(90),O(3)

  85   2400 Augusta Office Building                                  Sq. Ft.        79  L(25),D(91),O(4)
  86   Barloworld Distribution                                       Sq. Ft.        88  L(23),YM1(4),DorYM1(89),O(4)
  87   Nova Stor Self Storage                                        Sq. Ft.        89  L(25),D(92),O(3)
Rollup Shops at Stadium Towers and Hooters Crossed Portfolio         Sq. Ft.       425  L(30),D(86),O(4)
  88   Shops at Stadium Towers                                       Sq. Ft.       425  L(30),D(86),O(4)

  89   Shops at Stadium Towers Hooters                               Sq. Ft.       425  L(30),D(86),O(4)
  90   Cypress Center                                                Sq. Ft.       206  L(24),YM1(92),O(4)
  91   Garden Gate Apartments                                        Units      83,186  L(26),D(87),O(7)
  92   One Airport Center                                            Sq. Ft.       125  L(27),D(90),O(3)
  93   Tecnofarma                                                    Sq. Ft.       140  L(26),D(87),O(7)

  94   700-710 Pelham Parkway                                        Sq. Ft.       605  L(27),D(89),O(4)
  95   Chestnut Court Apartments                                     Units      90,000  L(27),D(90),O(3)
  96   Summer & Bedford Office                                       Sq. Ft.        98  L(28),D(89),O(3)
 96.1  733 Summer Street                                             Sq. Ft.        91
 96.2  777 Summer Street                                             Sq. Ft.        78

 96.3  612 Bedford Street                                            Sq. Ft.       246
  97   Mountain View Plaza                                           Sq. Ft.       137  L(36),YM1(81),O(3)
  98   Hilton Village Shopping Center and Hilton Village Office Park Sq. Ft.        89  YM1(27),DorYM1(27),O(6)
  99   Club Marina MHC                                               Pads       50,441  L(27),D(21),Dor1%(11),O(1)
 100   Crane Building                                                Sq. Ft.        69  L(24),D(93),O(3)

 101   PetsMart/Staples                                              Sq. Ft.       185  L(27),D(89),O(4)
 102   Hampton Inn West                                              Keys       65,078  L(27),D(29),O(4)
 103   North Valley Self Storage                                     Sq. Ft.       110  L(25),D(92),O(3)
 104   Cortina Inn & Resort                                          Keys       80,469  L(24),D(92),O(4)
 105   Ohio MHP Portfolio                                            Pads       14,115  L(29),D(12),O(19)

105.1  Arrowhead Lake                                                Pads       15,535
105.2  Swanton Meadows                                               Pads       12,465
105.3  Sylvania Estates                                              Pads       15,369
105.4  Grand Rapids                                                  Pads       10,449

                                      15

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              Second
                                       Third Most Third Most   Most    Second Most   Most
Loan                                     Recent   Recent NOI  Recent   Recent NOI   Recent   Most Recent Underwritten
No.             Property Name           NOI ($)      Date     NOI ($)     Date      NOI ($)   NOI Date     NOI ($)
----    ------------------------------ ---------- ---------- --------- ----------- --------- ----------- ------------
  30    Oakridge Apartments            1,602,234  12/31/2004 1,626,066 12/31/2005  1,759,673 12/31/2006   1,928,862

  31    Lebanon Plaza                                        1,429,425 12/31/2005  1,185,728 Ann.         1,932,783
                                                                                             8/31/2006
  32    7700 Leesburg Pike                                   1,530,660 12/31/2005  1,818,682 Ann.         1,713,798
                                                                                             11/30/2006
Rollup  Springhill Suites Chicago      1,355,762  12/31/2004 2,146,073 12/31/2005  2,628,046 12/31/2006   2,467,090
        Portfolio
  33    Springhill Suites - Burr Ridge   796,620  12/31/2004 1,055,158 12/31/2005  1,346,082 12/31/2006   1,301,902
  34    Springhill Suites - Elmhurst     559,142  12/31/2004 1,090,915 12/31/2005  1,281,964 12/31/2006   1,165,188

  35    5200 Alameda                                                                                      1,920,267
  36    Orchard Heights                                      1,584,680 12/31/2004  1,694,264 T - 12       1,830,897
                                                                                             11/30/2006
  37    Mirabella                                            1,443,865 12/31/2005  1,435,752 12/31/2006   1,419,956
  38    Ocotillo Plaza                   777,487  12/31/2004   864,583 12/31/2005    923,219 12/31/2006   1,614,425
  39    Deerfield Luxury Townhomes                           1,452,338 12/31/2005  1,549,787 12/31/2006   1,530,018

  40    Cypress Crossroads                                                         1,295,831 Ann.         1,624,663
                                                                                             8/31/2006
  41    Clarion LaGuardia Airport      1,073,888  12/31/2004 1,827,047 12/31/2005  1,870,751 T - 12       1,969,001
        Hotel                                                                                9/30/2006
  42    Media Center                                         1,581,098 12/31/2005  1,518,485 T - 12       1,398,591
                                                                                             11/30/2006
  43    Westchester Portfolio          1,451,605  12/31/2004 1,458,675 12/31/2005  1,450,898 T - 12       1,613,672
                                                                                             8/31/2006
 43.1   Westchester Village

 43.2   Westchester Square
 43.3   Washington Manor
  44    Allison Pointe                 1,890,866  12/31/2004 1,986,494 12/31/2005  2,398,106 12/31/2006   2,412,776
  45    Backlick Plaza                   684,122  12/31/2004   479,847 12/31/2005    662,040 Ann.         1,425,254
                                                                                             10/31/2006
  46    Mansions at Round Rock           984,232  12/31/2004 1,034,529 12/31/2005  1,045,247 12/31/2006   1,124,756

  47    Arbor Station                  1,311,551  12/31/2004 1,385,886 12/31/2005  1,321,626 T - 12       1,410,435
                                                                                             11/30/2006
  48    MWD Bolingbrook Industrial                                                                        1,528,641
  49    Columbia Hotel Portfolio                               874,789 12/31/2005  1,630,037 T - 12       1,662,145
                                                                                             11/30/2006
 49.1   Residence Inn Columbia                                 240,854 12/31/2005    946,750 T - 12         973,327
                                                                                             11/30/2006
 49.2   Courtyard Columbia               716,988  12/31/2004   633,935 12/31/2005    683,287 T - 12         688,818
                                                                                             11/30/2006

Rollup  New Trier Crossed Loans Rollup                                             1,513,467 12/31/2005   1,552,905
  50    New Trier Indianapolis                                                       613,743 12/31/2005     676,111
  51    New Trier Bakersfield                                  507,669 12/31/2004    532,161 12/31/2005     512,088
  52    New Trier Gurnee                                                             367,563 12/31/2005     364,706
  53    Ranch at City Park                                     494,772 12/31/2005  1,046,563 T - 12       1,407,623
                                                                                             5/30/2006

  54    5th Avenue Station             1,895,980  12/31/2004 1,814,281 12/31/2005  2,111,460 12/31/2006   1,800,449
  55    Rolling Hills Place            1,017,768  12/31/2004 1,034,084 12/31/2005  1,230,701 T - 12       1,301,363
                                                                                             11/30/2006
  56    Raytheon Building              1,020,204  12/31/2004   982,266 12/31/2005  1,090,628 T - 12       1,296,456
                                                                                             6/30/2006
  57    Walden Providence                                      636,838 12/31/2005  1,213,962 12/31/2006   1,380,368
  58    Bravo Estates                    855,023  12/31/2004   936,759 12/31/2005    992,317 T - 12       1,042,771
                                                                                             8/31/2006

  59    Arcadis - BBL HQ                                                                                  1,376,098
 59.1   Arcadis - BBL HQ - 6711 &
        6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South
        River Road
  60    Villa Teresa Mobile Home Park  1,020,469  12/31/2004 1,093,896 12/31/2005  1,059,226 12/31/2006     903,355
  61    Matthews Plaza                                         120,574 12/31/2005    735,874 12/31/2006   1,160,840

Rollup  Juniper Portfolio              1,237,482  12/31/2004 1,059,517 12/31/2005  1,486,188 T - 12       1,367,424
                                                                                             11/30/2006
  62    Juniper Portfolio-Cumberland   1,237,482  12/31/2004 1,059,517 12/31/2005  1,046,918 T - 12         921,318
                                                                                             11/30/2006
  63    Juniper Portfolio-Lakehurst                                                  439,270 T - 12         446,106
                                                                                             11/30/2006
  64    The Farrington                                                             1,931,246 T - 12       1,160,348
                                                                                             2/28/2007
  65    931 Corporate Center Drive     1,024,756  12/31/2004 1,115,633 12/31/2005  1,277,324 12/31/2006   1,154,964
        (HSBC)

  66    River Park Apartments            900,725  12/31/2004   947,399 12/31/2005    996,862 12/31/2006   1,015,997
  67    Marsh Store 80                                                                                    1,267,365
  68    Albuquerque Portfolio            945,259  12/31/2004   865,469 12/31/2005    970,968 12/31/2006   1,014,212
 68.1   Granada Business Center          477,210  12/31/2004   419,821 12/31/2005    473,719 12/31/2006     484,110
 68.2   Granada Square                   468,049  12/31/2004   445,648 12/31/2005    497,249 12/31/2006     530,102

  70    Stratford Village Apartments     869,245  12/31/2004   887,539 12/31/2005    943,965 T - 12         998,422
                                                                                             11/30/2006
  71    The Pointe at Wimbledon          872,560  12/31/2004   855,286 12/31/2005    938,578 12/31/2006   1,019,299
  72    Rialto I & II MHCs               604,412  12/31/2004   683,947 12/31/2005    707,302 T - 12         894,540
                                                                                             8/31/2006
  73    Highlands MHC                    743,236  12/31/2004   775,651 12/31/2005    833,797 T - 12         873,471
                                                                                             8/31/2006
  74    Harbour Run Apartments                                                       733,091 T - 11       1,050,850
                                                                                             11/30/2006

  75    Holiday Inn Vail Apex                                1,129,839 12/31/2005  1,593,205 12/31/2006   1,516,680
  76    Raymour and Flanigan- King of  1,251,205  12/31/2004 1,276,046 12/31/2005  1,239,372 T - 12       1,115,239
        Prussia                                                                              8/31/2006
  77    Remcon Medical Office                                                                             1,087,257
        Portfolio
 77.1   Remcon Circle                                                                                       740,443
 77.2   Trawood                                                                                             346,814

  78    Fountain Plaza Medical Office    811,266  12/31/2004   830,211 12/31/2005    865,135 T - 12       1,004,941
                                                                                             9/30/2006
  79    Courtyard Chicago Glenview       718,523  12/31/2004 1,015,537 12/31/2005  1,282,987 T - 12       1,381,986
                                                                                             9/30/2006
  80    1111 High Road                   508,541  12/31/2004   272,471 12/31/2005    701,480 T - 12         919,976
                                                                                             10/31/2006
  81    Thurms Estates MHP                                                                                1,220,965
  82    Tri Park Portfolio             1,130,990  12/31/2004 1,055,150 12/31/2005  1,032,065 T - 12       1,055,103
                                                                                             7/31/2006

 82.1   Flat Rock Village                645,348  12/31/2004   582,212 12/31/2005    582,868 T - 12         586,186
                                                                                             7/31/2006
 82.2   Spring Valley Estates            263,770  12/31/2004   258,304 12/31/2005    247,954 T - 12         247,804
                                                                                             7/31/2006
 82.3   Voyager Village                  221,872  12/31/2004   214,633 12/31/2005    201,244 T - 12         221,112
                                                                                             7/31/2006
  83    Shoppes at Koch Park                                                                                874,976
  84    Holiday Inn-Bordeaux           1,901,738  12/31/2004   966,989 12/31/2005  2,032,920 12/31/2006   1,709,529

  85    2400 Augusta Office Building     998,062  12/31/2004   860,874 12/31/2005    766,809 12/31/2006     920,662
  86    Barloworld Distribution                                                                             805,642
  87    Nova Stor Self Storage           836,880  12/31/2004   847,720 12/31/2005    837,405 T - 12         781,936
                                                                                             11/30/2006
Rollup  Shops at Stadium Towers and                                                                         891,126
        Hooters Crossed Portfolio
  88    Shops at Stadium Towers                                                                             756,460

  89    Shops at Stadium Towers                                                      138,465 Ann.           134,666
        Hooters                                                                              8/1/2006
  90    Cypress Center                   853,865  12/31/2004   847,329 12/31/2005    838,814 Ann.           912,400
                                                                                             11/30/2006
  91    Garden Gate Apartments           692,135  12/31/2004   716,899 12/31/2005    751,360 T - 12         821,768
                                                                                             11/30/2006
  92    One Airport Center               533,943  12/31/2004   563,342 12/31/2005    668,392 T - 12         851,894
                                                                                             9/30/2006
  93    Tecnofarma                                                                                        1,087,637

  94    700-710 Pelham Parkway                                                                              669,745
  95    Chestnut Court Apartments                                                    721,582 12/31/2005     694,221
  96    Summer & Bedford Office        1,156,262  12/31/2004 1,212,177 12/31/2005  1,059,171 T - 12       1,050,363
                                                                                             9/30/2006
 96.1   733 Summer Street                615,646  12/31/2004   562,870 12/31/2005    487,246 T - 12         451,249
                                                                                             9/30/2006
 96.2   777 Summer Street                381,984  12/31/2004   406,349 12/31/2005    325,425 T - 12         334,797
                                                                                             9/30/2006

 96.3   612 Bedford Street               158,632  12/31/2004   242,958 12/31/2005    246,500 T - 12         264,317
                                                                                             9/30/2006
  97    Mountain View Plaza              747,135  12/31/2004   699,967 12/31/2005    687,559 Ann.           739,769
                                                                                             11/30/2006
  98    Hilton Village Shopping        1,745,939  12/31/2004 2,004,169 12/31/2005  1,936,003 Ann.         1,073,947
        Center and Hilton Village                                                            10/31/2006
        Office Park
  99    Club Marina MHC                  603,875  12/31/2004   583,547 12/31/2005    632,457 T - 12         638,084
                                                                                             10/31/2006
 100    Crane Building                   731,316  12/31/2004   736,758 12/31/2005    695,541 12/31/2006   1,040,954

 101    PetsMart/Staples                                                             703,224 Ann.           654,337
                                                                                             1/31/2006
 102    Hampton Inn West                 728,301  12/31/2004   817,714 12/31/2005  1,059,293 T - 12         893,155
                                                                                             10/31/2006
 103    North Valley Self Storage        598,243  12/31/2004   643,963 12/31/2005    675,185 T - 12         601,953
                                                                                             11/30/2006
 104    Cortina Inn & Resort                                   945,691 12/31/2005  1,287,015 12/31/2006     945,279
 105    Ohio MHP Portfolio               842,866  12/31/2004   830,832 12/31/2005    817,446 T - 12         678,908
                                                                                             8/31/2006

105.1   Arrowhead Lake                   385,933  12/31/2004   369,331 12/31/2005    412,176 T - 12         352,565
                                                                                             8/31/2006
105.2   Swanton Meadows                  196,100  12/31/2004   209,795 12/31/2005    165,350 T - 12         136,205
                                                                                             8/31/2006
105.3   Sylvania Estates                 159,542  12/31/2004   165,230 12/31/2005    157,854 T - 12         124,506
                                                                                             8/31/2006
105.4   Grand Rapids                     101,291  12/31/2004    86,476 12/31/2005     82,066 T - 12          65,632
                                                                                             8/31/2006

Loan                                   Underwritten Underwritten Underwritten Underwritten Underwritten
No.             Property Name          Revenue ($)    EGI ($)    Expenses ($) Reserves ($)  TI/LC ($)
----    ------------------------------ ------------ ------------ ------------ ------------ ------------
  30    Oakridge Apartments             3,520,305    3,506,623    1,577,762     118,000

  31    Lebanon Plaza                   2,751,109    2,646,168      713,385      47,811       63,959

  32    7700 Leesburg Pike              3,383,233    3,021,076    1,307,278      26,291      224,715

Rollup  Springhill Suites Chicago       6,224,284    6,360,563    3,893,472     254,423
        Portfolio
  33    Springhill Suites - Burr Ridge  3,205,791    3,280,570    1,978,667     131,223
  34    Springhill Suites - Elmhurst    3,018,493    3,079,993    1,914,805     123,200

  35    5200 Alameda                    1,885,022    1,979,656       59,390      12,564       56,401
  36    Orchard Heights                 3,774,290    3,437,568    1,606,671      69,400

  37    Mirabella                       2,455,742    2,560,004    1,140,048      68,800
  38    Ocotillo Plaza                  1,648,893    2,042,546      428,121      17,298       57,660
  39    Deerfield Luxury Townhomes      1,922,792    2,042,482      512,464      41,500

  40    Cypress Crossroads              2,561,254    2,356,354      731,691      22,332      163,536

  41    Clarion LaGuardia Airport       5,816,957    6,375,957    4,406,956     255,038
        Hotel
  42    Media Center                    1,784,172    2,043,808      645,217      12,438       74,678

  43    Westchester Portfolio           4,363,848    3,973,054    2,359,181     175,070

 43.1   Westchester Village

 43.2   Westchester Square
 43.3   Washington Manor
  44    Allison Pointe                  3,520,016    3,658,516    1,245,740      64,938      280,309
  45    Backlick Plaza                  1,943,471    1,846,298      421,044      22,700       41,590

  46    Mansions at Round Rock          2,231,748    2,336,555    1,211,799      51,200

  47    Arbor Station                   2,285,348    2,225,407      814,972      62,208

  48    MWD Bolingbrook Industrial      1,617,090    2,074,864      546,223      35,270       81,274
  49    Columbia Hotel Portfolio        5,226,095    5,496,862    3,834,718     274,843

 49.1   Residence Inn Columbia          2,942,938    3,061,105    2,087,778     153,055

 49.2   Courtyard Columbia              2,283,157    2,435,757    1,746,940     121,788

Rollup  New Trier Crossed Loans Rollup  1,625,810    1,944,750      391,845     139,795       59,708
  50    New Trier Indianapolis            662,613      923,662      247,551     113,450       23,600
  51    New Trier Bakersfield             564,140      605,373       93,285      23,240       24,407
  52    New Trier Gurnee                  399,057      415,715       51,009       3,105       11,701
  53    Ranch at City Park              2,382,550    2,643,999    1,236,376      54,000

  54    5th Avenue Station              3,743,769    3,456,279    1,655,830      58,452      118,774
  55    Rolling Hills Place             2,538,456    2,758,656    1,457,293     108,256

  56    Raytheon Building               1,377,505    1,569,880      273,424      24,518       63,208

  57    Walden Providence               2,070,240    2,196,740      816,372      48,800
  58    Bravo Estates                   1,606,320    1,835,380      792,609       9,600

  59    Arcadis - BBL HQ                2,474,333    2,350,616      974,518      18,461       54,727
 59.1   Arcadis - BBL HQ - 6711 &
        6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South
        River Road
  60    Villa Teresa Mobile Home Park   1,268,079    1,599,841      696,486       7,350
  61    Matthews Plaza                  1,652,869    1,570,225      409,386      13,830       69,791

Rollup  Juniper Portfolio               2,244,828    2,435,828    1,068,404      88,000

  62    Juniper Portfolio-Cumberland    1,482,000    1,633,000      711,682      62,000

  63    Juniper Portfolio-Lakehurst       762,828      802,828      356,722      26,000

  64    The Farrington                  1,931,022    2,151,022      990,674      56,429

  65    931 Corporate Center Drive      1,228,081    1,418,138      263,174      15,000      198,720
        (HSBC)

  66    River Park Apartments           2,229,822    2,136,636    1,120,638      56,000
  67    Marsh Store 80                  1,334,068    1,267,365       18,915       58,399
  68    Albuquerque Portfolio           1,524,752    1,535,806      521,594      23,063       80,869
 68.1   Granada Business Center           717,382      717,382      233,272      13,005       44,802
 68.2   Granada Square                    807,370      818,424      288,322      10,058       36,067

  70    Stratford Village Apartments    1,699,037    1,669,711      671,289      45,248

  71    The Pointe at Wimbledon         1,384,132    1,549,132      529,833      36,800
  72    Rialto I & II MHCs              1,454,628    2,059,278    1,164,738      13,080

  73    Highlands MHC                   1,268,122    1,524,792      651,321       8,600

  74    Harbour Run Apartments          2,129,399    2,000,318      949,468      70,000

  75    Holiday Inn Vail Apex           3,248,002    4,073,148    2,556,468     162,926
  76    Raymour and Flanigan- King of   1,673,351    1,816,351      701,112      10,338       64,166
        Prussia
  77    Remcon Medical Office           1,187,001    1,705,439      618,182      21,656       53,078
        Portfolio
 77.1   Remcon Circle                     806,355    1,139,046      398,603      14,195       53,078
 77.2   Trawood                           380,646      566,393      219,579       7,461

  78    Fountain Plaza Medical Office   1,114,686    1,458,044      453,103      10,328       63,457

  79    Courtyard Chicago Glenview      3,646,096    3,895,596    2,513,610     155,824

  80    1111 High Road                  1,309,517    1,580,877      660,901      40,800

  81    Thurms Estates MHP              1,986,049    1,837,095      616,130      13,040
  82    Tri Park Portfolio              1,596,846    1,729,143      674,040      27,320

 82.1   Flat Rock Village                 853,102      915,866      329,680      13,280

 82.2   Spring Valley Estates             375,727      418,922      171,118       7,335

 82.3   Voyager Village                   368,016      394,354      173,242       6,705

  83    Shoppes at Koch Park            1,211,629    1,115,923      240,947      13,083       41,741
  84    Holiday Inn-Bordeaux            4,987,626    7,566,369    5,856,840     302,655

  85    2400 Augusta Office Building    1,784,482    1,867,247      946,585      27,470      119,090
  86    Barloworld Distribution           866,225      994,342      188,699      16,715
  87    Nova Stor Self Storage          1,120,806    1,126,406      344,470      16,499

Rollup  Shops at Stadium Towers and     1,144,308    1,087,093      195,967       2,357       20,048
        Hooters Crossed Portfolio
  88    Shops at Stadium Towers           963,573      915,395      158,935       2,357       20,048

  89    Shops at Stadium Towers           180,735      171,698       37,032
        Hooters
  90    Cypress Center                  1,370,295    1,239,420      327,021      14,072       35,987

  91    Garden Gate Apartments          1,259,335    1,296,835      475,067      28,250

  92    One Airport Center              1,295,168    1,322,645      470,751      10,996       65,654

  93    Tecnofarma                      1,196,350    1,315,625      227,988      22,106       47,393

  94    700-710 Pelham Parkway            982,483      933,359      263,614       2,975       25,061
  95    Chestnut Court Apartments       1,182,750    1,258,070      563,849      20,000
  96    Summer & Bedford Office         1,716,284    1,840,984      790,621      18,396      110,737

 96.1   733 Summer Street                 771,500      816,100      364,851       9,214       56,112

 96.2   777 Summer Street                 682,284      725,884      391,087       7,682       45,725

 96.3   612 Bedford Street                262,500      299,000       34,683       1,500        8,900

  97    Mountain View Plaza             1,151,589    1,068,834      329,065       9,545       19,625

  98    Hilton Village Shopping         3,343,081    3,164,620    2,090,673      59,583      168,572
        Center and Hilton Village
        Office Park
  99    Club Marina MHC                 1,007,209    1,138,809      500,725       6,800

 100    Crane Building                  1,967,736    1,807,345      766,391      21,296      160,598

 101    PetsMart/Staples                  998,994      949,045      294,708       4,498       19,840

 102    Hampton Inn West                2,874,903    2,899,852    2,006,697     115,994

 103    North Valley Self Storage         858,776      894,976      293,023      10,604

 104    Cortina Inn & Resort            2,498,050    4,169,780    3,224,501     166,791
 105    Ohio MHP Portfolio              1,519,044    1,386,250      707,342      27,050

105.1   Arrowhead Lake                    760,764      660,343      307,778      12,350

105.2   Swanton Meadows                   333,000      344,400      208,195       6,800

105.3   Sylvania Estates                  282,360      245,733      121,227       4,600

105.4   Grand Rapids                      142,920      135,774       70,142       3,300

                                      16

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                       Underwritten
Loan                                     Net Cash                               Lease     2nd Largest            Lease
No.     Property Name                    Flow ($)    Largest Tenant     SF    Expiration    Tenant        SF   Expiration
----    ------------------------------ ------------ ----------------- ------- ---------- -------------- ------ ----------
  30    Oakridge Apartments             1,810,862
  31    Lebanon Plaza                   1,821,013   Sears              98,186  1/11/2011 Kohl's         88,408  1/31/2025
                                                                                         (Ground
                                                                                         Lease)
  32    7700 Leesburg Pike              1,462,791   Public Interest    12,048  9/30/2008 Campaign       11,942 12/31/2011
                                                    Communications                       Mail & Data

Rollup  Springhill Suites Chicago       2,212,668
        Portfolio
  33    Springhill Suites - Burr Ridge  1,170,680
  34    Springhill Suites - Elmhurst    1,041,988
  35    5200 Alameda                    1,851,301   Sara Lee Baking   125,643  3/31/2013
                                                    Facility
  36    Orchard Heights                 1,761,497
  37    Mirabella                       1,351,156
  38    Ocotillo Plaza                  1,539,467   King Ranch         43,130 12/31/2022 Auto Zone       6,000  4/30/2010
                                                    Markets

  39    Deerfield Luxury Townhomes      1,488,518
  40    Cypress Crossroads              1,438,796   Siemens Real       37,410  4/30/2013 Ford Motor     19,718  3/31/2010
                                                    Estate                               Credit
  41    Clarion LaGuardia Airport       1,713,963
        Hotel
  42    Media Center                    1,311,475   Herzog Cowen       12,147  5/31/2011 Stephen L.      7,793  2/13/2010
                                                    Entertainment,                       Hewitt (Law
                                                    Inc.                                 offices of
                                                                                         Hewitt &
                                                                                         Prout)
  43    Westchester Portfolio           1,438,602
 43.1   Westchester Village
 43.2   Westchester Square
 43.3   Washington Manor
  44    Allison Pointe                  2,067,529   Liberty Fund -     58,624  3/31/2017 ICUL           21,536 10/31/2009
                                                    WC2                                  Services
                                                                                         Corporation -
                                                                                         LP2
  45    Backlick Plaza                  1,360,963   el Grande          49,582  9/30/2021 Positive        3,500  5/31/2009
                                                    International                        Image
                                                    Market
  46    Mansions at Round Rock          1,073,556
  47    Arbor Station                   1,348,227
  48    MWD Bolingbrook Industrial      1,412,098   Windy City        110,510  6/30/2014 GalCal, Inc    85,767  1/31/2010
                                                    Wire Cable

  49    Columbia Hotel Portfolio        1,387,302
 49.1   Residence Inn Columbia            820,272
 49.2   Courtyard Columbia                567,030
Rollup  New Trier Crossed Loans Rollup  1,353,402
  50    New Trier Indianapolis            539,061   JDSU              206,272 10/31/2014
  51    New Trier Bakersfield             464,441   Dopaco, Inc       232,396  3/26/2013
  52    New Trier Gurnee                  349,900   Ameritech of IL    43,750  3/11/2013
  53    Ranch at City Park              1,353,623
  54    5th Avenue Station              1,623,222   The School of      12,695   7/1/2008 Efficient       5,083  10/1/2007
                                                    Performing Arts                      Capital
                                                                                         Management
  55    Rolling Hills Place             1,193,107
  56    Raytheon Building               1,208,730   Raytheon          136,210  9/30/2016
  57    Walden Providence               1,331,568
  58    Bravo Estates                   1,033,171
  59    Arcadis - BBL HQ                1,302,909
 59.1   Arcadis - BBL HQ - 6711 &                   Arcadis - East    110,328  1/15/2017
        6723 Towpath Road                           Syracuse, NY
 59.2   Arcadis - BBL HQ - 8 South                  Arcadis -          12,748  1/15/2017
        River Road                                  Cranbury, NJ
  60    Villa Teresa Mobile Home Park     896,005
  61    Matthews Plaza                  1,077,219   Ashley Furniture   80,276 10/31/2020 Sofa Express   27,628  8/31/2011

Rollup  Juniper Portfolio               1,279,424
  62    Juniper Portfolio-Cumberland      859,318
  63    Juniper Portfolio-Lakehurst       420,106
  64    The Farrington                  1,103,919
  65    931 Corporate Center Drive        941,244   HSBC Finance      100,000 11/30/2010
        (HSBC)                                      Corp.
  66    River Park Apartments             959,997
  67    Marsh Store 80                  1,190,051   Marsh              75,658 10/31/2026
                                                    Supermarket
  68    Albuquerque Portfolio             910,279
 68.1   Granada Business Center           426,303   Urology Group       5,869  1/31/2010 Hurley,         5,546 10/31/2007
                                                    of NM                                Toevs,
                                                                                         Styles,
                                                                                         Hamblin &
                                                                                         Pante
 68.2   Granada Square                    483,977   Gruet Grill         4,461  8/31/2010 Rio Grande      4,107  3/31/2009
                                                                                         Portland, Inc.

  70    Stratford Village Apartments      953,174
  71    The Pointe at Wimbledon           982,499
  72    Rialto I & II MHCs                881,460
  73    Highlands MHC                     864,871
  74    Harbour Run Apartments            980,850
  75    Holiday Inn Vail Apex           1,353,754
  76    Raymour and Flanigan- King of   1,040,735   Raymour and        65,667 10/31/2021 Sleepy's Inc.   3,254 11/30/2012
        Prussia                                     Flanigan
  77    Remcon Medical Office           1,012,523
        Portfolio
 77.1   Remcon Circle                     673,170   PHA, P.A. and      33,582 12/31/2022 Access         21,170  5/31/2011
                                                    PHM, P.A                             Healthsource,
                                                                                         Inc.
 77.2   Trawood                           339,353   PHA, P.A. and      28,000  8/31/2019
                                                    PHM, P.A
  78    Fountain Plaza Medical Office     931,156   Northwest          39,271 12/31/2016 Orange          4,584  1/31/2011
                                                    Hospital, LLC                        Grove
                                                                                         Pediatrics
  79    Courtyard Chicago Glenview      1,226,162
  80    1111 High Road                    879,176
  81    Thurms Estates MHP              1,207,925
  82    Tri Park Portfolio              1,027,783
 82.1   Flat Rock Village                 572,906
 82.2   Spring Valley Estates             240,469
 82.3   Voyager Village                   214,407
  83    Shoppes at Koch Park              820,153   Shop 'N Save       53,410  2/27/2025 Deaver's        4,994  6/14/2008
                                                                                         Restaurant &
                                                                                         Sports Bar
  84    Holiday Inn-Bordeaux            1,406,874
  85    2400 Augusta Office Building      774,102   Alliance           22,712  4/30/2012 American        4,303  7/31/2009
                                                    Residential                          Diabetes
                                                    Management
  86    Barloworld Distribution           788,927   Barloworld        111,436 10/18/2021
  87    Nova Stor Self Storage            765,437
Rollup  Shops at Stadium Towers and       868,722
        Hooters Crossed Portfolio
  88    Shops at Stadium Towers           734,056   Comerica Bank       3,294  8/31/2016 California      2,956  8/31/2016
                                                                                         Pizza
                                                                                         Kitchen
  89    Shops at Stadium Towers           134,666   Hooters             6,828   3/7/2014
        Hooters
  90    Cypress Center                    862,341   Dollar Tree         8,449  3/31/2011 Carl's Jr.      4,003 11/12/2010
                                                    Stores
  91    Garden Gate Apartments            793,518
  92    One Airport Center                775,244   Rentrak            55,518 12/31/2016 Pacific         7,119 12/31/2013
                                                                                         Fisheries

  93    Tecnofarma                      1,018,138   Tolmar, Inc.       65,019 12/31/2026
  94    700-710 Pelham Parkway            641,709   Bank of             3,900   5/1/2010 The Avenue      3,600   1/1/2008
                                                    America
  95    Chestnut Court Apartments         674,221
  96    Summer & Bedford Office           921,230
 96.1   733 Summer Street                 385,923   Victor J. Cavallo   3,719  7/31/2007 Data Square,    3,670  3/31/2010
                                                                                         LLC

 96.2   777 Summer Street                 281,390   Cacace Tusch &     13,312  8/31/2008 Wolfe &         2,225 12/31/2011
                                                    Santagata                            Mehlman
                                                                                         Real Estate
 96.3   612 Bedford Street                253,917   TD Banknorth        7,500  2/28/2010
  97    Mountain View Plaza               710,600   Safeway            42,678   2/9/2019 Blockbuster     4,300  3/31/2009
                                                                                         Video
  98    Hilton Village Shopping           845,792   Bank One (JP       11,012  2/28/2012 Wells Fargo     7,650  4/30/2012
        Center and Hilton Village                   Morgan Chase)                        Bank
        Office Park
  99    Club Marina MHC                   631,284
 100    Crane Building                    859,060   S/D Engineers      22,384  5/31/2012 Electronics    22,243  9/30/2010
                                                                                         for Imaging,
                                                                                         Inc.
 101    PetsMart/Staples                  629,998   Staples, Inc.      23,584  9/30/2015 PetsMart,      21,400  1/31/2019
                                                                                         Inc.
 102    Hampton Inn West                  777,161
 103    North Valley Self Storage         591,349
 104    Cortina Inn & Resort              778,488
 105    Ohio MHP Portfolio                651,858
105.1   Arrowhead Lake                    340,215
105.2   Swanton Meadows                   129,405
105.3   Sylvania Estates                  119,906
105.4   Grand Rapids                       62,332

Loan                                   3rd Largest           Lease    Occupancy Occupancy
No.     Property Name                    Tenant       SF   Expiration   Rate    As-of Date
----    ------------------------------ ------------ ------ ---------- --------- ----------
  30    Oakridge Apartments                                  93.6%   1/15/2007
  31    Lebanon Plaza                  T.J. Maxx    28,000  5/31/2014    94.7%   1/31/2007

  32    7700 Leesburg Pike             C2            8,646  8/31/2008    87.8%   1/20/2007
                                       Media.com
                                       Inc
Rollup  Springhill Suites Chicago                            72.3%  12/31/2006
        Portfolio
  33    Springhill Suites - Burr Ridge                       75.6%  12/31/2006
  34    Springhill Suites - Elmhurst                         69.0%  12/31/2006
  35    5200 Alameda                        100.0%    4/1/2007

  36    Orchard Heights                                      91.4%  11/15/2006
  37    Mirabella                                            90.1%   3/16/2007
  38    Ocotillo Plaza                 Alliance      4,383  1/31/2014    97.9%   2/21/2007
                                       Laundry
                                       Systems,
                                       LLC
  39    Deerfield Luxury Townhomes                           97.0%    3/7/2007
  40    Cypress Crossroads             Right Away   11,722 10/31/2010    95.4%  12/31/2006
                                       Mortgage
  41    Clarion LaGuardia Airport                            72.4%   9/30/2006
        Hotel
  42    Media Center                   Pixel Blues,  6,029  6/30/2008    93.4%  12/31/2006
                                       Inc.

  43    Westchester Portfolio                                85.9%    1/1/2007
 43.1   Westchester Village                                              84.1%    1/1/2007
 43.2   Westchester Square                                               85.7%    1/1/2007
 43.3   Washington Manor                                                 94.4%    1/1/2007
  44    Allison Pointe                 Centex       21,453  6/30/2011    82.2%   2/28/2007
                                       Homes -
                                       LP2

  45    Backlick Plaza                 Phuoc Hoa     3,200 11/30/2009   100.0%   12/1/2006
                                       Market

  46    Mansions at Round Rock                               93.8%    3/1/2007
  47    Arbor Station                                        97.6%  11/30/2006
  48    MWD Bolingbrook Industrial     Lansing      19,117  4/30/2011    76.1%   2/12/2007
                                       Building
                                       Products
  49    Columbia Hotel Portfolio                             68.3%  11/30/2006
 49.1   Residence Inn Columbia                               63.0%  11/30/2006
 49.2   Courtyard Columbia                                   75.0%  11/30/2006
Rollup  New Trier Crossed Loans Rollup                      100.0%    4/1/2007
  50    New Trier Indianapolis              100.0%    4/1/2007
  51    New Trier Bakersfield               100.0%    4/1/2007
  52    New Trier Gurnee                    100.0%    4/1/2007
  53    Ranch at City Park                                   91.9%   2/14/2007
  54    5th Avenue Station             Tanarama      4,955   8/1/2010    96.6%   1/31/2007

  55    Rolling Hills Place                                  94.0%   12/6/2006
  56    Raytheon Building                   100.0%    4/1/2007
  57    Walden Providence                                    93.4%    1/3/2007
  58    Bravo Estates                                       100.0%   9/30/2006
  59    Arcadis - BBL HQ                                    100.0%    4/1/2007
 59.1   Arcadis - BBL HQ - 6711 &           100.0%    4/1/2007
        6723 Towpath Road
 59.2   Arcadis - BBL HQ - 8 South          100.0%    4/1/2007
        River Road
  60    Villa Teresa Mobile Home Park                       100.0%   2/23/2007
  61    Matthews Plaza                 Game          9,659  6/30/2016    98.7%   1/10/2007
                                       World, Inc
Rollup  Juniper Portfolio                                    82.9%     Various
  62    Juniper Portfolio-Cumberland                         77.8%  12/14/2006
  63    Juniper Portfolio-Lakehurst                          95.2%    1/3/2007
  64    The Farrington                                       98.7%    2/1/2007
  65    931 Corporate Center Drive          100.0%    4/1/2007
        (HSBC)
  66    River Park Apartments                                93.9%  11/16/2006
  67    Marsh Store 80                      100.0%    4/1/2007

  68    Albuquerque Portfolio                                89.2%   2/12/2007
 68.1   Granada Business Center        Thomas        3,795  7/31/2007    85.0%   2/12/2007
                                       Smidt

 68.2   Granada Square                 Alliance      3,670 10/31/2009    94.7%   2/12/2007
                                       Home
                                       Health Care
  70    Stratford Village Apartments                         95.1%  11/30/2006
  71    The Pointe at Wimbledon                              94.0%  12/31/2006
  72    Rialto I & II MHCs                                   98.2%   9/30/2006
  73    Highlands MHC                                       100.0%   9/30/2006
  74    Harbour Run Apartments                               81.4%  12/26/2006
  75    Holiday Inn Vail Apex                                60.8%  12/31/2006
  76    Raymour and Flanigan- King of       100.0%  11/17/2006
        Prussia
  77    Remcon Medical Office                               100.0%    1/1/2007
        Portfolio
 77.1   Remcon Circle                  Med Spa       2,028  5/31/2025   100.0%    1/1/2007

 77.2   Trawood                             100.0%    1/1/2007

  78    Fountain Plaza Medical Office  Foothill      3,429  1/31/2011    96.7%  12/21/2006
                                       Urology

  79    Courtyard Chicago Glenview                           71.9%   9/30/2006
  80    1111 High Road                                       94.4%  11/15/2006
  81    Thurms Estates MHP                                   97.4%    2/1/2007
  82    Tri Park Portfolio                                   79.2%   10/4/2006
 82.1   Flat Rock Village                                    71.7%   10/4/2006
 82.2   Spring Valley Estates                                86.5%   10/4/2006
 82.3   Voyager Village                                      87.9%   10/4/2006
  83    Shoppes at Koch Park           Dr. Stephen   3,953   4/5/2010    94.9%   1/25/2007
                                       Knapp

  84    Holiday Inn-Bordeaux                                 77.3%  12/31/2006
  85    2400 Augusta Office Building   Republic of   3,985  8/31/2011    86.0%    3/5/2007
                                       Columbia

  86    Barloworld Distribution             100.0%    4/1/2007
  87    Nova Stor Self Storage                               90.9%  12/21/2006
Rollup  Shops at Stadium Towers and                         100.0%     Various
        Hooters Crossed Portfolio
  88    Shops at Stadium Towers        Rubio's       2,493  8/31/2016   100.0%    8/1/2006

  89    Shops at Stadium Towers             100.0%    4/1/2007
        Hooters
  90    Cypress Center                 Nancy's       3,200  4/30/2012    91.1%   1/23/2007
                                       Hallmark
  91    Garden Gate Apartments                              100.0%   8/31/2006
  92    One Airport Center             Walgreen's    3,869  9/30/2009   100.0%   11/9/2006
                                       regional
                                       office
  93    Tecnofarma                          100.0%    4/1/2007
  94    700-710 Pelham Parkway         WPR           2,475   3/1/2015   100.0%  12/19/2006
                                       Sportswear
  95    Chestnut Court Apartments                            99.0%  12/22/2006
  96    Summer & Bedford Office                              86.8%   2/15/2007
 96.1   733 Summer Street              Ace I         3,540  3/31/2010    93.6%   2/15/2007
                                       Capital,
                                       LLC
 96.2   777 Summer Street              Mighty Oak    2,220  2/28/2008    76.1%   2/15/2007
                                       Management

 96.3   612 Bedford Street                  100.0%   2/15/2007
  97    Mountain View Plaza            Sushi Tran    2,310  8/31/2009    94.8%    2/5/2007
                                       Restaurant
  98    Hilton Village Shopping        Houston's     7,302 12/31/2008    88.9%  12/31/2006
        Center and Hilton Village
        Office Park
  99    Club Marina MHC                                     100.0%   1/31/2007
 100    Crane Building                 SSPC Office  17,153  1/31/2011    99.3%   3/29/2007

 101    PetsMart/Staples                    100.0%    1/2/2007

 102    Hampton Inn West                                     70.6%  10/31/2006
 103    North Valley Self Storage                            93.7%  12/21/2006
 104    Cortina Inn & Resort                                 62.0%   2/26/2007
 105    Ohio MHP Portfolio                                   88.9%  10/31/2006
105.1   Arrowhead Lake                                       88.7%  10/31/2006
105.2   Swanton Meadows                                      83.8%  10/31/2006
105.3   Sylvania Estates                                     92.4%  10/31/2006
105.4   Grand Rapids                                         95.5%  10/31/2006

                                      17

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                Monthly  Monthly
                                        Upfront      Monthly    Upfront Monthly   Tax   Insurance   Upfront     Other
Loan                                  Replacement  Replacement   TI/LC   TI/LC  Escrow   Escrow   Engineering  Reserves
No.    Property Name                  Reserves ($) Reserves ($)   ($)     ($)     ($)      ($)    Reserve ($)    ($)
----   ------------------------------ ------------ ------------ ------- ------- ------- --------- ----------- ----------
  30   Oakridge Apartments                             9,834                    13,002    6,605      11,150

  31   Lebanon Plaza                                   5,312                    27,772                            46,250
  32   7700 Leesburg Pike                                                       15,087
Rollup Springhill Suites Chicago                      20,619                    17,031    3,324                1,024,498
       Portfolio
  33   Springhill Suites - Burr Ridge                 10,685                     8,248    1,837                  512,249
  34   Springhill Suites - Elmhurst                    9,934                     8,783    1,488                  512,249

  35   5200 Alameda                                    1,047
  36   Orchard Heights                                 5,783                     6,004    5,422
  37   Mirabella                        600,000        5,734                    15,135    5,435                  500,000
  38   Ocotillo Plaza                                    911             4,806   8,796    1,260     400,000      300,000
  39   Deerfield Luxury Townhomes                      3,459                     9,914    5,717      17,250

  40   Cypress Crossroads                              1,861            10,400  21,615    2,534                   39,797
  41   Clarion LaGuardia Airport                      21,253                    36,321    9,008      75,795    1,931,875
       Hotel                                                                                                  (Upfront);
                                                                                                                  41,700
                                                                                                               (Monthly)
  42   Media Center                                      915    225,000         19,902    1,397      97,500       43,137
  43   Westchester Portfolio            144,050       14,590                    77,515    6,340     391,545        2,092
 43.1  Westchester Village

 43.2  Westchester Square
 43.3  Washington Manor
  44   Allison Pointe                                                           23,526    1,285                   20,000
  45   Backlick Plaza                                                                               290,893
  46   Mansions at Round Rock                          4,267                    39,898    4,248      27,813

  47   Arbor Station                    124,416                                  9,112    4,735      38,875
  48   MWD Bolingbrook Industrial                      2,939             5,878  27,928      713                  162,082
  49   Columbia Hotel Portfolio                       21,863                    10,536   10,978                  310,943
 49.1  Residence Inn Columbia
 49.2  Courtyard Columbia

Rollup New Trier Crossed Loans Rollup                  1,917             7,667
  50   New Trier Indianapolis                            805             3,220
  51   New Trier Bakersfield                             901             3,603   4,740
  52   New Trier Gurnee                                  211               843   3,324
  53   Ranch at City Park                              3,533                    45,572   10,098

  54   5th Avenue Station
  55   Rolling Hills Place                             9,728                    28,286    8,141
  56   Raytheon Building                 49,000
  57   Walden Providence                               4,070                    13,062    7,339                   16,930
  58   Bravo Estates                                                             6,711

  59   Arcadis - BBL HQ                                1,538
 59.1  Arcadis - BBL HQ - 6711 &
       6723 Towpath Road
 59.2  Arcadis - BBL HQ - 8 South
       River Road
  60   Villa Teresa Mobile Home Park                                            13,163    1,482
  61   Matthews Plaza                                    692             2,315   7,619    2,331                   18,144

Rollup Juniper Portfolio                               7,334                    18,009    4,308      62,000    1,000,000
  62   Juniper Portfolio-Cumberland                    5,167                    11,651    2,923      62,000      500,000
  63   Juniper Portfolio-Lakehurst                     2,167                     6,358    1,385                  500,000
  64   The Farrington                                  7,000                    17,245   24,091       1,800
  65   931 Corporate Center Drive                      1,250
       (HSBC)

  66   River Park Apartments              4,667        4,667                    27,428
  67   Marsh Store 80                    65,076                                                                  667,034
  68   Albuquerque Portfolio                           1,922             6,727   8,337    3,963      59,345      730,000
 68.1  Granada Business Center
 68.2  Granada Square

  70   Stratford Village Apartments      90,504                                  6,000    3,975      93,125
  71   The Pointe at Wimbledon                         3,070                     8,310    3,680
  72   Rialto I & II MHCs                                                        3,957
  73   Highlands MHC                                                             5,890
  74   Harbour Run Apartments                          5,833                    29,359    3,955      53,438

  75   Holiday Inn Vail Apex                          10,183                     8,313    3,187       6,750      319,232
  76   Raymour and Flanigan- King of                                             6,723
       Prussia
  77   Remcon Medical Office                           1,790             4,423  21,056    1,843      35,363
       Portfolio
 77.1  Remcon Circle
 77.2  Trawood

  78   Fountain Plaza Medical Office                     861                    18,400                           564,674
  79   Courtyard Chicago Glenview                                               22,892    2,569                2,047,500
  80   1111 High Road                                  3,583                    14,808    7,050      51,875
  81   Thurms Estates MHP                              1,087                    29,313    2,667                   62,500
  82   Tri Park Portfolio

 82.1  Flat Rock Village
 82.2  Spring Valley Estates
 82.3  Voyager Village
  83   Shoppes at Koch Park
  84   Holiday Inn-Bordeaux                           25,138                    12,780    7,208       1,250    1,936,515

  85   2400 Augusta Office Building                    2,338     85,000  9,925  23,599    3,307      19,375        9,125
  86   Barloworld Distribution
  87   Nova Stor Self Storage                          1,390                     4,688      844
Rollup Shops at Stadium Towers and                              532,161          7,540                           147,587
       Hooters Crossed Portfolio
  88   Shops at Stadium Towers                                  532,161          5,627                           147,587

  89   Shops at Stadium Towers                                                   1,913
       Hooters
  90   Cypress Center
  91   Garden Gate Apartments                          2,355                     5,943    2,448      11,250
  92   One Airport Center                                920                    11,425    1,082                  256,771
  93   Tecnofarma

  94   700-710 Pelham Parkway                            285             5,556  17,188
  95   Chestnut Court Apartments         25,000                                 14,755    2,419       7,500
  96   Summer & Bedford Office                         2,719                    17,192
 96.1  733 Summer Street
 96.2  777 Summer Street

 96.3  612 Bedford Street
  97   Mountain View Plaza              110,000          424    100,000         13,680      865
  98   Hilton Village Shopping
       Center and Hilton Village
       Office Park
  99   Club Marina MHC                                   567                     8,602    1,063      32,519
 100   Crane Building                                  2,028    300,000          9,475    3,355

 101   PetsMart/Staples
 102   Hampton Inn West                                                         11,521    1,864                  650,175
 103   North Valley Self Storage                         885                     3,739      655
 104   Cortina Inn & Resort                           13,900                     4,325    4,016      67,500       75,000
                                                                                                              (Upfront);
                                                                                                                  21,429
                                                                                                               (Monthly)
 105   Ohio MHP Portfolio                              2,255                    17,517    1,712     105,438

105.1  Arrowhead Lake
105.2  Swanton Meadows
105.3  Sylvania Estates
105.4  Grand Rapids

                                      18

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                                                                                          Letter of
No.    Property Name                                                 Description Other Reserves                Credit
----   ------------------------------------------------- --------------------------------------------------- ------------
  30   Oakridge Apartments                               Environmental($31,250.00); Sears Roof Top
                                                         HVAC($15,000.00)

  31   Lebanon Plaza
  32   7700 Leesburg Pike                                PIP Phase II
Rollup Springhill Suites Chicago Portfolio               PIP Phase II
  33   Springhill Suites - Burr Ridge                    PIP Phase II
  34   Springhill Suites - Elmhurst

  35   5200 Alameda
  36   Orchard Heights                                   Earnout Holdback
  37   Mirabella                                         PetSmart Reserve
  38   Ocotillo Plaza
  39   Deerfield Luxury Townhomes                        Rental Escrow

  40   Cypress Crossroads                                Property Improvement Plan($1,806,875.00); Debt
                                                         Service Reserve ($125,000.00 upfront); Debt Service
                                                         Reserve ($41,700 monthly, April 2007-December
                                                         2007)
  41   Clarion LaGuardia Airport Hotel                   MCG Tenant Improvement Reserve ($32,380); MCG
                                                         Rent Reserve ($10,757)
  42   Media Center                                      Ground Rent (Monthly)                               Yes
                                                                                                             ($251,000)
  43   Westchester Portfolio
 43.1  Westchester Village

 43.2  Westchester Square
 43.3  Washington Manor                                  Assumption Escrow Fund
  44   Allison Pointe
  45   Backlick Plaza
  46   Mansions at Round Rock

  47   Arbor Station                                     Windy City Cable Rent Abatement Reserve             Yes
                                                                                                             ($616,000)
  48   MWD Bolingbrook Industrial                        PIP Escrow Reserve
  49   Columbia Hotel Portfolio
 49.1  Residence Inn Columbia
 49.2  Courtyard Columbia                                                                                    Yes
                                                                                                             ($1,000,000)

Rollup New Trier Crossed Loans Rollup
  50   New Trier Indianapolis
  51   New Trier Bakersfield
  52   New Trier Gurnee
  53   Ranch at City Park

  54   5th Avenue Station
  55   Rolling Hills Place
  56   Raytheon Building                                 Washer/Dryer Escrow Fund
  57   Walden Providence
  58   Bravo Estates

  59   Arcadis - BBL HQ
 59.1  Arcadis - BBL HQ - 6711 & 6723 Towpath Road
 59.2  Arcadis - BBL HQ - 8 South River Road
  60   Villa Teresa Mobile Home Park                     Today's Teacher Rental Escrow
  61   Matthews Plaza                                    Special Repairs Escrow Fund

Rollup Juniper Portfolio                                 Special Repairs Escrow Fund
  62   Juniper Portfolio-Cumberland                      Special Repairs Escrow Fund
  63   Juniper Portfolio-Lakehurst
  64   The Farrington
  65   931 Corporate Center Drive (HSBC)

  66   River Park Apartments                             Rent Reserve Escrow                                 Yes
                                                                                                             ($333,517)
  67   Marsh Store 80                                    Earnout Holdback                                    Yes
                                                                                                             ($730,000)
  68   Albuquerque Portfolio
 68.1  Granada Business Center
 68.2  Granada Square

  70   Stratford Village Apartments
  71   The Pointe at Wimbledon
  72   Rialto I & II MHCs
  73   Highlands MHC
  74   Harbour Run Apartments                            Seasonal Debt Service Reserve

  75   Holiday Inn Vail Apex
  76   Raymour and Flanigan- King of Prussia
  77   Remcon Medical Office Portfolio
 77.1  Remcon Circle
 77.2  Trawood                                           Hospital Parcel Tax Escrow ($155,000),
                                                         Improvements Tax Escrow ($409,674)

  78   Fountain Plaza Medical Office                     Renovation Escrow Fund
  79   Courtyard Chicago Glenview
  80   1111 High Road                                    Environmental Reserve
  81   Thurms Estates MHP
  82   Tri Park Portfolio

 82.1  Flat Rock Village
 82.2  Spring Valley Estates
 82.3  Voyager Village
  83   Shoppes at Koch Park                              PIP Holdback
  84   Holiday Inn-Bordeaux                              Lone Star Reserve ($7,625); Ronald Martin Reserve
                                                         ($1,500)

  85   2400 Augusta Office Building
  86   Barloworld Distribution
  87   Nova Stor Self Storage                            Various
Rollup Shops at Stadium Towers and Hooters Crossed       Rent Reserve
       Portfolio
  88   Shops at Stadium Towers

  89   Shops at Stadium Towers Hooters
  90   Cypress Center
  91   Garden Gate Apartments                            Rentrak Escrow
  92   One Airport Center
  93   Tecnofarma

  94   700-710 Pelham Parkway
  95   Chestnut Court Apartments
  96   Summer & Bedford Office
 96.1  733 Summer Street
 96.2  777 Summer Street

 96.3  612 Bedford Street                                                                                    Yes (Letter
                                                                                                             of Credit
                                                                                                             $110,000,
                                                                                                             Safeway
                                                                                                             Letter of
                                                                                                             Credit
                                                                                                             $100,000)
  97   Mountain View Plaza
  98   Hilton Village Shopping Center and Hilton Village
       Office Park
  99   Club Marina MHC
 100   Crane Building

 101   PetsMart/Staples                                  PIP Budget Escrow
 102   Hampton Inn West
 103   North Valley Self Storage                         Seasonality Reserve (Monthly collected July through
                                                         October and December through March)
 104   Cortina Inn & Resort
 105   Ohio MHP Portfolio

105.1  Arrowhead Lake
105.2  Swanton Meadows
105.3  Sylvania Estates
105.4  Grand Rapids

                                      19

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                         Environmental Engineering Appraisal
No.    Property Name                          Report Date  Report Date As-of Date                 Sponsor
----   ------------------------------------- ------------- ----------- ---------- ---------------------------------------
  30   Oakridge Apartments                    12/13/2006   12/13/2006   12/5/2006 Wiener, Eric R.

  31   Lebanon Plaza                           12/8/2006    12/5/2006   12/1/2006 Pergament, Irving; Shalem, Sam
  32   7700 Leesburg Pike                     12/27/2006   12/27/2006    1/8/2007 JBG Investment Fund IV, L.L.C.
Rollup Springhill Suites Chicago Portfolio       Various     5/9/2006    3/1/2007 Trapani, B. Gregory; Peterson, Lanny;
                                                                                  Tweeten, Rolf; Trapani, Bennett P.
  33   Springhill Suites - Burr Ridge          6/28/2006     5/9/2006    3/1/2007 Trapani, B. Gregory; Peterson, Lanny;
                                                                                  Tweeten, Rolf; Trapani, Bennett P.
  34   Springhill Suites - Elmhurst            6/15/2006     5/9/2006    3/1/2007 Trapani, B. Gregory; Peterson, Lanny;
                                                                                  Tweeten, Rolf; Trapani, Bennett P.

  35   5200 Alameda                            9/25/2006    9/23/2006   12/8/2006 RSGH, L.P.
  36   Orchard Heights                         11/8/2006    11/9/2006  10/23/2006 Blackrock Apartment Value Fund III,
                                                                                  Inc., Dr. Sol Rabin
  37   Mirabella                               3/21/2007     3/9/2007   2/23/2007 Freeman, Chaim; Mermelstein, Marvin
  38   Ocotillo Plaza                           3/2/2007     3/2/2007    6/5/2008 Pashaie, Michael
  39   Deerfield Luxury Townhomes              3/20/2007    3/16/2007   3/14/2007 Beyman, Ezra

  40   Cypress Crossroads                     11/27/2006   11/28/2006  11/27/2006 Saunders, John R.
  41   Clarion LaGuardia Airport Hotel         1/25/2007     1/3/2007  12/12/2006 Patel, Rajni; Penson, Edward
  42   Media Center                            1/23/2007     3/8/2007    3/6/2007 Schroth, Bradley W.
  43   Westchester Portfolio                   11/8/2006    11/7/2006   10/4/2006 England, Brad F.; Marhula, Daren;
                                                                                  Donahoe, Mark T.
 43.1  Westchester Village                     11/8/2006    11/7/2006   10/4/2006

 43.2  Westchester Square                      11/8/2006    11/7/2006   10/4/2006
 43.3  Washington Manor                        11/8/2006    11/7/2006   10/4/2006
  44   Allison Pointe                           4/7/2006    2/21/2006    2/2/2006 Swenson, Douglas L.
  45   Backlick Plaza                          12/1/2006    1/18/2007  12/20/2006 None
  46   Mansions at Round Rock                  2/13/2007    2/14/2007   2/21/2007 Hartunian, Steve

  47   Arbor Station                           1/11/2007    1/11/2007  11/30/2006 Blanchard, John D.; Miller, Samuel L.
  48   MWD Bolingbrook Industrial              1/23/2007   11/13/2006    6/1/2007 ML Realty Partners, LLC; Shaffer,
                                                                                  Jack; Smietana, Robert; Pielet, Melissa
  49   Columbia Hotel Portfolio                12/6/2006    12/7/2006  11/22/2006 Cummings, Lawrence B.; Rutledge,
                                                                                  John W.
 49.1  Residence Inn Columbia                  12/6/2006    12/7/2006  11/22/2006
 49.2  Courtyard Columbia                      12/6/2006    12/7/2006  11/22/2006

Rollup New Trier Crossed Loans Rollup            Various      Various     Various New Trier Partners, LLC
  50   New Trier Indianapolis                  1/30/2007   12/13/2006   12/1/2006 New Trier Partners, LLC
  51   New Trier Bakersfield                   1/30/2007   12/12/2006   12/4/2006 New Trier Partners, LLC
  52   New Trier Gurnee                        1/31/2007   12/13/2006   12/8/2006 New Trier Partners, LLC
  53   Ranch at City Park                      4/17/2006     5/5/2006   3/31/2006 Chapman, Stephen M.; Halvorsen, John
                                                                                  H.; Porcaro, Nicholas C.

  54   5th Avenue Station                      1/18/2007    1/15/2007  12/29/2006 Fink, Howard
  55   Rolling Hills Place                     11/8/2006    11/8/2006   11/2/2006 Lebowitz, Marc; Stein, Adam
  56   Raytheon Building                      12/27/2006   12/11/2006   12/6/2006 Jarol, Sherwin
  57   Walden Providence                       5/10/2006    5/11/2006    5/1/2006 Persons, III, Henry P.
  58   Bravo Estates                           11/6/2006    11/6/2006  10/27/2006 Flesh, Robert T.

  59   Arcadis - BBL HQ                          Various   12/27/2006     Various Karniol, Berel; Silberberg, Michael
 59.1  Arcadis - BBL HQ - 6711 & 6723           1/9/2007   12/27/2006  12/13/2006 Karniol, Berel; Silberberg, Michael
       Towpath Road
 59.2  Arcadis - BBL HQ - 8 South River        1/25/2007   12/27/2006  12/14/2006 Karniol, Berel; Silberberg, Michael
       Road
  60   Villa Teresa Mobile Home Park           1/15/2007    1/17/2007   1/12/2007 Goodman, John A.; Barbaccia, Cyril
                                                                                  G.; Barbaccia, Lena M.; Marasco,
                                                                                  Joseph
  61   Matthews Plaza                         12/21/2006   12/21/2006   1/22/2007 Hall, Dale R; Hopper, J. Barton; Ishee,
                                                                                  Jonathan N; Whitley, J. William;
                                                                                  Moore, Jackson

Rollup Juniper Portfolio                         Various    1/18/2007     Various Rippeto, Jr, J. Douglas
  62   Juniper Portfolio-Cumberland            1/19/2007    1/18/2007   1/10/2008 Rippeto, Jr, J. Douglas
  63   Juniper Portfolio-Lakehurst             1/18/2007    1/18/2007   7/10/2007 Rippeto, Jr, J. Douglas
  64   The Farrington                         12/26/2006   12/26/2006  12/17/2006 Benerofe, Andrew; Richelson, Eric
  65   931 Corporate Center Drive (HSBC)       2/28/2007    2/28/2007   2/10/2007 Macklin, Richard E.

  66   River Park Apartments                   1/19/2007    1/19/2007    1/4/2007 Fingersh, Paul S.
  67   Marsh Store 80                          10/2/2006    7/17/2006   8/31/2006 None
  68   Albuquerque Portfolio                   1/19/2007    1/19/2007   1/25/2007 Williams, Nat; Freeman, Rodney
 68.1  Granada Business Center                 1/19/2007    1/19/2007   1/25/2007
 68.2  Granada Square                          1/19/2007    1/19/2007   1/25/2007

  70   Stratford Village Apartments            1/11/2007    1/11/2007  11/30/2006 Blanchard, John D.; Miller, Samuel L.
  71   The Pointe at Wimbledon                 1/19/2007    1/19/2007   12/6/2006 Silverman, Steven
  72   Rialto I & II MHCs                      11/1/2006    11/3/2006  10/27/2006 Flesh, Robert T.
  73   Highlands MHC                           11/2/2006    11/1/2006  10/27/2006 Flesch, Michael B.; Flesh, Robert T.
  74   Harbour Run Apartments                  1/12/2007   11/14/2006  10/26/2006 Joseph, Douglas S.

  75   Holiday Inn Vail Apex                  11/17/2006   11/21/2006   11/3/2006 Bhakta, Bharat D.
  76   Raymour and Flanigan- King of Prussia  11/15/2006   11/14/2006  11/16/2006 Goldberg, Neil; Goldberg, Steven;
                                                                                  Goldberg, Michael
  77   Remcon Medical Office Portfolio           Various    1/30/2007   12/6/2006 Jennings, Walter W.
 77.1  Remcon Circle                          12/13/2006    1/30/2007   12/6/2006
 77.2  Trawood                                12/14/2006    1/30/2007   12/6/2006

  78   Fountain Plaza Medical Office          11/16/2006   11/16/2006  11/13/2006 Cotlow, Dean P.
  79   Courtyard Chicago Glenview             10/31/2006   10/30/2006    4/1/2007 Vosotas, Dan J.
  80   1111 High Road                         10/25/2006   10/27/2006  10/20/2006 Booth, Hurley H.
  81   Thurms Estates MHP                      1/24/2007   12/12/2006  12/15/2006 Morgan, Robert C.; Moser, Robert J.
  82   Tri Park Portfolio                        Various      Various     Various Skillman, Dean S.; Smith, Thomas D.

 82.1  Flat Rock Village                      11/17/2006   11/14/2006  10/18/2006
 82.2  Spring Valley Estates                  11/17/2006   11/21/2006  10/19/2006
 82.3  Voyager Village                        12/14/2006   11/14/2006  10/19/2006
  83   Shoppes at Koch Park                    1/23/2007    1/23/2007    1/9/2007 Grewe, Gerard J.
  84   Holiday Inn-Bordeaux                   12/19/2006   11/29/2006  11/15/2006 Thakker, Dipak; Gudiseva, Vijay

  85   2400 Augusta Office Building           12/31/2006     1/2/2007   2/28/2007 Adler, Uri; Maryles, Ari; Nagel,
                                                                                  Joshua; Polatsek, Jacob S.; Ray,
                                                                                  Jordan; Weingarten, Hershie
  86   Barloworld Distribution                 1/10/2007    12/1/2006  11/27/2006 Mesirow Realty Sale-Leaseback, Inc.
  87   Nova Stor Self Storage                  1/16/2007    1/15/2007   1/16/2007 Layne, Larry
Rollup Shops at Stadium Towers and Hooters     8/24/2006     9/7/2006   7/26/2006 Burnham, Scott T.; Ward, Bryon C
       Crossed Portfolio
  88   Shops at Stadium Towers                 8/24/2006     9/7/2006   7/26/2006 Burnham, Scott T.; Ward, Bryon C

  89   Shops at Stadium Towers Hooters         8/24/2006     9/7/2006   7/26/2006 Burnham, Scott T.; Ward, Bryon C
  90   Cypress Center                         12/21/2006   11/29/2006   12/7/2006 None
  91   Garden Gate Apartments                  1/10/2007    1/11/2007    1/3/2007 Haley Associates Limited Partnership
  92   One Airport Center                     11/26/2006   11/14/2006   11/1/2006 Zhang, Kewen
  93   Tecnofarma                              1/25/2007    1/25/2007  11/20/2006 Corporate Property Associates 16-
                                                                                  Global Incorporated

  94   700-710 Pelham Parkway                   1/3/2007     1/3/2007  12/27/2006 Adjmi, Harry; Cayre, Stanley S.
  95   Chestnut Court Apartments                1/5/2007    12/4/2006    1/3/2007 Schron, Rubin
  96   Summer & Bedford Office                10/25/2006   10/25/2006   11/1/2006 Hoffman, Stephen; Mann, Milton;
                                                                                  Fowler, Clayton
 96.1  733 Summer Street                      10/25/2006   10/25/2006   11/1/2006
 96.2  777 Summer Street                      10/25/2006   10/25/2006   11/1/2006

 96.3  612 Bedford Street                     10/25/2006   10/25/2006   11/1/2006
  97   Mountain View Plaza                     1/18/2007    1/19/2007    1/4/2007 CNA Enterprises, Inc.; Overland
                                                                                  Capital Corp.
  98   Hilton Village Shopping Center and     12/22/2006   12/22/2006  12/15/2006 None
       Hilton Village Office Park
  99   Club Marina MHC                        12/11/2006   12/11/2006  12/11/2006 Ali, Mohammad Akber
 100   Crane Building                         12/15/2006   12/15/2006  12/22/2006 Hammel, Charles; Perry, William

 101   PetsMart/Staples                       11/17/2006   11/13/2006   11/9/2006 Schiffman, Todd I.
 102   Hampton Inn West                       12/22/2006   12/22/2006  12/14/2006 Golder Hotel Properties, LLC; Golder,
                                                                                  Kenneth C
 103   North Valley Self Storage               1/16/2007    1/15/2007   1/18/2007 Layne, Larry
 104   Cortina Inn & Resort                     2/6/2007     2/8/2007    1/1/2007 Kerr, Jon
 105   Ohio MHP Portfolio                     11/14/2006   11/14/2006   11/3/2006 Coleman, Mark J.
105.1  Arrowhead Lake                         11/14/2006   11/14/2006   11/3/2006

105.2  Swanton Meadows                        11/14/2006   11/14/2006   11/3/2006
105.3  Sylvania Estates                       11/14/2006   11/14/2006   11/3/2006
105.4  Grand Rapids                           11/14/2006   11/14/2006   11/3/2006

                                      20

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                     % of
                                                    % of    Loan  Applicable
                                                   Initial Group     Loan               Mortgage               Cut-Off
Loan                                                Pool   One or   Group       # of      Loan    Original      Date
No.   Property Name                                Balance  Two    Balance   Properties  Seller  Balance ($) Balance ($)
----  -------------------------------------------- ------- ------ ---------- ---------- -------- ----------- -----------
 106  Innovation Court Business Center              0.19%    1       0.26%       1        GECC    7,600,000   7,600,000

 107  North Empire Self Storage                     0.19%    1       0.26%       1        GECC    7,600,000   7,600,000
 108  Milam Building                                0.19%    1       0.26%       1        GECC    7,560,000   7,560,000
 109  Eugene Medical Office Building                0.19%    1       0.26%       1        BofA    7,500,000   7,475,221
 110  Galloway Apartments                           0.18%    2       0.69%       1        BCRE    7,300,000   7,300,000
 111  Prospect Plaza La Jolla                       0.18%    1       0.25%       1        GACC    7,200,000   7,200,000

 112  Flying Star Retail Portfolio                  0.18%    1       0.24%       2        GECC    7,025,000   6,982,627
112.1 10700 Corrales Boulevard                      0.11%    1       0.14%       1        GECC    4,215,000   4,189,576
112.2 4022 - 4026 Rio Grande Boulevard Northwest    0.07%    1       0.10%       1        GECC    2,810,000   2,793,051
 114  Downtown Plaza                                0.16%    1       0.22%       1        GECC    6,513,000   6,513,000
 115  229 Fabricante                                0.16%    1       0.22%       1        BofA    6,500,000   6,487,501

 116  Marshall's Plaza                              0.16%    1       0.22%       1        BofA    6,450,000   6,438,680
 117  Shops Under Target                            0.16%    1       0.22%       1        BofA    6,485,135   6,395,967
 118  Kern MHP                                      0.16%    2       0.61%       1        GECC    6,400,000   6,400,000
 119  Wachovia Plaza Roll Up                        0.16%    1       0.22%       2        GECC    6,350,000   6,328,623
119.1 Wachovia Plaza                                0.12%    1       0.17%       1        GECC    4,952,201   4,935,530

119.2 Pine Knoll                                    0.04%    1       0.05%       1        GECC    1,397,799   1,393,093
 120  Meadowbrook Apartments                        0.16%    2       0.60%       1        GECC    6,323,000   6,302,744
 121  Conch Plaza                                   0.16%    1       0.22%       1        GECC    6,250,000   6,250,000
 122  Tamarack East MHC                             0.16%    2       0.59%       1        GECC    6,250,000   6,250,000
 123  Village Glen MHC                              0.16%    2       0.58%       1        GECC    6,150,000   6,150,000

 124  Court Square Office Building                  0.15%    1       0.21%       1        GACC    6,100,000   6,100,000
 125  Holiday Inn Hotel & Suites Pooler             0.15%    1       0.21%       1        BCRE    6,000,000   5,987,183
 126  Powers Professional Campus                    0.15%    1       0.21%       1        GECC    6,000,000   6,000,000
 127  Portland Fairview RV Resort                   0.15%    1       0.20%       1        GECC    5,850,000   5,838,989
 128  Paragon Building                              0.15%    1       0.20%       1        GACC    5,800,000   5,800,000

 129  Crystal Pointe MHC                            0.14%    2       0.53%       1        GECC    5,600,000   5,600,000
 130  Rivermont Apartments                          0.14%    2       0.53%       1        GECC    5,540,000   5,540,000
 131  Owens Corning Industrial                      0.14%    1       0.19%       1        BofA    5,430,000   5,430,000
 132  Holiday Inn Select Wilmington-Brandywine      0.13%    1       0.18%       1        BofA    5,350,000   5,335,321
 133  Raymour and Flanigan - Poughkeepsie, NY       0.13%    1       0.18%       1        GECC    5,308,000   5,302,212

 134  Marsh Store 31                                0.13%    1       0.18%       1        BofA    5,286,922   5,260,611
 135  Harbor Landing                                0.13%    1       0.18%       1        GECC    5,250,000   5,250,000
 136  Hidden Village MHC                            0.13%    2       0.50%       1        GECC    5,250,000   5,250,000
 137  Park Apartments Phases I & II                 0.13%    2       0.50%       1        GECC    5,350,000   5,213,842
 138  Stone Ridge Apartments Phase II               0.13%    2       0.49%       1        BCRE    5,200,000   5,184,568

 139  Claycreek Mini Storage                        0.13%    1       0.17%       1        GECC    5,040,000   5,040,000
 140  Holiday Inn Express - Waterford               0.13%    1       0.17%       1        GACC    5,000,000   4,995,022
 141  Holiday Inn Express Six Flags                 0.13%    1       0.17%       1        BofA    4,960,000   4,960,000
 142  JMT Warehouse                                 0.12%    1       0.17%       1        GECC    4,905,000   4,905,000
 143  Premier Self Storage -Toa Baja                0.12%    1       0.17%       1        BofA    4,904,000   4,904,000

 144  Indiana MHP Portfolio                         0.12%    2       0.46%       3        BCRE    4,875,000   4,855,367
144.1 Berkshire Pointe                              0.05%    2       0.18%       1        BCRE    1,893,415   1,885,790
144.2 Beechwood Pointe                              0.04%    2       0.15%       1        BCRE    1,545,201   1,538,978
144.3 Amberly Pointe                                0.04%    2       0.14%       1        BCRE    1,436,384   1,430,599
 145  Lady Lake Shoppes                             0.12%    1       0.16%       1        GECC    4,696,000   4,696,000

 146  Lost Springs Apartments                       0.12%    2       0.44%       1        GECC    4,750,000   4,629,112
 147  Cornerstone Center                            0.12%    1       0.16%       1        BofA    4,650,000   4,645,256
 148  Mission Viejo Town Center Phase 4             0.12%    1       0.16%       1        BofA    4,610,000   4,610,000
 149  Northstate Storage Portfolio Myrtle Beach     0.12%    1       0.16%       1        BofA    4,600,000   4,600,000
 150  6820 Reseda Boulevard                         0.12%    1       0.16%       1        BCRE    4,600,000   4,584,380

 151  El Monte MHC                                  0.12%    2       0.44%       1        GECC    4,584,000   4,584,000
 152  Clinton Parkway                               0.11%    1       0.16%       1        GECC    4,500,000   4,500,000
 153  Goldstein Office Building                     0.11%    1       0.16%       1        GECC    4,500,000   4,500,000
 154  Mr. Van Gard Self Storage                     0.11%    1       0.16%       1        GECC    4,500,000   4,500,000
 155  The Stanley Works                             0.11%    1       0.15%       1        BofA    4,380,000   4,380,000

 156  Best Western Ellensburg                       0.11%    1       0.15%       1        BCRE    4,350,000   4,331,470
 157  Hamilton Gardens                              0.11%    2       0.41%       1        BCRE    4,300,000   4,300,000
 158  Sloan Industrial Portfolio                    0.11%    1       0.15%       1        GECC    4,300,000   4,300,000
 159  Bontierra Road                                0.11%    1       0.15%       1        GECC    4,280,000   4,280,000
 160  Ashford Atrium                                0.11%    1       0.14%       1        GACC    4,200,000   4,200,000

 161  Chiodo Plaza                                  0.11%    1       0.14%       1        BofA    4,200,000   4,195,612
 162  Northstate Storage Portfolio Carolina Beach   0.11%    1       0.14%       1        BofA    4,200,000   4,200,000
 163  McNary Oaks MHC                               0.11%    2       0.40%       1        GECC    4,200,000   4,186,219
 164  Rite Aid - 302 West Robb                      0.11%    1       0.14%       1        BCRE    4,171,488   4,171,488
 165  Best Buy Stevens Point Wisconsin              0.10%    1       0.14%       1        BCRE    4,125,000   4,106,689

 166  Indian Woods                                  0.10%    2       0.39%       2        GECC    4,100,000   4,100,000
166.1 Woodlake                                      0.05%    2       0.20%       1        GECC    2,077,578   2,077,578
166.2 Indian Village                                0.05%    2       0.19%       1        GECC    2,022,422   2,022,422
 167  Scioto Estates MHC                            0.10%    2       0.39%       1        GECC    4,100,000   4,100,000
 168  Best Western - Astoria                        0.10%    1       0.14%       1        BCRE    4,000,000   3,989,266

 169  2301 & 2321 East Del Amo Boulevard            0.10%    1       0.14%       1        BofA    3,950,000   3,942,726
 171  Granite Mall                                  0.10%    1       0.13%       1        GECC    3,800,000   3,800,000
 172  Walgreens-Grove, OK                           0.10%    1       0.13%       1        GECC    3,760,000   3,760,000
 173  Walgreens Rogers                              0.09%    1       0.13%       1        BofA    3,700,000   3,696,020
 174  14405 Lakeside Circle                         0.09%    1       0.13%       1        BCRE    3,691,200   3,691,200

 175  WSG- Citrus Park                              0.09%    1       0.13%       1        GECC    3,700,000   3,685,847
 176  Viking Estates MHC                            0.09%    2       0.34%       1        GECC    3,625,000   3,625,000
 177  Space Savers NW                               0.09%    1       0.12%       1        GECC    3,600,000   3,592,669
 178  Parkside Station                              0.09%    1       0.12%       1        GECC    3,550,000   3,550,000
 179  Holland Gardens Apartments                    0.09%    2       0.33%       1        BCRE    3,480,000   3,480,000

 180  Roman Gardens Apartments                      0.09%    2       0.32%       1        GACC    3,380,000   3,380,000
 181  The Atrium Offices                            0.08%    1       0.11%       1        BCRE    3,300,000   3,300,000
 182  Briarwood MHC                                 0.08%    2       0.29%       1        GECC    3,100,000   3,100,000
 184  Northern Tool Building                        0.08%    1       0.10%       1        BCRE    3,000,000   3,000,000
 185  Scotts Corner                                 0.08%    1       0.10%       1        GECC    3,000,000   2,986,725

 186  1242 Fulton Street                            0.07%    1       0.10%       1        GACC    2,900,000   2,900,000
 187  Lloyd Baer Building                           0.07%    1       0.10%       1        GECC    2,800,000   2,800,000
 188  Gower Gulch Center                            0.07%    1       0.10%       1        BofA    2,800,000   2,791,117
 189  Marsh Store 71                                0.07%    1       0.09%       1        BofA    2,687,660   2,674,285
 190  306-308 Knickerbocker Avenue                  0.07%    1       0.09%       1        GACC    2,600,000   2,600,000

 191  Northstate Storage Portfolio Mineral Springs  0.07%    1       0.09%       1        BofA    2,600,000   2,600,000
 192  Marsh Store 95                                0.06%    1       0.09%       1        BofA    2,526,798   2,514,223
 193  Northstate Storage Portfolio Swansboro        0.06%    1       0.09%       1        BofA    2,500,000   2,500,000
 194  Doubletree I Apartments                       0.06%    2       0.22%       1        GECC    2,350,000   2,290,192
 195  Kensington Town Center                        0.06%    1       0.08%       1        GECC    2,250,000   2,245,812

 196  631 & 645 Grant Avenue                        0.06%    1       0.08%       1        BofA    2,200,000   2,193,154
 197  Walgreen's - Mundelein, IL                    0.05%    1       0.07%       1        BofA    2,150,000   2,142,957
 198  Whispering Pines MHC                          0.05%    2       0.19%       1        GECC    2,040,000   2,040,000
 199  Paradise View Apartments                      0.05%    2       0.17%       1        GECC    1,850,000   1,802,917
 200  Mosier Manor                                  0.04%    2       0.17%       1        GECC    1,750,000   1,750,000

 201  730 Daniel Webster Highway                    0.04%    1       0.06%       1        BCRE    1,600,000   1,600,000
 202  Mill Creek Professional Building              0.03%    1       0.05%       1        BofA    1,386,000   1,381,317

                                      21

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                                    Original
                                                                                                                    Term to
                                                                                                          Interest  Maturity
Loan                                                General    Detailed Property Interest Administrative  Accrual    or APD
No.     Property Name (1)                        Property Type       Type          Rate     Cost Rate      Basis     (mos.)
----    ---------------------------------------- ------------- ----------------- -------- -------------- ---------- --------
 106    Innovation Court Business Center         Industrial    Office/Warehouse   5.7400%    0.02053%    Actual/360   120
 107    North Empire Self Storage                Self Storage  Self Storage       5.9400%    0.02053%    Actual/360   120
 108    Milam Building                           Office        CBD                5.8400%    0.02053%    Actual/360   120
 109    Eugene Medical Office Building           Office        Medical Office     5.7600%    0.02053%    Actual/360   120
 110    Galloway Apartments                      Multifamily   Conventional       5.6600%    0.03053%    Actual/360   120
 111    Prospect Plaza La Jolla                  Mixed Use     Office/Retail      5.9300%    0.02053%    Actual/360   120

 112    Flying Star Retail Portfolio             Retail        Unanchored         5.7600%    0.02053%    Actual/360   120
112.1   10700 Corrales Boulevard                 Retail        Unanchored
112.2   4022 - 4026 Rio Grande Boulevard         Retail        Unanchored
        Northwest
 114    Downtown Plaza                           Mixed Use     Office/Retail      5.7900%    0.02053%    Actual/360   120
 115    229 Fabricante                           Industrial    Office/Warehouse   5.7730%    0.02053%    Actual/360   120

 116    Marshall's Plaza                         Retail        Anchored           6.1820%    0.02053%    Actual/360   120
 117    Shops Under Target                       Retail        Shadow             5.5320%    0.02053%    Actual/360   125
                                                               Anchored
 118    Kern MHP                                 Manufactured  Manufactured       5.5500%    0.02053%    Actual/360   120
                                                 Housing       Housing
 119    Wachovia Plaza Roll Up                   Various       Various            5.6500%    0.02053%    Actual/360   120
119.1   Wachovia Plaza                           Office        Suburban

119.2   Pine Knoll                               Retail        Unanchored
 120    Meadowbrook Apartments                   Multifamily   Conventional       5.9400%    0.02053%    Actual/360   120
 121    Conch Plaza                              Retail        Unanchored         5.8700%    0.02053%    Actual/360   120
 122    Tamarack East MHC                        Manufactured  Manufactured       5.6600%    0.02053%    Actual/360   120
                                                 Housing       Housing
 123    Village Glen MHC                         Manufactured  Manufactured       5.7300%    0.02053%    Actual/360   120
                                                 Housing       Housing

 124    Court Square Office Building             Office        CBD                5.7000%    0.02053%    Actual/360   120
 125    Holiday Inn Hotel & Suites Pooler        Hotel         Full Service       6.1100%    0.03053%    Actual/360   120
 126    Powers Professional Campus               Office        Medical Office     5.8700%    0.02053%    Actual/360   120
 127    Portland Fairview RV Resort              Manufactured  Manufactured       5.8700%    0.02053%    Actual/360    60
                                                 Housing       Housing
 128    Paragon Building                         Mixed Use     Office/Retail      5.5000%    0.02053%    Actual/360   120

 129    Crystal Pointe MHC                       Manufactured  Manufactured       5.6300%    0.02053%    Actual/360    60
                                                 Housing       Housing
 130    Rivermont Apartments                     Multifamily   Conventional       5.6400%    0.07053%    Actual/360   120
 131    Owens Corning Industrial                 Industrial    Distribution       5.7350%    0.02053%    Actual/360   120
 132    Holiday Inn Select Wilmington-Brandywine Hotel         Full Service       5.9620%    0.02053%    Actual/360    60
 133    Raymour and Flanigan - Poughkeepsie, NY  Industrial    Warehouse          5.5200%    0.02053%    Actual/360   120

 134    Marsh Store 31                           Retail        Anchored           5.8800%    0.05053%    Actual/360   120
 135    Harbor Landing                           Retail        Unanchored         5.8600%    0.02053%    Actual/360   120
 136    Hidden Village MHC                       Manufactured  Manufactured       5.7300%    0.02053%    Actual/360   120
                                                 Housing       Housing
 137    Park Apartments Phases I & II            Multifamily   Conventional       5.3500%    0.02053%    Actual/360   120
 138    Stone Ridge Apartments Phase II          Multifamily   Conventional       5.7900%    0.03053%    Actual/360   120

 139    Claycreek Mini Storage                   Self Storage  Self Storage       5.8400%    0.02053%    Actual/360   120
 140    Holiday Inn Express - Waterford          Hotel         Limited Service    6.0000%    0.02053%    Actual/360   120
 141    Holiday Inn Express Six Flags            Hotel         Limited Service    5.7730%    0.02053%    Actual/360   120
 142    JMT Warehouse                            Industrial    Warehouse          5.9400%    0.02053%    Actual/360   120
 143    Premier Self Storage -Toa Baja           Self Storage  Self Storage       5.6730%    0.02053%    Actual/360   120

 144    Indiana MHP Portfolio                    Manufactured  Manufactured       5.9800%    0.03053%    Actual/360   120
                                                 Housing       Housing
144.1   Berkshire Pointe                         Manufactured  Manufactured
                                                 Housing       Housing
144.2   Beechwood Pointe                         Manufactured  Manufactured
                                                 Housing       Housing
144.3   Amberly Pointe                           Manufactured  Manufactured
                                                 Housing       Housing
 145    Lady Lake Shoppes                        Retail        Shadow             5.6600%    0.02053%    Actual/360   120
                                                               Anchored

 146    Lost Springs Apartments                  Multifamily   Conventional       5.3500%    0.02053%    Actual/360   120
 147    Cornerstone Center                       Office        Medical Office     5.8710%    0.02053%    Actual/360   120
 148    Mission Viejo Town Center Phase 4        Retail        Shadow             6.0720%    0.02053%    Actual/360   120
                                                               Anchored
 149    Northstate Storage Portfolio Myrtle      Self Storage  Self Storage       5.8800%    0.02053%    Actual/360   120
        Beach
 150    6820 Reseda Boulevard                    Retail        Unanchored         5.6000%    0.03053%    Actual/360   120

 151    El Monte MHC                             Manufactured  Manufactured       5.6200%    0.02053%    Actual/360   120
                                                 Housing       Housing
 152    Clinton Parkway                          Retail        Unanchored         5.5500%    0.02053%    Actual/360   120
 153    Goldstein Office Building                Office        Suburban           5.8400%    0.02053%    Actual/360   120
 154    Mr. Van Gard Self Storage                Self Storage  Self Storage       5.6500%    0.02053%    Actual/360   120
 155    The Stanley Works                        Industrial    Office/Warehouse   6.3820%    0.02053%    Actual/360   120

 156    Best Western Ellensburg                  Hotel         Limited Service    6.4200%    0.03053%    Actual/360   120
 157    Hamilton Gardens                         Multifamily   Conventional       5.7500%    0.03053%    Actual/360   120
 158    Sloan Industrial Portfolio               Industrial    Office/Warehouse   5.7400%    0.02053%    Actual/360   120
 159    Bontierra Road                           Office        Suburban           5.7200%    0.02053%    Actual/360   120
 160    Ashford Atrium                           Office        Suburban           5.6690%    0.02053%    Actual/360   120

 161    Chiodo Plaza                             Mixed Use     Office/Retail      5.7460%    0.02053%    Actual/360   120
 162    Northstate Storage Portfolio Carolina    Self Storage  Self Storage       5.9750%    0.02053%    Actual/360   120
        Beach
 163    McNary Oaks MHC                          Manufactured  Manufactured       5.8000%    0.02053%    Actual/360    60
                                                 Housing       Housing
 164    Rite Aid - 302 West Robb                 Retail        Anchored           5.9600%    0.03053%    Actual/360   120
 165    Best Buy Stevens Point Wisconsin         Retail        Anchored           5.4630%    0.03053%    Actual/360   120

 166    Indian Woods                             Manufactured  Manufactured       5.5000%    0.02053%    Actual/360   120
                                                 Housing       Housing
166.1   Woodlake                                 Manufactured  Manufactured
                                                 Housing       Housing
166.2   Indian Village                           Manufactured  Manufactured
                                                 Housing       Housing
 167    Scioto Estates MHC                       Manufactured  Manufactured       5.5100%    0.02053%    Actual/360   120
                                                 Housing       Housing
 168    Best Western - Astoria                   Hotel         Limited Service    6.0900%    0.03053%    Actual/360   120

 169    2301 & 2321 East Del Amo Boulevard       Industrial    Warehouse          5.9680%    0.02053%    Actual/360    60
 171    Granite Mall                             Retail        Shadow             5.8400%    0.02053%    Actual/360   120
                                                               Anchored
 172    Walgreens-Grove, OK                      Retail        Anchored           6.2800%    0.02053%    Actual/360   120
 173    Walgreens Rogers                         Retail        Anchored           5.5920%    0.02053%    Actual/360   120

 174    14405 Lakeside Circle                    Retail        Anchored           5.8600%    0.03053%    Actual/360   120
 175    WSG- Citrus Park                         Retail        Shadow             6.2500%    0.02053%    Actual/360   120
                                                               Anchored
 176    Viking Estates MHC                       Manufactured  Manufactured       5.6900%    0.02053%    Actual/360    60
                                                 Housing       Housing
 177    Space Savers NW                          Industrial    Warehouse          5.5100%    0.02053%    Actual/360   120
 178    Parkside Station                         Retail        Unanchored         5.8000%    0.02053%    Actual/360   120
 179    Holland Gardens Apartments               Multifamily   Conventional       6.1000%    0.03053%    Actual/360    60

 180    Roman Gardens Apartments                 Multifamily   Student Housing    6.1330%    0.02053%    Actual/360   120
 181    The Atrium Offices                       Office        Suburban           5.7300%    0.03053%    Actual/360   120
 182    Briarwood MHC                            Manufactured  Manufactured       5.8000%    0.02053%    Actual/360   120
                                                 Housing       Housing
 184    Northern Tool Building                   Retail        Anchored           5.9960%    0.03053%    Actual/360   120
 185    Scotts Corner                            Retail        Unanchored         5.4800%    0.02053%    Actual/360   120

 186    1242 Fulton Street                       Retail        Unanchored         5.6470%    0.02053%    Actual/360   120
 187    Lloyd Baer Building                      Office        Suburban           5.9000%    0.02053%    Actual/360   120
 188    Gower Gulch Center                       Retail        Anchored           5.9970%    0.02053%    Actual/360   120
 189    Marsh Store 71                           Retail        Anchored           5.8800%    0.05053%    Actual/360   120
 190    306-308 Knickerbocker Avenue             Mixed Use     Multifamily/       5.8000%    0.02053%    Actual/360   120
                                                               Retail

 191    Northstate Storage Portfolio Mineral     Self Storage  Self Storage       5.8080%    0.02053%    Actual/360   120
        Springs
 192    Marsh Store 95                           Retail        Anchored           5.8800%    0.05053%    Actual/360   120
 193    Northstate Storage Portfolio Swansboro   Self Storage  Self Storage       5.9980%    0.02053%    Actual/360   120
 194    Doubletree I Apartments                  Multifamily   Conventional       5.3500%    0.02053%    Actual/360   120
 195    Kensington Town Center                   Retail        Shadow             5.9200%    0.02053%    Actual/360   120
                                                               Anchored

 196    631 & 645 Grant Avenue                   Retail        Unanchored         6.1100%    0.02053%    Actual/360   120
 197    Walgreen's - Mundelein, IL               Retail        Anchored           5.8100%    0.02053%    Actual/360   120
 198    Whispering Pines MHC                     Manufactured  Manufactured       5.9000%    0.02053%    Actual/360   120
                                                 Housing       Housing
 199    Paradise View Apartments                 Multifamily   Conventional       5.3500%    0.02053%    Actual/360   120
 200    Mosier Manor                             Manufactured  Manufactured       5.9000%    0.02053%    Actual/360   120
                                                 Housing       Housing

 201    730 Daniel Webster Highway               Retail        Anchored           6.2800%    0.03053%    Actual/360   120
 202    Mill Creek Professional Building         Office        Suburban           5.6290%    0.02053%    Actual/360   120
                                                  Stated
                                                 Remaining
                                                  Term to
                                                 Maturity    Original    Remaining     First   Maturity
Loan                                              or APD   Amortization Amortization  Payment  Date or
No.     Property Name (1)                         (mos.)   Term (mos.)  Term (mos.)    Date      APD
----    ---------------------------------------- --------- ------------ ------------ --------- ---------
 106    Innovation Court Business Center            116        360          360       2/1/2007  1/1/2017
 107    North Empire Self Storage                   117        360          360       3/1/2007  2/1/2017
 108    Milam Building                              115        360          360       1/1/2007 12/1/2016
 109    Eugene Medical Office Building              117        360          357       3/1/2007  2/1/2017
 110    Galloway Apartments                         116        360          360       2/1/2007  1/1/2017
 111    Prospect Plaza La Jolla                     120        360          360       6/1/2007  5/1/2017

 112    Flying Star Retail Portfolio                116        300          296       2/1/2007  1/1/2017
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande Boulevard
        Northwest
 114    Downtown Plaza                              116        360          360       2/1/2007  1/1/2017
 115    229 Fabricante                              118        360          358       4/1/2007  3/1/2017

 116    Marshall's Plaza                            118        360          358       4/1/2007  3/1/2017
 117    Shops Under Target                          107        360          347      12/1/2005  4/1/2016

 118    Kern MHP                                    116          0            0       2/1/2007  1/1/2017

 119    Wachovia Plaza Roll Up                      117        360          357       3/1/2007  2/1/2017
119.1   Wachovia Plaza

119.2   Pine Knoll
 120    Meadowbrook Apartments                      117        360          357       3/1/2007  2/1/2017
 121    Conch Plaza                                 119        360          360       5/1/2007  4/1/2017
 122    Tamarack East MHC                           115          0            0       1/1/2007 12/1/2016

 123    Village Glen MHC                            115          0            0       1/1/2007 12/1/2016

 124    Court Square Office Building                119        360          360       5/1/2007  4/1/2017
 125    Holiday Inn Hotel & Suites Pooler           119        240          239       5/1/2007  4/1/2017
 126    Powers Professional Campus                  118          0            0       4/1/2007  3/1/2017
 127    Portland Fairview RV Resort                  58        360          358       4/1/2007  3/1/2012

 128    Paragon Building                            117          0            0       3/1/2007  2/1/2017

 129    Crystal Pointe MHC                           59          0            0       5/1/2007  4/1/2012

 130    Rivermont Apartments                        116        360          360       2/1/2007  1/1/2017
 131    Owens Corning Industrial                    118          0            0       4/1/2007  3/1/2017
 132    Holiday Inn Select Wilmington-Brandywine     58        300          298       4/1/2007  3/1/2012
 133    Raymour and Flanigan - Poughkeepsie, NY     119        360          359       5/1/2007  4/1/2017

 134    Marsh Store 31                              115        360          355       1/1/2007 12/1/2016
 135    Harbor Landing                              118          0            0       4/1/2007  3/1/2017
 136    Hidden Village MHC                          116          0            0       2/1/2007  1/1/2017

 137    Park Apartments Phases I & II               116        120          116       2/1/2007  1/1/2017
 138    Stone Ridge Apartments Phase II             116        420          416       2/1/2007  1/1/2017

 139    Claycreek Mini Storage                      118        360          360       4/1/2007  3/1/2017
 140    Holiday Inn Express - Waterford             119        360          359       5/1/2007  4/1/2017
 141    Holiday Inn Express Six Flags               117        360          360       3/1/2007  2/1/2017
 142    JMT Warehouse                               117        360          360       3/1/2007  2/1/2017
 143    Premier Self Storage -Toa Baja              116        360          360       2/1/2007  1/1/2017

 144    Indiana MHP Portfolio                       116        360          356       2/1/2007  1/1/2017

144.1   Berkshire Pointe

144.2   Beechwood Pointe

144.3   Amberly Pointe

 145    Lady Lake Shoppes                           120          0            0       6/1/2007  5/1/2017

 146    Lost Springs Apartments                     116        120          116       2/1/2007  1/1/2017
 147    Cornerstone Center                          119        360          359       5/1/2007  4/1/2017
 148    Mission Viejo Town Center Phase 4           118        360          360       4/1/2007  3/1/2017

 149    Northstate Storage Portfolio Myrtle         118        360          360       4/1/2007  3/1/2017
        Beach
 150    6820 Reseda Boulevard                       117        360          357       3/1/2007  2/1/2017

 151    El Monte MHC                                116          0            0       2/1/2007  1/1/2017

 152    Clinton Parkway                             117        360          360       3/1/2007  2/1/2017
 153    Goldstein Office Building                   115          0            0       1/1/2007 12/1/2016
 154    Mr. Van Gard Self Storage                   116          0            0       2/1/2007  1/1/2017
 155    The Stanley Works                           117          0            0       3/1/2007  2/1/2017

 156    Best Western Ellensburg                     117        300          297       3/1/2007  2/1/2017
 157    Hamilton Gardens                            115        360          360       1/1/2007 12/1/2016
 158    Sloan Industrial Portfolio                  117        360          360       3/1/2007  2/1/2017
 159    Bontierra Road                              116        360          360       2/1/2007  1/1/2017
 160    Ashford Atrium                              119        360          360       5/1/2007  4/1/2017

 161    Chiodo Plaza                                119        360          359       5/1/2007  4/1/2017
 162    Northstate Storage Portfolio Carolina       118        360          360       4/1/2007  3/1/2017
        Beach
 163    McNary Oaks MHC                              57        360          357       3/1/2007  2/1/2012

 164    Rite Aid - 302 West Robb                    117        360          360       3/1/2007  2/1/2017
 165    Best Buy Stevens Point Wisconsin            116        360          356       2/1/2007  1/1/2017

 166    Indian Woods                                116          0            0       2/1/2007  1/1/2017

166.1   Woodlake

166.2   Indian Village

 167    Scioto Estates MHC                          116        360          360       2/1/2007  1/1/2017

 168    Best Western - Astoria                      118        300          298       4/1/2007  3/1/2017

 169    2301 & 2321 East Del Amo Boulevard           58        360          358       4/1/2007  3/1/2012
 171    Granite Mall                                116        360          360       2/1/2007  1/1/2017

 172    Walgreens-Grove, OK                         117          0            0       3/1/2007  2/1/2017
 173    Walgreens Rogers                            119        360          359       5/1/2007  4/1/2017

 174    14405 Lakeside Circle                       115        360          360       1/1/2007 12/1/2016
 175    WSG- Citrus Park                            116        360          356       2/1/2007  1/1/2017

 176    Viking Estates MHC                           59          0            0       5/1/2007  4/1/2012

 177    Space Savers NW                             118        360          358       4/1/2007  3/1/2017
 178    Parkside Station                            120        360          360       6/1/2007  5/1/2017
 179    Holland Gardens Apartments                   56        360          360       2/1/2007  1/1/2012

 180    Roman Gardens Apartments                    117        360          360       3/1/2007  2/1/2017
 181    The Atrium Offices                          116        360          360       2/1/2007  1/1/2017
 182    Briarwood MHC                               116        360          360       2/1/2007  1/1/2017

 184    Northern Tool Building                      116        360          360       2/1/2007  1/1/2017
 185    Scotts Corner                               116        360          356       2/1/2007  1/1/2017

 186    1242 Fulton Street                          119        360          360       5/1/2007  4/1/2017
 187    Lloyd Baer Building                         116        360          360       2/1/2007  1/1/2017
 188    Gower Gulch Center                          117        360          357       3/1/2007  2/1/2017
 189    Marsh Store 71                              115        360          355       1/1/2007 12/1/2016
 190    306-308 Knickerbocker Avenue                119        360          360       5/1/2007  4/1/2017

 191    Northstate Storage Portfolio Mineral        118        360          360       4/1/2007  3/1/2017
        Springs
 192    Marsh Store 95                              115        360          355       1/1/2007 12/1/2016
 193    Northstate Storage Portfolio Swansboro      118        360          360       4/1/2007  3/1/2017
 194    Doubletree I Apartments                     116        120          116       2/1/2007  1/1/2017
 195    Kensington Town Center                      118        360          358       4/1/2007  3/1/2017

 196    631 & 645 Grant Avenue                      117        360          357       3/1/2007  2/1/2017
 197    Walgreen's - Mundelein, IL                  117        360          357       3/1/2007  2/1/2017
 198    Whispering Pines MHC                        116        360          360       2/1/2007  1/1/2017

 199    Paradise View Apartments                    116        120          116       2/1/2007  1/1/2017
 200    Mosier Manor                                116        360          360       2/1/2007  1/1/2017

 201    730 Daniel Webster Highway                  118        360          360       4/1/2007  3/1/2017
 202    Mill Creek Professional Building            117        360          357       3/1/2007  2/1/2017

                                      22

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                   Remaining
                                                                                   Interest                     Crossed
                                                                         Monthly     Only                        With
Loan                                                       Annual Debt    Debt      Period               APD     Other  Related
No.                       Property Name                    Service ($) Service ($)  (mos.)    Lockbox  (Yes/No)  Loans  Borrower
----    -------------------------------------------------  ----------- ----------- --------- --------- -------- ------- --------
 106    Innovation Court Business Center                   531,639.23   44,303.27      56       No        No      No       No
 107    North Empire Self Storage                          543,277.00   45,273.08      45       No        No      No       No
 108    Milam Building                                     534,615.45   44,551.29      67       No        No      No       No
 109    Eugene Medical Office Building                     525,787.44   43,815.62       0       No        No      No       No
 110    Galloway Apartments                                506,212.45   42,184.37      32       No        No      No       No
 111    Prospect Plaza La Jolla                            514,129.68   42,844.14      60       No        No      No       No

 112    Flying Star Retail Portfolio                       530,846.24   44,237.19       0       No        No      No       No
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande Boulevard Northwest
 114    Downtown Plaza                                     458,085.12   38,173.76      56       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           R
 115    229 Fabricante                                     456,327.12   38,027.26       0       No        No      No       No

 116    Marshall's Plaza                                   473,147.28   39,428.94       0       No        No      No       No
 117    Shops Under Target                                 443,426.28   36,952.19       0       No        No      No       No
 118    Kern MHP                                           360,133.33   30,011.11     116       No        No      No       No
 119    Wachovia Plaza Roll Up                             439,853.67   36,654.47       0       No        No      No       No
119.1   Wachovia Plaza

119.2   Pine Knoll
 120    Meadowbrook Apartments                             451,992.17   37,666.01       0       No        No      No       No
 121    Conch Plaza                                        443,413.68   36,951.14      59       No        No      No       No
 122    Tamarack East MHC                                  358,663.19   29,888.60     115       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           H
 123    Village Glen MHC                                   357,289.38   29,774.11     115       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           H

 124    Court Square Office Building                       424,853.16   35,404.43      35       No        No      No       No
 125    Holiday Inn Hotel & Suites Pooler                  520,409.86   43,367.49       0      Hard       No      No       No
 126    Powers Professional Campus                         357,091.67   29,757.64     118       No        No      No       No
 127    Portland Fairview RV Resort                        415,035.21   34,586.27       0       No        No      No     GECMC
                                                                                                                        2007-1 I
 128    Paragon Building                                   323,430.60   26,952.55     117       No        No      No       No

 129    Crystal Pointe MHC                                 319,658.89   26,638.24      59       No        No      No     GECMC
                                                                                                                        2007-1 I
 130    Rivermont Apartments                               383,326.21   31,943.85      56       No        No      No       No
 131    Owens Corning Industrial                           315,735.60   26,311.30     118    Springing    No      No       No
                                                                                               Hard
 132    Holiday Inn Select Wilmington-Brandywine           412,151.52   34,345.96       0       No        No      No       No
 133    Raymour and Flanigan - Poughkeepsie, NY            362,458.56   30,204.88       0       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           K

 134    Marsh Store 31                                     375,492.48   31,291.04       0      Hard       No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           E
 135    Harbor Landing                                     311,922.92   25,993.58     118       No        No      No       No
 136    Hidden Village MHC                                 305,003.13   25,416.93     116       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           H
 137    Park Apartments Phases I & II                      691,976.66   57,664.72       0       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           O
 138    Stone Ridge Apartments Phase II                    347,042.22   28,920.18       0      Soft       No      No       No

 139    Claycreek Mini Storage                             356,410.30   29,700.86      58       No        No      No       No
 140    Holiday Inn Express - Waterford                    359,730.36   29,977.53       0     Soft at     No      No       No
                                                                                             Closing,
                                                                                             Springing
                                                                                               Hard
 141    Holiday Inn Express Six Flags                      348,212.76   29,017.73      21       No        No      No       No
 142    JMT Warehouse                                      350,628.12   29,219.01      33       No        No      No       No
 143    Premier Self Storage -Toa Baja                     340,547.76   28,378.98      56       No        No      No       No

 144    Indiana MHP Portfolio                              349,985.20   29,165.43       0    Springing    No      No       No
                                                                                               Hard
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes                                  269,485.18   22,457.10     120       No        No      No       No

 146    Lost Springs Apartments                            614,371.80   51,197.65       0       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           O
 147    Cornerstone Center                                 329,935.44   27,494.62       0       No        No      No       No
 148    Mission Viejo Town Center Phase 4                  334,236.48   27,853.04      34       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           F
 149    Northstate Storage Portfolio Myrtle Beach          326,705.28   27,225.44      46       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           P
 150    6820 Reseda Boulevard                              316,896.00   26,408.00       0    Springing    No      No       No
                                                                                               Hard

 151    El Monte MHC                                       261,198.87   21,766.57     116       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           C
 152    Clinton Parkway                                    308,302.22   25,691.85      57       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           R
 153    Goldstein Office Building                          266,450.00   22,204.17     115       No        No      No       No
 154    Mr. Van Gard Self Storage                          257,781.25   21,481.77     116       No        No      No       No
 155    The Stanley Works                                  283,413.96   23,617.83     117    Springing    No      No       No
                                                                                               Hard

 156    Best Western Ellensburg                            349,853.17   29,154.43       0    Springing    No      No     GECMC
                                                                                               Hard                      2007-1
                                                                                                                           S
 157    Hamilton Gardens                                   301,123.59   25,093.63      55       No        No      No       No
 158    Sloan Industrial Portfolio                         300,795.88   25,066.32      33     Soft at     No      No       No
                                                                                             Closing,
                                                                                             Springing
                                                                                               Hard
 159    Bontierra Road                                     298,744.92   24,895.41      20       No        No      No       No
 160    Ashford Atrium                                     291,532.44   24,294.37      35       No        No      No       No
 161    Chiodo Plaza                                       293,992.68   24,499.39       0       No        No      No       No

 162    Northstate Storage Portfolio Carolina Beach        301,363.92   25,113.66      46       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           P
 163    McNary Oaks MHC                                    295,723.53   24,643.63       0       No        No      No     GECMC
                                                                                                                        2007-1 I
 164    Rite Aid - 302 West Robb                           298,836.03   24,903.00       9    Springing    No      No       No
                                                                                               Hard
 165    Best Buy Stevens Point Wisconsin                   279,907.52   23,325.63      36      Hard       No      No       No

 166    Indian Woods                                       228,631.94   19,052.66     116       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           N
166.1   Woodlake
166.2   Indian Village
 167    Scioto Estates MHC                                 279,660.95   23,305.08      56       No        No      No       No
 168    Best Western - Astoria                             311,910.77   25,992.56       0    Springing    No      No     GECMC
                                                                                               Hard                      2007-1
                                                                                                                           S

 169    2301 & 2321 East Del Amo Boulevard                 283,212.48   23,601.04       0       No        No      No       No
 171    Granite Mall                                       268,722.05   22,393.50      20       No        No      No       No
 172    Walgreens-Grove, OK                                239,407.56   19,950.63     117      Hard       No      No       No
 173    Walgreens Rogers                                   254,667.12   21,222.26       0       No        No      No       No
 174    14405 Lakeside Circle                              261,594.00   21,799.50      55    Springing    No      No       No
                                                                                               Hard

 175    WSG- Citrus Park                                   273,378.44   22,781.54       0       No        No      No       No
 176    Viking Estates MHC                                 209,127.26   17,427.27      59       No        No      No     GECMC
                                                                                                                        2007-1 I
 177    Space Savers NW                                    245,555.96   20,463.00       0       No        No      No       No
 178    Parkside Station                                   249,956.79   20,829.73       0       No        No      No       No
 179    Holland Gardens Apartments                         253,063.42   21,088.62      20    Springing    No      No     GECMC
                                                                                               Hard                      2007-1
                                                                                                                           M

 180    Roman Gardens Apartments                           246,656.64   20,554.72      57     Soft at     No      No       No
                                                                                             Closing,
                                                                                             Springing
                                                                                               Hard
 181    The Atrium Offices                                 230,591.97   19,216.00      56       No        No      No       No
 182    Briarwood MHC                                      218,272.13   18,189.34      56       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           H
 184    Northern Tool Building                             215,745.62   17,978.80      56    Springing    No      No       No
                                                                                               Hard
 185    Scotts Corner                                      203,952.53   16,996.04       0       No        No      No       No

 186    1242 Fulton Street                                 200,812.08   16,734.34      59       No        No      No       No
 187    Lloyd Baer Building                                199,293.87   16,607.82       8       No        No      No       No
 188    Gower Gulch Center                                 201,384.12   16,782.01       0       No        No      No       No
 189    Marsh Store 71                                     190,885.32   15,907.11       0      Hard       No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           E
 190    306-308 Knickerbocker Avenue                       183,066.96   15,255.58      35       No        No      No       No

 191    Northstate Storage Portfolio Mineral Springs       183,225.96   15,268.83      46       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           P
 192    Marsh Store 95                                     179,460.48   14,955.04       0      Hard       No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           E
 193    Northstate Storage Portfolio Swansboro             179,826.60   14,985.55      46       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           P
 194    Doubletree I Apartments                            303,952.36   25,329.36       0       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           O
 195    Kensington Town Center                             160,492.56   13,374.38       0       No        No      No       No

 196    631 & 645 Grant Avenue                             160,153.20   13,346.10       0       No        No      No       No
 197    Walgreen's - Mundelein, IL                         151,546.68   12,628.89       0      Hard       No      No       No
 198    Whispering Pines MHC                               145,199.82   12,099.98      56       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           T
 199    Paradise View Apartments                           239,281.65   19,940.14       0       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           O
 200    Mosier Manor                                       124,558.67   10,379.89      56       No        No      No     GECMC
                                                                                                                         2007-1
                                                                                                                           T

 201    730 Daniel Webster Highway                         118,592.58    9,882.71      34      Hard       No      No       No
 202    Mill Creek Professional Building                    95,785.20    7,982.10       0       No        No      No       No

                                                                                          Cut-Off
                                                                                           Date
Loan                                                            Grace  Payment Appraised    LTV
No.                       Property Name                    DSCR Period  Date   Value ($)  Ratio )
----    -------------------------------------------------  ---- ------ ------- ---------- -------
 106    Innovation Court Business Center                   1.24   5       1     9,930,000  76.54%
 107    North Empire Self Storage                          1.28   5       1    10,200,000  74.51%
 108    Milam Building                                     1.37   5       1    14,300,000  52.87%
 109    Eugene Medical Office Building                     1.24   5       1    10,700,000  69.86%
 110    Galloway Apartments                                1.21   5       1     9,275,000  78.71%
 111    Prospect Plaza La Jolla                            1.19   5       1     9,850,000  73.10%

 112    Flying Star Retail Portfolio                       1.32   5       1    10,000,000  69.83%
112.1   10700 Corrales Boulevard                                                6,000,000
112.2   4022 - 4026 Rio Grande Boulevard Northwest                              4,000,000
 114    Downtown Plaza                                     1.21   5       1     9,000,000  72.37%

 115    229 Fabricante                                     1.25   5       1     9,000,000  72.08%

 116    Marshall's Plaza                                   1.32   5       1     8,600,000  74.87%
 117    Shops Under Target                                 1.20   5       1     8,500,000  75.25%
 118    Kern MHP                                           1.37   5       1     8,080,000  79.21%
 119    Wachovia Plaza Roll Up                             1.30   5       1     7,950,000  79.61%
119.1   Wachovia Plaza                                                          6,200,000

119.2   Pine Knoll                                                              1,750,000
 120    Meadowbrook Apartments                             1.21   5       1    10,500,000  60.03%
 121    Conch Plaza                                        1.32   5       1     8,000,000  78.13%
 122    Tamarack East MHC                                  1.20   5       1     7,860,000  79.52%

 123    Village Glen MHC                                   1.22   5       1     7,700,000  79.87%

 124    Court Square Office Building                       1.22   5       1     8,300,000  73.49%
 125    Holiday Inn Hotel & Suites Pooler                  1.56   5       1     9,275,000  64.55%
 126    Powers Professional Campus                         1.35   5       1     7,600,000  78.95%
 127    Portland Fairview RV Resort                        1.28   5       1     7,700,000  75.83%

 128    Paragon Building                                   1.55   5       1     7,800,000  74.36%

 129    Crystal Pointe MHC                                 1.28   5       1     7,600,000  73.68%

 130    Rivermont Apartments                               1.15   5       1     6,925,000  80.00%
 131    Owens Corning Industrial                           1.45   5       1     6,620,000  82.02%

 132    Holiday Inn Select Wilmington-Brandywine           1.44   5       1     8,700,000  61.33%
 133    Raymour and Flanigan - Poughkeepsie, NY            1.28   5       1     7,100,000  74.68%

 134    Marsh Store 31                                     1.31   5       1     7,320,000  71.87%

 135    Harbor Landing                                     1.46   5       1     8,600,000  61.05%
 136    Hidden Village MHC                                 1.39   5       1     6,600,000  79.55%

 137    Park Apartments Phases I & II                      1.61   5       1    13,800,000  37.78%

 138    Stone Ridge Apartments Phase II                    1.22   5       1     7,645,000  67.82%

 139    Claycreek Mini Storage                             1.21   7       1     6,300,000  80.00%
 140    Holiday Inn Express - Waterford                    1.53   5       1     6,600,000  75.68%

 141    Holiday Inn Express Six Flags                      1.92   5       1     6,200,000  80.00%
 142    JMT Warehouse                                      1.24   5       1     6,500,000  75.46%
 143    Premier Self Storage -Toa Baja                     1.00   5       1     6,130,000  80.00%

 144    Indiana MHP Portfolio                              1.32   5       1     6,720,000  72.25%

144.1   Berkshire Pointe                                                        2,610,000
144.2   Beechwood Pointe                                                        2,130,000
144.3   Amberly Pointe                                                          1,980,000
 145    Lady Lake Shoppes                                  1.40   5       1     5,870,000  80.00%

 146    Lost Springs Apartments                            1.37   5       1    10,800,000  42.86%

 147    Cornerstone Center                                 1.25   5       1     5,900,000  78.73%
 148    Mission Viejo Town Center Phase 4                  1.15   5       1     6,460,000  71.36%

 149    Northstate Storage Portfolio Myrtle Beach          1.05   5       1     5,750,000  80.00%

 150    6820 Reseda Boulevard                              1.23   5       1     6,200,000  73.94%

 151    El Monte MHC                                       1.37   5       1     5,730,000  80.00%

 152    Clinton Parkway                                    1.32   5       1     6,500,000  69.23%

 153    Goldstein Office Building                          1.70   5       1     7,380,000  60.98%
 154    Mr. Van Gard Self Storage                          1.99   5       1     7,450,000  60.40%
 155    The Stanley Works                                  1.83   5       1     7,300,000  60.00%

 156    Best Western Ellensburg                            1.75   5       1     6,120,000  70.78%

 157    Hamilton Gardens                                   1.24   5       1     5,450,000  78.90%
 158    Sloan Industrial Portfolio                         1.25   5       1     5,500,000  78.18%

 159    Bontierra Road                                     1.33   5       1     6,100,000  70.16%
 160    Ashford Atrium                                     1.18   5       1     5,250,000  80.00%
 161    Chiodo Plaza                                       1.21   5       1     5,400,000  77.70%

 162    Northstate Storage Portfolio Carolina Beach        1.14   5       1     5,250,000  80.00%

 163    McNary Oaks MHC                                    1.15   5       1     5,700,000  73.44%

 164    Rite Aid - 302 West Robb                           1.34   5       1     5,600,000  74.49%

 165    Best Buy Stevens Point Wisconsin                   1.22   5       1     5,800,000  70.80%

 166    Indian Woods                                       1.85   5       1     6,690,000  61.29%

166.1   Woodlake                                                                3,390,000
166.2   Indian Village                                                          3,300,000
 167    Scioto Estates MHC                                 1.46   5       1     5,250,000  78.10%
 168    Best Western - Astoria                             1.60   5       1     5,900,000  67.61%

 169    2301 & 2321 East Del Amo Boulevard                 1.21   5       1     5,500,000  71.69%
 171    Granite Mall                                       1.20   5       1     4,900,000  77.55%
 172    Walgreens-Grove, OK                                1.16   5       1     4,700,000  80.00%
 173    Walgreens Rogers                                   1.25   5       1     5,250,000  70.40%
 174    14405 Lakeside Circle                              1.22   5       1     4,710,000  78.37%

 175    WSG- Citrus Park                                   1.24   5       1     5,300,000  69.54%
 176    Viking Estates MHC                                 1.24   5       1     4,760,000  76.16%

 177    Space Savers NW                                    1.63   5       1     6,100,000  58.90%
 178    Parkside Station                                   1.20   5       1     4,525,000  78.45%
 179    Holland Gardens Apartments                         1.32   5       1     4,350,000  80.00%

 180    Roman Gardens Apartments                           1.14   5       1     4,310,000  78.42%

 181    The Atrium Offices                                 1.20   5       1     4,730,000  69.77%
 182    Briarwood MHC                                      1.15   5       1     3,880,000  79.90%

 184    Northern Tool Building                             1.17   5       1     4,100,000  73.17%

 185    Scotts Corner                                      3.19   5       1     9,150,000  32.64%

 186    1242 Fulton Street                                 1.22   5       1     4,200,000  69.05%
 187    Lloyd Baer Building                                1.22   5       1     3,600,000  77.78%
 188    Gower Gulch Center                                 2.35   5       1    11,100,000  25.15%
 189    Marsh Store 71                                     1.30   5       1     3,720,000  71.89%

 190    306-308 Knickerbocker Avenue                       1.20   5       1     3,800,000  68.42%

 191    Northstate Storage Portfolio Mineral Springs       1.47   5       1     3,715,000  69.99%

 192    Marsh Store 95                                     1.29   5       1     3,500,000  71.83%

 193    Northstate Storage Portfolio Swansboro             1.12   5       1     3,125,000  80.00%

 194    Doubletree I Apartments                            1.58   5       1     6,900,000  33.19%

 195    Kensington Town Center                             1.29   5       1     3,040,000  73.88%

 196    631 & 645 Grant Avenue                             1.22   5       1     5,300,000  41.38%
 197    Walgreen's - Mundelein, IL                         1.35   5       1     3,640,000  58.87%
 198    Whispering Pines MHC                               1.37   5       1     2,550,000  80.00%

 199    Paradise View Apartments                           1.72   5       1     5,600,000  32.19%

 200    Mosier Manor                                       1.25   5       1     2,185,000  80.09%

 201    730 Daniel Webster Highway                         1.30   5       1     2,500,000  64.00%
 202    Mill Creek Professional Building                   1.20   5       1     2,550,000  54.17%

                                      23

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                          LTV
Loan                                                    Ratio at
No.                  Property Name (1)                Maturity/APD         Address             City         County    State
----    --------------------------------------------  ------------ -------------           ------------- ------------ -----
 106    Innovation Court Business Center                 71.35%    38340 Innovation Court  Murrieta      Riverside     CA
 107    North Empire Self Storage                        68.48%    63048 Lower Meadow      Bend          Deschutes     OR
                                                                   Drive
 108    Milam Building                                   50.14%    115 East Travis Street  San Antonio   Bexar         TX
 109    Eugene Medical Office Building                   59.01%    74B Centennial Loop     Eugene        Lane          OR
 110    Galloway Apartments                              70.64%    400 South DuPont        New Castle    New Castle    DE
                                                                   Highway
 111    Prospect Plaza La Jolla                          68.32%    1010-1012 Prospect      La Jolla      San Diego     CA
                                                                   Street

 112    Flying Star Retail Portfolio                     53.96%    Various                 Albuquerque   Bernalillo    NM
112.1   10700 Corrales Boulevard                                   10700 Corrales          Albuquerque   Bernalillo    NM
                                                                   Boulevard
112.2   4022 - 4026 Rio Grande Boulevard Northwest                 4022 - 4026 Rio         Albuquerque   Bernalillo    NM
                                                                   Grande Boulevard
                                                                   Northwest
 114    Downtown Plaza                                   67.51%    120 North Congress      Jackson       Hinds         MS
                                                                   Street
 115    229 Fabricante                                   60.86%    229 Avenida Fabricante  San           Orange        CA
                                                                                           Clemente
 116    Marshall's Plaza                                 63.97%    6925-6933 South         St. Louis     St. Louis     MO
                                                                   Lindbergh Boulevard
 117    Shops Under Target                               63.81%    21 Broad Street         Stamford      Fairfield     CT
 118    Kern MHP                                         79.21%    8300 Kern Canyon        Bakersfield   Kern          CA
                                                                   Road
 119    Wachovia Plaza Roll Up                           67.02%    Various                 Various       Cumberland    NC
119.1   Wachovia Plaza                                             4200 Morgantown         Fayetteville  Cumberland    NC
                                                                   Road

119.2   Pine Knoll                                                 5540 Camden Road        Hope Mills    Cumberland    NC
 120    Meadowbrook Apartments                           50.97%    1404-1410 Northwest     Shoreline     King          WA
                                                                   Richmond Beach
 121    Conch Plaza                                      72.95%    2500 North Roosevelt    Key West      Monroe        FL
                                                                   Boulevard
 122    Tamarack East MHC                                79.52%    2312 South Goldenrod    Orlando       Orange        FL
                                                                   Road
 123    Village Glen MHC                                 79.87%    1825 Marywood Road      Melbourne     Brevard       FL

 124    Court Square Office Building                     66.03%    200 East Lexington      Baltimore     Baltimore     MD
                                                                   Street                                City
 125    Holiday Inn Hotel & Suites Pooler                42.61%    103 San Drive           Pooler        Chatham       GA
 126    Powers Professional Campus                       78.95%    6140 Tutt Boulevard     Colorado      El Paso       CO
                                                                                           Springs
 127    Portland Fairview RV Resort                      70.96%    21401 Northeast Sandy   Fairview      Multnomah     OR
                                                                   Boulevard
 128    Paragon Building                                 74.36%    419 East Hyman          Aspen         Pitkin        CO
                                                                   Avenue

 129    Crystal Pointe MHC                               73.68%    8111 195th Street East  Spanaway      Pierce        WA
 130    Rivermont Apartments                             74.48%    2160 North Thompson     Murfreesboro  Rutherford    TN
                                                                   Lane
 131    Owens Corning Industrial                         82.02%    2710 Laude Drive        Rockford      Winnebago     IL
 132    Holiday Inn Select Wilmington-Brandywine         55.58%    630 Naamans Road        Claymont      New Castle    DE
 133    Raymour and Flanigan - Poughkeepsie, NY          62.50%    260 Titusville Road     Poughkeepsie  Dutchess      NY

 134    Marsh Store 31                                   61.04%    1013 Forest Avenue      Marion        Grant         IN
 135    Harbor Landing                                   61.05%    2800 Harbor Boulevard   Oxnard        Ventura       CA
 136    Hidden Village MHC                               79.55%    3035 66th Avenue        Saint         Pinellas      FL
                                                                   North                   Petersburg
 137    Park Apartments Phases I & II                     0.23%    2034 Parkshore Drive    Fayetteville  Washington    AR
 138    Stone Ridge Apartments Phase II                  60.64%    7111 Vedder Drive       Indianapolis  Marion        IN

 139    Claycreek Mini Storage                           74.68%    4177 Highway 6 North    Houston       Harris        TX
 140    Holiday Inn Express - Waterford                  64.26%    4350 Pontiac Lake       Waterford     Oakland       MI
                                                                   Road
 141    Holiday Inn Express Six Flags                    70.52%    3500 Interstate         Boerne        Kendall       TX
                                                                   Highway 10 West
 142    JMT Warehouse                                    68.10%    2516 JMT Industrial     Apopka        Orange        FL
                                                                   Drive
 143    Premier Self Storage -Toa Baja                   74.51%    Carretera #2 KM 19.5    Toa Baja      Toa Baja      PR

 144    Indiana MHP Portfolio                            61.49%    Various                 Various       Various       IN
144.1   Berkshire Pointe                                           8000 Berkshire Point    New           Harrison      IN
                                                                                           Salisbury
144.2   Beechwood Pointe                                           1303 West York Road     Austin        Scott         IN
144.3   Amberly Pointe                                             1200 Birchtree Lane     Scottsburg    Scott         IN
 145    Lady Lake Shoppes                                80.00%    Highway 441 and         Lady Lake     Lake          FL
                                                                   Rolling Acres Road

 146    Lost Springs Apartments                           0.26%    2900 North 22nd Street  Rogers        Benton        AR
 147    Cornerstone Center                               66.60%    2300 Buffalo Road       Rochester     Monroe        NY
 148    Mission Viejo Town Center Phase 4                64.59%    28311 Marguerite        Mission       Orange        CA
                                                                   Parkway                 Viejo
 149    Northstate Storage Portfolio Myrtle Beach        73.47%    4630 Dick Pond Road     Myrtle Beach  Horry         SC
 150    6820 Reseda Boulevard                            62.16%    6820-6850 Reseda        Reseda        Los Angeles   CA
                                                                   Boulevard

 151    El Monte MHC                                     80.00%    1517 Merced Avenue      El Monte      Los Angeles   CA
 152    Clinton Parkway                                  64.37%    721 Clinton Parkway     Clinton       Hinds         MS
 153    Goldstein Office Building                        60.98%    2965 South Jones        Las Vegas     Clark         NV
                                                                   Boulevard
 154    Mr. Van Gard Self Storage                        60.40%    4725 & 4735 Northeast   Renton        King          WA
                                                                   4th Street
 155    The Stanley Works                                60.00%    14670 Cumberland        Noblesville   Hamilton      IN
                                                                   Road

 156    Best Western Ellensburg                          55.80%    211 West Umptanum       Ellensburg    Kittitas      WA
                                                                   Road
 157    Hamilton Gardens                                 73.57%    1310 Nottingham Way     Hamilton      Mercer        NJ
 158    Sloan Industrial Portfolio                       70.28%    826 Professional Place; Chesapeake    Chesapeake    VA
                                                                   800 Principal Court;                  City
                                                                   1134-1138 Executive
                                                                   Boulevard
 159    Bontierra Road                                   61.78%    6330 Riverside Plaza    Albuquerque   Bernalillo    NM
                                                                   Lane, Northwest
 160    Ashford Atrium                                   71.83%    14825 Saint Mary's      Houston       Harris        TX
                                                                   Lane

 161    Chiodo Plaza                                     65.48%    5992-5998 Steubenville  Pittsburgh    Allegheny     PA
                                                                   Pike
 162    Northstate Storage Portfolio Carolina Beach      73.59%    5835 Carolina Beach     Wilmington    New           NC
                                                                   Road                                  Hanover
 163    McNary Oaks MHC                                  68.74%    5355 River Road North   Keizer        Marion        OR
 164    Rite Aid - 302 West Robb                         64.57%    302 West Robb Avenue    Lima          Allen         OH
 165    Best Buy Stevens Point Wisconsin                 63.59%    1145 Commons Circle     Plover        Portage       WI

 166    Indian Woods                                     61.29%    Various                 Various       Various       OH
166.1   Woodlake                                                   26250 Cummings Road     Millbury      Wood          OH
166.2   Indian Village                                             3850 DeLong Road        Lima          Allen         OH
 167    Scioto Estates MHC                               72.57%    3001 Northup Avenue     South         Pickaway      OH
                                                                                           Bloomfield
 168    Best Western - Astoria                           52.68%    555 Hamburg Avenue      Astoria       Clatsop       OR

 169    2301 & 2321 East Del Amo Boulevard               67.17%    2301 & 2321 East Del    Compton       Los Angeles   CA
                                                                   Amo Boulevard
 171    Granite Mall                                     68.47%    485 Granite Street      Braintree     Norfolk       MA
 172    Walgreens-Grove, OK                              80.00%    1119 South Main Street  Grove         Delaware      OK
 173    Walgreens Rogers                                 59.05%    2503 West Pleasant      Rogers        Benton        AR
                                                                   Grove Road
 174    14405 Lakeside Circle                            73.19%    14405 Lakeside Circle   Sterling      Macomb        MI
                                                                                           Heights

 175    WSG- Citrus Park                                 59.64%    8009 Citrus Park Drive  Tampa         Hillsborough  FL
 176    Viking Estates MHC                               76.16%    15401 122nd Avenue      Puyallup      Pierce        WA
                                                                   Court East
 177    Space Savers NW                                  49.33%    9877 40th Avenue        Seattle       King          WA
                                                                   South
 178    Parkside Station                                 66.16%    11685 Parkside Drive    Farragut      Knox          TN
 179    Holland Gardens Apartments                       77.14%    13308 Starlite Drive    Brook Park    Cuyahoga      OH

 180    Roman Gardens Apartments                         73.50%    1060 East 450 North     Provo         Utah          UT
 181    The Atrium Offices                               65.03%    28348 Roadside Drive    Agoura Hills  Los Angeles   CA
 182    Briarwood MHC                                    74.55%    4950 West Farm Road     Brookline     Greene        MO
                                                                   156                     Station
 184    Northern Tool Building                           68.45%    795 Sand Lake Road      Orlando       Orange        FL
 185    Scotts Corner                                    27.37%    10283 York Road         Cockeysville  Baltimore     MD

 186    1242 Fulton Street                               64.28%    1242-1246 Fulton        Brooklyn      Kings         NY
                                                                   Street
 187    Lloyd Baer Building                              67.32%    501 Halona Street       Santa Fe      Santa Fe      NM
 188    Gower Gulch Center                               21.39%    6130 West Sunset        Los Angeles   Los Angeles   CA
                                                                   Boulevard
 189    Marsh Store 71                                   61.06%    1711 North Walnut       Hartford City Blackford     IN
                                                                   Street
 190    306-308 Knickerbocker Avenue                     61.59%    306-308 Knickerbocker   Brooklyn      Kings         NY
                                                                   Avenue

 191    Northstate Storage Portfolio Mineral Springs     64.20%    2015 Sherron Road       Durham        Durham        NC
 192    Marsh Store 95                                   61.01%    1800 South Burlington   Muncie        Delaware      IN
                                                                   Drive
 193    Northstate Storage Portfolio Swansboro           73.62%    1044 Corbett Avenue     Swansboro     Onslow        NC
 194    Doubletree I Apartments                           0.20%    601 West Easy Street    Rogers        Benton        AR
 195    Kensington Town Center                           62.64%    16338 Kensington        Sugar Land    Fort Bend     TX
                                                                   Drive

 196    631 & 645 Grant Avenue                           35.31%    631 & 645 Grant         San           San           CA
                                                                   Avenue                  Francisco     Francisco
 197    Walgreen's - Mundelein, IL                       49.80%    701 South Midlothian    Mundelein     Lake          IL
                                                                   Road
 198    Whispering Pines MHC                             74.75%    1011 North 34th         Yakima        Yakima        WA
                                                                   Avenue
 199    Paradise View Apartments                          0.20%    2797 Coy Kaylor Drive   Fayetteville  Washington    AR
 200    Mosier Manor                                     74.83%    1300 3rd Avenue         Mosier        Wasco         OR

 201    730 Daniel Webster Highway                       58.15%    730 Daniel Webster      Merrimack     Hillsborough  NH
                                                                   Highway
 202    Mill Creek Professional Building                 45.58%    805 164th Street        Mill Creek    Snohomish     WA
                                                                   Southeast
                                                                                   Net
                                                                                Rentable
                                                                                Area Sq.
                                                                                Ft/Units/
                                                                                  Beds/
Loan                                                   Zip     Year     Year      Pads/
No.                  Property Name (1)                 Code    Built  Renovated   Keys
----    --------------------------------------------  ------- ------- --------- ---------
 106    Innovation Court Business Center                92563    2005    82,484
 107    North Empire Self Storage                       97701    2001     2005   127,600

 108    Milam Building                                  78205    1928   210,851
 109    Eugene Medical Office Building                  97401    1999     2006    26,650
 110    Galloway Apartments                             19720    1971     2006       129

 111    Prospect Plaza La Jolla                         92037    1982    25,935

 112    Flying Star Retail Portfolio                  Various Various  Various    29,874
112.1   10700 Corrales Boulevard                        87114    2006    16,957

112.2   4022 - 4026 Rio Grande Boulevard Northwest      87107    1970     2000    12,917

 114    Downtown Plaza                                  39201    1929     2005    80,734

 115    229 Fabricante                                  92672    2006    37,728

 116    Marshall's Plaza                                63125    1987     1996   104,969

 117    Shops Under Target                              06901    2004    16,000
 118    Kern MHP                                        93306    1975       163

 119    Wachovia Plaza Roll Up                        Various Various    56,339
119.1   Wachovia Plaza                                  28314    1991    45,139

119.2   Pine Knoll                                      28306    2004    11,200
 120    Meadowbrook Apartments                          98177    1967       115

 121    Conch Plaza                                     33040    1958     1996    51,674

 122    Tamarack East MHC                               32822    1969       135

 123    Village Glen MHC                                32934    1974     2006       144

 124    Court Square Office Building                    21202    1929     1982   102,568

 125    Holiday Inn Hotel & Suites Pooler               31322    2005       102
 126    Powers Professional Campus                      80923    2004    34,714

 127    Portland Fairview RV Resort                     97024    1989     1997       407

 128    Paragon Building                                81611    1888     2000     5,746

 129    Crystal Pointe MHC                              98387    1984       126
 130    Rivermont Apartments                            37129    1983       106

 131    Owens Corning Industrial                        61109    1988   170,064
 132    Holiday Inn Select Wilmington-Brandywine        19703    1974     2000       189
 133    Raymour and Flanigan - Poughkeepsie, NY         12603    1989     2006   100,000

 134    Marsh Store 31                                  46952    1960     2005    48,455
 135    Harbor Landing                                  93035    1988    36,565
 136    Hidden Village MHC                              33702    1973       130

 137    Park Apartments Phases I & II                   72703    1989     2001       324
 138    Stone Ridge Apartments Phase II                 46241    2004        96

 139    Claycreek Mini Storage                          77084    1998     2002    99,970
 140    Holiday Inn Express - Waterford                 48328    2002        83

 141    Holiday Inn Express Six Flags                   78006    2001        62

 142    JMT Warehouse                                   32703    1963     2004    91,220

 143    Premier Self Storage -Toa Baja                  00951    1998    42,585

 144    Indiana MHP Portfolio                         Various Various  Various       350
144.1   Berkshire Pointe                                47161    1985     2005       115

144.2   Beechwood Pointe                                47102    1990       120
144.3   Amberly Pointe                                  47170    1998     2001       115
 145    Lady Lake Shoppes                               32159    2006    15,892

 146    Lost Springs Apartments                         72756    1993       240
 147    Cornerstone Center                              14624    1992    72,601
 148    Mission Viejo Town Center Phase 4               92692    1980     2005    13,651

 149    Northstate Storage Portfolio Myrtle Beach       29588    1998    75,370
 150    6820 Reseda Boulevard                           91335    1996     2005    14,700

 151    El Monte MHC                                    91733    1951        79
 152    Clinton Parkway                                 39056    2003    42,428
 153    Goldstein Office Building                       89146    1997    27,656

 154    Mr. Van Gard Self Storage                       98059    2001    62,705

 155    The Stanley Works                               46060    2006    60,000

 156    Best Western Ellensburg                         98926    2002        55

 157    Hamilton Gardens                                08609    1943     1994       154
 158    Sloan Industrial Portfolio                      23320    1988    60,060

 159    Bontierra Road                                  87120    2004    35,609

 160    Ashford Atrium                                  77079    1975     2006    44,670

 161    Chiodo Plaza                                    15205    1975     2003    38,623

 162    Northstate Storage Portfolio Carolina Beach     28412    1998    79,725

 163    McNary Oaks MHC                                 97303    1969     1972       122
 164    Rite Aid - 302 West Robb                        45801    2006    14,564
 165    Best Buy Stevens Point Wisconsin                54467    2005    30,038

 166    Indian Woods                                  Various Various       349
166.1   Woodlake                                        43447    1966       145
166.2   Indian Village                                  45806    1970       204
 167    Scioto Estates MHC                              43103    1970     1995       216

 168    Best Western - Astoria                          97103    1989     2007        75

 169    2301 & 2321 East Del Amo Boulevard              90220    1969    45,494

 171    Granite Mall                                    02184    1990     9,916
 172    Walgreens-Grove, OK                             74344    2006    14,820
 173    Walgreens Rogers                                72758    2006    14,820

 174    14405 Lakeside Circle                           48313    1990     1997    20,086

 175    WSG- Citrus Park                                33625    2006    13,000
 176    Viking Estates MHC                              98374    1993        75

 177    Space Savers NW                                 98118    1978    63,211

 178    Parkside Station                                37934    2006    20,800
 179    Holland Gardens Apartments                      44142    1962     2006       136

 180    Roman Gardens Apartments                        84606    1964        47
 181    The Atrium Offices                              91301    2005    20,331
 182    Briarwood MHC                                   65619    1980       167

 184    Northern Tool Building                          32809    2006    25,000
 185    Scotts Corner                                   21030    1968     1998    38,228

 186    1242 Fulton Street                              11216    1910     2006     5,000

 187    Lloyd Baer Building                             87505    2004    11,419
 188    Gower Gulch Center                              90028    1976    35,518

 189    Marsh Store 71                                  47348    1962    28,350

 190    306-308 Knickerbocker Avenue                    11237    1907     2007         4

 191    Northstate Storage Portfolio Mineral Springs    27703    2000    41,675
 192    Marsh Store 95                                  47302    1973    28,056

 193    Northstate Storage Portfolio Swansboro          28584    1985     2002    52,923
 194    Doubletree I Apartments                         72756    1989     1990       216
 195    Kensington Town Center                          77479    2005    11,775

 196    631 & 645 Grant Avenue                          94108    1908     2007    18,900

 197    Walgreen's - Mundelein, IL                      60060    1999    13,905

 198    Whispering Pines MHC                            98902    1964        66

 199    Paradise View Apartments                        72703    1991       132
 200    Mosier Manor                                    97040    1955     1991        76

 201    730 Daniel Webster Highway                      03054    2001     2,963

 202    Mill Creek Professional Building                98012    1987     2007    10,883

                                      24

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                              Loan per
                                                 Net
                                              Rentable
                                              Area Sq.
Loan                                 Units of Ft./Units Prepayment Provisions (# of
No.   Property Name                  Measure     ($)             payments)
----  ------------------------------ -------- --------- ---------------------------
 106  Innovation Court Business      Sq. Ft.        92           L(60),YM1(57),O(3)
      Center
 107  North Empire Self Storage      Sq. Ft.        60             L(27),D(90),O(3)
 108  Milam Building                 Sq. Ft.        36           L(24),YM1(93),O(3)
 109  Eugene Medical Office Building Sq. Ft.       280             L(27),D(90),O(3)
 110  Galloway Apartments              Units    56,589             L(28),D(90),O(2)
 111  Prospect Plaza La Jolla        Sq. Ft.       278           L(24),YM1(92),O(4)

 112  Flying Star Retail Portfolio   Sq. Ft.       234           L(24),YM1(93),O(3)
112.1 10700 Corrales Boulevard       Sq. Ft.       247
112.2 4022 - 4026 Rio Grande         Sq. Ft.       216
      Boulevard Northwest
 114  Downtown Plaza                 Sq. Ft.        81             L(28),D(89),O(3)
 115  229 Fabricante                 Sq. Ft.       172             L(26),D(91),O(3)

 116  Marshall's Plaza               Sq. Ft.        61             L(26),D(91),O(3)
 117  Shops Under Target             Sq. Ft.       400             L(42),D(80),O(3)
 118  Kern MHP                          Pads    39,264     L(28),D(56),YM1(33),O(3)
 119  Wachovia Plaza Roll Up         Sq. Ft.       112             L(27),D(90),O(3)
119.1 Wachovia Plaza                 Sq. Ft.       109

119.2 Pine Knoll                     Sq. Ft.       124
 120  Meadowbrook Apartments           Units    54,806             L(27),D(90),O(3)
 121  Conch Plaza                    Sq. Ft.       121           L(25),YM1(92),O(3)
 122  Tamarack East MHC                 Pads    46,296             L(29),D(88),O(3)
 123  Village Glen MHC                  Pads    42,708             L(29),D(88),O(3)

 124  Court Square Office Building   Sq. Ft.        59             L(25),D(91),O(4)
 125  Holiday Inn Hotel & Suites        Keys    58,698             L(25),D(93),O(2)
      Pooler
 126  Powers Professional Campus     Sq. Ft.       173             L(26),D(91),O(3)
 127  Portland Fairview RV Resort       Pads    14,346             L(26),D(31),O(3)
 128  Paragon Building               Sq. Ft.     1,009             L(27),D(89),O(4)

 129  Crystal Pointe MHC                Pads    44,444             L(25),D(32),O(3)
 130  Rivermont Apartments             Units    52,264           L(24),YM1(92),O(4)
 131  Owens Corning Industrial       Sq. Ft.        32             L(26),D(91),O(3)
 132  Holiday Inn Select                Keys    28,229             L(26),D(30),O(4)
      Wilmington-Brandywine
 133  Raymour and Flanigan -         Sq. Ft.        53           L(24),YM1(93),O(3)
      Poughkeepsie, NY

 134  Marsh Store 31                 Sq. Ft.       109             L(29),D(88),O(3)
 135  Harbor Landing                 Sq. Ft.       144             L(26),D(91),O(3)
 136  Hidden Village MHC                Pads    40,385             L(28),D(89),O(3)
 137  Park Apartments Phases I & II    Units    16,092             L(28),D(89),O(3)
 138  Stone Ridge Apartments Phase     Units    54,006             L(28),D(90),O(2)
      II

 139  Claycreek Mini Storage         Sq. Ft.        50             L(26),D(91),O(3)
 140  Holiday Inn Express -             Keys    60,181             L(25),D(91),O(4)
      Waterford
 141  Holiday Inn Express Six Flags     Keys    80,000             L(27),D(90),O(3)
 142  JMT Warehouse                  Sq. Ft.        54             L(27),D(90),O(3)
 143  Premier Self Storage -Toa Baja Sq. Ft.       115             L(28),D(89),O(3)

 144  Indiana MHP Portfolio             Pads    13,872             L(28),D(90),O(2)
144.1 Berkshire Pointe                  Pads    16,398
144.2 Beechwood Pointe                  Pads    12,825
144.3 Amberly Pointe                    Pads    12,440
 145  Lady Lake Shoppes              Sq. Ft.       295             L(24),D(93),O(3)

 146  Lost Springs Apartments          Units    19,288             L(28),D(89),O(3)
 147  Cornerstone Center             Sq. Ft.        64           L(35),YM1(81),O(4)
 148  Mission Viejo Town Center      Sq. Ft.       338             L(26),D(90),O(4)
      Phase 4
 149  Northstate Storage Portfolio   Sq. Ft.        61             L(26),D(91),O(3)
      Myrtle Beach
 150  6820 Reseda Boulevard          Sq. Ft.       312             L(27),D(91),O(2)

 151  El Monte MHC                      Pads    58,025             L(28),D(89),O(3)
 152  Clinton Parkway                Sq. Ft.       106             L(27),D(90),O(3)
 153  Goldstein Office Building      Sq. Ft.       163             L(29),D(88),O(3)
 154  Mr. Van Gard Self Storage      Sq. Ft.        72             L(28),D(89),O(3)
 155  The Stanley Works              Sq. Ft.        73            L(27),D(77),O(16)

 156  Best Western Ellensburg           Keys    78,754             L(27),D(91),O(2)
 157  Hamilton Gardens                 Units    27,922             L(29),D(86),O(5)
 158  Sloan Industrial Portfolio     Sq. Ft.        72             L(27),D(90),O(3)
 159  Bontierra Road                 Sq. Ft.       120             L(28),D(89),O(3)
 160  Ashford Atrium                 Sq. Ft.        94             L(25),D(91),O(4)

 161  Chiodo Plaza                   Sq. Ft.       109             L(25),D(92),O(3)
 162  Northstate Storage Portfolio   Sq. Ft.        53             L(26),D(91),O(3)
      Carolina Beach
 163  McNary Oaks MHC                   Pads    34,313             L(27),D(30),O(3)
 164  Rite Aid - 302 West Robb       Sq. Ft.       286             L(27),D(91),O(2)
 165  Best Buy Stevens Point         Sq. Ft.       137             L(28),D(90),O(2)
      Wisconsin

 166  Indian Woods                      Pads    11,748             L(28),D(89),O(3)
166.1 Woodlake                          Pads    14,328
166.2 Indian Village                    Pads     9,914
 167  Scioto Estates MHC                Pads    18,981             L(28),D(89),O(3)
 168  Best Western - Astoria            Keys    53,190             L(26),D(92),O(2)

 169  2301 & 2321 East Del Amo       Sq. Ft.        87             L(26),D(27),O(7)
      Boulevard
 171  Granite Mall                   Sq. Ft.       383             L(28),D(89),O(3)
 172  Walgreens-Grove, OK            Sq. Ft.       254             L(27),D(90),O(3)
 173  Walgreens Rogers               Sq. Ft.       249             L(25),D(92),O(3)
 174  14405 Lakeside Circle          Sq. Ft.       184             L(29),D(87),O(4)

 175  WSG- Citrus Park               Sq. Ft.       284             L(28),D(89),O(3)
 176  Viking Estates MHC                Pads    48,333             L(25),D(32),O(3)
 177  Space Savers NW                Sq. Ft.        57             L(26),D(91),O(3)
 178  Parkside Station               Sq. Ft.       171             L(24),D(93),O(3)
 179  Holland Gardens Apartments       Units    25,588             L(28),D(27),O(5)

 180  Roman Gardens Apartments         Units    71,915             L(27),D(89),O(4)
 181  The Atrium Offices             Sq. Ft.       162             L(28),D(90),O(2)
 182  Briarwood MHC                     Pads    18,563             L(28),D(89),O(3)
 184  Northern Tool Building         Sq. Ft.       120             L(28),D(90),O(2)
 185  Scotts Corner                  Sq. Ft.        78             L(28),D(89),O(3)

 186  1242 Fulton Street             Sq. Ft.       580             L(25),D(91),O(4)
 187  Lloyd Baer Building            Sq. Ft.       245             L(28),D(89),O(3)
 188  Gower Gulch Center             Sq. Ft.        79  L(27),D(21),DorYM1(69),O(3)
 189  Marsh Store 71                 Sq. Ft.        94             L(29),D(88),O(3)
 190  306-308 Knickerbocker Avenue     Units   650,000             L(25),D(91),O(4)

 191  Northstate Storage Portfolio   Sq. Ft.        62             L(26),D(91),O(3)
      Mineral Springs
 192  Marsh Store 95                 Sq. Ft.        90             L(29),D(88),O(3)
 193  Northstate Storage Portfolio   Sq. Ft.        47             L(26),D(91),O(3)
      Swansboro
 194  Doubletree I Apartments          Units    10,603             L(28),D(89),O(3)
 195  Kensington Town Center         Sq. Ft.       191             L(26),D(91),O(3)

 196  631 & 645 Grant Avenue         Sq. Ft.       116             L(27),D(90),O(3)
 197  Walgreen's - Mundelein, IL     Sq. Ft.       154             L(27),D(90),O(3)
 198  Whispering Pines MHC              Pads    30,909             L(28),D(89),O(3)
 199  Paradise View Apartments         Units    13,658             L(28),D(89),O(3)
 200  Mosier Manor                      Pads    23,026             L(28),D(89),O(3)

 201  730 Daniel Webster Highway     Sq. Ft.       540             L(26),D(92),O(2)
 202  Mill Creek Professional        Sq. Ft.       127             L(27),D(90),O(3)
      Building

                                      25

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                              Second
                                       Third Most Third Most   Most     Second Most   Most
Loan                                     Recent   Recent NOI  Recent    Recent NOI   Recent   Most Recent Underwritten
No.             Property Name           NOI ($)      Date     NOI ($)      Date      NOI ($)   NOI Date     NOI ($)
----    ------------------------------ ---------- ---------- ---------  ----------- --------- ----------- ------------
 106    Innovation Court Business                                                                            691,452
        Center
 107    North Empire Self Storage        454,197  12/31/2004   461,475  12/31/2005    675,613 T - 12         713,873
                                                                                              11/30/2006
 108    Milam Building                   492,163  12/31/2004   773,450  12/31/2005    902,713 T - 12         958,117
                                                                                              7/31/2006
 109    Eugene Medical Office Building                                                436,891 8 mos.         694,264
                                                                                              Ann.
                                                                                              12/31/2006
 110    Galloway Apartments              305,080  12/31/2004   447,497  12/31/2005    677,454 T - 12         648,565
                                                                                              9/30/2006
 111    Prospect Plaza La Jolla                                366,417   10 Mos.      405,503 Ann.           635,494
                                                                           Ann.               10/31/2006
                                                                        12/31/2005

 112    Flying Star Retail Portfolio                                                                         742,574
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande
        Boulevard Northwest
 114    Downtown Plaza                                         (29,713) 12/31/2005    243,641 T - 12         600,747
                                                                                              9/30/2006
 115    229 Fabricante                                                                                       586,989

 116    Marshall's Plaza                 534,658  12/31/2004   578,590  12/31/2005    642,243 12/31/2006     688,780
 117    Shops Under Target                                                                                   544,678
 118    Kern MHP                         355,886  12/31/2004   499,731  12/31/2005    625,176 T - 12         500,373
                                                                                              10/31/2006
 119    Wachovia Plaza Roll Up           203,616  12/31/2004   270,638  12/31/2005    348,515 T - 12         617,962
                                                                                              6/30/2006
119.1   Wachovia Plaza                   203,616  12/31/2004   270,638  12/31/2005    348,515 T - 12         477,708
                                                                                              6/30/2006

119.2   Pine Knoll                                                                                           140,255
 120    Meadowbrook Apartments           529,275  12/31/2004   522,747  12/31/2005    621,438 T - 12         582,120
                                                                                              10/31/2006
 121    Conch Plaza                                            395,890  12/31/2005    555,503 12/31/2006     612,177
 122    Tamarack East MHC                422,947  12/31/2004   400,603  12/31/2005    398,464 T - 12         437,241
                                                                                              8/31/2006
 123    Village Glen MHC                                       352,227  12/31/2005    361,970 T - 12         406,122
                                                                                              9/30/2006

 124    Court Square Office Building     333,949  12/31/2004   347,236  12/31/2005    656,919 Ann.           640,942
                                                                                              2/2/2007
 125    Holiday Inn Hotel & Suites                                                  1,089,690 T - 12         925,676
        Pooler                                                                                1/31/2007
 126    Powers Professional Campus                             126,220  12/31/2005    389,025 T - 12         517,579
                                                                                              10/31/2006
 127    Portland Fairview RV Resort                            672,152  12/31/2005    479,663 T - 12         547,993
                                                                                              11/30/2006
 128    Paragon Building                                       288,530  12/31/2005    514,758 12/31/2006     510,789

 129    Crystal Pointe MHC                                     498,884  12/31/2005    416,621 12/31/2006     414,737
 130    Rivermont Apartments                                   438,434  12/31/2005    442,801 T - 12         473,365
                                                                                              10/30/2006
 131    Owens Corning Industrial                                                      363,075 4 Mos          485,096
                                                                                              Ann.
                                                                                              12/31/2006
 132    Holiday Inn Select               891,740  12/31/2004 1,073,059  12/31/2005  1,020,490 T - 12         842,424
        Wilmington-Brandywine                                                                 11/30/2006
 133    Raymour and Flanigan -                                 400,000  12/31/2005    400,000 12/31/2006     499,014
        Poughkeepsie, NY

 134    Marsh Store 31                                                                                       533,815
 135    Harbor Landing                   152,533  12/31/2004   191,752  12/31/2005    322,026 T - 12         392,948
                                                                                              8/31/2006
 136    Hidden Village MHC                                                            402,115 T - 12         397,077
                                                                                              9/30/2006
 137    Park Apartments Phases I & II  1,021,957  12/31/2004 1,081,589  12/31/2005  1,220,521 T - 12       1,220,075
                                                                                              9/30/2006
 138    Stone Ridge Apartments Phase                                                  324,621 T - 12         440,963
        II                                                                                    11/30/2006

 139    Claycreek Mini Storage           287,363  12/31/2004   374,516  12/31/2005    387,414 T - 12         414,621
                                                                                              1/31/2007
 140    Holiday Inn Express -            520,465  12/31/2004   512,073  12/31/2005    728,524 12/31/2006     626,489
        Waterford
 141    Holiday Inn Express Six Flags                          884,905  12/31/2005    898,353 T - 12         737,576
                                                                                              11/30/2006
 142    JMT Warehouse                                          423,583  12/31/2005    529,499 T - 12         479,995
                                                                                              11/1/2006
 143    Premier Self Storage -Toa Baja   250,531  11/30/2004   345,390  11/30/2005    539,097 T - 12         344,798
                                                                                              10/31/2006

 144    Indiana MHP Portfolio            369,087  12/31/2004   442,414  12/31/2005    477,559 12/31/2006     479,428
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes                                                                                    389,361

 146    Lost Springs Apartments          916,995  12/31/2004   910,680  12/31/2005    939,159 T-12           916,980
                                                                                              9/30/2006
 147    Cornerstone Center               526,661  12/31/2004   567,378  12/31/2005    534,610 Ann.           496,171
                                                                                              11/30/2006
 148    Mission Viejo Town Center                                                                            396,241
        Phase 4
 149    Northstate Storage Portfolio     201,041  12/31/2004   252,364  12/31/2005    314,561 T - 12         357,924
        Myrtle Beach                                                                          1/31/2007
 150    6820 Reseda Boulevard                                  417,969  12/31/2005    449,448 Ann.           407,200
                                                                                              9/30/2006

 151    El Monte MHC                     281,776  12/31/2004   315,859  12/31/2005    353,312 T-12           360,497
                                                                                              8/31/2006
 152    Clinton Parkway                  261,781  12/31/2004   327,751  12/31/2005    359,685 T-12           447,153
                                                                                              10/31/2006
 153    Goldstein Office Building        509,839  12/31/2004   460,626  12/31/2005    500,224 T-12           482,175
                                                                                              8/31/2006
 154    Mr. Van Gard Self Storage        491,838  12/31/2004   529,723  12/31/2005    540,608 T-12           532,190
                                                                                              8/31/2006
 155    The Stanley Works                                                                                    540,206

 156    Best Western Ellensburg          636,580  12/31/2004   775,504  12/31/2005    793,724 12/31/2006     672,532
 157    Hamilton Gardens                 331,430  12/31/2004   427,180  12/31/2005    401,078 T-12           418,565
                                                                                              9/30/2006
 158    Sloan Industrial Portfolio       374,094  12/31/2004   378,322  12/31/2005    404,691 T - 12         410,781
                                                                                              8/31/2006
 159    Bontierra Road                                         247,183  12/31/2005    396,194 T-12           468,595
                                                                                              9/30/2006
 160    Ashford Atrium                   471,233  12/31/2004   507,810  12/31/2005    512,589 12/31/2006     398,949

 161    Chiodo Plaza                     310,791  12/31/2004   445,187  12/31/2005    497,681 12/31/2006     395,331
 162    Northstate Storage Portfolio     294,610  12/31/2004   342,973  12/31/2005    338,468 12/31/2006     355,544
        Carolina Beach
 163    McNary Oaks MHC                  345,107  12/31/2004   310,612  12/31/2005    373,514 T-12           338,491
                                                                                              11/30/2006
 164    Rite Aid - 302 West Robb                                                                             417,432
 165    Best Buy Stevens Point                                                                               354,452
        Wisconsin

 166    Indian Woods                     469,056  12/31/2004   473,418  12/31/2005    451,779 T-12           436,632
                                                                                              7/31/2006
166.1   Woodlake                         253,876  12/31/2004   264,219  12/31/2005    261,022 T-12           246,678
                                                                                              7/31/2006
166.2   Indian Village                   215,180  12/31/2004   209,199  12/31/2005    190,757 T-12           189,954
                                                                                              7/31/2006
 167    Scioto Estates MHC               393,089  12/31/2004   386,031  12/31/2005    391,476 T-12           417,338
                                                                                              10/31/2006
 168    Best Western - Astoria           538,216  12/31/2004   505,749  12/31/2005    651,021 12/31/2006     559,545

 169    2301 & 2321 East Del Amo                                                                             377,668
        Boulevard
 171    Granite Mall                                           354,623  12/31/2005    337,403 T-12           341,723
                                                                                              9/30/2006
 172    Walgreens-Grove, OK                                                           279,497 12/31/2006     278,903
 173    Walgreens Rogers                                                                                     320,460
 174    14405 Lakeside Circle                                                                                338,545

 175    WSG- Citrus Park                                                                                     353,870
 176    Viking Estates MHC                                     264,916  12/31/2005    283,076 12/31/2006     263,553
 177    Space Savers NW                  388,843  12/31/2004   406,157  12/31/2005    447,132 T-12           423,027
                                                                                              10/31/2006
 178    Parkside Station                                                                                     325,802
 179    Holland Gardens Apartments                             299,567  12/31/2005    445,892 T-12           368,239
                                                                                              11/30/2006

 180    Roman Gardens Apartments         311,531  12/31/2004   299,619  12/31/2005    284,090 12/31/2006     298,154
 181    The Atrium Offices                                                                                   309,652
 182    Briarwood MHC                    189,803  12/31/2004   196,258  12/31/2005    221,078 T-12           257,690
                                                                                              9/30/2006
 184    Northern Tool Building                                                                               264,931
 185    Scotts Corner                    683,417  12/31/2004   713,223  12/31/2005    741,735 T-12           699,369
                                                                                              9/30/2006

 186    1242 Fulton Street                                                                                   251,805
 187    Lloyd Baer Building               12,684  12/31/2004   293,367  12/31/2005    359,705 T-12           252,903
                                                                                              10/31/2006
 188    Gower Gulch Center               560,676  12/31/2004   668,754  12/31/2005    510,267 Ann.           519,078
                                                                                              7/31/2006
 189    Marsh Store 71                                                                                       271,370
 190    306-308 Knickerbocker Avenue                           149,150  12/31/2005    149,150 12/31/2006     225,399

 191    Northstate Storage Portfolio     214,352  12/31/2004   208,644  12/31/2005    249,947 12/31/2006     274,971
        Mineral Springs
 192    Marsh Store 95                                                                                       255,128
 193    Northstate Storage Portfolio     153,190  12/31/2004   177,562  12/31/2005    189,311 T-12           209,506
        Swansboro                                                                             1/31/2007
 194    Doubletree I Apartments          606,404  12/31/2004   528,798  12/31/2005    523,221 T-12           536,013
                                                                                              9/30/2006
 195    Kensington Town Center                                                                               220,137

 196    631 & 645 Grant Avenue                                 241,786  12/31/2005    246,300 Ann.           205,383
                                                                                              3/31/2007
 197    Walgreen's - Mundelein, IL                                                                           215,026
 198    Whispering Pines MHC             183,023  12/31/2004   193,498  12/31/2005    203,471 T-12           201,745
                                                                                              9/30/2006
 199    Paradise View Apartments         513,202  12/31/2004   445,357  12/31/2005    455,774 T-12           454,208
                                                                                              9/30/2006
 200    Mosier Manor                     140,678  12/31/2004   151,586  12/31/2005    165,831 T-12           158,777
                                                                                              10/31/2006

 201    730 Daniel Webster Highway       168,000  12/31/2004   168,000  12/31/2005    168,000 12/31/2006     158,886
 202    Mill Creek Professional          124,225  12/31/2004   139,536  12/31/2005    150,555 Ann.           128,941
        Building                                                                              8/31/2006

Loan                                   Underwritten Underwritten Underwritten Underwritten Underwritten
No.             Property Name          Revenue ($)    EGI ($)    Expenses ($) Reserves ($)  TI/LC ($)
----    ------------------------------ ------------ ------------ ------------ ------------ ------------
 106    Innovation Court Business         803,093      938,428      246,976      12,365       30,909
        Center
 107    North Empire Self Storage         875,546      965,891      252,018      19,140

 108    Milam Building                  2,285,937    2,399,187    1,441,070      52,713      174,709

 109    Eugene Medical Office Building  1,007,690      906,991      212,728       3,998       37,429

 110    Galloway Apartments             1,115,628    1,114,978      466,413      35,475

 111    Prospect Plaza La Jolla           830,110    1,021,894      386,400       5,181       19,429

 112    Flying Star Retail Portfolio      755,351      876,351      133,777       6,061       33,690
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande
        Boulevard Northwest
 114    Downtown Plaza                    888,088    1,142,588      541,841      22,210       24,927

 115    229 Fabricante                    659,187      626,227       39,238       3,773       13,956

 116    Marshall's Plaza                1,193,236    1,120,991      432,211      26,242       38,356
 117    Shops Under Target                689,179      654,720      110,042       1,600       10,497
 118    Kern MHP                          687,534      863,584      363,211       6,520

 119    Wachovia Plaza Roll Up            673,498      983,167      365,205      11,502       32,886

119.1   Wachovia Plaza                    525,146      812,016      334,308      10,382       24,324

119.2   Pine Knoll                        148,352      171,152       30,897       1,120        8,562
 120    Meadowbrook Apartments          1,069,343    1,098,343      516,223      33,495

 121    Conch Plaza                       638,838      822,338      210,161       7,751       19,178
 122    Tamarack East MHC                 583,200      587,400      150,159       5,400

 123    Village Glen MHC                  561,200      573,400      167,278       5,720

 124    Court Square Office Building    1,256,951    1,302,362      661,420      20,514      102,568

 125    Holiday Inn Hotel & Suites      2,420,024    2,789,172    1,863,496     111,567
        Pooler
 126    Powers Professional Campus        528,247      838,247      320,668       6,943       27,337

 127    Portland Fairview RV Resort     1,384,614    1,423,614      875,621      16,280

 128    Paragon Building                  541,219      610,139       99,350       1,149        8,619

 129    Crystal Pointe MHC                670,844      696,344      281,607       5,040
 130    Rivermont Apartments              810,179      855,179      381,814      30,634

 131    Owens Corning Industrial          549,996      494,996        9,900       5,102       23,237

 132    Holiday Inn Select              4,235,752    6,198,438    5,356,013     247,938
        Wilmington-Brandywine
 133    Raymour and Flanigan -            532,000      738,046      239,032      15,000       20,300
        Poughkeepsie, NY

 134    Marsh Store 31                    561,910      533,815       11,956       29,388
 135    Harbor Landing                    452,000      696,000      303,052       5,515       22,769

 136    Hidden Village MHC                511,290      690,769      293,692       8,950

 137    Park Apartments Phases I & II   1,804,107    1,853,107      633,032     104,004

 138    Stone Ridge Apartments Phase      823,072      750,834      309,871      19,200
        II

 139    Claycreek Mini Storage            723,638      725,638      311,017      14,996

 140    Holiday Inn Express -           1,851,452    1,872,663    1,246,174      74,907
        Waterford
 141    Holiday Inn Express Six Flags   1,725,920    1,750,920    1,013,344      70,036

 142    JMT Warehouse                     687,957      700,357      220,362      13,683       32,446

 143    Premier Self Storage -Toa Baja    492,306      539,141      194,343       4,081

 144    Indiana MHP Portfolio             735,000      625,870      146,442      17,500
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes                 396,690      536,440      147,079       2,384       10,159

 146    Lost Springs Apartments         1,327,104    1,357,104      440,124      74,448

 147    Cornerstone Center              1,126,447      939,185      443,014       7,260       75,918

 148    Mission Viejo Town Center         511,890      486,296       90,054       2,368        9,500
        Phase 4
 149    Northstate Storage Portfolio      499,941      558,941      201,018      13,776
        Myrtle Beach
 150    6820 Reseda Boulevard             479,432      541,795      134,595       2,205       13,833

 151    El Monte MHC                      498,838      602,838      242,341       3,160

 152    Clinton Parkway                   493,569      596,569      149,417       6,364       32,500

 153    Goldstein Office Building         514,664      625,924      143,749      10,233       19,128

 154    Mr. Van Gard Self Storage         606,175      854,375      322,185      10,789        8,800

 155    The Stanley Works                 680,484      673,679      133,474       9,800       10,356

 156    Best Western Ellensburg         1,490,569    1,500,369      827,837      60,015
 157    Hamilton Gardens                1,265,070    1,145,634      727,069      43,736

 158    Sloan Industrial Portfolio        427,928      507,928       97,147       9,054       25,375

 159    Bontierra Road                    638,494      661,594      192,999       7,181       63,262

 160    Ashford Atrium                    673,244      689,928      290,979       8,928       44,640

 161    Chiodo Plaza                      638,722      590,162      194,831       5,793       33,410
 162    Northstate Storage Portfolio      514,727      552,727      197,183      11,959
        Carolina Beach
 163    McNary Oaks MHC                   525,993      525,993      187,502      10,907

 164    Rite Aid - 302 West Robb          447,260      436,079       18,647       2,185       13,677
 165    Best Buy Stevens Point            390,001      430,220       75,769       3,004       10,378
        Wisconsin

 166    Indian Woods                      744,925      804,275      367,643      13,960

166.1   Woodlake                          374,170      417,520      170,842       5,800

166.2   Indian Village                    370,755      386,755      196,801       8,160

 167    Scioto Estates MHC                536,026      551,026      133,688       8,640

 168    Best Western - Astoria          1,403,803    1,417,318      857,773      60,023

 169    2301 & 2321 East Del Amo          473,034      449,382       71,715       6,824       28,866
        Boulevard
 171    Granite Mall                      353,446      445,446      103,723       3,223       15,000

 172    Walgreens-Grove, OK               279,497      281,720        2,817       2,223
 173    Walgreens Rogers                  327,000      327,000        6,540       1,482
 174    14405 Lakeside Circle             367,385      349,016       10,470       5,022       15,065

 175    WSG- Citrus Park                  370,500      492,592      138,722       1,950       13,216
 176    Viking Estates MHC                384,750      393,250      129,697       3,758
 177    Space Savers NW                   424,088      510,488       87,461      11,903       11,847

 178    Parkside Station                  447,539      541,039      215,237       3,120       22,757
 179    Holland Gardens Apartments        803,640      773,594      405,355      34,000

 180    Roman Gardens Apartments          497,686      550,691      252,537      16,450
 181    The Atrium Offices                470,656      429,191      119,539       4,066       28,614
 182    Briarwood MHC                     388,233      397,233      139,543       7,741

 184    Northern Tool Building            287,500      273,125        8,194       2,500       10,068
 185    Scotts Corner                     747,291      886,291      186,922      12,288       35,563

 186    1242 Fulton Street                298,807      307,664       55,859       1,000        5,000
 187    Lloyd Baer Building               282,213      282,213       29,310       1,713        8,000

 188    Gower Gulch Center                962,997      914,848      395,769      26,639       18,631

 189    Marsh Store 71                    285,653      271,370        7,088       16,045
 190    306-308 Knickerbocker Avenue      170,270      256,670       31,271       2,336        2,500

 191    Northstate Storage Portfolio      387,398      414,398      139,427       6,251
        Mineral Springs
 192    Marsh Store 95                    268,556      255,128        7,134       15,884
 193    Northstate Storage Portfolio      319,861      342,480      132,974       7,938
        Swansboro
 194    Doubletree I Apartments         1,005,480    1,040,480      504,467      55,683

 195    Kensington Town Center            221,941      290,056       69,919       1,766       11,329

 196    631 & 645 Grant Avenue            256,620      243,789       38,406       3,780        6,142

 197    Walgreen's - Mundelein, IL        230,962      219,414        4,388       2,086        7,707
 198    Whispering Pines MHC              258,336      267,936       66,191       2,600

 199    Paradise View Apartments          769,888      783,388      329,180      43,765

 200    Mosier Manor                      282,000      282,000      123,223       3,040

 201    730 Daniel Webster Highway        168,000      163,800        4,914         444        4,841
 202    Mill Creek Professional           225,058      213,805       84,865       2,830       11,067
        Building

                                      26

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                            Underwritten
Loan                                          Net Cash                             Lease
No.               Property Name               Flow ($)   Largest Tenant    SF    Expiration 2nd Largest Tenant   SF
----    ----------------------------------  ------------ --------------- ------- ---------- ------------------ ------
 106    Innovation Court Business Center       648,178   Classic           7,125 6/30/2009   Product            3,850
                                                         Millworks                           Development
                                                                                             Services
 107    North Empire Self Storage              694,733
 108    Milam Building                         730,695   Alamo Work       14,515 5/31/2008   Meximerica        14,096
                                                         Force                               Media, Inc.

 109    Eugene Medical Office Building         652,837   Neurosurgery     11,592 4/30/2016   Northwest          8,766
                                                         Investments                         Neurospine
                                                                                             Institute
 110    Galloway Apartments                    613,090
 111    Prospect Plaza La Jolla                610,884   Center for        8,850 2/21/2008   Union Fidelity     7,900
                                                         English

 112    Flying Star Retail Portfolio           702,823
112.1   10700 Corrales Boulevard                         Flying Star       7,057 6/30/2021   Bird Center        3,000
                                                         Cafes, Inc.

112.2   4022 - 4026 Rio Grande Boulevard                 Flying Star       4,100 9/30/2010   Bookworks          2,987
        Northwest                                        Cafes, Inc.

 114    Downtown Plaza                         553,610   Breazeale,        7,500 11/30/2011  Cosmich &          7,500
                                                         Saunders, Oneil                     Simmons
 115    229 Fabricante                         569,260   Cameron          37,728 11/30/2016
                                                         Health, Inc.

 116    Marshall's Plaza                       624,182   JC Penneys       55,166 6/30/2016   Marshall's        27,306

 117    Shops Under Target                     532,581   Houlihans         5,795 12/31/2025  Citibank           4,545
                                                         Restaurant
 118    Kern MHP                               493,853
 119    Wachovia Plaza Roll Up                 573,574
119.1   Wachovia Plaza                         443,002   Advanced          7,561 5/31/2007   Progressive        5,807
                                                         Computer                            Insurance
                                                         Learning

119.2   Pine Knoll                             130,573   Beef O'Brady's    4,160 12/31/2010  Embarq             2,240
                                                         Restaurant                          Communications
 120    Meadowbrook Apartments                 548,625
 121    Conch Plaza                            585,248   Gordon's Food    17,672 8/31/2011   Island Crafts     11,556
                                                         Service                             Annex
 122    Tamarack East MHC                      431,841
 123    Village Glen MHC                       400,402

 124    Court Square Office Building           517,860   Charm Net         7,583 3/31/2008   Bennett &          5,952
                                                                                             Albright, PA
 125    Holiday Inn Hotel & Suites Pooler      814,110
 126    Powers Professional Campus             483,299   Mountian View    12,182 9/30/2015   North Powers       5,332
                                                         Medical                             Medical
                                                                                             Imaging
 127    Portland Fairview RV Resort            531,713
 128    Paragon Building                       501,021   Ritz Carlton      3,816 11/30/2011  Club Chelsea       1,930

 129    Crystal Pointe MHC                     409,697
 130    Rivermont Apartments                   442,731
 131    Owens Corning Industrial               456,757   Owens Corning   170,064 12/31/2016
 132    Holiday Inn Select                     594,487
        Wilmington-Brandywine
 133    Raymour and Flanigan -                 463,714   Raymour and     100,000 2/28/2022
        Poughkeepsie, NY                                 Flanigan

 134    Marsh Store 31                         492,471   Marsh            48,455 10/31/2026
                                                         Supermarket
 135    Harbor Landing                         364,664   Edge Fitness      8,700 9/14/2014   Fisherman's        6,523
                                                         Center                              House
 136    Hidden Village MHC                     388,127
 137    Park Apartments Phases I & II        1,116,071
 138    Stone Ridge Apartments Phase II        421,763

 139    Claycreek Mini Storage                 399,625
 140    Holiday Inn Express - Waterford        551,582
 141    Holiday Inn Express Six Flags          667,539
 142    JMT Warehouse                          433,866   Mid-Florida       7,560 9/30/2007   Allied             6,000
                                                         Car Wash                            Compressor
                                                         Designs                             Exchange of Fl
 143    Premier Self Storage -Toa Baja         340,717

 144    Indiana MHP Portfolio                  461,928
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes                      376,818   Verizon           3,400 1/31/2012   Radio Shack        2,503
                                                         Wireless                            Corporation
                                                         Personal
                                                         Communication

 146    Lost Springs Apartments                842,532
 147    Cornerstone Center                     412,994   Park Ridge       25,513 11/30/2007  Dormitory          5,500
                                                         Hospital                            Authority of NY
 148    Mission Viejo Town Center Phase 4      384,373   IndyMac           4,119 10/31/2013  TD Waterhouse      3,950
                                                         Bancorp, Inc.                       Investor
                                                                                             Services
 149    Northstate Storage Portfolio           344,148
        Myrtle Beach
 150    6820 Reseda Boulevard                  391,162   Kosher Bazar      4,000 2/28/2013   Jack in the Box    3,600

 151    El Monte MHC                           357,337
 152    Clinton Parkway                        408,288   Margarita's       4,883 11/30/2008  Movie Gallery      4,550
 153    Goldstein Office Building              452,814   Bergman,         14,706 8/31/2012   Murchison &        5,727
                                                         Walls &                             Cummings
                                                         Youngblood
                                                         Ltd
 154    Mr. Van Gard Self Storage              512,601
 155    The Stanley Works                      520,050   The Stanley      60,000 12/31/2016
                                                         Works

 156    Best Western Ellensburg                612,517
 157    Hamilton Gardens                       374,829
 158    Sloan Industrial Portfolio             376,352   Ferguson         12,000 8/31/2012   Wachovia Bank     10,200
                                                         Enterprises,
                                                         Inc.
 159    Bontierra Road                         398,152   KB Homes         12,546 12/31/2009  Tooth Wranglers    4,928
                                                         New Mexico,
                                                         Inc.
 160    Ashford Atrium                         345,381   Eagle             6,368 11/30/2008  Nami Resources     6,249
                                                         Information
                                                         Mapping

 161    Chiodo Plaza                           356,128   Bronze Hood       3,931 10/31/2014  Eagle Physical     2,877
                                                         Lounge                              Therapy
 162    Northstate Storage Portfolio           343,585
        Carolina Beach
 163    McNary Oaks MHC                        327,584
 164    Rite Aid - 302 West Robb               401,570   Rite Aid         14,564 1/31/2027
 165    Best Buy Stevens Point Wisconsin       341,070   Best Buy         30,038 1/31/2016

 166    Indian Woods                           422,672
166.1   Woodlake                               240,878
166.2   Indian Village                         181,794
 167    Scioto Estates MHC                     408,698
 168    Best Western - Astoria                 499,522

 169    2301 & 2321 East Del Amo Boulevard     341,978   Rhinotek         45,494  5/3/2011
                                                         Computer
                                                         Products, Inc
 171    Granite Mall                           323,500   Matress           3,284 4/14/2010   D'Angelo           2,400
                                                         Discounters
 172    Walgreens-Grove, OK                    276,680   Walgreen's       14,820 10/31/2081
 173    Walgreens Rogers                       318,978   Walgreen's       14,820 5/31/2031
 174    14405 Lakeside Circle                  318,459   La-Z-Boy         20,086  2/5/2016

 175    WSG- Citrus Park                       338,704   Mens              5,300 2/30/2017   Vitamin Shoppe     4,300
                                                         Wearhouse
 176    Viking Estates MHC                     259,795
 177    Space Savers NW                        399,277   Space Savers     38,053  9/2/2022   Fairn &           25,158
                                                         NW                                  Swanson
 178    Parkside Station                       299,925   Creswell-         3,690 5/31/2012   Vinny & Me         2,576
                                                         Colyer, LLC                         Pasta
                                                                                             Emporium, Inc.
 179    Holland Gardens Apartments             334,239

 180    Roman Gardens Apartments               281,704
 181    The Atrium Offices                     276,972   Albert &          6,854 7/31/2011   Ethan              2,458
                                                         Mackenzie                           Christopher
                                                                                             Financial
 182    Briarwood MHC                          249,949
 184    Northern Tool Building                 252,364   Northern Tool    25,000 10/31/2021
 185    Scotts Corner                          651,518   Talbot's         11,955 1/31/2008   Offenbacher's      7,320

 186    1242 Fulton Street                     245,805   The Children's    3,500 6/30/2016   Gamestop           1,500
                                                         Place
 187    Lloyd Baer Building                    243,190   Lloyd &           5,344 7/14/2019   6260 Corp dba      2,901
                                                         Associates                          The Kelly
                                                                                             Agency
 188    Gower Gulch Center                     473,809   Rite Aid         16,500 5/31/2017   Amagi Japan        4,800

 189    Marsh Store 71                         248,238   Marsh            28,350 10/31/2026
                                                         Supermarket
 190    306-308 Knickerbocker Avenue           220,563   LA National       2,500 1/31/2012   La Casa            2,500
                                                                                             Discount

 191    Northstate Storage Portfolio           268,720
        Mineral Springs
 192    Marsh Store 95                         232,110   Marsh            28,056 10/31/2026
                                                         Supermarket
 193    Northstate Storage Portfolio           201,568
        Swansboro
 194    Doubletree I Apartments                480,330
 195    Kensington Town Center                 207,042   Taaza Market      4,550 9/30/2011   Taj Chaat House    3,282

 196    631 & 645 Grant Avenue                 195,462   Far East Cafe    14,050 10/31/2015  Old Shanghai       4,850
 197    Walgreen's - Mundelein, IL             205,232   Walgreen's       13,905 6/30/2019
 198    Whispering Pines MHC                   199,145
 199    Paradise View Apartments               410,443
 200    Mosier Manor                           155,737

 201    730 Daniel Webster Highway             153,601   7-Eleven          2,963 7/31/2021
 202    Mill Creek Professional Building       115,044   Guardian          3,678 4/30/2009   Caring Family      3,159
                                                         Family Care,                        Dentistry
                                                         Inc.

Loan                                            Lease        3rd Largest            Lease    Occupancy
No.               Property Name               Expiration       Tenant        SF   Expiration   Rate
----    ----------------------------------  ----------      -------------- ------ ---------- ---------
 106    Innovation Court Business Center     8/31/2009      OutKast         3,727  6/14/2009    84.8%
                                             Custom
                                             Trailers
 107    North Empire Self Storage                                                   93.3%
 108    Milam Building                       4/30/2007      Welder          6,673 12/31/2007    90.8%
                                             Exploration &
                                                            Production
 109    Eugene Medical Office Building       6/30/2016      Orthopedic      3,363 12/31/2016    90.5%
                                             Spine
                                             Associates
 110    Galloway Apartments                                                         93.8%
 111    Prospect Plaza La Jolla             11/30/2007      Integrative     4,250  5/31/2012    94.6%
                                             Thermal
                                                            Imaging

 112    Flying Star Retail Portfolio                                               100.0%
112.1   10700 Corrales Boulevard             7/31/2011      Heritage        2,500  7/31/2007   100.0%
                                             Householding,
                                                            LLC
112.2   4022 - 4026 Rio Grande Boulevard     4/30/2011      Emily Benak     1,800  5/31/2009   100.0%
        Northwest                            dba
                                                            Pennysmith's
 114    Downtown Plaza                      11/30/2011      Dogan &         7,500  6/30/2012    93.4%
                                             Wilkinson
 115    229 Fabricante                             100.0%

 116    Marshall's Plaza                     1/31/2009      Tuesday         8,137  1/15/2011    95.8%
                                                            Morning
 117    Shops Under Target                  12/31/2020      FD Rich         4,345 12/31/2020   100.0%

 118    Kern MHP                                                                    95.1%
 119    Wachovia Plaza Roll Up                                                      88.1%
119.1   Wachovia Plaza                       2/28/2010      Wachovia        5,038  3/31/2010    85.2%
                                             Bank

119.2   Pine Knoll                          10/31/2011      Ocean Rayz      1,600  1/31/2010   100.0%
                                             Tanning
 120    Meadowbrook Apartments                                                      95.7%
 121    Conch Plaza                         10/31/2008      Bealls Outlet  10,152  4/30/2010    98.7%

 122    Tamarack East MHC                                                           96.0%
 123    Village Glen MHC                                                            91.7%

 124    Court Square Office Building         6/30/2010      International   5,856  3/31/2012    87.5%
                                             Social Service
 125    Holiday Inn Hotel & Suites Pooler                                           77.6%
 126    Powers Professional Campus           1/31/2015      Orthopedic      3,784  9/30/2012    94.8%
                                             Rehab Assoc

 127    Portland Fairview RV Resort                                                 70.0%
 128    Paragon Building                    10/31/2007           100.0%

 129    Crystal Pointe MHC                                                          97.6%
 130    Rivermont Apartments                                                        91.5%
 131    Owens Corning Industrial                   100.0%
 132    Holiday Inn Select                                                          64.4%
        Wilmington-Brandywine
 133    Raymour and Flanigan -                     100.0%
        Poughkeepsie, NY

 134    Marsh Store 31                             100.0%

 135    Harbor Landing                      11/30/2010      Harbor Mart     3,417  6/30/2015    80.0%

 136    Hidden Village MHC                                                          97.8%
 137    Park Apartments Phases I & II                                               98.8%
 138    Stone Ridge Apartments Phase II                                             91.7%

 139    Claycreek Mini Storage                                                      87.3%
 140    Holiday Inn Express - Waterford                                             71.7%
 141    Holiday Inn Express Six Flags                                               76.9%
 142    JMT Warehouse                         7/1/2007      A&B Electric    5,500 12/31/2008   100.0%
                                             Co., Inc.

 143    Premier Self Storage -Toa Baja                                              75.6%

 144    Indiana MHP Portfolio                                                       69.1%
144.1   Berkshire Pointe                                                                        91.3%
144.2   Beechwood Pointe                                                                        49.2%
144.3   Amberly Pointe                                                                          67.8%
 145    Lady Lake Shoppes                    1/14/2012      Fairwinds       2,191   1/7/2012   100.0%
                                             Credit Union

 146    Lost Springs Apartments                                                     98.8%
 147    Cornerstone Center                   7/31/2010      Wells Fargo     4,287 10/31/2007    79.3%

 148    Mission Viejo Town Center Phase 4    8/31/2016      Red             1,100  1/31/2017    94.9%
                                             Persimmon
                                             Nail Spa
 149    Northstate Storage Portfolio                                                71.3%
        Myrtle Beach
 150    6820 Reseda Boulevard                9/30/2023      Arby's          2,500 12/31/2015   100.0%

 151    El Monte MHC                                                               100.0%
 152    Clinton Parkway                      8/30/2010      Cupboard        3,240  8/31/2008    83.0%
 153    Goldstein Office Building            4/30/2008      Corby Arnold    3,615  8/31/2012   100.0%
                                             & Bergman,
                                             et al

 154    Mr. Van Gard Self Storage                                                   91.3%
 155    The Stanley Works                          100.0%

 156    Best Western Ellensburg                                                     82.1%
 157    Hamilton Gardens                                                            94.2%
 158    Sloan Industrial Portfolio           9/30/2012      FDGM Inc       10,160  2/28/2010   100.0%

 159    Bontierra Road                       8/31/2015      Wells Fargo     3,061 12/31/2009    89.1%
                                             Home
                                             Mortgage
 160    Ashford Atrium                       9/30/2008      Klentzman,      3,801 11/30/2007    97.4%
                                             Knight &
                                             Hodgeson

 161    Chiodo Plaza                        10/31/2007      Elite Runners   2,780  4/30/2013    96.1%
                                             & Walkers
 162    Northstate Storage Portfolio                                                73.0%
        Carolina Beach
 163    McNary Oaks MHC                                                             95.1%
 164    Rite Aid - 302 West Robb                   100.0%
 165    Best Buy Stevens Point Wisconsin           100.0%

 166    Indian Woods                                                                81.9%
166.1   Woodlake                                                                    86.2%
166.2   Indian Village                                                              78.9%
 167    Scioto Estates MHC                                                          92.1%
 168    Best Western - Astoria                                                      49.5%

 169    2301 & 2321 East Del Amo Boulevard         100.0%

 171    Granite Mall                         4/22/2010      Supercuts       1,644 12/31/2011   100.0%

 172    Walgreens-Grove, OK                        100.0%
 173    Walgreens Rogers                           100.0%
 174    14405 Lakeside Circle                      100.0%

 175    WSG- Citrus Park                    11/30/2016      Casual Male     3,400 11/30/2016   100.0%

 176    Viking Estates MHC                                                         100.0%
 177    Space Savers NW                      4/20/2011           100.0%

 178    Parkside Station                     2/19/2012      Bella Sera      2,400 11/30/2011    90.8%

 179    Holland Gardens Apartments                                                  96.3%

 180    Roman Gardens Apartments                                                    93.6%
 181    The Atrium Offices                   8/31/2009      Premier         2,216  8/31/2009    91.2%
                                             Wholesale
                                             Loans
 182    Briarwood MHC                                                               80.8%
 184    Northern Tool Building                     100.0%
 185    Scotts Corner                        9/30/2009      Briarwood Inn   4,500 10/31/2008   100.0%

 186    1242 Fulton Street                   9/30/2013           100.0%

 187    Lloyd Baer Building                  1/31/2009      Art Gallery     2,094  6/30/2009   100.0%

 188    Gower Gulch Center                   1/31/2007      Denny's         4,794 12/31/2012   100.0%
                                                      (MTM)
 189    Marsh Store 71                             100.0%

 190    306-308 Knickerbocker Avenue        12/31/2011           100.0%

 191    Northstate Storage Portfolio                                                85.7%
        Mineral Springs
 192    Marsh Store 95                             100.0%

 193    Northstate Storage Portfolio                                                91.4%
        Swansboro
 194    Doubletree I Apartments                                                     97.7%
 195    Kensington Town Center               4/30/2012      Learning RX     2,943  7/31/2011   100.0%

 196    631 & 645 Grant Avenue              12/31/2013           100.0%
 197    Walgreen's - Mundelein, IL                 100.0%
 198    Whispering Pines MHC                                                        97.0%
 199    Paradise View Apartments                                                    98.5%
 200    Mosier Manor                                                                96.1%

 201    730 Daniel Webster Highway                 100.0%
 202    Mill Creek Professional Building     9/18/2008      Washington      1,958   3/1/2009   100.0%
                                             & Idaho
                                             Laborers

                                      27

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                            Upfront      Monthly
Loan                                                                           Occupancy  Replacement  Replacement   Upfront
No.     Property Name                                                          As-of Date Reserves ($) Reserves ($) TI/LC ($)
----    ---------------------------------------------------------------------  ---------- ------------ ------------ ---------
 106    Innovation Court Business Center                                        2/22/2007                  1,035

 107    North Empire Self Storage                                              11/21/2006                  1,595
 108    Milam Building                                                          2/23/2007                  4,393     300,000
 109    Eugene Medical Office Building                                           1/9/2007                    133
 110    Galloway Apartments                                                    11/30/2006                  2,956
 111    Prospect Plaza La Jolla                                                 3/18/2007                    432     250,000

 112    Flying Star Retail Portfolio                                             4/1/2007                    505
112.1   10700 Corrales Boulevard                                                 4/1/2007
112.2   4022 - 4026 Rio Grande Boulevard Northwest                               4/1/2007
 114    Downtown Plaza                                                          9/26/2006                            250,000
 115    229 Fabricante                                                           4/1/2007

 116    Marshall's Plaza                                                        2/16/2007                  1,750
 117    Shops Under Target                                                      9/13/2005                     94

 118    Kern MHP                                                                11/1/2006                    545
 119    Wachovia Plaza Roll Up                                                 12/14/2006                    980
119.1   Wachovia Plaza                                                         12/14/2006

119.2   Pine Knoll                                                             12/14/2006
 120    Meadowbrook Apartments                                                 11/30/2006                  2,795
 121    Conch Plaza                                                             12/1/2006                    650
 122    Tamarack East MHC                                                       9/12/2006
 123    Village Glen MHC                                                        8/31/2006

 124    Court Square Office Building                                            3/22/2007                  1,710
 125    Holiday Inn Hotel & Suites Pooler                                       1/31/2007                  6,918
 126    Powers Professional Campus                                               5/1/2006                    579
 127    Portland Fairview RV Resort                                            11/30/2006                  1,360
 128    Paragon Building                                                         1/1/2007

 129    Crystal Pointe MHC                                                       1/4/2007                    430
 130    Rivermont Apartments                                                   12/12/2006                  2,553
 131    Owens Corning Industrial                                                 4/1/2007
 132    Holiday Inn Select Wilmington-Brandywine                               11/30/2006                 20,662
 133    Raymour and Flanigan - Poughkeepsie, NY                                  1/5/2007

 134    Marsh Store 31                                                           4/1/2007
 135    Harbor Landing                                                          1/25/2007                    465
 136    Hidden Village MHC                                                      9/26/2006
 137    Park Apartments Phases I & II                                          11/30/2006                  8,668
 138    Stone Ridge Apartments Phase II                                         12/1/2006                  1,600

 139    Claycreek Mini Storage                                                 12/22/2006                  1,260
 140    Holiday Inn Express - Waterford                                        12/31/2006                  6,316

 141    Holiday Inn Express Six Flags                                          11/30/2006    78,000        5,793
 142    JMT Warehouse                                                           1/17/2007                  1,155
 143    Premier Self Storage -Toa Baja                                          12/8/2006                    286

 144    Indiana MHP Portfolio                                                  11/28/2006    33,300        1,069
144.1   Berkshire Pointe                                                       11/28/2006
144.2   Beechwood Pointe                                                       11/28/2006
144.3   Amberly Pointe                                                         11/28/2006
 145    Lady Lake Shoppes                                                        2/1/2007                    200

 146    Lost Springs Apartments                                                 11/1/2006                  6,204
 147    Cornerstone Center                                                      2/15/2007                    303     150,000
 148    Mission Viejo Town Center Phase 4                                       2/14/2007                            150,193
 149    Northstate Storage Portfolio Myrtle Beach                               1/31/2007                    942
 150    6820 Reseda Boulevard                                                    2/8/2007                    184

 151    El Monte MHC                                                            9/30/2006
 152    Clinton Parkway                                                         9/26/2006                    535
 153    Goldstein Office Building                                               8/30/2006
 154    Mr. Van Gard Self Storage                                              10/22/2006
 155    The Stanley Works                                                        4/1/2007

 156    Best Western Ellensburg                                                12/31/2006                  5,001
 157    Hamilton Gardens                                                       10/24/2006   220,568        3,645
 158    Sloan Industrial Portfolio                                             12/31/2006                    755
 159    Bontierra Road                                                         10/31/2006
 160    Ashford Atrium                                                           3/7/2007                    747     200,000

 161    Chiodo Plaza                                                            2/22/2007                    258      60,000
 162    Northstate Storage Portfolio Carolina Beach                             1/31/2007                    997
 163    McNary Oaks MHC                                                         8/31/2006                    905
 164    Rite Aid - 302 West Robb                                                 4/1/2007                    182
 165    Best Buy Stevens Point Wisconsin                                         4/1/2007

 166    Indian Woods                                                            8/30/2006
166.1   Woodlake                                                                8/30/2006
166.2   Indian Village                                                          8/30/2006
 167    Scioto Estates MHC                                                      9/30/2006                    720
 168    Best Western - Astoria                                                 12/31/2006                  4,997

 169    2301 & 2321 East Del Amo Boulevard                                       4/1/2007                    796

 171    Granite Mall                                                           12/22/2006                    275
 172    Walgreens-Grove, OK                                                      4/1/2007
 173    Walgreens Rogers                                                         4/1/2007
 174    14405 Lakeside Circle                                                    4/1/2007

 175    WSG- Citrus Park                                                         4/1/2007                    165
 176    Viking Estates MHC                                                       1/4/2007                    315
 177    Space Savers NW                                                         1/17/2007
 178    Parkside Station                                                        3/15/2007                    260
 179    Holland Gardens Apartments                                             12/16/2006                  2,833

 180    Roman Gardens Apartments                                                1/22/2007                  1,371
 181    The Atrium Offices                                                     10/21/2006                    338     100,000
 182    Briarwood MHC                                                           8/31/2006
 184    Northern Tool Building                                                   4/1/2007
 185    Scotts Corner                                                          10/31/2006

 186    1242 Fulton Street                                                      3/22/2007                     84
 187    Lloyd Baer Building                                                    11/27/2006
 188    Gower Gulch Center                                                       1/8/2007
 189    Marsh Store 71                                                           4/1/2007    48,670
 190    306-308 Knickerbocker Avenue                                           12/31/2006                    196

 191    Northstate Storage Portfolio Mineral Springs                            1/31/2007                    521
 192    Marsh Store 95                                                           4/1/2007    54,282
 193    Northstate Storage Portfolio Swansboro                                  1/31/2007                    662
 194    Doubletree I Apartments                                                10/31/2006                  4,640
 195    Kensington Town Center                                                  2/15/2007                    150

 196    631 & 645 Grant Avenue                                                   1/5/2007                    370
 197    Walgreen's - Mundelein, IL                                               4/1/2007
 198    Whispering Pines MHC                                                     9/1/2006                    220
 199    Paradise View Apartments                                               10/31/2006                  3,640
 200    Mosier Manor                                                            10/1/2006                    253

 201    730 Daniel Webster Highway                                               4/1/2007                     37
 202    Mill Creek Professional Building                                        1/10/2007                    907       1,000
                                                                                                      Monthly     Upfront
Loan                                                                            Monthly  Monthly Tax Insurance  Engineering
No.     Property Name                                                          TI/LC ($) Escrow ($)  Escrow ($) Reserve ($)
----    ---------------------------------------------------------------------  --------- ----------- ---------- -----------
 106    Innovation Court Business Center                                         2,630     10,978         750

 107    North Empire Self Storage                                                  5,114         727      10,625
 108    Milam Building                                                            12,626       4,100     559,162
 109    Eugene Medical Office Building                                             1,355       1,182
 110    Galloway Apartments                                                        4,509       3,293      12,938
 111    Prospect Plaza La Jolla                                                    9,011         762       9,375

 112    Flying Star Retail Portfolio                                             3,382      2,126       2,054
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande Boulevard Northwest
 114    Downtown Plaza                                                             6,312       1,137
 115    229 Fabricante                                                             1,363         570

 116    Marshall's Plaza                                                         1,667     15,557       2,665      10,000
 117    Shops Under Target                                                         3,667         466      23,750

 118    Kern MHP                                                                   4,473         525      10,075
 119    Wachovia Plaza Roll Up                                                     7,258         620
119.1   Wachovia Plaza

119.2   Pine Knoll
 120    Meadowbrook Apartments                                                    10,997       3,492       8,781
 121    Conch Plaza                                                              3,475      5,110      13,225      36,781
 122    Tamarack East MHC
 123    Village Glen MHC                                                           7,196

 124    Court Square Office Building                                             8,548      7,599       1,785      58,500
 125    Holiday Inn Hotel & Suites Pooler                                          5,834       2,998
 126    Powers Professional Campus                                                 5,330         474
 127    Portland Fairview RV Resort                                               11,710       1,153
 128    Paragon Building

 129    Crystal Pointe MHC                                                        12,778         313
 130    Rivermont Apartments                                                       4,136       2,177
 131    Owens Corning Industrial                                                                        660,000
 132    Holiday Inn Select Wilmington-Brandywine                                  12,110        55,188
 133    Raymour and Flanigan - Poughkeepsie, NY                                    7,006

 134    Marsh Store 31
 135    Harbor Landing                                                           2,000      5,323       1,366      13,718
 136    Hidden Village MHC                                                         8,701
 137    Park Apartments Phases I & II                                              9,496       1,805
 138    Stone Ridge Apartments Phase II                                            8,509       2,270

 139    Claycreek Mini Storage                                                     7,361
 140    Holiday Inn Express - Waterford                                            7,838       1,191

 141    Holiday Inn Express Six Flags                                              5,577       2,168
 142    JMT Warehouse                                                            3,041      9,596       4,345
 143    Premier Self Storage -Toa Baja                                             1,402

 144    Indiana MHP Portfolio                                                      2,894       1,708       1,250
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes                                                          847      1,832       1,124

 146    Lost Springs Apartments                                                    7,782       1,640
 147    Cornerstone Center                                                        15,194       1,923       1,750
 148    Mission Viejo Town Center Phase 4                                          3,001
 149    Northstate Storage Portfolio Myrtle Beach                                  2,232         699
 150    6820 Reseda Boulevard                                                    1,153      4,250         692

 151    El Monte MHC                                                               3,355
 152    Clinton Parkway                                                          3,020      4,725         630
 153    Goldstein Office Building
 154    Mr. Van Gard Self Storage
 155    The Stanley Works

 156    Best Western Ellensburg                                                    2,221         792
 157    Hamilton Gardens                                                          10,727        81,188
 158    Sloan Industrial Portfolio                                               2,230      4,059         726       6,875
 159    Bontierra Road                                                           5,015
 160    Ashford Atrium                                                           3,731      5,846       6,257

 161    Chiodo Plaza                                                             2,500      5,759       1,931
 162    Northstate Storage Portfolio Carolina Beach                                1,140         723
 163    McNary Oaks MHC                                                            3,845         541      40,000
 164    Rite Aid - 302 West Robb                                                      478
 165    Best Buy Stevens Point Wisconsin                                           4,597

 166    Indian Woods
166.1   Woodlake
166.2   Indian Village
 167    Scioto Estates MHC                                                         1,932         482
 168    Best Western - Astoria                                                     4,033       2,882

 169    2301 & 2321 East Del Amo Boulevard                                           0      2,864           0           0

 171    Granite Mall                                                             1,335      2,971         463
 172    Walgreens-Grove, OK
 173    Walgreens Rogers
 174    14405 Lakeside Circle

 175    WSG- Citrus Park                                                         1,160      6,353       1,034
 176    Viking Estates MHC                                                         4,293         142      14,063
 177    Space Savers NW                                                            3,710         990
 178    Parkside Station                                                         1,655      1,693         573
 179    Holland Gardens Apartments                                                 8,559       2,176      18,438

 180    Roman Gardens Apartments                                                   1,094       1,507      15,625
 181    The Atrium Offices                                                         3,246       1,319
 182    Briarwood MHC                                                                833
 184    Northern Tool Building
 185    Scotts Corner                                                              5,007         539

 186    1242 Fulton Street                                                         417      3,545
 187    Lloyd Baer Building                                                        675        978         267
 188    Gower Gulch Center                                                         3,806       3,838
 189    Marsh Store 71
 190    306-308 Knickerbocker Avenue                                               1,381

 191    Northstate Storage Portfolio Mineral Springs                               1,032         472
 192    Marsh Store 95
 193    Northstate Storage Portfolio Swansboro                                     1,355         448
 194    Doubletree I Apartments                                                    5,071       1,292
 195    Kensington Town Center                                                   1,195      3,303         404       3,750

 196    631 & 645 Grant Avenue                                                     625        761        13,750
 197    Walgreen's - Mundelein, IL
 198    Whispering Pines MHC                                                       1,573         198
 199    Paradise View Apartments                                                   3,662         917
 200    Mosier Manor                                                               2,040         204

 201    730 Daniel Webster Highway
 202    Mill Creek Professional Building                                         1,000      1,731         361

Loan                                                                                 Other
No.     Property Name                                                             Reserves ($)
----    ---------------------------------------------------------------------  ------------
 106    Innovation Court Business Center

 107    North Empire Self Storage
 108    Milam Building
 109    Eugene Medical Office Building
 110    Galloway Apartments
 111    Prospect Plaza La Jolla

 112    Flying Star Retail Portfolio                                               25,000
112.1   10700 Corrales Boulevard
112.2   4022 - 4026 Rio Grande Boulevard Northwest
 114    Downtown Plaza                                                              6,840
 115    229 Fabricante

 116    Marshall's Plaza                                                           10,920
 117    Shops Under Target                                                      2,052,333
                                                                                (Upfront);
                                                                                3,667
                                                                                (Monthly)
 118    Kern MHP                                                                   37,164
 119    Wachovia Plaza Roll Up                                                     81,520
119.1   Wachovia Plaza

119.2   Pine Knoll
 120    Meadowbrook Apartments
 121    Conch Plaza                                                               627,937
 122    Tamarack East MHC
 123    Village Glen MHC

 124    Court Square Office Building                                              329,116
 125    Holiday Inn Hotel & Suites Pooler
 126    Powers Professional Campus
 127    Portland Fairview RV Resort                                               150,000
 128    Paragon Building

 129    Crystal Pointe MHC
 130    Rivermont Apartments
 131    Owens Corning Industrial
 132    Holiday Inn Select Wilmington-Brandywine                                  100,000
 133    Raymour and Flanigan - Poughkeepsie, NY

 134    Marsh Store 31                                                            280,955
 135    Harbor Landing                                                             41,004
 136    Hidden Village MHC
 137    Park Apartments Phases I & II
 138    Stone Ridge Apartments Phase II

 139    Claycreek Mini Storage
 140    Holiday Inn Express - Waterford                                           185,155
                                                                                         (Upfront);
                                                                                         2,645
                                                                                         (Monthly)
 141    Holiday Inn Express Six Flags
 142    JMT Warehouse                                                              25,572
 143    Premier Self Storage -Toa Baja

 144    Indiana MHP Portfolio
144.1   Berkshire Pointe
144.2   Beechwood Pointe
144.3   Amberly Pointe
 145    Lady Lake Shoppes

 146    Lost Springs Apartments
 147    Cornerstone Center
 148    Mission Viejo Town Center Phase 4                                          66,006
 149    Northstate Storage Portfolio Myrtle Beach
 150    6820 Reseda Boulevard                                                      50,000

 151    El Monte MHC
 152    Clinton Parkway                                                             9,900
 153    Goldstein Office Building
 154    Mr. Van Gard Self Storage
 155    The Stanley Works

 156    Best Western Ellensburg
 157    Hamilton Gardens
 158    Sloan Industrial Portfolio                                                 39,972
 159    Bontierra Road                                                             29,771
 160    Ashford Atrium

 161    Chiodo Plaza
 162    Northstate Storage Portfolio Carolina Beach
 163    McNary Oaks MHC
 164    Rite Aid - 302 West Robb
 165    Best Buy Stevens Point Wisconsin

 166    Indian Woods
166.1   Woodlake
166.2   Indian Village
 167    Scioto Estates MHC
 168    Best Western - Astoria                                                     25,993

 169    2301 & 2321 East Del Amo Boulevard                                         33,644
                                                                                         (Upfront);
                                                                                         10,000
                                                                                         (Monthly)
 171    Granite Mall
 172    Walgreens-Grove, OK
 173    Walgreens Rogers
 174    14405 Lakeside Circle

 175    WSG- Citrus Park                                                           39,750
 176    Viking Estates MHC
 177    Space Savers NW
 178    Parkside Station
 179    Holland Gardens Apartments

 180    Roman Gardens Apartments                                                   76,000
 181    The Atrium Offices
 182    Briarwood MHC
 184    Northern Tool Building
 185    Scotts Corner

 186    1242 Fulton Street                                                         11,000
 187    Lloyd Baer Building                                                        14,000
 188    Gower Gulch Center
 189    Marsh Store 71                                                            142,827
 190    306-308 Knickerbocker Avenue                                              150,000

 191    Northstate Storage Portfolio Mineral Springs
 192    Marsh Store 95                                                            134,278
 193    Northstate Storage Portfolio Swansboro
 194    Doubletree I Apartments
 195    Kensington Town Center                                                     34,461

 196    631 & 645 Grant Avenue                                                     22,000
 197    Walgreen's - Mundelein, IL
 198    Whispering Pines MHC
 199    Paradise View Apartments
 200    Mosier Manor

 201    730 Daniel Webster Highway
 202    Mill Creek Professional Building                                            7,200

                                      28

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                                                                               Letter of
No.   Property Name                                        Description Other Reserves               Credit
----  ---------------------------------------- --------------------------------------------------- ----------
 106  Innovation Court Business Center

 107  North Empire Self Storage
 108  Milam Building
 109  Eugene Medical Office Building
 110  Galloway Apartments
 111  Prospect Plaza La Jolla

 112  Flying Star Retail Portfolio             Estoppel Escrow Fund
112.1 10700 Corrales Boulevard
112.2 4022 - 4026 Rio Grande Boulevard
      Northwest
 114  Downtown Plaza                           Plaza Restaurant Escrow Fund
 115  229 Fabricante

 116  Marshall's Plaza                         Tuesday Morning HVAC Repair
 117  Shops Under Target                       Common Charge Reserve ($7,333.34 and $3,666.67
                                               monthly); Holdback Reserve ($2,045,000.00)
 118  Kern MHP                                 Rent Increase Escrow Fund
 119  Wachovia Plaza Roll Up                   Tanning Salon Fund ($39,200), Pizza Fund ($24,400), Yes
                                               Embarq Fund ($17,920)                               ($100,000
                                                                                                   Additional
                                                                                                   Security)
119.1 Wachovia Plaza

119.2 Pine Knoll
 120  Meadowbrook Apartments
 121  Conch Plaza                              Uppercrust Escrow Fund ($8,275), Caribe Escrow
                                               Fund ($19,662), Beall's/Gordon Rent Escrow Fund
                                               ($300,000), Beall's/Gordon TI and LC Escrow Fund
                                               ($200,000), Insurance Escrow Fund ($100,000)
 122  Tamarack East MHC
 123  Village Glen MHC

 124  Court Square Office Building             Occupancy Holdback ($225,000); ISS Rent Reserve
                                               ($104,116)
 125  Holiday Inn Hotel & Suites Pooler
 126  Powers Professional Campus
 127  Portland Fairview RV Resort              Seasonality Fund
 128  Paragon Building

 129  Crystal Pointe MHC
 130  Rivermont Apartments
 131  Owens Corning Industrial
 132  Holiday Inn Select Wilmington-Brandywine Seasonality Escrow
 133  Raymour and Flanigan -
      Poughkeepsie, NY

 134  Marsh Store 31                           Rent Reserve Escrow                                 Yes
                                                                                                   ($280,955)
 135  Harbor Landing                           Ophir Lease Escrow Fund
 136  Hidden Village MHC
 137  Park Apartments Phases I & II
 138  Stone Ridge Apartments Phase II

 139  Claycreek Mini Storage
 140  Holiday Inn Express - Waterford          Debt Service Reserve ($179,865.16); Seasonality
                                               Reserve Upfront ($5,290), Seasonality Reserve
                                               Monthly ($2,645)
 141  Holiday Inn Express Six Flags
 142  JMT Warehouse                            Special Tenant Escrow Fund
 143  Premier Self Storage -Toa Baja

 144  Indiana MHP Portfolio
144.1 Berkshire Pointe
144.2 Beechwood Pointe
144.3 Amberly Pointe
 145  Lady Lake Shoppes

 146  Lost Springs Apartments
 147  Cornerstone Center
 148  Mission Viejo Town Center Phase 4        Rental Escrow
 149  Northstate Storage Portfolio
      Myrtle Beach
 150  6820 Reseda Boulevard                    Initial Starbucks Reserve

 151  El Monte MHC
 152  Clinton Parkway                          Shoe Divas Escrow Fund
 153  Goldstein Office Building
 154  Mr. Van Gard Self Storage
 155  The Stanley Works

 156  Best Western Ellensburg
 157  Hamilton Gardens
 158  Sloan Industrial Portfolio               Rental Reserve Increase Fund ($6,146), ONYX Lease
                                               Escrow Fund ($33,826)
 159  Bontierra Road                           KB Rent Escrow Fund ($6,000), Heywood Rent
                                               Escrow ($15,000), Heywood TI/LC Escrow Fund
                                               ($8,771)
 160  Ashford Atrium

 161  Chiodo Plaza
 162  Northstate Storage Portfolio
      Carolina Beach
 163  McNary Oaks MHC
 164  Rite Aid - 302 West Robb
 165  Best Buy Stevens Point Wisconsin

 166  Indian Woods
166.1 Woodlake
166.2 Indian Village
 167  Scioto Estates MHC
 168  Best Western - Astoria                   Debt Service

 169  2301 & 2321 East Del Amo Boulevard       Rental Escrow ($33,644.00); Monthly Rollover
                                               Escrow ($10,000.00)
 171  Granite Mall
 172  Walgreens-Grove, OK
 173  Walgreens Rogers
 174  14405 Lakeside Circle

 175  WSG- Citrus Park                         Men's Warehouse Escrow Fund
 176  Viking Estates MHC
 177  Space Savers NW
 178  Parkside Station
 179  Holland Gardens Apartments

 180  Roman Gardens Apartments                 Seasonality Reserve
 181  The Atrium Offices
 182  Briarwood MHC
 184  Northern Tool Building
 185  Scotts Corner

 186  1242 Fulton Street                       Gamestop Reserve
 187  Lloyd Baer Building                      Radon Escrow Fund
 188  Gower Gulch Center
 189  Marsh Store 71                           Rent Reserve Escrow
 190  306-308 Knickerbocker Avenue             Retail Tenant Reserves

 191  Northstate Storage Portfolio
      Mineral Springs
 192  Marsh Store 95                           Rent Reserve Escrow                                 Yes
                                                                                                   ($134,278)
 193  Northstate Storage Portfolio
      Swansboro
 194  Doubletree I Apartments
 195  Kensington Town Center                   Taj Escrow Fund

 196  631 & 645 Grant Avenue                   Miscellaneous Reserve
 197  Walgreen's - Mundelein, IL
 198  Whispering Pines MHC
 199  Paradise View Apartments
 200  Mosier Manor

 201  730 Daniel Webster Highway
 202  Mill Creek Professional Building         Rent Reserve

                                      29

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                               Environmental Engineering Appraisal
No.   Property Name                                 Report Date  Report Date As-of Date      Sponsor
----  -------------------------------------------- ------------- ----------- ---------- ------------------
 106  Innovation Court Business Center              10/17/2006   10/17/2006  10/20/2006 Goodman, Scott
                                                                                        W.

 107  North Empire Self Storage                      12/8/2006    1/29/2007   12/7/2006 Spencer, Kevin;
                                                                                        Freund, Jerry
 108  Milam Building                                10/24/2006    11/8/2006  10/12/2006 Casey, Terrance
                                                                                        Michael
 109  Eugene Medical Office Building                12/13/2006   12/13/2006    3/1/2007 Northwest
                                                                                        Neurospine
                                                                                        Building, LLC
 110  Galloway Apartments                             1/8/2007   12/15/2006  12/12/2006 Stortini, Michael
                                                                                        A.; Iacono,
                                                                                        Leonard F.;
                                                                                        Robino, Charles
                                                                                        J.
 111  Prospect Plaza La Jolla                         3/8/2007    1/11/2007    7/1/2007 Renda, Anthony

 112  Flying Star Retail Portfolio                  10/17/2006      Various  10/12/2006 Bernstein, Mark;
                                                                                        Bernstein, Jean
                                                                                        F.
112.1 10700 Corrales Boulevard                      10/17/2006   10/18/2006  10/12/2006
112.2 4022 - 4026 Rio Grande Boulevard Northwest    10/17/2006    12/8/2006  10/12/2006
 114  Downtown Plaza                                10/18/2006   10/27/2006  10/12/2006 Peters, Michael
                                                                                        J.
 115  229 Fabricante                                11/17/2006   11/17/2006   11/6/2006 Mehdizadeh,
                                                                                        Nasser;
                                                                                        Shorooghi,
                                                                                        Homayoun;
                                                                                        Yassai, Jafar

 116  Marshall's Plaza                              11/14/2006   11/14/2006   11/2/2006 Namvar,
                                                                                        Hooshang
 117  Shops Under Target                             3/14/2005    3/17/2005  12/22/2006 Kahn, Robert H.;
                                                                                        Rich, Thomas L.
 118  Kern MHP                                       11/9/2006    11/9/2006   11/1/2006 Witt, R. Daniel
 119  Wachovia Plaza Roll Up                           Various      Various  10/19/2006 Riddle, III,
                                                                                        Joseph P.
119.1 Wachovia Plaza                                10/24/2006   10/17/2006  10/19/2006

119.2 Pine Knoll                                    11/21/2006   10/26/2006  10/19/2006
 120  Meadowbrook Apartments                        11/13/2006   11/13/2006   11/9/2006 O'Neil, Jr.,
                                                                                        Harley D.
 121  Conch Plaza                                     2/6/2007     2/8/2007  11/17/2006 Sacks, Sidney
 122  Tamarack East MHC                              10/6/2006   10/10/2006   10/3/2006 Wolf, Joseph I.
 123  Village Glen MHC                              10/19/2006   10/16/2006  10/19/2006 Wolf, Joseph I.

 124  Court Square Office Building                   1/15/2007    1/12/2007   1/11/2007 Naing, Richard
 125  Holiday Inn Hotel & Suites Pooler              9/20/2006    9/22/2006   9/20/2006 Patel, Sanmukh;
                                                                                        Patel, Jayanti
 126  Powers Professional Campus                     1/15/2007    1/10/2007  12/18/2006 Carlisle, Robert
                                                                                        G.; Carlisle,
                                                                                        Ruth Ann
 127  Portland Fairview RV Resort                    1/11/2007    1/11/2007   1/11/2007 Fitterer, Brian L.
 128  Paragon Building                               1/10/2007    1/11/2007    1/8/2007 Nelson, Linden
                                                                                        D.

 129  Crystal Pointe MHC                              2/5/2007     2/5/2007    2/1/2007 Fitterer, Brian L.
 130  Rivermont Apartments                          12/11/2006    1/17/2007  11/30/2006 Hurd, Raymond;
                                                                                        Noel, Lee F.
 131  Owens Corning Industrial                      12/29/2006   12/29/2006  12/29/2006 Nudo, Gerald L.;
                                                                                        Weiner,
                                                                                        Laurence H.
 132  Holiday Inn Select Wilmington-Brandywine       1/11/2007     1/8/2007    1/1/2007 Minfert
                                                                                        International
                                                                                        Inc.; Minmetals,
                                                                                        Inc.
 133  Raymour and Flanigan - Poughkeepsie, NY        1/30/2007    1/29/2007    2/1/2007 Goldberg, Neil;
                                                                                        Goldberg,
                                                                                        Steven;
                                                                                        Goldberg,
                                                                                        Michael

 134  Marsh Store 31                                 9/29/2006    7/20/2006    9/3/2006 None
 135  Harbor Landing                                 11/6/2006    11/2/2006   11/7/2008 Kaplan, Leon
 136  Hidden Village MHC                             11/7/2006    11/9/2006   11/3/2006 Wolf, Joseph I.
 137  Park Apartments Phases I & II                 12/13/2006    2/19/2007   12/5/2006 J. E. Lindsey
                                                                                        Family Limited
                                                                                        Partnership; The
                                                                                        Park Apartments
                                                                                        of Fayetteville
                                                                                        Management
                                                                                        Company, LLC
 138  Stone Ridge Apartments Phase II               12/15/2006   10/26/2006  10/18/2006 Rolfes, Daniel R.

 139  Claycreek Mini Storage                         1/17/2007    1/19/2007    1/5/2007 Amber, Samuel
 140  Holiday Inn Express - Waterford                 9/1/2006     9/6/2006    9/1/2006 Kalabat, Jamal;
                                                                                        Kalabat, Salam
 141  Holiday Inn Express Six Flags                 12/18/2006   12/19/2006  12/11/2006 Asilzadeh, Amin
                                                                                        ; Banafsheha,
                                                                                        Behzad ;
                                                                                        Golshan, Kevin ;
                                                                                        Golshan, Moussa
                                                                                        ; Rotkin, LLC;
                                                                                        Soofer, Behzad
                                                                                        B
 142  JMT Warehouse                                  10/4/2006    10/6/2006    1/4/2007 Talansky, Jack
                                                                                        M.
 143  Premier Self Storage -Toa Baja                11/21/2006   11/21/2006  11/18/2006 O'Brien, Kurt

 144  Indiana MHP Portfolio                           2/1/2007   11/14/2006   11/6/2006 Keeney, Kurtis;
                                                                                        Smith, Nathan;
                                                                                        Sparks, John;
                                                                                        Williams,
                                                                                        Dennis
144.1 Berkshire Pointe                                2/1/2007   11/14/2006   11/6/2006
144.2 Beechwood Pointe                                2/1/2007   11/14/2006   11/6/2006
144.3 Amberly Pointe                                  2/1/2007   11/14/2006   11/6/2006
 145  Lady Lake Shoppes                              12/8/2006    12/8/2006    1/2/2007 Whittall, Charles

 146  Lost Springs Apartments                       12/16/2006    12/6/2006   12/5/2006 Lost Springs
                                                                                        Management
                                                                                        Company, Inc.;
                                                                                        J. E. Lindsey
                                                                                        Family Limited
                                                                                        Partnership;
                                                                                        Rutledge
                                                                                        Properties, a
                                                                                        Limited
                                                                                        Partnership,
 147  Cornerstone Center                            12/19/2006   12/13/2006   12/4/2006 Mesiti, John;
                                                                                        Natapow,
                                                                                        Robert;
                                                                                        Natapow,
                                                                                        Stephen
 148  Mission Viejo Town Center Phase 4               1/5/2007     1/5/2007   1/19/2007 Burnham, Scott
                                                                                        T; Burnham
                                                                                        Family Trust;
                                                                                        Schiffman, Todd
                                                                                        I.; Todd I.
                                                                                        Schiffman
                                                                                        Living Trust
 149  Northstate Storage Portfolio Myrtle Beach     12/28/2006   12/19/2006   12/8/2006 Dilweg,
                                                                                        Anthony;
                                                                                        Stankavage,
                                                                                        Bruce
 150  6820 Reseda Boulevard                          1/12/2007   11/28/2006  10/24/2006 Hashim, Tazim;
                                                                                        Hashim, Michael

 151  El Monte MHC                                   11/6/2006    11/7/2006  10/27/2006 Flesh, Robert T.
 152  Clinton Parkway                                11/9/2006   12/16/2006  10/13/2006 Mattiace, T.
                                                                                        Andrew; Peters,
                                                                                        Michael J.
 153  Goldstein Office Building                     10/22/2006   10/23/2006  10/17/2006 Goldstein,
                                                                                        Leonard;
                                                                                        Goldstein, Fleta
 154  Mr. Van Gard Self Storage                     10/20/2006   10/19/2006  10/12/2006 Piha, Morris;
                                                                                        Azose, David D.;
                                                                                        Geisbrecht, Wes

 155  The Stanley Works                             10/26/2006   10/26/2006   11/1/2006 United Trust
                                                                                        Fund Limited
                                                                                        Partnership
 156  Best Western Ellensburg                        12/5/2006    12/5/2006  12/14/2006 Morgal, Torre
                                                                                        T.; Mary, Scott
                                                                                        A.
 157  Hamilton Gardens                               8/21/2006    8/21/2006   8/10/2006 Kazarnovsky,
                                                                                        Joseph
 158  Sloan Industrial Portfolio                     12/8/2006   12/11/2006   12/1/2006 Sloan, William
                                                                                        B.
 159  Bontierra Road                                 11/3/2006    11/2/2006   11/5/2006 Spencer, Ben;
                                                                                        Reid, Kevin

 160  Ashford Atrium                                 1/10/2007    1/12/2007    1/3/2007 Bresler &
                                                                                        Reiner, Inc.
 161  Chiodo Plaza                                    1/3/2007     1/3/2007    1/1/2007 Esposito, Ralph
                                                                                        O.
 162  Northstate Storage Portfolio Carolina Beach   12/28/2006   12/19/2006   12/7/2006 Dilweg,
                                                                                        Anthony;
                                                                                        Stankavage,
                                                                                        Bruce
 163  McNary Oaks MHC                                9/21/2006    9/25/2006   9/28/2006 Fitterer, Brian L.
 164  Rite Aid - 302 West Robb                      11/30/2006   11/29/2006  11/28/2006 Singhal, Om

 165  Best Buy Stevens Point Wisconsin               12/5/2006    12/4/2006  11/20/2006 Solomon, Gary
                                                                                        L.
 166  Indian Woods                                  11/17/2006   11/14/2006     Various Skillman, Dean
                                                                                        S.; Smith,
                                                                                        Thomas D.
166.1 Woodlake                                      11/17/2006   11/14/2006  10/18/2006
166.2 Indian Village                                11/17/2006   11/14/2006  10/20/2006
 167  Scioto Estates MHC                             11/9/2006   12/20/2006   11/2/2006 Jaramillo, Julio
                                                                                        C.

 168  Best Western - Astoria                        12/28/2006   12/28/2006  12/13/2006 Morgal, Torre
                                                                                        T.; Morgal,
                                                                                        Nicole; Wendt,
                                                                                        Mark S.; Mary,
                                                                                        Scott A.; Bahme,
                                                                                        Eric R.
 169  2301 & 2321 East Del Amo Boulevard             12/8/2006   12/18/2006   12/8/2006 Alchalel, Isaac;
                                                                                        Alchalel, Lucy
 171  Granite Mall                                   1/31/2007    11/1/2006   9/25/2006 Cartwright, Brad
                                                                                        J.
 172  Walgreens-Grove, OK                            2/20/2006    12/7/2006  10/27/2006 Dill, James W.
 173  Walgreens Rogers                                2/4/2007     2/1/2007   1/25/2007 Johnson, Todd
                                                                                        A.; Johnson,
                                                                                        Kristie; Garner,
                                                                                        Steven B.;
                                                                                        Garner, Stacy

 174  14405 Lakeside Circle                          9/11/2006    9/13/2006    9/6/2006 Gumowitz, Gary;
                                                                                        Levy, Morris
 175  WSG- Citrus Park                                6/5/2006    8/28/2006    8/1/2006 Sheppard, Eric
                                                                                        D.; Wolman,
                                                                                        Philip; Graff,
                                                                                        Jeffrey; Burgin,
                                                                                        Mark
 176  Viking Estates MHC                              2/5/2007     2/5/2007    2/1/2007 Fitterer, Brian L.
 177  Space Savers NW                                 2/5/2007    12/7/2006  11/27/2006 Arnold, Michael
                                                                                        L.; Simpson,
                                                                                        Janice E.;
                                                                                        Arnold, Matthew
                                                                                        L.
 178  Parkside Station                              12/18/2006   12/18/2006  12/21/2006 Talbott, Robert
                                                                                        S.

 179  Holland Gardens Apartments                    12/21/2006   11/14/2006  10/26/2006 Joseph, Dougalas
                                                                                        S.; Joseph, Maria
                                                                                        I.
 180  Roman Gardens Apartments                       12/6/2006    12/6/2006   12/8/2006 Nielsen, Rawley;
                                                                                        Herrmann,
                                                                                        Simon
 181  The Atrium Offices                             11/7/2006   10/30/2006  10/23/2006 Levy, Moshe
 182  Briarwood MHC                                  11/7/2006    11/7/2006   11/2/2006 Wolf, Joseph I.
 184  Northern Tool Building                          1/3/2007    11/9/2006  10/26/2006 Belcore, Gaetano
                                                                                        L.

 185  Scotts Corner                                 11/21/2006   12/28/2006  11/27/2006 Mackenzie
                                                                                        Properties, Inc.
 186  1242 Fulton Street                             1/12/2007    1/12/2007    1/1/2007 Cohen, Morris;
                                                                                        Cheney, Nat;
                                                                                        Jemal, Ruth;
                                                                                        Jemal, Abraham
                                                                                        Alan; Jemal,
                                                                                        Samuel Steven
 187  Lloyd Baer Building                           12/13/2006   12/27/2006  11/17/2006 Lloyd, Wayne
                                                                                        S.; Baer, Allan
                                                                                        T.
 188  Gower Gulch Center                             8/25/2006    8/15/2006   7/29/2006 Hornwood,
                                                                                        Roberta
 189  Marsh Store 71                                 10/2/2006    7/19/2006    9/3/2006 None

 190  306-308 Knickerbocker Avenue                   2/21/2007    2/21/2007   2/13/2007 Khadeida, Albert
 191  Northstate Storage Portfolio Mineral Springs  12/28/2006   12/19/2006   12/6/2006 Dilweg,
                                                                                        Anthony; Glenn,
                                                                                        James C.
 192  Marsh Store 95                                 10/3/2006    7/17/2006    9/2/2006 None
 193  Northstate Storage Portfolio Swansboro        12/28/2006   12/19/2006   12/7/2006 Dilweg,
                                                                                        Anthony;
                                                                                        Stankavage,
                                                                                        Bruce
 194  Doubletree I Apartments                       12/20/2006    2/19/2007   12/5/2006 Doubletree I
                                                                                        Management
                                                                                        Company, Inc.;
                                                                                        J. E. Lindsey
                                                                                        Family Limited
                                                                                        Partnership;
                                                                                        Harber
                                                                                        Investments
                                                                                        Family Trust;
                                                                                        Cuozzo, Gary S.;
                                                                                        Cuozzo,
                                                                                        Margaret T.

 195  Kensington Town Center                        11/30/2006    12/5/2006   12/1/2006 Shah, Pritesh;
                                                                                        Pabari,
                                                                                        Hemendrakumar;
                                                                                        Pabari, Ashish
 196  631 & 645 Grant Avenue                        12/13/2006   12/13/2006   12/6/2006 None
 197  Walgreen's - Mundelein, IL                      1/8/2007     1/8/2007    1/1/2007 WBK Financial,
                                                                                        LP
 198  Whispering Pines MHC                            2/2/2007     2/2/2007  11/14/2006 Olof, Jack O.
 199  Paradise View Apartments                      12/15/2006    2/19/2007   12/5/2006 Paradise View
                                                                                        Management
                                                                                        Company, Inc.;
                                                                                        J.E. Lindsey
                                                                                        Family Limited
                                                                                        Partnership;
                                                                                        Rutledge
                                                                                        Properties, a
                                                                                        Limited
                                                                                        Partnership

 200  Mosier Manor                                  11/17/2006   11/20/2006  11/10/2006 Olof, Jack;
                                                                                        Johnston, J
                                                                                        Michael
 201  730 Daniel Webster Highway                     2/13/2007   12/18/2006  12/11/2006 Ruskin, Howard
                                                                                        M.; Lustbader,
                                                                                        Marilyn
 202  Mill Creek Professional Building              12/21/2006   12/21/2006  12/15/2006 Bui, Vien D;
                                                                                        LaMarche,
                                                                                        Michael G.

                                      30

FOOTNOTES TO ANNEX A-1 AND A-2

1	The Manhattan Apartment Portfolio consists of the following Borrower entities: 10-16 Manhattan Avenue LLC; 5 West 101st Street LLC; 61-63 West 104th Street LLC; 106 W. 105th Street LLC; 109 West 105th Street LLC; 120 W. 105th Street LLC; 21 W. 106th Street LLC; 123 West 106th Street LLC; 125 West 106th Street LLC; 127 West 106th Street LLC; 165-171 Manhattan Avenue LLC; 15 West 107th Street LLC; 63 W. 107th Street LLC; 65 W. 107th Street LLC; 67 W. 107th Street LLC; 3-5 W. 108th Street LLC; 4-6 West 108th Street LLC; 7-9 W. 108th Street LLC; 8-10 West 108th Street LLC; 203 W. 108th Street LLC; 216 W. 108th Street LLC; 627 W. 113th Street LLC; 302 W. 114 Street LLC; 312 W. 114th Street LLC; 350 Manhattan Avenue NY LLC; 634 W. 135th Street LLC; 605 W. 156th Street LLC; 625 W. 156th Street LLC; 635 Riverside Drive NY LLC; 894 Riverside NY Associates LLC; 400-408 West 128th Street LLC; 25-29 St. Nicholas Terrace LLC; 35 St. Nicholas Terrace LLC; 520 W. 139th Street LLC; 287 Edgecombe Avenue LLC; 291 Edgecombe Avenue LLC.

2	GECC – General Electric Capital Corporation, GACC – German American Capital Corporation, Bank of America – Bank of America, N.A., Barclays—Barclays Capital Real Estate Inc.

3	With respect to Loan Nos. 1, 4, 8, 9, 6, 11, 24, 41, 111 and 114, the Cut-off Date Balance represents a pari passu note in a split loan structure or the senior note in a senior/subordinate loan structure.

4	Annual Debt Service and Monthly Debt Service for loans with partial interest-only periods are shown after the expiration of the interest-only period, excluding Loan No. 10 and Loan No. 165. Annual Debt Service and Monthly Debt Service for loans which pay interest only for the entirety of their respective loan terms or do not have a fixed monthly principal and interest payment are calculated using the average monthly payment for the first 12 payment periods after the Cut-off Date on such mortgage loans. With respect to Loan No. 10 and Loan No. 165, the DSCR’s are based on a fixed payment schedules included in Annex A-5 and Annex A-6, respectively, to this prospectus supplement.

5	“Hard” means each tenant transfers its rent directly to the Lockbox account; “Soft” means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lockbox account; “Springing Hard” means that a Lockbox is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account.

6	With respect to Loan Nos. 1, 3, 8, 6, 22 and 27, the DSCR is based on projected underwritten net cash flow.
7	With respect to Loan Nos. 1, 3, 8, 6, 17, 22, 27, 37, 38, 39, 48, 62, 63, 68, 106, 111, 123, 135, 136, 139 and 163, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgaged property on a stabilized basis or on a mark-to market analysis. For information regarding adjustments to the calculations see “Description of the Mortgage Pool–Certain Terms and Conditions of the Mortgage Loans–Performance Escrows; Adjustments to DSCR and/or LTV Ratio.”

A-1-2

8	With respect to Loan No. 7, the DSCR calculation is based on net cash flow, which includes income from monthly payments under a rent enhancement lease.

9	For those mortgage loans indicating an Appraisal As-of Date beyond the Cut-off Date, the Appraisal Value and the corresponding Appraisal As-of Date are based on stabilization.

10	Net Rentable Area Sq. Ft./Units/Keys includes square footage for ground lease tenants.

11	With respect to Loan No. 190, the number of units reflect only the multifamily units and do not include the two retail units at the mortgaged property.

12	For purposes of the information presented, a Mortgaged Property is, in some cases, considered “occupied” by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

13	With respect to Loan No. 54, the occupancy is based on multifamily units. The property also contains 94,554 square feet of office and retail space, which was 93.9% occupied as of 1/9/2007.

14	With respect to Loan Nos. 4 and 9, the names entered are the actual Sponsors, as defined in their respective Loan Agreements, because there are no Borrower Principals for the related Mortgage Loans.

15	With respect to Loan No. 3, the number of units, average rent per month, and max rent are based on information contained in the appraisal provided by The Lietner Group. The rents shown in Annex B—Structural and Collateral Information—Manhattan Apartment Portfolio under “Specific Property Breakout” are based on the borrower provided rent roll.

A-1-3

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS

AND MORTGAGED PROPERTIES

A-2-1

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                            % of                % of Applicable            Mortgage
Loan                                    Initial Pool Loan Group   Loan Group       # of      Loan
No.  Detailed Property Name               Balance    One or Two     Balance     Properties  Seller
---- ---------------------------------- ------------ ---------- --------------- ---------- --------
 3   Manhattan Apartment Portfolio          5.16%        2           19.40%         36       GACC
3.1  635 Riverside Drive                    0.31%        2            1.18%          1       GACC
3.2  120 West 105th Street                  0.27%        2            1.03%          1       GACC
3.3  894 Riverside Drive                    0.26%        2            0.97%          1       GACC
3.4  350 Manhattan Avenue                   0.25%        2            0.94%          1       GACC

3.5  10-16 Manhattan Avenue                 0.23%        2            0.86%          1       GACC
3.6  605 West 156th Street                  0.22%        2            0.83%          1       GACC
3.7  35 Saint Nicholas Terrace              0.21%        2            0.81%          1       GACC
3.8  25-29 Saint Nicholas Terrace           0.21%        2            0.78%          1       GACC
3.9  400-408 West 128th Street              0.21%        2            0.78%          1       GACC

3.10 165-167 & 169-171 Manhattan Avenue     0.21%        2            0.78%          1       GACC
3.11 634 West 135th Street                  0.18%        2            0.69%          1       GACC
3.12 15 West 107th Street                   0.18%        2            0.67%          1       GACC
3.13 520 West 139th Street                  0.17%        2            0.64%          1       GACC
3.14 291 Edgecombe Avenue                   0.16%        2            0.61%          1       GACC

3.15 312 West 114th Street                  0.16%        2            0.59%          1       GACC
3.16 106 West 105th Street                  0.15%        2            0.57%          1       GACC
3.17 4-6 West 108th Street                  0.14%        2            0.53%          1       GACC
3.18 8-10 West 108th Street                 0.14%        2            0.53%          1       GACC
3.19 7-9 West 108th Street                  0.14%        2            0.51%          1       GACC

3.20 625 West 156th Street                  0.13%        2            0.49%          1       GACC
3.21 3-5 West 108th Street                  0.11%        2            0.42%          1       GACC
3.22 5 West 101st Street                    0.11%        2            0.41%          1       GACC
3.23 63 West 107th Street                   0.11%        2            0.40%          1       GACC
3.24 287 Edgecombe Avenue                   0.10%        2            0.37%          1       GACC

3.25 21 West 106th Street                   0.09%        2            0.35%          1       GACC
3.26 203 West 108th Street                  0.09%        2            0.33%          1       GACC
3.27 216 West 108th Street                  0.08%        2            0.31%          1       GACC
3.28 65 West 107th Street                   0.08%        2            0.30%          1       GACC
3.29 67 West 107th Street                   0.07%        2            0.27%          1       GACC

3.30 109 West 105th Street                  0.07%        2            0.27%          1       GACC
3.31 302 West 114th Street                  0.07%        2            0.26%          1       GACC
3.32 123 West 106th Street                  0.06%        2            0.21%          1       GACC
3.33 125 West 106th Street                  0.06%        2            0.21%          1       GACC
3.34 61-63 West 104th Street                0.05%        2            0.17%          1       GACC

3.35 627 West 113th Street                  0.04%        2            0.17%          1       GACC
3.36 127 West 106th Street                  0.04%        2            0.14%          1       GACC
 6   The Enclave                            3.79%        2           14.26%          1       GACC
 15  Palma Sorrento Apartments              1.44%        2            5.42%          1       GACC

 18  Villa Veneto Apartments                1.37%        2            5.14%          1       GACC
 20  Piero Apartments                       1.02%        2            3.84%          1       BofA
 21  Magic Sands Mobile Home Park           0.97%        2            3.66%          1       GACC
 23  1865 Burnett Street                    0.78%        1            1.07%          1       GACC
 29  Island Park                            0.62%        2            2.33%          1       GACC

 30  Oakridge Apartments                    0.59%        2            2.21%          1       BCRE
 36  Orchard Heights                        0.54%        2            2.03%          1       BCRE
 37  Mirabella                              0.51%        2            1.93%          1       GACC
 39  Deerfield Luxury Townhomes             0.50%        2            1.88%          1       GACC
 43  Westchester Portfolio                  0.42%        2            1.60%          3       BCRE

43.1 Westchester Village                    0.20%        2            0.74%          1       BCRE
43.2 Westchester Square                     0.16%        2            0.61%          1       BCRE
43.3 Washington Manor                       0.07%        2            0.25%          1       BCRE
 46  Mansions at Round Rock                 0.42%        2            1.57%          1       GACC
 47  Arbor Station                          0.41%        2            1.56%          1       BCRE

 53  Ranch at City Park                     0.39%        2            1.46%          1       BofA
 55  Rolling Hills Place                    0.37%        2            1.40%          1       BofA
 57  Walden Providence                      0.37%        2            1.37%          1       GECC
 58  Bravo Estates                          0.36%        2            1.35%          1       GECC
 60  Villa Teresa Mobile Home Park          0.35%        2            1.33%          1       GACC

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                Cut-off Date    General      Detailed
Loan No. Detailed Property Name Balance ($)  Property Type Property Type        Address            City        County
-------- ---------------------- ------------ ------------- ------------- --------------------- ------------- -----------
   3     Manhattan Apartment    204,000,000  Multifamily   Conventional  Various               New York      New York
         Portfolio
  3.1    635 Riverside Drive     12,400,000  Multifamily   Conventional  635 Riverside Drive   New York      New York
  3.2    120 West 105th Street   10,800,000  Multifamily   Conventional  120 West 105th Street New York      New York
  3.3    894 Riverside Drive     10,160,000  Multifamily   Conventional  894 Riverside Drive   New York      New York
  3.4    350 Manhattan Avenue     9,920,000  Multifamily   Conventional  350 Manhattan         New York      New York
                                                                         Avenue

  3.5    10-16 Manhattan Avenue   9,040,000  Multifamily   Conventional  10-16 Manhattan       New York      New York
                                                                         Avenue
  3.6    605 West 156th Street    8,720,000  Multifamily   Conventional  605 West 156th        New York      New York
                                                                         Street
  3.7    35 Saint Nicholas        8,480,000  Multifamily   Conventional  35 Saint Nicholas     New York      New York
         Terrace                                                         Terrace
  3.8    25-29 Saint Nicholas     8,240,000  Multifamily   Conventional  25-29 Sai nt          New York      New York
         Terrace                                                         Nicholas Terrace
  3.9    400-408 West 128th       8,240,000  Multifamily   Conventional  400-408 West 128th    New York      New York
         Street                                                          Street

  3.10   165-167 & 169-171        8,160,000  Multifamily   Conventional  165-167 & 169-171     New York      New York
         Manhattan Avenue                                                Manhattan Avenue
  3.11   634 West 135th Street    7,280,000  Multifamily   Conventional  634 West 135th        New York      New York
                                                                         Street
  3.12   15 West 107th Street     7,040,000  Multifamily   Conventional  15 West 107th Street  New York      New York
  3.13   520 West 139th Street    6,720,000  Multifamily   Conventional  520 West 139th        New York      New York
                                                                         Street
  3.14   291 Edgecombe Avenue     6,400,000  Multifamily   Conventional  291 Edgecombe         New York      New York
                                                                         Avenue

  3.15   312 West 114th Street    6,160,000  Multifamily   Conventional  312 West 114th        New York      New York
                                                                         Street
  3.16   106 West 105th Street    6,000,000  Multifamily   Conventional  106 West 105th        New York      New York
                                                                         Street
  3.17   4-6 West 108th Street    5,600,000  Multifamily   Conventional  4-6 West 108th        New York      New York
                                                                         Street
  3.18   8-10 West 108th Street   5,600,000  Multifamily   Conventional  8-10 West 108th       New York      New York
                                                                         Street
  3.19   7-9 West 108th Street    5,360,000  Multifamily   Conventional  7-9 West 108th        New York      New York
                                                                         Street

  3.20   625 West 156th Street    5,200,000  Multifamily   Conventional  625 West 156th        New York      New York
                                                                         Street
  3.21   3-5 West 108th Street    4,400,000  Multifamily   Conventional  3-5 West 108th        New York      New York
                                                                         Street
  3.22   5 West 101st Street      4,320,000  Multifamily   Conventional  5 West 101st Street   New York      New York
  3.23   63 West 107th Street     4,240,000  Multifamily   Conventional  63 West 107th Street  New York      New York
  3.24   287 Edgecombe Avenue     3,920,000  Multifamily   Conventional  287 Edgecombe         New York      New York
                                                                         Avenue

  3.25   21 West 106th Street     3,680,000  Multifamily   Conventional  21 West 106th Street  New York      New York
  3.26   203 West 108th Street    3,440,000  Multifamily   Conventional  203 West 108th        New York      New York
                                                                         Street
  3.27   216 West 108th Street    3,280,000  Multifamily   Conventional  216 West 108th        New York      New York
                                                                         Street
  3.28   65 West 107th Street     3,200,000  Multifamily   Conventional  65 West 107th Street  New York      New York
  3.29   67 West 107th Street     2,880,000  Multifamily   Conventional  67 West 107th Street  New York      New York

  3.30   109 West 105th Street    2,800,000  Multifamily   Conventional  109 West 105th        New York      New York
                                                                         Street
  3.31   302 West 114th Street    2,720,000  Multifamily   Conventional  302 West 114th        New York      New York
                                                                         Street
  3.32   123 West 106th Street    2,240,000  Multifamily   Conventional  123 West 106th        New York      New York
                                                                         Street
  3.33   125 West 106th Street    2,240,000  Multifamily   Conventional  125 West 106th        New York      New York
                                                                         Street
  3.34   61-63 West 104th         1,840,000  Multifamily   Conventional  61-63 West 104th      New York      New York
         Street                                                          Street

  3.35   627 West 113th Street    1,760,000  Multifamily   Conventional  627 West 113th        New York      New York
                                                                         Street
  3.36   127 West 106th Street    1,520,000  Multifamily   Conventional  127 West 106th        New York      New York
                                                                         Street
   6     The Enclave            150,000,000  Multifamily   Conventional  11215 Oak Leaf        Silver Spring Montgomery
                                                                         Drive
   15    Palma Sorrento          57,020,000  Multifamily   Conventional  250 Palm Valley       San Jose      Santa Clara
         Apartments                                                      Boulevard

   18    Villa Veneto            54,070,000  Multifamily   Conventional  350 La Strada Drive   San Jose      Santa Clara
         Apartments
   20    Piero Apartments        40,400,000  Multifamily   Conventional  616 St. Paul Avenue   Los Angeles   Los Angeles
   21    Magic Sands Mobile      38,500,000  Manufactured  Manufactured  165 Blossom Hill      San Jose      Santa Clara
         Home Park                           Housing       Housing       Road
   23    1865 Burnett Street     31,000,000  Multifamily   Conventional  1865 Burnett Street   Brooklyn      Kings
   29    Island Park             24,500,000  Multifamily   Conventional  1105 Island Park      Shreveport    Caddo
                                                                         Boulevard

   30    Oakridge Apartments     23,250,000  Multifamily   Conventional  704 South Chambers    Aurora        Arapahoe
                                                                         Road
   36    Orchard Heights         21,400,000  Multifamily   Conventional  200 South Linden      Rialto        San
                                                                         Avenue                              Bernardino
   37    Mirabella               20,300,000  Multifamily   Conventional  2850 East Bonanza     Las Vegas     Clark
                                                                         Road
   39    Deerfield Luxury        19,750,000  Multifamily   Conventional  4122 Meadow           Hermantown    St. Louis
         Townhomes                                                       Parkway
   43    Westchester Portfolio   16,800,000  Multifamily   Conventional  Various               Various       Polk

  43.1   Westchester Village      7,736,000  Multifamily   Conventional  5413 Aurora Avenue    Des Moines    Polk
  43.2   Westchester Square       6,384,000  Multifamily   Conventional  5528 Meredith Drive   Des Moines    Polk
  43.3   Washington Manor         2,680,000  Multifamily   Conventional  3901 Woodland         West Des      Polk
                                                                         Avenue                Moines
   46    Mansions at Round Rock  16,500,000  Multifamily   Conventional  670 Louis Henna       Round Rock    Williamson
                                                                         Boulevard
   47    Arbor Station           16,400,000  Multifamily   Conventional  2495 Meadow Ridge     Montgomery    Montgomery
                                                                         Lane

   53    Ranch at City Park      15,367,510  Multifamily   Conventional  11900 City Park       Houston       Harris
                                                                         Central Lane
   55    Rolling Hills Place     14,720,000  Multifamily   Conventional  500 Rolling Hills     Lancaster     Dallas
                                                                         Place
   57    Walden Providence       14,455,000  Multifamily   Conventional  6500 Walden Run       Huntsville    Madison
                                                                         Circle
   58    Bravo Estates           14,200,000  Manufactured  Manufactured  4080 Pedely Road      Riverside     Riverside
                                             Housing       Housing
   60    Villa Teresa Mobile     14,030,000  Manufactured  Manufactured  5680 Santa Teresa     San Jose      Santa Clara
         Home Park                           Housing       Housing       Boulevard

                                      2

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 Loan
                                                        Net    per Net
                                                      Rentable Rentable
                                                       Units/   Unit/
Loan                                           Zip     Pads/   Pad/Bed  Occupancy Occupancy  Elevator(s)
No.       Detailed Property Name        State  Code     Beds     ($)      Rate    As-of Date  (Yes/No)   Utilities Paid by Tenant
---- ---------------------------------- ----- ------- -------- -------- --------- ---------- ----------- ------------------------
 3   Manhattan Apartment Portfolio       NY   Various  1,083   188,366     96.9%    1/1/2007   Various    Various
3.1  635 Riverside Drive                 NY     10031     66   187,879     93.9%    1/1/2007     Yes      Electric, Gas
3.2  120 West 105th Street               NY     10025     61   177,049     98.4%    1/1/2007     Yes      Electric
3.3  894 Riverside Drive                 NY     10032     55   184,727    100.0%    1/1/2007     Yes      Electric, Gas
3.4  350 Manhattan Avenue                NY     10026     50   198,400     94.0%    1/1/2007     Yes      Electric, Gas

3.5  10-16 Manhattan Avenue              NY     10025     40   226,000     97.6%    1/1/2007     Yes      Electric, Gas
3.6  605 West 156th Street               NY     10032     43   202,791     95.3%    1/1/2007     Yes      Electric
3.7  35 Saint Nicholas Terrace           NY     10027     54   157,037     98.1%    1/1/2007     Yes      Electric
3.8  25-29 Saint Nicholas Terrace        NY     10027     54   152,593     98.2%    1/1/2007     Yes      Electric
3.9  400-408 West 128th Street           NY     10027     57   144,561     94.7%    1/1/2007     No       Electric

3.10 165-167 & 169-171 Manhattan Avenue  NY     10025     49   166,531     98.0%    1/1/2007     Yes      Electric
3.11 634 West 135th Street               NY     10031     39   186,667     97.4%    1/1/2007     Yes      Electric, Gas
3.12 15 West 107th Street                NY     10025     31   227,097    100.0%    1/1/2007     Yes      Electric, Gas
3.13 520 West 139th Street               NY     10031     41   163,902     97.6%    1/1/2007     Yes      Electric
3.14 291 Edgecombe Avenue                NY     10031     28   228,571     82.1%    1/1/2007     Yes      Electric, Gas

3.15 312 West 114th Street               NY     10026     24   256,667     95.8%    1/1/2007     No       Electric, Gas
3.16 106 West 105th Street               NY     10025     19   315,789    100.0%    1/1/2007     No       Electric, Gas
3.17 4-6 West 108th Street               NY     10025     24   233,333    100.0%    1/1/2007     No       Electric, Gas
3.18 8-10 West 108th Street              NY     10025     24   233,333     95.8%    1/1/2007     No       Electric, Gas
3.19 7-9 West 108th Street               NY     10025     24   223,333    100.0%    1/1/2007     Yes      Electric, Gas

3.20 625 West 156th Street               NY     10032     33   157,576     97.0%    1/1/2007     Yes      Electric
3.21 3-5 West 108th Street               NY     10025     24   183,333    100.0%    1/1/2007     Yes      Electric, Gas
3.22 5 West 101st Street                 NY     10025     20   216,000    100.0%    1/1/2007     No       Electric, Gas
3.23 63 West 107th Street                NY     10025     19   223,158    100.0%    1/1/2007     No       Electric, Gas
3.24 287 Edgecombe Avenue                NY     10031     25   156,800     88.0%    1/1/2007     Yes      Electric, Gas

3.25 21 West 106th Street                NY     10025     20   184,000    100.0%    1/1/2007     No       Electric, Gas
3.26 203 West 108th Street               NY     10025     20   172,000    100.0%    1/1/2007     No       Electric
3.27 216 West 108th Street               NY     10025     15   218,667    100.0%    1/1/2007     No       Electric, Gas
3.28 65 West 107th Street                NY     10025     20   160,000     90.0%    1/1/2007     No       Electric, Gas
3.29 67 West 107th Street                NY     10025     19   151,579    100.0%    1/1/2007     No       Electric

3.30 109 West 105th Street               NY     10025     15   186,667    100.0%    1/1/2007     No       Electric
3.31 302 West 114th Street               NY     10026     20   136,000     90.0%    1/1/2007     No       Electric, Gas
3.32 123 West 106th Street               NY     10025     10   224,000    100.0%    1/1/2007     No       Electric, Gas
3.33 125 West 106th Street               NY     10025     10   224,000    100.0%    1/1/2007     No       Electric, Gas
3.34 61-63 West 104th Street             NY     10025     10   184,000    100.0%    1/1/2007     No       Electric, Gas

3.35 627 West 113th Street               NY     10025     10   176,000    100.0%    1/1/2007     No       Electric, Gas
3.36 127 West 106th Street               NY     10025     10   152,000    100.0%    1/1/2007     No       Electric, Gas
 6   The Enclave                         MD     20901  1,119   134,048     76.0%   1/31/2007     Yes      Electric, Sewer,
                                                                                                          Water
 15  Palma Sorrento Apartments           CA     95123    274   208,102     90.9%    1/3/2007     No       Electric, Sewer,
                                                                                                          Water

 18  Villa Veneto Apartments             CA     95123    226   239,248     94.2%    1/3/2007     No       Electric, Sewer,
                                                                                                          Water
 20  Piero Apartments                    CA     90017    225   179,556     92.9%   2/28/2007     Yes      Electric, Gas
 21  Magic Sands Mobile Home Park        CA     95123    541    71,165    100.0%   2/23/2007              Electric, Sewer,
                                                                                                          Water
 23  1865 Burnett Street                 NY     11229    144   215,278     96.5%   2/14/2007     No       Electric, Gas
 29  Island Park                         LA     71105    314    78,025     93.3%    3/8/2007     No       Electric, Water

 30  Oakridge Apartments                 CO     80017    472    49,258     93.6%   1/15/2007     No       Electric, Gas, Sewer,
                                                                                                          Water
 36  Orchard Heights                     CA     92376    347    61,671     91.4%  11/15/2006     No       Electric
 37  Mirabella                           NV     89101    344    59,012     90.1%   3/16/2007     No       Electric, Sewer,
                                                                                                          Water
 39  Deerfield Luxury Townhomes          MN     55811    166   118,976     97.0%    3/7/2007     No       Electric, Gas, Sewer,
                                                                                                          Water
 43  Westchester Portfolio               IA   Various    574    29,268     85.9%    1/1/2007     No       Electric

43.1 Westchester Village                 IA     50310    334    23,162     84.1%    1/1/2007     No       Electric
43.2 Westchester Square                  IA     50310    168    38,000     85.7%    1/1/2007     No       Electric
43.3 Washington Manor                    IA     50266     72    37,222     94.4%    1/1/2007     No       Electric
 46  Mansions at Round Rock              TX     78664    256    64,453     93.8%    3/1/2007     No       Electric
 47  Arbor Station                       AL     36117    288    56,944     97.6%  11/30/2006     No       Electric
 53  Ranch at City Park                  TX     77047    270    56,917     91.9%   2/14/2007     No       Water
 55  Rolling Hills Place                 TX     75146    384    38,333     94.0%   12/6/2006     No       Electric, Sewer,
                                                                                                          Water
 57  Walden Providence                   AL     35806    244    59,242     93.4%    1/3/2007     No       Electric
 58  Bravo Estates                       CA     92509    240    59,167    100.0%   9/30/2006              Electric, Gas, Sewer,
                                                                                                          Water
 60  Villa Teresa Mobile Home Park       CA     95123    147    95,442    100.0%   2/23/2007              Electric, Gas, Sewer,
                                                                                                          Water

                                      3

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                        Studio               1 Bedroom               2 Bedroom               3 Bedroom
                                       --------             -----------             -----------             -----------
                                       Avg Rent Max                     Max                     Max
Loan                                   per mo.  Rent    #    Avg Rent   Rent    #    Avg Rent   Rent    #    Avg Rent
No.   Detailed Property Name   # Units   ($)    ($)   Units per mo. ($) ($)   Units per mo. ($) ($)   Units per mo. ($)
---- ------------------------- ------- -------- ----- ----- ----------- ----- ----- ----------- ----- ----- -----------
 3   Manhattan Apartment
     Portfolio
3.1  635 Riverside Drive                                 1       169      169   43       997    2,084   13     1,074
3.2  120 West 105th Street         1    1,699   1,699   38     1,311    2,479   17     1,236    2,479    5       709
3.3  894 Riverside Drive           2      961   1,100   13       596      736    9       776    2,100   21       704
3.4  350 Manhattan Avenue                                9       904    1,310   35     1,162    2,085    6     1,149

3.5  10-16 Manhattan Avenue                                                     18     1,186    2,321   17       949
3.6  605 West 156th Street         4      829     975    4     1,103    1,276   23     1,007    2,200   11       874
3.7  35 Saint Nicholas Terrace                          11       884    1,180   40       951    1,800    1     1,380
3.8  25-29 Saint Nicholas                               14       852    1,175   37       815    1,600    3     1,348
     Terrace
3.9  400-408 West 128th Street     1      787     787   27       893    1,207   11       796    1,182   17       711

3.10 165-167 & 169-171             1    1,750   1,750   20       955    1,399   27     1,226    1,759    1     2,200
     Manhattan Avenue
3.11 634 West 135th Street         7      980   1,079    6       841    1,150   13       687    1,387    6       794
3.12 15 West 107th Street                                1       339      339   13     1,540    2,877   12       787
3.13 520 West 139th Street                               5       653    1,150   16       731    1,550   14       873
3.14 291 Edgecombe Avenue                                3       749             1     1,650    1,650   16     1,057

3.15 312 West 114th Street                                                      10     1,021    1,600   14     1,469
3.16 106 West 105th Street
3.17 4-6 West 108th Street                                                       5       969    1,500   13       781
3.18 8-10 West 108th Street                                                      2     1,622    1,852   10     1,027
3.19 7-9 West 108th Street                                                      12     1,057    1,885    9     1,111

3.20 625 West 156th Street                               1                      32       727    1,800
3.21 3-5 West 108th Street                               1       783      783   18       999    1,932    4       899
3.22 5 West 101st Street                                10     1,149    1,668   10     1,155    1,620
3.23 63 West 107th Street                                                        9     1,160    1,816   10     1,569
3.24 287 Edgecombe Avenue                                                                               16       538

3.25 21 West 106th Street                               20     1,016    1,451
3.26 203 West 108th Street         1      517     517                            5     1,263    1,663    6       578
3.27 216 West 108th Street                                                       9       967    1,564    3       556
3.28 65 West 107th Street          1    1,399   1,399    3       236      236    8     1,019    1,989    8     1,486
3.29 67 West 107th Street          1    1,747   1,747                            9     1,315    1,989    9       821

3.30 109 West 105th Street                              13     1,008    1,299    2     1,135    1,137
3.31 302 West 114th Street         5      493     965   15       645    1,200
3.32 123 West 106th Street                                                      10     1,402    1,899
3.33 125 West 106th Street                                                      10     1,319    2,157
3.34 61-63 West 104th Street                             5     1,268    1,707    5     1,330    1,800

3.35 627 West 113th Street                               9     1,073    1,800                            1     2,638
3.36 127 West 106th Street         1    1,675   1,675                            8     1,277    1,688
 6   The Enclave                 213    1,380   1,410  282     1,734    1,810  396     2,041    2,045  228     2,320
 15  Palma Sorrento                                     89     1,400    1,450  152     1,692    1,860   33     2,065
     Apartments
 18  Villa Veneto Apartments                            49     1,471    1,575  153     1,834    1,990   24     2,277
 20  Piero Apartments             25    1,578   1,578  135     1,772    1,772   65     2,340    2,340
 21  Magic Sands Mobile Home
     Park

 23  1865 Burnett Street                                96     1,381    1,826   48     1,766    2,748
 29  Island Park                                        83       799      807  153       925      940   78     1,106
 30  Oakridge Apartments                               194       553      644  278       670      811
 36  Orchard Heights                                    62       686      890  284       953    1,115    1     1,000
 37  Mirabella                                         100       610      610  220       735      735   24       875
 39  Deerfield Luxury                                                          110       905      939   56     1,216
     Townhomes
 43  Westchester Portfolio

43.1 Westchester Village                                12       530      545  322       585    1,290
43.2 Westchester Square                                 91       580      750   77       730      750
43.3 Washington Manor                                    7       625      625   65       735      750
 46  Mansions at Round Rock                            124       730      795  106       940    1,046   26     1,263
 47  Arbor Station                                     112       595      635  152       681      779   24       825

 53  Ranch at City Park                                156       802      845  114     1,084    1,110
 55  Rolling Hills Place                               168       548      590  200       676      749   16       920
 57  Walden Providence                                  96       730      820  120       837      861   28       966
 58  Bravo Estates
 60  Villa Teresa Mobile Home
     Park

                                      4

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                           3 Bedroom         4 Bedroom
                                           --------- --------------------------
 Loan                                         Max      #    Avg Rent     Max
 No.  Detailed Property Name               Rent ($)  Units per mo. ($) Rent ($)
 ---- -----------------------------------  --------- ----- ----------- --------
    3 Manhattan Apartment Portfolio
  3.1 635 Riverside Drive                    2,764     9        675     1,274
  3.2 120 West 105th Street                    877
  3.3 894 Riverside Drive                    1,094    10        697       961
  3.4 350 Manhattan Avenue                   1,813

  3.5 10-16 Manhattan Avenue                 2,672     5      2,417     3,200
  3.6 605 West 156th Street                  1,372
  3.7 35 Saint Nicholas Terrace              1,380
  3.8 25-29 Saint Nicholas Terrace           1,350
  3.9 400-408 West 128th Street              1,688

 3.10 165-167 & 169-171 Manhattan Avenue     2,200
 3.11 634 West 135th Street                  1,699     7        535       635
 3.12 15 West 107th Street                   2,620     5      1,267     1,861
 3.13 520 West 139th Street                  1,900     5        735     1,257
 3.14 291 Edgecombe Avenue                   1,695     8        819     1,349

 3.15 312 West 114th Street                  2,400
 3.16 106 West 105th Street                           19      1,439     2,450

 3.17 4-6 West 108th Street                  2,304     6      1,527     3,000
 3.18 8-10 West 108th Street                 2,000    11      1,189     2,600
 3.19 7-9 West 108th Street                  2,399     3      1,100     1,242

 3.20 625 West 156th Street
 3.21 3-5 West 108th Street                  1,512     1      1,072     1,072
 3.22 5 West 101st Street
 3.23 63 West 107th Street                   2,079
 3.24 287 Edgecombe Avenue                   1,600     8        759     1,649

 3.25 21 West 106th Street
 3.26 203 West 108th Street                  1,201     8        585     1,203
 3.27 216 West 108th Street                    913     3        976     1,516
 3.28 65 West 107th Street                   1,989
 3.29 67 West 107th Street                   1,989

 3.30 109 West 105th Street
 3.31 302 West 114th Street
 3.32 123 West 106th Street
 3.33 125 West 106th Street
 3.34 61-63 West 104th Street

 3.35 627 West 113th Street                  2,638
 3.36 127 West 106th Street

    6 The Enclave                            2,365
   15 Palma Sorrento Apartments              2,095

   18 Villa Veneto Apartments                2,339
   20 Piero Apartments
   21 Magic Sands Mobile Home Park
   23 1865 Burnett Street
   29 Island Park                            1,106

   30 Oakridge Apartments
   36 Orchard Heights                        1,000
   37 Mirabella                                875
   39 Deerfield Luxury Townhomes             1,355
   43 Westchester Portfolio

 43.1 Westchester Village
 43.2 Westchester Square
 43.3 Washington Manor
   46 Mansions at Round Rock                 1,275
   47 Arbor Station                            909

   53 Ranch at City Park
   55 Rolling Hills Place                      920
   57 Walden Providence                        990
   58 Bravo Estates
   60 Villa Teresa Mobile Home Park

                                      5

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                          % of
                                         % of    Loan  Applicable
                                        Initial Group     Loan               Mortgage
Loan                                     Pool    One     Group       # of      Loan
No.    Detailed Property Name           Balance or Two  Balance   Properties  Seller
----   -------------------------------  ------- ------ ---------- ---------- --------
Rollup Juniper Portfolio                 0.35%    2       1.32%       2        GECC
    62 Juniper Portfolio-Cumberland      0.24%    2       0.91%       1        GECC
    63 Juniper Portfolio-Lakehurst       0.11%    2       0.41%       1        GECC
    64 The Farrington                    0.34%    2       1.28%       1        BofA
    66 River Park Apartments             0.32%    2       1.21%       1        BCRE

    70 Stratford Village Apartments      0.30%    2       1.14%       1        BCRE
    71 The Pointe at Wimbledon           0.30%    2       1.14%       1        GECC
    72 Rialto I & II MHCs                0.30%    2       1.13%       1        GECC
    73 Highlands MHC                     0.30%    2       1.12%       1        GECC
    74 Harbour Run Apartments            0.28%    2       1.06%       1        BCRE

    80 1111 High Road                    0.26%    2       0.99%       1        GECC
    81 Thurms Estates MHP                0.26%    2       0.99%       1        BCRE
    82 Tri Park Portfolio                0.26%    2       0.98%       3        GECC
  82.1 Flat Rock Village                 0.15%    2       0.57%       1        GECC
  82.2 Spring Valley Estates             0.06%    2       0.21%       1        GECC

  82.3 Voyager Village                   0.05%    2       0.20%       1        GECC
    91 Garden Gate Apartments            0.24%    2       0.89%       1        GECC
    95 Chestnut Court Apartments         0.23%    2       0.86%       1        BofA
    99 Club Marina MHC                   0.22%    2       0.82%       1        GECC
   105 Ohio MHP Portfolio                0.19%    2       0.73%       4        BCRE

 105.1 Arrowhead Lake                    0.10%    2       0.36%       1        BCRE
 105.2 Swanton Meadows                   0.04%    2       0.16%       1        BCRE
 105.3 Sylvania Estates                  0.04%    2       0.13%       1        BCRE
 105.4 Grand Rapids                      0.02%    2       0.07%       1        BCRE
   110 Galloway Apartments               0.18%    2       0.69%       1        BCRE

   118 Kern MHP                          0.16%    2       0.61%       1        GECC
   120 Meadowbrook Apartments            0.16%    2       0.60%       1        GECC
   122 Tamarack East MHC                 0.16%    2       0.59%       1        GECC
   123 Village Glen MHC                  0.16%    2       0.58%       1        GECC
   127 Portland Fairview RV Resort       0.15%    1       0.20%       1        GECC

   129 Crystal Pointe MHC                0.14%    2       0.53%       1        GECC
   130 Rivermont Apartments              0.14%    2       0.53%       1        GECC
   136 Hidden Village MHC                0.13%    2       0.50%       1        GECC
   137 Park Apartments Phases I & II     0.13%    2       0.50%       1        GECC
   138 Stone Ridge Apartments Phase II   0.13%    2       0.49%       1        BCRE

   144 Indiana MHP Portfolio             0.12%    2       0.46%       3        BCRE
 144.1 Berkshire Pointe                  0.05%    2       0.18%       1        BCRE
 144.2 Beechwood Pointe                  0.04%    2       0.15%       1        BCRE
 144.3 Amberly Pointe                    0.04%    2       0.14%       1        BCRE
   146 Lost Springs Apartments           0.12%    2       0.44%       1        GECC

   151 El Monte MHC                      0.12%    2       0.44%       1        GECC
   157 Hamilton Gardens                  0.11%    2       0.41%       1        BCRE
   163 McNary Oaks MHC                   0.11%    2       0.40%       1        GECC
   166 Indian Woods                      0.10%    2       0.39%       2        GECC
 166.1 Woodlake                          0.05%    2       0.20%       1        GECC

 166.2 Indian Village                    0.05%    2       0.19%       1        GECC
   167 Scioto Estates MHC                0.10%    2       0.39%       1        GECC
   176 Viking Estates MHC                0.09%    2       0.34%       1        GECC
   179 Holland Gardens Apartments        0.09%    2       0.33%       1        BCRE
   180 Roman Gardens Apartments          0.09%    2       0.32%       1        GACC

   182 Briarwood MHC                     0.08%    2       0.29%       1        GECC
   194 Doubletree I Apartments           0.06%    2       0.22%       1        GECC
   198 Whispering Pines MHC              0.05%    2       0.19%       1        GECC
   199 Paradise View Apartments          0.05%    2       0.17%       1        GECC
   200 Mosier Manor                      0.04%    2       0.17%       1        GECC

                                      6

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Loan                                  Cut-off Date    General    Detailed Property
No.       Detailed Property Name      Balance ($)  Property Type       Type              Address            City       County
----   -----------------------------  ------------ ------------- ----------------- -------------------- ------------ -----------
Rollup Juniper Portfolio               13,880,000  Multifamily    Conventional     Various              Various      Cumberland
  62   Juniper Portfolio-Cumberland     9,600,000  Multifamily    Conventional     157 Treetop Drive    Fayetteville Cumberland
  63   Juniper Portfolio-Lakehurst      4,280,000  Multifamily    Conventional     1000 Riverbank Drive Spring Lake  Cumberland
  64   The Farrington                  13,500,000  Multifamily    Conventional     2738 Roosevelt       Clearwater   Pinellas
                                                                                   Boulevard
  66   River Park Apartments           12,700,000  Multifamily    Conventional     3300 River Park      Fort Worth   Tarrant
                                                                                   Drive

  70   Stratford Village Apartments    12,000,000  Multifamily    Conventional     2000 London Town     Montgomery   Montgomery
                                                                                   Lane
  71   The Pointe at Wimbledon         12,000,000  Multifamily    Conventional     1530 Wimbledon Drive Greenville   Pitt
  72   Rialto I & II MHCs              11,850,000  Manufactured   Manufactured     250 North Linden     Rialto       San
                                                   Housing        Housing          Avenue                            Bernardino
  73   Highlands MHC                   11,760,000  Manufactured   Manufactured     7717 Church Avenue   Highland     San
                                                   Housing        Housing                                            Bernardino
  74   Harbour Run Apartments          11,200,000  Multifamily    Conventional     5980 Marine Parkway  Mentor-on-   Lake
                                                                                                        the-Lake

  80   1111 High Road                  10,450,000  Multifamily    Student Housing  1111 High Road       Tallahassee  Leon
  81   Thurms Estates MHP              10,400,000  Manufactured   Manufactured     703 Fresh Pond       Calverton    Suffolk
                                                   Housing        Housing          Avenue
  82   Tri Park Portfolio              10,300,000  Manufactured   Manufactured     Various              Various      Various
                                                   Housing        Housing
 82.1  Flat Rock Village                6,000,000  Manufactured   Manufactured     11150 North          Carleton     Monroe
                                                   Housing        Housing          Telegraph Road
 82.2  Spring Valley Estates            2,200,000  Manufactured   Manufactured     1830 State Route 725 Spring       Greene
                                                   Housing        Housing                               Valley

 82.3  Voyager Village                  2,100,000  Manufactured   Manufactured     50 Voyager Boulevard Dayton       Montgomery
                                                   Housing        Housing
  91   Garden Gate Apartments           9,400,000  Multifamily    Conventional     4023 Fontana Drive   Oklahoma     Oklahoma
                                                                                                        City
  95   Chestnut Court Apartments        9,000,000  Multifamily    Conventional     200 Middlesex Road   Matawan      Monmouth
  99   Club Marina MHC                  8,575,000  Manufactured   Manufactured     55 Pacifica Avenue   Bay Point    Contra
                                                   Housing        Housing                                            Costa
 105   Ohio MHP Portfolio               7,636,000  Manufactured   Manufactured     Various              Various      Various
                                                   Housing        Housing

105.1  Arrowhead Lake                   3,837,263  Manufactured   Manufactured     2170 South Berkey    Swanton      Lucas
                                                   Housing        Housing          Sourthern Road
105.2  Swanton Meadows                  1,695,177  Manufactured   Manufactured     10487 Country Road 4 Swanton      Fulton
                                                   Housing        Housing
105.3  Sylvania Estates                 1,413,931  Manufactured   Manufactured     7924 West Central    Toledo       Lucas
                                                   Housing        Housing          Avenue
105.4  Grand Rapids                       689,629  Manufactured   Manufactured     17468 Wapakoneta     Grand        Wood
                                                   Housing        Housing          Road                 Rapids
 110   Galloway Apartments              7,300,000  Multifamily    Conventional     400 South DuPont     New Castle   New Castle
                                                                                   Highway

 118   Kern MHP                         6,400,000  Manufactured   Manufactured     8300 Kern Canyon     Bakersfield  Kern
                                                   Housing        Housing          Road
 120   Meadowbrook Apartments           6,302,744  Multifamily    Conventional     1404-1410 Northwest  Shoreline    King
                                                                                   Richmond Beach
 122   Tamarack East MHC                6,250,000  Manufactured   Manufactured     2312 South           Orlando      Orange
                                                   Housing        Housing          Goldenrod Road
 123   Village Glen MHC                 6,150,000  Manufactured   Manufactured     1825 Marywood Road   Melbourne    Brevard
                                                   Housing        Housing
 127   Portland Fairview RV Resort      5,838,989  Manufactured   Manufactured     21401 Northeast      Fairview     Multnomah
                                                   Housing        Housing          Sandy Boulevard

 129   Crystal Pointe MHC               5,600,000  Manufactured   Manufactured     8111 195th Street    Spanaway     Pierce
                                                   Housing        Housing          East
 130   Rivermont Apartments             5,540,000  Multifamily    Conventional     2160 North Thompson  Murfreesboro Rutherford
                                                                                   Lane
 136   Hidden Village MHC               5,250,000  Manufactured   Manufactured     3035 66th Avenue     Saint        Pinellas
                                                   Housing        Housing          North                Petersburg
 137   Park Apartments Phases I & II    5,213,842  Multifamily    Conventional     2034 Parkshore Drive Fayetteville Washington
 138   Stone Ridge Apartments Phase     5,184,568  Multifamily    Conventional     7111 Vedder Drive    Indianapolis Marion
       II

 144   Indiana MHP Portfolio            4,855,367  Manufactured   Manufactured     Various              Various      Various
                                                   Housing        Housing
144.1  Berkshire Pointe                 1,885,790  Manufactured   Manufactured     8000 Berkshire Point New          Harrison
                                                   Housing        Housing                               Salisbury
144.2  Beechwood Pointe                 1,538,978  Manufactured   Manufactured     1303 West York Road  Austin       Scott
                                                   Housing        Housing
144.3  Amberly Pointe                   1,430,599  Manufactured   Manufactured     1200 Birchtree Lane  Scottsburg   Scott
                                                   Housing        Housing
 146   Lost Springs Apartments          4,629,112  Multifamily    Conventional     2900 North 22nd      Rogers       Benton
                                                                                   Street

 151   El Monte MHC                     4,584,000  Manufactured   Manufactured     1517 Merced Avenue   El Monte     Los Angeles
                                                   Housing        Housing
 157   Hamilton Gardens                 4,300,000  Multifamily    Conventional     1310 Nottingham Way  Hamilton     Mercer
 163   McNary Oaks MHC                  4,186,219  Manufactured   Manufactured     5355 River Road      Keizer       Marion
                                                   Housing        Housing          North
 166   Indian Woods                     4,100,000  Manufactured   Manufactured     Various              Various      Various
                                                   Housing        Housing
166.1  Woodlake                         2,077,578  Manufactured   Manufactured     26250 Cummings Road  Millbury     Wood
                                                   Housing        Housing

166.2  Indian Village                   2,022,422  Manufactured   Manufactured     3850 DeLong Road     Lima         Allen
                                                   Housing        Housing
 167   Scioto Estates MHC               4,100,000  Manufactured   Manufactured     3001 Northup Avenue  South        Pickaway
                                                   Housing        Housing                               Bloomfield
 176   Viking Estates MHC               3,625,000  Manufactured   Manufactured     15401 122nd Avenue   Puyallup     Pierce
                                                   Housing        Housing          Court East
 179   Holland Gardens Apartments       3,480,000  Multifamily    Conventional     13308 Starlite Drive Brook Park   Cuyahoga
 180   Roman Gardens Apartments         3,380,000  Multifamily    Student Housing  1060 East 450 North  Provo        Utah

 182   Briarwood MHC                    3,100,000  Manufactured   Manufactured     4950 West Farm Road  Brookline    Greene
                                                   Housing        Housing          156                  Station
 194   Doubletree I Apartments          2,290,192  Multifamily    Conventional     601 West Easy Street Rogers       Benton
 198   Whispering Pines MHC             2,040,000  Manufactured   Manufactured     1011 North 34th      Yakima       Yakima
                                                   Housing        Housing          Avenue
 199   Paradise View Apartments         1,802,917  Multifamily    Conventional     2797 Coy Kaylor      Fayetteville Washington
                                                                                   Drive
 200   Mosier Manor                     1,750,000  Manufactured   Manufactured     1300 3rd Avenue      Mosier       Wasco
                                                   Housing        Housing

                                      7

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                Loan
                                                       Net    per Net
                                                     Rentable Rentable
                                                      Units/   Unit/
Loan                                          Zip     Pads/   Pad/Bed  Occupancy Occupancy  Elevator(s)
No.       Detailed Property Name      State   Code     Beds     ($)      Rate    As-of Date  (Yes/No)   Utilities Paid by Tenant
----   ----------------------------- ------- ------- -------- -------- --------- ---------- ----------- ------------------------
Rollup Juniper Portfolio               NC    Various   352     39,432     82.9%     Various      No     Electric, Sewer, Water
  62   Juniper Portfolio-Cumberland    NC      28311   248     39,432     77.8%  12/14/2006      No     Electric, Sewer, Water
  63   Juniper Portfolio-Lakehurst     NC      28390   104     39,432     95.2%    1/3/2007      No     Electric, Sewer, Water
  64   The Farrington                  FL      33760   224     60,268     98.7%    2/1/2007      No     Electric, Gas, Sewer,
                                                                                                        Water
  66   River Park Apartments           TX      76116   280     45,357     93.9%  11/16/2006      No     Electric, Sewer, Water

  70   Stratford Village Apartments    AL      36117   224     53,571     95.1%  11/30/2006      No     Electric
  71   The Pointe at Wimbledon         NC      27858   184     65,217     94.0%  12/31/2006      No     Electric
  72   Rialto I & II MHCs              CA      92376   327     36,239     98.2%   9/30/2006             Electric, Gas, Sewer,
                                                                                                        Water
  73   Highlands MHC                   CA      92346   215     54,698    100.0%   9/30/2006             Electric, Gas, Sewer,
                                                                                                        Water
  74   Harbour Run Apartments          OH      44060   280     40,000     81.4%  12/26/2006      No     Electric, Gas

  80   1111 High Road                  FL      32304   136     76,838     94.4%  11/15/2006      No     Electric, Sewer, Water
  81   Thurms Estates MHP              NY      11933   326     31,902     97.4%    2/1/2007             Electric, Gas
  82   Tri Park Portfolio            Various Various   644     15,994     79.2%   10/4/2006             Electric, Gas, Sewer,
                                                                                                        Water
 82.1  Flat Rock Village               MI      48117   332     18,072     71.7%   10/4/2006             Electric, Gas, Sewer,
                                                                                                        Water
 82.2  Spring Valley Estates           OH      45370   163     13,497     86.5%   10/4/2006             Electric, Gas, Sewer,
                                                                                                        Water

 82.3  Voyager Village                 OH      45427   149     14,094     87.9%   10/4/2006             Electric, Gas, Sewer,
                                                                                                        Water
  91   Garden Gate Apartments          OK      73116   113     83,186    100.0%   8/31/2006      No     Electric, Water
  95   Chestnut Court Apartments       NJ      07747   100     90,000     99.0%  12/22/2006      No     Electric
  99   Club Marina MHC                 CA      94565   170     50,441    100.0%   1/31/2007             Electric, Gas, Sewer,
                                                                                                        Water
 105   Ohio MHP Portfolio              OH    Various   541     14,115     88.9%  10/31/2006             Electric, Gas

105.1  Arrowhead Lake                  OH      43558   247     15,535     88.7%  10/31/2006             Electric, Gas
105.2  Swanton Meadows                 OH      43558   136     12,465     83.8%  10/31/2006             Electric, Gas
105.3  Sylvania Estates                OH      43617    92     15,369     92.4%  10/31/2006             Electric, Gas
105.4  Grand Rapids                    OH      43522    66     10,449     95.5%  10/31/2006             Electric, Gas
 110   Galloway Apartments             DE      19720   129     56,589     93.8%  11/30/2006      No     Electric

 118   Kern MHP                        CA      93306   163     39,264     95.1%   11/1/2006             Electric, Gas, Sewer,
                                                                                                        Water
 120   Meadowbrook Apartments          WA      98177   115     54,806     95.7%  11/30/2006     Yes     Electric
 122   Tamarack East MHC               FL      32822   135     46,296     96.0%   9/12/2006             Electric, Gas, Sewer,
                                                                                                        Water
 123   Village Glen MHC                FL      32934   144     42,708     91.7%   8/31/2006             Electric, Gas, Sewer,
                                                                                                        Water
 127   Portland Fairview RV Resort     OR      97024   407     14,346     70.0%  11/30/2006             Electric

 129   Crystal Pointe MHC              WA      98387   126     44,444     97.6%    1/4/2007             Electric, Sewer, Water
 130   Rivermont Apartments            TN      37129   106     52,264     91.5%  12/12/2006      No     Electric
 136   Hidden Village MHC              FL      33702   130     40,385     97.8%   9/26/2006             Electric, Gas, Sewer,
                                                                                                        Water
 137   Park Apartments Phases I & II   AR      72703   324     16,092     98.8%  11/30/2006      No     Electric, Gas, Sewer,
                                                                                                        Water
 138   Stone Ridge Apartments Phase    IN      46241    96     54,006     91.7%   12/1/2006      No     Electric
       II

 144   Indiana MHP Portfolio           IN    Various   350     13,872     69.1%  11/28/2006             Electric, Gas, Sewer,
                                                                                                        Water
144.1  Berkshire Pointe                IN      47161   115     16,398     91.3%  11/28/2006             Electric, Gas, Sewer,
                                                                                                        Water
144.2  Beechwood Pointe                IN      47102   120     12,825     49.2%  11/28/2006             Electric, Gas, Sewer,
                                                                                                        Water
144.3  Amberly Pointe                  IN      47170   115     12,440     67.8%  11/28/2006             Electric, Gas, Sewer,
                                                                                                        Water
 146   Lost Springs Apartments         AR      72756   240     19,288     98.8%   11/1/2006      No     Electric, Gas, Sewer,
                                                                                                        Water

 151   El Monte MHC                    CA      91733    79     58,025    100.0%   9/30/2006             Electric, Sewer, Water
 157   Hamilton Gardens                NJ      08609   154     27,922     94.2%  10/24/2006      No     Electric, Gas
 163   McNary Oaks MHC                 OR      97303   122     34,313     95.1%   8/31/2006             Electric, Gas, Sewer,
                                                                                                        Water
 166   Indian Woods                    OH    Various   349     11,748     81.9%   8/30/2006             Various
166.1  Woodlake                        OH      43447   145     14,328     86.2%   8/30/2006             Electric, Gas, Sewer,
                                                                                                        Water

166.2  Indian Village                  OH      45806   204      9,914     78.9%   8/30/2006             Electric, Gas
 167   Scioto Estates MHC              OH      43103   216     18,981     92.1%   9/30/2006             Electric, Gas, Sewer,
                                                                                                        Water
 176   Viking Estates MHC              WA      98374    75     48,333    100.0%    1/4/2007             Electric, Water
 179   Holland Gardens Apartments      OH      44142   136     25,588     96.3%  12/16/2006      No     Electric
 180   Roman Gardens Apartments        UT      84606    47     71,915     93.6%   1/22/2007      No     Electric

 182   Briarwood MHC                   MO      65619   167     18,563     80.8%   8/31/2006             Electric, Gas
 194   Doubletree I Apartments         AR      72756   216     10,603     97.7%  10/31/2006      No     Electric, Water
 198   Whispering Pines MHC            WA      98902    66     30,909     97.0%    9/1/2006             Electric
 199   Paradise View Apartments        AR      72703   132     13,658     98.5%  10/31/2006      No     Electric, Gas, Sewer,
                                                                                                        Water
 200   Mosier Manor                    OR      97040    76     23,026     96.1%   10/1/2006             Electric

                                      8

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                     Studio           1 Bedroom           2 Bedroom           3 Bedroom
                                ----------------- ------------------ ------------------- -------------------
                                        Avg               Avg                Avg                 Avg
                                        Rent              Rent               Rent                Rent
                                        per  Max          per  Max           per   Max           per   Max
Loan                                    mo.  Rent         mo.  Rent          mo.   Rent          mo.   Rent
No.    Detailed Property Name   # Units ($)  ($)  # Units ($)  ($)   # Units ($)   ($)   # Units ($)   ($)
----   ------------------------ ------- ---- ---- ------- ---- ----- ------- ----- ----- ------- ----- -----
Rollup Juniper Portfolio
  62   Juniper
       Portfolio-Cumberland                          48   546    630   180     657   732   20      765   849
  63   Juniper
       Portfolio-Lakehurst                           17   582    625    71     682   712   16      752   825
  64   The Farrington                               112   651    700    72     825   890   40    1,009 1,009
  66   River Park Apartments                        164   569    791   116     745 1,119

  70   Stratford Village
       Apartments                                    92   570    655   100     648   735   32      757   790
  71   The Pointe at Wimbledon                       96   618    625    88     766   795
  72   Rialto I & II MHCs
  73   Highlands MHC
  74   Harbour Run Apartments                       140   599    599   140     699   699

  80   1111 High Road                                                   64     726   770   72      960 1,070
  81   Thurms Estates MHP
  82   Tri Park Portfolio
 82.1  Flat Rock Village
 82.2  Spring Valley Estates

 82.3  Voyager Village
  91   Garden Gate Apartments                                           80     904   953   33      972 1,007
  95   Chestnut Court
       Apartments                                    69   991  1,015    31   1,141 1,215
  99   Club Marina MHC

 105   Ohio MHP Portfolio
105.1  Arrowhead Lake
105.2  Swanton Meadows
105.3  Sylvania Estates
105.4  Grand Rapids
 110   Galloway Apartments                           63   648    725    65     788   825    1      899   899

 118   Kern MHP
 120   Meadowbrook Apartments                        34   718    775    75     837   900    6    1,080 1,200
 122   Tamarack East MHC
 123   Village Glen MHC
 127   Portland Fairview RV
       Resort

 129   Crystal Pointe MHC
 130   Rivermont Apartments                          36   578    635    58     704   794   12      945 1,035
 136   Hidden Village MHC
 137   Park Apartments Phases
       I & II                                       108   434    450   216     513   525
 138   Stone Ridge Apartments
       Phase II                                      16   616    630    48     695   720   32      787   850

 144   Indiana MHP Portfolio
144.1  Berkshire Pointe
144.2  Beechwood Pointe
144.3  Amberly Pointe
 146   Lost Springs Apartments                       80   425    430   160     505   520

 151   El Monte MHC
 157   Hamilton Gardens                              89   639    790    65     744   770
 163   McNary Oaks MHC
 166   Indian Woods
166.1  Woodlake

166.2  Indian Village
 167   Scioto Estates MHC
 176   Viking Estates MHC
 179   Holland Gardens
       Apartments                                    89   456    475    47     559   580
 180   Roman Gardens Apartments                       1   480    480    36   1,051 1,080   10    1,440 1,440

 182   Briarwood MHC
 194   Doubletree I Apartments                       72   393    420   144     403   430
 198   Whispering Pines MHC
 199   Paradise View Apartments                      44   443    455    88     543   555
 200   Mosier Manor

                                      9

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2007-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                 4 Bedroom
                                                            -------------------
                                                                  Avg Rent Max
Loan                                                          #   per mo.  Rent
No.    Detailed Property Name                               Units   ($)    ($)
----   ---------------------------------------------------  ----- -------- ----
Rollup Juniper Portfolio
  62   Juniper Portfolio-Cumberland
  63   Juniper Portfolio-Lakehurst
  64   The Farrington
  66   River Park Apartments

  70   Stratford Village Apartments
  71   The Pointe at Wimbledon
  72   Rialto I & II MHCs
  73   Highlands MHC
  74   Harbour Run Apartments

  80   1111 High Road
  81   Thurms Estates MHP
  82   Tri Park Portfolio
 82.1  Flat Rock Village

 82.2  Spring Valley Estates
 82.3  Voyager Village
  91   Garden Gate Apartments
  95   Chestnut Court Apartments
  99   Club Marina MHC
 105   Ohio MHP Portfolio

105.1  Arrowhead Lake
105.2  Swanton Meadows
105.3  Sylvania Estates
105.4  Grand Rapids
 110   Galloway Apartments

 118   Kern MHP
 120   Meadowbrook Apartments
 122   Tamarack East MHC
 123   Village Glen MHC
 127   Portland Fairview RV Resort

 129   Crystal Pointe MHC
 130   Rivermont Apartments
 136   Hidden Village MHC
 137   Park Apartments Phases I & II
 138   Stone Ridge Apartments Phase II

 144   Indiana MHP Portfolio
144.1  Berkshire Pointe
144.2  Beechwood Pointe
144.3  Amberly Pointe
 146   Lost Springs Apartments

 151   El Monte MHC
 157   Hamilton Gardens
 163   McNary Oaks MHC
 166   Indian Woods
166.1  Woodlake

166.2  Indian Village
 167   Scioto Estates MHC
 176   Viking Estates MHC
 179   Holland Gardens Apartments
 180   Roman Gardens Apartments

 182   Briarwood MHC
 194   Doubletree I Apartments
 198   Whispering Pines MHC
 199   Paradise View Apartments
 200   Mosier Manor

                                      10

ANNEX A-3

CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION

Type of Mortgaged Properties(1)—All Mortgage Loans

See “Risk Factors” in this prospectus supplement for information concerning material concentrations pertaining to characteristics of the mortgage loans and mortgaged properties.

							Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Initial Group 1 Balance	% of Initial Group 2 Balance	Number of Units or NRA(3)	Cut-off Date Balance per # of Units or NRA(3)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy(4)	DSCR(5)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
Office	48	$1,412,545,325	35.73%	48.68%	0.00%	10,780,421	$316	5.827%	107	92.5%	1.33x	72.16%	70.55%
Multifamily	107	1,088,566,459	27.53	1.27	100.00	16,074	$118,304	5.867%	86	91.9%	1.47x	72.63%	71.90%
Multifamily	75	893,485,885	22.60	1.07	82.01	10,318	$133,700	5.893%	82	91.2%	1.51x	72.10%	71.42%
Manufactured Housing	32	195,080,575	4.93	0.20	17.99	5,756	$47,792	5.749%	103	94.9%	1.28x	75.07%	74.03%
Retail(2)	47	713,400,753	18.04	24.59	0.00	6,114,778	$340	5.730%	115	95.6%	1.28x	75.50%	69.87%
Hotel	19	377,924,824	9.56	13.02	0.00	2,906	$571,117	5.887%	84	77.1%	1.43x	71.41%	67.53%
Industrial	46	233,420,224	5.90	8.04	0.00	9,515,851	$74	5.771%	107	93.3%	1.45x	74.55%	69.16%
Self Storage	10	53,504,000	1.35	1.84	0.00	763,108	$77	5.807%	118	86.6%	1.30x	77.09%	73.58%
Mixed Use	7	49,908,612	1.26	1.72	0.00	247,706	$72,260	5.491%	108	95.1%	1.61x	60.01%	57.30%
Special Purpose	1	22,704,179	0.57	0.78	0.00	1,905	$11,918	5.509%	119	100.0%	1.30x	84.45%	84.45%
Other	1	1,491,085	0.04	0.05	0.00	6,828	$425	5.945%	114	100.0%	1.26x	59.06%	50.30%

Total/Weighted Average	286	$3,953,465,462	100.00%	100.00%	100.00%			5.817%	101	91.4%	1.38x	72.94%	70.37%

A-3-1

Type of Mortgaged Properties(1)—Loan Group 1

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Number of Units or NRA	Cut-off Date Balance per No. of Units or NRA	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	48	$1,412,545,325	48.68%	10,780,421	$316	5.827%	107	92.5%	1.33x	72.16%	70.55%
Retail(2)	47	713,400,753	24.59	6,114,778	$340	5.730%	115	95.6%	1.28x	75.50%	69.87%
Hotel	19	377,924,824	13.02	2,906	$571,117	5.887%	84	77.1%	1.43x	71.41%	67.53%
Industrial	46	233,420,224	8.04	9,515,851	$74	5.771%	107	93.3%	1.45x	74.55%	69.16%
Self Storage	10	53,504,000	1.84	763,108	$77	5.807%	118	86.6%	1.30x	77.09%	73.58%
Mixed Use	7	49,908,612	1.72	247,706	$72,260	5.491%	108	95.1%	1.61x	60.01%	57.30%
Multifamily	2	36,838,989	1.27	551	$183,430	5.852%	58	92.3%	1.21x	73.11%	72.34%
Multifamily	1	31,000,000	1.07	144	$215,278	5.849%	58	96.5%	1.20x	72.60%	72.60%
Manufactured Housing	1	5,838,989	0.20	407	$14,346	5.870%	58	70.0%	1.28x	75.83%	70.96%
Special Purpose	1	22,704,179	0.78	1,905	$11,918	5.509%	119	100.0%	1.30x	84.45%	84.45%
Other	1	1,491,085	0.05	6,828	$425	5.945%	114	100.0%	1.26x	59.06%	50.30%

Total/Weighted Average:	181	$2,901,737,992	100.00%			5.798%	106	91.3%	1.34x	73.06%	69.83%

Type of Mortgaged Properties(1)—Loan Group 2

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Number of Units or NRA	Cut-off Date Balance per No. of Units or NRA	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	74	$862,485,885	82.01%	10,174	$130,768	5.895%	83	91.0%	1.52x	72.08%	71.38%
Manufactured Housing	31	189,241,585	17.99	5,349	$48,824	5.745%	104	95.6%	1.28x	75.05%	74.13%

Total/Weighted Average:	105	$1,051,727,470	100.00%			5.868%	87	91.8%	1.48x	72.62%	71.88%

A-3-2

Range of Mortgage Rates as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
5.185% – 5.249%	2	$23,600,000	0.60%	5.194%	96	1.99	x	45.01%	45.01%
5.250% – 5.499%	10	327,994,477	8.30	5.442%	85	1.47	x	63.42%	64.40%
5.500% – 5.749%	73	1,577,924,451	39.91	5.640%	106	1.30	x	76.78%	75.59%
5.750% – 5.999%	80	1,047,705,586	26.50	5.843%	105	1.28	x	74.70%	68.41%
6.000% – 6.249%	21	649,785,560	16.44	6.138%	84	1.62	x	71.14%	68.48%
6.250% – 6.499%	9	298,755,389	7.56	6.351%	115	1.45	x	62.91%	61.71%
6.500% – 6.730%	2	27,700,000	0.70	6.588%	42	1.38	x	75.19%	73.84%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
5.185% – 5.249%	2	$23,600,000	0.81%	5.194%	96	1.99	x	45.01%	45.01%
5.250% – 5.499%	4	202,968,414	6.99	5.465%	65	1.73	x	58.06%	57.83%
5.500% – 5.749%	45	1,224,085,451	42.18	5.652%	108	1.30	x	77.34%	76.18%
5.750% – 5.999%	64	916,161,689	31.57	5.835%	106	1.28	x	74.30%	67.61%
6.000% – 6.249%	14	240,958,050	8.30	6.056%	120	1.21	x	74.60%	68.32%
6.250% – 6.499%	7	276,664,389	9.53	6.351%	117	1.48	x	61.86%	60.87%
6.500% – 6.502%	1	17,300,000	0.60	6.502%	33	1.31	x	76.67%	75.88%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
5.350% – 5.499%	6	$125,026,064	11.89%	5.404%	117	1.06	x	72.11%	76.39%
5.500% – 5.749%	28	353,839,000	33.64	5.597%	101	1.28	x	74.84%	73.55%
5.750% – 5.999%	16	131,543,897	12.51	5.898%	94	1.27	x	77.43%	73.92%
6.000% – 6.249%	7	408,827,510	38.87	6.186%	63	1.86	x	69.10%	68.57%
6.250% – 6.499%	2	22,091,000	2.10	6.359%	91	1.20	x	76.16%	72.27%
6.500% – 6.730%	1	10,400,000	0.99	6.730%	57	1.50	x	72.73%	70.44%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-3

Mortgaged Properties By State and/or Location(1)—All Mortgage Loans

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
California(A)	37	$784,278,133	19.84%	5.670%	103	1.28	x	70.24%	68.02%
Southern	29	442,750,607	11.20	5.809%	115	1.23	x	73.95%	70.05%
Northern	8	341,527,526	8.64	5.490%	86	1.34	x	65.43%	65.39%
New York	49	657,189,467	16.62	6.179%	91	1.38	x	70.67%	70.19%
Virginia	12	249,225,714	6.30	5.723%	112	1.26	x	77.53%	77.39%
Tennessee	5	239,652,871	6.06	5.646%	119	1.24	x	79.01%	78.60%
Texas	16	228,807,422	5.79	5.740%	113	1.22	x	78.95%	75.62%
Hawaii	1	175,000,000	4.43	5.712%	80	1.47	x	70.83%	70.83%
Arizona	5	172,937,300	4.37	5.517%	116	1.35	x	81.28%	81.28%
Maryland	3	159,086,725	4.02	6.111%	61	2.66	x	53.23%	52.85%
Indiana	13	154,854,954	3.92	5.858%	117	1.25	x	72.35%	53.49%
Minnesota	2	123,750,000	3.13	5.830%	116	1.40	x	76.58%	75.93%
Michigan	4	104,286,222	2.64	5.777%	67	1.31	x	78.89%	75.55%
Florida	11	90,136,847	2.28	5.808%	99	1.23	x	76.25%	72.70%
Illinois	9	81,825,909	2.07	5.845%	93	1.49	x	69.90%	66.42%
North Carolina	11	75,188,346	1.90	5.838%	106	1.35	x	79.11%	72.42%
Pennsylvania	6	61,919,070	1.57	5.773%	117	1.38	x	74.99%	68.69%
Colorado	5	55,095,564	1.39	5.757%	110	1.34	x	70.40%	64.18%
Nevada	3	44,800,000	1.13	5.691%	119	1.30	x	78.02%	78.02%
New Jersey	4	44,254,000	1.12	5.679%	117	1.19	x	72.31%	68.43%
Alabama	3	42,855,000	1.08	5.816%	75	1.37	x	76.33%	74.78%
Oregon	8	40,999,495	1.04	5.809%	102	1.30	x	74.19%	67.03%
Ohio	12	38,987,488	0.99	5.978%	99	1.37	x	74.95%	70.40%
Georgia	4	37,914,440	0.96	5.739%	70	1.53	x	75.00%	71.53%
Washington	10	34,306,686	0.87	5.779%	100	1.52	x	67.55%	62.34%
New Mexico	6	26,312,627	0.67	5.862%	89	1.21	x	75.46%	67.84%
Louisiana	1	24,500,000	0.62	5.945%	59	1.44	x	79.03%	79.03%
Arkansas	8	21,636,740	0.55	5.400%	114	1.59	x	50.54%	67.80%
South Carolina	3	20,650,000	0.52	5.934%	117	1.17	x	67.72%	61.41%
Missouri	3	19,738,680	0.50	5.833%	118	1.21	x	78.31%	71.05%
Massachusetts	4	19,285,362	0.49	5.836%	116	1.39	x	73.49%	65.17%
Iowa	4	17,365,714	0.44	5.661%	116	1.26	x	78.53%	73.31%
Connecticut	4	15,395,967	0.39	5.531%	112	1.57	x	66.10%	61.35%
Wisconsin	3	15,010,514	0.38	5.707%	115	1.42	x	72.23%	64.84%
Kansas	3	13,633,111	0.34	5.837%	81	1.44	x	74.53%	68.76%
Oklahoma	2	13,160,000	0.33	5.959%	118	1.18	x	79.76%	75.97%
Delaware	2	12,635,321	0.32	5.788%	92	1.31	x	71.37%	64.28%
Mississippi	2	11,013,000	0.28	5.692%	116	1.26	x	71.09%	66.23%
Vermont	1	7,725,000	0.20	6.100%	120	1.29	x	74.64%	60.16%
Utah	2	7,137,714	0.18	5.745%	111	1.64	x	77.08%	74.74%
Puerto Rico	1	4,904,000	0.12	5.673%	116	1.00	x	80.00%	74.51%
Kentucky	2	3,314,458	0.08	5.750%	114	1.57	x	73.15%	66.59%
New Hampshire	1	1,600,000	0.04	6.280%	118	1.30	x	64.00%	58.15%
Idaho	1	1,095,600	0.03	5.396%	105	2.09	x	75.86%	75.86%

Total/Weighted Average:	286	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-4

Mortgaged Properties by State and/or Location(1)—Loan Group 1

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
California(A)	25	$501,489,133	17.28%	5.728%	103	1.35	x	68.68%	65.21%
Southern	22	332,156,607	11.45	5.853%	126	1.19	x	75.68%	70.48%
Northern	3	169,332,526	5.84	5.485%	57	1.65	x	54.96%	54.88%
New York	12	442,789,467	15.26	6.138%	106	1.38	x	66.32%	65.66%
Virginia	12	249,225,714	8.59	5.723%	112	1.26	x	77.53%	77.39%
Tennessee	4	234,112,871	8.07	5.646%	119	1.24	x	78.98%	78.70%
Hawaii	1	175,000,000	6.03	5.712%	80	1.47	x	70.83%	70.83%
Arizona	5	172,937,300	5.96	5.517%	116	1.35	x	81.28%	81.28%
Texas	12	169,519,912	5.84	5.710%	118	1.24	x	79.48%	76.06%
Indiana	9	144,815,019	4.99	5.857%	117	1.25	x	72.52%	52.97%
Minnesota	1	104,000,000	3.58	5.799%	115	1.43	x	75.50%	75.50%
Michigan	3	98,286,222	3.39	5.794%	64	1.28	x	79.72%	76.18%
Illinois	9	81,825,909	2.82	5.845%	93	1.49	x	69.90%	66.42%
Pennsylvania	6	61,919,070	2.13	5.773%	117	1.38	x	74.99%	68.69%
North Carolina	8	49,308,346	1.70	5.878%	117	1.34	x	78.64%	68.99%
Florida	6	48,536,847	1.67	5.995%	85	1.22	x	74.13%	70.28%
Georgia	4	37,914,440	1.31	5.739%	70	1.53	x	75.00%	71.53%
Oregon	6	35,063,277	1.21	5.805%	107	1.32	x	73.98%	66.44%
Colorado	4	31,845,564	1.10	5.908%	105	1.49	x	66.33%	59.47%
New Jersey	2	30,954,000	1.07	5.613%	117	1.16	x	69.15%	64.35%
New Mexico	6	26,312,627	0.91	5.862%	89	1.21	x	75.46%	67.84%
Nevada	2	24,500,000	0.84	5.750%	119	1.39	x	76.51%	76.51%
South Carolina	3	20,650,000	0.71	5.934%	117	1.17	x	67.72%	61.41%
Massachusetts	4	19,285,362	0.66	5.836%	116	1.39	x	73.49%	65.17%
Washington	6	16,738,942	0.58	5.773%	115	1.80	x	64.96%	58.32%
Missouri	2	16,638,680	0.57	5.839%	119	1.22	x	78.01%	70.39%
Connecticut	4	15,395,967	0.53	5.531%	112	1.57	x	66.10%	61.35%
Wisconsin	3	15,010,514	0.52	5.707%	115	1.42	x	72.23%	64.84%
Kansas	3	13,633,111	0.47	5.837%	81	1.44	x	74.53%	68.76%
Mississippi	2	11,013,000	0.38	5.692%	116	1.26	x	71.09%	66.23%
Maryland	2	9,086,725	0.31	5.628%	118	1.87	x	60.07%	53.32%
Vermont	1	7,725,000	0.27	6.100%	120	1.29	x	74.64%	60.16%
Arkansas	4	7,700,677	0.27	5.490%	112	1.69	x	73.24%	67.80%
Delaware	1	5,335,321	0.18	5.962%	58	1.44	x	61.33%	55.58%
Puerto Rico	1	4,904,000	0.17	5.673%	116	1.00	x	80.00%	74.51%
Ohio	1	4,171,488	0.14	5.960%	117	1.34	x	74.49%	64.57%
Oklahoma	1	3,760,000	0.13	6.280%	117	1.16	x	80.00%	80.00%
Utah	1	3,757,714	0.13	5.396%	105	2.09	x	75.86%	75.86%
Kentucky	2	3,314,458	0.11	5.750%	114	1.57	x	73.15%	66.59%
New Hampshire	1	1,600,000	0.06	6.280%	118	1.30	x	64.00%	58.15%
Idaho	1	1,095,600	0.04	5.396%	105	2.09	x	75.86%	75.86%
Iowa	1	565,714	0.02	5.396%	105	2.09	x	75.86%	75.86%

Total/Weighted Average:	181	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-5

Mortgaged Properties by State and/or Location(1)—Loan Group 2

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
California(A)	12	$282,789,000	26.89%	5.566%	102	1.16	x	73.00%	73.00%
Northern	5	172,195,000	16.37	5.495%	115	1.04	x	75.73%	75.73%
Southern	7	110,594,000	10.52	5.675%	84	1.34	x	68.76%	68.76%
New York	37	214,400,000	20.39	6.264%	60	1.40	x	79.65%	79.54%
Maryland	1	150,000,000	14.26	6.140%	58	2.70	x	52.82%	52.82%
Texas	4	59,287,510	5.64	5.826%	99	1.20	x	77.45%	74.37%
Alabama	3	42,855,000	4.07	5.816%	75	1.37	x	76.33%	74.78%
Florida	5	41,600,000	3.96	5.590%	116	1.24	x	78.71%	75.53%
Ohio	11	34,816,000	3.31	5.980%	97	1.38	x	75.01%	71.10%
North Carolina	3	25,880,000	2.46	5.760%	85	1.37	x	80.00%	78.98%
Louisiana	1	24,500,000	2.33	5.945%	59	1.44	x	79.03%	79.03%
Colorado	1	23,250,000	2.21	5.550%	117	1.14	x	75.98%	70.65%
Nevada	1	20,300,000	1.93	5.619%	119	1.20	x	79.84%	79.84%
Minnesota	1	19,750,000	1.88	5.995%	119	1.25	x	82.29%	78.17%
Washington	4	17,567,744	1.67	5.785%	86	1.26	x	70.03%	66.17%
Iowa	3	16,800,000	1.60	5.670%	116	1.23	x	78.61%	73.22%
Arkansas	4	13,936,064	1.33	5.350%	116	1.54	x	37.99%	0.00%
New Jersey	2	13,300,000	1.26	5.833%	116	1.25	x	79.64%	77.92%
Indiana	4	10,039,934	0.95	5.882%	116	1.27	x	69.96%	61.05%
Oklahoma	1	9,400,000	0.89	5.830%	118	1.20	x	79.66%	74.35%
Delaware	1	7,300,000	0.69	5.660%	116	1.21	x	78.71%	70.64%
Michigan	1	6,000,000	0.57	5.500%	116	1.79	x	65.36%	65.36%
Oregon	2	5,936,219	0.56	5.829%	74	1.18	x	75.40%	70.53%
Tennessee	1	5,540,000	0.53	5.640%	116	1.15	x	80.00%	74.48%
Utah	1	3,380,000	0.32	6.133%	117	1.14	x	78.42%	73.50%
Missouri	1	3,100,000	0.29	5.800%	116	1.15	x	79.90%	74.55%

Total/Weighted Average:	105	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-6

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date in Months—

All Mortgage Loans

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
33 to 60	35	$1,044,648,676	26.42%	5.906%	58	1.58	x	69.30%	68.55%
61 to 85	2	185,970,069	4.70	5.730%	80	1.48	x	69.89%	69.44%
86 to 120	159	2,602,972,537	65.84	5.778%	117	1.31	x	74.30%	70.96%
121 to 151	1	119,874,180	3.03	6.010%	151	1.01	x	79.92%	74.76%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date In Months—

Loan Group 1

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
33 to 60	18	$502,066,458	17.30%	5.726%	56	1.40	x	68.88%	67.52%
61 to 85	2	185,970,069	6.41	5.730%	80	1.48	x	69.89%	69.44%
86 to 120	116	2,093,827,286	72.16	5.809%	117	1.33	x	73.95%	70.13%
121 to 151	1	119,874,180	4.13	6.010%	151	1.01	x	79.92%	74.76%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date In Months—

Loan Group 2

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
55 to 60	17	$542,582,219	51.59%	6.073%	59	1.74	x	69.69%	69.50%
86 to 119	43	509,145,251	48.41	5.649%	117	1.20	x	75.74%	74.48%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-7

Years of Maturity—All Mortgage Loans

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
2010	1	$17,300,000	0.44%	6.502%	33	1.31	x	76.67%	75.88%
2011	1	7,636,000	0.19	6.470%	55	1.13	x	77.05%	74.50%
2012	33	1,019,712,676	25.79	5.892%	58	1.58	x	69.11%	68.38%
2014	2	185,970,069	4.70	5.730%	80	1.48	x	69.89%	69.44%
2016	19	262,226,150	6.63	5.819%	113	1.45	x	72.99%	70.15%
2017	140	2,340,746,387	59.21	5.773%	118	1.29	x	74.45%	71.05%
2019	1	119,874,180	3.03	6.010%	151	1.01	x	79.92%	74.76%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Years of Maturity—Loan Group 1

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
2010	1	$17,300,000	0.60%	6.502%	33	1.31	x	76.67%	75.88%
2012	17	484,766,458	16.71	5.698%	57	1.41	x	68.60%	67.22%
2014	2	185,970,069	6.41	5.730%	80	1.48	x	69.89%	69.44%
2016	13	205,253,640	7.07	5.783%	113	1.52	x	72.01%	69.61%
2017	103	1,888,573,646	65.08	5.812%	118	1.31	x	74.16%	70.19%
2019	1	119,874,180	4.13	6.010%	151	1.01	x	79.92%	74.76%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Years of Maturity—Loan Group 2

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
2011	1	$7,636,000	0.73%	6.470%	55	1.13	x	77.05%	74.50%
2012	16	534,946,219	50.86	6.067%	59	1.75	x	69.58%	69.43%
2016	6	56,972,510	5.42	5.952%	112	1.22	x	76.53%	72.12%
2017	37	452,172,741	42.99	5.611%	117	1.20	x	75.64%	74.79%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-8

Range of Debt Service Coverage Ratios as of the Cut-off Date—All Mortgage Loans(5)

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
0.99x to 1.19x	40	$812,260,188	20.55%	5.768%	112	1.09x	76.99%	70.89%
1.20x to 1.24x	44	725,974,546	18.36	5.730%	116	1.23x	76.59%	74.22%
1.25x to 1.29x	23	427,375,299	10.81	5.674%	102	1.28x	80.90%	78.75%
1.30x to 1.34x	24	302,231,247	7.64	5.881%	99	1.32x	74.89%	72.13%
1.35x to 1.39x	18	403,034,821	10.19	5.984%	81	1.38x	75.57%	74.27%
1.40x to 1.44x	7	216,590,816	5.48	5.830%	105	1.43x	74.78%	71.82%
1.45x to 1.49x	12	542,960,000	13.73	6.011%	99	1.46x	67.02%	66.73%
1.50x to 1.54x	3	21,345,022	0.54	5.686%	117	1.54x	77.12%	74.45%
1.55x to 1.59x	3	19,247,443	0.49	5.963%	98	1.58x	55.29%	45.55%
1.60x to 1.64x	6	198,686,778	5.03	5.516%	63	1.65x	55.68%	55.54%
1.65x to 1.69x	2	21,100,000	0.53	6.115%	111	1.70x	60.32%	58.05%
1.70x to 3.19x	15	262,659,302	6.64	5.900%	80	2.39x	56.89%	55.91%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38x	72.94%	70.37%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 1(5)

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
0.99x to 1.19x	24	$514,060,460	17.72%	5.846%	112	1.09x	77.08%	68.50%
1.20x to 1.24x	32	623,082,235	21.47	5.724%	117	1.23x	76.75%	74.74%
1.25x to 1.29x	15	351,435,299	12.11	5.643%	102	1.29x	81.24%	78.96%
1.30x to 1.34x	19	247,945,880	8.54	5.886%	102	1.32x	75.27%	72.16%
1.35x to 1.39x	11	135,731,709	4.68	5.792%	114	1.37x	74.37%	69.52%
1.40x to 1.44x	5	180,090,816	6.21	5.832%	114	1.42x	73.85%	70.30%
1.45x to 1.49x	8	500,060,000	17.23	6.026%	101	1.46x	66.27%	66.05%
1.50x to 1.54x	3	21,345,022	0.74	5.686%	117	1.54x	77.12%	74.45%
1.55x to 1.59x	2	16,957,251	0.58	6.045%	95	1.58x	58.28%	45.55%
1.60x to 1.64x	5	193,472,936	6.67	5.521%	61	1.65x	56.16%	55.54%
1.65x to 1.69x	2	21,100,000	0.73	6.115%	111	1.70x	60.32%	58.05%
1.70x to 3.19x	11	96,456,384	3.32	5.597%	108	2.01x	62.60%	59.49%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34x	73.06%	69.83%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 2(5)

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
0.99 to 1.19x	16	$298,199,729	28.35%	5.632%	111	1.09x	76.82%	75.00%
1.20x to 1.24x	12	102,892,311	9.78	5.770%	108	1.22x	75.62%	71.10%
1.25x to 1.29x	8	75,940,000	7.22	5.818%	102	1.27x	79.30%	77.76%
1.30x to 1.34x	5	54,285,367	5.16	5.858%	89	1.33x	73.15%	72.00%
1.35x to 1.39x	7	267,303,112	25.42	6.081%	64	1.39x	76.18%	76.72%
1.40x to 1.44x	2	36,500,000	3.47	5.822%	58	1.43x	79.35%	79.35%
1.45x to 1.49x	4	42,900,000	4.08	5.837%	80	1.47x	75.84%	74.76%
1.55x to 1.59x	1	2,290,192	0.22	5.350%	116	1.58x	33.19%	0.00%
1.60x to 1.64x	1	5,213,842	0.50	5.350%	116	1.61x	37.78%	0.00%
1.70x to 2.70x	4	166,202,917	15.8	6.076%	64	2.62x	53.58%	53,81%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48x	72.62%	71.88%

A-3-9

Range of LTV Ratios as of the Cut-off Date—All Mortgage Loans(5)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
25.15% – 44.99%	8	$30,507,060	0.77%	5.437%	100	1.84	x	36.14%	32.20%
45.00% – 49.99%	1	15,000,000	0.38	5.185%	118	2.06	x	49.83%	49.83%
50.00% – 54.99%	5	335,786,386	8.49	5.799%	59	2.11	x	53.96%	53.61%
55.00% – 59.99%	6	64,703,414	1.64	5.614%	80	1.43	x	59.18%	57.05%
60.00% – 64.99%	14	347,231,247	8.78	6.231%	116	1.48	x	60.94%	59.69%
65.00% – 69.99%	19	170,473,354	4.31	5.785%	103	1.32	x	68.39%	63.55%
70.00% – 74.99%	45	787,907,008	19.93	5.787%	101	1.31	x	72.83%	67.63%
75.00% – 79.99%	65	1,396,652,993	35.33	5.752%	111	1.25	x	78.05%	75.41%
80.00% – 84.45%	34	805,204,000	20.37	5.837%	94	1.29	x	81.17%	79.58%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of LTV Ratios as of the Cut-off Date—Loan Group 1(5)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
25.15% – 44.99%	4	$16,570,996	0.57%	5.510%	86	2.10	x	34.59%	32.20%
45.00% – 49.99%	1	15,000,000	0.52	5.185%	118	2.06	x	49.83%	49.83%
50.00% – 54.99%	4	185,786,386	6.40	5.524%	60	1.63	x	54.88%	54.25%
55.00% – 59.99%	5	24,303,414	0.84	5.715%	116	1.53	x	59.22%	53.56%
60.00% – 64.99%	12	336,828,504	11.61	6.245%	116	1.48	x	60.95%	59.83%
65.00% – 69.99%	14	110,983,787	3.82	5.776%	112	1.31	x	68.69%	61.59%
70.00% – 74.99%	37	662,227,913	22.82	5.805%	102	1.34	x	72.62%	66.74%
75.00% – 79.99%	39	1,047,576,993	36.10	5.773%	112	1.27	x	78.00%	75.14%
80.00% – 84.45%	21	502,460,000	17.32	5.681%	107	1.25	x	81.78%	79.73%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of LTV Ratios as of the Cut-off Date—Loan Group 2(5)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
32.19% – 44.99%	4	$13,936,064	1.33%	5.350%	116	1.54	x	37.99%	0.00%
50.00% – 54.99%	1	150,000,000	14.26	6.140%	58	2.70	x	52.82%	52.82%
55.00% – 59.99%	1	40,400,000	3.84	5.554%	58	1.37	x	59.15%	59.15%
60.00% – 64.99%	2	10,402,744	0.99	5.767%	117	1.46	x	60.52%	55.04%
65.00% – 69.99%	5	59,489,568	5.66	5.801%	87	1.34	x	67.83%	67.20%
70.00% – 74.99%	8	125,679,095	11.95	5.690%	99	1.18	x	73.93%	72.34%
75.00% – 79.99%	26	349,076,000	33.19	5.688%	108	1.19	x	78.23%	76.22%
80.00% – 82.29%	13	302,744,000	28.79	6.096%	73	1.36	x	80.15%	79.33%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-10

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—All Mortgage Loans(5)

				Weighted Averages
Range of LTV Ratios as at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)
Fully Amortizing	4	$13,936,064	0.35%	5.350%	116	1.54	x	37.99%	0.00%
21.39% – 44.99%	5	22,558,179	0.57	5.669%	95	1.96	x	42.54%	34.96%
45.00% – 49.99%	6	95,946,641	2.43	5.685%	115	1.36	x	66.81%	48.34%
50.00% – 54.99%	10	391,352,919	9.90	5.808%	69	1.98	x	56.84%	53.41%
55.00% – 59.99%	12	132,959,209	3.36	5.810%	96	1.42	x	62.57%	58.19%
60.00% – 64.99%	35	547,224,443	13.84	6.061%	116	1.42	x	66.28%	61.96%
65.00% – 69.99%	28	230,439,216	5.83	5.835%	107	1.24	x	73.25%	67.87%
70.00% – 74.99%	49	916,633,791	23.19	5.789%	105	1.23	x	75.81%	72.92%
75.00% – 79.99%	34	1,077,865,000	27.26	5.724%	102	1.29	x	78.31%	77.84%
80.00% – 84.45%	14	524,550,000	13.27	5.843%	94	1.35	x	81.70%	81.70%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—Loan Group 1(5)

				Weighted Averages
Range of LTV Ratios as at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)
21.39% – 44.99%	5	$22,558,179	0.78%	5.669%	95	1.96	x	42.54%	34.96%
45.00% – 49.99%	6	95,946,641	3.31	5.685%	115	1.36	x	66.81%	48.34%
50.00% – 54.99%	8	235,050,175	8.10	5.593%	74	1.53	x	59.33%	53.86%
55.00% – 59.99%	11	92,559,209	3.19	5.922%	112	1.44	x	64.07%	57.77%
60.00% – 64.99%	32	533,084,509	18.37	6.069%	116	1.42	x	66.25%	61.99%
65.00% – 69.99%	22	156,580,487	5.40	5.813%	116	1.21	x	75.21%	68.08%
70.00% – 74.99%	27	662,442,791	22.83	5.818%	105	1.25	x	75.51%	72.81%
75.00% – 79.99%	17	820,550,000	28.28	5.739%	101	1.31	x	78.13%	77.65%
80.00% – 84.45%	9	282,966,000	9.75	5.584%	119	1.31	x	83.16%	83.16%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—Loan Group 2(5)

				Weighted Averages
Range of LTV Ratios as at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)
Fully Amortizing	4	$13,936,064	1.33%	5.350%	116	1.54	x	37.99%	0.00%
50.97% – 54.99%	2	156,302,744	14.86	6.132%	60	2.64	x	53.11%	52.74%
55.00% – 59.99%	1	40,400,000	3.84	5.554%	58	1.37	x	59.15%	59.15%
60.00% – 64.99%	3	14,139,934	1.34	5.771%	116	1.43	x	67.45%	61.12%
65.00% – 69.99%	6	73,858,729	7.02	5.882%	88	1.31	x	69.08%	67.41%
70.00% – 74.99%	22	254,191,000	24.17	5.715%	107	1.19	x	76.60%	73.23%
75.00% – 79.99%	17	257,315,000	24.47	5.675%	103	1.19	x	78.88%	78.42%
80.00%	5	241,584,000	22.97	6.146%	66	1.39	x	80.00%	80.00%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-11

Range of Cut-off Date Balances—All Mortgage Loans

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1,381,317 – 4,999,999	64	$230,571,127	5.83%	5.828%	112	1.38	x	70.79%	65.43%
5,000,000 – 9,999,999	57	409,552,400	10.36	5.806%	108	1.34	x	72.41%	67.58%
10,000,000 – 14,999,999	28	340,025,616	8.60	5.795%	104	1.33	x	74.62%	71.01%
15,000,000 – 19,999,999	13	218,927,510	5.54	5.840%	96	1.35	x	72.61%	69.57%
20,000,000 – 24,999,999	8	177,250,000	4.48	5.750%	95	1.27	x	77.87%	76.16%
25,000,000 – 29,999,999	4	111,250,000	2.81	5.749%	73	1.22	x	73.54%	70.98%
30,000,000 – 34,999,999	3	93,000,000	2.35	5.684%	94	1.46	x	75.53%	66.11%
35,000,000 – 39,999,999	1	38,500,000	0.97	5.606%	119	1.09	x	77.95%	77.95%
40,000,000 – 44,999,999	2	84,900,000	2.15	5.674%	90	1.36	x	66.70%	62.15%
45,000,000 – 54,999,999	1	54,070,000	1.37	5.438%	117	1.01	x	78.05%	78.05%
55,000,000 – 249,000,000	16	2,195,418,809	55.53	5.851%	100	1.42	x	72.53%	71.04%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of Cut-off Date Balances—Loan Group 1

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1,381,317 – 4,999,999	48	$174,068,320	6.00%	5.858%	116	1.38	x	70.90%	63.51%
5,000,000 – 9,999,999	42	306,150,247	10.55	5.806%	112	1.37	x	71.76%	65.69%
10,000,000 – 14,999,999	14	166,460,616	5.74	5.830%	98	1.34	x	72.88%	67.83%
15,000,000 – 19,999,999	8	134,110,000	4.62	5.853%	98	1.40	x	69.60%	66.69%
20,000,000 – 24,999,999	4	87,800,000	3.03	5.710%	102	1.25	x	79.96%	77.93%
25,000,000 – 29,999,999	4	111,250,000	3.83	5.749%	73	1.22	x	73.54%	70.98%
30,000,000 – 34,999,999	3	93,000,000	3.20	5.684%	94	1.46	x	75.53%	66.11%
40,000,000 – 44,999,999	1	44,500,000	1.53	5.782%	119	1.36	x	73.55%	64.86%
55,000,000 – 249,000,000	13	1,784,398,809	61.49	5.798%	107	1.33	x	73.26%	71.42%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of Cut-off Date Balances—Loan Group 2

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1,750,000 – 4,999,999	16	$56,502,807	5.37%	5.734%	100	1.35	x	70.46%	72.41%
5,000,000 – 9,999,999	15	103,402,153	9.83	5.808%	98	1.26	x	74.32%	73.49%
10,000,000 – 14,999,999	14	173,565,000	16.50	5.761%	109	1.31	x	76.29%	74.07%
15,000,000 – 19,999,999	5	84,817,510	8.06	5.820%	93	1.25	x	77.38%	74.13%
20,000,000 – 24,999,999	4	89,450,000	8.51	5.789%	87	1.28	x	75.82%	74.43%
35,000,000 – 39,999,999	1	38,500,000	3.66	5.606%	119	1.09	x	77.95%	77.95%
40,000,000 – 44,999,999	1	40,400,000	3.84	5.554%	58	1.37	x	59.15%	59.15%
45,000,000 – 54,999,999	1	54,070,000	5.14	5.438%	117	1.01	x	78.05%	78.05%
55,000,000 – 204,000,000	3	411,020,000	39.08	6.085%	67	1.82	x	69.36%	69.36%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-12

Range of Current Occupancy Rates(1)(4)—All Mortgage Loans

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
31.3% – 69.9%	17	$280,749,033	7.10%	5.668%	71	1.50	x	61.93%	57.08%
70.0% – 74.9%	9	150,908,433	3.82	5.890%	63	1.32	x	77.51%	74.25%
75.0% – 79.9%	14	276,798,207	7.00	6.031%	81	2.11	x	62.56%	58.98%
80.0% – 84.9%	15	77,735,275	1.97	5.940%	108	1.49	x	72.25%	68.13%
85.0% – 89.9%	20	299,530,743	7.58	5.709%	80	1.43	x	72.22%	71.23%
90.0% – 94.9%	57	735,447,263	18.60	5.726%	103	1.28	x	74.93%	73.31%
95.0% – 100.0%	154	2,132,296,508	53.93	5.845%	112	1.29	x	74.86%	72.28%

Total/Weighted Average:	286	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of Current Occupancy Rates(1)(4)—Loan Group 1

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
31.3% – 69.9%	15	$277,779,456	9.57%	5.665%	70	1.51	x	61.82%	57.03%
70.0% – 74.9%	8	144,908,433	4.99	5.906%	61	1.30	x	78.01%	74.62%
75.0% – 79.9%	11	115,175,785	3.97	5.904%	111	1.41	x	73.82%	65.37%
80.0% – 84.9%	10	47,604,099	1.64	5.887%	112	1.64	x	67.77%	64.11%
85.0% – 89.9%	14	279,011,901	9.62	5.697%	79	1.43	x	72.09%	71.19%
90.0% – 94.9%	28	319,900,464	11.02	5.746%	112	1.36	x	74.45%	72.79%
95.0% – 100.0%	95	1,717,357,854	59.18	5.827%	118	1.29	x	74.45%	71.18%

Total/Weighted Average:	181	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of Current Occupancy Rates(1)(4)—Loan Group 2

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
49.2% – 69.9%	2	$2,969,577	0.28%	5.980%	116	1.32	x	72.25%	61.49%
70.0% – 74.9%	1	6,000,000	0.57	5.500%	116	1.79	x	65.36%	65.36%
75.0% – 79.9%	3	161,622,422	15.37	6.121%	59	2.61	x	54.54%	54.42%
80.0% – 84.9%	5	30,131,177	2.86	6.024%	101	1.24	x	79.34%	74.48%
85.0% – 89.9%	6	20,518,842	1.95	5.876%	94	1.42	x	74.05%	71.90%
90.0% – 94.9%	29	415,546,799	39.51	5.710%	97	1.21	x	75.30%	73.72%
95.0% – 100.0%	59	414,938,654	39.45	5.920%	86	1.32	x	76.52%	76.99%

Total/Weighted Average:	105	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-13

Range of Years Built/Renovated(1)(7)—All Mortgage Loans

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1910 to 1969	21	$109,932,550	2.78%	5.964%	92	1.37	x	73.82%	71.39%
1970 to 1979	24	406,065,001	10.27	5.725%	123	1.22	x	79.80%	77.75%
1980 to 1989	47	492,455,005	12.46	5.757%	104	1.34	x	74.67%	73.01%
1990 to 1999	51	882,262,969	22.32	5.887%	115	1.33	x	72.08%	70.48%
2000 to 2007	143	2,062,749,938	52.18	5.811%	90	1.44	x	71.50%	68.18%

Total/Weighted Average:	286	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Range of Years Built/Renovated(1)(7)—Loan Group 1

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1928 to 1969	5	$22,314,296	0.77%	5.949%	106	1.32	x	66.43%	58.40%
1970 to 1979	17	371,386,732	12.80	5.733%	124	1.21	x	80.50%	78.31%
1980 to 1989	32	353,553,742	12.18	5.722%	107	1.37	x	72.93%	71.12%
1990 to 1999	37	711,370,769	24.52	5.941%	116	1.36	x	71.19%	69.12%
2000 to 2007	90	1,443,112,453	49.73	5.761%	96	1.36	x	72.20%	67.85%

Total/Weighted Average:	181	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

Range of Years Built/Renovated(1)(7)—Loan Group 2

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
1910 to 1969	16	$87,618,253	8.33%	5.968%	89	1.39	x	75.70%	74.70%
1970 to 1979	7	34,678,269	3.30	5.641%	109	1.30	x	72.35%	71.73%
1980 to 1989	15	138,901,263	13.21	5.845%	96	1.27	x	79.11%	77.82%
1990 to 1999	14	170,892,199	16.25	5.662%	107	1.19	x	75.76%	76.44%
2000 to 2007	53	619,637,485	58.92	5.928%	78	1.62	x	69.87%	68.94%

Total/Weighted Average:	105	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-14

Prepayment Protection as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
Defeasance	157	$2,605,871,491	65.91%	5.810%	108	1.33	x	74.24%	71.93%
Yield Maintenance	28	1,009,263,605	25.53	5.864%	85	1.52	x	69.97%	68.55%
Yield Maintenance then Yield Maintenance or Defeasance(8)	6	208,904,621	5.28	5.711%	84	1.46	x	70.14%	69.69%
Yield Maintenance or Defeasance	2	94,859,629	2.40	5.767%	119	1.13	x	75.33%	49.00%
Defeasance then Yield Maintenance or Defeasance	2	19,591,117	0.50	5.717%	116	1.39	x	71.00%	65.84%
Defeasance then 1% or Defeasance	1	8,575,000	0.22	5.920%	57	1.23	x	68.71%	68.71%
Defeasance then Yield Maintenance	1	6,400,000	0.16	5.550%	116	1.37	x	79.21%	79.21%

Total/Weighted Average:	197	$3,953,465,462	100.00%	5.817%	101	1.38	x	72.94%	70.37%

Prepayment Protection as of the Cut-off Date—Loan Group 1

			% of Initial Loan Group 1 Balance	Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
Defeasance	111	$2,143,579,021	73.87%	5.820%	109	1.33	x	74.30%	71.72%
Yield Maintenance	17	451,603,605	15.56	5.738%	97	1.36	x	68.35%	65.56%
Yield Maintenance then Yield Maintenance or Defeasance(8)	6	208,904,621	7.20	5.711%	84	1.46	x	70.14%	69.69%
Yield Maintenance or Defeasance	2	94,859,629	3.27	5.767%	119	1.13	x	75.33%	49.00%
Defeasance then Yield Maintenance or Defeasance	1	2,791,117	0.10	5.997%	117	2.35	x	25.15%	21.39%

Total/Weighted Average:	137	$2,901,737,992	100.00%	5.798%	106	1.34	x	73.06%	69.83%

A-3-15

Prepayment Protection as of the Cut-off Date—Loan Group 2

			% of Initial Loan Group 2 Balance	Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(5)		Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity(5)(6)
Yield Maintenance	11	$557,660,000	53.02%	5.966%	75	1.64	x	71.29%	70.97%
Defeasance	46	462,292,470	43.96	5.760%	100	1.29	x	73.98%	72.92%
Defeasance then Yield Maintenance or Defeasance	1	16,800,000	1.60	5.670%	116	1.23	x	78.61%	73.22%
Defeasance then 1% or Defeasance	1	8,575,000	0.82	5.920%	57	1.23	x	68.71%	68.71%
Defeasance then Yield Maintenance	1	6,400,000	0.61	5.550%	116	1.37	x	79.21%	79.21%

Total/Weighted Average:	60	$1,051,727,470	100.00%	5.868%	87	1.48	x	72.62%	71.88%

A-3-16

FOOTNOTES FOR ANNEX A-3

(1)

Because this table is presented at the mortgaged property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related loan documents) for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)

Thirty-three mortgaged properties, securing approximately 15.90% of the Initial Pool Balance and 21.67% of the Initial Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be “anchored” or “shadow anchored.”

(3)	“NRA” means net rentable area and is applicable with respect to retail, office, industrial, self storage, mixed use and other properties.

(4)

Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement. For purposes of the information presented, a Mortgaged Property is, in some cases, considered “occupied” by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(5)

In the case of certain mortgage loans, the DSCR and/or LTV ratio was calculated taking into account a holdback amount, letter of credit and/or sponsor guarantee or was calculated based on assumptions regarding the future financial performance of the related mortgage property on a stabilized basis. For information regarding adjustments to the calculations see “Description of the Mortgage Loans—Performance Escrows; Adjustments to DSCR and/or LTV Ratio.”

(6)	Excludes Fully Amortizing mortgage loans.

(7)	Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(8)	Includes four mortgage loans, representing approximately 0.61% of the Initial Pool Balance and 0.83% of the Initial Group 1 Balance, which have no lockout period and are immediately prepayable.

A-3-17

ANNEX A-4

CLASS A-AB PLANNED PRINCIPAL BALANCE

Distribution Date	Ending Balance ($)
June 2007	54,898,000.00
July 2007	54,898,000.00
August 2007	54,898,000.00
September 2007	54,898,000.00
October 2007	54,898,000.00
November 2007	54,898,000.00
December 2007	54,898,000.00
January 2008	54,898,000.00
February 2008	54,898,000.00
March 2008	54,898,000.00
April 2008	54,898,000.00
May 2008	54,898,000.00
June 2008	54,898,000.00
July 2008	54,898,000.00
August 2008	54,898,000.00
September 2008	54,898,000.00
October 2008	54,898,000.00
November 2008	54,898,000.00
December 2008	54,898,000.00
January 2009	54,898,000.00
February 2009	54,898,000.00
March 2009	54,898,000.00
April 2009	54,898,000.00
May 2009	54,898,000.00
June 2009	54,898,000.00
July 2009	54,898,000.00
August 2009	54,898,000.00
September 2009	54,898,000.00
October 2009	54,898,000.00
November 2009	54,898,000.00
December 2009	54,898,000.00
January 2010	54,898,000.00
February 2010	54,898,000.00
March 2010	54,898,000.00
April 2010	54,898,000.00
May 2010	54,898,000.00
June 2010	54,898,000.00
July 2010	54,898,000.00
August 2010	54,898,000.00
September 2010	54,898,000.00
October 2010	54,898,000.00
November 2010	54,898,000.00
December 2010	54,898,000.00
January 2011	54,898,000.00
February 2011	54,898,000.00
March 2011	54,898,000.00
April 2011	54,898,000.00
May 2011	54,898,000.00
June 2011	54,898,000.00
July 2011	54,898,000.00
August 2011	54,898,000.00
September 2011	54,898,000.00
October 2011	54,898,000.00

Distribution Date	Ending Balance ($)
November 2011	54,898,000.00
December 2011	54,898,000.00
January 2012	54,898,000.00
February 2012	54,898,000.00
March 2012	54,898,000.00
April 2012	54,294,006.37
May 2012	53,174,376.35
June 2012	52,158,890.16
July 2012	51,021,636.64
August 2012	49,982,277.16
September 2012	48,937,702.34
October 2012	47,768,877.11
November 2012	46,713,195.04
December 2012	45,533,566.89
January 2013	44,460,134.65
February 2013	43,386,948.25
March 2013	41,952,077.02
April 2013	40,866,298.97
May 2013	39,656,712.90
June 2013	38,559,412.06
July 2013	37,338,618.87
August 2013	36,229,681.05
September 2013	35,115,176.55
October 2013	33,877,651.03
November 2013	32,751,339.06
December 2013	31,502,329.55
January 2014	30,502,329.55
February 2014	29,502,329.55
March 2014	28,290,510.78
April 2014	27,155,425.41
May 2014	25,900,174.49
June 2014	24,753,096.15
July 2014	23,486,180.85
August 2014	22,326,990.74
September 2014	21,161,984.92
October 2014	19,877,633.34
November 2014	18,700,338.20
December 2014	17,404,034.02
January 2015	16,214,327.83
February 2015	15,018,652.70
March 2015	13,479,459.05
April 2015	12,270,060.54
May 2015	10,942,532.58
June 2015	9,720,405.03
July 2015	8,380,496.80
August 2015	7,145,514.15
September 2015	5,904,335.21
October 2015	4,545,897.56
November 2015	3,291,674.80
December 2015	1,920,550.72
January 2016	653,154.95
February 2016	—

A-4-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-5

WELLPOINT OFFICE TOWER MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Date	Ending Balance ($)	Principal ($)
0	3/1/2007	120,000,000.00	—
1	4/1/2007	119,947,239.00	52,761.00
2	5/1/2007	119,874,180.42	73,058.58
3	6/1/2007	119,820,768.27	53,412.15
4	7/1/2007	119,747,076.29	73,691.99
5	8/1/2007	119,693,006.33	54,069.95
6	9/1/2007	119,638,656.56	54,349.78
7	10/1/2007	119,564,052.50	74,604.06
8	11/1/2007	119,509,035.35	55,017.15
9	12/1/2007	119,433,782.10	75,253.25
10	1/1/2008	119,331,934.68	101,847.42
11	2/1/2008	119,229,560.17	102,374.51
12	3/1/2008	119,086,846.42	142,713.75
13	4/1/2008	118,983,203.52	103,642.91
14	5/1/2008	118,859,160.64	124,042.87
15	6/1/2008	118,754,339.40	104,821.24
16	7/1/2008	118,629,150.30	125,189.10
17	8/1/2008	118,523,138.69	106,011.61
18	9/1/2008	118,416,578.44	106,560.25
19	10/1/2008	118,289,697.72	126,880.72
20	11/1/2008	118,181,929.35	107,768.37
21	12/1/2008	118,053,873.43	128,055.92
22	1/1/2009	117,895,612.93	158,260.50
23	2/1/2009	117,736,533.39	159,079.54
24	3/1/2009	117,517,664.19	218,869.20
25	4/1/2009	117,356,628.67	161,035.53
26	5/1/2009	117,175,167.70	181,460.97
27	6/1/2009	117,012,359.66	162,808.04
28	7/1/2009	116,829,174.47	183,185.18
29	8/1/2009	116,664,575.82	164,598.65
30	9/1/2009	116,499,125.32	165,450.50
31	10/1/2009	116,313,369.69	185,755.63
32	11/1/2009	116,146,101.61	167,268.09
33	12/1/2009	115,958,577.92	187,523.69
34	1/1/2010	115,736,876.19	221,701.73
35	2/1/2010	115,514,027.09	222,849.10
36	3/1/2010	115,232,171.40	281,855.68
37	4/1/2010	115,006,710.32	225,461.09
38	5/1/2010	114,760,882.67	245,827.64
39	6/1/2010	114,532,982.54	227,900.14
40	7/1/2010	114,284,782.31	248,200.23
41	8/1/2010	114,054,418.22	230,364.09
42	9/1/2010	113,822,861.93	231,556.29
43	10/1/2010	113,571,105.18	251,756.75
44	11/1/2010	113,337,047.61	234,057.57
45	12/1/2010	113,082,857.75	254,189.87
46	1/1/2011	112,790,125.53	292,732.22
47	2/1/2011	112,495,878.34	294,247.19
48	3/1/2011	112,143,766.66	352,111.68
49	4/1/2011	112,143,766.66	—
50	5/1/2011	112,143,766.66	—
51	6/1/2011	112,143,766.66	—
52	7/1/2011	112,143,766.66	—
53	8/1/2011	112,143,766.66	—
54	9/1/2011	112,143,766.66	—
55	10/1/2011	112,143,766.66	—
56	11/1/2011	112,143,766.66	—

A-5-1

Period	Date	Ending Balance ($)	Principal ($)
57	12/1/2011	112,143,766.66	—
58	1/1/2012	112,143,766.66	—
59	2/1/2012	112,143,766.66	—
60	3/1/2012	112,143,766.66	—
61	4/1/2012	112,143,766.66	—
62	5/1/2012	112,143,766.66	—
63	6/1/2012	112,143,766.66	—
64	7/1/2012	112,143,766.66	—
65	8/1/2012	112,143,766.66	—
66	9/1/2012	112,143,766.66	—
67	10/1/2012	112,143,766.66	—
68	11/1/2012	112,143,766.66	—
69	12/1/2012	112,143,766.66	—
70	1/1/2013	112,143,766.66	—
71	2/1/2013	112,143,766.66	—
72	3/1/2013	112,143,766.66	—
73	4/1/2013	112,143,766.66	—
74	5/1/2013	112,143,766.66	—
75	6/1/2013	112,143,766.66	—
76	7/1/2013	112,143,766.66	—
77	8/1/2013	112,143,766.66	—
78	9/1/2013	112,143,766.66	—
79	10/1/2013	112,143,766.66	—
80	11/1/2013	112,143,766.66	—
81	12/1/2013	112,143,766.66	—
82	1/1/2014	112,143,766.66	—
83	2/1/2014	112,143,766.66	—
84	3/1/2014	112,143,766.66	—
85	4/1/2014	112,143,766.66	—
86	5/1/2014	112,143,766.66	—
87	6/1/2014	112,143,766.66	—
88	7/1/2014	112,143,766.66	—
89	8/1/2014	112,143,766.66	—
90	9/1/2014	112,143,766.66	—
91	10/1/2014	112,143,766.66	—
92	11/1/2014	112,143,766.66	—
93	12/1/2014	112,143,766.66	—
94	1/1/2015	112,143,766.66	—
95	2/1/2015	112,143,766.66	—
96	3/1/2015	112,143,766.66	—
97	4/1/2015	112,143,766.66	—
98	5/1/2015	112,143,766.66	—
99	6/1/2015	112,143,766.66	—
100	7/1/2015	112,143,766.66	—
101	8/1/2015	112,143,766.66	—
102	9/1/2015	112,143,766.66	—
103	10/1/2015	112,143,766.66	—
104	11/1/2015	112,143,766.66	—
105	12/1/2015	112,143,766.66	—
106	1/1/2016	112,143,766.66	—
107	2/1/2016	112,143,766.66	—
108	3/1/2016	112,143,766.66	—
109	4/1/2016	112,143,766.66	—
110	5/1/2016	112,143,766.66	—
111	6/1/2016	112,143,766.66	—
112	7/1/2016	112,143,766.66	—
113	8/1/2016	112,143,766.66	—
114	9/1/2016	112,143,766.66	—
115	10/1/2016	112,143,766.66	—
116	11/1/2016	112,143,766.66	—
117	12/1/2016	112,143,766.66	—

A-5-2

Period	Date	Ending Balance ($)	Principal ($)
118	1/1/2017	112,143,766.66	—
119	2/1/2017	112,143,766.66	—
120	3/1/2017	112,143,766.66	—
121	4/1/2017	112,143,766.66	—
122	5/1/2017	112,143,766.66	—
123	6/1/2017	112,143,766.66	—
124	7/1/2017	112,143,766.66	—
125	8/1/2017	112,143,766.66	—
126	9/1/2017	112,143,766.66	—
127	10/1/2017	112,143,766.66	—
128	11/1/2017	112,143,766.66	—
129	12/1/2017	112,143,766.66	—
130	1/1/2018	112,143,766.66	—
131	2/1/2018	112,143,766.66	—
132	3/1/2018	112,143,766.66	—
133	4/1/2018	112,143,766.66	—
134	5/1/2018	112,143,766.66	—
135	6/1/2018	112,143,766.66	—
136	7/1/2018	112,143,766.66	—
137	8/1/2018	112,143,766.66	—
138	9/1/2018	112,143,766.66	—
139	10/1/2018	112,143,766.66	—
140	11/1/2018	112,143,766.66	—
141	12/1/2018	112,143,766.66	—
142	1/1/2019	112,143,766.66	—
143	2/1/2019	112,143,766.66	—
144	3/1/2019	112,143,766.66	—
145	4/1/2019	112,143,766.66	—
146	5/1/2019	112,143,766.66	—
147	6/1/2019	112,143,766.66	—
148	7/1/2019	112,143,766.66	—
149	8/1/2019	112,143,766.66	—
150	9/1/2019	112,143,766.66	—
151	10/1/2019	112,143,766.66	—
152	11/1/2019	112,143,766.66	—
153	12/1/2019	—	112,143,766.66

A-5-3

ANNEX A-6

BEST BUY STEVENS POINT WISCONSIN MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Date	Ending Balance ($)	Principal ($)
0	01/01/2007	4,125,000.00	—
1	02/01/2007	4,121,079.40	3,920.60
2	03/01/2007	4,115,264.24	5,815.16
3	04/01/2007	4,111,297.84	3,966.40
4	05/01/2007	4,106,688.89	4,608.95
5	06/01/2007	4,102,682.15	4,006.74
6	07/01/2007	4,098,033.98	4,648.17
7	08/01/2007	4,093,986.53	4,047.45
8	09/01/2007	4,089,920.04	4,066.49
9	10/01/2007	4,085,213.77	4,706.27
10	11/01/2007	4,081,106.00	4,107.76
11	12/01/2007	4,076,359.61	4,746.39
12	01/01/2008	4,072,210.19	4,149.42
13	02/01/2008	4,068,041.26	4,168.94
14	03/01/2008	4,062,618.06	5,423.20
15	04/01/2008	4,058,404.00	4,214.06
16	05/01/2008	4,053,554.26	4,849.75
17	06/01/2008	4,049,297.56	4,256.70
18	07/01/2008	4,044,406.36	4,891.20
19	08/01/2008	4,040,106.63	4,299.73
20	09/01/2008	4,035,786.67	4,319.96
21	10/01/2008	4,030,833.96	4,952.71
22	11/01/2008	4,026,470.38	4,363.58
23	12/01/2008	4,021,475.25	4,995.12
24	01/01/2009	4,017,067.65	4,407.61
25	02/01/2009	4,012,639.31	4,428.34
26	03/01/2009	4,006,363.38	6,275.93
27	04/01/2009	4,001,884.69	4,478.70
28	05/01/2009	3,996,777.64	5,107.05
29	06/01/2009	3,992,253.85	4,523.79
30	07/01/2009	3,987,102.95	5,150.89
31	08/01/2009	3,982,533.65	4,569.30
32	09/01/2009	3,977,942.86	4,590.80
33	10/01/2009	3,972,726.81	5,216.05
34	11/01/2009	3,968,089.88	4,636.93
35	12/01/2009	3,962,828.98	5,260.90
36	01/01/2010	3,958,145.49	4,683.49
37	02/01/2010	3,953,439.97	4,705.52
38	03/01/2010	3,946,912.50	6,527.46
39	04/01/2010	3,942,154.14	4,758.37
40	05/01/2010	3,936,775.16	5,378.97
41	06/01/2010	3,931,969.11	4,806.06
42	07/01/2010	3,926,543.77	5,425.34
43	08/01/2010	3,921,689.58	4,854.19
44	09/01/2010	3,916,812.56	4,877.02
45	10/01/2010	3,911,318.22	5,494.34
46	11/01/2010	3,906,392.41	4,925.81
47	12/01/2010	3,900,850.63	5,541.78

A-6-1

Period	Date	Ending Balance ($)	Principal ($)
48	01/01/2011	3,895,875.57	4,975.05
49	02/01/2011	3,890,877.12	4,998.46
50	03/01/2011	3,884,083.82	6,793.29
51	04/01/2011	3,879,029.89	5,053.93
52	05/01/2011	3,873,363.55	5,666.35
53	06/01/2011	3,868,259.19	5,104.36
54	07/01/2011	3,862,543.81	5,715.38
55	08/01/2011	3,857,388.55	5,155.26
56	09/01/2011	3,852,209.04	5,179.51
57	10/01/2011	3,846,420.59	5,788.45
58	11/01/2011	3,841,189.49	5,231.11
59	12/01/2011	3,835,350.87	5,838.61
60	01/01/2012	3,830,067.69	5,283.18
61	02/01/2012	3,824,759.66	5,308.03
62	03/01/2012	3,818,265.84	6,493.82
63	04/01/2012	3,812,902.28	5,363.55
64	05/01/2012	3,806,934.89	5,967.39
65	06/01/2012	3,801,518.04	5,416.86
66	07/01/2012	3,795,498.82	6,019.22
67	08/01/2012	3,790,028.16	5,470.65
68	09/01/2012	3,784,531.77	5,496.39
69	10/01/2012	3,778,435.22	6,096.55
70	11/01/2012	3,772,884.30	5,550.93
71	12/01/2012	3,766,734.72	6,149.57
72	01/01/2013	3,761,128.75	5,605.97
73	02/01/2013	3,761,128.75	—
74	03/01/2013	3,761,128.75	—
75	04/01/2013	3,761,128.75	—
76	05/01/2013	3,761,128.75	—
77	06/01/2013	3,761,128.75	—
78	07/01/2013	3,761,128.75	—
79	08/01/2013	3,761,128.75	—
80	09/01/2013	3,761,128.75	—
81	10/01/2013	3,761,128.75	—
82	11/01/2013	3,761,128.75	—
83	12/01/2013	3,761,128.75	—
84	01/01/2014	3,761,128.75	—
85	02/01/2014	3,761,128.75	—
86	03/01/2014	3,761,128.75	—
87	04/01/2014	3,761,128.75	—
88	05/01/2014	3,761,128.75	—
89	06/01/2014	3,761,128.75	—
90	07/01/2014	3,761,128.75	—
91	08/01/2014	3,761,128.75	—
92	09/01/2014	3,761,128.75	—
93	10/01/2014	3,761,128.75	—
94	11/01/2014	3,761,128.75	—
95	12/01/2014	3,761,128.75	—
96	01/01/2015	3,761,128.75	—
97	02/01/2015	3,761,128.75	—
98	03/01/2015	3,761,128.75	—

A-6-2

Period	Date	Ending Balance ($)	Principal ($)
99	04/01/2015	3,761,128.75	—
100	05/01/2015	3,761,128.75	—
101	06/01/2015	3,761,128.75	—
102	07/01/2015	3,761,128.75	—
103	08/01/2015	3,761,128.75	—
104	09/01/2015	3,761,128.75	—
105	10/01/2015	3,761,128.75	—
106	11/01/2015	3,761,128.75	—
107	12/01/2015	3,761,128.75	—
108	01/01/2016	3,761,128.75	—
109	02/01/2016	3,755,496.41	5,632.34
110	03/01/2016	3,748,697.79	6,798.63
111	04/01/2016	3,743,006.97	5,690.82
112	05/01/2016	3,736,721.38	6,285.59
113	06/01/2016	3,730,974.22	5,747.16
114	07/01/2016	3,724,633.85	6,340.37
115	08/01/2016	3,718,829.83	5,804.02
116	09/01/2016	3,712,998.50	5,831.32
117	10/01/2016	3,706,576.30	6,422.20
118	11/01/2016	3,700,687.33	5,888.97
119	12/01/2016	3,694,209.08	6,478.25
120	01/01/2017	—	3,694,209.08

A-6-3

ANNEX A-7

CLASS XP REFERENCE RATE SCHEDULE

Distribution Date	Reference Rate	Distribution Date	Reference Rate
June 2007	5.95520%	December 2010	5.74820%
July 2007	5.76230%	January 2011	5.74900%
August 2007	5.95530%	February 2011	5.74900%
September 2007	5.95530%	March 2011	5.75010%
October 2007	5.76230%	April 2011	5.94190%
November 2007	5.95530%	May 2011	5.74840%
December 2007	5.76230%	June 2011	5.94190%
January 2008	5.95530%	July 2011	5.74840%
February 2008	5.76310%	August 2011	5.94190%
March 2008	5.76160%	September 2011	5.94190%
April 2008	5.95530%	October 2011	5.74780%
May 2008	5.76230%	November 2011	5.94120%
June 2008	5.95530%	December 2011	5.74540%
July 2008	5.76230%	January 2012	5.93500%
August 2008	5.95530%	February 2012	5.74890%
September 2008	5.95530%	March 2012	5.74960%
October 2008	5.76230%	April 2012	5.92060%
November 2008	5.95530%	May 2012	5.72910%
December 2008	5.74250%	June 2012	5.92060%
January 2009	5.74330%	July 2012	5.72910%
February 2009	5.74310%	August 2012	5.92060%
March 2009	5.76090%	September 2012	5.92060%
April 2009	5.92780%	October 2012	5.72910%
May 2009	5.73580%	November 2012	5.92060%
June 2009	5.92930%	December 2012	5.72910%
July 2009	5.75400%	January 2013	5.72990%
August 2009	5.94760%	February 2013	5.72990%
September 2009	5.94760%	March 2013	5.72780%
October 2009	5.75400%	April 2013	5.92060%
November 2009	5.94760%	May 2013	5.72910%
December 2009	5.75400%	June 2013	5.92060%
January 2010	5.75480%	July 2013	5.72840%
February 2010	5.75480%	August 2013	5.92060%
March 2010	5.75070%	September 2013	5.92060%
April 2010	5.94380%	October 2013	5.72910%
May 2010	5.75010%	November 2013	5.92060%
June 2010	5.94360%	December 2013	5.72910%
July 2010	5.74820%	January 2014	5.72990%
August 2010	5.94160%	February 2014	5.73360%
September 2010	5.94160%	March 2014	5.73150%
October 2010	5.74820%	April 2014	5.92430%
November 2010	5.94160%	May 2014	5.73280%

A-7

ANNEX B

DESCRIPTION OF TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

Mortgage Loan Information

Loan Seller:	BCRE

Loan Purpose:	Acquisition

Original Principal Balance(1):	$249,000,000

Cut-off Date Principal Balance(1):	$249,000,000

% of Initial UPB:	6.30%

Interest Rate:	6.3530%

Payment Date:	5th of each month

First Payment Date:	March 5, 2007

Maturity Date:	February 5, 2017

Amortization:	Interest Only

Call Protection:	Lockout until the date that is the earlier to occur of: (i) two years after the securitization of the last note or (ii) four years after the loan origination date, then defeasance is permitted. On or after August 5, 2016, prepayment permitted without penalty.

Sponsor:	George Gellert and Jared Kushner

Additional Financing:	Yes(1)(2)

Borrower:	666 Fifth Associates LLC

Lockbox:	Hard

Initial Reserves:	Rollover/Interest Reserve:	$100,000,000(3)

	Tax Reserve:	$3,600,000

	Insurance Reserve:	$1,990,000

Monthly Reserves:	Taxes:	1/12th of Annual Taxes

	Insurance:	Springing(3)

	Rollover/Interest Reserve:	Springing(3)

	Replacement Reserve:	$19,370(3)
(1)

The total balance of the 666 Fifth Avenue loan is $1,215,000,000 as of the Cut-off Date (“Whole Loan”), and consists of eight pari passu notes: Note A-1 with a Cut-off Date Balance of $124,500,000, Note A-2 with a Cut-off Date Balance of $124,500,000 (Note A-1 and Note A-2 are both included in the trust fund and collectively represent the 666 Fifth Avenue Loan and are also referred to herein as the trust mortgage assets (“TMA”)), Note A-3 with a Cut-off Date Balance of $197,500,000 (which is not included in the trust fund), Note A-4 with a Cut-off Date Balance of $197,500,000 (which is not included in the trust fund), Note A-5 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund), Note A-6 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund), Note A-7 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund) and Note A-8 with a Cut-off Date Balance of $142,750,000 (which is not included in the trust fund). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 666 Fifth Avenue Loan are based on the Whole Loan. However, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 are not included in this transaction and no Certificates represent any interest in Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8.

(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness” below.
(3)	See “Reserves” below.

Financial Information(1)

Cut-off Date Balance PSF:	$836

Balloon Balance PSF:	$836

LTV:	60.75%

Balloon LTV:	60.75%

UW DSCR(2):	1.46x
(1)	Calculations exclude the Fifth Avenue Retail Space (as defined below under “The Property”).
(2)

The UW DSCR is based on underwritten cash flows which were derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the UW DSCR will be negatively affected. The “As-Is” DSCR calculated based on the rent roll dated January 11, 2007 including rent steps through 2007 is 0.65x.

Property Information(1)

Single Asset / Portfolio:	Single Asset

Property Type:	Office, Class “A”

Collateral:	Fee Simple

Location:	New York, NY

Year Built / Renovated:	1957/1999

Total Area(2):	1,454,110 square feet

Property Management:	Tishman Speyer Properties L.P.

Occupancy (as of 01/11/2007)(1):	98.3%

	As-Is	As- Underwritten(3)

UW Net Operating Income:	$53,516,237	$118,617,233

UW Net Cash Flow:	$50,635,019	$114,381,673

Appraised Value(1):	$2,000,000,000

Appraisal Date:	March 1, 2007
(1)	Calculations exclude the Fifth Avenue Retail Space (as defined below under “The Property”).
(2)

The square footage consists of office space (1,367,545 square feet), retail/storage space (69,087 square feet) and parking (17,478 square feet). Excludes the Fifth Avenue Retail Space (as defined below under “The Property”) which consists of an additional 95,513 square feet.

(3)	Based on underwritten cash flows, which were derived based upon certain assumptions, including that all leases were marked to current market rental rates.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

Financial Information(1)
Underwritten

Effective Gross Income	$157,016,346

Total Expenses	$ 38,399,113

Net Operating Income (NOI)	$118,617,233

Cash Flow (CF)	$114,381,673

DSCR on NOI	1.52x

DSCR on CF	1.46x
(1)

The DSCR on NOI and DSCR on CF are based on underwritten cash flows which were derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved upon lease rollover, the DSCR on NOI and DSCR on CF will be negatively affected. The “As-Is” DSCR on CF is calculated based on the rent roll dated January 11, 2007 including rent steps through 2007 is 0.65x.

Significant Tenants(1)
Tenant	NRSF	% NRSF	Rent PSF	Potential Rent	% of Potential Rent	Lease Expiration	Ratings (S/F/M)

Citibank N.A.(2)	365,070	25.1%	$44.47	$16,234,522	23.2%	08/31/2014	AA/AA+/Aa1

Orrick, Herrington & Sutcliffe	239,464	16.5	$44.79	10,725,722	15.3	03/31/2010	Not Rated

Fulbright & Jaworski L.L.P.	139,177	9.6	$51.93	7,228,117	10.3	12/31/2016	Not Rated

Total:	743,711	51.1%		$34,188,360	48.8%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)

Citibank N.A. has 17 different leases that expire between August 31, 2007 and August 31, 2014. 77,806 square feet will expire in 2007, 75,596 square feet will expire in 2009, and 211,668 square feet will expire in 2014.

Lease Rollover Schedule(1) (2)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Total Base Rent
2007	18	281,321	19.3%	281,321	19.3%	$9,199,779	13.1%
2008	11	62,877	4.3	344,198	23.7%	$2,235,726	3.2%
2009	12	99,663	6.9	443,861	30.5%	$4,636,362	6.6%
2010	29	402,840	27.7	846,701	58.2%	$21,696,353	31.0%
2011	12	94,207	6.5	940,908	64.7%	$5,943,103	8.5%
2013	2	1,248	0.1	942,156	64.8%	$85,318	0.1%
2014	15	213,418	14.7	1,155,574	79.5%	$10,307,537	14.7%
2015	1	50	0.0	1,155,624	79.5%	$750	0.0%
2016	16	180,112	12.4	1,335,736	91.9%	$10,022,453	14.3%
2017	2	3,364	0.2	1,339,100	92.1%	$316,518	0.5%
> 2017	6	89,424	6.1	1,428,524	98.2%	$5,534,841	7.9%
MTM	3	1,392	0.1	1,429,916	98.3%	$73,682	0.1%
Vacant	—	24,194	1.7	1,454,110	100.0%	$—	—

Total:	127	1,454,110	100.0%

(1)	Information obtained from underwritten rent roll.
(2)	Assumes no tenant exercises an early termination option, if applicable.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

666 Fifth Avenue Loan

The Loan.    The 666 Fifth Avenue loan (the “666 Fifth Avenue Loan”) is secured by a first priority mortgage on the borrower’s fee simple interest in a 39-story, 1,454,110 square foot Class “A” multi-tenant office tower occupying a full block front site on Fifth Avenue between 52nd and 53rd Streets in Midtown Manhattan’s Plaza District (the “666 Fifth Avenue Property”). The 666 Fifth Avenue Loan is part of a $1,215,000,000 mortgage loan (the “First Mortgage Loan” or the “Whole Loan”) that was co-originated by BCRE and UBS Real Estate Investments Inc. (“UBSREI”). UBSREI subsequently sold its interest in the 666 Fifth Avenue Loan to BCRE, which is the sole loan seller with respect to this loan. The First Mortgage Loan has a Cut-off Date Balance of $1,215,000,000 and consists of the 666 Fifth Avenue Loan and six pari passu loans with an aggregate Cut-off Date Balance of $966,000,000. The respective rights of the holders of the pari passu notes evidencing the Whole Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—666 Fifth Avenue Whole Loan” in the offering prospectus.

The Borrower.    The borrower is a single-purpose, bankruptcy remote entity owned and controlled by George Gellert and Jared Kushner (together, the “Sponsors”). The borrower has two independent directors in its ownership structure and has delivered a non-consolidation opinion in connection with the origination of the 666 Fifth Avenue Loan. George Gellert is the managing member of the borrower.

Jared Kushner is a principal of the New York division of Kushner Companies. Kushner Companies is a private real estate organization involved in the ownership, development, redevelopment and management of single and multifamily housing, commercial, retail, industrial and hotel properties throughout the Northeast and Mid-Atlantic regions. Headquartered in Florham Park, New Jersey, with executive offices in Manhattan, the company manages its residential and commercial portfolios through its corporate offices and operating divisions. These include Westminster Management LLC, the residential management arm; Westminster Communities LLC, the construction division; Kushner Properties, the commercial leasing and management division; Westminster Hospitality, the hotel division; Westminster Capital Corp., which coordinates financing for the firm; and various acquisition and land development teams. Principals of the Kushner Companies are involved in ownership of in excess of 25,000 apartment units; the Kushner Companies’ commercial portfolio consists of nearly 6.5 million square feet of office, industrial and retail space and thousands of acres of land suitable for development. Properties are located in New Jersey, New York, Pennsylvania, Maryland and Delaware. George Gellert is a real estate developer and the president and chairman of the board of Atalanta Corporation, a food importer and international trading company located in Elizabeth, New Jersey.

The Property.    The 666 Fifth Avenue Property is a 39-story office building containing approximately 1,549,623 rentable square feet which includes 1,367,545 square feet of office space, 95,513 square feet of retail space (the “Fifth Avenue Retail Space”), 69,087 square feet of other retail/storage space (the “Other Retail Space”) and 17,478 square feet of parking with valet parking for 90 cars (the “Parking Garage Space”). The Fifth Avenue Retail Space is currently occupied by the NBA Store, Brooks Brothers and Hickey Freeman. The 666 Fifth Avenue Property has been institutionally owned and maintained since its construction and underwent approximately $40 million of extensive renovation and expansion in 1999. The renovations included new retail stores and a glass façade for the entire first and second floors. Renovations since 1999 have included a $1.7 million low-rise, freight and loading dock elevator modernization project, as well as a $2.1 million replacement of the building’s main electrical switchboards, an electrical capacity upgrade, full sidewalk replacement, lobby renovation to create the Hickey Freeman retail space and a $2.3 million HVAC upgrade that included installation of a building management system.

Significant Tenants.    As of January 11, 2007, the 666 Fifth Avenue Property, excluding the Fifth Avenue Retail Space, was 98.3% occupied by 47 tenants. The three largest tenants are as follows:

Citibank, N.A. (“Citibank”) (rated “AA” by S&P, “AA+” by Fitch and “Aa1” by Moody’s) occupies 365,070 square feet (25.1% of the total square footage). Citibank occupies space in portions of the 3rd through 7th and 10th floors and the

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

entire 12th and 13th floors. Citibank is the largest operating subsidiary of Citigroup Inc. (NYSE: “C”). Citigroup is ranked 8th in the 2006 Fortune 500 and has 3,000 bank branches and consumer finance offices in the United States and Canada, plus an additional 2,000 locations in approximately 100 other countries. Citigroup is a diversified financial services company engaged in providing consumer product offerings, including banking services, credit cards and loans. Citigroup is divided into three major business groups: Global Consumer, Global Wealth Management and Corporate and Investment Banking. 666 Fifth Avenue is home to Citigroup’s Private Banking division, part of its Global Wealth Management division and other related financial activities. Citibank leases certain signage rights on the north, west and south sides of the 666 Fifth Avenue Property through August 2009. Citibank is the largest tenant and has been at the 666 Fifth Avenue Property since 1989.

Orrick, Herrington & Sutcliffe (“Orrick”) occupies 239,464 square feet (16.5% of the total square footage) with space in portions of the sub-basement, 2nd and 10th floors and the entire 16th through 23rd floors. Orrick is a full-service, approximately 980 attorney law firm that was formed in San Francisco in 1863. Orrick has 18 offices in 7 countries. According to the American Lawyer, Orrick is ranked first in both asset-backed finance and municipal finance, as well as among the top 10 in project finance. Orrick has approximately 200 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since 1995.

Fulbright & Jaworski L.L.P. (“Fulbright”) occupies 139,177 square feet (9.6% of the total square footage) with space in portions of the 10th and 35th floors and the entire 24th and 30th through 33rd floors. Founded in 1919, Fulbright is one of the largest law firms in the nation, comprising approximately 1000 attorneys in sixteen offices worldwide in 50 integrated practice areas. Fulbright was ranked 32nd in the 2005 AmLaw 100. Fulbright has approximately 140 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since 1992.

The Market.    According to Cushman & Wakefield, New York City had an estimated overall employment growth in 2006 of 1.2% or a gain of about 50,000 jobs. Employment in the financial activities sector grew by 2.1% in 2006 following a similar increase in 2005. Professional and business services and the information sector had employment growth of 1.5% and 1.4%, respectively. Job gains in these sectors contributed to a surge in demand for office space which resulted in falling vacancies and increasing rents in Manhattan’s commercial real estate market.

According to Cushman & Wakefield, falling vacancies across property types has led to increasing developer interest, though development remains severely constrained by the scarcity of available sites, particularly for office product. Currently, the biggest project in New York City is the rebuilding of the World Trade Center (“WTC”) site which is fully funded and proceeding on schedule. All five buildings planned for the site are expected to be delivered by 2012, including the 2.6 million sq. ft. Freedom Tower. In addition to the WTC sites, there are currently only three other office projects under construction or near completion, the Bank of America and the New York Times building, both in the Times Square area, and the new Goldman Sachs headquarters in Downtown.

According to Cushman & Wakefield, Midtown’s overall vacancy rate significantly decreased throughout 2006, from 7.8% in the first quarter down to fourth quarter’s 6.4%, its lowest rate since before September 11, 2001. Direct office vacancy ended the year at a rate of 4.7%. Rents throughout Midtown soared with overall asking rents rising on average $12 per sq. ft., an increase of approximately 25.0%. Reflecting the high demand for quality space throughout Midtown, overall asking rents for high quality space ranged from $105 per sq. ft. to $175 per sq. ft., with roughly 60% of the spaces starting at $120 per sq. ft. The shortage of high quality space combined with strong demand from financial services and law firm requirements drove the average class A direct asking rent higher to $69.43 per sq. ft., up 28.0% since year-end 2005. Midtown’s year–to-date leasing activity totaled 18.7 million sq. ft., with almost 4.0 million sq. ft. of newly leased space this quarter, 4.7% higher than year-end 2005. Financial services continued to drive the market comprising roughly 33.0% of leasing followed by legal services at almost 12.0%.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

Lockbox/Cash Management.    The borrower has instructed tenants at the 666 Fifth Avenue Property to deposit rents into a mortgagee controlled account. Cash management is in effect.

Property Management.    The 666 Fifth Avenue Property is managed by Tishman Speyer Properties L.P. (“Tishman”), which is not affiliated with the borrower. Tishman is one of the leading owners, developers, fund managers and operators of first-class real estate in New York City. Since its inception, Tishman has managed a portfolio of assets of more than 77 million square feet in major metropolitan areas across the United States, Europe, Latin America and Asia. Some of the properties under the management of Tishman in New York City include Rockefeller Center (12 buildings), MetLife building, Chrysler Center and Peter Cooper Village/Stuyvesant Town.

Reserves.    $100,000,000 was deposited with mortgagee in the Rollover/Interest Reserve to pay: (i) tenant improvements and leasing commissions at the 666 Fifth Avenue Property and (ii) debt service shortfalls under the First Mortgage Loan or the Senior Mezzanine Loan (as defined below).

The borrower is required to make monthly deposits in an amount equal to 1/12th of the amount that the mortgagee estimates will be payable during the next twelve months for taxes. For 2007, the borrower is required to make monthly deposits of $1,800,000 for taxes. In addition, the borrower is required to make monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve). In addition, the borrower is required to make monthly deposits into the Replacement Reserve in an amount equal to one-twelfth of $0.15 per square foot of net rentable square feet at the 666 Fifth Avenue Property. The borrower is also required to deposit to the Rollover/Interest Reserve all lease termination payments received by the borrower prior to July 1, 2008.

If the Fifth Avenue Retail Space is released prior to July 1, 2008, the borrower is required to deposit $105,000,000 with mortgagee less $2,500,000 for each full calendar month (if any) that the release occurs prior to the July 1, 2008, and on July 1, 2008, the borrower is required to deposit such amount as is necessary to cause a reserve (the “Ongoing Reserve”) to contain $105,000,000.

In the event that the Fifth Avenue Retail Space is not released prior to July 1, 2008, the borrower is required to deposit such amount as is necessary to cause the balance of the Ongoing Reserve to equal $105,000,000; provided, however, such $105,000,000 will be (i) reduced by any amounts then on deposit in the Rollover/Interest Reserve (which amounts are required to be transferred into the Ongoing Reserve) and (ii) increased by the positive difference, if any, obtained by subtracting (a) the portion of the Rollover/Interest Reserve disbursed by lender prior to July 1, 2008 for tenant improvements and leasing commissions from (b) $20,000,000.

Current Mezzanine or Subordinate Indebtedness.    At origination, BCRE provided a $200 million mezzanine loan (the “Junior Mezzanine Loan”) to the indirect equity owner of the borrower. In addition, the equity owner of the borrower obtained a $335,000,000 mezzanine loan (the “Senior Mezzanine Loan”) from BCRE and UBSREI. The holders of the Junior Mezzanine Loan and the Senior Mezzanine Loan are subject to an intercreditor agreement with the mortgagee.

Future Mezzanine or Subordinate Indebtedness.    Provided that the Junior Mezzanine Loan has been paid in full, the owners of the beneficial interest in the borrower may incur additional junior indebtedness, provided, among other things: (a) the amount of such additional junior indebtedness is either (i) reasonably acceptable to the mortgagee or (ii) in an amount that when added to the then outstanding principal balance of the First Mortgage Loan and the outstanding balance

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR:	1.46x
	TMA LTV:	60.75%

of the Senior Mezzanine Loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; the mortgagee must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

Property Release.    The borrower is permitted, after the later to occur of (i) the Condominium Conversion Date (as defined below) and (ii) the expiration of the defeasance lockout period, to obtain the release of the Parking Garage Space and/or the Other Retail Space pursuant to a partial defeasance of a portion of the 666 Fifth Avenue Loan in an amount equal to $8,550,000 with respect to the Parking Garage Space and $95,000,000 with respect to the Other Retail Space, provided, among other things: (a) any net proceeds from the sale of the Fifth Avenue Retail Space have been used to pay down the Senior Mezzanine Loan and any proceeds remaining, if applicable, have been used to pay down the Junior Mezzanine Loan, and (b) after giving effect to such release, the DSCR for the 666 Fifth Avenue Property remaining after the release is at least equal to the DSCR for the 666 Fifth Avenue Property (including the release parcel) for the 12 months immediately preceding the release.

The borrower is also permitted to obtain the release of the Fifth Avenue Retail Space on or after the Condominium Conversion Date (as defined below) upon the payment in full of the Senior Mezzanine Loan, provided, among other things: (a) in the event that such release occurs prior to July 1, 2008, the borrower has delivered to the mortgagee an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, (b) the borrower under the Junior Mezzanine Loan has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue Retail Space, a portion of the Junior Mezzanine Loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue Retail Space, the entire balance of the Junior Mezzanine Loan and (c) with respect to the remaining portion of the 666 Fifth Avenue Property (not including the Fifth Avenue Retail Space), the loan-to-value ratio (including any remaining principal balance of the Junior Mezzanine Loan, if applicable) is not more than 89%. The "Condominium Conversion Date" is the date on which the 666 Fifth Avenue Property has been converted to a condominium form of ownership.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

666 Fifth Avenue	TMA Balance:	$249,000,000
	TMA DSCR(1):	1.46x
	TMA LTV(1):	60.75%

666 Fifth Avenue
666 Fifth Avenue
New York, NY 10103
Central Park
Boat House
Children's Zoo
Wollman Rink
Columbus Circle
Central Park South
Central Park West
Upper East Side
Lenox Hill Hospital
Whitney Mus. of American Art
HUNTER COLLEGE
Madison Ave
Park Ave
Lexington Ave
5th Ave
Plaza Hotel
Carnegie Hall
Trump Tower
Midtown
Citicorp Center
East Side
Radio City Music Hall
St. Patrick's Cathedral
Rockefeller Center
West Side
Lyceum Theatre
Times Square
Grand Central Terminal
United Nations
Bryant Park
New York Public Library
Chrysler Bldg.
Queens-Midtown Tunnel
FDR Drive
Roosevelt Island
Queens
East River
Garment District
Herald Square
Empire State Bldg.
Madison Square Garden
General Post Office
Murray Hill
NYU Medical Center
Bellevue Hospital
BARUCH COLLEGE
Broadway
8th Ave
7th Ave
6th Ave
3rd Ave
2nd Ave
Park Ave South
Hudson River
Long Island City
Upper West Side
Queensboro Bridge
Roosevelt Island
West Side
Lincoln Tunnel
Chelsea
Hoboken
NEW JERSEY
Greenwich Village
SoHo
Holland Tunnel
Canal St
E Houston St
Delancey St
FDR Drive

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Mortgage Loan Information

Loan Seller:	GECC

Loan Purpose:	Refinance

Original Principal Balance:	$225,000,000

Cut-off Date Principal Balance:	$225,000,000

% of Initial UPB:	5.69%

Interest Rate:	5.6445%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On or after October 1, 2016, prepayment can be made without penalty.

Sponsor:	Simon Property Group, L.P.

Borrower:	Galleria at Wolfchase, LLC

Additional Financing(1):	Future Mezzanine

Lockbox:	Hard

Initial Reserves:	None

Monthly Reserves:	None

Financial Information

Cut-off Date Balance PSF:	$573

Balloon Balance PSF:	$573

LTV:	79.11%

Balloon LTV:	79.11%

UW DSCR:	1.23x

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail – Super Regional Mall

Collateral:	Fee Simple

Location:	Memphis, TN

Year Built/Renovated:	1997/NAP

Total Area:	392,400 sq. ft.

Property Management:	Simon Management Associates, LLC

Occupancy (as of 02/07/2007):	96.1%

Underwritten Net Cash Flow:	$15,774,999

Appraised Value:	$284,400,000

Appraisal Date:	April 1, 2007

(1)	See “Future Mezzanine or Subordinated Indebtedness” below.

Wolfchase Galleria Gross Leasable Area Summary
Component	NRSF	% NRSF	Site Area	Fee Owned
Dillard’s	203,943		13.7	Yes
Macy’s	252,720		13.0	Yes
JC Penney	144,047		9.9	Yes
Sears	160,938		11.8	Yes
Total Anchor GLA	761,648	59.9%	48.4
In-line	352,727
Kiosks & ATM	1,080
Food Court	7,544
Cinema	31,049
Total Mall Shop GLA	392,400	30.9%	63.0
Storage	2,082	0.2%
Out-lot GLA	114,400	9.0%		Yes
Total Center GLA	1,270,530	100.0%	111.4
Total Owned GLA	392,400	30.9%	63.0

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Financial Information
	Full Year (12/31/2004)	Full Year (12/31/2005)	Full Year (12/31/2006)	Underwritten
Effective Gross Income	$22,187,500	$22,584,403	$23,660,656	$25,383,893
Total Expenses	$8,347,341	$8,550,989	$8,858,226	$9,142,651
Net Operating Income (NOI)	$13,840,159	$14,033,414	$14,802,430	$16,241,242
Cash Flow (CF)	$13,840,159	$14,033,414	$14,802,430	$15,774,999
DSCR on NOI	1.07x	1.09x	1.15x	1.26x
DSCR on CF	1.07x	1.09x	1.15x	1.23x

Significant Tenants (1)
Tenant	NRSF	%NRSF	Rent PSF	Lease Expiration	Ratings (S/F/M)	Sales/PSF(2)(3)

Malco Theatres	31,049	7.9%	$13.53	02/28/2017	Not Rated	$136,616

The Finish Line	21,912	5.6%	$19.99	02/29/2012	Not Rated	$269

Victoria’s Secret	13,300	3.4%	$36.00	02/28/2009	BBB/NR/Baa2	$708

Pottery Barn	10,413	2.7%	$17.86(4)	02/28/2009	Not Rated	$179

The Gap	9,713	2.5%	$37.05	04/30/2011	BB+/BB+/Ba1	$288
(1)	Information obtained from the underwriter’s Rent Roll except for Ratings and unless otherwise stated Credit Ratings are of the parent company whether or not the parent guarantees the lease.
(2)	In the case of Malco Theatres, sales are per screen.
(3)	For the twelve months ended December 31, 2006.
(4)	Pottery Barn pays percentage rent at 10% of monthly gross sales until sales are greater than $2,375,000. Rent shown hereby represents amounts for the twelve months ended December 31, 2006.

In-Line Tenants Summary Information (1)
2006 Sales PSF (WA)	Occ. Cost as % of Sales (WA)
$404	14.5%
(1)	These inline tenants represent all tenants occupying less than 10,000 sq. ft.

Lease Rollover Schedule(1)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Base Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	5	6,642	1.7%	6,642	1.7%	$311,925	2.3%	2.3%
2008	10	24,593	6.3	31,235	8.0%	$914,963	6.6	8.9%
2009	20	80,578	20.5	111,813	28.5%	$2,190,095	15.9	24.8%
2010	11	24,368	6.2	136,181	34.7%	$1,114,488	8.1	32.9%
2011	8	25,678	6.5	161,859	41.2%	$977,142	7.1	40.0%
2012	15	52,648	13.4	214,507	54.7%	$1,876,868	13.6	53.6%
2013	7	12,809	3.3	227,316	57.9%	$585,282	4.2	57.8%
2014	10	31,550	8.0	258,866	66.0%	$1,102,554	8.0	65.8%
2015	3	5,577	1.4	264,443	67.4%	$291,762	2.1	68.0%
2016	4	14,037	3.6	278,480	71.0%	$451,296	3.3	71.2%
2017	28	93,543	23.8	372,023	94.8%	$3,682,070	26.7	98.0%
> 2017	2	4,898	1.2	376,921	96.1%	$207,443	1.5	99.5%
MTM	1	180	0.0	377,101	96.1%	$75,000	0.5	100.0%
Vacant	—	15,299	3.9	392,400	100.0%	$—	—	—

Total:	124	392,400	100.0%
(1)	Information obtained from the Underwritten Rent Roll.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

The Wolfchase Galleria Loan

The Loan.    The Wolfchase Galleria Loan is a $225.0 million, ten-year interest only, fixed rate loan secured by a first mortgage on a two-story super regional mall containing 392,400 gross leasable sq. ft. located in Memphis, Shelby County, Tennessee.

The Borrower.    The borrower is Galleria at Wolfchase, LLC, a Delaware limited liability company is a single purpose, bankruptcy-remote entity with at least two Independent Managers for which a non-consolidation opinion has been provided.

Simon Property Group, L.P. (NYSE: SPG) is the sponsor and is one of the largest publicly traded retail real estate companies in North America with a total market capitalization of approximately $48 billion. Headquartered in Indianapolis, Indiana, Simon Property Group L.P., is engaged in the ownership, development and management of retail real estate, primarily regional malls, Premium Outlet Centers and community/lifestyle centers. Through its subsidiary partnership, Simon Property Group, L.P. currently owns or has an interest in 285 properties in the United States containing an aggregate of 201 million sq. ft. of gross leasable area in 38 states plus Puerto Rico. Simon Property Group, L.P. also holds interests in 53 European shopping centers in France, Italy and Poland; five Premium Outlet Centers in Japan; and one Premium Outlet Center in Mexico. As of December 31, 2006, Simon reported a net income of $620 million and revenue of $3.3 billion.

The Property.    The collateral for the Wolfchase Galleria Loan is a two-story, enclosed super regional mall in Memphis, Tennessee. Built in 1997, the Wolfchase Galleria Property contains a total of 1.27 million of sq. ft. and is situated on 111.40 acres of land of which 392,400 sq. ft. or 63 acres are included in the subject collateral. The Wolfchase Galleria Property is anchored by Dillard’s, Macy’s, JC Penney and Sears. All four anchors own their stores and the underlying land, but participate in common area maintenance. Furthermore, the property is surrounded by several outlots that are also separately owned. Outlot tenants include J. Alexander’s, Starbuck’s, Logan’s Roadhouse, First Tennessee Bank, Bed Bath & Beyond, Barnes & Noble, Red Lobster, Bob Evans Farms, The Olive Garden, T.G.I. Friday’s, Bahama Breeze and Great Wall Restaurant.

The collateral tenancy consists of approximately 124 tenants, ranging in size from 150-160 sq. ft. (kiosk) to 31,049 sq. ft. (cinema). Well-known mall tenants (5,000+ sq. ft. ) include The Finish Line, Victoria’s Secret, Pottery Barn, The Gap, Abercrombie & Fitch, FYE, Express Men/Women, Brooks Brothers, Hollister, New York & Company, Forever 21, American Eagle, The Children’s Place, Lane Bryant, Sephora, Banana Republic, and Waldenbooks. There are 5,630 surface parking spaces for the entire mall, resulting in a parking ratio of 4.88 spaces per 1,000 sq. ft. including the non-collateral space.

Significant Tenants.    As of February 7, 2007 the Wolfchase Galleria was 96.1% occupied among 124 tenants and the four largest tenants, comprising 19.5% of the space, are described below:

Malco Theatres (not rated) occupies 31,049 sq. ft. (7.9% of sq. ft. and 2.9% of income) under two 20-year leases expiring in February 2017 with two 5-year renewal options at the annual rent of $480,000 for the first and $510,000 for the second option. Malco Theatres, Inc., a family owned, fourth generation business founded in 1918 by M. A. Lightman, is headquartered in Memphis, Tennessee. Malco Theatres, Inc. operates 37 sites with over 280 screens in five states including Arkansas, Kentucky, Mississippi, Missouri and Tennessee. Malco Theatres, Inc. reported sales of $136,616 per screen in 2006.

The Finish Line (NASDAQ: “FINL”, not rated) occupies 21,912 sq. ft. (5.6% of sq. ft. and 3.1% of income) under a 15-year lease expiring in February 2012. The Finish Line sells athletic and casual brand name footwear through nearly 670 Finish Line stores in 48 states, and about 60 Man Alive hip-hop inspired stores in 14 states. The Finish Line reported revenue of $1.3 billion for fiscal year ended February 2006 which is up 11.9% from the prior year. The Finish Line reported sales of $269 per sq. ft. in 2006.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Victoria’s Secret occupies 13,300 sq. ft. (3.4% of sq. ft. and 3.3% of income) under a 12-year lease expiring in February 2009. Victoria’s Secret, a subsidiary of Limited Brands (NYSE: “LTD”, rated “BBB” by S&P and “Baa2” by Moody’s), is a retailer of women’s intimate apparel, operating about 1,000 Victoria’s Secret lingerie stores in the United States. Victoria’s Secret reported sales of $708 per sq. ft. in 2006.

Pottery Barn (not rated) occupies 10,413 sq. ft. (2.7% of sq. ft. and percentage rent at 10% of monthly gross sales until sales is greater than $2,375,000) under a 12-year lease expiring in February 2009. Pottery Barn is one of five retailer concepts for the home by Williams-Sonoma, Inc. (NYSE: “WSM”), a specialty retailer of products for the home in the United States. As of January 28, 2007, Williams-Sonoma, Inc. operated 588 retail stores, seven mail order catalogs, and six e-commerce websites in 44 states and Washington, D.C. as well as in Canada. Pottery Barn was founded by Charles E. Williams in 1956 and is headquartered in San Francisco, California. Pottery Barn reported sales of $179 per sq. ft. in 2006.

The Gap (NYSE: “GPS” rated “BB+” by S&P, “BB+” by Fitch and “Ba1” by Moody’s) occupies 9,713 sq. ft. (2.5% of sq. ft. and 2.5% of income) under a 14-year lease expiring in April 2011. The company has built its brand on basic, casual styles for men, women, and children. The company also owns chains Banana Republic, Old Navy and Forth & Towne. Gap runs 3,100-plus stores worldwide. Other chains include GapBody, GapKids and babyGap; each chain also has its own online websites. The Gap reported revenue of $16.02 billion for fiscal year ended January 2006. The Gap reported sales of $288 per sq. ft. in 2006.

The Market.    The Wolfchase Galleria Property is located in the City of Memphis, Shelby County, Tennessee at the intersection of North Germantown Parkway and Interstate 40, approximately 15 miles east of the Memphis downtown central business district. The collateral has convenient accessibility via the regional interstate network and local arterials. The immediate neighborhood is comprised of a concentration of commercial developments along North Germantown Parkway and U.S. Highway 64 with the Wolfchase Galleria being the dominant retail development in the area.

The Wolfchase Galleria Property is located within the Memphis Tennessee-Arkansas-Mississippi metropolitan statistical area, an eight county area, with a reported 2005 population of 1.2 million. For 2006 the population within five, ten and fifteen-mile radius of the Wolfchase Galleria Property was 139,575, 380,582 and 795,405. During the same period, the average household income within a five, ten and fifteen-mile radius of the Wolfchase Galleria Property was $81,552, $82,130, and $67,576. The average household income for the Memphis metropolitan statistical area is $51,081.

Wolfchase Galleria has a stable operating performance as evidenced by its high occupancy level of 96.1% and mall shop sales of $404 per sq. ft for tenants under 10,000 sq. ft. In addition, the Wolfchase Galleria Property is the only shopping center within its competitive set that has four department store anchors. Wolfchase Galleria belongs to the Memphis Metro market and the Raleigh/Bartlett submarket. According to the fourth quarter 2006 REIS report, the Raleigh/Bartlett submarket inventory consists of 6,285,000 sq. ft. of neighborhood and community shopping centers with an average vacancy rate of 11.5%. The primary competitive set contains an inventory of 1,905,915 sq. ft. mall shop space (excludes anchors), with occupancy ranging from 90% to 96% and rents ranging from $18.00 per sq. ft. to $40.00 per sq. ft.
The following chart indicates the competitive set:

Competitive Set
Competitor	SF	Distance From Mall	Anchors
Oak Court Mall	852,000	9.5 miles	Macy’s, Dillard’s
Avenue Carriage Crossing	788,300	14.0 miles	Parisian, Dillard’s, Linens N Things, Barnes & Noble
Hickory Ridge Mall	855,234	13.0 miles	Macy’s, Sears, Dillard’s
Raleigh Springs Mall	917,553	8.0 miles	Sears, Malco Theatres

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Property Management.    The Wolfchase Galleria Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Lockbox.    The Wolfchase Galleria Loan is structured with a hard lockbox. Tenants make required lease payments directly into a lockbox account, and, prior to the occurrence of an event of default under the Wolfchase Galleria Loan documents, the mortgagee transfers amounts in the lockbox daily to an account designated by borrower (other than a $20,000 reserve fund). Upon the occurrence and continuation of an event of default under the Wolfchase Galleria Loan documents, the mortgagee’s obligations to effect such transfers are suspended.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The borrower has the option to obtain a mezzanine loan secured by a pledge or any or all of its direct or indirect ownership interests without lender approval provided that: (i) no event of default have occurred or is continuing; (ii) combined loan-to-value ratio does not exceed 80%; (iii) combined debt service coverage ratio is greater than or equal to 1.10x; (iv) the mezzanine lender must satisfy institutional lender criteria specified in the loan documents; and (v) other terms as stated in the loan documents.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wolfchase Galleria	Balance:	$225,000,000
	DSCR:	1.23x
	LTV:	79.11%

Wolfchase Galleria
2760 North Germantown Parkway
Memphis, TN 38133
Millington
Bartlett
Lakeland
Memphis
Cordova
East Memphis
SHELBY COUNTY
Germantown
Collierville
Old Brownsville Rd
Quail Ridge Golf Course
Bartlett Park
Stonebridge Golf Course
The Commons Shopping Ctr.
Colonial Country Club
Dexter Rd
SW TENNESSEE COMMUNITY COLLEGE
Walnut Grove Rd
Dog and Equestrian Area
Shelby Farms
Baptist Memorial Hospital
Shady Grove Rd
Agricenter International
Germantown Country Club
Cameron Brown Park
Nashoba Rd
Poplar Ave
St. Francis Hospital
Germantown Community Hospital
Memphis Intl. Airport 9 miles
Knight Arnold Rd
Winchester Rd
Cross Creek Shopping Ctr.
Hickory Ridge Mall
Southwind Golf Course
The Village Shops of Forest Hills
Ridgeway Country Club
Wyndyke Country Club
Nonconnah Pkwy
Mike Rose Soccer Complex
Houston Levee Rd
Berryhill Rd
Germantown Pkwy
Whitten Rd
Canada Rd
Covington Pike
Park Ave
Kirby Pkwy
Johnson Rd
Hacks Cross Rd
Poplar Pike
ARKANSAS
TENNESSEE
MISSISSIPPI
Memphis
West Memphis
Bartlett
Lakeland
Germantown
Collierville
Southaven
Olive Branch
14
204
385
70
79
40
15
64
177
193
240
72
175

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance:	$204,000,000

Cut-off Date Principal Balance:	$204,000,000

% by Initial UPB:	5.16%

Interest Rate:	6.2400%

Payment Date:	1st of each month

First Payment Date:	June 1, 2007

Maturity Date:	May 1, 2012

Amortization:	Interest only

Call Protection(1):	Lockout for 17 payments from the loan closing date, then prepayment with the greater of yield maintenance or 1% is permitted. On or after February 1, 2012, prepayment is permitted without premium.

Sponsors:	Joel Wiener and The Praedium Fund VI, L.P.

Borrowers(2):	36 Special Purpose Entities

Additional Financing:	None

Lockbox:	Soft at closing, springing hard

Initial Reserves:	Collateral Reserve(3):	$38,000,000

	Insurance Reserve:	$334,403

	Tax Reserve:	$702,610

Monthly Reserve:	Insurance Reserve:	$37,295

	Tax Reserve:	$123,591

(1)	For additional information regarding voluntary prepayment see “Partial Prepayment and Partial Release” section herein.
(2)	Please refer to the Annex A in the accompanying prospectus supplement for specific borrower names.
(3)

At closing, the borrowers deposited $38,000,000 into the Collateral Reserve. The funds in the Collateral Reserve may be used for building and apartment unit capital improvements, provided the borrowers spend at least $10,000,000 for such improvements, and any remaining funds may be used for debt service shortfalls up to a maximum of $28,000,000. See the “Reserve” section herein for additional detail.

Financial Information

Cut-off Date Balance per Unit(1):	$188,366

Balloon Balance per Unit:	$188,366

Cut-off Date LTV(1):	80.00%

Balloon LTV:	80.00%

UW DSCR(2):	1.39x

(1)

The Cut-off Date Balance per Unit and the Cut-off Date LTV are calculated based on the $204,000,000 Cut-off Date Principal Balance. Net of the $10,000,000 capital improvement portion of the Collateral Reserve, the Cut-off Date Balance per Unit and the Cut-off Date LTV would be $179,132 and 76.08%, respectively.

(2)

UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on net cash flow as of December 31, 2006 is 0.42x and if the $10.0 million renovation portion of the Collateral Reserve is deducted from the Cut-off Date Balance, such UW DSCR would be 0.44x.

Property Information

Single Asset / Portfolio:	Portfolio

Property Type:	Multifamily

Collateral:	Fee Simple

Location:	New York City, NY

Year Built / Renovated:	Various / Various

Property Management:	Pinnacle Managing Co., LLC

Total Units:	1,083

Occupancy (as of 01/1/2007):	96.9%

Underwritten Net Cash Flow(1):	$18,001,713

Appraised Value:	$255,000,000

Appraisal Date:	March 14, 2007

(1)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on net cash flow for the trailing 12 months ending December 31, 2006 is 0.42x and if the $10.0 million renovation portion of the Collateral Reserve is deducted from the Cut-off Date Balance, such UW DSCR would be 0.44x.

Manhattan Apartment Portfolio Location Summary
No. of Buildings	No. of Residential Units	Neighborhood	Boundary
21	484	Upper West Side	Between West 100th and West 108th Streets
4	104	Morningside Heights	Between West 113th and West 115th Streets
6	311	West Harlem	Between West 127th and West 139th Streets
2	53	Hamilton Heights	Between West 147th and West 148th Streets
3	131	Washington Heights	Between West 156th and West 161st Streets

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Financial Information
	Trailing 12 (12/31/2006)	Underwritten(1)
Effective Gross Income	$11,518,930	$24,490,750
Total Expenses	$ 6,103,272	$ 6,489,037
Net Operating Income (NOI)	$ 5,415,658	$18,001,713
Cash Flow (CF)	$ 5,415,658	$18,001,713
DSCR on NOI	0.42x	1.39x
DSCR on CF	0.42x	1.39x
(1)

The Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF are based on projected cash flows for 2012, which were derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the Underwritten Effective Gross Income, Underwritten Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF will be negatively affected.

Specific Property Breakout
Property Name	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
10-16 Manhattan Avenue	41	97.6%	6	1	Retail 2-Bed 3-Bed 5-Bed	1 18 17 5	$0.00 $1,128 $976 $2,556	$2,625 $2,200 $2,600 $3,000	NAP 49% 62% 15%	27	7
5 West 101st Street	20	100.0%	5	0	1-Bed 2-Bed	10 10	$1,168 $1,133	$1,700 $2,200	31% 49%	19	1
61-63 West 104th Street	10	100.0%	4	0	1-Bed 2-Bed	5 5	$1,292 $1,338	$1,700 $2,200	24% 39%	10	0
106 West 105th Street	19	100.0%	5	0	4-Bed 5-Bed	10 9	$1,242 $1,791	$3,000 $3,000	59% 40%	17	0
109 West 105th Street	15	100.0%	5	0	1-Bed 2-Bed	13 2	$1,023 $1,135	$1,700 $2,200	40% 48%	15	0
120 West 105th Street	61	98.4%	6	1	Studio 1-Bed 2-Bed 3-Bed	1 38 17 5	$1,699 $1,356 $1,098 $729	$1,200 $1,700 $2,200 $2,600	(-42%) 20% 50% 72%	47	2
21 W. 106th Street	20	100.0%	5	0	1-Bed	20	$1,024	$1,700	40%	20	0
123 West 106th Street	10	100.0%	5	0	2-Bed	10	$1,430	$2,200	35%	10	0
125 West 106th Street	10	100.0%	5	0	2-Bed	10	$1,332	$2,200	39%	10	0
127 West 106th Street	10	100.0%	5	0	Studio 2-Bed	1 9	$1,675 $1,155	$1,200 $2,200	(-40%) 48%	9	0
165-167 Manhattan Avenue 169-171 Manhattan Avenue	49	98.0%	6	1	Studio 1-Bed 2-Bed 3-Bed	1 20 27 1	$1,750 $956 $1,208 $2,200	$1,200 $1,700 $2,200 $2,600	(-46%) 44% 45% 15%	46	0
15 West 107th Street	31	100.0%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	1 13 12 5	$339 $1,687 $800 $1,150	$1,700 $2,200 $2,600 $3,000	80% 23% 69% 62%	23	4
63 West 107th Street	19	100.0%	5	0	2-Bed 3-Bed	9 10	$1,146 $1,647	$2,200 $2,600	48% 37%	12	5
65 W 107th Street	20	90.0%	5	0	Studio 1-Bed 2-Bed 3-Bed	1 3 8 8	$1,399 $236 $1,019 $1,316	$1,200 $1,700 $2,200 $2,600	(-17%) 86% 54% 49%	10	8
67 W 107th Street	19	100.0%	5	0	Studio 2-Bed 3-Bed	1 9 9	$1,747 $1,205 $829	$1,200 $2,200 $2,600	(-46%) 45% 68%	10	7

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Specific Property Breakout (cont.)
Property Names	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
3-5 W 108th Street	24	100.0%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	1 18 4 1	$783 $951 $964 $1,072	$1,700 $2,200 $2,600 $3,000	54% 57% 63% 64%	18	4
4-6 W 108th Street	24	100.0%	6	0	2-Bed 3-Bed 4-Bed	5 13 6	$969 $786 $1,539	$2,200 $2,600 $3,000	56% 70% 49%	20	3
7-9 W 108th Street	24	100.0%	6	1	2-Bed 3-Bed 4-Bed	12 9 3	$1,098 $1,132 $1,100	$2,200 $2,600 $3,000	50% 56% 63%	22	1
8-10 W 108th Street	24	95.8%	6	0	2-Bed 3-Bed 4-Bed	2 11 11	$1,663 $922 $1,203	$2,200 $2,600 $3,000	24% 65% 60%	18	3
203 W 108th Street	20	100.0%	5	0	Studio 2-Bed 3-Bed 4-Bed	1 5 6 8	$323 $1,021 $598 $602	$1,100 $2,100 $2,500 $2,800	71% 51% 76% 79%	14	5
216 W 108th Street	15	100.0%	5	0	2-Bed 3-Bed 4-Bed	9 3 3	$977 $565 $976	$2,100 $2,500 $2,800	53% 77% 65%	13	2
627 W 113th Street	10	100.0%	5	0	1-Bed 3-Bed	9 1	$1,129 $2,638	$1,700 $2,600	34% (-1%)	8	1
302 W 114th Street	20	90.0%	5	0	Studio 1-Bed	5 15	$499 $636	$1,000 $1,500	50% 58%	18	0
312 W. 114 Street	24	95.8%	6	0	2-Bed 3-Bed	10 14	$1,021 $1,490	$1,900 $2,300	46% 35%	19	0
350 Manhattan Avenue	50	94.0%	6	1	1-Bed 2-Bed 3-Bed	9 35 6	$772 $1,130 $1,159	$1,600 $2,100 $2,600	52% 46% 55%	43	2
634 W. 135th Street	39	97.4%	6	1	Studio 1-Bed 2-Bed 3-Bed 4-Bed 5-Bed	7 6 13 6 3 4	$994 $860 $700 $937 $593 $1,015	$1,000 $1,500 $2,000 $2,400 $3,000 $3,000	1% 43% 65% 61% 80% 66%	37	1
605 W. 156th Street	43	95.3%	6	1	Studio 1-Bed 2-Bed 3-Bed	4 5 23 11	$932 $882 $1,034 $810	$1,100 $1,500 $2,200 $2,600	15% 41% 53% 69%	35	3
625 W. 156th Street	33	97.0%	8	1	1-Bed 2-Bed	1 32	$0.00 $782	$1,500 $2,200	NAP 64%	22	7
635 Riverside Drive	66	93.9%	11	1	1-Bed 2-Bed 3-Bed 4-Bed Antenna	1 43 13 9 1	$149 $1,029 $935 $670 $1,970	$1,600 $2,200 $2,600 $2,900 $1,970	91% 53% 64% 77% 0%	54	7
894 Riverside Drive	55	100.0%	6	1	Studio 1-Bed 2-Bed 3-Bed 4-Bed	2 13 9 21 10	$961 $607 $812 $716 $710	$1,100 $1,400 $2,000 $2,500 $2,800	13% 57% 59% 71% 75%	52	2
400-408 West 128th Street	57	94.7%	5	0	Studio 1-Bed 2-Bed 3-Bed	1 27 11 18	$787 $938 $806 $675	$900 $1,400 $1,800 $2,300	13% 33% 55% 71%	47	6
25-29 St. Nicholas Terrace	55	98.2%	6	1	1-Bed 2-Bed 3-Bed Retail Store	14 37 3 1	$865 $858 $963 $2,531	$1,600 $1,900 $2,500 $2,596	46% 55% 61% 3%	44	9

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Specific Property Breakout (cont.)
Property Names	Units(1)	Occupancy %	# of Stories	Elevator	Unit Type	# of Units	Average In-Place Rents	Market Rent(2)	% Below Market	# of Rent Stabilized Units	# of Rent Control Units
35 St. Nicholas Terrace	54	98.1%	6	1	1-Bed 2-Bed 3-Bed	12 41 1	$828 $960 $1,380	$1,600 $1,900 $2,400	48% 49% 43%	47	6
520 West 139th Street	41	97.6%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	5 17 14 5	$662 $693 $952 $743	$1,500 $1,900 $2,300 $3,000	56% 64% 59% 75%	30	9
287 Edgecombe Avenue	25	88.0%	6	1	Studio 3-Bed 4-Bed	1 16 8	$0.00 $563 $774	$450 $2,100 $2,500	NAP 73% 69%	16	5
291 Edgecombe Avenue	28	82.1%	6	1	1-Bed 2-Bed 3-Bed 4-Bed	3 1 16 8	$971 $1,650 $1,029 $835	$1,400 $1,700 $2,100 $2,500	31% 3% 51% 67%	20	2

Total:	1,085	96.9%		17					53.0%	882 81.3%	112 10.3%
(1)	Based on the borrower’s rent roll and includes superintendent units that are not reflected in the Annex A of the accompanying prospectus supplement.
(2)	Market rents as determined by appraiser, the Leitner Group.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Manhattan Apartment Portfolio Loan

The Loan.    The Manhattan Apartment Portfolio Loan (the “Manhattan Apartment Portfolio Loan”) is a $204.0 million five-year, interest only, fixed rate loan secured by the borrowers’ fee interest in a 36-building multifamily portfolio containing a total of 1,083 units located in New York City, New York (the “Manhattan Apartment Portfolio Properties”). The Manhattan Apartment Portfolio Loan proceeds were used to refinance the existing debt encumbering the Manhattan Apartment Portfolio Properties, fund closing costs, and provide for initial reserves. Inclusive of a minimum dedicated $10 million capital improvements portion of a $38 million Collateral Reserve escrowed at loan closing, the borrowers will maintain approximately $40.2 million of cash equity in the transaction.

The Borrowers.    There are 36 borrowers, each of which is a special purpose, bankruptcy-remote entity with two independent directors. Each borrower owns an individual property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the closing of the Manhattan Apartment Portfolio Loan. Joel Wiener, the principal of the Pinnacle Group and The Praedium Fund VI, LP are the loan sponsors.

Joel Wiener has over 50 years experience in the acquisition, development and management of residential and commercial real estate. Mr. Wiener owns 100% of the Pinnacle Group, which he founded in 1997. Through the Pinnacle Group, Mr. Wiener currently has ownership and management interests in approximately 100 buildings totaling approximately 20,000 rental apartment units in the New York City metropolitan area. For additional information regarding the Pinnacle Group, see “Risk Factors-Litigation” in the accompanying prospectus supplement.

The Praedium Fund VI, LP is owned by the Praedium Group (“Praedium”), which is an institutional real estate investment management company that specializes in opportunistic value-added investments. Founded in 1991, Praedium has launched six commingled funds to date with investments totaling $280 million to $2.5 billion. The Praedium funds’ institutional investors include public and corporate pension funds, financial institutions, insurance companies and endowments. Joel Wiener and the Praedium Group are repeat sponsors of Deutsche Bank borrowers.

The Properties. The Manhattan Apartment Portfolio Properties consist of 36 multifamily buildings (1,083 apartment units and 2 office suite units) situated between West 100th and West 161st Streets located in New York City, New York. Seventeen of the buildings contain an elevator. The Manhattan Apartment Portfolio Properties were constructed from 1900 to 1940 and in the last year and a half the sponsors has spent approximately $7.27 million on property renovations. The buildings range in height from four to 11 stories, with the majority at five or six stories. The buildings contain between ten and 66 units. As of January 1, 2007 the Manhattan Apartment Portfolio Properties exhibited an occupancy rate of 96.9%. The unit mix is as follows:

Unit Mix
Apartment Type	# of Apartments
Studio	26
1-Bed	231
2-Bed	470
3-Bed	248
4-Bed	90
5-Bed	18
Retail Store	2

As of January 1 2007, approximately 91.6% of the Manhattan Apartment Portfolio units were subject to rent regulation with 882 (81.3%) rent stabilized units and 112 (10.3%) rent controlled units. In addition, there are 35 (3.2%) occupied market rate units, 13 (1.2%) office suite units and 34 (3.1%) vacant units that have undergone or are currently undergoing

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

renovations. The current weighted average rental rate for the rent stabilized units and fair market units at the Manhattan Apartment Portfolio Properties is $1,002 per unit. As units roll, the sponsors plan on deregulating vacated units through the implementation of a significant capital improvement plan to enhance the profile of such units and raising rents to market levels, thereby increasing in cash flow and value. Historically, the sponsors’ like kind properties have experienced an annual turnover rate of approximately 10%. The sponsors project that given a 10% unit turnover rate, the Manhattan Multifamily Portfolio Properties will have a total of 442 (40.7%) rent stabilized units and 440 (40.6%) fair market units leased at an underwritten average rate of $2,913 per unit by the end of 2012. The sponsors plan to spend at least $10.0 million on common area and unit renovations. Common area renovations will include lobbies, common hallways, roofs, facades and windows. In addition, as part of ongoing unit refurbishment, the sponsors plan to gut-renovate vacated units at an estimated average cost of approximately $23,000 per unit.

Market.    The Manhattan Portfolio Properties are all located in residential neighborhoods with good access to public transportation (subway and bus lines) and local retail/commercial services. Specifically, the Manhattan Apartment Portfolio Properties are situated within walking distance to the 1, 2, 3, A, B, C and D subway lines as well as the M-4, M-5, M-11, M-15, M-18, M-60, M-101 and M-104 New York City bus lines. The surrounding neighborhoods feature the Cathedral of St. John the Divine, St. Luke’s Hospital, Columbia University, Grant’s Tomb and City College. The Manhattan Apartment Portfolio Properties are located in proximity to Central Park, St. Nicholas Park, Morningside Park and Riverside Park.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market, the largest residential market in the United States with over three million apartment units. Within New York City rental units comprise approximately 67% of the total housing inventory. According to the 2005 New York City Housing and Vacancy Survey the net vacancy for rental units within New York City was 3.1%. In 2005, 20,382 new housing units were delivered to the total New York City market, which is above the trailing four year average of 15,406 units. Rental rates increased in 2005, with REIS reporting increases of 1.2% in effective rents for the 4th quarter of 2005 and 5.4% for the year. According to the 2005 New York City Housing and Vacancy Survey the Manhattan residential market has 3,260,856 apartment units exhibiting a vacancy rate of 1.9%.

Property Management.    The Manhattan Portfolio Properties are managed by the Pinnacle Managing Co., LLC, an affiliate of one of the sponsors.

Lockbox/Cash Management.    The Manhattan Apartment Portfolio Loan is structured with a soft lockbox and springing cash management. The trigger event is (i) an event of default or (ii) if the (A) collateral reserve contains $2,500,000 or less and (B) the DSCR is not at least 1.20x.

Reserves.    At closing, the borrowers deposited $38,000,000 into the Collateral Reserve. The funds in the Collateral Reserve may be used for building and apartment unit capital improvements, provided the borrower spend at least $10,000,000 to perform such improvements, and any remaining funds may be used for debt service shortfalls up to a maximum of $28,000,000. In the event the balance of the Collateral Reserve falls below $2,500,000 and the Manhattan Apartment Portfolio Properties debt service coverage ratio is below 1.20x based on interest only payments, the borrowers will be required to make monthly deposits to the Collateral Reserve, to the extent excess cash flow exists until such time that the balance in the Collateral Reserve is at least equal to $6,000,000.

Partial Prepayment and Partial Release.    Prepayment is prohibited during the first 17 payment dates of the Manhattan Apartment Portfolio Loan term (the “Lockout Period”). During the first three years after the Lockout Period, the borrowers may prepay, during the course of each 12-month period, up to 20% of the outstanding Manhattan Apartment Portfolio Loan balance, without prepayment penalty, with no resultant collateral release. If during any of the first three years after the Lockout Period the borrowers prepay less than 20% of the outstanding Manhattan Apartment Portfolio Loan balance in any

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

such 12-month period (any such period being referred to as a ‘‘Deficiency Period’’), the borrowers’ prepayment right during the following year will be equal to the sum of 20% of the outstanding loan balance and the lesser of (i) 5% of the outstanding loan balance and (ii) the difference between 20% of the outstanding loan balance and the balance prepaid by the borrowers during the Deficiency Period.

In addition, during the first three years following the Lockout Period, the borrowers may effectuate a release of individual buildings upon payment of 115% of the allocated loan balance for the building to be released. However, the release price may be reduced to 110% of the allocated loan balance if the DSCR on the remaining Manhattan Apartment Portfolio Properties is equal to or greater than 1.20x assuming a prepayment of 110% of the allocated loan balance.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Manhattan Apartment Portfolio	Balance:	$204,000,000
	DSCR:	1.39x
	LTV:	80.00%

Manhattan Apartment Portfolio
1 10-16 Manhattan Avenue
2 5 West 101st Street
3 61-63 West 104th Street
4 106 West 105th Street
5 109 West 105th Street
6 120 West 105th Street
7 21 West 106th Street
8 123 West 106th Street
9 125 West 106th Street
10 127 West 106th Street
11 165-167 & 169-171 Manhattan Avenue
12 15 West 107th Street
13 63 West 107th Street
14 65 West 107th Street
15 67 West 107th Street
16 3-5 West 108th Street
17 4-6 West 108th Street
18 7-9 West 108th Street
19 8-10 West 108th Street
20 203 West 108th Street
21 216 West 108th Street
22 627 West 113th Street
23 302 West 114th Street
24 312 West 114th Street
25 350 Manhattan Avenue
26 634 West 135th Street
27 605 West 156th Street
28 625 West 156th Street
29 635 Riverside Drive
30 894 Riverside Drive
31 400-408 West 128th Street
32 25-29 Saint Nicholas Terrace
33 35 Saint Nicholas Terrace
34 520 West 139th Street
35 287 Edgecombe Avenue
36 291 Edgecombe Avenue
Fort George
Yeshiva University
G. Washington Bridge
Cross Bronx Expwy
High Bridge Park
Harlem River
Major Deegan
Washington Heights
W 155th St
Harlem River Drive
Yankee Stadium
Bronx
W 145th St
Manhattan
W 138th St
Harlem
Harlem Hospital
Hudson River
Henry Hudson Pkwy
Riverside Dr
Broadway
Amsterdam Ave
CUNY City College
Frederick Douglass Blvd
Lenox Ave
5th Ave
Madison Ave
Park Ave
W 125th St
Triboro Bridge
NEW JERSEY
Union Theological Seminary
Barnard College
Morningside Heights
North General Hospital
W 120th St
E 120th St
East Harlem
Columbia University
St. Luke's-Roosevelt Hospital
St Nicholas Ave
Lexington Ave
3rd Ave
2nd Ave
1st Ave
W 110th St
E 110th St
Upper West Side
Central Park
Mt. Sinai Medical Ctr.
Upper East Side
Metropolitan Hospital
W 100th St
Columbus Ave
Central Park West
W 96th St
E 96th St
East River

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Loan Information

Loan Seller:	BofA

Loan Purpose:	Refinance

Original Note A-3 Principal Balance(1):	$203,400,000

Cut-off Date Principal Balance:	$203,400,000

% of Initial UPB:	5.14%

Interest Rate:	5.7430%

Payment Date:	1st of each month

First Payment Date:	March 1, 2007

Maturity Date:	February 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from securitization closing date, then defeasance is permitted. On or after October 1, 2016, prepayment can be made without premium.

Sponsor:	Vornado Realty, L.P.

Borrower:	CESC Skyline LLC

Additional Financing:	Pari Passu Note A-1 $271,200,000
Pari Passu Note A-2 $203,400,000

TI/LC Reserve Guaranty(2):	$2,568,000

Lockbox:	Hard

Initial Reserves:	None

Monthly Reserves:	None
(1)

The total balance of the Skyline Portfolio Loan is $678,000,000 as of the Cut-off Date (“Whole Loan”), and consists of three pari passu notes, Note A-1 with a Cut-off Date Balance of $271,200,000 (which is not included in the trust fund), Note A-2 with a Cut-off Date Balance of $203,400,000 (which is not included in the trust fund) and Note A-3 with a Cut-off Date Balance of $203,400,000 (which is included in the trust fund, which represents the Skyline Portfolio Loan and which is referred to as the related trust mortgage asset (“TMA”)). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Skyline Portfolio Loan are based on the Whole Loan. However, Note A-1 and Note A-2 are not included in this transaction and no Certificate represents any interest in Note A-1 and Note A-2.

(2)	The Guarantor is Vornado Realty L.P.

Financial Information(1)

Cut-off Date Balance PSF:	$264

Balloon Balance PSF:	$264

LTV:	77.75%

Balloon LTV:	77.75%

UW DSCR:	1.24x
(1)	Unless otherwise noted, all numbers under the heading “Financial Information” are based on the Whole Loan balance as of the Cut-off Date.

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Falls Church, VA

Year Built / Renovated:	Various / NAP

Total Area:	2,566,783 square feet

Property Management:	Charles E. Smith Real Estate Services L.P.

Occupancy (as of 01/16/2007):	97.1%

Underwritten Net Cash Flow:	$49,114,387

Appraised Value:	$872,000,000

Appraisal Date:	January 2, 2007

Property Information
Property Name	Location	Year Built/ Year Renovated	Occupancy %	Occupancy Date	Net Rentable Area	Appraised Value
One Skyline Tower	Falls Church, VA	1987 / NAP	95.8%	January 16, 2007	473,350	$170,000,000
Seven Skyline Place	Falls Church, VA	2001 / NAP	100.0%	January 16, 2007	402,824	129,000,000
Six Skyline Place	Falls Church, VA	1985 / NAP	97.4%	January 16, 2007	308,533	105,000,000
Five Skyline Place	Falls Church, VA	1983 / NAP	96.4%	January 16, 2007	298,468	103,000,000
One Skyline Place	Falls Church, VA	1972 / NAP	90.0%	January 16, 2007	275,492	94,300,000
Four Skyline Place	Falls Church, VA	1982 / NAP	98.8%	January 16, 2007	267,651	91,300,000
Two Skyline Place	Falls Church, VA	1979 / NAP	97.9%	January 16, 2007	270,679	90,700,000
Three Skyline Place	Falls Church, VA	1980 / NAP	100.0%	January 16, 2007	269,786	88,700,000
Total/Wtd. Avg.:			97.1%		2,566,783	$872,000,000

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Financial Information
	Full Year (12/31/2004)	Full Year (12/31/2005)	Trailing 12 (06/30/2006)	Underwritten

Effective Gross Income	$64,252,318	$68,707,965	$71,452,098	$75,552,345

Total Expenses	$21,256,237	$22,544,462	$22,961,908	$22,554,864

Net Operating Income (NOI)	$42,996,081	$46,163,503	$48,490,190	$52,997,481

Cash Flow (CF)	$42,996,081	$46,163,503	$48,490,190	$49,114,387

DSCR on NOI	1.09x	1.17x	1.23x	1.34x

DSCR on CF	1.09x	1.17x	1.23x	1.24x

Significant Tenants(1)
Tenant	Ratings S&P/ Fitch/Moody’s	Total Tenant SF	% of Total SF	Rent PSF	Potential Rent	% Potential Rent	Lease Expiration

GSA (2)	AAA/AAA/Aaa	1,415,872	55.4%	$25.92	$36,702,652	54.2%	9/16/2011

Science Applications International Corp (3)	NR/NR/A3	156,329	6.1	$26.41	4,128,235	6.1	12/25/2011

Northrop Grumman Defense (4)	BBB+/BBB+/Baa2	73,740	2.9	$26.56	1,958,186	2.9	6/30/2007

Axiom Resource Management, Inc. (5)	Not Rated	61,520	2.4	$26.93	1,656,733	2.4	3/31/2007

Total		1,707,461	66.8%		$44,445,805	65.6%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)

GSA has 28 different leases that expire between February 28, 2007 and September 15, 2015. 242,823 square feet will expire in 2007, 53,539 square feet in 2008, 318,777 square feet in 2009, 46,053 square feet in 2010, 402,824 square feet in 2011, 24,575 square feet in 2012, 175,403 square feet in 2014 and 151,878 square feet in 2015.

(3)

Science Applications International Corp has seven different leases that expire between February 28, 2007 and December 25, 2011. 9,219 square feet will expire in 2007, 33,958 square feet in 2008, 42,204 square feet in 2010 and 70,948 square feet in 2011.

(4)

Northrop Grumman Defense has four different leases. 17,555 square feet expires May 31, 2007, 28,078 square feet expires June 30, 2007, 14,810 square feet expires March 31, 2009 and 13,297 square feet expires February 28, 2010.

(5)	Axiom Resource Management has nine different leases that expire in 2007 and 2008. 56,787 square feet will expire in 2007 with the remaining 4,733 square feet expiring in 2008.

Lease Rollover Schedule(1)
Year of Expiration	# of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Total Base Rent
MTM	31	167,853	6.6%	167,853	6.6%	4,674,153	7.1%
2007	34	354,431	13.9%	522,284	20.4%	9,073,279	13.8%
2008	47	277,592	10.9%	799,876	31.3%	7,538,204	11.4%
2009	34	536,849	21.0%	1,336,725	52.3%	13,810,974	21.0%
2010	19	183,633	7.2%	1,520,358	59.5%	5,081,230	7.7%
2011	9	554,670	21.7%	2,075,028	81.1%	14,452,890	21.9%
2012	5	44,114	1.7%	2,119,142	82.9%	1,184,885	1.8%
2013	2	3,113	0.1%	2,122,255	83.0%	87,516	0.1%
2014	2	175,403	6.9%	2,297,658	89.9%	4,498,142	6.8%
2015	3	192,592	7.5%	2,490,250	97.4%	5,436,721	8.3%
2016	1	1,535	0.1%	2,491,785	97.4%	46,050	0.1%
Vacant	—	65,303	2.6%	2,557,088	100.0%	—

Total	187	2,557,088	100.0%
(1)	Information obtained from underwritten rent roll.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

The Skyline Portfolio Loan

The Loan.    The Skyline Portfolio Pari Passu Whole Loan is a $678.0 million, ten-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 2,566,783 square feet located in Falls Church, Virginia. The Skyline Portfolio Pari Passu Whole Loan is part of a split loan structure evidenced by three pari passu promissory notes referred to as the Skyline Portfolio Pari Passu Note A-3 (which is included in the trust fund and secures the Skyline Portfolio Pari Passu Loan which was originated by Bank of America), the Skyline Portfolio Pari Passu Note A-1 (which is excluded from the trust fund, which was co-originated 50/50 by Eurohypo AG, New York Branch (“Eurohypo”) and Bank of America and which was included in the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1 Trust) and Skyline Portfolio Pari Passu Note A-2 (which is excluded from the trust fund and which was originated by Eurohypo). The Skyline Portfolio Pari Passu Whole Loan is interest only for the entire loan term and matures on February 1, 2017. The Skyline Portfolio Pari Passu Loan accrues interest at an annual rate of 5.7430%.

The Borrower.    The borrower, CESC Skyline LLC, a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent managers. A non-consolidation opinion has been issued by the borrower’s legal counsel.

Equity ownership in the Skyline Portfolio Borrower is held by Vornado Shenandoah Holdings, LLC (99.0%) and Two Penn Plaza REIT, Inc. (1.0%). Equity ownership of Vornado Shenandoah is held by Vornado Realty, L.P. (99.0%) (NYSE: “VNO”) (rated “BBB+” by S&P, “BBB” by Fitch and “Baa2” by Moody’s). Equity ownership of Vornado Realty LP, the sponsor, is held by Vornado Realty Trust (rated “BBB+” by S&P, “BBB” by Fitch and “Baa2” by Moody’s) as general partner.

The sponsor is Vornado Realty, L.P. which is not a borrower principal, a fully integrated real estate investment trust and a member of the S&P 500. Vornado Realty, L.P.’s common shares are traded on the NYSE under the symbol “VNO”, and its market value of approximately $18.4 billion as of April 23, 2007. Vornado Realty, L.P. owns all or portions of 111 office properties containing approximately 30.7 million square feet in the New York City metropolitan area and in Washington, D.C. and the northern Virginia area; 111 retail properties in nine states and Puerto Rico containing approximately 16.3 million square feet; 9.5 million square feet of showroom and office space owned by its Merchandise Mart division, a 47.6% interest in Americold Realty Trust, the largest owner and operator of cold storage warehouses in North America; a 33% interest in Alexander’s (NYSE: “ALX”); a 33% interest in Toys “R” Us, which has 1,204 stores worldwide; a 15.8% interest in Newkirk Realty Trust (NYSE: “NKT”) through operating partnership units; an 11.3% interest in GMH Communities, LP, the operating partnership of GMH Communities Trust (NYSE: “GCT”); and other investments including real estate loans and marketable securities.

The Properties.    The Skyline Portfolio Properties consist of a fee simple interest in eight Class “A” suburban office buildings containing a total of 2,566,783 net rentable square feet and situated on 24.83 acres. The Skyline Portfolio is 97.1% occupied by 187 tenants. Four tenants, GSA, Science Applications International Corp, Northrop Grumman Defense and Axiom Resource Management, Inc., represent 66.8% of the net rentable square feet.

The Skyline Portfolio Properties are located in the Suburban Virginia office market and the I-395/Landmarket submarket, which has 2.6 million square feet. Located on Leesburg Pike and just off I-395, the Skyline Portfolio Mortgaged Property is ten minutes away from The Pentagon, Reagan National Airport and downtown Washington, D.C. and offers over 300 shops, restaurants, services and the Sport and Health Club within easy walking distance and a free shuttle service to Pentagon City, Crystal City, The Navy Yard and Metro. According to an Economy.com study, the estimated 2005 population within the market area is 1.04 million and is projected to increase to 1.05 million by 2010. The Skyline Portfolio Properties are located in the Washington D.C. metropolitan statistical area, which has an average household income of $91,700.

Significant Tenants.    As of January 16, 2007 the Skyline Portfolio Properties were 97.19% occupied by 23 office tenants. The following are the four largest tenants representing 66.8% of net rentable area 65.6% of net rentable income:

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

GSA (rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s) occupies 1,415,872 square feet (55.4% of space, 54.2% of income) under several leases for a number of governmental agencies including the Department of Defense, Department of Justice, Army Surgeon General, IRS and Department of Homeland Security. The leases provide for renewal options ranging in terms of zero to five years with 90 to 180 days written notice. The leases range in term from one to twenty years and provide for base rents ranging from $22.84 per square foot to $33.17 per square foot. The largest presence is the Department of Defense due to the Skyline Portfolio Properties’ proximity to the Pentagon with the Defense Information Systems Agency taking over 400,000 square feet at Skyline Seven until 2011. Additionally, the SS/OHA has 283,000 square feet at Skyline Tower until 2009, the Department of Justice has 195,537 square feet at Skyline Tower until 2015 and the Army Surgeon General has 175,000 square feet at Skyline 6 until 2014.

Science Applications International Corp (NYSE: “SAI”) (not rated by S&P, not rated by Fitch and rated “A3” by Moody’s) occupies 156,329 square feet (6.1% of square feet, 6.1% of income) under numerous leases expiring between 2007 and 2011. The leases provide for one renewal option of three or five years, tenant’s option, at fair market rates with 12 months written notice. The leases also provide for a base rent ranging from $24.50 per square foot to $28.54 per square foot with annual rate increases of 2.5% to 3.0% and the tenant has the option to cancel the lease at the end of each lease year with six months written notice and payment of the cancellation charge. Science Applications International Corp provides scientific, engineering, systems integration, and technical services and solutions to the U.S. military, agencies of the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, and other U.S. Government civil agencies. Science Applications International Corp operates in two segments, Government and Commercial. Science Applications International Corp also designs and develops automatic equipment identification technology, sensors, and nondestructive imaging and security instruments. Science Applications International Corp has a strategic business relationship with Environmental Systems Research Institute, Inc. SAIC was founded in 1969 and is headquartered in San Diego, California. As of the fiscal year ended January 31, 2006, the company reported revenue of approximately $7.8 billion, net income of $927.0 million and stockholder equity of $2.81 billion.

Northrop Grumman Defense (NYSE: “NOC”) (rated “BBB+” by S&P, “BBB+” by Fitch and “Baa2” by Moody’s) occupies three spaces containing 73,740 square feet (2.9% of square feet and 2.9% of income) under four one-to four-year leases expiring May 31, 2007 to February 28, 2010. If the United States Government cancels or does not renewal its contract with the tenant, the tenant may terminate its lease by giving six months written notice and paying two month’s rent. The leases provide for base rental rates ranging from $25.60 per square foot to $28.50 per square foot with annual rate increases of 3%. Northrop Grumman Corporation is the world’s third largest defense contractor and the world’s largest naval ship builder, including aircraft carriers. Northrop Grumman Corporation is located in Los Angeles and is also the builder of the stealth bomber and other aerospace vehicles. Northrop Grumman Corporation is a global defense and technology company providing products, services, and solutions in information and services, aerospace, electronics and shipbuilding to the military, government, and commercial customers in the United States and internationally. The company provides airborne radar, navigation systems, electronic countermeasures, precision weapons, airspace management systems, space systems, marine and naval systems, communications systems, government systems, and logistics services. Northrop Grumman Corporation also designs nuclear-powered aircraft carriers and nuclear-powered submarines, as well as provides services for various naval and commercial vessels. Northrop Grumman Corporation was founded in 1939 and is headquartered in Los Angeles, California. As of the fiscal year ended December 31, 2006, Northrop Grumman Corporation reported revenue of $30.1 billion and net income of $1.6 billion.

Axiom Resource Management, Inc. (not rated) occupies nine spaces containing 61,520 square feet (2.4% of square feet, 2.4% of income) under several one- to three-leases expiring in 2007. The leases provide for one to two renewal options of one year each. The lease provides for base rents ranging from $26.13 per square foot to $28.00 (excluding one storage unit of 95 square feet) per square foot with annual rate increases of 3%, including the renewal periods. Axiom Resource

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Management, Inc. is a professional consulting firm providing program managements, operational support, accessibility, management training and IT solutions. Axiom Resource Management, Inc., established in 1996, provides a full range of professional consulting services to business clients and more than 20 state and federal government agencies. Axiom Resource Management, Inc. augmented its program management expertise in 2000 by acquiring Conwal, an award-winning firm with a long history of successful partnering with the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, and the Department of Veterans Affairs, among other clients.

The Market.    The Skyline Portfolio Properties are located in Falls Church, Fairfax County, Virginia in the Annandale/Bailey’s Crossroads submarket of Suburban Virginia. The general area is located at the eastern edge of Fairfax County where it borders Arlington County to the north and the City of Alexandria to the east. The area is located approximately seven miles southwest of downtown Washington, D.C. and four miles north of Interstate 495 (The Capital Beltway).

The Skyline Portfolio Properties are within the Washington, D.C. metro area, which was one of the fastest growing metro areas in 2005 and is expected to continue to grow at above average rates compared to the top 100 metropolitan areas (“Top 100”). Washington, D.C.’s unemployment rate of 3.4% in 2005 was 1.5% lower than the Top 100’s average rate of 4.9%.

The Washington, D.C. metro area had a population of 5.2 million in 2005 and is expected to grow at an average annual rate of 1.2% through 2010. Of the metropolitan area’s total population of 5.2 million, only 551,000, or 10.6%, reside within the District of Columbia. Residents of Fairfax County/Fairfax City/Falls Church make up over 20.0% of the population with over one million residents. In 2005, Washington, D.C.’s median household income of $71,150 was 34.5% higher than the Top 100 and 48.8% above the national median.

The Suburban Virginia office market contains 129,101,000 square feet. The Skyline Portfolio Properties’ submarket of Annandale/Bailey’s Crossroads contains 4,482,000 square feet or 3.5% of the region’s inventory. As of the third quarter 2006, the overall vacancy rate for this submarket was 4.6%.

OFFICE RENT COMPARABLES
Property Name	City	Tenant	Leased SF	Date Leased	Term (Years)	Base Rent/ SF
2700 South Quincy Street	Arlington	March of Dimes Birth Defects Foundation	5,073	February 2006	5	$27.00
4401 Ford Avenue	Alexandria	Commonwealth Orthopeadics & Rehabilitation, PC	2,999	April 2006	5	$25.75
4501 Ford Avenue	Alexandria	Information Management Resources	1,515	April 2006	3	$26.50
4501 Ford Avenue	Alexandria	Kearney & Company	3,639	February 2006	4.5	$25.75
4501 Ford Avenue	Alexandria	Oce North America, Inc.	16,768	May 2006	10	$27.20
4501 Ford Avenue	Alexandria	Plexus	17,000	July 2006	7	$26.50

Source: Cushman & Wakefield appraisal dated January 30, 2007

OFFICE PROPERTY COMPARABLES
Property Name	Street Address	City	State	Submarket	SF	Year Built	Class	Base Rent/ SF	Occupancy
Mark Center Plaza II	2001 North Beauregard Street	Alexandria	VA	I-395/Landmark	240,000	1990	“A”	$25.57	98.8%
Mark Center Plaza I A	4900 Seminary Road	Alexandria	VA	I-395/Landmark	198,000	1988	“A”	$28.79	89.8%
The Sulfolk Building	5811 Columbia Pike	Falls Church	VA	Annandale/Bailey’s Crossroads	257,329	2003	“A”	$27.00	100.0%

Source: Cushman & Wakefield appraisal dated January 30, 2007

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Property Management.    The Skyline Portfolio Mortgaged Property is managed by Vornado Realty, LP through its Charles E. Smith Commercial Realty division. Charles E. Smith Commercial Realty is a highly experienced manager of office properties in the Washington, D.C. and Northern Virginia area. Charles E. Smith Commercial Realty is the largest commercial landlord in the area, owning approximately 15.9 million square feet of office space. In addition, Charles E. Smith Commercial Realty manages an additional 8 million square feet of office space on behalf of third parties.

Lockbox.    The Skyline Portfolio Loan is structured with a hard lockbox.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Collateral Release.    At any time 24 months after the closing date of the securitization and in connection with a partial defeasance of the Skyline Portfolio Loan, the Skyline Portfolio Borrower may obtain the release of some or all of the portions of the Skyline Portfolio Mortgaged Property (each, an “Individual Property”), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a) 100% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is less than or equal to $135,600,000; (b) 110% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the “Allocated Loan Amount” (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Skyline Portfolio Loan; and (v) after giving effect to such release the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a rating agency confirmation or (b) the debt service coverage ratio as of the closing date of the Skyline Portfolio Loan.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Seminary Road
To Bailey's Crossroads
Skyline Seven
One Skyline Place
Sport & Health Club
Two Skyline Place
Three Skyline Place
TARGET
Leesburg Pike (Route 7)
George Mason Drive
Four Skyline Place
Five Skyline Place
Six Skyline Place
One Skyline Tower
George Mason Drive
To I-395
Collateral Buildings

Note: This exhibit is provided for illustrative purposes only.
The actual building area is not necessarily drawn to scale.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Skyline Portfolio	TMA Balance:	$203,400,000
	TMA DSCR:	1.24x
	TMA LTV:	77.75%

Baltimore
Washington D.C.
Alexandria
VIRGINIA
MARYLAND
McLean
Washington DC
G. Washington Mem. Parkway
Chesapeake & Ohio Canal Natl. Hist. Park
Battery Kemble Park
MT. VERNON COLLEGE AT GWU
Archbold Parkway
Reservoir Rd
Canal Rd
Potomac River
Military Rd
N Glebe Rd
Potomac Overlook Regional Park
Washington Golf & C.C.
MARYMOUNT UNIVERSITY
Arlington
Lorcom Ln
Lee Hwy
Virginia Hospital Center
GEORGE MASON UNIVERSITY
Fairfax Dr
Arlington Arts Ctr.
Ballston Common
ARLINGTON COUNTY
Fort Myer
Falls Church
Roosevelt Blvd
Wilson Blvd
Arlington Blvd
Annandale Rd
Sleepy Hollow Rd
Seven Corners
Northern Virginia Community Hospital
Glencarlyn Park
National Guard
George Mason Dr
Army-Navy Country Club
Jefferson
FAIRFAX COUNTY
Lake Barcroft
Columbia Pike
Leesburg Pike
Reagan Natl. Airport 3 miles
Bailey's Crossroads
NORTHERN VA COMMONWEALTH COLLEGE
Holmes Run Park
Mason District Park
Lincolnia Rd
Ramsay Nature Center
Beauregard St
Fort Ward Historic Site
King St
Braddock Rd
Annandale
Pinecrest Golf Course
Inova Alexandria Hospital
Seminary Rd
Little River Tpke
Alexandria
Lincolnia
Landmark Mall
Edsall Rd
Springfield
Capital Beltway
SKYLINE PORTFOLIO
1 One Skyline Place — Falls Church, VA
2 Two Skyline Place — Falls Church, VA
3 Three Skyline Place — Falls Church, VA
4 Four Skyline Place — Falls Church, VA
5 Five Skyline Place — Falls Church, VA
6 Six Skyline Place — Falls Church, VA
7 One Skyline Tower — Falls Church, VA
8 Seven Skyline Place — Falls Church, VA

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Acquisition

Original Principal Balance:	$198,500,000

Cut-off Date Principal Balance:	$198,500,000

% by Initial UPB:	5.02%

Interest Rate:	5.5090%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after January 1, 2017 prepayment is permitted without premium.

Sponsor:	Crystal River Capital, Inc.

Borrowers:	CRZ Phoenix I LLC and CRZ Houston I, LP

Additional Financing:	None

Lockbox:	Hard

Initial Reserves:	Tax:	$57,942
	Insurance:	$7,500

Monthly Reserve:	Replacement:	$1,200
	Tax:	$28,971
	Insurance:	$3,750

Financial Information

Cut-off Date Balance PSF(1):	$153

Balloon Balance PSF(1):	$153

Cut-off Date LTV:	84.45%

Balloon LTV:	84.45%

UW DSCR(2):	1.30x
(1)

The Cut-off Date Balance PSF and Balloon Balance PSF are calculated based on the total square footage of 201 North Central Avenue and 1111 Fannin Street. The sum excludes square footage of the garage property located at 201 North First Street property.

(2)	Includes income from monthly payments under the rent enhancement lease, as described herein under “Rent Enhancement Lease.”

Property Information

Single Asset / Portfolio:	Portfolio

Property Type:	Office/Garage

Collateral:	Fee simple and leasehold

Location:	Phoenix, Arizona 73.1% and Houston, Texas 26.9%

Year Built / Renovated:	Various / Various

Total Area(1):	1,152,551 square feet

Property Management:	Crystal River Capital, Inc.

Occupancy (as of 04/01/2007):	100.0%

Underwritten Net Cash Flow(2):	$14,410,593

Appraised Value:	$235,050,000

Chase Tower/Garage Appraisal Date:	February 22,2007

Chase Building Appraisal Date:	February 20, 2007
(1)	Excludes the garage property located at 201 North First Street.
(2)	Includes income from monthly payments under the rent enhancement lease, as described herein under “Rent Enhancement Lease.”

Tenant Information
Property	City	State	Tenant	NRSF	Base Rent/ PSF	% of NRSF	Lease Expiration	Rating (S/F/M)
201 North Central Avenue(1)	Phoenix	Arizona	JP Morgan Chase Bank NA	723,922	$9.00	100.0%	09/30/2021	AA/AA-/Aaa
1111 Fannin Street(2)	Houston	Texas	JP Morgan Chase Bank NA	428,629	$7.00	100.0%	09/30/2021	AA/AA-/Aaa
(1)	Approximately 9.0% of the Net Rentable Sq. Ft. is sublet to secondary tenants.
(2)	Approximately 1.5% of the Net Rentable Sq. Ft. is sublet to secondary tenants.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Financial Information
Underwritten
Effective Gross Income	$24,845,982
Total Expenses	$10,344,901
Net Operating Income (NOI)	$14,501,081
Cash Flow (CF)	$14,410,593
DSCR on NOI	1.31x
DSCR on CF	1.30x

JP Morgan Portfolio Loan

The Loan.    The JP Morgan Portfolio Loan is a $198,500,000 ten-year, interest only, fixed rate loan secured by a first mortgage on the borrowers’ fee and leasehold interests in one office building totaling 723,922 square feet and a fee interest in a 1,905-space parking garage located in Phoenix, Arizona, as well as a fee and leasehold interest in a 428,629 square foot office building located in Houston, Texas. The JP Morgan Portfolio Loan proceeds were used to acquire the JP Morgan Portfolio (the “JP Morgan Portfolio”) for a purchase price of $234.24 million. The borrowers maintain approximately $35.84 million of cash equity in the transaction.

Property Name	City	State	Loan Amount	Unit	Appraised Value	Occupancy	Underwritten Net Cash Flow(1)
201 North Central Avenue (Chase Tower)	Phoenix	AZ	$122,383,121	723,922 sq. ft.	$145,000,000	100.0%	$9,181,376
201 North First Street (Garage)	Phoenix	AZ	$ 22,704,179	1,905 spaces	$ 26,900,000	NAP	$1,190,865
1111 Fannin Street (Chase Building)	Houston	TX	$ 53,412,700	428,629 sq. ft.	$ 63,150,000	100.0%	$4,038,352

Total / Wtd. Avg.:			$198,500,000	1,152,551 sq. ft./ 1,905 spaces	$235,050,000		$14,410,593

(1) Includes monthly payments due from the seller of the Portfolio under the rent enhancement lease, as described herein under “Rent Enhancement Lease”.

The Borrowers.    The borrowers, CRZ Phoenix I LLC and CRZ Houston I, LP, are special purpose, bankruptcy-remote entities, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the closing of the JP Morgan Portfolio Loan.

The JP Morgan Portfolio Loan sponsor, Crystal River Capital, Inc. (NYSE: CRZ) (“Crystal River” or the “Sponsor”), is a real estate investment trust founded in 2005 that engages in the acquisition and origination of real estate-related structured finance investments. Crystal River’s manager is Hyperion Brookfield Crystal River Capital Advisors, LLC, a wholly-owned subsidiary of Hyperion Brookfield Asset Management, Inc. As of March 8, 2007, Crystal River had a market cap of $647.7 million.

The Property.    The JP Morgan Portfolio is comprised of two office buildings, totaling 1,152,551 square feet, including 201 North Central Avenue, in Phoenix, Arizona (the “Chase Tower”) and 1111 Fannin Street in Houston, Texas (the “Chase Building”). The JP Morgan Portfolio’s office buildings are 100.0% leased to JP Morgan Chase Bank NA (“JP Morgan”) (rated “AA” by S&P, “AA-” by Fitch and “Aaa” by Moody’s) under long term 15-year leases expiring September 30, 2021 with four, 5-year renewal options. The JP Morgan Portfolio also includes a 1,905-parking space garage (the “Garage”) connected to the Chase Tower via an underground tunnel. The underground tunnel is subject to a ground lease from the City of Phoenix expiring in 2022 with one, 50-year renewal option. Additionally, approximately 0.27 acres, one-third of the 0.78-acre Chase Building site, is also subject to ground lease that expires in 2067.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

The Chase Tower is a 40-story, 723,922 sq. ft. Class “A” office building that occupies an entire city block (2.01 acres) in Phoenix, Arizona. Built in 1973, the Chase Tower is clad in aluminum and glass curtain wall, and features a helicopter landing site on the roof and a courtyard with two reflecting pools. The 37th floor contains a kitchen and dining area for the Arizona Club, the oldest private social club in Arizona and a sub-tenant of the Chase Tower. The 38th floor features a kitchen, executive dining room and conference rooms for JP Morgan.

JP Morgan subleases 62,209 sq. ft. or 8.6% of the Chase Tower’s net rentable area to approximately 19 third party tenants including the Phoenix Chamber of Commerce and the Arizona Club. Since 2002, capital improvements totaling $14.4 million have been invested in the Chase Tower. Improvements include the conference center build-out, re-branding of the interior signage from Bank One to Chase and garage resurfacing.

The Garage is a seven-level, 1,905-space parking garage situated on a 1.99-acre site located adjacent to the Chase Tower, connected to the Chase Tower via a subterranean tunnel that is separately ground leased from the City of Phoenix (lease expires in 2022 and has one 50-year renewal option) and leased to JP Morgan at a rate equal to two-thirds of the prevailing market rates for all 1,905 parking spaces. The Garage is managed by Standard Parking, a leading national provider of parking facility management services. Standard Parking manages facilities containing more than one million parking spaces in hundreds of cities across the United States and Canada.

The Chase Building is a 17-story, 428,629 sq. ft., Class “B” office building that is situated on a 0.78-acre site (intersection of Fannin and Dallas Streets) located in the Houston, Texas central business district. A portion of The Chase Building is leased by the borrower under a ground lease, as described below under “Ground Lease.” The Chase Building also features 465-space parking garage, which measures 116,040 sq. ft. and is located on the second through fifth floors of the building. Built in 1971, the Chase Building is a concrete-framed structure with marble panel exterior walls. Since 2002, $4.5 million worth of upgrades to the Chase Building have been made including: a new roof, elevator upgrades, major electrical upgrades, and major tenant improvements. JP Morgan has moved many of its departments to Chase Building over the past two years.

Access to the Chase Building is enhanced by its direct connection to a pedestrian tunnel, the Lamar Tunnel, which, as part of the greater Houston tunnel system, interconnects the Houston central business district. This seven-mile tunnel system, together with 20 overhead skywalk bridges, interconnects with approximately 58 of Houston’s major office buildings and many parking garages. JP Morgan subleases approximately 6,238 sq. ft. or 1.5% of the Chase Building net rentable area to third party tenants including Randstat Employment Agency, Beauty by Irma and Out to Lunch Café.

Significant Tenants.    Both the Chase Building and the Chase Tower are 100.0% leased by JP Morgan, which, as part of JP Morgan Chase & Company, provides financial services worldwide. JP Morgan Chase & Company operates in six segments: Investment Banking, Commercial Banking, Treasury and Securities Services, Asset and Wealth Management, Retail Financial Services, and Card Services. The Investment Banking segment delivers products and services, including advising on corporate strategy and structure, capital raising in equity and debt markets, risk management, and market-making in cash securities and derivative instruments in various capital markets to corporations, financial institutions, governments and institutional investors. In addition, JP Morgan Chase & Company participates in proprietary investing and trading.

Rent Enhancement Lease.    In connection with the acquisition of the Portfolio, the borrowers received a rent enhancement lease totaling $15,908,500 from the seller of the Portfolio under which the seller is obligated to pay the borrowers a specific monthly amount during the first eight years of the loan term. The Sponsor executed a payment guaranty related to the rent enhancement lease. The Sponsor guaranty and the rent enhancement lease are co-terminous and expire in 2015.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

The Market.    The Chase Tower and the Garage are located within the Phoenix Downtown-South office submarket. As of the fourth quarter 2006, the Downtown-South submarket contained approximately 32 multi-tenant buildings containing 5,835,972 sq. ft. and 18 single-tenant buildings totaling 739,986 sq. ft. The overall submarket vacancy was 6.5% for multi-tenant buildings and 4.3% for single-tenant buildings. Class “A” multi-tenant buildings had a vacancy rate of just 3.6%. Presently, no new construction is underway within the Phoenix Downtown-South’s submarket. Rental rates for Class “A” office space in the Downtown-South submarket range from $27.50 per sq. ft. to $32.00 per sq. ft. on a full service gross basis. The appraiser identified seven properties containing 3,254,926 sq. ft. that compete directly with the Chase Tower. The average occupancy of the competitive set is 93.8%. The appraiser indicated rents at the competitive properties on a NNN range from $9.30 per sq. ft. to $19.20 per sq. ft. The Chase Building is currently 100% leased to JP Morgan at a rental rate of $9.00 per sq. ft. triple net with rent increases annually based on the lesser of 2.0% or the increase in the consumer price index.

The Chase Building is located within the Houston Downtown office submarket. As of the fourth quarter 2006, the Downtown submarket contained 51,850,643 sq. ft. of office space and had an overall average occupancy rate of 84.5%. The Class “B” office space within the submarket had an average occupancy rate of 86.3%. The Chase Building’s submarket, and the Houston area in general, has experienced increasing occupancy and rental rates over the past several years. As of the fourth quarter 2006, the average rental rate within the Downtown submarket was $21.23 per sq. ft. on a full-service gross basis. The appraiser identified five properties that compete directly with the Chase Building. The competitive set contains a total of 2,784,975 sq. ft. and had an average occupancy rate of 86.7%. Rental rates for the competitive set range from $9.00 per sq. ft. to $16.00 per sq. ft. on a triple net basis. The Chase Building is currently leased to JP Morgan at a rental rate of $7.00 per sq. ft. triple net rent increases annually based on the lesser of 2.0% or the increase in the consumer price index.

Lockbox/Cash Management.     The JP Morgan Portfolio is structured with a hard lockbox and full cash management.

Collateral Release.    The borrower is permitted to obtain a release of either (i) the Chase Building or (ii) the Chase Tower and Garage, from the lien of the mortgage after the expiration of the defeasance lockout period upon compliance with certain customary partial defeasance conditions described in the loan documents, including, without limitation, the following conditions: (i) defeasance of 110% of the allocated loan amount, (ii) the remaining property must maintain a minimum debt service coverage ratio, based on interest only debt service payments, annualized rents-in-place and the greater of underwritten or trailing 12 month expenses after such defeasance of 1.13x and (iii) the maximum loan-to-value ratio of the remaining property to the undefeased loan amount is 80%.

Property Management.    The Portfolio is managed by the Sponsor.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Ground Lease.    Approximately 11,572 sq. ft. (0.26 acres) of the Chase Building property (including a portion of the Chase Building located on the ground leased property) is leased under a 99-year ground lease expiring in 2067. The ground lease generally contains standard lender protections except that the ground lessor is not required to enter into a new lease in the event the borrower defaults under the ground lease. However, the ground lessor is not permitted to terminate the ground lease for a non-curable default and the lender has standard cure rights regarding curable defaults. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the prospectus supplement.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

JP Morgan Portfolio	Balance:	$198,500,000
	DSCR:	1.30x
	LTV:	84.45%

Phoenix
Encanto Blvd
AZ Veterans Memorial Coliseum
Heard Museum
AZ State Fairgrounds
Art Museum
McDowell Rd
Banner Good Samaritan Med. Ctr.
Papago Frwy
Red Mtn. Frwy
Black Canyon Frwy
Squaw Peak Frwy
Downtown
Arizona Center
St. Luke's Medical Center
Maricopa Integrated Health
Bank of America Bldg
Herberger Theater
Mercado
Van Buren St
State Capitol
Phoenix City Hall
AZ Science Center
Washington St
Civic Plaza
Jefferson St
Maricopa County Justice Court
US Airways Arena
Chase Field
Union Station
Phoenix Memorial Hospital
Buckeye Rd
Phoenix Sky Harbor International Airport
Maricopa Frwy
Papago Frwy
N 7th Ave
N Central Ave
N 1st Ave
N 7th St
N 16th St
S 7th Ave
S Central Ave
S 7th St
S 19th Ave
N 19th Ave
S 24th St
N 24th St
Frwy
Grand Ave

JP Morgan Portfolio		
1	201 North Central Avenue	Phoenix, AZ
2	201 North First Street Garage	Phoenix, AZ
3	1111 Fannin Street	Houston, TX

Houston
Downtown
Midtown
East End
4th Ward
Buffalo Bayou
Allen Pkwy
W Dallas St
Gulf Freeway
Eastex Freeway
Harris County Courts
Minute Maid Park
George R. Brown Convention Center
Toyota Center
Houston Center Gardens
Sam Houston Park
Public Library
Hobby Ctr. for the Performing Arts
JPMorgan Chase Tower
JPMorgan Chase Center
JPMorgan Chase Bldg
Bank of America Center
Wells Fargo Bank Plaza
Texas American Bldg
Two Houston Ctr.
One Houston Ctr.
Four Houston Ctr.
Five Houston Ctr.
Fulbright Tower
Shops at Houston Center
First City Tower
Macy's
Travis Tower
HPD Hdqtrs.
Houston Pavilions (opening Fall 2008)
SOUTH TEXAS COLLEGE OF LAW
Continental Airlines Bldg.
Exxon Mobil Building
Kellogg Tower
Three Allen Center
Two Allen Center
One Allen Center
Four Allen Center
Antioch Baptist Church
Texaco Heritage Plaza
1100 Louisiana
Reliant Energy
Shell Plaza
Bank One Ctr.
Commerce Towers
Jones Hall
Jones Plaza
Alley Theatre
Bayou Place
Bob Casey Federal Court House
City Hall
Hermann Square
Pennzoil Place
Lyric Centre
Market Square Park
Allen's Landing Park
Louisiana St
Milam St
Travis St
Main St
Fannin St
San Jacinto St
Caroline St
Austin St
La Branch St
Crawford St
Leeland St
Dallas St
Lamar St
McKinney St
Walker St
Rusk St
Polk St
Clay St
Bell St
Texas St
Prairie St
Preston St
Congress St
Gray St
Webster St
Hadley St
St. Joseph Pkwy
Smith St

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original TMA Principal Balance(1):	$175,000,000

Cut-off Date TMA Principal Balance(1):	$175,000,000

% by Initial UPB:	4.43%

Interest Rate:	5.7120%

Payment Date:	1st of each month

First Payment Date:	February 1, 2007

Maturity Date:	January 1, 2014

Amortization:	Interest Only

Call Protection:	Lockout for 11 payments from the loan closing date, then prepayment is permitted with the greater of 1% or yield maintenance for 17 payments followed by 49 payments of the greater of 1% or yield maintenance or defeasance. On or after July 1, 2013 prepayment permitted without premium.

Sponsor:	MSD Capital, L.P.

Borrower:	3900 WA Associates, LLC

Additional Financing(2):	Future Mezzanine

Lockbox:	Soft

Initial Reserves:	None

Monthly Reserves:	None
(1)

The original Trust Mortgage Asset (“TMA”) amount of $175,000,000 represents the A-2 Note (“A-2 Note”) from a first mortgage loan with an aggregate original principal balance of $425,000,000. The first mortgage loan consists of the A-2 Note and a pari passu note with an original principal balance of $250,000,000 that was included in the CD 2007-C4 mortgage trust.

(2)	See “Future Mezzanine or Subordinate Indebtedness” herein.

Financial Information(1)

Cut-off Date Balance per Key:	$1,118,421

Balloon Balance per Key:	$1,118,421

Cut-off Date LTV(2):	70.83%

Balloon LTV:	70.83%

UW DSCR(3):	1.47x
(1)	Calculation based upon the combined balances of the A-2 Note and the pari passu A-1 Note.
(2)

Based on an “As Complete” appraised value (as of 7/1/2007) of $650,000,000, the Cut-off Date LTV would be 65.38%. Based on an “As Stabilized” Appraised Value (as of January 1, 2010) of $705,000,000, the Cut-off Date LTV would be 60.28%.

(3)

The underwritten DSCR and Underwritten Net Cash Flow is based on occupancy and ADR figures that the Four Seasons Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by July 10, 2007. See “Guarantees” herein regarding certain related guarantees from the Sponsor. If the assumptions are not accurate, the underwritten DSCR and ADR will be negatively impacted. The “As-Is” DSCR is 1.18x.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Full Service Resort Hotel

Collateral:	Fee Simple

Location:	Wailea, Maui, Hawaii

Year Built / Renovated:	1990 / 2007

No. of Keys:	380

Property Management:	Four Seasons Hotel Limited

Occupancy (as of 08/31/2006):	85.3%

Underwritten Net Cash Flow(1):	$36,133,050

Appraised Value:	$600,000,000

Appraisal Date:	December 1, 2006

(1)

The UW DSCR and Underwritten Net Cash Flow is based on occupancy and ADR figures that the Four Seasons Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by July 10, 2007. See “Guarantees” herein regarding certain related guarantees from the Sponsor. If the assumptions are not accurate, the UW DSCR and Underwritten Net Cash Flow will be negatively impacted. The “As-Is” DSCR is 1.18x.

Financial Statistics(1)
Year	Occupancy	Occupancy Penetration	ADR	ADR Penetration	RevPAR	RevPAR Penetration

TTM 10/2004	82.9%	101.7%	$500.51	124.6%	$414.83	126.7%

TTM 10/2005	83.8%	100.7%	$543.42	126.6%	$455.19	127.5%

TTM 10/2006	80.8%(2)	96.9%	$618.01	131.5%	$499.12	127.5%

Underwritten	84.6%		$729.68		$617.31
(1)	Property performance data based on October 2006 Smith Travel Property Performance data based on October 2006 Smith Travel Research (“STR”) report.
(2)	Starting September 1, 2006, the first block of hotel rooms (approximately 80 keys) was taken off-line for renovations, resulting in a lower occupancy percentage.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Financial Information
	12/31/2004	12/31/2005	T-12 8/31/2006	Underwritten

Effective Gross Income	$90,100,100	$101,023,100	$109,598,300	$126,986,000

Total Expenses	$66,744,900	$ 71,472,800	$ 76,793,900	$ 85,773,510

Net Operating Income (NOI)	$23,355,200	$ 29,550,300	$ 32,804,400	$ 41,212,490

Cash Flow (CF)	$20,201,697	$ 26,014,492	$ 28,968,460	$ 36,133,050

DSCR on NOI	0.95x	1.20x	1.33x	1.67x

DSCR on CF	0.82x	1.06x	1.18x	1.47x

The Loan.    The Four Seasons Resort Maui Loan is a $175.0 million seven-year, interest only, fixed rate loan secured by a first mortgage on the borrower’s fee interest in a 380-room luxury resort hotel situated on a 16.2-acre land parcel located in Wailea, Hawaii (the “Four Seasons Resort Maui Property”). The Four Seasons Resort Maui Loan is a portion of a $425.0 million whole loan, which consists of the Four Seasons Resort Maui Loan and a $250.0 million pari passu A-1 Note that was included in the CD 2007-CD4 mortgage trust. The respective rights of the holders of the A-1 Note and the A-2 Note are governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—Four Seasons Resort Maui” in the prospectus supplement. The Four Seasons Resort Maui Loan proceeds were used to refinance the existing debt on the Four Seasons Resort Maui Property, fund closing costs, provide for capital expenditures and to recapitalize the sponsorship.

The Borrower.    The borrower, 3900 WA Associates, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort Maui Loan. MSD Capital, L.P. (“MSD Capital” or the “Sponsor”) is the Four Seasons Resort Maui Loan sponsor.

MSD Capital, L.P.: Established in 1998, MSD Capital is an investment firm capitalized by Michael Dell, which specializes in: (i) investing in real estate, (ii) investing in publicly traded securities, (iii) engaging in traditional private equity activities. MSD Capital is organized to engage in a broad range of investment activities. MSD Capital’s primary objective is to build an investment portfolio focused on long-term capital appreciation. The MSD Capital management team benefits from a broad base of both operating and financial experience throughout its targeted investment areas. With offices in New York and Los Angeles, the real estate group currently deploys in excess of $4 billion of capital to develop and to acquire luxury hotels, premier office buildings, commercial real estate and raw land worldwide. MSD Capital is a repeat sponsor of a Deutsche Bank borrower. MSD Capital has experience with the ownership of luxury hotels comparable to the Four Seasons Resort Maui, as it owns:

•	Four Seasons Resort Hualalai (Maui, Hawaii): 243 key, full-service resort hotel acquired by MSD Capital in June 2006, with acquisition financing provided by Deutsche Bank; and

•	Fairmont Miramar (Santa Monica, California): 302-key luxury hotel acquired by MSD Capital in September 2006.

The Property.    The Four Seasons Resort Maui Property is a 380-room, 558,093 square foot, full-service luxury resort hotel situated on a 16.2-acre land parcel in Wailea, Maui County, Hawaii. The Four Seasons Resort Maui Property is located along the leeward shoreline of southwestern Maui and benefits from high barriers to entry given the lack of developable land. The Four Seasons Resort Maui Property was constructed in 1990 and is currently undergoing renovations (as described below). The Four Seasons Resort Maui Property is the highest grossing Four Seasons hotel within the chain, and has received numerous accolades for preserving the highest standards of operational excellence. Such recognition includes the AAA five diamond rating for sixteen consecutive years and the 2006 Mobil Five Star Rating (the only five-star resort within the Hawaii market). The Four Seasons Resort Maui Property offers the following amenities: approximately 26,470 square feet of meeting and banquet space, two outdoor swimming pools, three restaurants, two structured parking garages and 328 parking spaces.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Since MSD Capital’s acquisition of the Four Seasons Resort Maui Property in June of 2004 for approximately $280.0 million, the property’s operating performance has improved significantly, as exhibited by a 20.2% increase in net cash flow, a 24.0% increase in ADR and a 15.2% increase in RevPAR from December 31, 2004 to December 31, 2006. Successful hotel operating performance is attributable to MSD Capital’s value-added focus as well as their ability to streamline expenses and increase margins within the context of its management system. As of the trailing twelve month period ending August 31, 2006, the Four Seasons Resort Maui Property exhibited 85.3% occupancy, $608.12 ADR and $518.88 RevPAR. This number slightly decreases as a result of taking the first block of rooms off-line (approximately 80 keys) for renovations, starting September 1, 2006.

The Four Seasons Resort Maui Property has outperformed the competitive set on the basis of ADR and RevPAR, over the 2004-2006 trailing 12 month periods ending in October. According to Smith Travel Research, ADR and RevPAR penetration levels have remained high historically, with ADR and RevPAR penetration of 124.6% and 131.5%, respectively in 2004, 126.6% and 127.5%, respectively in 2005, and 131.5% and 127.5% as of the trailing 12 months ending October 2006. Over the 2004-2006 trailing twelve month period ending in October, the Four Seasons Resort Maui Property exhibited occupancy levels in-line with the competitive set average, as demonstrated by occupancy penetration rates of 101.7% in 2004, 100.7% in 2005 and 96.9% in 2006.

Property Improvements.    The Four Seasons Resort Maui Property is currently undergoing a renovation that commenced in August 2006 and is expected to be completed by December 31, 2007. The approximately $45 million renovation (approximately $118,737 per key) includes guestroom refurbishment, a renovation of the Pacific Grill restaurant, and the addition of a pool in the common courtyard. As further described below, MSD Capital, has guaranteed that renovations to the guestrooms and the Pacific Grill restaurant will be completed in a “first class” manner and that all expenses incurred will be paid when due. The Sponsor’s guaranty also covers completion of the development of the resort-style infinity swimming pool. As of December 2006, approximately $17 million had been spent on the renovations; it is anticipated that additional renovation financing will be provided from Four Seasons Resort Maui Loan proceeds or equity contributions by the direct or indirect owners of the borrower. As part of the renovation the guestrooms will receive all new hard and soft-goods, including 42-inch digital flat screen LCD televisions connected to DVD players with photo card slots, stylish contemporary residential Hawaiian furnishings, and installation of CAT-6 cabling. The bathroom renovations include new marble accents, dark wood vanities, modern glass shower enclosures and upgraded bathroom electronics. The Pacific Grill renovation includes a new layout with grander central buffet station, display kitchen at the center of the restaurant and new bar.

The Market.    The Four Seasons Resort Maui Property is located in Maui, Hawaii, which was voted “Best Island in the World” for 12 consecutive years by the readers of Conde Nast Traveler. Maui is the second largest island in the Hawaiian chain and lies midway between Oahu and Hawaii. The island measures 25 miles from north to south, and 38 miles from east to west, and contains 728 square miles. The western shores of the island of Maui include approximately 20 miles of golden and white sand beaches. Wailea is considered the premier hotel market in Hawaii due to its natural habitat, offering of luxury resorts and visitor amenities, and extreme barriers to new supply due to a lack of developable land. In the Trailing 12, as of December 2006, the Maui Island hotel market has achieved an annual RevPAR growth of 13.1%.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

The appraiser identified four full service hotels with similar amenity packages located in the Wailea hotel market as being comparable to the Four Seasons Resort Maui Property.

Competitive Set Detail(1)
				Estimated 2006
Hotel	Keys	Location	Year Opened	Occupancy	ADR	RevPAR

Subject: Four Season Maui(2)	380	Wailea – Maui, Hawaii	1990	76.8%	$623.35	$478.73

Grand Wailea Waldorf Astoria Resort & Spa(2)	780	Wailea – Maui, Hawaii	1991	88%	$423.00	$372.24

Fairmont Kea Lani(2)	450	Wailea – Maui, Hawaii	1991	88%	$475.00	$418.00

Ritz-Carlton Kapalua	548	Kapalua – Maui, Hawaii	1992	79%	$300.00	$237.00

Four Seasons Resort Hualalai(3)	243	Kailua-Kona – Big Island, Hawaii	1996	86%	$720.00	$619.20

(1)	Competitive set data based on information contained in the December 2006 appraisal created by CBRE.
(2)	The Wailea properties are adjacent to the Four Seasons Resort Maui Property.
(3)	Four Seasons Resort Hualalai is 50% owned by MSD Capital.

Lockbox/Cash Management.    The Four Seasons Resort Maui Loan is structured with a soft lockbox and springing cash management. Upon the occurrence of an event of default, or if the DSCR is equal to or less than 1.20x from and after January 1, 2008 (a “DSCR Event”), all proceeds from the Four Seasons Maui Property may remain in the lender controlled account as additional collateral for the Four Seasons Maui Loan until the DSCR is greater than 1.20x or such event of default is cured.

Guaranties.    The Sponsor has guaranteed the following obligations of the borrower:

Completion Guaranty: The Sponsor has guaranteed the completion of construction and payment of direct and indirect costs associated with the guestroom and restaurant component of the $45.0 million capital improvement plan. Upon commencement of the construction of the swimming pool, the Completion Guaranty will extend to the swimming pool construction.

Interest Guaranty: The Sponsor has provided a $5.0 million interest guaranty to cover any monthly interest payments owed but not paid by the borrower from January 1, 2007 through and including December 31, 2007.

Property Management.    Four Seasons Hotels Limited (the “Four Seasons”) is the operator and property manager of the Four Seasons Resort Maui Property. Four Seasons, which was founded in 1960, currently operates 74 hotels in 31 countries with more than 25 properties under development.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    The borrower’s parent is permitted to incur debt from a borrower affiliate, including any holder of direct or indirect equity interest in the borrower’s parent (a “Member Lender”) under the following conditions including, but not limited to: (i) such Member Lender also makes an equity investment in the parent or a direct or indirect owner of the parent, (ii) the principal balance of the member loan(s) may not be greater than $132.0 million and (iii) there may not be more than three Member Lenders. In addition, the borrower’s parent, or any holder of direct or indirect equity interest in the borrower, may obtain common and/or preferred equity investment from a third party investor provided: (i) unless acceptable to lender, such preferred equity investor may not have co-control rights with Sponsor with respect to borrower and the Four Seasons Resort Maui Property and may only have rights with respect to certain major

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

decisions as set forth in the loan documents and (ii) the aggregate funded amount of all common and/or permitted equity investments and all permitted member loans is not at any time greater than $132.0 million. Further, provided no event of default has occurred and is continuing, a single purpose entity having a direct or indirect 100% ownership interest in borrower’s parent may incur indebtedness in the form of one or more mezzanine loans, subject to certain conditions including and without limitation, (i) the borrower will obtain rating agency approval, (ii) the mezzanine lender is a qualified lender, as defined by the loan documents, (iii) the borrower has delivered an appraisal satisfactory to lender and (iv) (a) if there are no permitted member loans or permitted equity investors and there will not be in the future, then the combined financing debt service coverage ratio may not be less than 1.25x and the combined financing loan-to-value ratio may not exceed 75% or (b) if there are permitted member loans or permitted equity investors or if the borrower anticipates that there will be in the future, the combined financing debt service coverage ratio may not be less than 1.30x and the combined financing loan-to-value ratio may not exceed 68%.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Four Seasons Resort Maui	TMA Balance:	$175,000,000
	TMA DSCR:	1.47x
	TMA LTV:	70.83%

Kahului Airport 15 miles
Humpback Whale Natl. Marine Sanctuary Education Center
31
Kihei
Kalama Park
Aston Maui Lu
Maui Coast Hotel
Kamaole Beach Park
Kamaole Beach
Maui
Keokea
Pacific Ocean
Renaissance Wailea Beach Resort
Wailea Blue Golf Course
Wailea Beach Marriott Resort & Spa
Grand Champions Tennis Center
The Shops at Wailea
Outrigger Wailea Resort
Grand Wailea
Wailea
Wailea Emerald Golf Course
Wai Lea River
Diamond Resort
Wailea Beach
Wailea Gold Golf Course
Kea Lani Resort
Four Seasons Resort Maui
3900 Wailea Alanui Drive
Wailea, HI 96753
Kauai
Lihue
Oahu
Honolulu
Molokai
Maui
Kahului
Lanai
Hawaii
Hilo
Kailua Kona
Pacific Ocean

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

Loan Information

Loan Seller:	BofA

Loan Purpose:	Acquisition

Original Note A-2 Principal Balance(1):	$165,875,000

Cut-off Date Note A-2 Principal Balance:	$165,875,000

% of Initial UPB:	4.20%

Interest Rate:	5.4770%

Payment Date:	1st of each month

First Payment Date:	February 1, 2007

Maturity Date:	January 1, 2012

Amortization:	Interest Only

Call Protection:	Lockout for 24 payment dates from origination, then prepayment with the greater of yield maintenance or 1% premium. On or after July 1, 2011, prepayment can be made without penalty.

Sponsor:	Starwood Capital Group Global, LLC

Borrower:	VII Pac Shores Investors, L.L.C.

Additional Financing:	Pari Passu Note A-1 $165,875,000

	Mezzanine Financing $150,800,000

Lockbox:	Hard

Initial Reserves:	Tax Reserve	$1,898,218

	TI/LC Reserve	$466,115

	Childcare Facility Reserve	$5,000,000

Monthly Reserves:	Tax Reserve	$474,554

	TI/LC Reserve	$102,027
(1)

The total balance of the Pacific Shores loan is $331,750,000 as of the Cut-off Date (“Whole Loan”), and consists of two pari passu notes, Note A-1 with a Cut-off Date Balance of $165,875,000 (which is not included in the trust fund), Note A-2 with a Cut-off Date Balance of $165,875,000 (which is included in the trust fund, represents the Pacific Shores loan and is also referred to herein as the trust mortgage assets (“TMA”)) and a subordinate mezzanine component with a Cut-off Date Balance of $150,800,000. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Pacific Shores loan are based on the Whole Loan. However, Note A-1 is not part of this transaction and no Certificate represents any interest in Note A-1.

Financial Information(1)

Cut-off Date Balance PSF:	$271

Balloon Balance PSF:	$271

Cut-off Date LTV:	54.98%

Balloon LTV:	54.98%

UW DSCR:	1.65x
(1)	Unless otherwise noted, all numbers under the heading “Financial Information” are based on the Whole Loan balance as of the Cut-off Date.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Redwood City, CA

Year Built / Renovated:	2002 / NAP

Total Area:	1,224,326 square feet

Property Management:	Cushman & Wakefield

Occupancy (as of 04/01/2007):	69.6%(1)

Underwritten Net Cash Flow:	$30,389,145

Appraised Value:	$603,400,000

Appraisal Date:	November 29, 2006
(1)	As of April 1, 2007, the Pacific Shores Mortgaged Property is 69.6% occupied and 77.3% leased.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

Financial Information
Underwritten

Effective Gross Income	$48,009,459

Total Expenses	$16,133,648

Net Operating Income (NOI)	$31,875,811

Cash Flow (CF)	$30,389,145

DSCR on NOI	1.73x

DSCR on CF	1.65x

Significant Tenants(1)
Tenants	NRSF	% NRSF	Rent PSF	Potential Rent	% Potential Rent	Lease Expiration	Ratings S/F/M

Informatica Corp(2)	290,305	23.7%	$49.88	$14,481,233	32.3%	07/14/2013	Not Rated

Nuance Communications(3)	141,180	11.5	$60.57	8,551,555	19.1	07/31/2012	B+/NR/NR

Dreamworks, LLC	119,730	9.8	$28.50	3,412,052	7.6	07/31/2012	Not Rated

Eidos, Inc.	62,118	5.1	$21.00	1,304,478	2.9	03/31/2014	Not Rated

Total:	613,333	50.1%		$27,749,318	61.9%
(1)

Information obtained from underwritten rent roll except for Ratings (S&P/Fitch/Moody’s) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)	Information Informatica Corp. subleases 278,127 square feet to four tenants.
(3)	Nuance Communications subleases 74,199 square feet to two tenants.

Lease Rollover Schedule(1)
Year of Expiration	No. of Leases Expiring	Expiring SF	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Base Rent Expiring

2007	3	54,614	4.5%	54,614	4.5%	$1,204,421	3.5%

2008	1	33,790	2.8	88,404	7.2%	$527,124	1.5%

2009	1	34,210	2.8	122,614	10.0%	$829,250	2.4%

2010	2	40,143	3.3	162,757	13.3%	$1,242,324	3.6%

2011	5	75,883	6.2	238,640	19.5%	$1,411,692	4.1%

2012	3	311,395	25.4	550,035	44.9%	$12,963,210	37.4%

2013	2	290,305	23.7	840,340	68.6%	$14,481,233	41.7%

2014	1	62,118	5.1	902,458	73.7%	$1,304,478	3.8%

2015	1	44,928	3.7	947,386	77.4%	$721,903	2.1%

Vacant	—	276,940	22.6	1,224,326	100.0%

Total:	19	1,224,326	100.0%
(1)	Information obtained from underwritten rent roll.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

The Pacific Shores Loan

The Loan.    The Pacific Shores Pari Passu Whole Loan is a $331.75 million, five-year fixed rate loan secured by a first mortgage on eight multi-story office buildings containing 1,224,326 square feet located in Redwood City, California. The Pacific Shores Pari Passu Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the Pacific Shores Pari Passu Note A-2 (which is included in the trust fund and secures the Pacific Shores Pari Passu Mortgage Loan) and Pacific Shores Pari Passu Note A-1 (which is excluded from the trust fund). The Pacific Shores Pari Passu Whole Loan is interest only for the entire loan term and matures on January 1, 2012. The Pacific Shores Pari Passi Mortgage Loan accrues interest at an annual rate of 5.4770%.

The Borrower.    The borrower, VII Pac Shores Investors, L.L.C., a Delaware limited liability company, is a single purpose, bankruptcy remote entity with a least two independent directors. Equity ownership in the borrower, through several levels of ownership, is held by Starwood Capital Group Global, L.L.C. (100.0%), the Sponsor. A non-consolidation opinion has been issued by the borrower’s legal counsel.

The Pacific Shores Sponsor, Starwood Capital Group Global, LLC (“Starwood”), is a real estate investment company specializing in commercial and residential land development, multifamily units, hotels, offices, retail locations, mixed use and industrial facilities, health clubs, and golf courses. To date Starwood’s investments have included more than approximately 22 million square feet of office and retail space, 950 hotels, 1,450 senior housing units, 3.3 million square feet of industrial space, 20,000 acres of residential land and 260 golf courses. Starwood has investments in the United States, Europe, Japan, and Thailand.

The Property.    The Pacific Shores Property consists of a fee simple interest in buildings 1 through 8 containing 1,224,326 net rentable square feet. Campus amenities include a 38,000 square foot fitness center with a outdoor junior Olympic pool and a rock climbing wall, a 15,506 square foot public cafeteria, two soccer fields/baseball fields, amphitheatre, outdoor basketball court, a three-mile bike and pedestrian path walkway. The Pacific Shores Property is situated on 106.0 acres and is 69.6% occupied and 77.3% leased as of April 1, 2007. The tenant, Eidos, Inc., has a lease for 62,118 square feet that begins on April 1, 2007. The three largest tenants, Informatica Corp., Nuance Communications and DreamWorks, LLC represent 45.0% of the square footage.

The Pacific Shores Property is located 2.5 miles east of the Redwood City shopping district in the San Mateo County office/biotechnology market and the South County submarket which has 8.3 million square feet. According to an Economy.com study, the estimated 2005 population within the market area is 2.4 million and is projected to increase to 2.5 million by 2010. The Pacific Shores Property is located in the Greater Silicon Valley Regional Market area, which has an average household income of $107,500. The 2005 estimated population within the submarket is 699,600 and is projected to increase to 727,200 by 2010.

Significant Tenants.    As of April 1, 2007 the Pacific Shores Property was 69.6% occupied by 19 office tenants. The following are the four largest tenants representing 50.1% of net rentable area and 61.9% of net rentable income:

Informatica Corp.    (NASDAQ: “INFA”) (not rated) occupies 290,305 square feet (23.7% of square feet, 32.3% of income) under two leases expiring July 14, 2013 with one 5-year renewal option with 12 months written notice at fair market rent with 3.5% annual rate increases. The current blended rental rate per square foot of $49.88 increases every year ranging from $1.44 per square foot to $2.04 per square foot at the end of the initial lease term. One tenant, Openwave Systems Inc., leases 191,762 of the subleased space. Informatica Corp. engages in the development and marketing of enterprise data integration software and services. The company’s software offers a range of enterprise data integration initiatives, including data migration, data consolidation, data synchronization, data warehousing, and the establishment of data hubs

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

and data services. In addition, Informatica Corp. provides data quality and data profiling software, as well as customer support, consulting and education services. Informatica Corp. markets its software products and services in North America, Europe, Latin America and Asia-Pacific markets. Informatica Corp’s strategic partners include Accenture, IBM, Tata Consultancy Services, Mantas, Hewlett-Packard, Infosys, Sun Microsystems, Siebel Systems, Teradata, Northrop Grumman, Siebel Systems, and i2 Technologies. Informatica Corp was founded in 1993 and is headquartered in Redwood City, California. Informatica Corporation acquired Similarity Systems Limited in January 2006. As of the fiscal year ended December 31, 2006, the Informatica Corp reported revenue of approximately $324.6 million, and net income of $36.2 million. Openwave Systems, Inc. (NASDAQ: “OPWV”) (not rated) provides software, software products and services for the communications and media industries worldwide. As of the fiscal year ended June 30, 2006, Openwave Systems, Inc. reported revenue of approximately $282.1 million, net income of $5.2 million, liquidity of $175.4 million and stockholder equity of $538.4 million.

Nuance Communications (NASDAQ: “NUAN”) (rated “B+” by S&P and not rated by Fitch or Moody’s) occupies 141,180 square feet (11.5% of square feet, 19.1% of income) under an 11-year lease expiring July 31, 2012 with one 5-year renewal option with 18 months written notice at fair market rates. The current rental rate per square foot is $60.57 with an annual compounded rate increase of 3.5%. Nuance Communications subleases 74,199 square feet to two tenants. Nuance Communications provides speech and imaging solutions for businesses and consumers worldwide. Nuance Communications delivers speech solutions that use the human voice to interact with information systems and devices; and imaging solutions that converts and manages information as moved from paper formats to electronic systems. Nuance Communications’ speech technologies enable voice-activated services by telephone, transform speech into written word, and permit the control of devices and applications by voice. Nuance Communications has a partnership with Bury GmbH & Co. KG to jointly develop speech-enabled telematics solutions for the automotive market allowing hands-free voice dialing and SMS reading; and with Gracenote, Inc. to develop and market speech-enabled solutions for digital music collections on mobile devices. Nuance Communications was founded in 1992 as Visioneer, Inc. The company changed its name to ScanSoft, Inc. in 1999 and to Nuance Communications, Inc. in October 2005. Nuance Communications is headquartered in Burlington, Massachusetts. As of the fiscal year ended September 30, 2006, Nuance Communications reported revenue of approximately $267.5 million, net loss of $22.9 million and stockholder equity of $576.6 million.

Dreamworks, LLC (NYSE: “DWA”) (not rated) occupies 119,730 square feet (9.8% of square feet, 7.6% of income) under a 10-year lease expiring July 31, 2012 with two 5-year renewal options at 95% of fair market rates with 12 months written notice. The current rental rate per square foot is $28.50 with a rate increase alternating between $0.84 per square foot to $0.96 per square foot every other year, respectively. DreamWorks, LLC principally engages in developing and producing computer generated animated feature films in the United States. The company has theatrically released a total of 12 animated feature films, including Antz, Shrek, Shrek 2, Shark Tale, Madagascar, Wallace & Gromit: The Curse of the Were-Rabbit and Over the Hedge. Dreamworks, LLC has strategic alliances with McDonald’s Corporation, Kellogg Company, Hewlett-Packard, and Advanced Micro Devices, Inc. Dreamworks, LLC was founded in 1985 and is headquartered in Glendale, California. As of the fiscal year ended December 31, 2005, Dreamworks, LLC reported revenue of $191.3 million, net income of $104.6 million, liquidity of 403.8 million and stockholder equity of $946.2 million.

Eidos, Inc. (not rated) occupies 62,118 square feet (5.1% of square feet, 2.9% of income) under a seven-year lease expiring March 31, 2014. Eidos develops interactive video and computer games such as the popular "Tomb Raider" series primarily for PCs and Sony PlayStation 2, but also for Nintendo GameCube, Nokia’s N-Gage and Microsoft’s Xbox. Other titles include "Hitman 2: Silent Assassin" and "TimeSplitters 2". Eidos’ best-selling "Tomb Raider" series has sold more than 30 million games worldwide and has been the basis for two "Tomb Raider" movies. Eidos, Inc. is privately held by SCi Entertainment.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA Balance:	$165,875,000
	TMA DSCR:	1.65x
	TMA LTV:	54.98%

The Market.    The Pacific Shores Property is located in Silicon Valley encompassing 1,740 square miles of land comprised of San Mateo County and Santa Clara County. San Mateo County is the peninsula formed by San Francisco Bay and the Pacific Ocean. Santa Clara County lies to the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland consolidated metropolitan statistical area.

The median age of Silicon Valley’s population is 36.8 years, slightly higher than the median age of the nation’s top 100 largest metropolitan areas (“Top 100”) of 35.9 years. Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a high average household income of $107,500, which is 50.6% above the Top 100 average. Between 1995 and 2005, Silicon Valley’s 3.5% average annual growth in median household income exceeded the Top 100 average annual growth of 3.0%.

Within Silicon Valley, the Pacific Shores Property is located in the greater Redwood Shores area of San Mateo County. Generally, the boundaries of the immediate area are Redwood Creek to the north, Westpoint Slough to the east, Deepwater Slough to the west and US Highway 101 to the south. The Pacific Shores Property is approximately ten miles south of the San Francisco International Airport.

San Mateo County consists of approximately 30.4 million square feet of office space. For the third quarter 2006, office vacancy dropped 2.0% over the previous quarter, decreasing from 19.8% to 17.8%.

Office Property Comparables
Property Name	Distance	Year Built	SF	Term (Years)	Base Rent/SF

Subject	—	2002	1,224,326	2-15 yrs.	$7.80 - $60.57

1. Genentech, Inc., South San Francisco	10 miles Northwest	2003	126,971	12 yrs.	$44.40

2. NIT Miltimedia Communications, San Mateo	9 miles Northwest	2002	14,365	8 yrs.	$18.00

3. Orrick, Herrington & Sulcliffe, Menlo Park	2 miles Southeast	1982	30,544	10 yrs.	$21.72

4. PDL Biopharma, Inc., Redwood City	Adjacent	2001	447,749	15 yrs.	$21.36

5. Citrix Systems, Santa Clara	15 miles Southeast	1998	140,935	9 yrs.	$24.00

6. Seagate Technologies, LLC Sunnyvale	NAV	2002	77,050	7 yrs.	$24.60

7. Llogic, Sunnyvale	NAV	1997	80,000	10 yrs.	$24.00

8. Salesforce.com, San Mateo	NAV	2003	114,238	7 yrs.	$27.60

Property Management.    The Pacific Shores Mortgaged Property is managed by Cushman & Wakefield of California, Inc. Founded in 1917, Cushman & Wakefield of California, Inc. has 200 offices in approximately 60 countries and currently manages approximately 7,500 locations containing approximately 428 million square feet. In addition to property management and brokerage services, Cushman & Wakefield of California, Inc. also provides research and analysis on markets worldwide. It has also partnered with Business Integration Group and Yardi Systems to develop Web-based real estate management services software. The Rockefeller Group, a Mitsubishi Estate subsidiary currently owns Cushman & Wakefield of California, Inc.

Lockbox.    The loan is structured with a hard lockbox.

Current Mezzanine or Subordinate Indebtedness.    $150,800,000 mezzanine debt held outside of the trust.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA–Balance:	$165,875,000
	TMA–DSCR:	1.65x
	TMA–LTV:	54.98%

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Collateral Release.    The Pacific Shores Borrower at any time after the expiration of the scheduled payment date in January 2009, may obtain the release of a portion of the Pacific Shores Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of 110% of the portion of the Pacific Shores Loan allocated to such portion of the Pacific Shores Mortgaged Property to be released; and (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the closing date of the Pacific Shores Loan or (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the release of such portion of the Pacific Shores Mortgaged Property.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Pacific Shores	TMA–Balance:	$165,875,000
	TMA–DSCR:	1.65x
	TMA–LTV:	54.98%

Pacific Shores
1100-1200 Seaport Boulevard
Redwood City, CA 94063
San Francisco Bay
San Mateo Bridge
92
San Mateo
Foster City
Belmont
San Carlos
Redwood City
Menlo Park
East Palo Alto
Atherton
Woodside
Palo Alto
Mountain View
Los Altos Hills
Los Altos
Portola Valley
SAN MATEO COUNTY
SANTA CLARA COUNTY
SANTA CRUZ MTS
Bayshore Frwy
Dumbarton Bridge
84
101
280
35
82
Junipero Serra
El Camino Real
Middlefield Rd
STANFORD UNIVERSITY
MENLO COLLEGE
CANADA COLLEGE
FOOTHILL COLLEGE
Sequoia Hospital
Oakland
San Francisco
Hayward
Fremont
San Jose

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance(1):	$150,000,000

Cut-off Date Principal Balance(1):	$150,000,000

% by Initial UPB:	3.79%

Interest Rate:	6.1400%

Shadow Rating (S/M):	AA/Baa3

Payment Date:	1st of each month

First Payment Date:	April 1, 2007

Maturity Date:	March 1, 2012

Amortization:	Interest Only

Call Protection(2):	Lockout for 23 payments from the loan closing date, then prepayment with the greater of 1% or yield maintenance is permitted. On or after December 1, 2011, prepayment is permitted without premium.

Sponsor:	Stellar Management

Borrower(3):	Stellar Silver Spring Borrower LLC

Loan Guarantor(3):	Laurence Gluck

Additional Financing(1)(4):	$75,000,000 B-Note and $45,000,000 Mezzanine Loan

Lockbox:	Soft

Initial Reserves:	Interest(5):	$26,300,000

	Capital Expenditures(5):	$34,980,000

	Taxes:	$158,345

	Insurance:	$146,419

	Environmental:	$47,949

Monthly Reserves(5):	Taxes:	$78,065

	Insurance:	$31,423
(1)

The trust mortgage asset (“TMA”) amount of $150,000,000 represents the A Note from a first mortgage loan with an original principal balance of $225,000,000 (the “First Mortgage Loan”). The First Mortgage Loan consists of the A Note and a subordinate B Note with an original principal balance of $75,000,000.

(2)	See “Partial Prepayment” section herein for additional information.
(3)	See “Borrower” section for more information.
(4)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(5)	See “Reserves” section herein for additional information.

Financial Information(1)
	TMA	First Mortgage Loan
Cut-off Date Balance per Unit(1):	$134,048	$201,072
Balloon Balance per Unit	$134,048	$201,072
Cut-off Date LTV(2):	52.82%	79.23%
Balloon LTV:	52.82%	79.23%
UW DSCR(3):	2.70x	1.80x
(1)	The Cut-off Date Balance/Unit, calculated net of the $34,980,000 Capital Expenditures Reserve, is $102,788 and $169,812, based on the TMA and the First Mortgage Loan, respectively.
(2)

The Cut-off Date LTV, calculated net of the $34,980,000 Capital Expenditures Reserve, is 40.50% and 66.91%, based on the TMA and the First Mortgage Loan, respectively. Based on an “as stabilized” appraised value (as of 2/1/2011) of $374,800,000, the Cut-off Date LTV would be 40.02% and 60.03%, for the TMA and the First Mortgage Loan, respectively, without netting out any reserve amounts.

(3)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on the net cash flow for the trailing 12-months ending December 31, 2006 is 0.75x. If the Capital Expenditures Reserves is deducted from the Cut-off Date Balance, such DSCR would be 0.97x.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily
Collateral:	Fee Simple
Location:	Silver Spring, MD
Year Built / Renovated:	1965 / 2007
Property Management:	Riverstone Residential NE LLC
Total Units:	1,119
Occupancy (as of 01/31/2007):	76.0%
Underwritten Net Cash Flow(1):	$25,252,933
Appraised Value:	$284,000,000
Appraisal Date:	February 8, 2007
(1)

The UW DSCR and the Underwritten Net Cash Flow are based on projected cash flow for 2012, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the UW DSCR and Underwritten Net Cash Flow will be negatively affected. The “As-Is” DSCR calculated based on the net cash flow for the trailing 12-months ending December 31, 2006 is 0.75x. If the Capital Expenditures Reserves is deducted from the Cut-off Date Balance, such DSCR would be 0.97x.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

Financial Information
	2004	2005	2006	Underwritten(1)
Effective Gross Income	12,124,419	13,407,223	14,764,028	$33,692,495
Total Expenses	6,936,620	7,923,820	7,792,331	$ 8,159,812
Net Operating Income (NOI)	5,184,799	5,483,403	6,971,697	$25,532,683
Cash Flow (CF)	5,184,799	5,483,403	6,971,697	$25,252,933
DSCR on NOI	0.56x	0.59x	0.75x	2.73x
DSCR of CF	0.56x	0.59x	0.75x	2.70x
(1)

The Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF are based on projected cash flows for 2012, which were derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved the Underwritten Effective Gross Income, Underwritten Expenses, Underwritten NOI, Underwritten CF, Underwritten DSCR on NOI and Underwritten DSCR on CF will be negatively affected.

The Enclave Loan

The Loan.    The Enclave Loan (the “Enclave Loan”) is a $150.0 million five-year, interest only, fixed rate A-Note secured by a first priority Indemnity Deed of Trust (“IDOT”) on the borrower’s fee interest in a 1,119-unit apartment complex located in Silver Spring, Maryland (the “Enclave Property”). The Enclave Loan represents a portion of a first mortgage loan (the “Whole Loan” or the “First Mortgage Loan”) that consists of the Enclave Loan and a subordinate B-Note with an original principal balance of $75,000,000. The B-Note is secured by the Enclave Property but is not included in the trust. The respective rights of the holders of the A-Note and the B-Note will be governed by a co-lender agreement described under “Description of the Mortgage Pool—Split Loan Structure—The Enclave” in the accompanying prospectus supplement. In addition, contemporaneously with the closing of the Enclave Loan, GACC made a mezzanine loan in the amount of $45.0 million, secured by 100% of the sponsor’s equity interest in the borrower. The Whole Loan proceeds were used to refinance the existing debt encumbering the Enclave Property, fund closing costs, provide for up-front escrows and recapitalize the sponsorship.

The Borrower.    The borrower is Stellar Silver Spring Borrower LLC, a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the closing of the Enclave Loan. Under the IDOT structure, title to the Enclave Property is held by BRI The Point Limited Partnership and the borrower is responsible for the monetary obligations under the promissory note. Stellar Management is the Enclave Loan sponsor. The non-recourse carveout guaranty is provided by Laurence Gluck, a principal of Stellar Management and is capped at $10.0 million. In addition, Laurence Gluck provided a completion guarantee to ensure the completion and payment of direct and indirect costs associated with the replacement of the water risers, as described herein under “Planned Improvements.”

Stellar Management (“Stellar” or the “Sponsor”) is an owner-operator of more than 18,000 apartment units and approximately three million square feet of office space in the New York City, Washington D.C., San Francisco and South Florida markets. Stellar was founded in 1986. Between 2002 and 2006, Stellar purchased over $3.0 billion of residential and commercial real estate. Laurence Gluck, a principal of Stellar, and the other principals of Stellar, have extensive real estate experience. They specialize in repositioning under-performing/under-marketed assets and profit from value-added opportunities. Stellar has generated additional value at Independence Plaza (1,332 units located in the Tribeca area of Manhattan), the Villas Parkmerced (3,221 units located in San Francisco, California), and Riverton Apartments (1,228 units located in the Historic Harlem area of Manhattan), which are multifamily properties undergoing a similar repositioning as the Enclave Property. Stellar is a repeat sponsor of a Deutsche Bank borrower.

The Property.    The Enclave Property is a 1,119-unit, 1,082,530 square foot, apartment complex that is comprised of three, 20-story buildings and is situated on a 25.6-acre land parcel in Silver Spring, Montgomery County, Maryland. The

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

Property was developed between 1965 and 1969 and is currently undergoing renovations (see “Planned Improvements” below). The Enclave Property offers amenities such as three lighted tennis courts, a playground and 425 underground and 1,000 surface parking spaces. Upon completion of the renovations, each building lobby will feature a concierge and a 24-hour gatehouse attendant. In addition, there will be a rush-hour shuttle bus service from the Enclave Property to the nearby Silver Spring Metro Station. Starting May 2007, the Enclave Property will offer amenities including a 13,000 square foot resident amenity center (the “RAC”) that features an Olympic size swimming pool and sun deck, a 2,000 square foot fitness center, meeting rooms and club room. The estimated cost of the RAC is approximately $3.3 million. Shortly after the sponsor acquired the Enclave Property, the Food and Drug Administration (“FDA”) announced plans to consolidate their national headquarters to a campus located across New Hampshire Avenue from the Enclave Property. Currently, the FDA campus site has approximately 2,000 employees with over 7,700 expected to be employed at the site by 2012.

				Market Rental Rates (per month)
Unit Type	No. Units(1)	SF/ Unit(2)	Average Rent (per month)(3)	Un-renovated(4)	Partially Renovated(4)	Fully Renovated(4)
Studio	213	464	$924	$898	$1,046	$1,380
One Bedroom	282	846	$1,166	$1,158	$1,373	$1,734
Two Bedroom	396	1,133	$1,194	$1,425	$1,675	$2,041
Three Bedroom	228	1,300	$1,613	$1,675	$1,945	$2,320
Total/Wtd. Avg.	1,119	967	$1,303	$1,308	$1,534	$1,895
(1)	Includes 60 units that are held off-line in order to house tenants during unit renovations.
(2)	Weighted average unit size.
(3)	Based on in-place rents as of the rent roll dated February 1, 2007.
(4)	Based on assumed market rents as of February 8, 2007.

In the above table market rental rate assumptions are broken down into three distinct assumed market rents: (i) Un-renovated ($1,308 per unit) – the market rent charged to tenants living in un-renovated units, (ii) Partially Renovated ($1,534 per unit) – the market rent charged to tenants living in fully renovated units during the period in which the property is still undergoing renovation (“partially renovated” is a reference to the Enclave Property as a whole, not the individual unit assigned this rent level), and (iii) Fully Renovated ($1,895 per unit) – the market rent charged to tenants once all units, common area, and amenity renovations are complete.

Planned Improvements.    Since the Enclave Property was acquired in May of 2003, for a purchase price of $130.0 million, the Sponsor has invested approximately $28.0 million of capital expenditures and budgeted approximately $35.0 million to be spent on capital improvements over the next three years, representing a total of $63.0 million (approximately $56,300 per unit) in order to transition the Enclave Property from a Class “C” to a Class “A” asset. The entire capital expenditure budget was fully funded at closing and is held by the lender in the Base Building Improvement Reserve. As part of the renovations, the Sponsor has undertaken the replacement of the water risers in each unit, which in turn has allowed for the addition of washers and dryers in every unit. Laurence Gluck, a principal of Stellar Management, has personally guaranteed the payment of direct and indirect costs related to the replacement of all water risers. As of February 2007, the Sponsor has completed the renovation of 393 units. Over the last five months, the Sponsor has realized a 6.9% increase in rent from $1,218 per unit as of September 2006 to $1,303 per unit as of February 2007.

The unit renovations consist of complete rehabilitations that include new ceramic tiles and counter tops in the kitchens and bathrooms, in-unit washer/dryer, new kitchen appliances, fixtures, plumbing, electrical wiring, doors, HVAC units, windows and balcony doors/railings. Common area improvements include a new two-story glass entranceway, renovations of every lobby, corridor and elevator cab. Enhancements to the physical plant include a new entryway gatehouse, improved

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

signage, upgrades to the landscaping and site area lighting, architectural building enhancements, improvements to the lighting and security of the underground parking, and fire sprinkler retrofit. The boilers, chillers and cooling towers have already been replaced by the Sponsor.

Market.    The Enclave Property is located in Silver Spring, Montgomery County, Maryland. The Enclave Property is situated along Oak Leaf Road at the intersection of Columbia Pike (Route 29) and New Hampshire Avenue, five minutes north of the Capital Beltway (I-495), 4.5-miles from Washington, D.C., 16 miles from Reagan National Airport and 28 miles southwest of downtown Baltimore. White Oak Shopping Center, located directly across New Hampshire Avenue from the Enclave, is a 480,000 square foot community center anchored by Sears and Giant. The Silver Spring Metrorail subway station for the Red Line is located approximately three miles south of the Enclave Property. The Red Line provides north-south travel from Glenmont, Maryland to downtown Washington, D.C. The Silver Spring Metrorail station also serves as a major connector for the Metrobus system with dozens of bus lines picking up and dropping off passengers at the subway station.

Silver Spring, Maryland, itself, has been undergoing redevelopment since 1998, a project that now includes $400 million in public and private funding. The redevelopment will be completed in three phases, with the first two phases having already been completed. Phase I of the redevelopment included the construction of a 70,000 square foot neighborhood shopping center (anchored by a 35,000 square foot Whole Foods grocery store) at the northeast corner of Fenton Street and Wayne Street. Phase II of the redevelopment included the construction of an retail/entertainment complex that is anchored by a 20-screen, stadium style movie theater complex with over 5,000 seats, which is located in Silver Circle, an entertainment area that currently includes retail stores and restaurants such as Borders Books and Music, Macaroni Grill, Panera Bread, Austin Grill, Red Lobster and Pier 1 Imports. The Discovery Communications recently built its world headquarters about three miles south of the Enclave Property. The final Phase III of the redevelopment plan will include a mixed use complex featuring 250,000 square feet of office space, 160 apartment units and 150 hotel rooms. The redevelopment of downtown Silver Spring is expected to bring new jobs to the area and provide residents with added community features. Furthermore, the FDA is consolidating its headquarters in a Class “A” office complex located across New Hampshire Avenue from the Enclave Property.

In 2006, the population within a one, three and five-mile radii of the Enclave Property was 17,116, 139,697 and 386,361 people, respectively. During the same time period the median income within a one, three and five-mile radii of the Enclave Property was $61,919, $68,767 and $66,266, respectively. The appraiser projects that the median income within the same radii will increase 8.8% by 2011.

The Enclave Property is located in the Suburban Maryland multifamily market, which according to REIS’s fourth quarter 2006 report contains a Class “A” inventory of 50,207 units exhibiting an average vacancy rate of 4.5%. The Property is further located in the Northeast Montgomery multifamily submarket, which according to REIS’s fourth quarter 2006 report contains an inventory of 8,660 units exhibiting an average vacancy of 5.2%. Within the subject submarket there have been no new units added to inventory since 1995. Over the next five years REIS projects that 663 units will be added to the market while 794 will be absorbed, resulting in a further decrease in the vacancy rate.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

The appraiser reports a comparable set of five complexes constructed between 1960 and 1969 ranging from 267 to 890 units with unit sizes ranging between 450 and 1,850 square feet. Occupancy levels ranged from 90.0% to 100.0%, with an average occupancy rate of 97.0%. Current quoted rents ranged from $959 to $3,000 per month.

Comparable Set – Quoted Rents
Name	Location	Distance from Property (miles)	Built	Renovated	No. of Units	Rent Range
Georgian Towers	8750 Georgia Avenue	4.0	1969	2003 - 2005	890	$1,110 - $3,000
The Chateau	9727 Mt. Pisgah Road	2.5	1968	—	401	$990 - $1,850
Twin Towers	1110 Fidler Lane	4.0	1967	—	346	$1,000 - $1,600
Colesville Towers	8811 Colesville Road	3.6	1967	2003	267	$1,000 - $1,602
White Oak Towers	11700 Old Columbia Pike	1.1	1960	—	410	$959 - $1,756
Total:					2,314	$959 - $3,000

Source: Cushman & Wakefield

Property Management.    The Enclave Property is managed by the Riverstone Residential NE LLC, a subsidiary of Riverstone Residential Group, the nation’s largest independently owned property management firm with over 180 properties, inclusive of 901,250 units, currently under management in 18 states and Washington, D.C. Riverstone Residential Group, formerly Trammell Crow Residential Services (“TCRS”), was created in January 2006 by two of its senior officers, Terry Danner and Christy Freeland. RRG is an experienced manager of multifamily properties having managed thousands of communities over the past 30 years.

Lockbox / Cash Management.    The Enclave Loan is structured with a soft lockbox and full cash management.

Reserves.    At closing, the borrower deposited $34,980,000 into a Capital Expenditures Reserve, to fund actual costs of all renovations at the Enclave Property as reflected in the approved base building work schedule provided in the Enclave Loan documents. In addition, at closing, the borrower deposited $26,300,000 into an Interest Reserve to fund debt service shortfalls during the Enclave Loan term. Monthly, the borrower is required to fund 1/12th of annual tax and insurance payments into respective tax and insurance reserve accounts.

Partial Prepayment.    Partial prepayment of up to an aggregate amount of $10.0 million is permitted after 23 payments from the loan closing date if the following conditions, among other things, are satisfied: (i) no default or event of default on the first mortgage or mezzanine loan occurs, (ii) completion of all renovations as described in Schedule VI of the Enclave Loan Agreement, (iii) at least $1.0 million remains in the Capital Expenditures Reserve account and (iv) the mezzanine borrower simultaneously makes a proportionate prepayment.

Current Mezzanine or Subordinate Indebtedness.    The Enclave Property is also secured by a $75,000,000 B-Note that will be held outside of the trust. In addition, contemporaneously with the closing of the Enclave Loan, GACC made a mezzanine loan in the amount of $45.0 million, secured by 100% of the sponsor’s equity interest in the borrower. The mezzanine loan is governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loan is subject and subordinate to, and co-terminous with, the mortgage loan, (ii) the mezzanine borrower has an ability to cure defaults under the mortgage loan and (iii) the mezzanine borrower has the right to purchase the mortgage loan at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) the mortgage loan becomes a "specially serviced mortgage loan" as a result of a monetary event of default that the special servicer determines may result in an impairment of the mortgage loan. The mezzanine loan is not an asset of the trust fund.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

The Enclave	TMA Balance:	$150,000,000
	TMA DSCR:	2.70x
	TMA LTV:	52.82%

The Enclave
11215 Oak Leaf Drive
Silver Spring, MD 20901
Olney
Sandy Spring
Aspen Hill
Colesville
Northwest Branch Park
Upper Paint Branch Park
Glenmont Shopping Center
Wheaton Regional Park
Wheaton
Kemp Mill Estates
Kensington
MONTGOMERY COUNTY
White Oak
Calverton
White Oak Shopping Center
FDA Headquarters (under construction)
Beltsville
Capital Beltway
Holy Cross Hospital
Silver Spring
Adelphi
College Park
Georgian Towers
World Headquarters Discovery Communications Inc
MARYLAND
Langley Park
Comcast Center
UNIVERSITY OF MARYLAND
Byrd Stadium
Greenbelt
Chevy Chase
Washington Adventist Hospital
Walter Reed Army Med. Center
Takoma Park
Chillum
PRINCE GEORGE'S COUNTY
The Mall at Prince George's
Riverdale Park
Rock Creek Park
Hyattsville
Washington DC
Providence Hospital
Bladensburg
Brentwood
CATHOLIC UNIVERSITY
National Zoo
HOWARD UNIVERSITY
Prince George's Hospital
Cheverly
GEORGETOWN UNIVERSITY
Georgetown
GALLAUDET UNIVERSITY
National Arboretum
Reagan Natl. Airport 12 miles
Washington Dulles Intl. Airport 24 miles
Washington D.C.
VIRGINIA
MARYLAND
Arlington
Alexandria

[THIS PAGE INTENTIONALLY LEFT BLANK]

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Principal Balance:	$120,000,000

Cut-off Date Principal Balance:	$119,874,180

% by Initial UPB:	3.03%

Interest Rate:	6.0100%

Payment Date:	1st of each month

First Payment Date:	April 1, 2007

Maturity Date:	December 1, 2019

Amortization(1):	IO-Balloon

Call Protection:	Lockout for 23 payments from the loan closing date, then prepayment with the greater of yield maintenance or 1% premium. On or after September 1, 2019, prepayment is permitted without premium.

Sponsors:	Apollo Real Estate Investment Fund, L.P., Abraham Lerner & Christopher J.B. Ellis

Borrower:	TA/Warner Center Investors, LLC

Additional Financing:	None

Lockbox:	Hard

Monthly Reserves(2):	See footnote

(1)	See “The Loan” section herein for additional information.
(2)	See “Reserves” section herein for additional information.

Financial Information

Cut-off Date Balance per PSF:	$268

Balloon Balance PSF:	$250

Cut-off Date LTV:	79.92%

Balloon LTV:	74.76%

UW DSCR(1):	1.01x
(1)	Based on the first monthly debt service payment based on a fixed amortization schedule included in the accompanying prospectus supplement. See “Reserves” section herein for additional information.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Office – Suburban

Collateral:	Fee Simple

Location:	Woodland Hills, CA

Year Built:	1977

Total Area:	448,072 square feet

Property Management:	Tri Summor Holdings, Inc.

Occupancy (As of 04/01/2007):	100.0%

Underwritten Net Cash Flow:	$8,205,531

Appraised Value:	$150,000,000

Appraisal Date:	February 8, 2007

Tenant Information
Tenant	NRSF	Base Rent/Sq. Ft.	%NRSF	Lease Expiration	Extension Options	Ratings (S/F/M)
Wellpoint Health Networks, Inc.	448,072	$18.31	100.0%	12/31/2019(1)	2, 5-year(2)	BBB+/A-/Baa1
(1)	Free rent period from January 1, 2016 through December 31, 2019.
(2)	Tenant extension option.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

Financial Information
	12/31/2004	12/31/2005	12/31/2006	Underwritten

Effective Gross Income	$6,859,155	$7,322,148	$7,816,393	$13,742,125

Total Expenses	$ 251,115	$ 267,955	$ 274,682	$ 5,536,594

Net Operating Income (NOI)	$6,608,040	$7,054,193	$7,541,711	$ 8,205,531

Cash Flow (CF)	$6,608,040	$7,054,193	$7,541,711	$ 8,205,531

DSCR on NOI	0.82x	0.87x	0.93x	1.01x

DSCR on CF	0.82x	0.87x	0.93x	1.01x

The Wellpoint Office Tower Loan

The Loan.    The Wellpoint Office Tower Loan (the “Wellpoint Office Tower Loan”) is a $120.0 million 12-year, nine-month, fixed rate loan secured by a first mortgage on the borrower’s fee interest in a 13-story, Class “A” office building and three single-story complementary buildings (collectively, the “Wellpoint Property”) situated on a 6.28-acre site located in an 1,100-acre business park known as Warner Center, in Woodland Hills, Los Angeles County, California. The Wellpoint Office Tower Loan is structured with debt service payments based on a fixed amortization schedule during the first four years of the loan term followed by a 105-month interest only period. Commencing on the 49th payment through the 105th payment of the Wellpoint Office Tower Loan term, the borrower will fund the interest reserve to provide for debt service payments during the tenant’s four-year free rent period from January 1, 2016 through December 31, 2019. The Wellpoint Office Tower Loan proceeds were used to repay existing debt encumbering the Wellpoint Office Tower Property, fund closing costs and recapitalize the Sponsors (as defined below).

The Borrower.    The borrower, TA/Warner Center Investors, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the closing of the Wellpoint Office Tower Loan. The borrower is owned by managing partners Abraham Lerner (9.1%) and Christopher Ellis (9.1%) along with limited partners Manfred Simchowitz (10.1%) and Apollo Real Estate Investment Fund, L.P. (71.8%), an affiliate of Apollo Real Estate Advisors.

Abraham Lerner is a principal of both the Trident Group, a real estate company headquartered in Los Angeles, and Oldham Estates, Ltd., which owns and manages over 1,000,000 square feet of retail and office space in California. With over 27 years of real estate experience, Mr. Lerner has been involved in the development, acquisition and management of over 1.3 million square feet of retail space.

Christopher Ellis was the managing partner of Richard Ellis, which later became the Yarmouth Group, and has over 27 years of real estate experience during which time Mr. Ellis was responsible for the acquisition and management of over 5.0 million square feet or retail properties located primarily in California.

The Property.    The Wellpoint Property is comprised of a 13-story, Class “A” office building (the “Tower Building”), and three single-story complementary buildings totaling 448,072 square feet located approximately 25 miles northwest of the Los Angeles central business district. The Tower Building comprises 365,000 square feet of office space with a helicopter pad located on the roof. The Wellpoint Property serves as Wellpoint’s western region claims processing center and accommodates approximately 3,500 employees. Wellpoint has two such claims processing centers in the United States. The three single-story complementary buildings consist of the following: (i) the Visitor Center which includes security offices, (ii) the Walker Theatre Building which houses an auditorium and a series of classrooms with computers for training of personnel, and (iii) the Cafeteria Building which is a full service cafeteria used by approximately 4,000 employees who work at the Wellpoint Property. The Wellpoint Property is located on a 1,100-acre mixed-use, master planned community known as Warner Center, which features office, retail, residential and hotel development and is located in Woodland Hills, California. The Wellpoint Property was developed in 1977 and offers 1,697 parking spaces.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

The Wellpoint Property is 100.0% occupied by Wellpoint Health Networks, Inc. (“Wellpoint”), and has been in occupancy since the Wellpoint Property was built. Wellpoint (NYSE:“WLP”; rated “BB+” by S&P, “A-” by Fitch and “Baa1” by Moody’s) is an Indiana based company that provides health care benefits to approximately 34 million people. Wellpoint is the largest publicly traded commercial health benefits company in the United States. Wellpoint offers various network-based managed care plans to large and small employers, individual, Medicaid and senior markets. Wellpoint’s managed care plans include preferred provider organizations, health maintenance organizations, point-of-service plans, other hybrid plans. In addition, Wellpoint provides various managed care services, including claims processing, underwriting, stop loss insurance, actuarial services, provider network access, medical cost management and other administrative services to self-funded customers. It also offers specialty and other products and services, including pharmacy benefit management; group life and disability insurance benefits; dental, vision and behavioral health benefits; workers compensation; and long term care insurance.

Wellpoint is subject to a 24-year triple net lease expiring December 31, 2019 with two 5-year renewal options at a fair market rent which are exercisable by Wellpoint upon 18 months required prior notice. The current contractual triple net base rental rate is $18.31 per square foot and the lease provides for annual rent increases equal to the lesser of 6.75% or an amount that is six times the annual consumer price index increase, or such other increase as specified in the lease. During the last four years of the lease term Wellpoint has no rent payments due. The Wellpoint Office Tower Loan is structured with an Interest Reserve (as described under “Reserves”) which will be used to pay debt service during the four-year free rent period.

Wellpoint, Inc. Operating Performance (in millions)
	2004	2005	2006
Revenues	$20.82	$45.14	$56.95
EBIT	$1.59	$4.12	$5.32
Net Income	$0.96	$2.46	$3.09
Total Assets	$39.74	$51.41	$51.76
Total Liabilities	$20.28	$26.41	$27.18
Shareholders Equity	$19.46	$24.99	$24.58

Wellpoint (and predecessor companies) has been selected by FORTUNE magazine as America’s “Most Admired Health Care Company” for six consecutive years, and was ranked #2 on Business Week’s “BW50” ranking of top performing public companies in the S&P 500. Wellpoint has also been named by Forbes magazine as America’s best large health insurance company and was designated as one of America’s Top Public Companies for Executive Women. Wellpoint has also been on Forbes Magazine’s Platinum 400 Honor Roll of the 25 best managed companies in America since 1999.

The Market.    The Wellpoint Property is located in the western portion of the San Fernando Valley, approximately 25 miles northwest of the Los Angeles central business district. The Wellpoint Property is located in the Los Angeles office market, which, as of the fourth quarter 2006 contained approximately 188.4 million square feet of office space with approximately 3.3 million square feet under construction. During this time period the overall office vacancy rate was 8.9%, down from 10.5% as of the fourth quarter 2005. The average gross rental rate was $28.92 per square foot, an increase of 6.6% from the fourth quarter of 2005. The Wellpoint Property is located within the San Fernando office submarket, which as of the fourth quarter of 2006 contained approximately 22.7 million square feet of office space that exhibited an average vacancy rate of 7.0% and an average gross rental rate of $27.84 per square foot. The Wellpoint Property is further located within the Woodland Hills micro-market, which as of the fourth quarter of 2006 contained approximately 6.3 million square feet of office space exhibiting an average vacancy rate of 8.9%.

The Wellpoint Property is located within the Warner Center, a 1,100-acre master planned community in Woodland Hills that includes hotels, retail and residential development. The Warner Center area is located just north of the Ventura Freeway (US Highway 101), the primary highway traversing San Fernando Valley providing access to western Ventura County and

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

eastern Loan Angeles County. In addition to being the largest office submarket in the San Fernando Valley, Woodland Hills has a diverse retail and residential base. Retail development in the area includes two regional shopping centers (both in Warner Center), as well as numerous community shopping centers and freestanding destination retail tenants. The Wellpoint Property is directly surrounded by multifamily developments and high-rise office buildings, and a mixture of office and industrial development. Neighborhood demographics according to 2006 figures, within a one, three and five-mile radius indicate population of 20,383, 182,002, and 376,835 persons, respectively. In this same radius, 2006 Estimated Average Household Incomes figures indicate amounts of $72,175, $85,185 and $84,091, respectively.

Lockbox/Cash Management.    The Wellpoint Office Tower Loan is structured with a hard lockbox and full cash management.

Reserves.    The Wellpoint lease provides for a free rent period during the last four years of the lease term (January 1, 2016 to December 31, 2019) and provides the tenant with two 5-year renewal options at a fair market rent. Due to the free rent period, the Wellpoint Office Tower Loan is structured with an Interest Reserve which will provide for a debt service coverage ratio of 1.01x during the last four years of the loan/lease term. During the first four years of the Wellpoint Office Tower Loan term, repayment will be based on a fixed amortization schedule included in the accompanying prospectus supplement, which results in principal repayment of approximately $7.86 million. From the 49th payment through the 105th payment, of the Wellpoint Office Tower Loan term, debt service payments will be interest only. During five of those years (years five through nine), amounts received from the tenant under the lease in excess of the scheduled interest only debt service due will be swept from the lender controlled lockbox account into the Interest Reserve account. The accumulated funds from the fixed payments plus interest on those funds (calculated at a conservative 1.5% interest rate), is projected to cover debt service for the last four years of the Wellpoint Officer Tower Loan (other than the maturity date balloon payment). During the free rent period, funds from the Interest Reserve will be applied to debt service payments due from and after January 1, 2016.

Partial Release and Substitution.    Subject to conditions specified in the Wellpoint Office Tower Loan documents, the borrower has the right to obtain a release of a certain unimproved parcel and substitute a certain parcel adjacent to the Wellpoint Property.

Property Management.    Tri Summor Holdings, Inc., an affiliate of the borrower, manages the Wellpoint Property. Wellpoint is responsible for day-to-day management of the Wellpoint Property.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Wellpoint Office Tower	Balance:	$119,874,180
	DSCR:	1.01x
	LTV:	79.92%

Wellpoint Office Tower
21555 Oxnard Street
Woodland Hills, CA 91367
Santa Clarita
Angeles National Forest
Sylmar
Golden State Fwy
LOS ANGELES COUNTY
Porter Ranch
Ronald Reagan Fwy
Granada Hills
SAN FERNANDO VALLEY
Simi Valley
VENTURA COUNTY
Chatsworth
Chatsworth Reservoir
Northridge
CAL STATE UNIVERSITY NORTHRIDGE
Los Angeles
Burbank Airport 8 miles
Van Nuys Airport
San Diego Fwy
West Hills
Canoga Park
Reseda
PIERCE COLLEGE
Tarzana
Ventura Fwy
Encino
Woodland Hills
Hidden Hills
Calabasas
Sherman Oaks
SANTA MONICA MTS.
Topanga State Park
Los Angeles
Santa Monica
Long Beach
Anaheim
Pasadena
Huntington Beach
Pacific Ocean

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

Mortgage Loan Information

Loan Seller:	GACC

Loan Purpose:	Refinance

Original Balance(1):	$104,000,000

Cut-off Date Balance(1):	$104,000,000

% by Initial UPB:	2.63%

Interest Rate:	5.7990%

Payment Date:	1st of each month

First Payment Date:	January 1, 2007

Maturity Date:	December 1, 2016

Amortization:	Interest Only

Call Protection:	Lockout for 24 months after the securitization closing date, then defeasance is permitted. On or after October 1, 2016 prepayment is permitted without premium.

Sponsor:	Triple Five National Development Corporation

Borrower:	MOAC Mall Holdings LLC; MOA Entertainment Company LLC

Additional Financing:	None

Lockbox:	Hard

Initial Reserves:	Engineering:	$25,000

Monthly Reserves(2):	Tax / Insurance:	Springing

	Replacement:	Springing

	TI / LC:	Springing

(1)	The cut-off date principal balance of $104,000,000 (the “TMA”) represents the pari passu A-4 Note from a first mortgage loan with an aggregate original balance of $755,000,000 (the “Mall of America Whole Loan”) which is comprised of four pari passu notes. A pari passu note in the amount of $345,000,000 was included in the COMM 2006-C8 mortgage trust and two pari passu notes with a combined balance of $306,000,000 were included in the CD 2007-CD4 mortgage trust.
(2)	Upon the occurrence and continuation of a Trigger Event as defined under “Lock Box Account” herein, the borrower is required to deposit monthly reserves for: (i) taxes, (ii) insurance, (iii) capital expenditures and (iv) tenant improvement and leasing commissions. See “Reserves Section” herein for additional information.

Financial Information(1)

Cut-off Date Balance PSF:	$273

Balloon Balance PSF:	$273

LTV:	75.50%

Balloon LTV:	75.50%

UW DSCR:	1.43x
(1)	Calculations are based on the Mall of America Whole Loan.

Property Information

Single Asset / Portfolio:	Single Asset

Property Type:	Retail, Regional Mall

Collateral:	Fee simple and leased fee

Location:	Bloomington, MN

Year Built/Renovated:	1992/2005

Total Area(1):	2,769,954 square feet

Property Management:	Triple Five National Development Corporation

Occupancy (As of 11/2/2006):	94.0%

Underwritten Net Cash Flow:	$63,308,844

Appraised Value:	$1,000,000,000

Appraisal Date:	September 12, 2006

(1)	Includes square footage for the borrowers’ leased fee interest with respect to the Macy’s, Bloomingdales and Sears stores. Excluding these tenants’ square footage results in 2,096,582 square feet.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

Financial Information
	2004	2005	T-12 8/31/2006	Underwritten
Effective Gross Income	$104,263,332	$110,855,344	$112,151,898	$115,016,535

Total Expenses	$51,422,378	$50,630,671	$52,780,467	$49,097,538

Net Operating Income (NOI)	$52,840,954	$60,224,673	$59,371,431	$65,918,997

Cash Flow (CF)	$52,840,954	$60,224,673	$59,371,431	$63,308,844

DSCR on NOI	1.19x	1.36x	1.34x	1.48x

DSCR on CF	1.19x	1.36x	1.34x	1.43x

Anchor Tenants Summary(1)
Tenant Name	Ratings S/F/M(2)	NRSF(3)	% NRSF	Base Rent PSF	Annual Base Rent	% of Total Base Rent	Lease Expiration

Macy’s	BBB/BBB/Baa2	276,581	10.0%	$0.00	$10	0.0%	08/01/15

Bloomingdales(4)	BBB/BBB/Baa2	218,887	7.9%	$0.04	$9,000	0.0%	08/31/12

Nordstrom	A/A–/Baa1	210,664	7.6%	$4.00	$842,656	1.7%	08/06/22

Sears	BB+/BB/Ba1	177,904	6.4%	$0.00	$0	0.0%	08/31/22

Total Anchor Tenants		884,036	31.9%	$0.96	$851,666	1.7%
(1)	Information obtained from underwritten rent roll except for the ratings (S&P/Fitch/Moody’s) and unless otherwise stated.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Net rentable area (SF) includes Macy’s, Bloomingdales and Sears, which are all subject to ground lease agreements with the Borrowers.
(4)	Under the Mall of America Loan documents, the Borrowers are permitted to redevelop the premises currently occupied by Bloomingdales.

Tenant Summary(1)
Tenant Name	Ratings S/F/M(2)	NRSF(3)	% NRSF	Base Rent PSF	Annual Base Rent	% of Total Base Rent	Lease Expiration

Sports Authority	B/NAP/NAP	73,714	2.7%	$0.00	$ 0	0.0%	01/31/08

AMC Theatres	B/B/Ba1	62,389	2.3%	$0.00	$ 0	0.0%	08/31/12

Underwaterworld at MOA	NAP/NAP/NAP	45,209	1.6%	$0.00	$ 0	0.0%	01/31/21

Old Navy	BB+/BB+/Ba1	43,851	1.6%	$16.43	$720,472	1.5%	01/31/12

Barnes & Noble	NAP/NAP/NAP	41,000	1.5%	$9.88	$405,000	0.8%	04/30/14

					$1,125,472

Total Top 5 In-Line Tenants		266,163	9.6%	$4.23	$1,125,472	2.3%

Non-major Tenants		1,453,351	52.5%	$32.80	$47,666,598	96.0%

Total Anchor Tenants		884,036	31.9%	$0.96	$851,666	1.7%

Occupied Total		2,603,550	94.0%	$19.07	$49,643,736	100.0%

Vacant Space		166,404	6.0%

Collateral Total		2,769,954	100.0%
(1)	Information obtained from underwritten rent roll except for the ratings (S&P/Fitch/Moody’s) and unless otherwise stated.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Net rentable area (SF) includes Macy’s, Bloomingdales and Sears, which are all subject to ground lease agreements with the Borrowers.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

Lease Rollover Schedule(1)(2)
Year of Expiration	# of Leases Expiring	% of Total SF	Cumulative Total SF	Cumulative % of Total SF	Base Rent Expiring	% of Base Rent Rolling	Cumulative % of Base Actual Rent Rolling

MTM	13	0.7%	18,548	0.7%	$1,243,652	2.5%	2.5%

2007	16	2.1%	57,309	2.7%	$1,503,603	3.0%	5.5%

2008	35	10.5%	291,708	13.3%	$5,406,542	10.9%	16.4%

2009	25	1.9%	53,921	15.2%	$2,640,917	5.3%	21.7%

2010	22	3.3%	91,869	18.5%	$3,177,843	6.4%	28.1%

2011	22	3.1%	85,723	21.6%	$3,650,056	7.4%	35.5%

2012	25	13.8%	381,006	35.4%	$4,537,355	9.1%	44.6%

2013	60	6.6%	182,138	42.0%	$9,189,305	18.5%	63.1%

2014	31	5.6%	153,943	47.5%	$5,715,883	11.5%	74.7%

2015	32	14.5%	401,113	62.0%	$5,262,329	10.6%	85.3%

2016	29	3.4%	94,675	65.4%	$4,112,491	8.3%	93.5%

Thereafter	13	28.6%	791,597	94.0%	$3,203,760	6.5%	100.0%

Vacant	—	6.0%	166,404	100.0%	—	—	—

Total:	323	100.0%	2,769,954	100.0%

(1)	The information in this schedule assumes that no tenant exercises an early termination option.

(2)	Information obtained from the Underwritten Rent Roll.

The Loan.    The Mall of America Loan is a $104.0 million 10-year interest only fixed rate loan secured by a first mortgage on the borrower’s fee simple interest in an approximately 2.8 million sq. ft. retail space and amusement complex located in Bloomington, Minnesota, which is in the Minneapolis-St. Paul metropolitan statistical area (“MSA”). The $104.0 million loan is part of a $755.0 million whole loan which also consists of a $345.0 million A-1 Note and $306.0 million of pari passu indebtedness securitized in CD 2007-CD4, evidence by the A-2 and A-3 Notes. The respective rights of the holders of the pari passu notes evidencing the Mall of America Whole Loan will be governed by a co-lender agreement described under the “Description of the Mortgage Pool—Mall of America Whole Loan” in the Prospectus Supplement. The Mall of America Loan proceeds were used to refinance existing debt on the Mall of America Property (as defined below) and to buy out the Previous Partners (as defined below) to provide the Mall of America Loan sponsor, Triple Five National Development Corporation (“Triple Five” or the “Sponsor”), with 100% ownership of the fee interest in the Mall of America Property. The Mall of America Loan matures on December 1, 2016.

The Borrower.    The borrowers are MOAC Mall Holdings LLC and MOA Entertainment Company LLC (together, the “Borrowers”) each of which are single-purpose, bankruptcy-remote entities with independent directors, for which non-consolidation opinions were obtained at closing.

Prior to the Mall of America Loan closing, the ownership of the Mall of America Borrowers was divided between three entities: Triple Five, Teachers Insurance and Annuity Association (“TIAA”), and Simon Property Group (“Simon,” and together with TIAA, the “Previous Partners”). For several years there has been outstanding litigation among the Previous Partners and Triple Five. In connection with the buyout and at closing, Triple Five and the Previous Partners entered into a global settlement which released all outstanding litigation associated with the ownership interests in the Mall of America Property and the Previous Partners. A significant portion of the loan proceeds went towards the buyout of the Previous Partners’ interest in the Mall of America property with the buyout valuation for the property predicated on a $1 billion value.

The Borrowers are sponsored by Triple Five, an entity owned by the Ghermezian family of Canada. Triple Five has developed numerous commercial, industrial and residential projects throughout the United States and Canada. The

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

company has developed various real estate projects in California, Washington, Colorado, Minnesota, Arizona, Nevada, New York and Florida. In addition to this property, Triple Five developed and owns the West Edmonton Mall in Edmonton, Canada (approximately 5.2 million sq. ft.), the largest retail, hospitality and entertainment complex in the world. Triple Five is a repeat sponsor of a Deutsche Bank borrower. Based on the appraised value of $1.0 billion, Triple Five has $245.0 million of implied equity in the Mall of America Property (24.5%).

The Property.    The collateral for the Mall of America Loan is a 2,769,954 square foot super regional mall and amusement park situated on a 78.07-acre land parcel located in Bloomington, Minnesota, which is part of the Minneapolis-St. Paul metropolitan statistical area (the “Mall of America Property”). The Borrowers have a leased fee interest in the property occupied by Macy’s, Bloomingdales and Sears stores. Excluding these tenants’ square footage, the Mall of America Property is 2,096,582 square feet. The Mall of America Property was constructed in 1992 and renovated in 2005. As of November 2, 2006, the Mall of America Property exhibited occupancy of 94.0% and 2005 in-line sales of $594 per square foot (for all tenants under 10,000 square feet).

The Mall of America Property is configured as a rectangle, with an anchor store situated in each corner (Macy’s, Bloomingdales, Nordstrom and Sears). In the center is the seven-acre (292,060 square feet) amusement center known as “The Park at MOA” (part of the collateral for the Mall of America Whole Loan). The Park at MOA, which has 27 rides including a 74-foot high ferris wheel, is surrounded by four, three-level retail “avenues” and a fourth floor “entertainment district.” Each of the four corridors or “avenues” between the anchors are distinguished by a theme and color scheme which makes it easier for shoppers to navigate the mall. The Mall of America Property also includes Underwater World (a 1.2 million gallon walk-through aquarium) and a LEGO Imagination Center (an interactive play center for children). Additional attractions include, among other things, 20 full-service restaurants, 36 specialty food stores, 30 fast food restaurants, 8 nightclubs, a 14-screen movie theater, and three food courts. Overall, these specialized retail spaces and amenities provide synergy with the Park at MOA that creates a unique entertainment component to the Mall of America Property. Attached to the Mall of America Property are two parking structures that offer a total of 12,500 enclosed parking spaces. In addition, there are 1,282 open air and underground parking spaces surrounding the Mall of America Property.

The Mall of America Property is the nation’s largest retail and entertainment complex. There are more than 35 hotels located within an 8-mile radius of the Mall of America Property. The 11.6 mile Hiawatha Corridor Light Rail Transit links three of the region’s most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul International Airport and the Mall of America property. The Mall of America Property’s size and tenant mix further allow it to draw tourists from multiple states.

Significant Tenants.    As of November 2, 2006 the Mall of America Property was 94.0% occupied. The following are the four largest tenant representing 31.9% of the net rentable area.

Macy’s (rated “BBB” by S&P, “BBB” by Fitch and “Baa2” by Moody’s) occupies 276,581 square feet, or approximately 10.0% of the net rentable area. Macy’s is a department store chain operated by Federated Department Stores (‘‘Federated’’). Federated operates 825 Macy’s stores in 45 states, Washington, D.C., Puerto Rico and Guam. Federated was founded in 1820 and is based in Cincinnati, Ohio. In August 2005, Federated acquired The May Department Stores Company in a transaction valued at approximately $11.0 billion plus approximately $6.0 billion in assumed debt.

Bloomingdale’s (rated “BBB” by S&P, “BBB” by Fitch and “Baa2” by Moody’s) occupies 218,887 square feet or approximately 7.9% of the net rentable area. Bloomingdale’s is a department store operated by Federated, which operates 36 Bloomingdale’s stores in 12 states. Under the Mall of America Loan documents, the Borrowers may pursue the redevelopment of the premises currently occupied by Bloomingdale’s and terminate the Bloomingdale’s lease subject to certain conditions. The Bloomingdale’s lease expires in August 2012.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

Nordstrom, Inc. (“Nordstrom”) (rated “A by S&P, “A-” by Fitch and “Baa1” by Moody’s) occupies 210,664 square feet, or approximately 7.6% of the net rentable area. Nordstrom, through Nordstrom, Nordstrom Rack, Last Chance and Façonnable retail stores, sells apparel, shoes, cosmetics, and accessories. The company operates 98 Nordstrom stores, 50 Nordstrom Racks, 4 Façonnable boutiques in the United States and 36 Façonnable boutiques in Europe. Nordstrom was founded in 1901 and is based in Seattle, Washington.

Sears (rated “BB+” by S&P, “BB” by Fitch and “Ba1” by Moody’s) occupies 177,904 square feet, or approximately 6.4% of the net rentable area. Sears, which operates in the United States and Canada, and its wholly owned subsidiary Kmart, offer an array of household, recreational and apparel products. The company operates 2,400 Sears-branded and affiliated stores in the United States and Canada. At the Mall of America Property, Sears, which is not required to report earnings, operates under a thirty-one year lease expiring August 31, 2022.

The following are key facts about the Mall of America Property: (i) the total store front footage is approximately 4.3 miles; (ii) walking distance around one level of Mall of America Property is 0.6 miles; (iii) the Mall of America Property contributes more than $1.7 billion during summers and holidays; (iv) it is one of the top producing regional malls in the country as measured by its 2005 total sales of $705 million; and (v) it is the largest super regional mall with the highest customer draw in the United States with more than 40 million visitors annually.

The Sponsor owns a 42-acre adjacent land parcel to the north of the Mall of America Property and plans to construct a Mall of America Phase II development (the “Phase II”), which is not part of the collateral. The Phase II will be connected to the Mall of America Property and is expected to complement the existing shops and attractions at the Mall of America Property. The Phase II is a mixed-use complex zoned for up to 5.6 million square feet of new development, which may include premier hotels, office complex/business center with conference facilities, retail offerings, restaurants, recreational/fitness/spa facilities, entertainment/cultural attractions, performing arts center, a dinner theater (1,200 seats) and a water park. The first element of the Phase II expansion occurred in 2004, when IKEA opened a new 306,000 square foot store. The Mall of America Property draws more than 40 million visits a year and the Sponsor anticipates that the Phase II will attract an additional 20 million visitors a year, with nearly 40 percent of those visitors arriving at the Mall of America Property from beyond a 150 mile radius.

The Market.    The Mall of America Property is located in Hennepin County within the Minneapolis-St. Paul MSA. As of 2005, the Minneapolis-St. Paul MSA had a population of approximately 3,138,324 and Hennepin County had a population of 1,128,667. For the same period, the average household income was $79,143 and $70,983 for Hennepin County and Minneapolis-St. Paul MSA, respectively. Within a three, seven and ten mile radius of the Mall of America Property the population in 2005 was 51,207, 454,035 and 973,825 respectively and average household income was $60,467, $78,214 and $74,009, respectively.

According to the third quarter of 2006 Grubb & Ellis Report, the Minneapolis market contains approximately 15.0 million sq. ft. of super regional retail space and has a market vacancy of 1.8%. The Mall of America Property is located in the East Hennepin County/Minneapolis submarket which contains approximately 9.7 million sq. ft. in 86 retail properties. According to the Cushman & Wakefield survey, the regional mall properties viewed as being competitive with the Mall of America Property show rent levels that range from $18.00-$44.00 per sq. ft. per year for in-line shops. At the Mall of America Property, rental rates currently range from approximately $37.00-$40.00 per sq. ft. for in-line tenants (excluding major anchors and food court).

The Mall of America Property is the nation’s largest retail and entertainment complex. There are more than 35 hotels located within an 8-mile radius of the property. The 11.6 mile Hiawatha Corridor Light Rail Transit links three of the region’s most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul International Airport and the Mall of America property. The Mall of America Property’s tenant mix and sheer size lends it to having the power to draw tourists from multiple states.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

The Mall of America Property has a stable operating performance as evidenced by a high occupancy level of 94.00% and strong 2005 in-line sales of $594 per square foot (for all tenants under 10,000 sq. ft.).

Competitive Set
Competition	Sq. Ft.	Distance from Subject	Anchors

Southdale Shopping Center	1,240,888	5.0 miles	Dayton’s, JC Penney, Mervyn’s, Marshall’s

Burnsville Center	1,078,855	19.0 miles	Dayton’s, JC Penny, Mervyn’s, Sears

Rosedale Shopping Center	1,138,884	8.5 miles	Dayton’s, JC Penney, Mervyn’s, Montgomery Ward

Ridgedale Center	1,157,764	13.5 miles	Dayton’s, JC Penney, Mervyn’s, Montgomery Ward

Lockbox/Cash Management.    The Mall of America Loan has been structured with a hard lockbox. Cash management becomes effective upon the occurrence of a “Trigger Event” which is triggered by an Event of Default (as defined in the Mall of America Loan documents) or if the DSCR is less than 1.10x for two consecutive quarters.

Reserves.   Upon the occurrence and continuation of a Trigger Event, the borrower is required to deposit monthly reserves for: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay the insurance premiums, (iii) capital expenditures, in the amount of 1/12 of the amount the lender reasonably estimates will be necessary and (iv) tenant improvement and leasing commissions, in the amount of $30,000.

Partial Release.    The Mall of America Loan documents permit the free release of certain identified vacant out-parcels, provided certain conditions specified in the Mall of America Loan documents are satisfied. In addition, in lieu of a release of the vacant out-parcels, the borrower is permitted to lease such parcels pursuant to a ground lease.

Property Management.    Triple Five is the property manager for the Mall of America Property. Triple Five owns and/or manages approximately 12.2 million square feet of retail space, which includes the Mall of America complex (approximately 4.0 million square feet), West Edmonton Mall in Edmonton, Canada (the largest mall in the world totalling approximately 5.4 million square feet) and approximately 2.6 million square feet of additional retail space in the western United States.

Current Mezzanine or Subordinate Debt.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

$3,484,769,000 (Approximate)

GE Commercial Mortgage Corporation

Commercial Mortgage Pass-Through Certificates

Series 2007-C1

Mall of America	TMA Balance:	$104,000,000
	TMA DSCR:	1.43x
	TMA LTV:	75.50%

Mall of America
8100 24th Avenue South
Bloomington, MN 55425
ANOKA COUNTY
HENNEPIN COUNTY
RAMSEY COUNTY
DAKOTA COUNTY
SCOTT COUNTY
Crystal
New Hope
Twin Lakes
Brookdale Center
49th Ave
Columbia Heights
New Brighton
Lake Johanna
37th Ave
Robbinsdale
36th Ave
Boone Ave
Douglas Dr
St. Anthony
Saint Anthony Pkwy
Roseville
Rosedale Center
Lowry Ave
North Memorial Health Care
Fremont Ave
The Quarry
North Warehouse District
Broadway St
Golden Valley
Theodore Wirth GC
Riverfront District
UNIV. OF MN ST. PAUL CAMPUS
Falcon Heights
Plymouth Ave
Como Ave
Como Zoo
Glenwood Ave
Downtown
UNIV. OF MINNESOTA
Energy Park Dr
HHH Metrodome
University Ave
Fairview-Univ. Med. Center
Mississippi
Midway Marketplace
Cedar Lake
Minneapolis
Uptown
Cedar Lake Rd
St. Louis Park
Marshall Ave
Abbott Northwestern Hospital
River
St. Paul
Lake Calhoun
Calhoun Square
E 38th St
UNIV. OF ST. THOMAS
Jefferson Ave
Lyndale Ave
Excelsior Blvd
Methodist Hospital
Lake Harriet
Interlachen Blvd
50th & France
W 50th St
W 54th St
VA Medical Center
Edina
Fairview Southdale Hospital
France Ave
Penn Ave
Veterans Mem. Park
Minneapolis-St. Paul International Airport
Southdale Center
Richfield
Mendota Heights
Braemar Blvd
Galleria
E 73rd St
Centennial Lakes
W 84th St
E 84th St
Gun Club Lake
E Bush Lake Rd
Bush Lake
Bloomington
Fort Snelling State Park
Hyland-Bush Lakes Park
Eden Prairie
Hyland Lake
W 98th St
Eagan
Eagan Promenade
Nicols Rd
Central Park
W 110th St
Minnesota River
Rice Lake
DAKOTA COUNTY
Savage
Shakopee
Burnsville
Judicial Rd
Fairview Ridges Hospital
Prior Lake
Burnsville Shopping Center
Allen Blvd
154th St
Hanrehan Lake
Crystal Lake
Orchard Lake
Anoka
Lino Lakes
Coon Rapids
Blaine
Brooklyn Park
Maple Grove
Fridley
Arden Hills
Roseville
Golden Valley
Maplewood
Oakdale
St. Paul
St. Louis Park
Minneapolis
Minnetonka
Mendota Heights
Edina
Woodbury
Bloomington
Eagan
Inver Grove Heights
Shakopee
Burnsville
Apple Valley

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series by Separate Issuing Entities)

GE COMMERCIAL MORTGAGE CORPORATION

(Depositor)

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund as issuing entity, consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, and may also include interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. The applicable prospectus supplement may provide that either the certificates of a series or the assets in a trust fund will be guaranteed or insured by a governmental agency or instrumentality or other person. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

You should consider carefully the risk factors beginning on page 15 of this prospectus and in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under “Method of Distribution” and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

The date of this Prospectus is April 26, 2007

Important Notice About Information Presented in this

Prospectus and Each Accompanying Prospectus Supplement

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Principal Definitions” beginning on page 107 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to GE Commercial Mortgage Corporation.

If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An index of principal definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor.

GE Commercial Mortgage Corporation is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

Master Servicer

The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

Special Servicer

One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

Trustee.	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

•

office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating from a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. If so provided in the related prospectus supplement, the mortgage loans may be guaranteed by a specified person or entity; otherwise the mortgage loans will not be guaranteed by any person or entity. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•

may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•

may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

•	may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

•

certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, surety bonds, guarantees or reserve funds, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support Limitations”, “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

D. Cash Flow Agreements

If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from the trust fund. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates

We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•

provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•

provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal or interest to be made based on a specified schedule or other methodology, subject to available funds;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, floating, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a floating, variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

If so specified in the related prospectus supplement the certificates may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by anyone. See “Risk Factors—Limited Assets of Each Trust Fund” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates

Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, floating, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations”, “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•

be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•

or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

•	be made solely or primarily from distributions on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•

be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class; provided that with respect to one or more series the related prospectus supplement may specify another distribution priority. See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans or to cover property protection expenses, other servicing expenses, or any other items specified in the related prospectus supplement. Any of the advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination

If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Certain Federal Income Tax Consequences.

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Certain Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations

If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment

The applicable prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating

At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “RISK FACTORS” in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Limited Liquidity of Your Certificates

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders” in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•

The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•

The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•

The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Limited Assets of Each Trust Fund

•

Generally the certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity. However, the prospectus supplement for a series may specify that one or more persons or entities will guarantee or insure the certificates or mortgage assets with respect to such series; and

•	The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•

A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•

A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See “Yield and Maturity Considerations” in this prospectus.

Limited Nature of Ratings

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

•	that principal prepayments on the related mortgage loans will be made;

•	of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	of the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See “Description of Credit Support” and “Rating” in this prospectus.

Risks Associated with Certain Mortgage Loans and Mortgaged Properties

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•

Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•

Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•

The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

•	The value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The financial condition and operating history of the borrower and the related mortgaged property;

•	Tax laws, rent control laws, with respect to certain residential properties;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general economic conditions; and

•	The availability of credit for loans secured by multifamily or commercial real properties generally.

Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support Limitations

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See “—Limited Nature of Ratings”, “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Leases and Rents

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Environmental Risks

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed. Two methods to attempt to reduce the trust’s potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Special Hazard Losses

The master servicer or special servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The applicable servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each policy is subject to the conditions and exclusions specified in that policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Some Certificates May Not be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See “Certain ERISA Considerations” in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes (“Residual Certificates”), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Federal Income Tax Consequences for REMIC Certificates” in this prospectus. Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•

the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•

your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•

your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•

you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the “Depositor”) will establish each trust fund. Each trust fund may also include various ancillary assets, such as collection, reserve or escrow accounts, instruments in which the funds in such accounts may be invested, derivative or credit support instruments, and rights under various contracts, such as mortgage loan purchase agreements. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates. If so specified in the related prospectus supplement, the certificates of a series may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by any governmental agency or instrumentality or by any other person. The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of:

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•

Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will exceed the term of the Mortgage Note by at least two years; provided that the related prospectus supplement may specify an alternative required term for such leasehold. The Mortgaged Properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the Mortgaged Properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by Mortgaged Properties located in such other locations or countries. It is anticipated that a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Risks Associated with Certain Mortgage Loans and Mortgaged Properties” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans. In general, each mortgage loan

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

•

may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the

London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•

may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•

may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance of such mortgage loan, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an “Equity Participation”), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•

the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•

with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•

the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.

MBS

MBS may include:

•

private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

•

certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus, or will have such other characteristics as are described in the related prospectus supplement.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•

the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

•	the characteristics of any cash flow agreements that relate to the MBS,

•	the market price of the MBS and the basis on which the market price was determined; and

•	if the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support (which must be one of the types of credit support identified in this prospectus), the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Credit Support Limitations” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”) (which must be one of the types of agreement identified in this prospectus), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls on Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. A “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a “prepayment collar”, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

THE DEPOSITOR

GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets. Additional information regarding the Depositor is set forth in the Prospectus Supplement.

THE SPONSOR

General

The prospectus supplement for each series of certificates will identify the sponsor or sponsors for the related series. It is anticipated that General Electric Capital Corporation (“GECC”) will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, GECC may not be a sponsor for a given series. The related prospectus supplement will specify any additional sponsors for a series.

General Electric Capital Corporation

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company (“GE”). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC operates in four of GE’s operating segments described below.    These operations are subject to a variety of regulations in their respective jurisdictions. GECC’s services are offered primarily in North America, Europe and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851–1187; it also maintains executive offices at 3135 Easton Turnpike, Fairfield, CT 06828-0001. At December 31, 2006, GECC employed approximately 81,000.

GE Money.    GE Money, formerly GE Consumer Finance, offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Money division offers a broad range of financial products, including private-label credit cards; bank cards; Dual Cards TM; corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

GE Industrial.    GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE Industrial also finances business equipment for a wide variety of customer applications and provides asset management services for the transportation industry.

GE Infrastructure.    GE Infrastructure produces, sells, finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

GE Commercial Finance.    GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

GE Real Estate

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of December 31, 2006, GE Real Estate had total assets in excess of approximately $47 billion, including approximately $322 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $15.1 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2005, GE Real Estate had total assets of approximately $30 billion, including approximately $661 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $6.746 billion as of December 31, 2006. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the four most recent fiscal years.

Approximate Amounts in $Billions	Total U.S. Commercial/Multifamily Loans Originated for Securitization	Total U.S. Non-Securitization Loans/Investments* in Commercial/Multifamily Real Estate
Year Ended 12/31/06	2.2	10.9
Year Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9
Year ended 12/31/03	1.9	2.7

*	Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

GE Real Estate’s Securitization Program

GE Real Estate commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of December 31, 2006, GE Real Estate originated in aggregate since 1997, approximately $18.7 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.1 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $7.6 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 19 transactions (two of which were wholly private transactions) in which the Depositor or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in the Depositor’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, N.A. and other loan sellers.

GECC has also acted as a loan seller to 15 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities (USA) LLC, Bank of America, National Association, Deutsche Mortgage and Asset Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase and Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities (USA) LLC) acted as depositor.

GEMSA Loan Services, L.P. (“GEMSA”), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on three, and as a primary servicer on 12, of the 19 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 13 of the 15 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

Underwriting Standards

General.    GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis.    All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GE Real Estate’s underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

See “Description of the Mortgage Pool” in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

•    Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

•    Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

•    Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

•    Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

•    Re-tenanting—In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets, the payment of expenses and/or to pay dividends to the parent company of the Depositor. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•

provide for the accrual of interest on the certificates at a fixed, floating, variable or adjustable rate, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on a weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, and, in each case, may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate), or a rate based on a percentage or combination of any of the foregoing rates;

•

are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•

provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•

provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal or interest of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Limited Liquidity of Your Certificates” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date; however if so specified in the related prospectus supplement, a separate available distribution amount may be calculated with respect to one or more separate groups of Mortgage Assets or classes of certificates. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, floating, variable or adjustable, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. The related prospectus supplement will specify whether interest on the certificates of each series will be calculated (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of actual days elapsed and a 360-day year or (iii) on another day count basis.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances (or a portion thereof) of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls on Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations” and “Yield and Maturity Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates generally will be made on a pro rata basis among all of the certificates of that class; provided that the related prospectus supplement may specify another distribution priority.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth the items provided in the related prospectus supplement, which may include, among other things, in each case to the extent applicable:

•

the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•

the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•

the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•

if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•

if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•

the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•

if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•

if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series may also have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See “Description of the Pooling Agreements—Events of Default”, “—Rights Upon Event of Default” in this prospectus and “—Resignation and Removal of the Trustee” in the related prospectus supplement.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry

Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

With respect to any Book-Entry Certificates, generally the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•

the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

•

the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued. The related prospectus supplement may specify other events upon which Definitive Certificates will be issued.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe the material terms that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which generally will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Generally, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. If that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. The related prospectus supplement may also specify other remedies in respect of a document defect. Subject to any such other remedies specified in a prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, the Mortgage Asset Seller generally will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) specified or generally described in the related prospectus supplement, covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement. Generally, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement or take such other action as may be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Subject to any other remedies specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans; provided, however, that, to the extent specified in the related prospectus supplement, the special servicer for the related series may perform certain of the foregoing activities in lieu of the master servicer. The master servicer or another party specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, the master servicer will remain obligated under the related Pooling Agreement, unless another arrangement is set forth in the related prospectus supplement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Generally, each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will be required to provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.

A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Interest or other income earned on funds in a certificate account generally will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    A master servicer, trustee or special servicer generally will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, specified payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date), which generally can be expected to include:

1. all payments on account of principal, including principal prepayments, on the mortgage loans;

2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5. any advances of delinquent principal and interest payments made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6. any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for the purposes set forth in the related Pooling Agreement, which generally can be expected to include:

1. to make distributions to the certificateholders on each distribution date;

2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of or other related payments by the borrower under the particular mortgage loans with respect to which the advances were made, or out of Liquidation Proceeds with respect to such mortgage loans, or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus;

8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor” in this prospectus;

9. if described in the related prospectus supplement, to pay the fees of the trustee;

10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19. to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on it and (3) will not adversely affect the coverage under any applicable instrument of credit support. A master servicer or special servicer also may agree to any other modification, waiver or amendment permitted by the related Pooling Agreement, which generally will permit such agreement if, in the master servicer’s or special servicer’s judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the applicable servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

Any Pooling Agreement relating to a trust fund that includes mortgage loans may grant to the loan seller, the special servicer or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any mortgage loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If a default on a mortgage loan has occurred or, in the servicer’s judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. However, generally the servicer may not acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

If title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the “IRS”) grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding, or (3) any other exception then exists under current law. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

Hazard Insurance Policies

Each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or with the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-On-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Generally the master servicer (or in some cases the special servicer) will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer (or special servicer) generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account and certain other accounts. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or the Depositor, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the Depositor and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The entity serving as master servicer or special servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor’s affiliates. Generally, the related Pooling Agreement will permit the master servicer or special servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not cause a downgrade, qualification or withdrawal of the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law. This resignation will not become effective until the trustee or a successor servicer has assumed the applicable servicer’s obligations and duties under the Pooling Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s errors and omissions, subject to certain limitations and exclusions permitted by the related Pooling Agreement, provided, that if so specified in the related Prospectus Supplement the master servicer and special servicer may be permitted to self-insure or make other arrangements in lieu of providing such coverage.

The Pooling Agreements generally will further provide that none of the master servicer, the special servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer, the special servicer, nor the Depositor will be protected against any breach of a representation or warranty made in the Pooling Agreement or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their obligations or duties or by reason of negligent disregard of those obligations and duties. The Pooling Agreements generally will further provide that the master servicer, the special servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

•	that such party is specifically required to bear pursuant to the terms of the Pooling Agreement;

•	incurred in connection with any breach of a representation or warranty or covenant made in the Pooling Agreement;

•

incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

•	in the case of the Depositor and its directors, offices, employees and agents, incurred in connection with any violation of any state or federal securities law.

In addition, each Pooling Agreement will provide that neither the master servicer, the special servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related trust fund, and the master servicer, the special servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor from the related certificate account. Any person into which the master servicer, the special servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, special servicer or the Depositor is a party, or any person succeeding to the business of the master servicer, the special servicer or the Depositor, will be the successor of the master servicer, the special servicer or the Depositor, as the case may be, under the related Pooling Agreement; provided, however, that the related Pooling Agreement may require that such merger or consolidation or succession not result in the downgrade, qualification or withdrawal of the ratings of the related series of certificates.

Events of Default

“Events of Default” under the related Pooling Agreement will include:

•

any failure by the master servicer or special servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, or to remit into an account, any amount required to be so distributed or remitted, which failure continues unremedied by the related distribution date (or other date specified in the related prospectus supplement);

•

any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the applicable servicer by the trustee or the Depositor, or to the applicable servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for the related class; and

•

certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer or special servicer and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer or special servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee (or in the case of a termination of the special servicer, the master servicer) will succeed to all of the responsibilities, duties and liabilities of the applicable servicer under the Pooling Agreement and will be entitled to similar compensation arrangements. Generally, the Pooling Agreements will provide that if the trustee (or in the case of a termination of the special servicer, the master servicer) is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, or if it fails to meet eligibility requirements under the related Pooling Agreement, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (except as may be provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the applicable servicer under the Pooling Agreement. Pending that appointment, the trustee or master servicer, as applicable, will be obligated to act in that capacity.

No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights of any class of that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

Amendment

Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

1. to cure any ambiguity,

2. to correct an error in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not materially inconsistent with its provisions,

4. to comply with any requirements imposed by the Code, or

5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (2) or (4) above) may not (as evidenced by an opinion of counsel satisfactory to the trustee or rating agency confirmation) adversely affect in any material respect the interests of any holder.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, subject to any exceptions set forth in the related prospectus supplement, generally that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect the voting rights of any class of, without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. The trustee will generally be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

If so specified in the related prospectus supplement or Pooling Agreement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will be entitled to indemnification, from the trust fund, for any loss, liability or expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee or under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates generally will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the type of credit support (which must be one of the types of credit support identified in this prospectus),

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•

its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See “Risk Factors—Credit Support Limitations” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, and in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to the public health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, and except as may be otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” in this prospectus.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2. the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, Rico and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a “REMIC Pool”. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm’s opinion, assuming (1) the making of an election, (2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a “REIT”) will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3) and “permitted assets” for a financial asset securitization investment trust (a “FASIT”) for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest”. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. We intend to treat variable interest as qualified stated interest, except to the extent specified in the related prospectus supplement, and other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult

Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

1. if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.

“Inducement fees” received by transferees of non-economic residual interests must be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See “—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes, (1) “Disqualified Organization” means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511, (2) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the transferor’s investigation of the transferee’s financial condition and the transferee’s two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b)(i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below) and to U.S. partnerships that have any “foreign persons” as partners, unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Taxation of Residual Certificates—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

Regulations under Code Section 475 provide that a REMIC residual certificate is not treated as a security for purposes of Code Section 475. Thus, a residual certificate is not subject to mark-to-market rules.

Taxes That May Be Imposed On The REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3. the receipt of compensation for services or

4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person”, as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-81MY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-81MY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the

Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-81MY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-81MY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian a broker nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If the appropriate documentation is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’ Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Status of REMIC Certificates” above.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS

TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees”, below.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1. Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2. Standard Certificate owned by a REIT will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3. Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

4. Standard Certificate owned by a FASIT will be considered to represent “permitted assets” within the meaning of Code Section 860L(c).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Premium” above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the

Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”. Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped

Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1. one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under “Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a “trust” under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification requirements, described under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences” above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

Plan Asset Regulations

A Plan’s investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities deemed to include Plan assets because of one or more Plan’s investments in the entity) is not “significant”. For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to

“unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in

“mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. Section 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3. through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be, or are, underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, may be obtained from the Public Reference Room of the Securities and Exchange Commission, 100 F Street N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement	108
401(c) Regulations	106
Accrual Certificates	43
ADA	76
ARM Loans	28
Bankruptcy Code	68
Cash Flow Agreement	30
Certificate Owner	48
Code	47
Cooperatives	25
CPR	33
Definitive Certificates	42
Depositor	25
Determination Date	31
Disqualified Organization	91
disqualified organizations	78
Distribution Date Statement	46
DOL	105
DTC	42
Due Dates	27
EDGAR	110
Equity Participation	28
Exemptions	106
FAMC	29
FHLMC	29
FNMA	29
Garn Act	74
GNMA	29
Indirect Participants	48
Insurance and Condemnation Proceeds	53
L/C Bank	65
Liquidation Proceeds	53
MBS	25
MBS Agreement	29
MBS Issuer	29
MBS Servicer	29
MBS Trustee	29
MERS	50
Mortgage Asset Seller	25
Mortgage Notes	25
Mortgaged Properties	25
Mortgages	25
NCUA	108
Net Leases	26

Nonrecoverable Advance	45
Non-SMMEA Certificates	107
Non-U.S. Person	96
OCC	108
OID Regulations	80
Participants	48
Parties in Interest	105
Pass-Through Entity	91
Permitted Investments	53
Plans	105
Pooling Agreement	50
Prepayment Assumption	81
Prepayment Interest Shortfall	31
Prepayment Premium	28
PTCE 95-60	106
Random Lot Certificates	80
Record Date	43
Reform Act	80
Registration Statement	110
Regular Certificates	77
Related Proceeds	45
Relief Act	76
REMIC	13
REMIC Certificates	77
REMIC Pool	77
REMIC Regulations	77
REO Property	52
Residual Certificateholders	87
Securities Act	109
Senior Certificates	42
Servicing Standard	52
SMMEA	107
SPA	33
Standard Certificates	97
Startup Day	78
Stripped Certificateholder	102
Stripped Certificates	97
Subordinate Certificates	42
Sub-Servicing Agreement	52
Title V	75
Treasury	77
Type IV securities	108
U.S. Person	92
Warranting Party	51

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is “GECMC 2007-C1.” The spreadsheet file “GECMC 2007-C1” is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until August 6, 2007.

$3,484,769,000 (Approximate)

GE COMMERCIAL MORTGAGE CORPORATION

(Depositor)

Commercial Mortgage Pass-Through

Certificates, Series 2007-C1

Class A-1 Certificates	$68,000,000
Class A-2 Certificates	$479,000,000
Class A-3 Certificates	$185,000,000
Class A-AB Certificates	$54,898,000
Class A-4 Certificates	$928,800,000
Class A-1A Certificates	$1,051,727,000
Class X-P Certificates	$3,861,731,000
Class A-M Certificates	$354,346,000
Class A-J Certificates	$239,453,000
Class B Certificates	$39,534,000
Class C Certificates	$44,477,000
Class D Certificates	$39,534,000

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Deutsche Bank Securities

Barclays Capital

Bear, Stearns & Co. Inc.

Citigroup

April 26, 2007